     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 28, 2000.


                                                      REGISTRATION NO. 333-96239
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 2
                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         TENASKA GEORGIA PARTNERS, L.P.

             (Exact name of registrant as specified in its charter)

           DELAWARE                       221100                   47-0812088
 (STATE OR OTHER JURISDICTION        (PRIMARY STANDARD          (I.R.S. EMPLOYER
              OF                        INDUSTRIAL           IDENTIFICATION NUMBER)
INCORPORATION OR ORGANIZATION)  CLASSIFICATION CODE NUMBER)

        1044 N. 115 STREET, SUITE 400                        MICHAEL F. LAWLER
         OMAHA, NEBRASKA 68154-4446               VICE PRESIDENT OF FINANCE AND TREASURER
               (402) 691-9500                         TENASKA GEORGIA PARTNERS, L.P.
 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE           1044 N. 115 STREET, SUITE 400
NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S            OMAHA, NEBRASKA 68154-4446
        PRINCIPAL EXECUTIVE OFFICES)                          (402) 691-9500
                                                  (NAME, ADDRESS, INCLUDING ZIP CODE, AND
                                                 TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                                                       AGENT FOR SERVICE OF PROCESS)

                                with a copy to:

                             TODD W. ECKLAND, ESQ.
                      WINTHROP, STIMSON, PUTNAM & ROBERTS
                             ONE BATTERY PARK PLAZA
                            NEW YORK, NEW YORK 10004
                                 (212) 858-1000

                            ------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                            ------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL
FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED JUNE 28, 2000


PROSPECTUS
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                         TENASKA GEORGIA PARTNERS, L.P.

                             OFFER TO EXCHANGE OUR
         9.50% SENIOR SECURED BONDS DUE 2030 THAT HAVE BEEN REGISTERED
                        UNDER THE SECURITIES ACT OF 1933
                          FOR ANY AND ALL OUTSTANDING
                      9.50% SENIOR SECURED BONDS DUE 2030

The Exchange Offer

    - We will exchange all old bonds that are validly tendered and not validly withdrawn for an equal principal amount of new bonds.

    - We are relying on the position of the SEC staff in certain interpretive letters to third parties providing that the new bonds will be freely tradeable.

    - You may withdraw tenders of old bonds at any time prior to the expiration of the exchange offer.

    - The exchange offer expires at 5:00 p.m., New York City time, on
                  , 2000, unless we extend the offer.

    - An exchange of old bonds for new bonds will not constitute a taxable event for U.S. federal income tax purposes.

The New Bonds

    - The terms of the new bonds to be issued in the exchange offer are substantially identical to the old bonds issued on November 10, 1999, except that the new bonds will not contain terms with respect to transfer restrictions or an increase in interest rate.

    - No public market currently exists for the old bonds. We do not intend to list the new bonds on any securities exchange and, therefore, no active public market is anticipated.


YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 31 OF THIS PROSPECTUS BEFORE PARTICIPATING IN THE EXCHANGE OFFER.


                             ---------------------

    NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this prospectus is       , 2000.

                               TABLE OF CONTENTS


                                                                PAGE
                                                              --------
Important Notice About Information Presented in this
  Prospectus................................................     ii

Prospectus Summary..........................................      1

Risk Factors................................................     31

Where You Can Find More Information.........................     39

Forward-Looking Statements..................................     39

The Exchange Offer..........................................     40

Use of Proceeds.............................................     50

Estimated Sources and Uses of Funds.........................     50

Selected Financial Information..............................     51

Ratio of Earnings to Fixed Charges..........................     52

Management of the Partnership...............................     52

Management of Tenaska Georgia, Inc..........................     52

Affiliate Transactions......................................     53

Management's Discussion and Analysis of Financial
  Condition.................................................     54

Business and Regulatory Environment.........................     55

Energy Regulation...........................................     55

Description of the New Bonds................................     58

Summary Description of Principal Financing Documents........     64

Summary of Principal Project Documents......................    102

Material United States Federal Income Tax Consequences......    150

Plan of Distribution........................................    154

ERISA Considerations........................................    154

Litigation..................................................    155

Legal Matters...............................................    155

Experts.....................................................    155

Miscellaneous...............................................    155

Index to Financial Statements...............................    F-1

Report of Independent Public Accountants....................    F-2

Appendix A: Defined Terms...................................    A-1

Appendix B: Independent Engineer's Report...................    B-1

Appendix C: Independent Market Consultant's Report..........    C-1

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

    We have not authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this prospectus other than those contained in this prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law. The delivery of this prospectus does not, under any circumstances, mean that our affairs have not changed since the date of this prospectus. It also does not mean that the information in this prospectus is correct after this date.

    We include cross-references in this prospectus to captions where you can find further related discussions. The preceding Table of Contents provides the pages on which these captions are located. For your convenience, a glossary of technical terms used in this prospectus appears in Appendix A at the end of this prospectus.

                               PROSPECTUS SUMMARY

    THIS SUMMARY CONTAINS BASIC INFORMATION ABOUT US AND ABOUT THE EXCHANGE OFFER. IT DOES NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. FOR A MORE COMPLETE UNDERSTANDING OF OUR BUSINESS AND FINANCIAL STATUS AND THE EXCHANGE OFFER, YOU SHOULD READ CAREFULLY THIS ENTIRE PROSPECTUS AND THE OTHER DOCUMENTS THAT WE REFER YOU TO. INVESTORS SHOULD CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" PRIOR TO PARTICIPATING IN THE EXCHANGE OFFER.

    FOR YOUR CONVENIENCE, A GLOSSARY OF THE TECHNICAL TERMS USED IN THIS PROSPECTUS APPEARS IN APPENDIX A AT THE END OF THIS PROSPECTUS.

                               THE EXCHANGE OFFER

    On November 10, 1999, we completed the private offering of our 9.50% Senior Secured Bonds due 2030. We entered into an exchange and registration rights agreement with Goldman, Sachs & Co., and TD Securities (USA) Inc. in the private placement in which we agreed to deliver to you this prospectus and to complete the exchange offer within 315 days after the date of original issuance of the old bonds. You are entitled to exchange in the exchange offer your old bonds for new bonds that are identical in all material respects to the old bonds except that:

    - the new bonds will be registered under the Securities Act of 1933;

    - the new bonds will not be entitled to rights that are applicable to the old bonds under the exchange and registration rights agreement; and

    - the new bonds will not contain terms with respect to an increase in interest rate.


The Exchange Offer........................  We are offering to exchange up to $275.0 million aggregate principal amount of 9.50% Senior Secured Bonds
                                            due 2030 that have been registered under the Securities
                                            Act of 1933 for up to $275.0 million aggregate principal
                                            amount of 9.50% Senior Secured Bonds due 2030 that were
                                            issued on November 10, 1999 in the private offering. Old
                                            bonds may be exchanged in denominations of $100,000 and
                                            integral multiples of $1,000 in excess thereof. We will
                                            issue the new bonds promptly after the expiration of the
                                            exchange offer.

Resales...................................  Based on an interpretation by the SEC staff set forth in no-action letters issued to third parties, we believe
                                            that the new bonds issued under the exchange offer in
                                            exchange for old bonds may be offered for resale, resold
                                            and otherwise transferred by you (unless you are our
                                            "affiliate" within the meaning of Rule 405 under the
                                            Securities Act of 1933), without compliance with the
                                            registration and prospectus delivery provisions of the
                                            Securities Act of 1933, provided that you are not our
                                            affiliate, that you are acquiring the new bonds in the
                                            ordinary course of your business and that you have not
                                            engaged in, do not intend to engage in, and have no
                                            arrangement or understanding with any person to
                                            participate in, a distribution of the new bonds.

                                            All participating broker-dealers that receive new bonds
                                            for their own accounts under the exchange offer in
                                            exchange for old bonds that were acquired as a result of
                                            market-making or other trading activity must acknowledge
                                            that they will deliver a prospectus in connection with
                                            any resale of the new bonds. See "PLAN OF DISTRIBUTION."

                                            Any holder of old bonds who:

                                            - is our affiliate,

                                            - does not acquire new bonds in the ordinary course of
                                            its business or

                                            - tenders in the exchange offer with the intention to
                                              participate, or for the purpose of participating, in a
                                              distribution of new bonds,

                                            cannot rely on the position of the SEC staff enunciated
                                            in EXXON CAPITAL HOLDINGS CORPORATION, MORGAN STANLEY &
                                            CO. INCORPORATED or similar no-action letters and, in
                                            the absence of an exemption, must comply with the
                                            registration and prospectus delivery requirements of the
                                            Securities Act of 1933 in connection with the resale of
                                            the new bonds.

Expiration Date; Withdrawal of Tenders....  The exchange offer will expire at 5:00 p.m., New York
                                            City time, on          , 2000, unless we decide to
                                            extend it. We do not currently intend to extend the
                                            expiration date, although we reserve the right to do so,
                                            and we have agreed to use our reasonable best efforts to
                                            commence and complete the exchange offer promptly but no
                                            later than          , 2000. A tender of old bonds under
                                            the exchange offer may be withdrawn at any time prior to
                                            the expiration date as provided in "THE EXCHANGE
                                            OFFER--Withdrawal of Tenders." Any old bonds not
                                            accepted for exchange for any reason will be returned
                                            without expense to the tendering holder promptly after
                                            the expiration or termination of the exchange offer.

Conditions to the Exchange Offer..........  The exchange offer is subject to customary conditions, any of which we may waive, including if the exchange
                                            offer would violate applicable law or any applicable
                                            interpretation of the SEC staff or any action or
                                            proceeding has been instituted or threatened with
                                            respect to the exchange offer that would reasonably be
                                            expected to impair our ability to proceed with the
                                            exchange offer. In addition, we will not be obligated to
                                            accept for exchange the old bonds of any holder that has
                                            not made the representations described under
                                            "--Procedures for Tendering Old Bonds" below. The
                                            exchange offer is not conditioned upon any minimum
                                            aggregate principal amount of old bonds being tendered
                                            for exchange. See "THE EXCHANGE OFFER--Conditions to the
                                            Exchange Offer."

Procedures for Tendering Old Bonds........  If you wish to accept the exchange offer, you must complete, sign and date the accompanying letter of
                                            transmittal, or a copy of the letter of transmittal,
                                            according to the instructions contained in this
                                            prospectus and the letter of transmittal. You must also
                                            mail or otherwise deliver the letter of transmittal, or
                                            the copy, together with the old bonds and any other
                                            required documents, to the exchange agent at the address
                                            set forth on the cover of the letter of transmittal on
                                            or prior to the expiration date. If you hold old bonds
                                            through The Depository Trust Company and wish to
                                            participate in the exchange offer, you must comply with
                                            the Automated Tender Offer Program procedures of DTC, by
                                            which you will agree to be bound by the letter of
                                            transmittal. By signing or agreeing to be bound by the
                                            letter of transmittal, you will represent to us that,
                                            among other things:

                                            - any new bonds that you receive will be acquired in the
                                              ordinary course of your business;

                                            - you have no arrangement or understanding with any
                                            person or entity to participate in the distribution of
                                              the new bonds;

                                            - if you are a broker-dealer that will receive new bonds
                                            for your own account in exchange for old bonds that were
                                              acquired as a result of market-making activities, you
                                              will deliver a prospectus, as required by law, in
                                              connection with any resale of the new bonds; and

                                            - you are not our "affiliate" as defined in Rule 405
                                            under the Securities Act of 1933, or, if you are an
                                              affiliate, you will comply with any applicable
                                              registration and prospectus delivery requirements of
                                              the Securities Act of 1933.

Delivery of New Bonds.....................  In all cases, we will issue new bonds for old bonds that we have accepted for exchange under the exchange offer
                                            only after the exchange agent timely receives:

                                            - old bonds or a timely book-entry confirmation of those
                                            old bonds into the exchange agent's account at DTC; and

                                            - a properly completed and duly executed letter of
                                            transmittal and all other required documents or a
                                              properly transmitted agent's message.

Special Procedures for Beneficial
  Owners..................................  If you are a beneficial owner of old bonds that are registered in the name of a broker, dealer, commercial
                                            bank, trust company or other nominee and you wish to
                                            tender those old bonds for exchange, you should contact
                                            the registered holder promptly and instruct it to tender
                                            those old bonds on your behalf. If you wish to tender
                                            those old bonds yourself, you must either make
                                            appropriate arrangements to re-register ownership of
                                            those old bonds in your own name or obtain a properly
                                            completed bond power from the registered holder. The
                                            transfer of registered ownership to your own name may
                                            take considerable time and you may not be able to
                                            complete the transfer prior to the expiration date.

Guaranteed Delivery Procedures............  If you wish to tender your old bonds and your old bonds are not immediately available or you cannot deliver your
                                            old bonds, the letter of transmittal or any other
                                            documents required by the letter of transmittal or
                                            comply with the applicable procedures under DTC's
                                            Automated Tender Offer Program on or prior to the
                                            expiration date, you must tender your old bonds
                                            according to the guaranteed delivery procedures set
                                            forth in this prospectus under "THE EXCHANGE
                                            OFFER--Guaranteed Delivery Procedures."

Effect on Holders of Old Bonds............  As a result of the making of, and upon acceptance for exchange of all validly tendered old bonds under the
                                            terms of, the exchange offer, we will have fulfilled a
                                            covenant contained in the exchange and registration
                                            rights agreement and, accordingly, we will not be
                                            obligated to pay an increased interest rate as described
                                            in the exchange and registration rights agreement. If
                                            you are a holder of old bonds and do not tender your old
                                            bonds in the exchange offer, you will continue to hold
                                            the old bonds and you will be entitled to all the rights
                                            and limitations applicable to the old bonds in the
                                            indenture, except for any rights under the exchange and
                                            registration rights agreement that by their terms
                                            terminate upon the consummation of the exchange offer.

Consequences of Failure to Exchange.......  All untendered old bonds will continue to be subject to the restrictions on transfer provided for in the old
                                            bonds and in the indenture. In general, the old bonds
                                            may not be offered or sold unless registered under the
                                            Securities Act of 1933, except under an exemption from,
                                            or in a transaction not subject to, the Securities Act
                                            of 1933 and applicable state securities laws. Other than
                                            in connection with the exchange offer, we do not
                                            currently anticipate that we will register the old bonds
                                            under the Securities Act of 1933.

Material U.S. Federal Income Tax
  Consequences............................  An exchange of old bonds for new bonds under the exchange offer will not constitute a taxable event for
                                            U.S. federal income tax purposes. See "MATERIAL UNITED
                                            STATES FEDERAL INCOME TAX CONSEQUENCES."

Use of Proceeds...........................  We will not receive any proceeds from the issuance of the new bonds in the exchange offer.

Exchange Agent............................  The Chase Manhattan Bank is the exchange agent for the exchange offer. The address and telephone number of the
                                            exchange agent are set forth in this prospectus under
                                            "THE EXCHANGE OFFER--Exchange Agent."

                                THE PARTNERSHIP

    We were formed in April 1998 to develop, finance, construct, own or lease, operate and maintain an electric generating plant in Heard County, Georgia that will include six gas turbine-generators. This facility, together with all its associated contracts and infrastructure that we may own and lease, is our project. We do not engage and do not intend to engage in any business activities other than those related to our project.

    We are owned by Tenaska Georgia, Inc., our managing general partner, Diamond Georgia, LLC, our general partner, and Tenaska Georgia I, L.P., our limited partner. Our managing general partner owns 0.7% of our partnership interests, our general partner owns 0.3% of our partnership interests, and our limited partner owns the remaining 99%. Tenaska Energy, Inc., which is owned by individual shareholders, owns all of the stock of our managing general partner. Our managing general partner is also the managing general partner of, and owns a 1% general partner interest in, our limited partner. The remaining 99% of our limited partner is owned by Tenaska Diamond, L.P., which is in turn owned by Tenaska Energy, Inc., with a 35.20049% tracking interest in Tenaska Diamond's share of our income and profits, Tenaska Georgia II, L.P., with a 34.49648% tracking interest in Tenaska Diamond's share of our income and profits, and Diamond Heard, L.P., with a 30.30303% tracking interest in Tenaska Diamond's share of our income and profits.


    None of our partners will have any obligation to pay the principal of or premium, if any, or interest on the bonds. Our obligations to pay the principal of and premium, if any, and interest on the bonds are obligations solely of the partnership and are nonrecourse to the Development Authority of Heard County, to any of our partners or affiliates or to any shareholder, partner, officer, employee or director of the partnership, our partners or affiliates. Recourse on the bonds is limited to the partnership and the collateral.


    Tenaska, Inc., whose stock is also owned by Tenaska Energy, Inc., is an energy project development and management services company specializing in long-term ownership and operation of independent power generation, electricity and natural gas marketing and natural gas supply and transportation systems. Tenaska, Inc.'s affiliates are the majority owners and the managing general partners of approximately 1,700 MW of energy related projects in active development throughout the United States and internationally. Principals and employees of Tenaska, Inc. have extensive career experience in the energy industry, including the management and development of approximately 3,200 MW of gas-fired electric generating plants and financing for $2.8 billion of energy related projects. Tenaska, Inc.'s affiliates are the majority owners and the managing general partners of five electrical generation facilities in the U.S.:

    - an 830 MW, gas-fired, independent electrical generation facility under construction in Grimes County, Texas;

    - an 845 MW gas-fired independent electrical generation facility under construction in Rusk County, Texas;

    - a 245 MW gas-fired, combined-cycle cogeneration facility in Ferndale, Washington;

    - a 223 MW, gas-fired combined-cycle cogeneration plant in Paris, Texas; and

    - a 263 MW gas-fired combined-cycle cogeneration plant in Cleburne, Texas.

Other affiliates of Tenaska, Inc. are the lead developers and managers of a gas-fired independent electrical generation facility with stated capacity of 586 MW under construction in Pakistan and an 83 MW hydro-electric facility under construction in Bolivia. Tenaska, Inc.'s headquarters are located in Omaha, Nebraska, with regional offices in Arlington, Texas and Calgary, Alberta. Tenaska, Inc. has approximately 170 employees and consultants dedicated to domestic and international power project development, ownership and operation, fuel management, asset management and acquisitions.

    We have been designated by the Federal Energy Regulatory Commission to be an exempt wholesale generator under the Public Utility Holding Company Act of 1935. As an exempt wholesale generator, we must be engaged exclusively in the business of owning or operating an eligible facility and selling electricity at wholesale. As an exempt wholesale generator, we are subject to the Federal Power Act and to the jurisdiction of the Federal Energy Regulatory Commission with respect to wholesale electric rates and other matters.

    The bonds are not guaranteed by and are not obligations of our partners, Tenaska Energy, Inc., Tenaska, Inc., or any other affiliate of our partners. You may demand payment on the bonds only from us and your recourse for non-payment is limited to the amount of the collateral.

                   THE DEVELOPMENT AUTHORITY OF HEARD COUNTY

    The Development Authority of Heard County was created by the Board of Commissioners of Heard County on January 3, 1972 under an activating resolution authorized by an Act of the General Assembly of the State of Georgia for the purpose of encouraging and promoting the expansion and development of industrial and commercial facilities in Heard County, Georgia. The Development Authority has issued, and we have purchased, the Development Authority's Taxable Industrial Development Revenue Bonds (Tenaska Georgia Partners, L.P. Project), Series 1999 on the same date and in the same principal amount as the old bonds, to finance the development and construction of our project and other costs described in this prospectus.

                        MAJOR CONTRACTUAL RELATIONSHIPS

               [CHART SHOWING CONTRACTUAL RELATIONSHIPS OMITTED]

                            KEY PROJECT PARTICIPANTS

    The table below indicates some of the principal participants in our project and the partnership.

Development Authority.........  Development Authority of Heard County, which owns the facility, the facility site and some related infrastructure facilities and easements, and has leased them to us.

Zachry Construction...........  Zachry Construction Corporation, the construction contractor for the facility and its related electric interconnection
                                facilities.

PECO..........................  PECO Energy Company, our long-term power purchaser.

General Electric..............  General Electric Company, which will provide the six General
                                Electric PG7241 (FA) heavy-duty single shaft gas turbine-
                                generators that will be used to produce the electric energy at the facility.

Operator......................  Tenaska Operations, Inc., a wholly owned subsidiary of
                                Tenaska, Inc. and the operator of our project.

Transco.......................  Transcontinental Gas Pipe Line Corporation, which will provide gas interconnection and metering facilities for our project's gas pipeline.

Water Authority...............  The Heard County Water Authority, the water supplier for the facility.

Georgia Power.................  Georgia Power Company, the owner and operator of the electric interconnection facilities that will allow the
                                facility to be connected to the Georgia Integrated
                                Transmission System at 500 kV.

Willbros Engineers............  Willbros Engineers, Inc., the construction contractor for an approximately one-mile pipeline to deliver natural gas from the Transco interconnection to the facility site.


    Some of the parties described above (including PECO) or their affiliates, including publicly held affiliates, file reports, proxy statements and other information with the SEC. You may read and copy such reports, proxy statements and other information at the SEC's public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Such material may also be accessed electronically at the SEC's web site on the Internet at http://www.sec.gov.

                                  THE PROJECT

    OVERVIEW. The facility is expected to be an electric generating plant with a stated summer rating of 936 MW. It will be located on a site near Georgia State Highway 34 in Heard County, Georgia, approximately 40 miles southwest of Atlanta. The facility will use natural gas to produce electric energy and will use fuel oil as a back-up fuel. We expect the facility to serve as a peaking facility, operating primarily during the summer months with very low capacity factors during the remainder of the year.

    Under our 29-year power purchase agreement, we will sell all of the facility's net capacity and electrical output to PECO Energy Company and PECO will provide us with natural gas and fuel oil. Under an Engineering, Procurement and Construction Contract, or the EPC contract, Zachry Construction Corporation will provide engineering, procurement and construction services with respect to the facility and its related electric interconnection facilities. Under a Contract for Purchase, or turbine contract, General Electric Company will provide six General Electric PG7241 (FA) heavy-duty single shaft gas turbine-generators that will be used to produce the electric energy at the facility. On the date of issuance of the old bonds, the right to acquire the turbine-generators under the turbine contract was assigned to Zachry Construction, who acquired the turbine-generators as a part of its obligations under our EPC contract. Other operations and maintenance services for our project will be provided by Tenaska Operations, Inc. under an Operations and Maintenance, or O&M, Agreement.


    FACILITY LOCATION. The facility site lies in the middle of the Southern Company transmission system, which extends from Mississippi to South Carolina and from Tennessee to Florida. According to an analysis of the Southeast U.S. power market prepared for us by Resource Data International, Inc. and included in this prospectus as Appendix C, our project has many strong competitive advantages and represents a low cost, highly competitive and much needed peaking resource for the growing Southeastern power market.



    Tenaska, Inc., the previous owner of the 101-acre facility site, conveyed it to us concurrent with the issuance of the old bonds, and we transferred it, together with related easements held by us, to the Development Authority.


    EMCON, our environmental consultant, conducted a Phase I Environmental Site Assessment of the facility site. EMCON found the facility site to be undeveloped with no evidence of recognized adverse environmental conditions.

    THE FACILITY. The facility, when completed, will include six turbine-generators. Each turbine-generator contains an enclosed inlet air filter, evaporative cooler, air compressor, dual fuel combustion system, power turbine, 3,600 rpm 60 Hz generator and auxiliary systems. In each of the turbine-generators, atmospheric air and water are delivered into the turbine combustion chamber for NO(x) control when firing fuel oil. Fuel oil operation is limited by the air permit to 57 million gallons in any consecutive 12 month period and is expected to occur only when natural gas is not available. The turbine-generators can be fueled by either natural gas or fuel oil, and will be capable of switching fuels while operating at reduced capacity.

    POWER PURCHASE AGREEMENT. Our power purchase agreement with PECO provides for completion of the facility in two stages of three turbine-generators each. Our power purchase agreement is initially set to expire 29 years after the first three turbine-generators are operational. The first three turbine-generators are scheduled to be operational on June 1, 2001. The second three turbine-generators are scheduled to be operational on June 1, 2002. These dates are subject to adjustment to a limited extent in the case of a FORCE MAJEURE event. PECO is responsible for supplying all the natural gas and fuel oil necessary to fulfill our obligations under the power purchase agreement. PECO will have the ability to dispatch any turbine-generator upon the turbine-generator achieving operational status, as defined in our power purchase agreement.

    All of the capacity and energy produced by the facility is committed to be sold to PECO, except for electricity that is used for the facility's own energy needs. The power purchase agreement provides for some fixed payments, subject to off-setting payments by us to PECO for reduced availability, an availability incentive bonus and other variable payments. We expect that the fixed payments, which are payable whether or not PECO chooses to dispatch any of the turbine-generators, will be adequate to cover our debt service and our fixed operating and maintenance costs and to provide us with a return on equity.


    PECO is one of the largest retail utilities in the United States with 1,500,000 retail electric and more than 400,000 retail natural gas customers in southeastern Pennsylvania. It is a leading nationwide wholesale marketer of energy. On September 23, 1999, Unicom Corporation and PECO issued a joint press release announcing that they, along with a wholly owned subsidiary of PECO, had entered into an Agreement and Plan of Exchange and Merger, dated as of September 22, 1999. Unicom is engaged predominantly in the business of electric energy generation, transmission and distribution, through Commonwealth Edison Company, one of its subsidiaries. The consummation of the proposed merger between PECO and Unicom, in the manner currently reported to be effected, would not affect the contractual rights and obligations of the material participants in the financing, development, construction or operation of the partnership's project.



    The PECO Energy Power Team, a unit of PECO's Generation Division, was formed in 1994 to market power across the United States. The PECO Energy Power Team will be responsible for marketing the capacity and energy purchased from our project.


    EPC CONTRACT. Under our EPC contract, we are obligated to pay a fixed price of $229,064,832, including the cost of the turbine-generators under the turbine contract, to Zachry Construction for the construction of the facility and its related electric interconnection facilities, subject to increase for scope changes. More than 70% of the value of our EPC contract is represented by the cost of turbine-generators purchased under the turbine contract. Construction of the facility began in March 2000. Our EPC contract contains liquidated damages provisions for late completion and for failure to meet various performance guarantees. Zachry Construction's aggregate liability for liquidated damages for such late completion and for failure to meet the performance guarantees is limited to 30% of the fixed price of $229,064,832. On September 10, 1999, we delivered to Zachry Construction a limited notice to proceed which authorized the commencement of geotechnical investigations and engineering and procurement activities by Zachry Construction. We delivered to Zachry Construction full notice to proceed on the date of issuance of the old bonds. Zachry Construction's obligations under our EPC contract are guaranteed by its parent company, H.B. Zachry Company. Zachry Construction has provided a payment and performance bond in the amount of $229,064,832 issued by United States Fidelity and Guaranty Company.


    Zachry Construction is a wholly owned subsidiary of H.B. Zachry Company. As of December 31, 1998, H.B. Zachry Company had annual revenues, total assets and stockholders' equity of approximately $670 million, $150 million and $100 million, respectively. H.B. Zachry Company and its affiliates have constructed over 29,000 MW of power plants both domestically and internationally, including 8,000 MW of combustion turbines and 1,130 MW of combustion turbines.


    TURBINE CONTRACT. Our limited partner had previously acquired rights to purchase the turbine-generators from General Electric. The turbine contract was assigned to Zachry Construction at cost, resulting in approximately
$33.6 million in savings over recent market prices. As assignee of the turbine contract, Zachry Construction acquired the turbine-generators. The turbine contract requires the turbine-generators to be delivered in installments beginning September 30, 2000 and continuing through December 15, 2001. General Electric is obligated to pay damages to Zachry Construction for unexcused late delivery of the turbine-generators and if the performance of the turbine-generators is not as required under the turbine contract. General Electric will also issue various warranties in connection with the performance of the turbine-generators.

    OPERATIONS AND MAINTENANCE AGREEMENT. We entered into the O&M agreement with Tenaska Operations, Inc. on September 10, 1999 for the operation and maintenance of our project. The O&M agreement has a term of 29 years from the date of commercial operation of the first three turbine-generators. Tenaska Operations is obligated to provide all services necessary for the safe and reliable start-up, commissioning, operation and maintenance of our project. Tenaska Operations will be compensated with a fixed management fee and an incentive fee, with an availability adjustment based on performance.

    Tenaska Operations is a wholly-owned subsidiary of Tenaska, Inc. Tenaska Operations was formed to provide operations and maintenance services to electric generating facilities in which affiliates of Tenaska, Inc. have an interest. Under the O&M agreement, the Tenaska Operations is obligated to provide initial start-up support for our project prior to the date of commercial operation of the first three turbine-generators, operate and maintain the first three turbine-generators once they achieve commercial operation and operate and maintain our completed project. Tenaska Operations is obligated to provide skilled personnel, procedures, training, administrative, management, and professional and technical services necessary for the safe and reliable start-up, commissioning, operation and maintenance of our project.

    Tenaska Operations currently manages and administers operating and maintenance contracts for a 223 MW plant in Paris, Texas; a 245 MW plant in Ferndale, Washington; and a 263 MW plant in Cleburne, Texas. In addition to our project, Tenaska Operations also has contracts to operate two additional facilities currently under construction in Texas that will have a combined capacity of 1,675 MW. All of the above-mentioned plants are facilities fueled by natural gas.

    FUEL ARRANGEMENTS. PECO is obligated to supply us with all the fuel necessary to produce electric energy for PECO. We entered into the Interconnect, Reimbursement and Operating Agreement with Transcontinental Gas Pipe Line Corporation. Under this agreement, Transco will install and own metering facilities for an interconnection between Transco's pipeline and a lateral gas pipeline to be constructed to deliver natural gas from this interconnection point to the facility site. The gas pipeline will be part of the property owned by the Development Authority and leased to us and will be designed, constructed and installed under a Fixed Price Engineering, Procurement and Construction Contract between us and Willbros Engineers, Inc.

    Fuel oil will be delivered to the facility site by truck and stored in a 165,000 barrel storage tank. We expect this quantity to be sufficient to operate all six turbine-generators for over 80 hours at full capacity. Four fuel oil unloading stations will be constructed to enable the facility to operate on fuel oil for extended periods of time, should the need arise, subject to air permit restrictions.

    ELECTRIC INTERCONNECTION ARRANGEMENTS. The facility will be interconnected to the Georgia Integrated Transmission System under our interconnection agreement with Georgia Power Company. The interconnection facilities are being designed, procured and constructed under our EPC contract. It will consist of equipment operating at 500 kV at the high-side of the step-up transformers, and will include a new 500 kV substation and modification of the Wansley to Fortson 500 kV transmission line. The Georgia Integrated Transmission System consists of the aggregate of the Georgia transmission assets of Georgia Power, Georgia Transmission Corporation and two other participants, and was created through bilateral contracts between Georgia Power on the one hand, and each of the other three participants on the other hand. The point of interconnection of the facility is on a portion of the transmission system owned and maintained by Georgia Transmission Corporation.


    WATER AND WASTEWATER ARRANGEMENTS. The facility will require water to operate the evaporative coolers of the turbine-generators and to operate the turbine-generators on fuel oil. We will purchase our water from the Heard County Water Authority, a public body corporate and politic formed under Georgia law in 1984, under a water purchase agreement. The water agreement has a term of 30 years. We expect that the water in the storage tanks combined with the 350 gallons per minute of water supplied by the Heard County Water Authority under the water agreement will provide sufficient water to operate the turbine-generators on fuel oil for approximately 160 hours over a two-week period. A small amount of wastewater will be produced when the evaporative coolers are used or when fuel oil is fired. This wastewater will be discharged into Hilly Mill Creek under the partnership's wastewater discharge permit.


    LEASE AGREEMENT. Simultaneously with the issuance of the old bonds, we entered into a lease agreement with the Development Authority of Heard County. Under the lease agreement, the Development Authority has agreed to lease the facility, the facility site and some related infrastructure facilities and easements to us and we have agreed to make rent payments sufficient to pay, when due, the principal of and interest on the revenue bonds issued by the Development Authority together with other payments that may be retained by the Development Authority or paid by the Development Authority to Heard County. In addition, we have agreed to guarantee the payment obligations of the Development Authority on its revenue bonds.

    AD VALOREM TAX AGREEMENT. In order to obtain various benefits primarily related to local property taxation, we have entered into the Ad Valorem Taxation Agreement with the Board of Commissioners of Heard County and the Board of Tax Assessors of Heard County. While the tax agreement is in effect, the facility, the facility site and some related infrastructure facilities and easements will not be subject to ad valorem taxation because they will be owned by the Development Authority. However, our leasehold interest will be subject to ad valorem taxes. The tax agreement sets forth how our interest under the lease agreement will be valued before the completion of construction, and for the 20-year period following the year in which the facility is completed.

                                 THE NEW BONDS

    The following summary contains basic information about the new bonds. It does not contain all the information that may be important to you. For a more complete description of the new bonds, please refer to the section of this prospectus entitled "DESCRIPTION OF THE NEW BONDS."


The Issuer................................  Tenaska Georgia Partners, L.P.

The Bonds.................................  $275,000,000 aggregate principal amount of 9.50% Senior
                                            Secured Bonds due 2030.

Conduit Financing.........................  To obtain benefits primarily related to local property taxation, the Development Authority of Heard County, a
                                            public corporation created and existing under the laws
                                            of the State of Georgia, owns the facility, the facility
                                            site and some related facilities and easements. The
                                            Development Authority issued, and we have purchased with
                                            the proceeds of the old bonds, revenue bonds issued by
                                            the Development Authority.

                                            These revenue bonds are secured by a mortgage on the
                                            facility, the facility site and some related facilities
                                            and easements and by the Development Authority's rights
                                            in the lease agreement and the Guaranty, described
                                            above. These revenue bonds have been issued in the same
                                            principal amount as, and bear interest at the same rate
                                            as, the bonds, and are redeemable at our option as their
                                            holder. We have agreed to redeem these revenue bonds in
                                            a principal amount equal to any principal amount of the
                                            bonds redeemed. We delivered these revenue bonds and
                                            related security to The Chase Manhattan Bank, as
                                            collateral agent, as security for the bonds and other
                                            senior debt, and the Development Authority transferred
                                            the proceeds of these revenue bonds to The Chase
                                            Manhattan Bank, as collateral agent, for deposit in a
                                            special construction fund, as described below in this
                                            prospectus. Payments made by us in respect of principal
                                            and interest on the bonds will be deemed to be a payment
                                            of, and will also reduce a like amount of, principal and
                                            interest due on these revenue bonds and corresponding
                                            amounts due under the lease agreement.

Senior Financing
  Arrangements............................  On the date of the original issuance of the old bonds, we incurred obligations with respect to the old bonds
                                            and we issued or otherwise incurred other senior debt.

Ranking of the Bonds......................  The bonds rank:

                                            - equally in right of payment, and entitled to the
                                            benefit of the liens on the collateral, with present and
                                              future senior debt, except in some circumstances as
                                              described in this prospectus and

                                            - senior in right of payment to all subordinated debt.
                                              Repayment of drawings under the debt service reserve
                                              letter of credit and the power purchase agreement
                                              letter of credit constitute senior debt and are
                                              secured on a parity basis by the collateral, but
                                              unless a trigger event has occurred, or some other
                                              events have occurred, as described in this prospectus,
                                              principal payments of reimbursement obligations in
                                              respect of these drawings will be made at a lower
                                              order of priority than payments of principal of other
                                              senior debt, including the bonds.

                                            Under some circumstances involving various delays in
                                            repayment of the principal amount of these drawings, or
                                            in the case of a trigger event, the reimbursement may be
                                            made at the same level of priority as payments of
                                            principal of the bonds. In addition, under some
                                            circumstances involving non-renewal, failure to replace
                                            or a rating downgrade of the debt service reserve letter
                                            of credit provider, or non-renewal or failure to replace
                                            of the power purchase agreement letter of credit, the
                                            letter of credit may be drawn upon up to the full
                                            available amount, and the principal repayments of these
                                            drawings would be made at the same level of priority as
                                            payments of principal of the bonds.

                                            Principal amounts of debt service reserve letter of
                                            credit drawings that have the same priority as the
                                            principal of the bonds are referred to as debt service
                                            reserve bonds if they have that priority because of
                                            delays in making a reimbursement to the debt service
                                            reserve letter of credit provider, and are referred to
                                            as debt service reserve term loans if they have that
                                            priority because they result from a drawing upon
                                            non-renewal, failure to replace or a rating downgrade of
                                            the debt service reserve letter of credit provider.

                                            Principal amounts of power purchase agreement letter of
                                            credit drawings that have the same priority as the
                                            principal of the bonds are referred to as power purchase
                                            agreement term loans. Principal amounts of drawings
                                            under the debt service reserve letter of credit, other
                                            than debt service reserve bonds or debt service reserve
                                            term loans, are referred to as debt service reserve
                                            letter of credit loans, and principal amounts of
                                            drawings under the power purchase agreement letter of
                                            credit, other than power purchase agreement term loans,
                                            are referred to as power purchase agreement letter of
                                            credit loans.

                                            In this prospectus, debt service reserve letter of
                                            credit loans, debt service reserve term loans and debt
                                            service reserve bonds are referred to individually or
                                            collectively as debt service reserve loans, and power
                                            purchase agreement letter of credit loans and power
                                            purchase agreement term loans are referred to
                                            individually and collectively as power purchase
                                            agreement loans.

Collateral................................  The bonds and the other senior debt are senior secured debt obligations of ours secured on a rated basis by a
                                            lien on and security interest in:

                                            - our interest in all real property leased to and
                                            easements held by us,

                                            - all personal property owned by or leased to us,
                                            equipment, various insurance policies and other tangible
                                              and intangible assets,

                                            - all of our right, title and interest in and to all
                                            project documents,

                                            - all of our revenues,

                                            - all funds and sub-accounts established by us under the
                                              collateral agency agreement,

                                            - an assignment of all proceeds in respect of any
                                            property insurance policy covering the partnership or
                                              our project or all proceeds in respect of any action
                                              to condemn, seize or appropriate all or any part of
                                              our project, other than with respect to third party
                                              liability insurance and worker's compensation,

                                            - the revenue bonds issued by the Development Authority
                                            of Heard County and all related security granted to The
                                              Chase Manhattan Bank, as trustee under the related
                                              indenture to secure these revenue bonds, including the
                                              mortgage on the Development Authority's interest in
                                              the facility, the facility site and some related
                                              infrastructure facilities and easements, the
                                              Development Authority's rights under our lease
                                              agreement and the related rents, but not including
                                              various payments to be retained by the Development
                                              Authority or to be paid to Heard County, and the
                                              Development Authority's rights to enforce various
                                              covenants, and the partnership's guaranty of the
                                              revenue bonds,

                                            - all of our rights to receive equity contributions
                                            including our rights in any guarantees or other security
                                              for those equity contributions,

                                            - all permits and other governmental approvals to the
                                            extent permitted by law, and

                                            - the equity interests of our partners in the
                                              partnership.

                                            In addition, the bonds are secured by an exclusive lien
                                            on and security interest in the funds and accounts
                                            established under the Indenture, the debt service
                                            reserve account and the debt service reserve letter of
                                            credit, other than to the extent of the debt service
                                            reserve letter of credit provider's right to various
                                            proceeds thereunder.

Non-Recourse Obligations..................  Our obligations to pay the principal of and premium, if any, and interest on the bonds are obligations solely of
                                            the partnership and are nonrecourse to the Development
                                            Authority of Heard County, to any of our partners or
                                            affiliates or to any shareholder, partner, officer,
                                            employee or director of the partnership, our partners or
                                            affiliates. Recourse on the bonds is limited to the
                                            partnership and the collateral.

Ratings...................................  "BBB" by Standard & Poor's Ratings Group, or S&P, and
                                            "Baa3" by Moody's Investors Service, Inc., or Moody's.

Interest Payment Dates....................  Semi-annually in arrears on each February 1 and August
                                            1, commencing August 1, 2000, and at earlier redemption.

Denominations.............................  We will issue the new bonds in denominations of $100,000 and integral multiples of $1,000 in excess thereof.

Use of Proceeds...........................  We will not receive any cash proceeds from the issuance of the new bonds. In consideration for issuing the new
                                            bonds as contemplated in this prospectus, we will
                                            receive in exchange old bonds in like principal amount,
                                            which will be cancelled and as these will not result in
                                            any increase in our indebtedness.

Average Life..............................  At the time the old bonds were originally issued, the average life of the bonds was initially approximately
                                            22.8 years.

Equity Commitment.........................  The partners have committed to fund up to $35.5 million, to be funded when and as required to pay project costs
                                            upon and after the earlier to occur of:

                                            - the expenditure of all proceeds of the revenue bonds
                                            issued by the Development Authority of Heard County and
                                              all other amounts available in the special
                                              construction fund, as described below in this
                                              prospectus and

                                            - the occurrence and continuation of a defaulting event
                                            under the collateral agency agreement prior to the date
                                              of commercial operation of the three final three
                                              turbine-generators which will not be earlier than June
                                              1, 2002.

                                            The obligation of partners contributing equity to the
                                            partnership are supported by a letter of credit from a
                                            bank or financial institution rated at least "A" by S&P
                                            and "A2" by Moody's or by a corporate guarantee,
                                            provided the guarantor is rated at least investment
                                            grade by S&P and Moody's and has a minimum net worth of
                                            $100,000,000.

Scheduled Principal Payments..............  The principal of the bonds is payable in semi-annual installments commencing February 1, 2006, on each
                                            February 1 and August 1 to the registered owners on the
                                            immediately preceding record date as set forth under
                                            "DESCRIPTION OF THE BONDS--General" and "--Scheduled
                                            Principal Payments."

Optional Redemption.......................  We may redeem any of the bonds at any time at a redemption price equal to the sum of:

                                            - 100% of the principal amount of the bonds redeemed,

                                            - accrued and unpaid interest on the bonds redeemed and

                                            - a premium based on rates of comparable treasury
                                            securities, plus 50 basis points.

Mandatory Redemptions.....................  EVENTS OF LOSS. Notwithstanding the priorities of payment set forth in "--Flow of Funds" below, upon an
                                            event of loss, damage, destruction, condemnation,
                                            seizure or appropriation of our project, we will,
                                            subject to some exceptions and conditions, use insurance
                                            or condemnation proceeds actually received by us that
                                            are not used to repair or replace our project, on a
                                            ratable basis, to redeem bonds in whole or in part at a
                                            redemption price equal to 100% of the principal amount
                                            of the bonds redeemed, plus accrued and unpaid interest
                                            on the bonds redeemed, and to prepay all or a portion of
                                            our other senior debt.

                                            EPC BUY-DOWN. Notwithstanding the priorities of payment
                                            set forth in "--Flow of Funds" below, upon the receipt
                                            by the partnership of proceeds of liquidated damages for
                                            performance failures under our EPC contract, and subject
                                            to some exceptions and conditions, we will use proceeds
                                            actually received by us that are not used to repair,
                                            modify or replace our project, on a ratable basis, to
                                            redeem bonds in whole or in part at a redemption price
                                            equal to 100% of the principal amount of the bonds
                                            redeemed, plus accrued and unpaid interest on the bonds
                                            redeemed, and to prepay all or a portion of our other
                                            senior debt.

                                            ENERGY CONTRACT BUY-OUTS. Notwithstanding the priorities
                                            of payment set forth in "--Flow of Funds" below, upon
                                            receipt of the proceeds of a buyout of our power
                                            purchase agreement or another contract for the sale of
                                            power from the facility, we will apply those proceeds as
                                            follows:

                                            - in the case of proceeds received by us upon the
                                            exercise by PECO of its option to terminate our power
                                              purchase agreement effective on the 20(th) anniversary
                                              of the commencement of the operating term of our power
                                              purchase agreement,

                                            first, to redeem bonds in whole or in part at a
                                            redemption price equal to the principal amount of the
                                              bonds redeemed, plus accrued and unpaid interest on
                                              the bonds redeemed and

                                            second, subject to some exceptions and conditions, to
                                              prepay all or a portion of our other senior debt; and

                                            - in the case of proceeds of any involuntary buyout of
                                            our power purchase agreement or any other contract for
                                              the sale of power from the facility and subject to
                                              some exceptions and conditions, on a ratable basis, to
                                              redeem bonds in whole or in part at a redemption price
                                              equal to the principal amount of the bonds redeemed,
                                              plus accrued interest on the bonds redeemed, and to
                                              prepay all or a portion of our other senior debt.

                                            BLOCKED PARTNER DISTRIBUTIONS. Notwithstanding the
                                            priorities of payment set forth in "--Flow of Funds"
                                            below, if amounts have been on deposit in the
                                            distribution suspense account,"as described in this
                                            prospectus below, for eighteen months after a default or
                                            an event of default under our financing documents or a
                                            failure by us to satisfy the debt service coverage
                                            ratios required to distribute profits to our partners,
                                            we will, under certain conditions, use these monies, on
                                            a ratable basis, to redeem bonds in whole or in part at
                                            a redemption price equal to the principal amount of the
                                            bonds redeemed, plus accrued and unpaid interest on the
                                            bonds redeemed, and to prepay our other senior debt.
                                            This redemption and prepayment will occur only if the
                                            required senior parties, which generally means the
                                            affirmative vote of 51% of the aggregate principal
                                            amount of our senior debt, elect to have these amounts
                                            so applied following our request that the required
                                            senior parties determine whether these funds will be
                                            used to redeem bonds and to prepay our other senior debt
                                            or will be released for distribution to the partners.

Permitted Indebtedness....................  In addition to the issuance of the bonds, the common agreement permits us to incur:

                                            - indebtedness in respect of the bonds issued by the
                                              Development Authority, the lease agreement and the
                                              guaranty,

                                            - reimbursement obligations in respect of the debt
                                            service reserve letter of credit,

                                            - reimbursement obligations in respect of the power
                                            purchase agreement letter of credit,

                                            - up to $10 million for working capital in connection
                                            with our project,

                                            - indebtedness to make capital improvements to our
                                            project to maintain compliance with applicable law or
                                              our project documents if:

                                            --an independent engineer certifies that the proposed
                                              improvements are reasonably expected to enable our
                                              project to comply with applicable laws and, after the
                                              financing, the projected debt service coverage ratio
                                              will not be less than 1.10 to 1.00 or

                                            --we receive a confirmation of the then current ratings
                                            of the bonds;

                                            - up to $15 million for discretionary capital
                                            improvements to our project, provided that after giving
                                              effect to the incurrence of this indebtedness, there
                                              is no current event of default, under the common
                                              agreement, and we receive a confirmation of the then
                                              current ratings of the bonds;

                                            - up to $100,000 in respect of reimbursement obligations
                                              under a letter of credit securing our obligations
                                              under the Georgia Power interconnection agreement;

                                            - up to $10 million of other indebtedness to pay for
                                            project costs, operating and maintenance expenses or
                                              capital expenditures for our project; and

                                            - up to $20 million of indebtedness of the partnership
                                              subordinated to the bonds and the other senior debt.

                                            The provisions of the common agreement restrict the
                                            terms on which we may incur obligations in respect of
                                            subordinated debt, which will consist solely of
                                            unsecured loans, from either our affiliates or third
                                            parties, fully subordinated to the bonds and our other
                                            senior debt as to payment and exercise of remedies under
                                            the collateral agency agreement.

                                            The indebtedness identified above is referred to as
                                            permitted indebtedness and all permitted indebtedness
                                            other than the reimbursement obligations under the
                                            letter of credit described above securing our
                                            obligations under the Georgia Power interconnection
                                            agreement and the subordinated debt described above is
                                            referred to as senior debt.

Principal Covenants.......................  Subject to some exceptions, we have agreed to, among other things:

                                            - construct, operate and maintain our project in
                                            compliance with our project documents;

                                            - obtain and maintain in full force and effect all
                                            necessary government approvals and maintain the
                                              partnership as an exempt wholesale generator under
                                              Public Utility Holding Company Act of 1935;

                                            - comply with applicable laws;

                                            - obtain and maintain customary insurance; and

                                            - pay and discharge all taxes, assessments, charges and
                                              claims;

                                            Subject to some exceptions, we have agreed not to, among
                                            other things:

                                            - make any distributions other than as permitted under
                                            the collateral agency agreement;

                                            - make any investments other than permitted investments;

                                            - sell our assets;

                                            - terminate, amend, modify or otherwise take or fail to
                                            take certain actions with respect to our project
                                              documents relating to our project;

                                            - enter into non-arm's length transactions with our
                                              affiliates;

                                            - create any lien on our properties other than permitted
                                            liens; or

                                            - engage in activities other than those contemplated by
                                            our project and financing documents.

Change in Control.........................  An event of default under the common agreement will occur if our partners cease collectively to maintain
                                            control of the partnership unless we receive a
                                            confirmation of the then current ratings of the bonds.
                                            Control means the possession, directly or indirectly, of
                                            the economic interest in or power to direct or cause the
                                            direction of the management and policies of a person
                                            through ownership of equity interests.

Debt Service
  Reserve Account.........................  We are required to maintain a debt service reserve account for the benefit of the holders of the bonds. On
                                            or before June 1, 2002, this account will be funded by
                                            cash and/or a letter of credit in an amount sufficient
                                            to pay principal and interest on the bonds on the next
                                            semi-annual payment date for the bonds initially to be
                                            approximately $13.1 million, plus, if a debt service
                                            reserve letter of credit is in effect, six months of
                                            interest on the maximum amount of the debt service
                                            reserve letter of credit. In this prospectus, we refer
                                            to the amount of the required funding of the debt
                                            service reserve account as the debt service reserve
                                            required balance and to the issuer of the debt service
                                            reserve letter of credit as the debt service reserve
                                            letter of credit issuer.

                                            We may use the amount in this account to satisfy our
                                            payment obligations due with respect to the bonds in the
                                            event of a shortfall in other available funds. The use
                                            of the debt service reserve account to satisfy these
                                            obligations will not, by itself, constitute an event of
                                            default under the Indenture or the common agreement. The
                                            debt service reserve letter of credit issuer will be a
                                            commercial bank or other financial institution with a
                                            long-term unsecured debt rating of at least "A-" from
                                            S&P and "A3" from Moody's.

                                            Reimbursement obligations incurred under the debt
                                            service reserve letter of credit will constitute senior
                                            debt and be secured on a parity basis with the bonds by
                                            the collateral. However, unless a trigger event has
                                            occurred and except to the extent the reimbursement
                                            obligations consist of debt service reserve bonds or
                                            debt service reserve term loans, payments in respect of
                                            the principal amount of the reimbursement obligations
                                            will be made in a lower order of priority than payments
                                            of principal on other senior debt.

Partnership Distribution Conditions.......  Except as stated below, and in certain other circumstances as described in this prospectus, we may
                                            make distributions to our partners from the partnership
                                            distribution fund created under the collateral agency
                                            agreement on any semi-annual payment date for the bonds
                                            at least six months after the date of commercial
                                            operation of the final three turbine-generators only if:

                                            - there has been no default or event of default;

                                            - the debt service coverage ratio for the historical two
                                            semi-annual periods taken as one period, and the
                                              projected debt service coverage ratio for the bonds
                                              for the subsequent two semi-annual periods, taken as
                                              one period, each equals or exceeds 1.2 to 1.0 for
                                              ordinary distributions, or 1.15 to 1.0 in the case of
                                              distributions in amounts equal to partner tax
                                              liability in respect of partnership income;

                                            - the balance in the debt service reserve account,
                                            including the amount available under any debt service
                                              reserve letter of credit, is at least equal to the
                                              debt service reserve required balance, and

                                            - our partnership is not insolvent and would not be
                                            rendered insolvent by the distribution.

                                            With respect to any semi-annual payment date for the
                                            bonds occurring prior to the first anniversary of the
                                            date of commercial operation of the final three
                                            turbine-generators, which will not be earlier than June
                                            1, 2002, the debt service coverage ratio for the two
                                            historical semi-annual periods will be the debt service
                                            coverage ratio achieved for the period since the date of
                                            commercial operation, not earlier than June 1, 2002, of
                                            the final three turbine- generators, even though that
                                            period may not include any complete semi-annual period.
                                            If any of the conditions set forth above are not
                                            satisfied, then the amounts on deposit in the
                                            partnership distribution fund, created under the
                                            collateral agency agreement, will be transferred to the
                                            distribution suspense account instead of being
                                            distributed to our partners.

                                            Distributions may be made to our partners on any monthly
                                            funding date after the date of commercial operation of
                                            the final three turbine-generators if the partnership
                                            certifies that each of the conditions set forth above is
                                            satisfied and:

                                            - the debt service coverage ratio for the historical two
                                            semi-annual periods, taken as one period, and the
                                              projected debt service coverage ratios for the
                                              subsequent two semi-annual periods, taken as one
                                              period, using the expired portion of the semi-annual
                                              period in which the funding date occurs as the first
                                              subsequent semi-annual period for the calculation,
                                              equal or exceed 1.4 to 1.0 and

                                            - sufficient cash will be available on the next
                                            succeeding payment date for the bonds to make required
                                              debt service payments on the bonds without giving
                                              effect to, or drawing on, any funds available in the
                                              debt service reserve account, the distribution
                                              suspense account, the partnership distribution fund,
                                              the unrestricted account, the subordinated debt
                                              account or any working capital facility.

                                            Funds held in the distribution suspense account will be
                                            available to pay debt service on the bonds, or other
                                            senior debt, and/or to fund required balances with
                                            respect to any of our project funds.

                                            Amounts that have been on deposit in the distribution
                                            suspense account for more than 18 months after a default
                                            or event of default has occurred or is continuing, or if
                                            the partnership has not met the required debt service
                                            coverage ratios, may be paid out to the partnership if
                                            the required senior parties, upon the request of the
                                            partnership, have not elected that these amounts be
                                            applied to the redemption of the bonds, without premium,
                                            and ratable retirement of other senior debt.

Form of Bonds.............................  New bonds will be represented by one or more global securities in fully registered form, without coupons,
                                            which will be deposited with a custodian for, and
                                            registered in the name of, DTC, or its nominee.
                                            Beneficial interests in these global securities will be
                                            shown on, and transfers of these interests will be
                                            effected only through, the book-entry records maintained
                                            by DTC and its direct and indirect participants.

Risk Factors..............................  Investment in the bonds involves certain risks. There are certain factors that you should carefully consider.
                                            Before participating in the exchange offer, see "RISK
                                            FACTORS."

Flow of Funds.............................  In most circumstances, following the date of commercial operation of the final three turbine-generators, which
                                            will not be earlier than June 1, 2002, under the
                                            collateral agency agreement, the partnership will cause
                                            the direct payment to the revenue fund created under the
                                            collateral agency agreement, of all revenues or other
                                            proceeds received by the partnership. In most
                                            circumstances, monies on deposit in the revenue fund
                                            will be deposited into the other accounts for the
                                            following uses, in order of priority:

                                            - operating and maintenance expenses, including major
                                              maintenance expenses;

                                            - payment of principal, interest or fees and other
                                            charges relating to, any working capital facility;

                                            - payment of administrative fees, expenses, costs,
                                            liabilities and indemnities of the trustee under our
                                              indenture and other agents related to senior debt;

                                            - payment of interest on the bonds and on any other
                                            senior debt and interest on any debt service reserve
                                              loans and power purchase agreement loans and letter of
                                              credit fees on the debt service reserve letter of
                                              credit and the power purchase agreement letter of
                                              credit;

                                            - payment of principal and premium, if any, due on the
                                              bonds, any debt service reserve bonds, debt service
                                              reserve term loans or power purchase agreement term
                                              loans and any other senior debt, other than debt
                                              service reserve letter of credit loans and power
                                              purchase agreement letter of credit loans;

                                            - payment of any other amount, other than as otherwise
                                              provided for in this flow of funds, due or becoming
                                              due on the bonds, on any debt service reserve letter
                                              of credit loans, on any power purchase agreement
                                              letter of credit loans and on any other senior debt;

                                            - payment of principal of any debt service reserve
                                            letter of credit loans and replenishment of the debt
                                              service reserve account;

                                            - payment of principal of any power purchase agreement
                                              letter of credit loans;

                                            - upon the occurrence of certain events, the prepayment
                                            of debt service reserve loans and power purchase
                                              agreement loansv other than debt service reserve
                                              letter of credit loans and power purchase agreement
                                              letter of credit loans;

                                            - payments with respect to any third-party subordinated
                                            debt; and

                                            - upon satisfaction of certain conditions, permitted
                                              distributions to, or upon the direction of, our
                                              partners.

                                            In connection with an exercise by PECO of its option to
                                            terminate our power purchase agreement effective on the
                                            20(th)anniversary of the commencement of the operating
                                            term of our power purchase agreement, any cash
                                            collateral held by PECO as security for our obligations
                                            under the power purchase agreement and released upon
                                            termination of our power purchase agreement, will be
                                            applied first to the payment of power purchase agreement
                                            loans and then to other obligations as provided in the
                                            collateral agency agreement.

Trustee...................................  The Chase Manhattan Bank.

Collateral Agent..........................  The Chase Manhattan Bank.

Collateral Agency Agreement...............  The collateral agency agreement designates The Chase
                                            Manhattan Bank as the collateral agent for each of the
                                            senior parties and describes, among other things:

                                            - the preservation and administration of the collateral,

                                            - the establishment of the accounts in our project
                                              funds,

                                            - the disposition of our project revenues among the
                                            senior parties and us,

                                            - the exercise of certain rights, remedies and options
                                            by the senior parties and

                                            - disposition of liquidated damages, loss proceeds and
                                            energy contract buy-out proceeds.

                                            Under the collateral agency agreement, the affirmative
                                            vote of the required senior parties is required to
                                            direct certain actions of The Chase Manhattan Bank, as
                                            collateral agent, including the exercise of remedies
                                            following a trigger event.

                        INDEPENDENT CONSULTANTS' REPORTS

    This prospectus contains reports by R. W. Beck, Inc. and Resource Data as independent consultants. In their preparation of these reports and projections, the independent consultants have relied on assumptions regarding circumstances beyond the control of the partnership, the independent consultants or any other person. By their nature, these assumptions are subject to significant uncertainties and actual results will differ, perhaps materially, from those projected. The persons responsible for these projections or the assumptions cannot give any assurance that these assumptions are correct or that these projections will reflect actual results of operations. Accordingly, these projections are not intended to be an illustration or prediction as to the likelihood of future results. If the actual results of our project are materially less favorable than those shown, or if the assumptions used in the projections prove to be incorrect, the partnership's ability to make payments of principal of and interest on the bonds may be adversely affected. For certain additional information relating to the projections included in the independent consultants' reports, see "RISK FACTORS--Financing Risks."

                         INDEPENDENT ENGINEER'S REPORT

    R. W. Beck has prepared a report that analyzes certain technical, environmental and economic aspects of our project. This report includes, among other things, projections of revenues, expenses and debt service coverage and a technical review of our project and the documents and agreements relating to our project. The report also contains a projection of the cash flow to be used to pay principal and interest on the bonds. A copy of the report is attached as Appendix B to this prospectus and should be read in its entirety. R. W. Beck is a leading consulting and engineering firm that devotes a substantial portion of its resources to providing services related to the technical, environmental and economic aspects of power projects and other industrial facilities.

    Below is a summary of the conclusions expressed by R. W. Beck in its report. This is merely a summary and is subject to the information contained, and the assumptions made, in the report. The report should be read in its entirety in order for the reader to completely understand the basis of the conclusions and the assumptions upon which they are based. Certain terms used in the summary below are defined in the report. On the basis of its studies, analyses and investigations of the facility and the assumptions set forth in its report, R.
W. Beck is of the opinion that:

    1. Zachry Construction and the Tenaska Operations have previously demonstrated the capability to perform their responsibilities under our EPC contract and our O&M agreement, respectively.

    2. Provided that, as required by our EPC contract, Zachry Construction takes into account the recommendations in the subsurface report and in our EPC contract design criteria regarding:

    - site development,

    - subsurface conditions, and

    - foundations

during design and construction of the facility, then the facility site is suitable for construction and operation of the facility.

    3. Based upon R.W. Beck's review of the environmental site assessments conducted by EMCON for the facility site and the construction lay-down area:

    - the investigations appear to have been conducted in a manner consistent with industry standards, using comparable industry protocols for similar studies with which R. W. Beck is familiar; and

    - although R. W. Beck has not conducted an independent assessment of the facility site, the conclusions reached by EMCON appear to be supported by the data R.W. Beck has reviewed.

    4. The technology proposed for the facility is a sound and proven method of electric generation.

    5. If operated and maintained consistent with generally accepted industry practices, the facility should be capable of:

    - passing the acceptance tests under our EPC contract and

    - meeting the requirements of the power purchase agreement and the current environmental permits.

    6. The facility has adequately provided for all off-site requirements, including

    - fuel supply and transportation,

    - water supply,

    - wastewater disposal, and

    - electrical interconnection.

    7. The proposed method of design, construction and operation of the facility

    - has been developed under generally accepted industry practices and

    - has taken into consideration the current environmental, license and permit requirements that the facility must meet.

    8. If designed, constructed, operated and maintained as currently proposed, the facility should be capable of:

    - operating during periods of peak electric customer demand,

    - achieving an average annual output of 908 MW, and

    - achieving an average annual net plant heat rate of 11,088 Btu/kWh (HHV).

    The average annual output of 908 MW is within the range where neither party shall owe a penalty or adjustment under our power purchase agreement. The average annual net plant heat rate of 11,088 Btu/kWh (HHV) is within the range where neither party shall owe a fuel adjustment payment under our power purchase agreement.

    9. Based on the projected level of dispatch, the facility should be capable of achieving:

    - a summer availability percentage of 98 percent and

    - an annual availability percentage of 97 percent,

both as defined in our power purchase agreement. The annual availability percentage of 97 percent is the level required to avoid reductions in the reservation payments under our power purchase agreement.

    10. The facility should have a useful life extending beyond the term of the bonds.

    11. Based on a limited notice-to-proceed of September 10, 1999, and assuming:

    - the absence of events such as delivery delays,

    - labor difficulties,

    - unusually adverse weather conditions,

    - force majeure events,

    - the discovery of underground obstructions or hazardous materials or wastes not previously known, or

    - other abnormal events that are prejudicial to normal construction or installation,

then the scheduled commercial operation dates of June 1, 2001 for the initial three turbine-generators and June 1, 2002 for the final three turbine-generators are achievable using generally accepted project and construction management practices.

    12. Given:

    - the range of operating hours projected by Resource Data, which is typical of plants serving electric load during peak demand hours, and

    - the requirements of our power purchase agreement,

the acceptance tests and guarantees included in our EPC contract are adequate to estimate the future performance of the facility.

    13. The partnership has received the key environmental permits and approvals required from the various federal, state, and local agencies, that are currently necessary to construct the facility. While not all the required permits and approvals have been issued, including some which cannot be obtained until the facility is ready to operate, R. W. Beck is not aware of any technical circumstances that would prevent the issuance of the remaining permits.

    14. The estimates which serve as the basis for our EPC contract price and the total construction cost were prepared under generally accepted engineering and estimating practices and methods. The EPC contract price and the total construction cost, including project contingency, are comparable to the costs of simple cycle projects at similar stages of development utilizing similar technologies with which R. W. Beck is familiar.

    15. Based upon:

    - the interest and reinvestment rates as estimated by the initial purchasers of the old bonds and

    - the total uses of funds as estimated by the partnership, then the principal amount of the bonds, when combined with:

    - the equity from the partnership,

    - power purchase agreement revenue during the construction period from the initial three turbine-generators and

    - interest income during the construction period,

should be sufficient to fund the total construction cost and interest on the bonds through May 31, 2002.

    16. The methodology used by the partnership in preparing the operation and maintenance cost estimate for the facility, including the provision for major maintenance, is reasonable.

    17. For the base case projected operating results for the facility, the projected revenues under our power purchase agreement are adequate to:

    - pay annual operating and maintenance expenses, including provisions for major maintenance, and other operating expenses; and

    - provide an annual debt service coverage ratio of at least 1.30 times the annual debt service requirement on the bonds and a weighted average debt service coverage ratio of 1.49 times the annual debt service requirement over the term of the bonds.

    18. If Zachry Construction pays the partnership liquidated damages due to a failure to achieve:

    - the guaranteed net electrical output and

    - guaranteed net heat rate,

then, for deficiencies equivalent to the performance minimums under our EPC contract, the weighted average debt service coverage ratio over the term of the bonds is projected to remain generally at the same level as in the base case projected operating results.

                     INDEPENDENT MARKET CONSULTANT'S REPORT


    Resource Data International has prepared a report that analyzes the Southeast United States electricity market and the economic competitiveness of our project within that market. The report provides an assessment of the long-term market opportunities, including capacity and energy prices expected to be received by generators, in the region for the years 2000 through 2030. A copy of the report is attached as Appendix C to this prospectus and should be read in its entirety. Although the revenue received from PECO is not materially affected by the market price of electricity, we retained Resource Data to provide an indication of the economic impact of our power purchase agreement on PECO.


    Below is a summary of the conclusions expressed by Resource Data in its report. This is merely a summary and is subject to the information contained, and the assumptions made, in the report. The report should be read in its entirety in order for the reader to completely understand the basis of the conclusions and the assumptions upon which they are based. Certain terms used in the summary below are defined in the report. On the basis of its studies, analyses, and investigations of the facility and the assumptions set forth in its report, Resource Data is of the opinion that:

    1. Our project represents a low cost, highly competitive and much needed peaking resource for the growing Southeastern power market. The total capacity of our project is equal to only 1% of the capacity required in the Southeastern power market by the year 2020.

    2. Our project has many strong competitive advantages such as:

    - Direct access to additional power markets beyond Georgia via relatively strong transmission links into the Tennessee Valley Authority, Virginia/Carolina, and Southwest Power Pool markets.

    - State of the art generation technology which is ideal for serving peak electricity loads.

    - Ready access to competitively priced gas supply from a diversified range of sources through an extensive interstate gas pipeline transmission system.

    3. As noted above, PECO has entered into a long term mutually acceptably priced power purchase agreement with our project. PECO is very active in U.S. wholesale power markets nationally and also in the Southeast U.S.

    - Due to recent price spikes and the curtailment of firm contract deliveries, control or ownership of a physical asset in the Southeast has become a source of strategic advantage to marketers such as PECO. Such an asset allows the marketer to ensure delivery of firm power. This provides both an advantage in marketing the power(, as the purchaser is less likely to enter into a contract with a seller that does not have control of physical assets), and in avoiding liquidated damage payments in the event of a transmission curtailment or other loss of power supplies.

    - The optionality embedded in peaking power plants plays an integral role in the portfolio of marketers such as PECO.

    4. It is expected that PECO will operate our project only during summer peak hours when electricity prices are highest. It is expected that our project will achieve monthly summer capacity factors of 7% to 18%, averaging approximately 4% on an annual basis during the 20 year forecast period. Based on Resource Data's assumptions regarding price and electricity demand growth for the period 2020-2030, Resource Data expects that our project's utilization will continue to trend down slightly throughout that period.

    5. The technical capability of our project to start up and shut down quickly should allow PECO to select operating hours in which revenues and profitability can be maximized.

    6. The cost of capacity and energy to PECO under our power purchase agreement remains below the market price forecast under both Resource Data's base and downside cases, confirming the economic attractiveness of the power purchase agreement to PECO.

                                  RISK FACTORS

    PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE PARTICIPATING IN THE EXCHANGE OFFER.

                               CONSTRUCTION RISK

    WE MAY NOT BE ABLE TO COMPLETE THE CONSTRUCTION OF OUR PROJECT ON TIME FOR REASONS BEYOND OUR CONTROL OR OUR CONTRACTORS' CONTROL.

    The construction and timely completion of our project may be adversely affected by factors commonly associated with any major construction effort, including:

    (a) shortages of materials and labor,

    (b) work stoppages,

    (c) labor disputes,

    (d) weather interferences,

    (e) unforeseen engineering, environmental or geological problems, and

    (f) unanticipated cost increases.

    If any of these events occur, the construction of our project may be delayed, our project may cost us more to complete than we have currently budgeted or our project may not perform as well as we expect it to. In turn, our ability to pay amounts due on the bonds would be impaired.

    WE MAY INCUR ADDITIONAL COSTS OR A REDUCTION IN REVENUE UNDER OUR POWER PURCHASE AGREEMENT IF EACH TURBINE-GENERATOR IS NOT OPERATING BY THE DATE ON WHICH OUR DELIVERY OBLIGATIONS UNDER OUR POWER PURCHASE AGREEMENT BEGIN WITH RESPECT TO SUCH TURBINE-GENERATOR.

    Our power purchase agreement obligates us to pay liquidated damages to PECO if certain delays cause any turbine-generator to become operational later than scheduled. We will not be obligated to pay liquidated damages until after twelve months of delay if the delay is by reason of a FORCE MAJEURE event under the power purchase agreement against which business interruption insurance is not available or an act or omission of PECO. The aggregate amount of liquidated damages payable by the partnership to PECO for delay will not exceed
(a) $8 million for each turbine-generator and (b) $25 million in the aggregate. The present construction schedule for our project does not anticipate the payment of any liquidated damages to PECO, but there can be no assurance that this schedule will be met. If the initial three turbine-generators have not all achieved operational status by June 1, 2002, subject to adjustment to a limited extent for FORCE MAJEURE events which occur prior to June 1, 2001, PECO has the right to terminate our power purchase agreement in respect of the initial three turbine-generators. If the final three turbine-generators have not all achieved operational status by June 1, 2003, subject to adjustment to a limited extent for FORCE MAJEURE events, PECO has the right to terminate our power purchase agreement in respect of the final three turbine-generators.

    THE LIQUIDATED DAMAGES THAT WE MAY RECEIVE UNDER OUR EPC CONTRACT MAY NOT FULLY COMPENSATE US FOR OUR LOSSES IF THERE IS A DELAY IN CONSTRUCTION OR IF THE COMPLETED FACILITY DOES NOT SATISFY ITS PERFORMANCE REQUIREMENTS.

    We are entitled to receive liquidated damages from the Zachry Construction upon the occurrence of certain delays. We are not entitled to receive these liquidated damages if the delay is caused by a FORCE MAJEURE event under our EPC contract or certain acts or omissions by us, including the exercise by us of certain of our rights under or with respect to the turbine contract. If one or more turbine-generators do not achieve operational status by their scheduled dates under our EPC contract, Zachry Construction could be obligated to pay us liquidated damages at the rates determined under our EPC contract. If and to the extent that a delay is caused by an unexcused failure by General Electric to perform under the turbine contract, the liquidated damages payable by the Zachry Construction under our EPC contract may be in a lower amount. The total amount of these liquidated damages payable because of delay in achieving operational status, in the aggregate for all turbine-generators, is 22.5% of the guaranteed lump sum of $229,064,832 payable to Zachry Construction for its performance under our EPC contract. We are also entitled to receive performance liquidated damages of up to 22.5% of the $229,064,832 in the aggregate for all turbine-generators from Zachry Construction if one or more turbine-generators cannot satisfy tests that measure their net power output and net heat rate, among other things, against the guaranteed standards included in our EPC contract. The EPC contract limits the aggregate amount of delay and performance liquidated damages for all turbine-generators to 30% of the $229,064,832. Certain liquidated damages are offset by any net revenue received by us from a turbine-generator's operation prior to entering commercial operation. There can be no assurance that any liquidated damage payments would be sufficient to pay for any increased costs to pay interest during construction on the bonds, to replace lost revenues or to pay liquidated damages to PECO if the completion of our project is delayed or if our project does not operate as designed. Further, if Zachry Construction is required to pay liquidated damages as discussed above, there can be no assurance that Zachry Construction, its guarantor or the provider of Zachry Construction's payment and performance bond will have the financial resources available to do so. See "SUMMARY OF PRINCIPAL PROJECT DOCUMENTS--EPC Contract--Commercial Operation Liquidated Damages" and--"Performance "Liquidated Damages."

    THE AMOUNT THAT WE HAVE BUDGETED TO COVER INCREASED COSTS, THE AMOUNT OF OUR INSURANCE COVERAGE AND OUR OTHER RESOURCES MAY BE INSUFFICIENT TO COVER UNANTICIPATED COST OVERRUNS OR DELAYS IN ACHIEVING COMMERCIAL OPERATION.

    We have included a contingency of approximately $12 million in our construction budget to cover FORCE MAJEURE and other events that may give rise to delays or cost overruns. The Independent Engineer has concluded that, based on its experience, the amount of this contingency is comparable to the contingencies of simple cycle projects at similar stages of development using similar technologies with which it is familiar. There can be no assurance, however, that the amount of the contingency and the proceeds of any delayed opening insurance will be sufficient to pay for increased costs to pay interest during construction on the bonds, or to replace lost revenues or to pay liquidated damages to PECO resulting from any such events. In particular, we are required to pay principal and interest due on the bonds without regard to any FORCE MAJEURE events under our EPC contract. Although R.W. Beck has assessed the construction schedule and the capabilities of Zachry Construction, there can be no assurance that the schedule for completion of the turbine-generators will be met. See "APPENDIX B--Independent Engineer's Report."

    The facility is currently scheduled to be completed on June 1, 2002, with the first three turbine-generators scheduled to be operational on June 1, 2001. While we anticipate receiving revenues from operation of the first three turbine-generators, and have included the amount of these anticipated revenues among our sources for payment of costs of our project, including interest on our outstanding bonds, until the anticipated date of commercial operation of the entire project, we cannot assure you that any or all of the turbine-generators will be successfully and timely constructed, or that the amount of revenues that we will receive from operation will be as projected. If the revenues are less than we have projected, we would be required to use contingency funds and the proceeds of any delayed opening insurance, if available, and there is no assurance that the amount of these contingency funds and insurance proceeds would be sufficient to make up the shortfall.

    Prior to all turbine-generators becoming operational, the only sources available to us to make payment on the bonds are the following:

    - a portion of net proceeds from the issuance of the revenue bonds issued by the Development Authority of Heard County which were purchased with the proceeds of the bonds,

    - any investment earnings on these proceeds,

    - revenues, if any, from the operation of the first three turbine-generators,

    - budgeted contingency funds,

    - insurance proceeds, if any, and

    - certain liquidated damages, if any such damages become payable under our EPC contract.

    On the date of issuance of the bonds, the construction interest account created under the Indenture was funded with $37,499,000. This amount, together with interest anticipated to be earned thereon and on invested construction fund proceeds and $15,258,000 of the amounts anticipated to be derived from our operating revenues from the first three turbine-generators, is expected to be sufficient to pay the interest on the bonds through May 31, 2002. If the date of commercial operation of the first three turbine-generators were delayed, or if by reason of operational problems or otherwise the revenues from these turbine-generators were less than projected, these sources might not be sufficient to pay amounts due on the bonds through May 31, 2002. While the construction budget includes a contingency amount, and while under certain circumstances there may be liquidated damages or insurance proceeds available to fund this shortfall, there is no assurance that these amounts would be available or sufficient to permit the partnership to pay amounts due on the bonds. Moreover, the achievement of operational status of the first three turbine-generators does not guarantee that the final three turbine-generators will achieve operational status on time, if at all. Until the final three turbine-generators are operational, payment of interest on the bonds will remain dependent on the funds available from the sources listed above. See "--Construction Risk" above.

               DEPENDENCE ON OTHER THIRD PARTIES; CONTRACT RISKS

    WE DEPEND ON ONE ENTITY TO PURCHASE ALL OF THE OPERATING OUTPUT OF THE FACILITY.

    Payments by PECO under our power purchase agreement represent our sole source of revenue. Accordingly, our ability to pay amounts due on the bonds will be significantly impaired if PECO stops making payments under our power purchase agreement for any reason.

    PECO is our sole customer, the sole recipient of the capacity and energy output of the facility and the sole provider of natural gas and fuel oil necessary to operate the facility. The viability of our project is subject to the continued creditworthiness of PECO and its continued performance under our power purchase agreement. Payments made by PECO will provide us with all of our revenues during the term of our power purchase agreement. If PECO were to cease fulfilling its obligations under our power purchase agreement, it is uncertain whether we would be able to find another purchaser of the facility's output or supplier of the facility's natural gas and fuel oil requirements. If another purchaser were found, we cannot assure you that the price paid by that purchaser and the cost of alternate fuel arrangements, if required, would enable us to pay amounts due on the bonds. Because the facility is designed to operate as a peaking facility, we will have higher total fuel costs than combined cycle plants against which we may be competing in the event that our power purchase agreement is terminated and the facility operates as a merchant plant or otherwise. If PECO failed to make capacity, energy and the other payments required under our power purchase agreement, PECO would be in default of our power purchase agreement and our revenues would be adversely affected. In turn, our ability to pay amounts due on the bonds would also be adversely affected.

    The ability of PECO to meet its obligations under the power purchase agreement will be dependent on PECO's financial condition generally. In the event that PECO sells or otherwise transfers its power marketing business, PECO may assign our power purchase agreement without our consent to the buyer or transferee of that business if (a) the buyer or transferee has a senior unsecured public debt rating by Moody's or S&P that is not lower than PECO's comparable unsecured senior debt rating at the time of that transfer and (b)
 we receive confirmation of the rating of that buyer or transferee after giving effect to that buyer's or transferee's assumption of the power purchase agreement. For a summary of the events of default under our power purchase agreement, see "SUMMARY OF PRINCIPAL PROJECT DOCUMENTS--Power Purchase Agreement--TERMINATION, CURE AND EVENTS OF DEFAULT."

    WE DEPEND UPON GEORGIA POWER FOR ELECTRIC INTERCONNECTION SERVICE.

    We are relying on Georgia Power to interconnect the facility to the Georgia Integrated Transmission System, and Georgia Power in turn is relying on its rights under its bilateral contract with Georgia Transmission Corporation in order to perform this service. This contract terminates at the election of either party in 2012 or earlier upon the dissolution, liquidation or bankruptcy of either party. If Georgia Power's participation in the Georgia Integrated Transmission System should terminate during the life of our project, we would attempt, if necessary, to negotiate terms with Georgia Transmission under which the facility would remain interconnected with Georgia Transmission's transmission system. If Georgia Power fails to timely perform its obligations under the Georgia Power interconnection agreement, either because of disputes or defaults under this contract or otherwise, this could delay or impair the commercial operation of the facility. Such a delay or impairment would result in an increase in costs and a loss of revenue, which could impair our ability to pay amounts due on the bonds.

    WE DEPEND ON A NUMBER OF OTHER ENTITIES TO CONSTRUCT, OPERATE AND MAINTAIN OUR PROJECT.

    We are highly dependent on many entities to, among other things:

    - provide goods and services necessary for the facility to generate such capacity and electric energy; and

    - construct, operate and maintain our project.

    If any entity upon whom we depend for the construction and operation of our project were to breach its obligations to us, our ability to construct and operate our project or to sell capacity and electric energy would be impaired. This, in turn, could adversely affect our ability to pay amounts due on the bonds. The other parties to our project documents have the right to terminate or withhold payment or performance under these documents upon the occurrence of certain events specified therein. In addition, if a party to a project document were declared bankrupt or insolvent, this could impair that party's ability to fulfill its obligations to us. This could adversely affect our ability to pay amounts due on the bonds. See "SUMMARY OF PRINCIPAL PROJECT DOCUMENTS."

                                 OPERATING RISK

    THE OPERATION OF OUR PROJECT INVOLVES MANY RISKS--OPERATING RISK, AVAILABILITY RISK, TECHNOLOGY RISK AND THE RISK OF EVENTS BEYOND OUR CONTROL.

    The operation of power generation facilities like our project involves many risks, including:

    - the possibility of performing below expected levels of output or efficiency,

    - power shutdowns due to the breakdown or failure of equipment or processes,

    - labor disputes,

    - under-performance during facility testing,

    - failure to operate the facility optimally and reliably and

    - catastrophic events such as fires, earthquakes, lightning, explosions, floods or other similar occurrences affecting our project.

    The failure of any one of the six turbine-generators could significantly reduce revenues generated by the facility. This failure could also significantly increase the operating expenses of the facility. This, in turn, would impair our ability to pay amounts due on the bonds. If we are unable to meet our availability and efficiency targets to PECO, we will be required to pay penalties, which will reduce our revenues, and could impact the amounts available to pay amounts due on the bonds. Under the formulas for availability in the power purchase agreement, higher rates for dispatch could make it more difficult for the partnership to achieve its availability targets. In the summer months in particular, the availability target for the facility is high, and if we failed to meet it we would be required to pay penalties in significant amounts which could impact our ability to pay amounts due on the bonds. See "SUMMARY OF PRINCIPAL PROJECT DOCUMENTS."

    THE INSURANCE WE HAVE OBTAINED MAY BE INADEQUATE.

    Although we maintain insurance consistent with industry standards to protect against certain operating risks and other risks, not all risks are insured or insurable. There can be no assurance that this insurance coverage will be available in the future on commercially reasonable terms or at commercially reasonable rates. If certain operating risks occur, or, if there is a total or partial loss of our project, there can be no assurance that the proceeds of the applicable insurance policies will be adequate to cover our lost revenues or increased expenses. See "SUMMARY DESCRIPTION OF PRINCIPAL FINANCING DOCUMENTS--Common Agreement--Certain Covenants--INSURANCE."

                                REGULATORY RISKS

    OUR BUSINESS IS SUBJECT TO SUBSTANTIAL REGULATIONS AND PERMITTING REQUIREMENTS AND MAY BE ADVERSELY AFFECTED BY CHANGES IN THESE REGULATIONS OR REQUIREMENTS.

    There are many federal, state and local laws pertaining to power generation designed to protect human health and the environment or to serve other aspects of public policy. These laws impose numerous requirements on the construction, ownership and operation of our project. If we fail to comply with these requirements, we could be prevented from completing or operating our project. Moreover, modifications to the facility to comply with these requirements could involve a material expenditure of funds or an incurrence of additional indebtedness to bring our project into compliance. Our business could also be materially adversely affected by changes in existing law or the interpretation of those laws. These changes can impose more restrictive requirements on our project in a way that could cause us to be unable to pay amounts due on the bonds. Among these laws is the federal Clean Air Act, which requires the State of Georgia and the federal government to take regulatory actions that may affect our business. There can be no assurance that we will or can satisfy all requirements that may result from actions taken in response to the federal Clean Air Act.

    Certain substances are regulated by the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"). If any of these regulated substances were discovered in the soil or groundwater of the facility site, we could be responsible for the investigation and removal of these substances regardless of the source of these hazardous substances.

    WE CANNOT ASSURE YOU THAT ALL PERMITS AND APPROVALS WILL BE OBTAINED WHEN NEEDED.

    We are responsible for obtaining and maintaining various permits and other regulatory approvals required for the operation of our project. Most material permits and other regulatory approvals currently required to construct our project have been obtained and we expect to obtain all the material permits in connection with the operation of any turbine-generator prior to the turbine-generator reaching operational status, except where a later time is prescribed by law. However, there can be no assurance that all these permits and approvals will be obtained prior to the date they are needed. Any delay or failure to obtain these permits and approvals could delay construction or operation of our project or result in additional costs. The renewal, extension or obtaining of permits and approvals for our project are subject to contest or appeal under federal or state law. Our failure to comply with these permits and approvals, or delay in obtaining or maintaining in full force and effect any such permits and approvals, could prevent or impair our ability to pay amounts due on the bonds. See "ENERGY REGULATION--Permit Status."

                                FINANCING RISKS

    IF WE DEFAULT ON THE BONDS, YOUR RIGHT TO PAYMENT, OR RECOURSE, WILL BE LIMITED TO THE ASSETS AND CASH FLOWS OF THE FACILITY.

    We are solely responsible for paying amounts due on the bonds. We were formed for the sole purpose of designing, financing, constructing, procuring, owning, leasing and operating our project. We conduct no other business and own no other significant assets except our interests in our project, our project documents and other assets related to the leasing or operation of our project. Other than the equity contribution of up to $35.5 million, our partners and their affiliates have no obligation to contribute additional equity to us.

    Our ability to pay amounts due on the bonds will be entirely dependent on our ability to construct our project and to perform under our power purchase agreement at levels which provide sufficient revenues, after the payment of our operations and maintenance costs and repayments under any working capital facility, to pay amounts due on the bonds and our other debt when due. The bonds and permitted senior debt will be paid out of the same funds without any precedence over each other. However, payments in respect of the principal amount of reimbursement obligations under the debt service reserve letter of credit and the power purchase agreement letter of credit, prior to a trigger event or the conversion of these obligations into debt service reserve term loans, debt service reserve bonds or power purchase agreement term loans, will be made in a lower order of priority than payments of principal of the bonds and other senior debt. The bonds and permitted senior debt is entitled to the benefit of the liens on the collateral securing their repayment. Operating and maintenance expenses of the facility and repayments under any working capital facility are generally payable before debt service with respect to the bonds.


    The bonds and our other senior debt are secured only by (1) our rights in our project, (2) a lien on the partnership interests in the partnership and
(3) the revenue bonds issued by the Development Authority and the related lien on our project assets owned by the Development Authority of Heard County and securing its revenue bonds. In certain circumstances, the ability of the collateral agent to foreclose on the collateral upon the occurrence of a trigger event or otherwise under the financing documents will be subject to perfection and priority issues and to practical problems associated with realization of the security interest. These types of issues and problems are associated with, among other things, the effect a bankruptcy of the partnership would have on the rights and remedies of its creditors, including the collateral agent, the possible unenforceability of any assignment of rents prior to taking possession of the mortgaged property, or allowing the conducting of more than one sale of the project's real property or of waivers or advance consents that have the effect of marshalling of assets and the possible lack of assignability of licenses, permits and the like, as well as general principles of equity governing the availability of certain remedies and waivers. As a general matter, all of the project's collateral could be affected by these issues and problems.


    We cannot assure you that, if we default on the payments due on the bonds and you foreclose on and sell our project, you will receive sufficient proceeds to pay all amounts that we owe you on the bonds. In addition, there are certain assets comprising our project, such as permits, that you may not be able to effectively foreclose upon without the consent of a third party, such as a governmental authority. We cannot assure you that if you try to foreclose on our assets, you will get all of the third party approvals necessary to operate our project.

    WE MAY INCUR ADDITIONAL DEBT, OR BE REQUIRED TO MAKE PAYMENTS TO REIMBURSE DRAWS UNDER LETTERS OF CREDIT, THAT COULD ADVERSELY AFFECT YOU.

    We are permitted to incur additional indebtedness under the common agreement, including additional series of bonds, to pay for certain capital improvements and expansions of the facility and for other purposes. Certain types of this permitted indebtedness may rank equally in payment with the bonds and could result in lower debt service coverage ratios and cash available to pay amounts due on the bonds. In addition, this indebtedness would share in the collateral that secures the bonds. This may reduce the benefits of the collateral to you and your ability to control certain actions taken with respect to the collateral.

    We have arranged for a debt service reserve letter of credit to fund the debt service reserve account. In addition, in order to secure our obligations under the power purchase agreement, we have provided the power purchase agreement letter of credit to PECO. If either letter of credit is drawn upon, we will be required to reimburse the banks that provided it. The payment of interest in respect of drawings on both the power purchase agreement letter of credit and the debt service reserve letter of credit will be made at the same level of priority as payments of interest in respect of the bonds. In certain circumstances, payments of the principal amount of drawings under the debt service reserve letter of credit and the power purchase agreement letter of credit will be made at the same level of priority as payments on the principal amount of the bonds. There can be no assurance that the revenues of our project or otherwise would be sufficient to cover these increases in debt service payments. The banks providing the debt service reserve letter of credit and the power purchase agreement letter of credit are secured on an equal basis with the bonds by a lien on and security interest in the collateral.

    WE ARE RELYING ON PROJECTIONS OF THE FUTURE PERFORMANCE OF THE FACILITY, AND THESE PROJECTIONS MAY NOT PROVE TO BE ACCURATE.

    The report by R. W. Beck contains projections of our operating results based on assumptions and forecasts of our ability to generate revenue and of our expected costs. The assumptions made with respect to fuel cost, which are relevant to us under our power purchase agreement if the facility is less efficient than expected, and dispatch are based upon a market analysis prepared by Resource Data. We have reviewed and accepted these projections on the basis of present knowledge and assumptions that we believe to be reasonable. The financing of our project has been structured on the basis of these assumptions and projections. These assumptions and projections relate to our project's expected revenues and expenses over the term of the bonds. R.W. Beck has formulated the assumptions used in its report after performing its technical, environmental and economic evaluation of our project. The report also contains other assumptions of business and economic conditions generally. The report sets forth a discussion of the many assumptions utilized in formulating the projections.


    Arthur Andersen LLP, our independent auditors, have not reviewed R.W. Beck's Report and, accordingly, do not express an opinion or any other form of assurance on it. Except to the extent required under U.S. securities laws, we will not provide you with revised projections or any summary of the differences between the projections and actual events. We expressly disclaim any duty to update R.W. Beck's report under any circumstances.


    For purposes of preparing these projections, certain assumptions, in addition to those mentioned above, were made with respect to material contingencies and other matters that are not within our control. Accordingly, we cannot accurately predict the outcome of these projections. These assumptions and the other assumptions used in the projections are inherently subject to significant uncertainties and actual results will differ, perhaps materially, from those projected. Accordingly, the projections are not necessarily an indication of our current value or future performance. Therefore, we cannot guarantee their accuracy or the accuracy of Resource Data's market analysis. No representation is made or intended, nor should any be inferred, with respect to the likely existence of any particular future set of facts or circumstances. Investors are cautioned not to place undue reliance on the projections. If actual results are less favorable than those shown in the projections or if the assumptions used in formulating these projections prove to be incorrect, our ability to pay amounts due on the bonds may be materially adversely affected. See "APPENDIX B--Independent Engineer's Report" and "APPENDIX C--Independent Market Consultant's Report."

    IF YOU DO NOT PROPERLY TENDER YOUR OLD BONDS, YOU WILL CONTINUE TO HOLD
     UNREGISTERED OLD BONDS AND YOUR ABILITY TO TRANSFER OLD BONDS WILL BE ADVERSELY AFFECTED

    We will only issue new bonds in exchange for old bonds that are timely received by the exchange agent together with all required documents, including a properly completed and signed letter of transmittal, as described in this prospectus. Therefore, you should allow sufficient time to ensure timely delivery of the old bonds and you should carefully follow the instructions on how to tender your old bonds. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the old bonds. If you do not tender your old bonds or if we do not accept your old bonds because you did not tender your old bonds properly, then, after we consummate the exchange offer, you will continue to hold old bonds that are subject to the existing transfer restrictions and, except in certain limited circumstances, you will no longer have any registration rights with respect to or be entitled to an increased interest rate on the old bonds. In addition:

    - if you tender your old bonds for the purpose of participating in a distribution of the new bonds, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with any resale of the new bonds; and

    - if you are a broker-dealer that receives new bonds for your own account in exchange for old bonds that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of those new bonds.

    We have agreed that, for a period of not less than 180 days after the exchange offer is consummated, we will make a prospectus available to any broker-dealer for use in connection with any such resale.

    After the exchange offer is consummated, if you continue to hold any old bonds, you may have difficulty selling them because there will be less old bonds outstanding. In addition, if a large amount of old bonds are not tendered or are tendered improperly, the limited amount of new bonds that would be issued and outstanding after we consummate the exchange offer could lower the market price of the new bonds.

    THERE IS NO EXISTING MARKET FOR THE NEW BONDS, AND WE CANNOT ASSURE YOU THAT AN ACTIVE TRADING MARKET WILL DEVELOP.

    The new bonds are a new issue of securities with no established trading market. We do not intend to apply for listing of the new bonds on any national securities exchange or for quotation of the new bonds on any automated dealer quotation system. The liquidity of the trading market in the new bonds, and the market price quoted for the new bonds, may be adversely affected by changes in the overall market for these securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, you cannot be sure that an active trading market will develop for the new bonds. Moreover, even if a market for the new bonds does develop, the new bonds could trade at a discount from their face amount. If a market for the new bonds does not develop, you may be unable to sell your new bonds for an extended period of time, if at all. Consequently, you may not be able to liquidate your investment readily, and your lenders may not readily accept the new bonds as collateral for loans.

                      WHERE YOU CAN FIND MORE INFORMATION

    We are filing a registration statement on Form S-4 to register with the SEC the new bonds to be issued in exchange for the old bonds. This prospectus is part of that registration statement. As allowed by the SEC's rules, this prospectus does not contain all of the information you can find in the registration statement and the exhibits to the registration statement.

    Upon effectiveness of the registration statement, we will file annual and quarterly reports and other information with the SEC. You may read and copy any reports, documents and other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call 1-800-SEC-0330 for further information on the public reference rooms. Our filings will also be available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

    Our obligations to file reports with the SEC will be suspended if the new bonds are held of record by fewer than 300 holders as of the beginning of any fiscal year, and may cease filing reports with the SEC in respect of such fiscal year, other than the fiscal year in which this registration statement is declared effective.

                           FORWARD-LOOKING STATEMENTS


    Various statements contained in this prospectus are forward-looking statements. Such forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "intends," "will," "should" or "anticipates," or by the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. Although these statements are based upon assumptions the partnership believes are reasonable, no assurance can be given that the future results covered by the forward-looking statements will be achieved. Such statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of such risks, uncertainties and other factors are discussed above in this prospectus under "RISK FACTORS," and you are urged to consider these factors carefully. Except to the extent required under U.S. securities laws, we do not intend to provide bondholders with any revised or updated financial projections or analysis of the difference between the financial projections and actual operating results.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

    We have entered into an exchange and registration rights agreement with the initial purchasers of the old bonds in which we agreed, under certain circumstances, to file a registration statement relating to an offer to exchange the old bonds for the new bonds. The registration statement of which this prospectus forms a part was filed in compliance with this obligation. We also agreed to use our reasonable best efforts to cause the exchange offer to be consummated within 315 days following the original issuance of the old bonds. The new bonds will have terms substantially identical to the old bonds except that the new bonds will not contain terms with respect to transfer restrictions, registration rights or an increased interest rate for failure to observe certain obligations in the exchange and registration rights agreement. The old bonds were issued on November 10, 1999.

    Under the circumstances set forth below, we will use our reasonable best efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the old bonds and keep the shelf registration statement effective for up to two years after the effective date of the shelf registration statement. These circumstances include:

    - if pursuant to any changes in law, SEC rules or regulations or applicable interpretations by the SEC staff do not permit us to effect the exchange offer as contemplated by the exchange and registration rights agreement;

    - if any old bonds validly tendered in the exchange offer are not exchanged for new bonds within 315 days after the original issue of the old bonds; or

    - if the exchange offer is not available to any holder of the old bonds.

    Each holder of old bonds that wishes to exchange old bonds for transferable new bonds in the exchange offer will be required to make the following representations:

    - any new bonds will be acquired in the ordinary course of its business;

    - it has no arrangement or understanding with any person to participate in the distribution(, within the meaning of the Securities Act of 1933) of the new bonds; and

    - it is not our "affiliate," as defined in Rule 405 of the Securities Act of 1933, or, if it is an affiliate, it will comply with the applicable registration and prospectus delivery requirements of the Securities Act of 1933.

RESALE OF NEW BONDS

    Based on interpretations of the SEC staff set forth in no-action letters issued to unrelated third parties, we believe that new bonds issued in the exchange offer in exchange for old bonds may be offered for resale, resold and otherwise transferred by any new bondholder without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933, if:

    - that holder is not an "affiliate" of ours within the meaning of Rule 405 under the Securities Act of 1933;

    - that new bonds are acquired in the ordinary course of the holder's business; and

    - the holder does not intend to participate in the distribution of those new bonds.

    Any holder who tenders in the exchange offer with the intention of participating in any manner in a distribution of the new bonds:

    - cannot rely on the position of the SEC staff enunciated in EXXON CAPITAL HOLDINGS CORPORATION, MORGAN STANLEY & CO. INCORPORATED or similar no-action letters; and

    - must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with a secondary resale transaction of the new bonds.

    This prospectus may be used for an offer to resell, for the resale or for other re-transfer of new bonds only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the old bonds as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives new bonds for its own account in exchange for old bonds, where those old bonds were acquired by that broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new bonds. This prospectus may be used by these broker-dealers for this purpose. Please read the "PLAN OF DISTRIBUTION" section for more details regarding the transfer of new bonds.

TERMS OF THE EXCHANGE OFFER

    Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange any old bonds properly tendered and not properly withdrawn on or prior to the expiration date. Old bonds may be tendered only in denominations of $100,000 and integral multiples of $1,000 in excess thereof. We will issue $1,000 principal amount of new bonds in exchange for each $1,000 principal amount of old bonds surrendered under the exchange offer.

    The form and terms of the new bonds will be substantially identical to the form and terms of the old bonds except the new bonds will be registered under the Securities Act of 1933, will not bear legends restricting their transfer and will not provide for any increase in interest rate upon failure of the issuer to fulfill its obligations under the exchange and registration rights agreement to file, and cause to be effective, a registration statement. The new bonds will evidence the same debt as the old bonds. The new bonds will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the old bonds. Consequently, both series will be treated as a single class of debt securities under that indenture.

    As of the date of this prospectus, $275.0 million aggregate principal amount of the old bonds are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of old bonds. There will be no fixed record date for determining registered holders of old bonds entitled to participate in the exchange offer.

    We intend to conduct the exchange offer under the provisions of the exchange and registration rights agreement, the applicable requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934, and the rules and regulations of the SEC. Old bonds that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits those holders have under the indenture.

    We will be deemed to have accepted for exchange properly tendered old bonds when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new bonds from the partnership and delivering new bonds to those holders. Subject to the terms of the exchange and registration rights agreement, we expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old bonds not previously accepted for exchange, upon the occurrence of any of the conditions specified below under the caption "--Conditions to the Exchange Offer."

    Holders who tender old bonds in the exchange offer will not be required to pay brokerage commissions or fees, or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old bonds. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read the "--Fees and Expenses" section below for more details regarding fees and expenses incurred in the exchange offer.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

    The exchange offer will expire at 5:00 p.m., New York City time on
            , 2000, unless we extend it in our sole discretion. We do not currently intend to extend the expiration date, although we reserve the right to do so, and we have agreed to use our reasonable best efforts to commence and
complete the exchange offer promptly but no later than             , 2000.

    In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of old bonds of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

    We reserve the right, in our sole discretion:

    - to delay accepting for exchange any old bonds or to extend the exchange offer or to terminate the exchange offer and to refuse to accept old bonds not previously accepted if any of the conditions set forth under "--Conditions to the Exchange Offer" below have not been satisfied, by giving oral or written notice of the delay, extension or termination to the exchange agent; or

    - subject to the terms of the exchange and registration rights agreement, to amend the terms of the exchange offer in any manner.

    Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders of old bonds. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose that amendment in a manner reasonably calculated to inform the holders of old bonds of the amendment. During any of these extensions, all old bonds previously tendered will remain subject to the exchange offer, and we may accept them for exchange unless they have been previously withdrawn. We will return any old bonds that we do not accept for exchange for any reason without expense to their tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

    Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we will have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to a financial news service.

CONDITIONS TO THE EXCHANGE OFFER

    Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange any new bonds for, any old bonds, and we may terminate the exchange offer as provided in this prospectus before accepting any old bonds for exchange if in our reasonable judgment:

    - the new bonds to be received will not be tradeable by the holder without restriction under the Securities Act of 1933 or the Securities Exchange Act of 1934 and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States;

    - the exchange offer, or the making of any exchange by a holder of old bonds, would violate applicable law or any applicable interpretation of the SEC staff; or

    - any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

    In addition, we will not be obligated to accept for exchange the old bonds of any holder that has not made:

    - the representations described under "--Purpose and Effect of the Exchange Offer" or "--Procedures for Tendering" below and "PLAN OF DISTRIBUTION" and

    - other representations that may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registration of the new bonds under the Securities Act of 1933.

    The exchange offer is not conditioned upon any minimum aggregate principal amount of old bonds being tendered for exchange.

    These conditions are for our sole benefit and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times in our sole discretion. If we fail at any time to exercise any of the foregoing rights, that failure will not constitute a waiver of that right. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

    In addition, we will not accept for exchange any old bonds tendered, and will not issue new bonds in exchange for any of those old bonds, if at that time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.

PROCEDURES FOR TENDERING

    Only a holder of old bonds may tender those old bonds in the exchange offer. To tender in the exchange offer, a holder must:

    - complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and mail or deliver the letter of transmittal or facsimile to the exchange agent on or prior to the expiration date (or, if the holder complies with the guaranteed delivery procedures described below, within three New York Stock Exchange trading days thereafter); or

    - comply with DTC's Automated Tender Offer Program procedures described below.

    In addition, either:

    - the exchange agent must receive old bonds along with the letter of transmittal; or

    - the exchange agent must receive, on or prior to the expiration date, a timely confirmation of book-entry transfer of those old bonds into the exchange agent's account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent's message; or

    - the holder must comply with the guaranteed delivery procedures described below.

    To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under "--Exchange Agent" on or prior to the expiration date.

    The tender by a holder that is not withdrawn on or prior to the expiration date will constitute an agreement between that holder and us under the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

    The method of delivery of old bonds, the letter of transmittal and all other required documents to the exchange agent is at the holder's election and risk. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent on or prior to the expiration date. Holders should not send the letter of transmittal or old bonds to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for them.

    Any beneficial owner whose old bonds are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner's behalf. If that beneficial owner wishes to tender on its own behalf, it must, prior to completing and executing the letter of transmittal and delivering its old bonds, either:

    - make appropriate arrangements to register ownership of the old bonds in that owner's name; or

    - obtain a properly completed bond power from the registered holder of old bonds.

    The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

    Signatures on a letter of transmittal or a notice of withdrawal described below must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another "eligible institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, unless the old bonds tendered pursuant thereto are tendered:

    - by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

    - for the account of an eligible institution.

    If the letter of transmittal is signed by a person other than the registered holder of any old bonds listed on the old bonds, those old bonds must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the old bonds and an eligible institution must guarantee the signature on the bond power.

    If the letter of transmittal or any old bonds or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

    The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's Automated Tender Offer Program to tender. Participants in the DTC program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. They may do so by causing DTC to transfer the old bonds to the exchange agent under its procedures for transfer. DTC will then send an agent's message to the exchange agent. The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of a book-entry confirmation, to the effect that:

    - DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering old bonds that are the subject of this book-entry confirmation;

    - the participant has received and agrees to be bound by the terms of the letter of transmittal (or, in the case of an agent's message relating to guaranteed delivery, that the participant has received and agrees to be bound by the applicable notice of guaranteed delivery); and

    - the agreement may be enforced against that participant.

    We will determine in our sole discretion all questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered old bonds and withdrawal of tendered old bonds. Our determination will be final and binding. We reserve the absolute right to reject any old bonds not properly tendered or any old bonds the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old bonds. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old bonds must be cured within the time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old bonds, neither we, the exchange agent nor any other person will incur any liability for failure to give that notification. Tenders of old bonds will not be deemed made until those defects or irregularities have been cured or waived. Any old bonds received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

    In all cases, we will issue new bonds for old bonds that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

    - old bonds or a timely book-entry confirmation of those old bonds into the exchange agent's account at DTC; and

    - a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

    By signing the letter of transmittal or transmitting an acceptance of the exchange offer through DTC, each tendering holder of old bonds will represent to us that, among other things:

    - any new bonds that the holder receives will be acquired in the ordinary course of its business;

    - the holder has no arrangement or understanding with any person or entity to participate in the distribution of the new bonds;

    - if the holder is not a broker-dealer, it is not engaged in and does not intend to engage in the distribution of the new bonds;

    - if the holder is a broker-dealer that will receive new bonds for its own account in exchange for old bonds that were acquired as a result of market-making activities, it will deliver a prospectus, as required by law, in connection with any resale of those new bonds; and

    - the holder is not our "affiliate," as defined in Rule 405 of the Securities Act of 1933, or, if the holder is our affiliate, it will comply with any applicable registration and prospectus delivery requirements of the Securities Act of 1933.

BOOK-ENTRY TRANSFER

    The exchange agent will establish an account with respect to the old bonds at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution participant in DTC's system may make book-entry delivery of old bonds by causing DTC to transfer those old bonds into the exchange agent's account at DTC under DTC's procedures for transfer. Holders of old bonds who are unable to deliver confirmation of the book-entry tender of their old bonds into the exchange agent's account at DTC or all other documents of transmittal to the exchange agent on or prior to the expiration date must tender their old bonds according to the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

    Holders wishing to tender their old bonds but whose old bonds are not immediately available or who cannot deliver their old bonds, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC's Automated Tender Offer Program on or prior to the expiration date may tender if:

    - the tender is made through an eligible institution;

    - on or prior to the expiration date, the exchange agent receives from the eligible institution either a properly completed and duly executed notice of guaranteed delivery (by facsimile transmission, mail or hand delivery) or a properly transmitted agent's message and notice of guaranteed delivery:

     -- setting forth the name and address of the holder, any registered number(s) of those old bonds and the principal amount of old bonds tendered;

     --  stating that the tender is being made thereby; and

     -- guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal (or facsimile thereof) together with the old bonds or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible institution with the exchange agent; and

    - the exchange agent receives the properly completed and executed letter of transmittal (or facsimile thereof), as well as all tendered old bonds in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the expiration date.

    Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their old bonds according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

    Except as otherwise provided in this prospectus, holders of old bonds may withdraw their tenders at any time on or prior to the expiration date.

    For your withdrawal to be effective:

    - the exchange agent must receive a written notice (which may be by telegram, telex, facsimile transmission or letter) of withdrawal at one of the addresses set forth below under "--Exchange Agent" or

    - holders must comply with the appropriate procedures of DTC's Automated Tender Offer Program.

    Any notice of withdrawal must:

    - specify the name of the person who tendered the old bonds to be withdrawn;

    - identify the old bonds to be withdrawn (including the principal amount of those old bonds); and

    - where certificates for old bonds have been transmitted, specify the name in which those old bonds were registered, if different from that of the withdrawing holder.

    If certificates for old bonds have been delivered or otherwise identified to the exchange agent, then, prior to the release of those certificates, the withdrawing holder must also submit:

    - the serial numbers of the particular certificates to be withdrawn; and

    - a signed notice of withdrawal with signatures guaranteed by an eligible institution unless the holder is an eligible institution.

    If old bonds have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old bonds and otherwise comply with DTC's procedures. We will determine all questions as to the validity, form and eligibility (including time of receipt) of those notices, and our determination will be final and binding on all parties. We will deem any old bonds so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer. Any old bonds that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder (or, in the case of old bonds tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described above, those old bonds will be credited to an account maintained with DTC for old bonds) as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old bonds may be re-tendered by following one of the procedures described under "--Procedures for Tendering" above at any time on or prior to the expiration date.

EXCHANGE AGENT

    The Chase Manhattan Bank has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent addressed as follows:

    For Overnight Delivery, Delivery by Hand or Delivery by Registered or Certified Mail:

       The Chase Manhattan Bank
       270 Park Avenue
       New York, New York 10017
       Attn: William H. McDavid, General Counsel

    By Facsimile Transmission (for eligible institutions only):

       (212) 270-4288

    Confirm facsimile by telephone only:

       (212) 270-2611

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

FEES AND EXPENSES

    We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitations by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.

    We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

    Our expenses in connection with the exchange offer include:

    - SEC registration fees;

    - fees and expenses of the exchange agent and the trustee;

    - accounting and legal fees and printing costs; and

    - related fees and expenses.

TRANSFER TAXES

    We will pay all transfer taxes, if any, applicable to the exchange of old bonds under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes (whether imposed on the registered holder or any other person) if:

    - certificates representing old bonds for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of old bonds tendered;

    - tendered old bonds are registered in the name of any person other than the person signing the letter of transmittal; or

    - a transfer tax is imposed for any reason other than the exchange of old bonds under the exchange offer.

    If satisfactory evidence of payment of those taxes is not submitted with the letter of transmittal, the amount of those transfer taxes will be billed to that tendering holder.

    Holders who tender their old bonds for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register new bonds in the name of, or request that old bonds not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

CONSEQUENCES OF FAILURE TO EXCHANGE

    Holders of old bonds who do not exchange their old bonds for new bonds under the exchange offer will remain subject to the restrictions on transfer applicable to the old bonds:

    - as set forth in the legend printed on the old bonds as a consequence of the issuance of the old bonds pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws; and

    - otherwise as set forth in the offering memorandum distributed in connection with the private offering of the old bonds.

    In general, you may not offer or sell the old bonds unless they are registered under the Securities Act of 1933, or if the offer or sale is exempt from registration under, or not subject to, the Securities Act of 1933 and applicable state securities laws. Except as required by the exchange and registration rights agreement, we do not intend to register resales of the old bonds under the Securities Act of 1933. Based on interpretations of the SEC staff, new bonds issued pursuant to the exchange offer may be offered for resale, resold or otherwise transferred by their holders (other than any such holder that is our "affiliate" within the meaning of Rule 405 under the Securities Act of 1933) without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933, provided that the holders acquired the new bonds in the ordinary course of the holders' business and the holders have no arrangement or understanding with respect to the distribution of the new bonds to be acquired in the exchange offer. Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the new bonds:

    - could not rely on the applicable interpretations of the SEC; and

    - must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with any secondary resale transaction of the new bonds.

    After the exchange offer is consummated, if you continue to hold any old bonds, you may have difficulty selling them because there will be less old bonds outstanding. In addition, if a large amount of old bonds are not tendered or are tendered improperly, the limited amount of new bonds that would be issued and outstanding after we consummate the exchange offer could lower the market price of the new bonds.

ACCOUNTING TREATMENT

    We will record the new bonds in our accounting records at the same carrying value as the old bonds, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer. We will record the expenses of the exchange offer as incurred.

OTHER

    Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

    We may in the future seek to acquire untendered old bonds in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any old bonds that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered old bonds.

                                USE OF PROCEEDS

    We will not receive any proceeds from the issuance of the new bonds. In consideration for issuing the new bonds as contemplated in this prospectus, we will receive in exchange old bonds in like principal amount, which will be cancelled and as such will not result in any increase in our indebtedness.

    The proceeds of the old bonds were used to purchase the $275,000,000 principal amount of Taxable Industrial Development Revenue Bonds issued by the Development Authority of Heard County, Georgia. The proceeds of these revenue bonds will fund the design, procurement, construction, testing, commissioning and initial operation of our project and were used to pay certain fees and expenses in connection with the offering of the old bonds.

                      ESTIMATED SOURCES AND USES OF FUNDS

    We estimate the total cost of designing, financing, engineering, procuring, constructing, testing and start-up of our project to be approximately
$330.6 million. The following table sets forth the estimated sources and uses of funds in connection with the construction, financing and commencement of commercial operation of our project, including the issuance of the bonds.

SOURCES OF FUNDS(1)
Principal amount of the old bonds...........................  $275,000,000
Equity Contribution(2)......................................    35,500,000
Revenues from operation of the Initial Units(3).............    20,089,000
                                                              ------------
      TOTAL SOURCES OF FUNDS................................  $330,589,000
                                                              ============
USES OF PROCEEDS
EPC Contract................................................  $229,065,000
Electric Interconnection Facilities.........................     1,000,000
Gas Supply Facilities.......................................     3,123,000
Spare Parts.................................................     3,649,000
Development Cost............................................     7,000,000
Initial Working Capital.....................................       258,000
Project Management..........................................     4,643,000
Legal & Financing...........................................     5,114,000
Net Interest During Construction(4).........................    52,757,000
Expenses of operation of the Initial Units..................     4,831,000
Contingencies...............................................    11,962,000
Other.......................................................     7,187,000
                                                              ------------
      TOTAL PROJECT COSTS...................................  $330,589,000
                                                              ============

------------------------

(1) This table does not include the provision of the debt service reserve letter of credit or the power purchase agreement letter of credit.

(2) See "SUMMARY DESCRIPTION OF THE PRINCIPAL FINANCING DOCUMENTS--Equity Contribution Agreement."

(3) Assumes occurrence of the date of commercial operation of the Initial Units on June 1, 2001. A delay in the occurrence of this date would reduce this amount. See "RISK FACTORS--Construction Risk."

(4) Interest during construction is $67,487,000 against which there has been netted out $14,730,000 of projected interest income on unspent bond proceeds. Reflects an interest rate of 9.50% on the bonds and that unspent bond proceeds earn interest at an assumed 5% annual rate.

                         SELECTED FINANCIAL INFORMATION

    The selected financial information of the partnership set forth below has been derived from, should be read in conjunction with, and is qualified in its entirety by reference to, the financial statements of the partnership, including the notes thereto, included elsewhere in this prospectus, which have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report thereon included elsewhere in this prospectus. These financial statements have been prepared under generally accepted accounting principles ("GAAP"). The partnership has been in the development stage since its formation.

                         TENASKA GEORGIA PARTNERS, L.P.
                         SELECTED FINANCIAL INFORMATION

                                THE PARTNERSHIP
                              AS OF MARCH 31, 2000


                        ASSETS                                     LIABILITIES AND PARTNERS' DEFICIT

Current Assets..........................  $231,740,581   Current Liabilities....................  $ 12,914,577

Development Work in Progress............    38,008,696   Long Term Debt.........................   275,000,000

Land....................................       602,529   Other Liabilities......................       216,622

Other Assets............................     7,602,906   Partners' Deficit
                                                           Tenaska Georgia, Inc.................      (101,765)
                                                           Tenaska Georgia I, L.P...............   (10,074,722)
                                                                                                  ------------
                                                         Total Partners' Deficit................   (10,176,487)
                                          ------------                                            ------------
Total Assets............................  $277,954,712   Total Liabilities and partners'
                                                         deficit................................  $277,954,712
                                          ============                                            ============
Net loss to partners accumulated during the development stage for the three months ended
  March 31, 2000................................................................................  $ (2,397,688)
                                                                                                  ============


                            AS OF DECEMBER 31, 1999


                        ASSETS                                     LIABILITIES AND PARTNERS' DEFICIT

Current Assets..........................  $244,170,316   Current Liabilities....................  $  3,946,876

Development Work in Progress............    20,056,087   Long Term Debt.........................   275,000,000

Land....................................       602,529   Other Liabilities......................        86,501

Other Assets............................     6,425,646   Partners' Deficit
                                                           Tenaska Georgia, Inc.................       (77,788)
                                                           Tenaska Georgia I, L.P...............    (7,701,011)
                                                                                                  ------------

                                                         Total Partners' Deficit................    (7,778,799)
                                          ------------                                            ------------

Total Assets............................  $271,254,578   Total Liabilities and partners'
                                                         deficit................................  $271,254,578
                                          ============                                            ============

Net loss to partners accumulated during the development stage for the twelve months ended
  December 31, 1999.............................................................................  $ (7,778,799)
                                                                                                  ============

                       RATIO OF EARNINGS TO FIXED CHARGES

    Because we have not begun operations, we cannot calculate a ratio of earnings to fixed charges.

                         MANAGEMENT OF THE PARTNERSHIP

    Under our amended and restated partnership agreement (the "Partnership Agreement"), Tenaska Georgia, Inc., our managing general partner, has the exclusive power and authority to direct and manage our affairs and is responsible for our day-to-day management, which includes administration of our project. Tenaska Georgia I, L.P., is the limited partner under the Partnership Agreement.

    Certain actions by the partnership may be taken with a simple majority of the general partners, based on their respective ownership interests. Examples of these types of actions include:

    - approving budgets, and

    - entering into, amending or terminating material project contracts.

    Dissolution of the partnership requires unanimous approval of the general partners, based on their respective ownership interests. Removal of the managing general partner requires unanimous approval of all partners, excluding the vote of the managing general partner to be removed. Also, mergers, reorganizations and the incurrence of debt require unanimous approval of the general partners.

                      MANAGEMENT OF TENASKA GEORGIA, INC.

    The following are officers of TGI: Tenaska Georgia, Inc., our managing general partner:

    HOWARD L. HAWKS, Chairman and Chief Executive Officer of Tenaska, Inc. has served as Chairman, CEO and President of our managing general partner since its formation in 1998. Prior to forming Tenaska, Inc. in 1987, Mr. Hawks served in various management positions at Enron Corp., formerly known as InterNorth Inc., for 21 years. He served as president of three of its subsidiary groups, Northern Natural Resources and Enron Development, Northern Liquid Fuels Group, and Northern Plains Natural Gas Company. Mr. Hawks also serves on the board of the North American Electric Reliability Council (NERC). He is a graduate of the University of Nebraska, where he earned a Bachelor of Science degree in accounting and a Master of Business Administration degree.

    THOMAS E. HENDRICKS,  Vice President of Business Development of
Tenaska, Inc., has served as Vice President of our managing general partner since its formation. Prior to co-founding Tenaska, Inc., Mr. Hendricks was an executive with Enron Corp. and the Nebraska Public Power District. He served as general manager of Northern Natural Resources and Enron Development, a subsidiary of Enron Corp. Mr. Hendricks also serves on the Board of Trustees of the Western Systems Coordinating Council. He graduated from the University of Nebraska-Lincoln with a Bachelor of Science degree in chemical engineering.

    RONALD N. QUINN, Vice President, Chief Financial Officer and Secretary of Tenaska, Inc., is Vice President, CFO and Secretary of our managing general partner. Prior to joining Tenaska, Inc. in 1988, Mr. Quinn was employed by American Express Company as Vice President of Business Development in the Information Services Division. Mr. Quinn has also held various executive positions at Enron Corp. and at Norwest Bank. Mr. Quinn earned a Bachelor of Science degree in business administration and a Master of Business Administration degree from Creighton University.

    MICHAEL F. LAWLER,  Vice President of Finance and Treasurer of
Tenaska, Inc., is Vice President and Treasurer of our managing general partner. Prior to joining Tenaska, Inc. in 1991, Mr. Lawler held positions as Senior Vice President, Finance/Information Systems of Mercy Midlands; Owner and President of Missouri Valley Natural Gas; Assistant Treasurer for InterNorth Inc., and as Controller for Northern Propane Gas. Mr. Lawler earned a Bachelor of Science degree in business administration from Creighton University and a Master of Business Administration degree from the University of Iowa.

    LARRY V. PEARSON, Vice President of Fuel Supply and Transportation for Tenaska, Inc., serves as Vice President for our managing general partner. Prior to joining Tenaska, Inc. in 1988, Mr. Pearson was an executive at Enron Corp. for 15 years, where he held various positions, including Senior Vice President, Enron Gas Supply; Vice President, Gas Supply, Northern Natural Gas Company; and Vice President, Regulatory Affairs, Northern Natural Gas Company. Mr. Pearson earned a Bachelor of Science degree in mechanical engineering from the South Dakota School of Mines and Technology and a Master of Business Administration degree from Creighton University.

    MICHAEL C. LEBENS, Vice President of Engineering for Tenaska, Inc., serves as Vice President of our managing general partner. Before joining Tenaska, Inc. in 1987, Mr. Lebens was Director of Engineering for Enron Cogeneration Co. and Northern Natural Resources, subsidiaries of Enron Corp. Mr. Lebens has also held positions at Gibbs & Hill where he was Senior Mechanical Engineer and at Burns & McDonnell, where he was responsible for mechanical design, specifications and engineering estimates. Mr. Lebens earned his Bachelor of Science degree and a Master of Science degree in mechanical engineering from the University of Nebraska-Lincoln.

                             AFFILIATE TRANSACTIONS

OPERATING & MAINTENANCE AGREEMENT

    Certain operation and maintenance services for our project are provided by the Operator, which is a wholly owned subsidiary of Tenaska, Inc. Pursuant to the O&M Agreement, we will pay the Operator for approved expenses. Tenaska Operations will receive a fixed fee of $75,000 for the Pre-Commercial Operating Period and a potential incentive fee of not more than $75,000 during or prior to the Pre-Commercial Operating Period. During the Commercial Operating Period (except for the year 2003), the Operator will receive a monthly fixed fee of $18,750, escalated annually, an annual availability bonus of not more than $75,000, escalated annually, and a potential annual incentive fee of not more than $100,000, escalated annually. Tenaska Operations is liable to pay us a negative annual availability percentage fee of not more than $75,000, escalated annually, in the event of substandard performance. For further description of the O&M Agreement, see "SUMMARY OF PRINCIPAL PROJECT DOCUMENTS--O&M Agreement."

LAND ARRANGEMENTS


    Tenaska, Inc. has:



    - sold to us by limited warranty deed its interest in 101.29 acres of land located in Heard County, Georgia for a price of $616,100,



    - leased 13.13 acres of land to us on a triple net basis for use as a material and equipment laydown area, at a base rental rate of $1,094 per month and for a term expiring on December 31, 2002,



    - granted us a perpetual non-exclusive easement over an easement area of up to eighty feet in width for utilities and access over Tenaska, Inc.'s property and through the Georgia Transmission property, for purposes of providing access to George Brown Road, in consideration for the payment of $2,500 per acre of easement area, and



    - granted us a publicly recorded option to acquire up to 8 acres of Tenaska, Inc.'s land for use by us or our successors or assigns as an electric substation site for a purchase price of $6,500 per acre, with an option exercise and closing period expiring December 31, 2001.


    Following the transfer of Tenaska, Inc.'s interest in the 101.29 acres of land, we granted Tenaska, Inc. a perpetual non-exclusive gas pipeline easement and temporary construction easement across the same property in consideration for the payment of $2,500 per acre of easement area. Thereafter, we transferred our interest in the same 101.29 acres of land, and some related easements, to the Development Authority.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                              FINANCIAL CONDITION

GENERAL

    We were formed on April 16, 1998, to develop, finance, construct, own or lease, operate and maintain our project. Prior to the sale of the old bonds, we were in the development stage and had no operating revenues and expenses. We estimate the total cost of designing, financing, engineering, procuring, constructing and commissioning our project to be approximately $330.6 million. See "ESTIMATED SOURCES AND USES OF FUNDS."

EQUITY CONTRIBUTION

    Our partners are obligated to contribute up to $35.5 million to the partnership to fund the costs of developing, financing, constructing, testing and initially operating our project. [Each of our partner's obligation is supported by an acceptable letter of credit or other acceptable credit support.]

LIQUIDITY AND CAPITAL RESOURCES

    We believe that the net proceeds from the sale of the old bonds, interest income on the unspent portion thereof during the construction period, anticipated revenues from the operation of the Initial Units and proceeds of the equity contributions will be sufficient to:

    - fund the engineering, procurement, construction, testing and commissioning of our project,

    - pay certain fees and expenses in connection with the financing and development of our project, and

    - pay the costs of developing, financing and initially operating our project, including interest on the bonds.

    In order to provide liquidity in the event of temporary cash flow shortfalls, we are required to maintain an account that will contain an amount equal to the principal and interest due on the bonds on the next scheduled payment date. Our obligation to fund this account begins on June 1, 2002. The maintenance of this balance will be done through cash funding, the issuance of a letter of credit or a combination of both.

    During the three months ended March 31, 2000, we incurred $17,952,609 of project construction costs that were capitalized as Development Work in Progress. As of March 31, 2000, construction of the project was on schedule and within budget.

BUSINESS STRATEGY AND OUTLOOK

    Our overall business strategy is to perform as agreed under our 29-year Power Purchase Agreement with PECO and to maximize our revenues under the Power Purchase Agreement by earning incentive payments available through achieving certain availability and efficiency levels. We intend to cause our project to be managed, operated and maintained in compliance with all applicable documents relating to our project and all applicable legal requirements.

                      BUSINESS AND REGULATORY ENVIRONMENT

INTRODUCTION

    In recent years, federal and state initiatives have further promoted the development of competition in the sale of electricity and gas. On the federal level, the Federal Energy Regulatory Commission has adopted a rule that facilitates access to the nationwide transmission grid by utility and non-utility purchasers of electricity and allows utilities subject to Federal Energy Regulatory Commission jurisdiction to recover stranded costs. In addition, proposals have been introduced in Congress to repeal the Public Utility Holding Company Act of 1935. If the repeal of the Public Utility Holding Company Act of 1935 were to occur, competitive advantages that independent power producers have over certain regulated utilities may be reduced or eliminated.

COMPETITION

    Pursuant to the Power Purchase Agreement, PECO is required to purchase all of the facility's capacity up to "Contract Capacity" and, pursuant to its request, the facility's energy. The Power Purchase Agreement generally prohibits us from selling capacity or energy to third parties. Therefore, during the term of the Power Purchase Agreement, competition from other capacity and energy providers will become an issue only if PECO breaches its agreement and ceases to purchase the facility's capacity and energy or the Power Purchase Agreement is otherwise terminated or not performed under its terms.

EMPLOYEES

    We have no employees and do not anticipate having any employees in the future. Pursuant to our O&M Agreement with Tenaska Operations, Inc., Tenaska Operations, Inc. will operate and maintain the facility. The direct labor personnel and the plant operations management will be employees of Tenaska Operations, Inc. Management oversight of Tenaska Operations, Inc. will be provided by Tenaska, Inc. pursuant to a service agreement between Tenaska Operations, Inc. and Tenaska, Inc.

LEGAL PROCEEDINGS

    The partnership is not party to any legal proceedings.

                               ENERGY REGULATION

EXEMPT WHOLESALE GENERATOR STATUS

    We intend to operate as an "exempt wholesale generator" commencing on and after the date the Initial Units are operational. On June 7, 1999, we submitted a filing with the Federal Energy Regulatory Commission for an Order Accepting Initial Rate Schedule for Filing, Waiving Regulations, and Granting Blanket Approvals. Federal Energy Regulatory Commission has accepted the filing, which includes waivers of various regulatory requirements that apply to traditional electric utilities, on July 28, 1999. On July 9, 1999, Federal Energy Regulatory Commission certified the partnership as an "exempt wholesale generator."

    An exempt wholesale generator is a public utility under the Federal Power Act, and the partnership, when operating solely as an exempt wholesale generator, would be subject to the jurisdiction of the Federal Energy Regulatory Commission with respect to its wholesale electric rates and other matters. An exempt wholesale generator must be engaged exclusively in the business of owning or operating an eligible facility and selling electricity at wholesale. An eligible facility is a generating facility that is used solely to produce electricity exclusively for sale at wholesale. An exempt wholesale generator is exempt from the Public Utility Holding Company Act of 1935 and no company would become a holding company under the Public Utility Holding Company Act of 1935 due to its holding 10% or more of the voting securities or partnership interests in the partnership. There is no restriction on the proportion of equity interest in an exempt wholesale generator that may be held by electric utilities and electric utility holding companies. As an exempt wholesale generator, the partnership's sale to PECO in the wholesale market will be exempt from rate regulation as an electric utility under state law.

ENVIRONMENTAL REGULATION

    We are required to comply with a number of statutes and regulations relating to protection of the environment and the safety and health of the personnel operating our project and the public during the operation of our project. Such statutes and regulations include, among others, the regulation of air emissions, water discharges, solid and hazardous waste disposal, hazardous materials handling, petroleum storage, and safety and health standards, practices and procedures applicable to the operation of the facility.

    On September 24, 1998, the United States Environmental Protection Agency (the "EPA") issued a final rule to address regional transport of ground-level ozone in the eastern United States through reductions in nitrogen oxides ("NO(x)") in 23 jurisdictions in the east and midwest, including Georgia (the EPA NO(x) Rule"). In 1999 in a separate action, the Georgia Environmental Protection Division proposed certain modifications to its state implementation plan to address the Atlanta ozone non-attainment area. Those proposed changes include limitations on NO(x) emissions in a 34-county area, including Heard County. This proposed change is currently under review by state and federal officials. The EPA NOx Rule set forth an annual NO(x) emissions budget for each affected jurisdiction and required each such jurisdiction to submit a state implementation plan demonstrating how it would meet its budget. Depending upon how the implementation plan for Georgia would allocate the burden of compliance with the EPA NOx Rule as between existing generating stations and new generating stations (such as the facility) and how Georgia modifies its implementation plan to address the Atlanta ozone non-attainment area, the cost of operating the facility could be materially adversely affected. The United States Court of Appeals for the District of Columbia Circuit on May 25, 1999 stayed indefinitely the deadline for jurisdictions to submit their implementation plans. We cannot predict how the court challenge to the EPA NOx Rule will be resolved or whether the EPA NOx Rule will be repromulgated in its original or in a modified form, or if there will ultimately be any change to Georgia's regulations that adversely affect our project. Comprehensive settlement discussions failed in August 1999, and the continuing litigation may be protracted. We cannot predict the outcome of other pending litigation concerning petitions by downwind states under
Section 126 of the Clean Air Act to mandate specific reductions at specific facilities in upwind states or of other litigation about ozone standards which might indirectly affect matters related to NO(x) implementation plan issues or how Georgia or the EPA may ultimately resolve Atlanta's ozone non-attainment issues.

    CLEAN WATER ACT. We are subject to a variety of state and federal regulations governing existing and potential water and wastewater discharges from the facility. Generally, federal regulations promulgated pursuant to the Clean Water Act govern overall water and wastewater discharges, through National Pollutant Discharge Elimination System permits. Under current provisions of the Clean Water Act, existing permits must be renewed every five years, at which time permit limits are subject to extensive review and can be modified to account for changes in regulations. In addition, the permits have re-opener clauses that can be used to modify a permit at any time. Amendments to the Clean Water Act could be adopted, which would require us to pay for additional monitoring requirements and toxicity reduction evaluations. The impact of any such amendments is not expected to significantly affect our project.

    CERCLA. The facility site may be investigated for potential environmental contamination. Investigation prior to the purchase of the facility site revealed no evidence of the release of CERCLA-listed substances nor the presence of any significant soil contamination. CERCLA requires the cleanup of sites from which there has been a release or threatened release of hazardous substances. In the Phase I Environmental Site Assessment, the facility site was found to be undeveloped with no evidence of recognized adverse environmental conditions.

PERMIT STATUS

    We have obtained all of the construction permits required to be obtained by us to begin construction of the facility and expect to obtain all other construction permits by the time required for timely completion of our project on or before the date all six Units are scheduled to be operational. An Air Quality Permit was granted by the Georgia Environmental Protection Division on December 18, 1998 and amended on April 21, 1999. The Air Quality Permit obtained by us included all state and federal new source review requirements (Prevention of Significant Deterioration and Acid Rain Prevention Program permitting requirements). The approval to operate will be incorporated in the Title V permit when it is issued, as discussed below.

    We have a permit from the United States Army Corps of Engineers, Nationwide Permit ("NWP") No. 26, which permits a total of 2.08 acres of wetlands to be filled at the facility site and the pipeline easement. Coverage under NWP
No. 26 places a 3-acre maximum wetland impact loss for the entire project, including necessary fuel and electrical interconnections. A pre-construction notification, including a wetlands mitigation plan was submitted to the US Army Engineers in compliance with the requirements of NWP No. 26. Coverage under the NWP was verified and the mitigation plan was approved by US Army Engineers on April 21, 1999, subject to submission to and approval by the US Army Engineers of a restrictive covenant consistent with the plan. The covenant was submitted to US Army Engineers for approval and was recorded in accordance with under the terms of the US Army Engineers authorization.

    Based upon final grading and drainage plans, we will file an application for a Disturbance Permit with Heard County. Currently, there is no general National Pollutant Discharge Elimination System permit available for storm water discharges associated with construction activity such as ours in the State of Georgia and the Georgia Environmental Protection Division has informed us that it will not issue individual permits for such activities. Should a general National Pollutant Discharge Elimination System permit become available, we intend to file a Notice of Intent to be covered by such permit and to comply with all applicable terms of the permit. We will otherwise comply with all applicable federal and state requirements for control of storm water during construction.

    We are required to operate in compliance with EPA requirements regarding the storage and transfer of petroleum fuel oil. We have received a National Pollutant Discharge Elimination System permit to discharge wastewater to Hilly Mill Creek through an outfall which we will construct.

    The facility is subject to permitting under Title V of the Clean Air Act Amendments of 1990 and applicable state regulations. The Title V permit has not yet been issued. We will file a permit application for a Title V Permit within 12 months after the initial operation of any particular Unit.

    Georgia Power will be required to file the Georgia Power Interconnection Agreement with the Federal Energy Regulatory Commission and will be subject to acceptance or rejection within 60 days of filing. We regard this as a routine filing and expect that Federal Energy Regulatory Commission will accept the filing.

    The renewal, extension or obtaining of permits and approvals for the facility are and may be subject to contest or appeal under federal or state law. See "RISK FACTORS--Regulatory Risks."

                          DESCRIPTION OF THE NEW BONDS

GENERAL

    The partnership issued the old bonds and will issue the new bonds pursuant to the Indenture. The aggregate principal amount of the old bonds and new bonds that may be outstanding at any one time will not exceed $275,000,000. The bonds will mature on February 1, 2030 and will bear interest from their date of issuance at 9.50% per annum. Except as described below, the new bonds will be issued as fully registered bonds in authorized denominations of $100,000 and integral multiples of $1,000 in excess thereof. Interest on the bonds will be payable semi-annually in arrears on each February 1 and August 1, commencing August 1, 2000 (each a "Scheduled Payment Date"), and at earlier redemption, to the registered owners of the bonds (each a "Holder") as shown on the books for the registration and transfer of the bonds kept at the designated corporate trust office of The Chase Manhattan Bank, in its capacity as trustee under the Indenture (the "Trustee"), at the close of business on the fifteenth day next preceding such Scheduled Payment Date. Payment of principal on the bonds will begin on February 1, 2006 and thereafter will be payable on each Scheduled Payment Date. Interest on the bonds will be computed on the basis of a 360-day year consisting of twelve 30-day months.

PAYMENT OF PRINCIPAL AND INTEREST

    So long as DTC or its nominee, Cede & Co., is the registered owner of the global bond issued to DTC or its nominee in registered form representing all or a portion of the Bonds (the "Global Bonds"), payments of the principal of and premium, if any, and interest thereon will be made directly to DTC or Cede & Co., as nominee for DTC, under DTC's practices and procedures. Disbursements of such payments to owners of beneficial interests in the Global Bonds are the responsibility of the participants, as described below.

    The principal of and premium, if any, and interest on each of the bonds issued in certificate form to a Person other than DTC (the "Certificated Bonds") will be payable by check mailed to the address of the Holder of such Certificated Bond as such addresses appear in the books maintained by the Trustee or, upon request by any Holder of $1 million or more in aggregate principal amount of Certificated Bonds, by wire transfer to such Holder, except for the payment of the final installment of principal payable with respect thereto, which shall be made upon surrender of such bond at the principal corporate trust office of the Trustee.

SCHEDULED PRINCIPAL PAYMENTS

    The principal of the bonds will be payable in semi-annual installments on Scheduled Payment Dates commencing February 1, 2006 as follows:

SCHEDULED PAYMENT DATE             PAYMENT    SCHEDULED PAYMENT DATE              PAYMENT
----------------------            ---------   ----------------------            ------------
   February 1, 2006               $ 344,000      February 1, 2018               $  5,844,000
     August 1, 2006                 344,000        August 1, 2018                  5,844,000
   February 1, 2007                 344,000      February 1, 2019                  6,532,000
     August 1, 2007                 344,000        August 1, 2019                  6,532,000
   February 1, 2008                 688,000      February 1, 2020                  6,875,000
     August 1, 2008                 688,000        August 1, 2020                  6,875,000
   February 1, 2009               1,032,000      February 1, 2021                  7,219,000
     August 1, 2009               1,032,000        August 1, 2021                  7,219,000
   February 1, 2010               1,375,000      February 1, 2022                  7,563,000
     August 1, 2010               1,375,000        August 1, 2022                  7,563,000
   February 1, 2011               1,719,000      February 1, 2023                  8,250,000
     August 1, 2011               1,719,000        August 1, 2023                  8,250,000
   February 1, 2012               2,407,000      February 1, 2024                  8,594,000
     August 1, 2012               2,407,000        August 1, 2024                  8,594,000
   February 1, 2013               3,094,000      February 1, 2025                  8,938,000
     August 1, 2013               3,094,000        August 1, 2025                  8,938,000
   February 1, 2014               3,438,000      February 1, 2026                  9,282,000
     August 1, 2014               3,438,000        August 1, 2026                  9,282,000
   February 1, 2015               4,125,000      February 1, 2027                  9,969,000
     August 1, 2015               4,125,000        August 1, 2027                  9,969,000
   February 1, 2016               4,469,000      February 1, 2028                 11,688,000
     August 1, 2016               4,469,000        August 1, 2028                 11,688,000
   February 1, 2017               5,157,000      February 1, 2029                 12,375,000
     August 1, 2017               5,157,000        August 1, 2029                 12,375,000
                                                 February 1, 2030                 12,358,000
                                                           Total:               $275,000,000

BOOK-ENTRY, DELIVERY, FORM AND TRANSFER

    GLOBAL BONDS

    The new bonds will be initially issued in the form of one or more permanent global bonds, which will be registered in the name of DTC or a nominee of DTC and deposited on behalf of the purchasers of the old bonds represented thereby with the Trustee as custodian for DTC.

    The aggregate principal amount of the Global Bonds may from time to time be increased or reduced by adjustments made in the records of the Trustee as custodian for DTC.

    Interests in the Global Bonds may be held in denominations of $100,000 and integral multiples of $1,000 in excess thereof.

    CERTIFICATED BONDS

    Interests in the Global Bond will be exchangeable for bonds in certificated, fully registered form without coupons in denominations of $100,000 and integral multiples of $1,000 in excess thereof (1) (a) if DTC notifies the partnership that it is unwilling or unable to continue as depository for such Global Bonds or DTC ceases to be a "Clearing Agency" registered under the Securities Exchange Act of 1934, and a successor depository is not appointed by the partnership within 90 days, or (b) at the written request of a majority of holders of beneficial interests in a Global Bond during an Event of Default and (2) if such exchange complies with the Indenture and the rules and procedures of DTC and its nominee (the "Applicable Procedures").

    REPLACEMENT EXCHANGE AND TRANSFER

    If any bond at any time is mutilated, defaced, destroyed, stolen or lost, such bond may be replaced at the cost of the applicant (including the reasonable and duly documented fees and expenses of the partnership and the Trustee) upon provision of evidence satisfactory to the Trustee and the partnership that such bond was destroyed, stolen or lost, together with such indemnity as the Trustee and the partnership may require. Mutilated or defaced bonds must be surrendered before replacements will be issued.

CERTAIN BOOK-ENTRY PROCEDURES FOR THE GLOBAL BONDS

    The descriptions of the operations and procedures of DTC set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. The partnership takes no responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters. DTC has advised the partnership that it is


    - a limited purpose trust company organized under the laws of the State of New York,



    - a "banking organization" within the meaning of the New York Banking Law,



    - a member of the Federal Reserve System,



    - a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended and



    - a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934.


    DTC was created to hold securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants") that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or Indirect Participants.

    The partnership expects that pursuant to procedures established by DTC
(a) DTC will credit the accounts of participants with an interest in the Global Bond and (b) ownership of the bonds will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of participants) and the records of participants and the Indirect Participants (with respect to the interests of persons other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the bonds represented by the Global Bond to such persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in bonds represented by the Global Bond to pledge or transfer such interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest. So long as DTC or its nominee is the registered owner of the Global Bond, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the bonds represented by the Global Bond for all purposes under the Indenture.

    Except as provided above, owners of beneficial interests in the Global Bond will not be entitled to have bonds represented by the Global Bond registered in their names, will not receive or be entitled to receive physical delivery of Certificated Bonds, and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee thereunder. Accordingly, each holder owning a beneficial interest in the Global Bond must rely on the procedures of DTC and, if such holder is not a participant or an Indirect Participant, on the procedures of the participant through which such holder owns its interest, to exercise any rights of a holder of bonds under the Indenture or the Global Bond. The partnership understands that under existing industry practice, in the event that the partnership requests any action of holders of bonds, or a holder that is an owner of a beneficial interest in the Global Bond desires to take any action that DTC, as the holder of the Global Bond, is entitled to take, DTC would authorize the participants to take such action and the participants would authorize holders owning through such participants to take such action or would otherwise act upon the instruction of such holders. Neither the partnership nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of bonds by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such bonds.

    Payments with respect to the principal of, and premium, if any, and interest on, any bonds represented by the Global Bond registered in the name of DTC or its nominee on the applicable record date will be payable by the Trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the Global Bond representing such bonds under the Indenture. Under the terms of the Indenture, the partnership and the Trustee may treat the persons in whose names the bonds, including the Global Bond, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither the partnership nor the Trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in the Global Bond (including principal, premium, if any, and interest). Payments by the participants and the Indirect Participants to the owners of beneficial interests in the Global Bond will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the Indirect Participants and DTC. Transfers between participants in DTC will be effected under DTC's procedures, and will be settled in same-day funds.

OPTIONAL REDEMPTIONS

    REDEMPTION AT THE OPTION OF THE PARTNERSHIP


    At the option of the partnership, the bonds are subject to redemption prior to the Stated Maturity thereof, in whole or in part, on any business day, at a price equal to the Redemption Price plus the Make-Whole Premium.


    BLOCKED DISTRIBUTIONS


    Subject to exceptions and conditions, the bonds shall be redeemed, in whole or in part, at any time on any business day, at a price equal to the Redemption Price with monies from the Distribution Suspense Account received by the Trustee from the Collateral Agent, provided such receipt is under the Collateral Agency Agreement. See "SUMMARY DESCRIPTION OF PRINCIPAL FINANCING DOCUMENTS--Collateral Agency Agreement--PARTNERSHIP DISTRIBUTION FUND--Blocked Partner Distributions."

MANDATORY REDEMPTIONS

    EVENT OF LOSS

    Subject to exceptions and conditions, the bonds shall be redeemed, in whole or in part, at a price equal to the Redemption Price with certain monies from the Loss Proceeds Account received by the Trustee from the collateral agent designated by the Collateral Agency Agreement (the "Collateral Agent") in connection with an Event of Loss or an Event of Eminent Domain that has been determined under the Collateral Agency Agreement to render all or a portion of the facility incapable of being rebuilt, repaired or restored to permit operation of the facility or a portion thereof on a commercially feasible basis. See "SUMMARY DESCRIPTION OF PRINCIPAL FINANCING DOCUMENTS--Collateral Agency Agreement--LOSS PROCEEDS ACCOUNT."

    EXCESS LOSS PROCEEDS

    Subject to exceptions and conditions, the bonds shall be redeemed, in whole or in part, at a price equal to the Redemption Price with monies from the Loss Proceeds Account received by the Trustee from the Collateral Agent in the event that Loss Proceeds in excess of $1,000,000 remain in the Loss Proceeds Account following the repair or restoration in respect of which such Loss Proceeds were received. See "SUMMARY DESCRIPTION OF PRINCIPAL FINANCING DOCUMENTS--Collateral Agency Agreement--LOSS PROCEEDS ACCOUNT."

    ENERGY CONTRACT BUY-OUT

    The bonds shall be redeemed, in whole or in part, at a price equal to the Redemption Price with monies received by the Trustee from the Collateral Agent from the Energy Contract Buy-Out Proceeds Sub-account if the partnership receives either:

    (a) the required payment from PECO in connection with a termination by PECO of the Power Purchase Agreement on the 20(th) anniversary of the date of commencement of the operating term of the Power Purchase Agreement, or

    (b) subject to exceptions and conditions, any cash payment from a purchaser of capacity or energy (including under the Power Purchase Agreement, other than as referred to in clause (a)), the effect of which is to result in the termination or cancellation of, reduce future payments under, or change the term of, the capacity or energy purchase contract between such purchaser and the partnership; provided, however, that, in the case of cash payments referred to in clause (b), this provision shall be applicable only if the termination or cancellation of, reduction of payments under, or change in term of, the related capacity or energy purchase contract is certified by the partnership as not voluntarily sought by the partnership, but into which the partnership is legally or practically required to enter by force of law or regulation, or by an actual or threatened condemnation, expropriation or other taking of our project, or by an actual or threatened bankruptcy proceeding on the part of the purchaser of the electricity or capacity under the subject contract or by an actual or threatened termination of full performance on the part of such purchaser; provided, further that, in the case of a threatened


       - condemnation, expropriation or other taking,



       - bankruptcy proceeding or



       - termination of full performance,


    such threat shall be express and in writing, and the partnership shall have certified that such threat has resulted in the bonds being placed on a negative credit watch or in a Rating Downgrade by either Rating Agency, or, either Rating Agency shall have indicated that any such threatened action should result in either the bonds being placed on a negative credit watch or in a Rating Downgrade (each, an "Involuntary Buyout Event"). See "SUMMARY DESCRIPTION OF PRINCIPAL FINANCING DOCUMENTS--Collateral Agency Agreement--LOSS PROCEEDS ACCOUNT--ENERGY CONTRACT BUY-OUT."

    EPC BUY-DOWN

    Subject to exceptions and conditions, the bonds shall be redeemed, in whole or in part, at a price equal to the Redemption Price with monies received by the Trustee from the Collateral Agent from the EPC Buy-Down Proceeds Sub-account under the Collateral Agency Agreement in connection with an EPC Buy-Down that has been determined under the Collateral Agency Agreement to render the facility incapable of being rebuilt, repaired or restored in order to remedy the circumstances giving rise to the obligation of the EPC Contractor to pay to an EPC Buy-Down. See "SUMMARY DESCRIPTION OF PRINCIPAL FINANCING DOCUMENTS--Collateral Agency Agreement--LOSS PROCEEDS ACCOUNT--EPC BUY-DOWN."

SELECTION OF BONDS FOR REDEMPTION; EFFECT OF REDEMPTION

    Bonds subject to redemption in part will be redeemed on a pro rata basis. All bonds, or portions thereof, called for redemption will cease to bear interest on the Redemption Date and will no longer be considered Outstanding, provided that sufficient funds for their redemption are on deposit with the Trustee on or prior to the Redemption Date.

RATINGS


    Moody's and S&P have assigned the bonds the ratings set forth above under "PROSPECTUS SUMMARY--The New Bonds--Ratings." There is no assurance that any such ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the applicable Rating Agency, if, in such Rating Agency's judgment, circumstances so warrant. Any such lowering, suspension or withdrawal of any such ratings may have a material adverse effect on the market price or marketability of the bonds.


SECURITY AND SOURCES OF PAYMENT FOR THE BONDS

    The following description of the security and sources of payment for the bonds constitutes a summary thereof and should not be considered to be a full statement of the provisions thereof and is qualified in its entirety by reference to all provisions of the Financing Documents and complete reference to this prospectus in its entirety.

    The bonds are obligations solely of the partnership payable solely from, and secured by the pledge of, the Indenture Collateral, as set forth in the Indenture, and by the Collateral, as set forth in the other Security Documents. The Indenture Collateral consists of the funds and accounts established under the Indenture, the Debt Service Reserve Account established under the Collateral Agency Agreement and any Debt Service Reserve Letter of Credit (other than to the extent of the Debt Service Reserve Letter of Credit provider's right to amounts thereunder). The rights of Holders with respect to the Indenture Collateral and the Collateral are governed by the provisions of the Indenture and the Collateral Agency Agreement. For the rights of the parties to the Collateral Agency Agreement, see "SUMMARY DESCRIPTION OF PRINCIPAL FINANCING DOCUMENTS--Collateral Agency Agreement."

    The partnership's obligations under the bonds are nonrecourse to any of the partners or affiliates (other than the partnership) or any shareholder, partner, officer, employee or director. Recourse on the bonds is limited to the partnership, the Indenture Collateral and the Collateral.

              SUMMARY DESCRIPTION OF PRINCIPAL FINANCING DOCUMENTS

    THE FOLLOWING ARE SUMMARIES OF THE MATERIAL TERMS OF PRINCIPAL FINANCING DOCUMENTS RELATED TO OUR PROJECT AND SHOULD NOT BE CONSIDERED TO BE A FULL STATEMENT OF THE TERMS AND PROVISIONS OF SUCH DOCUMENTS. ACCORDINGLY, THE FOLLOWING SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO EACH DOCUMENT. COPIES OF EACH DOCUMENT ARE AVAILABLE FOR INSPECTION AS DESCRIBED ABOVE UNDER "IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS." UNLESS OTHERWISE STATED, ANY REFERENCE IN THIS PROSPECTUS TO ANY DOCUMENT SHALL MEAN SUCH DOCUMENT AND ALL SCHEDULES, EXHIBITS AND ATTACHMENTS THERETO AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED AND IN EFFECT AS OF THE DATE HEREOF.

OVERVIEW OF THE PRINCIPAL FINANCING DOCUMENTS:

    The principal financing documents that we entered into in connection with the issuance and sale of the bonds, and the primary purposes of these documents, are as follows:

    - INDENTURE: We entered into the Indenture with the Trustee, as representative of the holders of the bonds. The indenture includes, among other things: (a) procedures for the issuance of the bonds and additional bonds and their authentication by the Trustee; (b) provisions that permit, or require, us to redeem the bonds before their maturity date;
      (c) affirmative covenants that require us to take action while any bonds are outstanding; (d) negative covenants that restrict our activities while any bonds are outstanding; and (e) events of default that permit the holders of the bonds to exercise remedies against us and the collateral.

    - COMMON AGREEMENT: We entered into the Common Agreement with the Trustee, the Debt Service Reserve Letter of Credit Agent, the Power Purchase Agreement Letter of Credit Agent and the Collateral Agent. The Common Agreement sets forth, among other things, the conditions precedent to the issuance and delivery of the bonds, events of default, representations and warranties of the partnership and various covenants of the partnership.

    - COLLATERAL AGENCY AGREEMENT: We entered into this agreement with the Collateral Agent, the Trustee, Development Authority Trustee, Debt Service Reserve Letter of Credit Agent, the Power Purchase Agreement Letter of Credit Agent and the Depositary Bank. The Collateral Agent obtains its authority to act on behalf of the Secured Parties under the Collateral Agency Agreement. The Collateral Agency Agreement also provides for the sharing of collateral among the Secured Parties and the procedures for voting by the Secured Parties on the exercise of remedies.

    - DEBT SERVICE RESERVE LETTER OF CREDIT REIMBURSEMENT AGREEMENT: We entered into this agreement with The Toronto-Dominion Bank to provide up to $16 million to be held by the Collateral Agent to serve as a debt service reserve facility for our project.

    - POWER PURCHASE AGREEMENT LETTER OF CREDIT REIMBURSEMENT AGREEMENT: We entered into this agreement with The Toronto-Dominion Bank which will provide a Power Purchase Agreement letter of credit for use by the partnership in connection with our project.

    - EQUITY CONTRIBUTION AGREEMENT: We entered into this agreement with Tenaska, Inc., our Contributing Partners and the Collateral Agent. Under this agreement, if the amounts on deposit in the Construction Fund are insufficient to make transfers required to pay our Project Costs, each Contributing Partner will contribute equity to the partnership from time to time during the construction period at the request of the Collateral Agent.


    - SECURITY AGREEMENT: We entered into this agreement with the Collateral Agent for the benefit of the Senior Parties. Under this agreement, we have granted a continuing lien on and a security interest in: (a) all of the partnership's personal property interests, (b) all proceeds in respect of any action to condemn, seize or appropriate all or any part of the project, (c) all proceeds in respect of any property insurance policy (other than proceeds of business interruption insurance or delayed opening insurance) covering the partnership or the project, (d) amounts held in any account of the partnership (excluding the Unrestricted Account), Governmental Approvals (to the extent permitted by their terms and by applicable law), and
      (e) general intangibles and all other personal property of the partnership, including all products and proceeds thereof.


    - OTHER AGREEMENTS: We also entered into the Deed to Secure Debt, Assignment of Rents and Leases and Security Agreement with the Collateral Agent. In connection with the collateral assignment of contract rights held by the partnership, including rights under our Project Documents, the Collateral Agent received an executed consent to assignment from some of the third parties to our Project Documents. The Development Authority entered into the Deed to Secure Debt, Security Agreement and Assignment of Rents and Leases with the Development Authority Trustee, our managing general partner entered into a General Partner Pledge and Security Agreement and our limited partner entered into a Limited Partner Pledge and Security Agreement in favor of the Collateral Agent.


                                   INDENTURE


ACCOUNTS

    The following accounts (the "Indenture Accounts") have been established by the Trustee: the account so designated, established and created under the Indenture (the "Bond Payment Account"), including the Interest Sub-Account and the Principal Sub-Account, the Redemption Account and the Construction Interest Account. All amounts from time to time held in each Indenture Account shall be held in the name of the Trustee subject to the lien and security interest granted under the Indenture and in the custody of the Depositary Bank on behalf of the Trustee.

    BOND PAYMENT ACCOUNT

    On the Date of Commercial Operation of the final three Units scheduled to be placed into Power Purchase Agreement Commercial Operation (the "Final Units"), the Bond Payment Account will be funded from amounts transferred from the Construction Interest Account pursuant to the Indenture, and from the Construction Fund established pursuant to the Collateral Agency Agreement. Following the Date of Commercial Operation of the Final Units, the Bond Payment Account will be funded from amounts transferred from the Debt Service Fund and, if required, the Debt Service Reserve Account pursuant to the Collateral Agency Agreement. See "--Collateral Agency Agreement."

    The Trustee shall deposit (1) all funds received by it for the payment of interest on the bonds into the Interest Sub-Account for disbursement under the Indenture and (2) all funds received by it for the payment of principal on the bonds into the Principal Sub-Account for disbursement under the Indenture.

    CONSTRUCTION INTEREST ACCOUNT

    Prior to the Date of Commercial Operation of the Final Units, the Trustee shall deposit all funds received by it for the payment of interest on the bonds into the Construction Interest Account. The Trustee will disburse from the Construction Interest Account the amount required to pay interest on the bonds when due (whether on a Scheduled Payment Date or otherwise). On the Date of Commercial Operation of the Final Units and upon the partnership's delivery to the Collateral Agent and the Trustee of a Commercial Operation Certificate, the Trustee shall transfer all funds remaining in the Construction Interest Account to the Bond Payment Account for deposit in the Interest Sub-Account.

    INTEREST SUB-ACCOUNT AND PRINCIPAL SUB-ACCOUNT

    - The Trustee is authorized and directed to disburse from the Interest Sub-Account, the amount required to pay interest on the bonds when due (whether on a Scheduled Payment Date or otherwise).

    - The Trustee is authorized and directed to disburse from the Principal Sub-Account, the amount required to pay principal on the bonds when due (whether on a Scheduled Payment Date or otherwise).

REDEMPTION OF BONDS; NOTICE

    NOTICE TO TRUSTEE

    The election or requirement of the partnership to redeem any bonds, at any time, will be evidenced by a written request of the partnership specifying the principal amount of the bonds to be redeemed. If the partnership elects or is required to redeem any bonds, the Trustee will determine the date on which such redemption will occur (the "Redemption Date") which will be within 90 days of its receipt of monies in respect of the event resulting in the partnership's obligation or election to redeem the bonds.

    NOTICE OF REDEMPTION

    Notice of redemption will be given to the Holders of such series to be redeemed at least 30 days but not more than 60 days prior to the Redemption Date. All notices of redemption will state, among other things:

    - the Redemption Date,

    - the premium payable on redemption, if any,

    - the portion of the principal amount of each bond to be redeemed,

    - that on the Redemption Date interest on such bonds will cease to accrue on and after said date,

    - the place of payment where such bonds are to be surrendered for payment of the amount in respect of such redemption,

    - the record date and

    - that the availability in the Redemption Account of an amount of immediately available funds to pay such bonds in full is a condition precedent to such redemption.

    BONDS PAYABLE ON REDEMPTION DATE

    The bonds or portions thereof to be redeemed will, on the Redemption Date, become due and payable, and from and after such date such bonds or portions thereof will cease to bear interest. Upon surrender of any such bond for redemption, an amount in respect of such bond or portion thereof will be paid as provided therein; PROVIDED, HOWEVER, that any payment of interest on any bond, the Scheduled Payment Date of which is on or prior to the Redemption Date, will be payable to the Holder of such bond registered as such at the close of business on the record date according to the terms of such bond and the Indenture.

    Any notice of redemption shall be conclusively presumed to have been duly given whether or not such notice is actually received by the Holder. No defect in the notice with respect to any bond (whether in the form of notice or the mailing thereof) shall affect the validity of the redemption proceedings for any other bonds.

REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF COVENANTS

    All representations and warranties by and all covenants of the partnership set forth in the Common Agreement are incorporated by reference into the Indenture as if set forth therein.

EVENTS OF DEFAULT; REMEDIES

    CERTAIN EVENTS

    The following events constitute "Events of Default" under the Indenture:

    (a) failure in the payment of principal of, premium, if any, or interest on any bond when the same becomes due and payable, whether by scheduled maturity or required prepayment or redemption or by acceleration or otherwise, and such failure continues for more than 5 days following the due date for payment in the case of principal, and more than 15 days following the due date for payment in the case of interest or premium; or

    (b) an Event of Default shall have occurred and be continuing under the Common Agreement.

    ENFORCEMENT OF REMEDIEs

    (a) Subject to subsections (c) and (d) below, if one or more Events of Default has occurred and is continuing, then:

        (1) in the case of an Event of Default described in clause (a) above, the Trustee may, and at the direction of the Holders of not less than 25% in aggregate principal amount of the Outstanding Bonds (the "One-Quarter Holders") the Trustee shall, declare the entire principal amount of Outstanding Bonds, all interest accrued and unpaid thereon, all premium (if any) and other amounts payable in respect thereof, to be due and payable;

        (2) in the case of all other Events of Default other than a bankruptcy event with respect to the partnership, such action described in the above paragraph may be taken by the Holders of greater than 50% in an aggregate principal amount of the Outstanding Bonds (the "Majority Holders"), by written notice to the Trustee and the partnership, and the Trustee, by written notice to the partnership; or

        (3) in the case of a bankruptcy event with respect to the partnership, the entire principal amount of the Outstanding Bonds, all interest accrued and unpaid thereon, all premium (if any) and other amounts payable in respect thereof shall automatically become due and payable.

    Within 30 days after the occurrence of an Event of Default which is known to the Trustee, the Trustee will mail to each Holder notice of such Event of Default. Except in the case of an Event of Default relating to failure to pay principal of, premium, if any, or interest on any bond, the Trustee may withhold such notice from the Holders if the Trustee in good faith determines that withholding notice is in the interest of the Holders.

    Notwithstanding the absence of direction from the Majority Holders directing the Trustee to accelerate the maturity of the bonds, if one or more of the Events of Default referred to in clause (a)(2) immediately above has occurred and is continuing, the Trustee may declare the entire principal amount of the Outstanding Bonds, all interest accrued and unpaid thereon, and all premium (if any) and other amounts payable under the bonds and the Indenture, if any, to be due and payable, unless the Majority Holders direct the Trustee not to accelerate the maturity of the bonds, if in the good faith exercise of its discretion the Trustee determines that such action is necessary to protect the interests of the Holders.

    (b) At any time after the principal of the bonds has become due and payable upon a declared acceleration, and before any judgment or decree for the payment of the money so due, or any portion thereof, has been entered, the Majority Holders, by written notice to the partnership and the Trustee, may rescind and annul such declaration and its consequences if:

        (1) there has been paid to or deposited with the Trustee a sum sufficient to pay:


           - all overdue interest on the bonds;



           - the principal of and premium (if any) on any bonds that have become due (including overdue principal) other than by such declaration of acceleration; and



           - all sums paid or advanced by the Trustee and the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel; and


        (2) all Events of Default, other than the nonpayment of the principal of the bonds that has become due solely by such acceleration, have been cured or waived under the Indenture and the Collateral Agency Agreement; provided that no such rescission or annulment will affect or impair any subsequent Default or Event of Default.

    (c) If an Event of Default has occurred and is continuing and an acceleration has occurred, subject to, among other things, the Collateral Agency Agreement, the Trustee may sell the Indenture Collateral as the Majority Holders shall request, or, in the absence of such request, as the Trustee in its discretion shall deem expedient in the interest of the Holders, at public or private sale.

    (d) Subject to the Collateral Agency Agreement, if an Event of Default has occurred and is continuing and an acceleration has occurred, the Trustee may (as the Majority Holders request) direct the Collateral Agent to take possession of all Collateral and, pursuant to the Collateral Agency Agreement, to sell such Collateral, as and to the extent permitted under the Collateral Agency Agreement.

    (e) All rights and remedies available to the Holders, or to the Trustee with respect to the Collateral, or otherwise pursuant to the Security Documents, are subject to the Collateral Agency Agreement, including the ability to enforce any remedy and the limitations on the Trustee's ability to vote the interest represented by the Outstanding Bonds.

    APPLICATION OF MONIES COLLECTED BY TRUSTEE. Any money collected or to be applied by the Trustee after an Event of Default in respect of the bonds will be applied to amounts owed with respect to all bonds on a pro rata basis and will be applied ratably to the Holders in the following order from time to time, on the date or dates fixed by the Trustee: (a) FIRST, to the payment of all amounts due to the Trustee or any predecessor Trustee under the Indenture; (b) SECOND,


    - in case the unpaid principal amount of the bonds has not become due, to the payment of any overdue interest, in the order of the maturity of the payments thereof,



    - in case the unpaid principal amount of a portion of the bonds has become due, first to the payment of accrued interest on all bonds in the order of the maturity of the payments thereof, and next to the payment of the overdue principal of and premium, if any, on all bonds then due or



    - in case the unpaid principal amount of all the bonds has become due, to the payment of the whole amount then due and unpaid upon the bonds for principal, premium, if any, and interest;


and (c) THIRD, in case the unpaid principal amount of all the bonds has become due, and all of the outstanding principal, premium, if any, interest and other amounts owed in connection with bonds have been fully paid, any surplus then remaining will be paid to the partnership, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

AMENDMENTS AND SUPPLEMENTS

    The partnership and the Trustee may amend or supplement the Indenture without the consent of the Holders


    - to add additional covenants of the partnership, to surrender rights conferred upon the partnership, or to confer additional benefits upon the Holders,



    - to increase the assets securing the partnership's obligations under the Indenture,



    - to provide for the issuance of additional bonds,



    - for any purpose not inconsistent with the terms of the Indenture or to cure any ambiguity, defect or inconsistency,



    - to reflect any amendments required by a Rating Agency in circumstances where confirmation of the ratings is required under the Indenture or



    - to provide for the issuance of new bonds as contemplated by any agreement entered into in connection with the issuance of additional bonds.


    The Indenture may be otherwise amended or supplemented by the partnership and the Trustee with the consent of the Majority Holders; PROVIDED, HOWEVER, that no such amendment or supplement may, without the consent of Holders of all then Outstanding Bonds, modify


    - the principal, premium (if any) or interest payable upon any bonds,



    - the dates on which interest on or principal of any bonds is paid,



    - the dates of maturity of any bonds,



    - the procedures for amendment by a supplemental indenture, or



    - the grant of security interests for the benefit of the bonds.


SATISFACTION AND DISCHARGE OF THE INDENTURE; DEFEASANCE

    The partnership may terminate the Indenture by delivering all Outstanding Bonds to the Trustee for cancellation and by paying all other sums payable under the Indenture.

    Legal and covenant defeasance will be permitted upon terms and conditions customary for transactions of this nature.

TRUSTEE

    There will at all times be a Trustee under the Indenture, which must be a corporation which


    - has a combined capital and surplus of at least $50 million,



    - is subject to supervision or examination by a federal or state or District of Columbia authority and



    - has a corporate trust office in New York, New York, each to the extent there is such an institution eligible and willing to serve.


    The partnership agrees to indemnify and hold harmless the Trustee in connection with the performance of its duties under the Indenture, except for liability which results from the gross negligence or bad faith of the Trustee.

    The Trustee may resign at any time by giving written notice thereof to the partnership. The Trustee may be removed at any time by act of the Majority Holders, with notice thereof delivered to the Trustee and to the partnership. The partnership will give notice of each resignation and removal of the Trustee and each appointment of a successor Trustee to all Holders.

                                COMMON AGREEMENT

    The partnership entered into a Common Agreement (the "Common Agreement") with the Trustee, the Debt Service Reserve Letter of Credit Agent, the Power Purchase Agreement Letter of Credit Agent, and the Collateral Agent. The Common Agreement sets forth, among other things, the conditions precedent to the date of issuance and delivery of the bonds (the "Closing Date"), events of default, representations and warranties of the partnership and various covenants of the partnership.

CERTAIN COVENANTS

    Set forth below are various affirmative and negative covenants of the partnership contained in the Common Agreement.

    USE OF PROCEEDS. The partnership used the proceeds from the sale of the bonds to purchase the revenue bonds issued by the Development Authority of Heard County, the proceeds of which will be used only to pay Project Costs.

    REPORTING REQUIREMENTS. The partnership will provide to the Collateral Agent, the Trustee, each Rating Agency and such other Senior Parties which so request


    - unaudited financial statements for each of the first three quarters of each fiscal year (commencing with the quarter ending March 31, 2000) and annual audited financial statements for each fiscal year (commencing with the fiscal year ended December 31, 2000),



    - all other information in respect of the partnership reasonably requested by either Rating Agency,



    - written notice of any Default or Event of Default or any notice of any material litigation, claim or proceeding pending or to the best knowledge of the partnership, threatened, involving or affecting the partnership or our project,



    - a copy of the annual operating budget for each calendar year after the Date of Commercial Operation and



    - quarterly signed and authorized officer's certificates from the partnership certifying that, as of such date, no Default or Event of Default has occurred and is continuing, or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.



    COMPLIANCE WITH LAWS. The partnership will comply with all applicable laws and Governmental Approvals applicable to it, and all other acts, rules, regulations, permits, orders and requirements, except where non-compliance would not reasonably be expected to result in a Material Adverse Effect.


    GOVERNMENTAL APPROVALS; TITLE.  The partnership will at all times
(a) obtain and maintain in full force and effect and comply with all Governmental Approvals and other consents and approvals required at any time in connection with its business, except where failure to take such action would not reasonably be expected to result in a Material Adverse Effect and (b) preserve and maintain good and marketable title or valid leasehold rights to its properties and assets (subject to no liens other than Permitted Liens).

    PERFORMANCE OF OBLIGATIONS. The partnership will perform and observe in all respects the terms and provisions of each Project Document to which it is a party, unless failure to so perform and observe would not reasonably be expected to result in a Material Adverse Effect.

    EXEMPT WHOLESALE GENERATOR STATUS. The partnership will at all times maintain its exempt wholesale generator status under the Public Utility Holding Company Act of 1935, unless failure to maintain such status (a) would not cause a breach under or forfeiture of the pricing or other material benefits of the Project Documents or (b) would not reasonably be expected to result in a Material Adverse Effect.

    NATURE OF BUSINESS. The partnership will not at any time conduct any activities other than those contemplated by our project and Financing Documents and all activities related thereto.

    AMENDMENTS TO PROJECT DOCUMENTS. The partnership will not amend, modify, cancel or terminate any Project Document (other than change orders under the EPC Contract and the Pipeline EPC Contract) or the Tax Agreement unless the partnership certifies that such amendment, modification, termination or cancellation would not reasonably be expected to result in a Material Adverse Effect; provided that in the case of an amendment, modification, termination or cancellation of the Power Purchase Agreement, each Rating Agency then rating the bonds confirms in writing that such amendment, modification, termination or cancellation would not result in a Rating Downgrade.

    ADDITIONAL PROJECT DOCUMENTS. The partnership will not enter into any Additional Project Document unless the partnership certifies in writing that the transactions contemplated by such Additional Project Document would not reasonably be expected to result in a Material Adverse Effect and either
(a) such certification is concurred with by the Independent Engineer or
(b) each Rating Agency then rating the bonds confirms in writing that the entry into the Additional Project Document would not result in a Rating Downgrade; provided that, the foregoing prohibition shall not apply (1) if PECO is not performing under the Power Purchase Agreement, to any Additional Project Document providing for short term capacity and energy sales, spot gas and related transportation or (2) if the transactions contemplated by the Additional Project Document, when taken together with all other Additional Project Documents which are in effect and have not been so certified, do not exceed $1,500,000 in any one calendar year.

    INSURANCE. The partnership will maintain, with responsible and financially sound insurance carriers, customary insurance in such amounts and with terms and conditions under standard industry practice. All physical damage and business interruption insurance policies of the partnership shall name the Collateral Agent as loss payee and as additional insured, provided that unless the Collateral Agent is exercising remedies, the consent of the partnership will be required prior to any final adjustment upon an event of loss under such policies.

    PROHIBITION ON FUNDAMENTAL CHANGES. The partnership will not enter into any transaction of merger or consolidation, change its form of organization or its business, liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution). The partnership will not sell, transfer, assign, hypothecate, pledge, lease, sublease or otherwise dispose of (in one transaction or in a series of transactions) any of its assets except (a) in the ordinary course of business or (b) if such asset is worn out, obsolete or no longer necessary or useful in the operation of our project; provided, however, if the aggregate fair market value of such worn out, obsolete, unnecessary or useless asset exceeds $2,000,000, the partnership must certify in writing that such asset is worn out, obsolete or no longer necessary or useful in the operation of our project; provided further, this restriction does not apply to any property which is the subject of the Georgia Power Interconnection Agreement and the land on which such property is to be located and related easements.

    RESTRICTED PAYMENTS. The partnership will not make any declaration or payment of distributions, dividends or other payments to any Person or make any payments of principal or interest on any Affiliate Subordinated Debt from funds in the Distribution Suspense Account, except as permitted under the Collateral Agency Agreement or as permitted under "ESTIMATED SOURCES AND USES OF FUNDS."

    TRANSACTIONS WITH AFFILIATES. Except for transactions entered into pursuant to our project and Financing Documents or the Partnership Agreement, the partnership will not enter into any transaction or series of related transactions with any Person (including any Affiliate of the partnership) on terms less favorable to the partnership than those in comparable arms-length transactions.

    LIMITATIONS ON DEBT. The partnership will not create or incur or suffer to exist any Indebtedness except "Permitted Indebtedness," which is limited to the following:

    (a) the revenue bonds issued by the Development Authority of Heard County, the Lease Agreement and the Guaranty;

    (b) the bonds;


    (c) Indebtedness incurred to finance in whole or in part the making of capital improvements to our project required to maintain compliance with applicable laws or our Project Documents; provided that, after giving effect to the incurrence of such Indebtedness (A) an Authorized Officer of the partnership certifies in writing and the Independent Engineer confirms as reasonable (subject to customary assumptions and qualifications) that (1) such capital improvements are reasonably expected to enable the partnership to comply with such applicable laws or Project Documents, as the case may be, and (2) the calculations of the partnership that demonstrate that after giving effect to the incurrence of such Indebtedness the minimum Projected Debt Service Coverage Ratio for (x) the next two consecutive Semi-Annual Periods commencing with the Semi-Annual Period in which such Indebtedness is incurred, taken as one annual period, and (y) each pair of subsequent consecutive Semi-Annual Periods taken as a single annual period through the Final Maturity Date, will not be less than 1.1 to 1.0, or (B) each Rating Agency then rating the bonds provides written confirmation that no Rating Downgrade will result from the incurrence of such Indebtedness;


    (d) Indebtedness in an aggregate principal amount not to exceed $15,000,000 incurred to finance in whole or in part the making of capital improvements in respect of our project, other than those capital improvements referenced in clause (iii) above; provided that, (A) no Event of Default shall have occurred and be continuing and (B) each Rating Agency then rating the bonds provides written confirmation that no Rating Downgrade will result from such the incurrence of such Indebtedness;

    (e) Indebtedness incurred under the Debt Service Reserve Letter of Credit Reimbursement Agreement, any Working Capital Facility and the Power Purchase Agreement Letter of Credit Reimbursement Agreement;

    (f) Indebtedness in an aggregate principal amount not to exceed $100,000 incurred in connection with the Georgia Power Interconnection Agreement;

    (g) Subordinated Debt in an aggregate principal amount not to exceed $20,000,000, under the requirements set forth herein; and

    (h) Other Indebtedness relating to our project in an aggregate principal amount not to exceed $10,000,000, which may be used for Project Costs, Operating and Maintenance Expenses and capital expenditures with respect to our project.

    LIMITATIONS ON LIENS. The partnership will not create or suffer to exist or permit any Liens upon or with respect to any of its properties except "Permitted Liens," which are limited to the following:

    - Liens specifically permitted or required by, or created by, any Security Document;

    - Liens to secure Permitted Indebtedness; provided that, the holder of such Permitted Indebtedness, or a representative thereof, shall have entered into the Collateral Agency Agreement; and provided, further that, in the case of Liens to secure Permitted Indebtedness which constitutes Subordinated Debt, the holders of Subordinated Debt shall not be permitted to foreclose such Liens until all Senior Debt has been irrevocably paid in full in cash;

    - Liens for taxes, assessments or governmental charges which are either not yet due or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves are established under GAAP;

    - Liens in connection with worker's compensation, unemployment insurance or other social security or pension obligations;

    - mechanic's, workmen's, materialmen's, supplier's, construction or other similar Liens arising in the ordinary course of business or incident to the development, construction, operation and maintenance of our project;

    - servitudes, easements, rights-of-way, restrictions, minor defects or irregularities in title and such other encumbrances or charges against real property or interests therein as are of a nature generally existing with respect to properties of a similar character and which do not in any material way interfere with the use thereof or the business of the partnership;

    - capital leases entered into by the partnership to the extent not prohibited by the Common Agreement; and

    - other Liens incidental to the conduct of the partnership's business or the ownership of properties and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than vendor's liens for accounts payable in the ordinary course of business), and which do not in the aggregate materially impair the use thereof in the operation of the partnership's business.

    INSPECTION. The Senior Parties, the Independent Engineer and the Insurance Consultant shall have the right to visit and inspect any of the properties of the partnership, and to examine and make copies of the books of record and accounts of the partnership and discuss the affairs, finances and accounts of the partnership with, and be advised as to the same by, its officers, all at such reasonable times and intervals, with reasonable notice prior to such inspection, and to such reasonable extent as the Senior Parties may request.


    CONSTRUCTION OF THE FACILITY. The partnership shall cause the construction of the facility to be prosecuted and completed with diligence and continuity (except for interruptions provided for in the EPC Contract or due to events of FORCE MAJEURE, which events of FORCE MAJEURE the partnership shall use its commercially reasonable efforts to mitigate), in a good and workmanlike manner and under sound, generally accepted building and engineering practices, all material applicable laws and Governmental Approvals and the EPC Contract. The partnership shall at all times cause a complete set of the current and (when available) as-built plans (and all supplements thereto) relating to the facility to be maintained on the facility site or the EPC Contractor's offices and available for inspection by the Independent Engineer and the Senior Parties.


    CHANGE ORDERS. The partnership will not initiate or consent to any change orders under the EPC Contract unless an Authorized Representative of the partnership certifies that (a) such change order is reasonable and is consistent with sound engineering practice, (b) such change order could not reasonably be expected to materially adversely affect the operation or reliability of our project, and (c) the implementation of such change order is not reasonably expected to materially delay the Date of Commercial Operation of the Final Units; PROVIDED that, unless the Independent Engineer has concurred in writing with the certifications set forth in clauses (a), (b) and (c) above, such change order shall not exceed $500,000 individually or, when aggregated with all other change orders that have not been concurred with in writing or otherwise approved or ratified by the Independent Engineer, $5,000,000.

ADDITIONAL COVENANTS

    In addition to the covenants described above, the Common Agreement also contains covenants of the partnership regarding:

    - maintenance of existence,

    - payment of taxes,

    - maintenance of books and records, and

    - delivery to the Trustee of all other information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act in order to permit compliance by a Holder with Rule 144A in connection with a resale of the bonds.

EVENTS OF DEFAULT; REMEDIES

    The following events constitute "Events of Default" under the Common
Agreement:

    (a) The occurrence of an event of default under the bonds, the Indenture, the Power Purchase Agreement Letter of Credit Reimbursement Agreement, the Debt Service Reserve Letter of Credit Reimbursement Agreement or a Working Capital Facility;

    (b) Any representation or warranty made by the partnership in the Common Agreement, or any representation or warranty in any certificate or other document furnished to the Senior Parties by or on behalf of the partnership thereunder, proves to have been false or misleading in any material respect as of the time made, confirmed or furnished and such fact, event or circumstance that gave rise to such inaccuracy has resulted, or would reasonably be expected to result, in a Material Adverse Effect and such fact, event or circumstance continues to be uncured for 30 or more days from the date the partnership obtains actual knowledge thereof; PROVIDED that, if the partnership commences and diligently pursues efforts to cure such fact, event or circumstance within such 30-day period and delivers written notice thereof to the Collateral Agent, the partnership may continue to effect such cure and such misrepresentation will not be deemed an Event of Default under the Common Agreement for an additional 60 days so long as the partnership is diligently pursuing such cure;

    (c) The partnership fails to perform or observe any covenant or agreement contained in the Common Agreement regarding maintenance of existence, insurance, Governmental Approvals, restrictions on Indebtedness and Liens, Restricted Payments, guarantees, disposition of assets, amendments to Project Documents, entering into Additional Project Documents, fundamental changes or nature of business, and such failure continues uncured for 30 or more days from the date the partnership obtains actual knowledge thereof;

    (d) The partnership fails to perform or observe any of its covenants contained in the Common Agreement (other than those contained in (c) above) and such failure continues uncured for 30 or more days from the date the partnership obtains actual knowledge thereof; PROVIDED, HOWEVER, that if the partnership commences and diligently pursues efforts to cure such default within such 30-day period and delivers written notice thereof to the Collateral Agent, the partnership may continue to effect such cure and such default will not be deemed an Event of Default for an additional 60 days so long as the partnership is diligently pursuing such cure;

    (e) Various events occur involving the voluntary or involuntary bankruptcy, insolvency, receivership or reorganization of the partnership;

    (f) Any Security Document ceases to be in full force and effect or any Lien purported to be granted thereby with respect to any material Collateral ceases to be a valid and perfected Lien in favor of the Collateral Agent for the benefit of the Senior Parties on the Collateral described therein with the priority purported to be created thereby and such cessation has resulted in a Material Adverse

Effect; PROVIDED, that the partnership has 30 days from the date the partnership obtains actual knowledge thereof to cure such cessation (if curable), or to furnish to the Collateral Agent all documents or instruments required to cure any such cessation, if curable;

    (g) Any material Project Document ceases to be valid and binding and in full force and effect, any third party thereto denies that it has any liability or obligation under any material Project Document and such third party ceases performance thereunder, or any third party is in default under such Project Document (subject to any applicable grace period), and in each case such cessation or default has resulted or would reasonably be expected to result in a Material Adverse Effect; PROVIDED that, no such event will be an Event of Default if within 180 days from the occurrence of such event, the partnership
(1) causes the third party to confirm its obligations under such Project Document and/or resume performance thereunder (as the case may be) or
(2) enters into an alternate agreement which (A) contains substantially similar terms and conditions or, if such terms and conditions are no longer available on a commercially reasonable basis, the terms and conditions then available on a commercially reasonable basis and (B) after giving effect to the agreement, enables the partnership to maintain a minimum annual Projected Debt Service Coverage Ratio equal to or greater than the lesser of (1) the minimum annual Projected Debt Service Coverage Ratio which would have been in effect had performance under the original Project Document continued and (2) 1.2 to 1.0; PROVIDED, FURTHER that in the case of the Power Purchase Agreement, each Rating Agency confirms that neither of such actions will result in a Rating Downgrade;

    (h) The partners cease to collectively maintain Control of the partnership unless each Rating Agency provides written confirmation that such cessation will not result in a Rating Downgrade;

    (i) The partnership fails to make any payment, or comply with any covenant, in respect of any Indebtedness in an amount exceeding $10,000,000; PROVIDED that such failure continues unwaived or uncured beyond any applicable grace period and results in the acceleration of the maturity of such Indebtedness; and

    (j) The entry of one or more final and non-appealable judgments for the payment of money in excess of $10,000,000 against the partnership, which remain unpaid or unstayed for 60 or more days.

                          COLLATERAL AGENCY AGREEMENT

    The partnership entered into the Collateral Agency and Intercreditor Agreement (the "Collateral Agency Agreement") with the Collateral Agent, the Trustee, and the Trustee under the Indenture of Trust, dated as of November 1, 1999, between the Development Authority and The Chase Manhattan Bank, as trustee (the "Development Authority Trustee"), Debt Service Reserve Letter of Credit Agent, the Power Purchase Agreement Letter of Credit Agent and the Depositary Bank. The Collateral Agency Agreement provides for, INTER ALIA, (a) the preservation and administration of the Collateral, (b) the disposition of the Collateral among the Senior Parties and (c) the exercise of various rights, remedies and options by the Senior Parties. See "DESCRIPTION OF THE BONDS--Security and Sources of Payment for the bonds." The Chase Manhattan Bank, which acts as the Collateral Agent for the Senior Parties, also acts as depositary bank with respect to accounts of the partnership in which the Collateral Agent has been granted a security interest. The partnership has no right of withdrawal under any Project Fund (as defined below) except under some circumstances to be set forth in the Collateral Agency Agreement.

THE PROJECT FUNDS


    The following funds and sub-accounts (collectively, the "Project Funds") have been established by the partnership with the Collateral Agent and pledged as security for the benefit of the Collateral Agent acting on behalf of the Senior Parties:

    - Construction Fund;

    - Revenue Fund with the Loss Proceeds Account sub-account (including the Energy Contract Buy-Out Proceeds Sub-account and the EPC Buy-Down Proceeds Sub-account thereof);

    - Operating Fund (including the Major Maintenance Sub-account thereof);

    - Debt Service Fund with the Debt Service Reserve Account and Subordinated Debt Account sub-accounts; and

    - Partnership Distribution Fund with the Distribution Suspense Account and Unrestricted Account sub-accounts.

    All amounts deposited in the Project Funds will, at the written request and direction of the partnership, be invested by the Collateral Agent in Permitted Investments, except for amounts deposited in the Unrestricted Account.

    The partnership may also establish up to two checking accounts in the locality of our project or the principal executive office of the managing general partner of the partnership (the "Local Accounts") which will also be pledged as security for the benefit of the Collateral Agent acting on behalf of the Senior Parties.


    CONSTRUCTION FUND. Prior to the Date of Commercial Operation of the Final Units, all revenues of the partnership, the net proceeds of the revenue bonds issued by the Development Authority of Heard County, all earnings on such proceeds, all equity contributions of the partners of the partnership, all Loss Proceeds, all business interruption and delayed opening insurance proceeds and all EPC Contract delay damages and performance damages, will be deposited in the Construction Fund, and may be used only for payment of Project Costs, upon presentation to the Collateral Agent of a complete and properly executed requisition (the "Requisition") signed by the partnership (various contents of which shall be confirmed by the Independent Engineer). The Collateral Agent shall apply the amounts in the Construction Fund to the payment, or reimbursement, to the extent the same have been paid or satisfied by the partnership, of Project Costs. Each Requisition shall be submitted to the Collateral Agent no less than three business days in advance of the drawing date and shall include the following:



    (1) a certification that the proceeds will be used only for Project Costs;



    (2) a certification that the work performed to date has been performed in a good and workmanlike manner and under our Project Document under which such work has been performed;



    (3) a statement that the remaining funds in the Construction Fund, together with the equity commitments and other available sources, are reasonably expected to be sufficient to complete our project according to the EPC Contract and the Pipeline EPC Contract on or prior to the Scheduled Date of Commercial Operation for the Final Units;



    (4) a statement that the partnership reasonably expects that the facility will be completed when required in order to prevent a termination of the Power Purchase Agreement due to such delay;



    (5) a statement that no Default or Event of Default has occurred and is continuing;

    (6) a statement that all proceeds of previous requisitions have been properly applied and that the items for which amounts are being requested have not been the subject of a previous requisition;



    (7) a certification that the required insurance, material Governmental Approvals and necessary Project Documents are in full force and effect;



    (8) a certification that the representations in the Common Agreement concerning organization and status of the partnership, no default under our Project Documents and Financing Documents, violation of Governmental Approvals or litigation that could reasonably be expected to result in a Material Adverse Effect, continued exempt wholesale generator status and maintenance of required insurance policies are true and correct in all material respects;



    (9) a statement that, to the best of the partnership's knowledge, the partnership is and the facility site is, in compliance with all environmental laws, noncompliance with which could reasonably be expected to result in a Material Adverse Effect; and



    (10) a statement that there has not been any sale, forfeiture or loss of any material amount of the Collateral and that the Collateral is not subject to any Liens other than Permitted Liens.


Notwithstanding the foregoing, delayed opening or business interruption insurance proceeds and EPC Contract delay damages paid with respect to a delay in achieving commercial operation of one or more Units shall be applied first to interest accruing during the period of such delay on the bonds (through transfer to the Debt Service Fund), then to pay PECO any amount due and owing as liquidated damages as a result of such delay, then to reimburse the Power Purchase Agreement Letter of Credit provider for any unreimbursed drawing on the Power Purchase Agreement Letter of Credit for Power Purchase Agreement delay liquidated damages accruing with respect to such delay, then to pay other Project Costs.


    If the partnership cannot satisfy item (1), (4) or (6) above, the Collateral Agent will not be required to release the funds from the Construction Fund in respect of such Requisition until such clauses are satisfied. If the partnership can satisfy those three items, but cannot satisfy any other item, and the Requisition, various contents of which are confirmed by the Independent Engineer, (a) specifies and identifies the failure and the causes of the failure, to satisfy the requirements of the requisition, and (b) certifies that
(1) there is no Bankruptcy Event with respect to the partnership and (2) each of the EPC Contract, the Power Purchase Agreement, the required insurance policies and material Governmental Approvals needed for construction of our project are in full force and effect, then the Collateral Agent will be required to pay the requisition; provided that within fifteen (15) days of receipt of such requisition, the Collateral Agent shall give notice to the Senior Parties describing such failure and specifying that, unless the Collateral Agent shall have received, by the second business day prior to the time of payment of further requisitions containing any such specified failures, notice of objection from the Required Senior Parties, the Collateral Agent shall continue to make payment of such requisitions from available funds in the Construction Fund.


    PAYMENTS ON DATE OF COMMERCIAL OPERATION. Not later than 10 days after receipt by the Collateral Agent of a certificate of the partnership (the "Commercial Operation Certificate") (the contents of which shall be confirmed in writing by the Independent Engineer) certifying, among other things:


    - that all conditions precedent to Date of Commercial Operation of Final Units pursuant to the EPC Contract have occurred,



    - that, except as specified in such Commercial Operation Certificate, all Project Costs have been paid, specifying the amount needed to pay such remaining Project Costs,



    - that all necessary approvals and permits have been obtained for initial operation of our project,

    - the amounts to be transferred from the Construction Fund under the next succeeding paragraph, and



    - that no Default or Event of Default has occurred and is continuing,


the Collateral Agent shall, upon receipt of a certificate of the Independent Engineer confirming the statements made by the partnership in the Commercial Operation Certificate and after retaining in the Construction Fund the amount, if any, specified by the partnership as necessary to pay Project Costs which are not then due and payable, transfer all remaining funds in the Construction Fund by wire transfer to the following accounts and recipients in the following order of priority:

    FIRST, to the Operating Fund, an amount to the extent available, as specified by the partnership but in any event, no less than one-month's projected Operating and Maintenance Expenses;

    SECOND, to the Debt Service Fund, an amount, to the extent available, as specified by the partnership for funding of Accrued Senior Debt;

    THIRD, to the Debt Service Reserve Account, an amount as specified by the partnership equal to the Debt Service Reserve Required Balance less (a) the amount of monies already on deposit in the Debt Service Reserve Account and (b) the amount available under of any Debt Service Reserve Letter of Credit; and

    FOURTH, to the Unrestricted Account of the Partnership Distribution Fund for distribution without regard to any Distribution Conditions.


    REVENUE FUND.The partnership will arrange for the direct payment of all Available Cash Flow into the Revenue Fund. Any excess funds in any of the Project Funds will be transferred to the Revenue Fund on the next succeeding Funding Date. In most circumstances, following the date of commercial operation of the final three turbine-generators, which will not be earlier than June 1, 2002, under the collateral agency agreement, the partnership will cause the direct payment to the revenue fund created under the collateral agency agreement, of all revenues or other proceeds received by the partnership. In most circumstances monies on deposit in the revenue fund will be deposited into the other accounts for the following uses, in order of priority:


                                     [LOGO]

    OPERATING FUND AND LOCAL ACCOUNTS. The Operating Fund will be used to pay Operating and Maintenance Expenses. The Local Accounts will also be used to pay Operating and Maintenance Expenses.

    Prior to any withdrawals from the Operating Fund and Local Accounts to pay Operating and Maintenance Expenses, the partnership must certify that it does not reasonably expect that the aggregate amount transferred with respect to Operating and Maintenance Expenses in the applicable calendar year will exceed 125% of the amount budgeted therefor by the partnership unless the partnership further certifies that such excess is necessary and reasonable. If monies in the Operating Fund and the Local Accounts are insufficient on any day to make payments with respect to Operating and Maintenance Expenses, then the Collateral Agent will withdraw funds and pay such deficiency into the Operating Fund first from the Revenue Fund, then from the Distribution Suspense Account, then from the Partnership Distribution Fund, then from the Unrestricted Account and lastly from the Subordinated Debt Account (to the extent funds are available in each such Fund).

    DEBT SERVICE FUND. Funds in the Debt Service Fund will be utilized to make interest and principal payments on the bonds, Debt Service Reserve Bonds, Debt Service Reserve Letter of Credit Loans, Debt Service Reserve Term Loans, Power Purchase Agreement Letter of Credit Loans, Power Purchase Agreement Term Loans and Other Senior Debt. If monies in the Debt Service Fund are insufficient on any date to make payments due with respect to the

    - bonds,

    - the Debt Service Reserve Bonds,

    - Debt Service Reserve Letter of Credit Loans,

    - Debt Service Reserve Term Loans,

    - Power Purchase Agreement Letter of Credit Loans,

    - Power Purchase Agreement Term Loans or Other Senior Debt,

then the Collateral Agent will withdraw funds and pay such deficiency into the Debt Service Fund first from the Distribution Suspense Account, then from the Partnership Distribution Fund, then from the Unrestricted Account and then from the Subordinated Debt Account. If an insufficient amount of monies remains on deposit in the Debt Service Fund following the transfers in the preceding sentence, then distribution of monies will be made ratably to the Persons entitled thereto under paragraphs FOURTH, FIFTH and SIXTH under the heading "Priority of Payments" set forth below.

    SUBORDINATED DEBT ACCOUNT. Funds in the Subordinated Debt Account will be utilized to pay principal, interest and other amounts (including fees) payable on any Third Party Subordinated Debt.

    DEBT SERVICE RESERVE ACCOUNT. Under the Collateral Agency Agreement, the Debt Service Reserve Account was established for the benefit of the Holders. On June 1, 2002, the partnership is required to initially fund the Debt Service Reserve Account with cash and/or by providing the Collateral Agent with a Debt Service Reserve Letter of Credit from one or more commercial banks or other financial institutions whose long-term unsecured debt obligations are rated at least "A-" by S&P and "A3" by Moody's. Any Debt Service Reserve Letter of Credit will be issued pursuant to the Debt Service Reserve Letter of Credit Reimbursement Agreement and will have terms substantially as described below. See "--Debt Service Reserve Letter of Credit Reimbursement Agreement." On and after June 1, 2002, the Debt Service Reserve Account may accumulate cash deposits from (a) net interest earned on amounts deposited therein and (b) amounts transferred from the Revenue Fund provided below under "--Priority of Payments."

    The sum of amounts available to be drawn under the Debt Service Reserve Letter of Credit and all cash and Permitted Investments deposited in or credited to the Debt Service Reserve Account will be required to equal the amount of the principal and interest payment on the bonds on the next Scheduled Payment Date plus, if a Debt Service Reserve Letter of Credit is in effect, six months interest on the maximum amount under the Debt Service Reserve Letter of Credit (the "Debt Service Reserve Required Balance"). Amounts on deposit in or credited to the Debt Service Reserve Account will be available in the event the amounts due with respect to principal of and interest on the bonds or, if a Debt Service Reserve Letter of Credit is in effect, up to six months' interest on the outstanding Debt Service Reserve Loans have been requisitioned and the amounts withdrawn from the Revenue Fund, the Debt Service Fund, the Local Accounts, the Distribution Suspense Account, the Partnership Distribution Fund and the Subordinated Debt Account (as applicable) allocated thereto are insufficient to pay, in full, all amounts so requisitioned, in which event the Collateral Agent shall (a) withdraw the monies on deposit in the Debt Service Reserve Account and/or draw on the Debt Service Reserve Letter of Credit (as determined by the partnership) in an amount equal to the lesser of (x) the amount necessary to make up such deficiency and (y) the sum of the monies on deposit in the Debt Service Reserve Account and the monies available to be drawn under such Debt Service Reserve Letter of Credit and (b) apply such monies to the payment of amounts due with respect to the bonds or to pay such interest on Debt Service Reserve Loans.

    PARTNERSHIP DISTRIBUTION FUND. The Partnership Distribution Fund will be funded from monies transferred from the Revenue Fund after all other amounts then required have been paid as provided below under "--Priority of Payments." The partnership may make distributions to the partners from the Partnership Distribution Fund on each Scheduled Payment Date occurring at least six months after the Date of Commercial Operation of the Final Units upon satisfaction of the following conditions (such conditions, the "Distribution Conditions"):

    (a) (1) the amounts on deposit in the Debt Service Reserve Account equals or exceeds the Debt Service Reserve Required Balance and (2) the amount deposited in the Major Maintenance Sub-account of the Operating Fund on the Funding Date on which such distribution is proposed to be made equals or exceeds the Major Maintenance Required Amount required to be deposited therein on such Funding Date;

    (b) no Default or Event of Default under the Common Agreement has occurred and is continuing;

    (c) the Debt Service Coverage Ratio for the preceding two Semi-Annual Periods measured as one period (or, with respect to any date prior to the Date of Commercial Operation of the Final Units, for the period since the Date of Commercial Operation of the Final Units notwithstanding that such period does not include any complete Semi-Annual Periods), measured as one annual period, was equal to or greater than 1.2 to 1.0 for ordinary distributions or 1.15 to
1.0 for distributions in amounts equal to the tax liability of partners in respect of partnership income, as certified by an Authorized Officer of the partnership;

    (d) the Projected Debt Service Coverage Ratio for the succeeding two Semi-Annual Periods, measured as one annual period, will be equal to or greater than 1.2 to 1.0, or 1.15 to 1.0 for distribution amounts equal to the tax liability of partners in respect of partnership income, in each case as certified by an Authorized Officer of the partnership;

    (e) the partnership is not insolvent and will not be rendered insolvent by such distribution; and

    (f) the partnership has delivered a certificate to the Collateral Agent (without written objection from it) certifying as to the satisfaction of each of the Distribution Conditions required to be satisfied as of such date.

    Payment of Affiliate Subordinated Debt, distributions to the Partners or to the Unrestricted Account (as directed by the partnership) may be made on any monthly Funding Date at least six months after the Date of Commercial Operation of the Final Units on which the following conditions are satisfied in addition to clauses (a), (b) and (e) above:

    (a) the Debt Service Coverage Ratio for the preceding two Semi-Annual Periods (or, with respect to any date prior to two complete Semi-Annual Periods having occurred prior to the Date of Commercial Operation of the Final Units, for the period since the Date of Commercial Operation of the Final Units notwithstanding that such period does not include any complete Semi-Annual Periods) measured as one annual period will be equal to or greater than 1.4 to
1.0 for ordinary distributions, as certified by an Authorized Officer of the partnership;

    (b) the Projected Debt Service Coverage Ratio for the succeeding two Semi-Annual Periods (including the Semi-Annual Period containing the Funding
Date), measured as one annual period, will be equal to or greater than 1.4 to 1.0, as certified by an Authorized Officer of the partnership; and

    (c) an Authorized Officer of the partnership certifies that sufficient cash will be available for the next succeeding Scheduled Payment Date without drawing on any funds available in the Debt Service Reserve Account, the Distribution Suspense Account, the Partnership Distribution Fund, the Unrestricted Account, the Subordinated Debt Account or any Working Capital Facility.

    In the event that, on any Scheduled Payment Date, the Distribution Conditions are not satisfied, monies in the Partnership Distribution Fund will be transferred to the Distribution Suspense Account and will not be distributed unless the situation set forth below applies or until the Distribution Conditions are satisfied.

    BLOCKED PARTNER DISTRIBUTIONS. If monies cannot be distributed on any Scheduled Payment Date because a Default or Event of Default has occurred and is continuing or if the partnership has not met the required Debt Service Coverage Ratios set forth above, then such monies will be deposited into the Distribution Suspense Account and if such monies have not been withdrawn and distributed within eighteen months of such Default, Event of Default or failure to meet required Debt Service Coverage Ratios, the partnership may request that the Required Senior Parties elect whether or not to use such funds to retire Senior Debt. If the Required Senior Parties do not elect to retire Senior Debt, then such monies will be deposited in the Unrestricted Account. If, upon request of the partnership, the Required Senior Parties do elect to retire Senior Debt, such monies will be transferred to the Revenue Fund and applied as set forth below under "--Rights of Senior Parties to Certain Proceeds."

    LOSS PROCEEDS ACCOUNT

    EVENTS OF LOSS. All Loss Proceeds will be paid directly into the Loss Proceeds Account. If an Event of Loss occurs with respect to our project for which the partnership receives Loss Proceeds less than or equal to $10,000,000, the Collateral Agent will withdraw and transfer to the partnership the amount of such Loss Proceeds requested by the partnership provided that the partnership describes how such Loss Proceeds will be used and certifies that


    - no Event of Default has occurred and is continuing,

    - our project can be rebuilt, repaired or restored to permit operation of our project or a portion thereof on a commercially feasible basis, and



    - the Loss Proceeds, together with any other amounts that are available to the partnership for such rebuilding, repair or restoration are sufficient to permit such rebuilding, repair or restoration of our project or a portion thereof, including the making of all required payments of interest and principal on the partnership's Indebtedness during such rebuilding, repair or restoration.


    If an Event of Loss occurs with respect to our project for which the partnership receives Loss Proceeds in excess of $10,000,000, the Collateral Agent will withdraw and transfer to the partnership the amount of such Loss Proceeds requested by the partnership in a signed and authorized officer's certificate of the partnership (the "Officer's Certificate"); provided that
(a) the Collateral Agent and the Independent Engineer have received a certificate from the partnership


    - describing in reasonable detail the nature of the repairs or restoration,



    - stating the cost of such repairs or restoration and the specific amount requested to be paid to the partnership (or as otherwise directed by the partnership), the timing of such payments and that such amount is requested to pay the cost thereof,



    - certifying that our project can be rebuilt, repaired or restored to permit operation of our project or a portion thereof on a commercially feasible basis,



    - certifying that the Loss Proceeds, together with any other amounts that are available to the partnership for such rebuilding, repair or restoration are sufficient to permit such rebuilding, repair or restoration of the facility or a portion thereof, including the making of all required payments of interest and principal on the partnership's Indebtedness during such rebuilding, repair or restoration and



    - certifying that the partnership will use its best efforts to cause any repairs or restoration to be commenced and completed promptly and diligently at its own cost and expense (including the use of funds on deposit in the Loss Proceeds Account (other than any EPC Buy-Down proceeds and Energy Contract Buy-Out proceeds)) and


    (b) the Independent Engineer shall have provided the Collateral Agent a written certificate stating that, based on a reasonable investigation, it believes that the certifications made by the partnership are reasonable.

    EXCESS LOSS PROCEEDS. If (1) the partnership determines that our project or a portion thereof cannot be rebuilt, repaired or restored under the immediately preceding paragraph or (ii)(2) Excess Loss Proceeds greater than $1,000,000 remain in the Loss Proceeds Account, then the Collateral Agent shall withdraw such unused Loss Proceeds and transfer such amounts to the Revenue Fund for distribution by the Collateral Agent under the terms of the Collateral Agency Agreement. See "--Rights of Senior Parties to Certain Proceeds."

    ENERGY CONTRACT BUY-OUT. All proceeds received by or on behalf of the partnership in respect of an Energy Contract Buy-Out shall be deposited into the Energy Contract Buy-Out Proceeds Sub-account. In the case of an Energy Contract Buy-Out in connection with a termination by PECO of the Power Purchase Agreement on the 20(th) anniversary of the date of commencement of the operating term of the Power Purchase Agreement, the proceeds of such Energy Contract Buy-Out ("PECO Buy-Out Proceeds") up to an amount equal to the full amount of the Redemption Price of the Outstanding Bonds shall be transferred by the Collateral Agent to the Trustee for deposit in the

Redemption Account under the Indenture prior to any payment of such proceeds being made to any other Person.

    The Collateral Agency Agreement provides that notwithstanding any other provisions regarding priorities of payment in the Financing Documents, any PECO Buy-Out Proceeds shall be first applied to the Redemption Price of the Outstanding Bonds and that no holder of Senior Debt (other than the bonds) shall make any claim to or against such PECO Buy-Out Proceeds until the Trustee has notified the Collateral Agent that the holders of the bonds have received the Redemption Price. In the event that any PECO Buy-Out Proceeds remain following such redemption and in the event of any other Energy Contract Buy-Out (including any other Energy Contract Buy-Out affecting the Power Purchase Agreement), so long as no Default or Event of Default shall have occurred and be continuing and so long as the Rating Agencies confirm that the following transfer will not result in a Rating Downgrade, only proceeds of such events in excess of $10,000,000 shall be distributed by the Collateral Agent under the terms of the Collateral Agency Agreement and such $10,000,000 shall be transferred to the Partnership Distribution Fund for distribution under the Collateral Agency Agreement; provided that if the minimum Projected Debt Service Coverage Ratio for each pair of subsequent consecutive two Semi-Annual Periods, taken as a whole annual period, through the final Maturity Date is less than 1.5 to 1.0, then only that portion of such $10,000,000 that would remain after sufficient proceeds are applied to retire Senior Debt in order to achieve a minimum Projected Debt Service Coverage Ratio of 1.5 to 1.0 for each pair of subsequent consecutive Semi-Annual Periods, taken as a whole annual period, through the final Maturity Date, shall be transferred to the Partnership Distribution Fund, for distribution by the Collateral Agent under the terms of the Collateral Agency Agreement. See "--Rights of Senior Parties to Certain Proceeds."

    EPC BUY-DOWN. All EPC Buy-Down amounts received by or on behalf of the partnership shall be deposited into the EPC Buy-Down Proceeds Sub-account.


    IF PROCEEDS ARE $10,000,000 OR LESS. If the partnership receives EPC Buy-Down proceeds less than or equal to $10,000,000, the Collateral Agent shall withdraw and transfer to the partnership (or as otherwise directed by the partnership), the amount of such EPC Buy-Down proceeds requested by the partnership in an Officer's Certificate of the partnership which shall also describe how such EPC Buy-Down proceeds shall be used; provided that such Officer's Certificate shall certify that:



    - no Event of Default shall have occurred and be continuing,



    - the facility can be rebuilt, repaired or restored in order to remedy the circumstance giving rise to the obligation of the EPC Contractor under the EPC Contract to pay such EPC Buy-Down amounts and



    - the EPC Buy-Down proceeds, together with any other amounts that are available to the partnership for such rebuilding, repair or restoration are sufficient to permit such rebuilding, repair or restoration of the facility or a portion thereof, including the making of all required payments of interest and principal on the partnership's Indebtedness during such rebuilding, repair or restoration.


    If the facility cannot be rebuilt, repaired or restored or if the partnership cannot certify as to the conditions set out above, such EPC Buy-Down proceeds shall be transferred to the Revenue Fund and used under the terms of the Collateral Agency Agreement.

    IF PROCEEDS EXCEED $10,000,000.


    APPLICATION TO REBUILDING FACILITY. If the partnership receives EPC Buy-Down proceeds in excess of $10,000,000, the Collateral Agent shall withdraw and transfer to the partnership (or as otherwise directed by the partnership), the amount of such EPC Buy-Down proceeds requested by the partnership in an Officer's Certificate of the partnership; provided that (A) the Collateral Agent and the Independent Engineer shall have received an Officer's Certificate of the partnership and such Officer's Certificate shall:



    - describe in reasonable detail the nature of the rebuilding, repairs or restoration,



    - state the cost of such rebuilding, repair or restoration and the specific amount requested to be paid to the partnership (or as otherwise directed by the partnership), the timing of such payments and that such amount is requested to pay the cost thereof,



    - certify that the facility can be rebuilt, repaired or restored in order to remedy the circumstance giving rise to the obligation of the EPC Contractor under the EPC Contract to pay such EPC Buy-Down amounts and that the EPC Buy-Down proceeds, together with any other amounts that are available to the partnership for such rebuilding, repair or restoration, are sufficient to permit such rebuilding, repair or restoration of the facility or a portion thereof, including the making of all required payments of interest and principal on the partnership's Indebtedness during such rebuilding, repair or restoration, and



    - certify that the partnership shall use its best efforts to cause any repairs or restoration to be commenced and completed promptly and diligently at its own cost and expense (including the use of funds on deposit in the EPC Buy-Down Proceeds Sub-account), and (B) the Independent Engineer shall have provided to the Collateral Agent a written certificate stating that, based on a reasonable investigation, it believes that the certifications made by the partnership are reasonable.

    DISTRIBUTION TO SENIOR PARTIES. If with respect to EPC Buy-Down proceeds subject to the immediately preceding paragraph, the partnership determines that the facility or a portion thereof cannot be rebuilt, repaired or restored under the provisions of the Collateral Agency Agreement, or excess EPC Buy-Down Proceeds greater than $1,000,000 remain in the EPC Buy-Down Proceeds Sub-account following the repair, restoration or rebuilding of the facility, then, so long as the Rating Agencies confirm that the following transfer will not result in a Rating Downgrade, only proceeds of such event in excess of $10,000,000 shall be distributed by the Collateral Agent under the terms of the Collateral Agency Agreement and such $10,000,000 shall be transferred to the Partnership Distribution Fund, for distribution by the Collateral Agent under the terms of the Collateral Agency Agreement; provided that if the minimum Projected Debt Service Coverage Ratio for each pair of subsequent consecutive two Semi-Annual Periods, taken as a whole annual period, through the final Maturity Date is less than 1.5 to 1.0, then only that portion of such $10,000,000 that would remain after sufficient proceeds are applied to retire Senior Debt in order to achieve a minimum Projected Debt Service Coverage Ratio of 1.5 to 1.0 for each pair of subsequent consecutive Semi-Annual Periods, taken as a whole annual period, through the Final Maturity Date, shall be transferred to the Partnership Distribution Fund, for distribution by the Collateral Agent under the terms of the Collateral Agency Agreement. See "--Rights of Senior Parties to Certain Proceeds."

PRIORITY OF PAYMENTS

    After the transfer specified above under "--Construction Fund--PAYMENTS ON DATE OF COMMERCIAL OPERATION", upon receipt of a certificate from the partnership (or a duly Authorized Officer for such purposes) detailing the amounts to be paid, monies in the Revenue Fund (other than monies constituting proceeds of an Energy Contract Buy-Out or an EPC Buy-Down, and except after the declaration of a Trigger Event) will be transferred monthly by the Collateral Agent into the following accounts in the Project Funds and in the following order of priority:

    FIRST, to the Operating Fund, an amount that, together with amounts already on deposit in such fund and in the Local Accounts, will be sufficient to pay Operations and Maintenance Expenses certified by the partnership to be due and payable, or, in respect of the Major Maintenance Required Amount, required to be reserved, prior to the next succeeding monthly Funding Date; provided that amounts due and payable with respect to Operations and Maintenance Expenses during the Funding Period will be transferred to the Local Accounts upon the request of the partnership if the partnership certifies that it does not reasonably expect that the aggregate amount transferred with respect to Operating and Maintenance Expenses in any fiscal year will exceed 125% of the amount specified in the annual operating budget for such fiscal year unless the partnership further certified that such excess is necessary and reasonable;

    SECOND, to the Working Capital Facility provider, an amount equal to the amount of principal, interest, fees or other amounts due with respect to any Working Capital Facility (including optionally payable principal amounts) prior to the next succeeding Funding Date less the aggregate of the amounts previously transferred on any prior Funding Date which remain on deposit in the Operating Fund;

    THIRD,




    - to the Trustee, the Depositary Agent, the Collateral Agent and the Development Authority Trustee, for the payment of Trustee Claims, Depositary Agent Claims, all obligations of the partnership, now or hereafter existing, to pay fees, costs, expenses, liabilities and indemnities to the Collateral Agent pursuant to the Financing Documents (the "Collateral Agent Claims"), and all obligations of the partnership, now or hereafter existing, to pay administrative fees, costs, expenses, liabilities and indemnities under the Development Authority Indenture or the Lease Agreement (the "Development Authority Trustee Claims"), respectively,


    - to the Debt Service Reserve Letter of Credit Agent for the payment of Debt Service Reserve Letter of Credit Agent Claims,

    - to the Power Purchase Agreement Letter of Credit Agent for the payment of Power Purchase Agreement Letter of Credit Agent Claims and

    - to the agents or representatives of Other Senior Debt for the payment of Other Senior Debt Agent Claims;

provided that if funds in the Revenue Fund are insufficient to make the payments specified in this paragraph THIRD, distribution of funds shall be made ratably to the specified recipients;

    FOURTH, to the Debt Service Fund an amount that equals:


    - one-sixth of the interest due or becoming due on the bonds on the next succeeding Scheduled Payment Date,

    - one-sixth of the interest due or becoming due on any Other Senior Debt on the next succeeding Scheduled Payment Date,

    - one-sixth of the interest and letter of credit fees due or becoming due on any Debt Service Reserve Bond, Debt Service Reserve Letter of Credit Loan and Debt Service Reserve Term Loan on the next succeeding Scheduled Payment Date and

    - one-sixth of the interest and letter of credit fees due or becoming due on any Power Purchase Agreement Letter of Credit Loan and Power Purchase Agreement Term Loan on the next succeeding Scheduled Payment Date;

provided that any transfers required pursuant to this priority FOURTH which were not made on the prior Funding Date shall also be made as of the current Funding Date;


    FIFTH, to the Debt Service Fund an amount that equals:


    - one-sixth of the principal and premium due or becoming due on the bonds on the next succeeding Scheduled Payment Date,

    - one-sixth of the principal due or becoming due on the Debt Service Reserve Bonds and Debt Service Reserve Term Loans on the next succeeding Scheduled Payment Date,

    - one-sixth of the principal due or becoming due on the Power Purchase Agreement Term Loans on the next succeeding Scheduled Payment Date and

    - one-sixth of the principal due or becoming due on any Other Senior Debt on the next succeeding Scheduled Payment Date;

provided that any transfers required pursuant to this priority FIFTH which were not made on the prior Funding Date shall also be made as of the current Funding Date;


    SIXTH, to the Debt Service Fund an amount that equals:


    - one-sixth of any other amount due or becoming due on the bonds on the next succeeding Scheduled Payment Date,

    - one-sixth of any other amount due or becoming due under the Debt Service Reserve Letter of Credit Reimbursement Agreement on the next succeeding Scheduled Payment Date,

    - one-sixth of any other amount due or becoming due on any Other Senior Debt on the next succeeding Scheduled Payment Date and

    - one-sixth of any other amount due or becoming due under the Power Purchase Agreement Letter of Credit Reimbursement Agreement on the next succeeding Scheduled Payment Date (excluding the amount of principal due on such Debt Service Reserve Letter of Credit Loans and Power Purchase Agreement Letter of Credit Loans, which is provided for under priority SEVENTHand EIGHTH, respectively, below and excluding amounts provided for under priorities THIRD, FOURTH and FIFTH above);

provided that any transfers required pursuant to this priority SIXTH which were not made on the prior Funding Date shall also be made as of the current Funding Date;

    SEVENTH, to the Debt Service Reserve Letter of Credit Agent, to the extent of available cash, an amount equal to the outstanding principal amount of any Debt Service Reserve Letter of Credit Loans that have not been converted into Debt Service Reserve Bonds or Debt Service Reserve Term Loans, and then to the Debt Service Reserve Account an amount such that the total amount available to be drawn on the Debt Service Reserve Letter of Credit together with any cash or permitted investments already deposited in or credited to the Debt Service Reserve Account equals the Debt Service Reserve Required Balance;

    EIGHTH, to the Power Purchase Agreement Letter of Credit Agent, to the extent of available cash, an amount equal to the outstanding principal amount of any Power Purchase Agreement Letter of Credit Loans that have not been converted into Power Purchase Agreement Term Loans;

    NINTH, during the Letter of Credit Sweep Period (as defined below), to the Debt Service Reserve Letter of Credit Agent and the Power Purchase Agreement Letter of Credit Agent, on a ratable basis, to the extent of available cash, an amount equal to the outstanding Debt Service Reserve Bonds, Debt Service Reserve Term Loans and Power Purchase Agreement Term Loans outstanding on such date;

    TENTH, to the Subordinated Debt Account, an amount that will be sufficient to pay principal, interest and other amounts (including fees) certified by the partnership to be due and payable on any Third Party Subordinated Debt prior to the next succeeding Funding Date; and

    ELEVENTH, if and to the extent there are amounts remaining in the Revenue Fund, to the Partnership Distribution Fund.

    Monies will be transferred from the Debt Service Fund on each Funding Date to pay amounts due on Permitted Indebtedness under priorities FOURTH, FIFTH and SIXTH above. In the event that monies in the Debt Service Fund are insufficient to make the transfers for each of the purposes set forth in priorities FOURTH, FIFTH and SIXTH above, in the full amount required by such priorities, the monies available shall be distributed ratably for each such purpose in such order or based on the amounts due for each purpose in such order or priority.

APPLICATION OF AVAILABLE CASH TO PREPAY DEBT SERVICE RESERVE LOANS AND POWER PURCHASE AGREEMENT LOANS; APPLICATION OF CASH COLLATERAL RELEASED BY PECO

    The partnership, on any date after February 1, 2012, may furnish to the Collateral Agent an Letter of Credit Sweep Notice, which shall be irrevocable if and to the extent it so provides, and which shall authorize and direct the Collateral Agent, on each Funding Date during a period (the "Letter of Credit Sweep Period") commencing on the date specified in such Notice and continuing until the Letter of Credit Sweep Termination Date, to pay to the Debt Service Reserve Letter of Credit Agent or the Power Purchase Agreement Letter of Credit Agent, as applicable, for application to the ratable prepayment of Debt Service Reserve Bonds, Debt Service Reserve Term Loans and Power Purchase Agreement Term Loans that may be outstanding on such Funding Date, all available cash up to the outstanding amount of such Debt Service Reserve Bonds, Debt Service Reserve Term Loans and Power Purchase Agreement Term Loans, after application of proceeds from the Revenue Fund under paragraphs FIRSTthrough EIGHTH of the Flow of Funds set forth above (and assuming the application of such proceeds to the payment of Senior Debt (to the extent allocable thereto) and other amounts on the next Scheduled Payment Date).

    In the event of an Energy Contract Buy-Out resulting from a termination by PECO of the Power Purchase Agreement on the 20(th)anniversary of the commencement of the operating term of the Power Purchase Agreement, as provided in the Power Purchase Agreement, after the receipt by the partnership and/or the Collateral Agent of the PECO Buy-Out Proceeds, and the transfer thereof by the Collateral Agent to the Trustee for deposit in the Redemption Fund of the amounts required to be so transferred, any amount of cash collateral then held by PECO as a result of a drawing under the Power Purchase Agreement Letter of Credit shall, upon release by PECO, be transferred to the Power Purchase Agreement Letter of Credit Agent for application to the prepayment of the Power Purchase Agreement Term Loan made as a result of such drawing, notwithstanding any other provisions regarding priorities of payment in the Financing Documents. Any excess amounts after such application shall be transferred to the Collateral Agent for deposit into the Revenue Fund for distribution pursuant to the Collateral Agency Agreement.

INVESTMENT OF MONIES

    Amounts on deposit in the Project Funds (other than in the Unrestricted Account) will, at the written request and direction of the partnership, be invested by the Collateral Agent in Permitted Investments. Such investments will generally mature in such amounts and not later than such times as may be necessary to provide monies when needed to make payments as provided in the Collateral Agency Agreement. Net interest or gain received from such investments will be applied as provided in the Collateral Agency Agreement. So long as an outstanding balance will remain in any of the accounts of the Project Funds, the Collateral Agent will provide the partnership with monthly statements showing the amount of all deposits made to, the net investment income or gain received and collected for, all disbursements from and the amount then available in each such account of the Project Funds.

EVENTS OF DEFAULT UNDER THE COLLATERAL AGENCY AGREEMENT

    EVENTS OF DEFAULT; TRIGGER EVENTS. Each of the following constitutes an event of default (a "Trigger Event") under the Collateral Agency Agreement:

    (a) an Event of Default under the Indenture and an acceleration of all indebtedness issued thereunder,

    (b) an Event of Default under the Debt Service Reserve Letter of Credit Reimbursement Agreement and an acceleration of all indebtedness incurred thereunder,

    (c) an Event of Default under the Power Purchase Agreement Letter of Credit Reimbursement Agreement and an acceleration of all indebtedness incurred thereunder,

    (d) an event of default under a Working Capital Facility and an acceleration of all indebtedness issued thereunder, or

    (e) an event of default under any other Senior Debt instrument and an acceleration of all of the Indebtedness issued thereunder provided such Indebtedness is in an aggregate principal amount in excess of $10 million;

and, in each case, the Collateral Agent has, upon direction from the Required Senior Parties, declared such event to be a Trigger Event.


    Upon the occurrence and continuance of a Trigger Event, the Collateral Agent will exercise, by the direction of the Required Senior Parties, such rights and remedies with respect to the Collateral as are granted to it under the Collateral Agency Agreement, the Security Documents and applicable law.


    No Senior Party has any right to (a) take any action with respect to the Collateral independent of the Collateral Agent or (b) direct the Collateral Agent to take any action in respect of the Collateral other than under the Collateral Agency Agreement.

    EXERCISE OF REMEDIES AND APPLICATION OF PROCEEDS. Pursuant to the Collateral Agency Agreement, the affirmative vote of 51% of the Combined Exposure (in each case, the "Required Senior Parties") is sufficient to direct various actions of the Collateral Agent, including the exercise of remedies following a Trigger Event (as defined above); PROVIDED that, for purposes of directing such actions, the Trustee will be entitled to vote on all matters under the Collateral Agency Agreement according to the aggregate principal amount of the Outstanding Bonds in respect of which it has received votes from Holders subject, however, in all events, to the terms and provisions of the Indenture.

    If a Trigger Event has occurred and is continuing and upon a written request of the Required Senior Parties, the Collateral Agent is authorized to take any and all actions and to exercise any and all rights, remedies and options and which the Required Senior Parties direct it to take, including realization and foreclosure on the Collateral.

    Except with respect to PECO Buy-Out Proceeds, which shall be applied as described in "--The Project Funds--LOSS PROCEEDS ACCOUNT--Energy Contract Buy-Out," the non-cash proceeds of any sale, disposition or other realization or foreclosure by the Collateral Agent upon the Collateral or any portion thereof will be held by the Collateral Agent for the benefit of the Senior Parties until sold or otherwise converted into cash. Cash proceeds will be transferred to the Revenue Fund, and the Collateral Agent will distribute them in the order of priority to:

    (a) the Debt Service Fund for payment to the Collateral Agent, the Development Authority Trustee, the Debt Service Reserve Letter of Credit Agent, the Power Purchase Agreement Letter of Credit Agent, the Depositary Bank, the Other Senior Debt Agent and the Trustee, ratably, an amount equal to all Collateral Agent Claims, Development Authority Trustee Claims, Debt Service Reserve Letter of Credit Agent Claims, Power Purchase Agreement Letter of Credit Agent Claims, Depositary Agent Claims, Other Senior Debt Agent Claims and Trustee Claims, respectively, due and owing to such parties under the Financing Documents,

    (b) the Debt Service Fund for payment to the Senior Parties, ratably, an amount equal to the unpaid amount of all Senior Debt constituting principal, interest and any fees due,

    (c) the Debt Service Fund for payment to the Senior Parties, ratably, an amount equal to all other unpaid amounts;

    (d) to the Subordinated Debt Account for payment to the holders of Third Party Subordinated Debt, ratably, an amount equal to the unpaid amount of all Third Party Subordinated Debt due; and

    (e) to the partnership or to whomever a court of competent jurisdiction may direct any surplus.

    At the time the Collateral Agent is to make a distribution pursuant to clause (b) in the immediately preceding paragraph, the Collateral Agent will deposit into a separate interest-bearing trust account an amount equal to the then outstanding amount of the Debt Service Reserve Letter of Credit (which outstanding amount of the Debt Service Reserve Letter of Credit will be calculated after giving effect to the redemption of bonds from such distribution made pursuant to clause (b) above). The Collateral Agent will hold the monies in such account until receipt of a written notice or notices from the Debt Service Reserve Letter of Credit Agent to the effect that either (x) the Collateral Agent has made a drawing on the Debt Service Reserve Letter of Credit, which notice will specify the amount or amounts of such drawings, or (y) the Debt Service Reserve Letter of Credit has expired or terminated. Upon receipt of notice as specified in (x) above, the Collateral Agent will distribute to the Debt Service Reserve Letter of Credit Agent an amount equal to such drawing's proportionate share of the Debt Service Reserve Letter of Credit collateralized by such account specified in the notice. Upon receipt of notice as specified in
(y) above, the Collateral Agent will distribute from the relevant separate account (under clauses (b), (c), (d) and (e) above and without regard to this paragraph) to the appropriate Persons an amount equal to the balance in such account.

    At the time the Collateral Agent is to make a distribution pursuant to clause (b) in the second preceding paragraph, the Collateral Agent will deposit into a separate interest-bearing trust account an amount equal to the then outstanding amount of the Power Purchase Agreement Letter of Credit (which outstanding amount of the Power Purchase Agreement Letter of Credit will be calculated after giving effect to the redemption of bonds from such distribution made pursuant to clause (b) above). The Collateral Agent will hold the monies in such account until receipt of a written notice or notices from the Power Purchase Agreement Letter of Credit Agent to the effect that either (x) the Collateral Agent has made a drawing on the Power Purchase Agreement Letter of Credit, which notice will specify the amount or amounts of such drawings, or
(y) the Power Purchase Agreement Letter of Credit has expired or terminated. Upon receipt of notice as specified in (x) above, the Collateral Agent will distribute to the Power Purchase Agreement Letter of Credit Agent an amount equal to such drawing's proportionate share of the Power Purchase Agreement Letter of Credit collateralized by such account specified in the notice. Upon receipt of notice as specified in (y) above, the Collateral Agent will distribute from the relevant separate account (under clauses (b), (c), (d) and (e) above and without regard to this paragraph) to the appropriate Persons an amount equal to the balance in such account.

RIGHTS OF SENIOR PARTIES TO CERTAIN PROCEEDS

    Except for the PECO Buy-Out Proceeds, cash proceeds deposited in the Revenue Fund under "--The Project Funds--LOSS PROCEEDS ACCOUNT--Events of Loss," "--The Project Funds--LOSS PROCEEDS ACCOUNT--EPC Buy-Down," "--The Project Funds--LOSS PROCEEDS ACCOUNT--Energy Contract Buy-Out" and cash to be deposited in the Revenue Fund under "--The Project Funds--PARTNER DISTRIBUTION FUND--Blocked Partner Distributions" shall be used by the Collateral Agent for distribution in the order of priority to:

    (a) the Debt Service Fund for payment, ratably, to the Collateral Agent, the Development Authority Trustee, the Debt Service Reserve Letter of Credit Agent, the Power Purchase Agreement Letter of Credit Agent, the Depositary Bank, the Other Senior Debt Agent and the Trustee, ratably, an amount equal to all Collateral Agent Claims, Development Authority Trustee Claims, Debt Service Reserve Letter of Credit Agent Claims, Power Purchase Agreement Letter of Credit Agent Claims, Depositary Agent Claims, Other Senior Debt Agent Claims and Trustee Claims, respectively, due and owing to such parties under the Financing Documents;

    (b) the Debt Service Fund for payment to the Senior Parties, ratably, an amount equal to the unpaid amount of all Senior Debt constituting principal, interest and any fees due;

    (c) the Debt Service Fund for payment to the Senior Parties, ratably, an amount equal to all other unpaid amounts;

    (d) to the Subordinated Debt Account for payment to the holders of Subordinated Debt, ratably, an amount equal to the unpaid amount of all Subordinated Debt due; and

    (e) to the partnership or to whomever a court of competent jurisdiction may direct any surplus.

    At the time the Collateral Agent is to make a distribution pursuant to clause (b) in the immediately preceding paragraph, the Collateral Agent will deposit into a separate interest-bearing trust account in an amount equal to the then outstanding amount of the Debt Service Reserve Letter of Credit (which outstanding amount of the Debt Service Reserve Letter of Credit will be calculated after giving effect to the redemption of bonds from such distribution made pursuant to clause (b) above). The Collateral Agent will hold the monies in such account until receipt of a written notice or notices from the Debt Service Reserve Letter of Credit Agent to the effect that either (x) the Collateral Agent has made a drawing on the Debt Service Reserve Letter of Credit, which notice will specify the amount or amounts of such drawings, or (y) the Debt Service Reserve Letter of Credit has expired or terminated. Upon receipt of notice as specified in (x) above, the Collateral Agent will distribute to the Debt Service Reserve Letter of Credit Agent an amount equal to such drawing's proportionate share of the Debt Service Reserve Letter of Credit collateralized by such account specified in the notice. Upon receipt of notice as specified in
(y) above, the Collateral Agent will distribute from the relevant separate account (under clauses (b), (c), (d) and (e) above and without regard to this paragraph) to the appropriate Persons an amount equal to the balance in such account.

    At the time the Collateral Agent is to make a distribution pursuant to clause (b) in the second preceding paragraph, the Collateral Agent will deposit into a separate interest-bearing trust account an amount equal to the then outstanding amount of the Power Purchase Agreement Letter of Credit (which outstanding amount of the Power Purchase Agreement Letter of Credit will be calculated after giving effect to the redemption of bonds from such distribution made pursuant to such clause (b)). The Collateral Agent will hold the monies in such account until receipt of a written notice or notices from the Power Purchase Agreement Letter of Credit Agent to the effect that either (x) the Collateral Agent has made a drawing on the Power Purchase Agreement Letter of Credit, which notice will specify the amount or amounts of such drawings, or (y) the Power Purchase Agreement Letter of Credit has expired or terminated. Upon receipt of notice as specified in (x) above, the Collateral Agent will distribute to the Power Purchase Agreement Letter of Credit Agent an amount equal to such drawing's proportionate share of the Power Purchase Agreement Letter of Credit collateralized by such account specified in the notice. Upon receipt of notice as specified in (y) above, the Collateral Agent will distribute from the relevant separate account (under clauses (b), (c), (d) and (e) above and without regard to this paragraph) to the appropriate Persons an amount equal to the balance in such account.

CERTAIN RIGHTS OF COLLATERAL AGENT

    Neither the Collateral Agent nor any of its agents or affiliates will be liable for action lawfully taken by in or in connection with the Collateral Agency Agreement except for gross negligence or willful misconduct. The Senior Parties agree to indemnify the Collateral Agent from and against any liabilities, obligations, costs or expenses incurred by or asserted against the Collateral Agent in its capacity arising out of the Collateral Agency Agreement.

    The Collateral Agent may resign as Collateral Agent upon 30 days' notice to the Senior Parties and may be removed at any time with or without cause by the Required Senior Parties (as defined below), with any such resignation or removal to become effective only upon the appointment of a successor Collateral Agent. Whenever the Collateral Agent deems it necessary, the Collateral Agent may take action to appoint another bank or trust company to act as an additional collateral agent of all or any part of the Collateral.

    Each Person replacing any of the Senior Parties and each Person (or trustee or agent thereof) providing Senior Debt to the partnership will be required to become a party to the Collateral Agency Agreement, which will be amended to the extent necessary to accommodate the replacement or addition of such Persons.

AMENDMENTS AND WAIVERS

    Any amendment, modification, supplement, consent or waiver of any provision of the Collateral Agency Agreement, the Common Agreement or any Security Document requires the written consent of the Collateral Agent, acting at the direction of the Required Senior Parties. If any consent or direction of the Required Secured Parties is necessary in order for the Collateral Agent to exercise any rights or remedies under any of the Security Documents or the Collateral Agency Agreement, or to amend, modify or supplement, give any consent under, or waive any provision of, any of the Security Documents, the Common Agreement or the Collateral Agency Agreement, and if any such exercise of rights or remedies, or any such amendment, modification, supplement, consent or waiver (either alone or together with each then effective amendment, modification, supplement, consent or waiver not previously approved by the Power Purchase Agreement Letter of Credit Agent or the Debt Service Reserve Letter of Credit Agent, as the case may be) could reasonably be expected to have a material adverse effect on the Power Purchase Agreement Letter of Credit Agent or the Debt Service Reserve Letter of Credit Agent (which material adverse effect is materially different from the effect with respect to other Senior Parties), the Collateral Agent shall not accept such consent or direction from the Required Senior Parties unless the Power Purchase Agreement Letter of Credit Agent or the Debt Service Reserve Letter of Credit Agent, as the case may be, shall have received written notice of such proposed consent or direction at least fifteen days prior to the effectiveness thereof, and the Power Purchase Agreement Letter of Credit Agent or the Debt Service Reserve Letter of Credit Agent, as the case may be, shall have approved such amendment, modification or supplement, consent or waiver (which approval shall not be unreasonably withheld).

         DEBT SERVICE RESERVE LETTER OF CREDIT REIMBURSEMENT AGREEMENT

    The Toronto-Dominion Bank (the "Debt Service Reserve Letter of Credit Issuer"), pursuant to a Debt Service Reserve Letter of Credit and Reimbursement Agreement (the "Debt Service Reserve Letter of Credit Reimbursement Agreement"), has agreed to provide the Debt Service Reserve Letter of Credit for the account of the partnership in an amount up to $16 million to be held by the Collateral Agent to serve as a debt service reserve facility for our project. The Financing Documents require that the Debt Service Reserve Account be funded in an amount equal to the Debt Service Reserve Required Balance on or before June 1, 2002.

    The Collateral Agent shall have the right to make drawings on the Debt Service Reserve Letter of Credit beginning on June 1, 2002. The Collateral Agent may make drawings under the Debt Service Reserve Letter of Credit upon the occurrence of the following events:

    (1) there being insufficient monies in the Bond Payment Account on any interest payment date or principal payment date to pay interest or principal then due (after application of funds from the Debt Service Reserve Account);

    (2) upon receipt of a notice from the partnership that the long-term debt rating of such Debt Service Reserve Letter of Credit Issuer is less than "A-" as determined by S&P or "A3" as determined by Moody's (collectively, the "Required Rating") and the Debt Service Reserve Letter of Credit has not been replaced within the time period specified therein;

    (3) upon receipt of a notice from the Debt Service Reserve Letter of Credit Agent that the Debt Service Reserve Letter of Credit will not be extended or replaced by the close of business on the day 45 days prior to its stated expiration date;

    (4) if, subsequent to June 1, 2002, moneys transferred to the Debt Service Reserve Letter of Credit Agent from the Revenue Account are insufficient to repay the interest on any Debt Service Reserve Letter of Credit Loans; and

    (5) a termination of the Debt Service Reserve Letter of Credit or the occurrence of a Trigger Event.

    The Collateral Agent will apply the proceeds of each such drawing: (a) in the case of clauses (1) and (4) of the preceding sentence, to payment of the relevant obligation and (b) in the case of clauses (2), (3) and (5) of the preceding sentence, to the Debt Service Reserve Account until there shall be deposited therein an aggregate amount equal to the Debt Service Reserve Required Balance.

    Subject to the conditions of drawing, the Debt Service Reserve Letter of Credit will mature, expire, or terminate on the earlier to occur of (a) seven years from the date of issuance of the Debt Service Reserve Letter of Credit and
(b) the occurrence of a Debt Service Reserve Letter of Credit Event of Default; provided, however, that the Debt Service Reserve Letter of Credit shall not be terminated upon the occurrence of a Debt Service Reserve Letter of Credit Event of Default without the Debt Service Reserve Letter of Credit Agent first giving the Collateral Agent and the Trustee written notice thereof at least 60 days prior to such termination during which period the Collateral Agency shall be entitled to draw on such Debt Service Reserve Letter of Credit as described above under "Collateral Agency Agreement--The Project Funds--DEBT SERVICE RESERVE ACCOUNT." The Debt Service Reserve Letter of Credit Agent shall also provide a copy of such written notice to the partnership at the time such notice is given to the Collateral Agent and the Trustee.

    The partnership shall have the right to terminate or reduce the Debt Service Reserve Letter of Credit upon the receipt by the Debt Service Reserve Letter of Credit Agent of notice from the Trustee consenting to such termination or reduction.

    The amount available for the drawing under the Debt Service Reserve Letter of Credit will be reduced upon (a) making draws thereunder, (b) the reduction of the Debt Service Reserve Required Balance and (c) various deposits in cash in the Debt Service Reserve Account.

DEBT SERVICE RESERVE LETTER OF CREDIT LOANS

    Except as otherwise provided below, each Drawing on the Debt Service Reserve Letter of Credit shall constitute the making by the Debt Service Reserve Letter of Credit provider of a loan to the partnership (a "Debt Service Reserve Letter of Credit Loan"). The partnership shall pay interest on the unpaid principal amount of each outstanding Debt Service Reserve Letter of Credit Loan from the date such Debt Service Reserve Letter of Credit Loan is made until such principal amount has been repaid in full at a rate set forth in the Debt Service Reserve Letter of Credit Reimbursement Agreement.

    The partnership shall pay the interest on any Debt Service Reserve Letter of Credit Loan out of cash available in the Revenue Account at the same level in the flow of funds as interest on other Senior Debt and shall repay the principal amount of any Debt Service Reserve Letter of Credit Loans out of cash available in the Revenue Account after payment of debt service on all Senior Debt other than principal of Debt Service Reserve Letter of Credit Loans. Each Debt Service Reserve Letter of Credit Loan will mature five years after the date such Debt Service Reserve Letter of Credit Loan is made (a "Debt Service Reserve Letter of Credit Loan Maturity Date").

    Unless the Debt Service Reserve Letter of Credit is not extended or replaced or unless there has been a Debt Service Reserve Letter of Credit Event of Default as described below in this summary, amounts available for drawing under the Debt Service Reserve Letter of Credit shall be reinstated immediately to the extent of any reimbursement of principal of Debt Service Reserve Letter of Credit Loans (but not Debt Service Reserve Bonds or Debt Service Reserve Term Loans).

NON-REPLACEMENT OF DEBT SERVICE RESERVE LETTER OF CREDIT

    If the Debt Service Reserve Letter of Credit is not replaced at least
45 days prior to its stated maturity date, or the credit rating of the Debt Service Reserve Letter of Credit Issuer is less than the Required Rating and the partnership does not within 45 days replace the Debt Service Reserve Letter of Credit with a letter of credit issued by a financial institution which meets the Required Rating, the Collateral Agent will draw on the Debt Service Reserve Letter of Credit (such drawing on the Debt Service Reserve Letter of Credit due to non-replacement of the Debt Service Reserve Letter of Credit, a "Debt Service Reserve Term Loan") in an amount equal to the lesser of (a) the amount available to be drawn under such letter of credit and (b) the difference between (x) the Debt Service Reserve Required Balance and (y) amounts then on deposit in the Debt Service Reserve Account, and will deposit such drawing into the Debt Service Reserve Account. A Debt Service Reserve Term Loan will amortize pursuant to a "mortgage-style" amortization schedule and the maturity date of any Debt Service Reserve Term Loan shall be 10 years after the date such loan is made. Interest on and principal of any Debt Service Reserve Term Loan will be paid, respectively, at the same levels as interest on and principal of the bonds.

CONVERSION INTO DEBT SERVICE RESERVE BONDS

    If by the date 30 months after the making of a Debt Service Reserve Letter of Credit Loan, the partnership shall have failed to repay at least 50% of the original amount of such Debt Service Reserve Letter of Credit Loan, or if by the Debt Service Reserve Letter of Credit Loan Maturity Date of such Debt Service Reserve Letter of Credit Loan the partnership shall have failed to repay such Debt Service Reserve Letter of Credit Loan in full, then from and after the applicable date, such Debt Service Reserve Letter of Credit Loan may, at the option of the Debt Service Reserve Letter of Credit

Loan Provider, be converted into a new security (a "Debt Service Reserve Bond") having a principal amount equal to the remaining principal amount of the Debt Service Reserve Letter of Credit Loan so converted. Each Debt Service Reserve Bond shall be amortized on the same amortization schedule as the bonds and mature on the same maturity date as the bonds. Interest on and principal of any Debt Service Reserve Bond will be paid, respectively at the same levels as interest on and principal of the bonds.

COVENANTS

    The covenants of the partnership contained in the Common Agreement shall be incorporated by reference (with appropriate substitution of parties) in the Debt Service Reserve Letter of Credit Reimbursement Agreement as if set forth in full in the Debt Service Reserve Letter of Credit Reimbursement Agreement.

DEBT SERVICE RESERVE LETTER OF CREDIT EVENTS OF DEFAULT

    Each of the following shall be an event of default (a "Debt Service Reserve Letter of Credit Event of Default") under the Debt Service Reserve Letter of Credit Reimbursement Agreement:

    (a) any principal of any Debt Service Reserve Loan is not paid in full within 5 days after the due date thereof;

    (b) any other amount due under the Debt Service Reserve Letter of Credit Reimbursement Agreement or any related promissory note is not paid in full within 15 days after the due date thereof; or

    (c) an Event of Default under the Common Agreement shall occur and be continuing.

REMEDIES

    Upon the occurrence and during the continuation of a Debt Service Reserve Letter of Credit Event of Default, at the request of the Banks holding
66 2/3percent or more of the Debt Service Reserve Letter of Credit commitments (the "Required Debt Service Reserve Letter of Credit Banks"), the Debt Service Reserve Letter of Credit Provider may:

    (1) after notice as required in the Financing Documents, terminate the Debt Service Reserve Letter of Credit,

    (2) declare all amounts owing under the Debt Service Reserve Letter of Credit Reimbursement Agreement and any related promissory note to be forthwith due and payable (including amounts not yet advanced under the Debt Service Reserve Letter of Credit, which shall upon being so advanced be and become immediately due and payable), whereupon such obligations shall become and be due and payable, without presentment, demand or protest;

    (3) terminate the ability of the partnership to cause the reinstatement of the stated amount of the Debt Service Reserve Letter of Credit through the reimbursement of drawings; and

    (4) terminate the ability of the partnership to continue any Debt Service Reserve Loans as, or to convert Debt Service Reserve Loans to, Eurodollar Rate Loans; provided, that the Debt Service Reserve Letter of Credit Agent shall not have the right to exercise any other remedies except under the provisions of the Collateral Agency Agreement.

       POWER PURCHASE AGREEMENT LETTER OF CREDIT REIMBURSEMENT AGREEMENT

    The Toronto-Dominion Bank (the "Power Purchase Agreement Letter of Credit Issuer"), pursuant to a Power Purchase Agreement Letter of Credit and Reimbursement Agreement (the "Power

Purchase Agreement Letter of Credit Reimbursement Agreement"), has agreed pursuant to the terms of the Power Purchase Agreement to provide the Power Purchase Agreement Letter of Credit for use by the partnership in connection with our project.

    The Power Purchase Agreement Letter of Credit Issuer issued the Power Purchase Agreement Letter of Credit on the date of issuance of the bonds, for the account of the partnership in the amount of $15,000,000, which amount shall be increased by $10,000,000 on April 1 of the Start Year for the Initial Units and in favor of PECO. PECO may make drawings under the Power Purchase Agreement Letter of Credit if (1) the partnership has failed to pay PECO certain various liquidated damages payable under the Power Purchase Agreement, (2) the partnership has failed to pay availability adjustments under the Power Purchase Agreement, (3) the expiry date of the Power Purchase Agreement Letter of Credit is to occur and it has not been renewed or replaced by an acceptable credit support; or the Power Purchase Agreement Letter of Credit is terminated as described below.

    Subject to the conditions of drawing, the Power Purchase Agreement Letter of Credit will mature, expire or terminate on the earlier to occur of (1) seven years from the date of issuance of the Power Purchase Agreement Letter of Credit; and (2) the occurrence of a Power Purchase Agreement Letter of Credit Event of Default; provided, however, that the Power Purchase Agreement Letter of Credit shall not be terminated upon the occurrence of a Power Purchase Agreement Letter of Credit Event of Default without the Power Purchase Agreement Letter of Credit Agent first giving the Collateral Agent and PECO written notice thereof at least 60 days prior to such termination. The Power Purchase Agreement Letter of Credit Agent shall also provide a copy of such written notice to the partnership at the time such notice is given to the Collateral Agent and the Power Purchaser.

    The partnership shall have the right to terminate or reduce the Power Purchase Agreement Letter of Credit upon the receipt by the Power Purchase Agreement Letter of Credit Agent of notice from PECO consenting to such termination or reduction.

POWER PURCHASE AGREEMENT LETTER OF CREDIT LOANS

    Except as otherwise provided herein, each Drawing on the Power Purchase Agreement Letter of Credit shall constitute the making by the Power Purchase Agreement Letter of Credit provider of a loan (a "Power Purchase Agreement Letter of Credit Loan"). The partnership shall pay interest on the unpaid principal amount of each outstanding Power Purchase Agreement Letter of Credit Loan from the date such Power Purchase Agreement Letter of Credit Loan is made until such principal amount has been repaid in full at rates established in the Power Purchase Agreement Letter of Credit Reimbursement Agreement. The partnership shall pay the interest on any Power Purchase Agreement Letter of Credit Loan out of cash available in the Revenue Account at the same level in the flow of funds as interest on other Senior Debt and shall repay the principal amount of any Power Purchase Agreement Letter of Credit Loans out of cash available in the Revenue Account after payment of debt service on all Senior Debt and principal of Power Purchase Agreement Letter of Credit Loans. Each Power Purchase Agreement Letter of Credit Loan will mature five years after the date such Power Purchase Agreement Letter of Credit Loan is made (the "Power Purchase Agreement Letter of Credit Loan Maturity Date").

CONVERSION INTO POWER PURCHASE AGREEMENT TERM LOANS

    If by the date 30 months after the making of a Power Purchase Agreement Letter of Credit Loan, the partnership shall have failed to repay the amount of such Power Purchase Agreement Letter of Credit Loan, then from and after the applicable date, such Power Purchase Agreement Letter of Credit Loan may, at the option of the Power Purchase Agreement Letter of Credit Agent, be converted into a new security (a "Power Purchase Agreement Term Loan") having a principal amount equal to the remaining principal amount of the Power Purchase Agreement Letter of Credit Loan so converted.

Each Power Purchase Agreement Term Loan shall be amortized over a period of five years from the date of such conversion to a Power Purchase Agreement Term Loan and shall be amortized based on mortgage-style amortization payments of principal and interest. Interest on and principal of any Power Purchase Agreement Term Loan will be paid, respectively, at the same levels as interest on and principal of the bonds.

NON-REPLACEMENT OF POWER PURCHASE AGREEMENT LETTER OF CREDIT

    If the Power Purchase Agreement Letter of Credit is not extended or replaced at least 10 days prior to its termination date, PECO is permitted to draw on the Power Purchase Agreement Letter of Credit in amount equal to the amount available to be drawn under such letter of credit. Such drawing shall be funded as a Power Purchase Agreement Term Loan, which will amortize pursuant to a "mortgage-style" amortization schedule. The maturity date of any Power Purchase Agreement Term Loan shall be 5 years after the date such loan is made. Interest on and principal of any Power Purchase Agreement Term Loan will be paid, respectively, at the same levels as interest on and principal of the bonds.

COVENANTS

    The covenants of the partnership contained in the Common Agreement shall be incorporated by reference (with appropriate substitution of parties) in the Power Purchase Agreement Letter of Credit Reimbursement Agreement as if set forth in full in the Power Purchase Agreement Letter of Credit Reimbursement Agreement.

POWER PURCHASE AGREEMENT LETTER OF CREDIT EVENTS OF DEFAULT

    Each of the following shall be an event of default (a "Power Purchase Agreement Letter of Credit Event of Default") under the Power Purchase Agreement Letter of Credit Reimbursement Agreement:

    (1) any principal of any Power Purchase Agreement Loans is not paid in full within 5 days after the due date thereof;

    (2) any amount due under the Power Purchase Agreement Letter of Credit Reimbursement Agreement or any related promissory note is not paid in full within 15 days after the due date thereof; and

    (3) an "Event of Default" under the Common Agreement shall occur and be continuing.

REMEDIES

    Upon the occurrence and during the continuation of a Power Purchase Agreement Letter of Credit Event of Default, at the request of the Banks holding 66 2/3 percent or more of the Power Purchase Agreement Letter of Credit commitments (the "Required Power Purchase Agreement Letter of Credit Banks"), the Power Purchase Agreement Letter of Credit Agent may:

    (1) terminate the Power Purchase Agreement Letter of Credit,

    (2) declare all amounts owing under the Power Purchase Agreement Letter of Credit Reimbursement Agreement and any related promissory note to be forthwith due and payable (including amounts not yet advanced under the Power Purchase Agreement Letter of Credit, which shall upon being so advanced be and become immediately due and payable), whereupon such obligations shall become and be due and payable, without presentment, demand or protest;

    (3) terminate any ability of the partnership to cause the reinstatement of the stated amount of the Power Purchase Agreement Letter of Credit through the reimbursement of drawings; and

    (4) terminate the ability of the partnership to continue Power Purchase Agreement Loans as or to convert Power Purchase Agreement Loans to Eurodollar Rate loans; provided, that the Power Purchase Agreement Letter of Credit Agent shall not have the right to exercise any other remedies except under the provisions of the Collateral Agency Agreement.

                         EQUITY CONTRIBUTION AGREEMENT

    Pursuant to an Equity Contribution Agreement entered into by and among our Contributing Partners, the partnership, and the Collateral Agent, each Contributing Partner will contribute equity to the partnership from time to time during the construction period (each an "Equity Contribution") at the request of the Collateral Agent, if the amounts then on deposit in the Construction Fund are insufficient to make the transfers required to pay our Project Costs as specified in the Collateral Agency Agreement. The obligation of each Contributing Partner to make its Equity Contributions is supported by a Contributing Partner Support Instrument or Support Instruments in the aggregate amount of such Contributing Partner's Equity Contribution Commitment. The obligation of each Contributing Partner to make Equity Contributions will not at any time cause (1) the total amount of Equity Contributions made by such Contributing Partner to exceed such Contributing Partner's Equity Contribution Commitment, and (2) the aggregate amount of the Contributing Partners' Equity Contributions to exceed $35,500,000. All Equity Contributions will be deposited in the Construction Fund and applied to pay or reimburse the partnership for the payment of our Project Costs, whether matured or unmatured, under the Financing Documents.

    The Equity Contribution Agreement also provides that if either (1) an Event of Default under the Common Agreement or (2) any Contributing Partner Event of Default, has occurred and is continuing on or prior to the Date of Commercial Operation of the Final Units, the Collateral Agent is authorized to make a drawing under such Contributing Partner's Support Instrument or Support Instruments, in an amount equal to such Contributing Partner's Equity Contribution Commitment less its Equity Contribution made up to such date. Any such Equity Contribution following the occurrence and continuation of an Event of Default or any Contributing Partner Event of Default will be deposited in the Construction Fund and will be applied under the Collateral Agency Agreement.

    Pursuant to the Equity Contribution Agreement, on the Date of Commercial Operation of the Final Units, the Collateral Agent shall draw under each Contributing Partner's Support Instrument or Support Instruments an amount equal to each Contributing Partner's percentage of the Remaining Required Equity Contribution and the remaining "excess" equity committed but unfunded will be canceled; PROVIDED that, the partnership delivers an Officer's Certificate to the Collateral Agent on such date certifying that:

    (a) the Date of Commercial Operation of the Final Units has occurred;

    (b) all other amounts due and payable under the Equity Contribution Agreement have been paid or escrowed or otherwise provided for as of such date;

    (c) no Default or Event of Default under the Common Agreement or any other Financing Document has occurred and is continuing on and as of such date; and

    (d) the Debt Service Reserve Account is fully funded on and as of such date to the extent required under the Collateral Agency Agreement.

                            CONSENTS TO ASSIGNMENTS

    In connection with the collateral assignment of contract rights held by the partnership, including rights under our Project Documents, the Collateral Agent received an executed consent to assignment from some of the third parties party to such Project Documents. In each such consent, the applicable third party has, in respect of our Project Documents to which it is a party, among other matters:

    (a) consented to the collateral assignment thereof to the Collateral Agent on behalf of the Senior Parties,

    (b) agreed to pay all amounts, if any, receivable by the partnership thereunder directly into the Revenue Fund created under the Collateral Agency Agreement,

    (c) agreed to various matters concerning the exercise of remedies by the Collateral Agent upon an Event of Default under the Collateral Agency Agreement, and

    (d) agreed to the exercise by the Senior Parties of various cure rights with respect to our Project Documents.

                   DEVELOPMENT AUTHORITY DEED TO SECURE DEBT

    The Development Authority entered into the Deed to Secure Debt, Security Agreement and Assignment of Rents and Leases with the Development Authority Trustee and granted a security interest to the Development Authority Trustee in all of the Development Authority's right, title and interest in and to all of the real property interests (including fee interests, easement interests and leasehold interests, if any) of the Development Authority to the Leased Property, together with, but not limited to, leases and licenses of the premises, improvements, renewals and replacements of, and additions to the Leased Property and modifications, extensions and renewals of the Lease Agreement. The rents, issues and profits of the premises, together with all leases and other documents evidencing such rents, issues and profits, now or hereafter in effect, were assigned by the Development Authority to the Development Authority Trustee, but such Security Deed and said assignment shall be subject and subordinate to the Lease so long as there shall not exist a default under the Lease or the Indenture of Trust, dated as of November 1, 1999, between the Development Authority and The Chase Manhattan Bank, as trustee thereunder (the "Development Authority Indenture").

                               SECURITY AGREEMENT


    The partnership entered into the Assignment and Security Agreement (the "Security Agreement") with the Collateral Agent for the benefit of the Senior Parties granting a continuing Lien on and a security interest in all of the partnership's personal property interests including, but not limited to, all receivables, equipment, contracts, contract rights, all proceeds in respect of any action to condemn, seize or appropriate all or any part of the project (the "Eminent Domain Proceeds"), all proceeds in respect of any property insurance policy (other than proceeds of business interruption insurance or delayed opening insurance) covering the partnership or the project (the "Insurance Proceeds"), amounts held in any account of the partnership (excluding the Unrestricted Account), Governmental Approvals (to the extent permitted by their terms and by applicable law), general intangibles and all other personal property of the partnership, including all products and proceeds thereof.


    Pursuant to the terms of the Security Agreement, upon the occurrence and during the continuance of a Trigger Event, the Collateral Agent may, subject to the terms of the Collateral Agency Agreement, take possession of the Collateral or any portion thereof covered by the Security Agreement.

    Net Proceeds from any collection, recovery, receipt, appropriation, realization or sale with respect to the Collateral shall be applied under the Collateral Agency Agreement.

                               PLEDGE AGREEMENTS

    Pursuant to the General Partner Pledge and Security Agreement and the Limited Partner Pledge and Security Agreement entered into by our managing general partner and our limited partner, respectively, in favor of the Collateral Agent, each of our managing general partner and our limited partner pledged to the Collateral Agent, for its benefit and the benefit of the Senior Parties, a security interest in (1) all of its general or limited, as the case may be, partnership interests in the partnership, whether now owned or hereafter acquired, (2) the right to receive all monies and property representing a distribution in respect of the property described in the preceding clause (1), whether now owned or hereafter acquired, and (3) all proceeds, products and accessions of and to any of the property described in the preceding clauses (1) and (2), whether now owned or hereafter acquired.

                        PARTNERSHIP DEED TO SECURE DEBT

    The partnership entered into the Deed to Secure Debt, Assignment of Rents and Leases and Security Agreement with the Collateral Agent and granted a security interest to the Collateral Agent for the benefit of the Senior Parties in all of the partnership's right, title and interest in and to all of the real property interests (including fee interests, easement interests and leasehold interests, if any) of the partnership under the Lease and the other related real property rights and interests. All of the partnership's right, title and interest in and to all Real Property Leases and Income were assigned by the partnership to the Collateral Agent.

                        ROLE OF THE INDEPENDENT ENGINEER

    R. W. Beck, Inc. currently serves as the Independent Engineer under the Common Agreement.

    Pursuant to a professional services agreement (the "Independent Engineer Agreement") with the partnership, the Independent Engineer's responsibilities include, but are not limited to, (1) providing an independent assessment, during the start-up and performance testing phase of our project, of the initial operation of our project and the completion of the EPC Contract, and
(2) monitoring and confirming the successful completion of our project.


    Under the Common Agreement and the Collateral Agency Agreement, the Independent Engineer is responsible for confirming the reasonableness of various statements and projections required to be provided by various parties, including, but not limited to:



    - the cost of and the feasibility of rebuilding, repairing or restoring the facility following an Event of Loss,



    - under some circumstances, the calculation of Projected Debt Service Coverage Ratios, and



    - the base case projections for our project.


    The Collateral Agent shall, at the request of the Required Senior Parties, remove the Independent Engineer if at any time the existing Independent Engineer becomes incapable of acting or is, or is reasonably likely to be, adjudged bankrupt or insolvent or a receiver is appointed for, or any public officer shall take charge or control of, the Independent Engineer or its property or its affairs for the purpose of rehabilitation, conservation or liquidation, and shall appoint a successor Independent Engineer from those engineers then listed on a schedule to the Common Agreement. Within thirty days of receipt by the Collateral Agent of a written notification from the partnership to the effect that the Independent Engineer has failed to carry out its obligations in a timely manner, the Collateral Agent shall, unless directed by the Required Senior Parties not to do so, remove the Independent Engineer and appoint a successor Independent Engineer from those engineers then listed on a schedule to the Common Agreement; PROVIDED, however, that in the event that a Third Party Engineer (as defined below) determines that the failure of the existing Independent Engineer to carry out its obligations in a timely manner has resulted or could reasonably be expected to result in a Material Adverse Effect, the partnership shall have the unilateral right to remove the Independent Engineer and appoint a successor Independent Engineer from those successor engineers then listed on a schedule to the Common Agreement; and PROVIDED, further, that the Independent Engineer so appointed shall not be such Third

Party Engineer. The partnership shall pay for all services performed by the Independent Engineer and its reasonable and documented costs and expenses related thereto.

THIRD PARTY ENGINEER DISPUTE RESOLUTION


    If the partnership and the Independent Engineer are in dispute in respect of a notice, plan, report, certificate or budget and they are unable to resolve the dispute within seven days of the Independent Engineer expressing its disagreement with, or failing when requested by the partnership to approve, confirm, concur in or consent to, such notice, plan, report, certificate or budget, a single independent engineer (the "Third Party Engineer") shall be designated to consider and decide the issues raised by such dispute. The selection of such Third Party Engineer shall be made from the list of engineers described below. The partnership shall designate the Third Party Engineer from such list not later than the third day following the expiration of the seven day period described above and such designation, subject to acceptance thereof by the Third Party Engineer so designated, shall become effective ten business days after notice is given by the partnership to the Collateral Agent of the selection of a Third Party Engineer unless the Collateral Agent, acting at the direction of the Required Senior Parties, gives notice of their disagreement with such designation within such ten business day period, in which event the partnership shall select another Third Party Engineer pursuant to the foregoing procedure. In the event the designated Third Party Engineer shall decline the assignment, the foregoing procedure shall apply to designation of an alternative Third Party Engineer. Within three days of the acceptance of a Third Party Engineer, each of the partnership and the Independent Engineer shall submit to the Third Party Engineer a notice setting forth in detail such Person's position in respect of the issues in dispute. Such notice shall include supporting documentation, if appropriate.


    The Third Party Engineer shall complete all proceedings and issue his decision with regard to the issues in dispute as promptly as reasonably possible, but in any event within ten days of the date on which he is designated as Third Party Engineer, unless the Third Party Engineer reasonably determines that additional time is required in order to give adequate consideration to the issues raised. In such case the Third Party Engineer shall state in writing his reasons for believing that additional time is needed and shall specify the additional period required, which period shall not exceed ten days without the partnership's agreement.

    If the Third Party Engineer determines that the concerns set forth in the Independent Engineer's notice are valid, he shall so state and shall state the corrective actions to be taken by the partnership. In such case, the partnership shall promptly take such actions. The partnership shall thereafter bear all costs which may arise from actions taken pursuant to the Third Party Engineer's decision. If the Third Party Engineer determines that the concerns set forth in the Independent Engineer's notice are not valid, he shall so state and shall state the appropriate actions, if any, to be taken by the partnership. In such case, the partnership shall take such actions, if any, and for purposes of the Common Agreement, the Independent Engineer shall be deemed to have approved, confirmed, concurred in or consented to the notice, plan, report, certificate or budget in dispute. The decision of the Third Party Engineer shall be final and non-appealable. The partnership shall bear all reasonable and documented costs incurred by the Third Party Engineer in connection with this dispute resolution mechanism.

    The Third Party Engineer shall be chosen from the list of qualified engineers set forth in a schedule to the Common Agreement. At any time either the partnership or the Collateral Agent, acting at the direction of the Required Senior Parties, may remove a particular engineer from the list by obtaining the other's consent to such removal (such consent not to be unreasonably withheld, conditioned or delayed). However, no name or names may be removed from the list if such removal would leave the list without at least two names, unless, concurrently therewith, the parties agree to the addition of one or more names to such list (such agreement not to be unreasonably withheld, conditioned or delayed).

    During January of each year, each of the partnership and the Collateral Agent shall review the current list of Third Party Engineers and the partnership shall give notice to the Collateral Agent and the Collateral Agent, acting at the direction of the Required Senior Parties, shall give notice to the partnership of any proposed additions to the list and any intended deletions. Intended deletions shall automatically become effective thirty days after notice is received by the other unless written objection is made by such other person within thirty days and provided that such deletions do not leave the list without at least two names. Proposed additions to the list shall automatically become effective thirty days after notice is received by the other person unless written objection is made by such other person within thirty days. By mutual agreement between the partnership and the Collateral Agent, acting at the direction of five percent (5%) of the Combined Exposure, a new name or names may be added to the list of Third Party Engineers at any time.

                     SUMMARY OF PRINCIPAL PROJECT DOCUMENTS


    THE FOLLOWING ARE SUMMARIES OF THE MATERIAL TERMS OF THE PRINCIPAL AGREEMENTS RELATED TO OUR PROJECT AND SHOULD NOT BE CONSIDERED TO BE A FULL STATEMENT OF THE TERMS AND PROVISIONS OF SUCH AGREEMENTS. ACCORDINGLY, THE FOLLOWING SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO EACH AGREEMENT. COPIES OF EACH AGREEMENT ARE AVAILABLE FOR INSPECTION AS DESCRIBED ABOVE UNDER "IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS." UNLESS OTHERWISE STATED, ANY REFERENCE IN THIS PROSPECTUS TO ANY AGREEMENT SHALL MEAN SUCH AGREEMENT AND ALL SCHEDULES, EXHIBITS AND ATTACHMENTS THERETO AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED AND IN EFFECT AS OF THE DATE HEREOF.


OVERVIEW OF THE PRINCIPAL PROJECT DOCUMENTS:

    The principal project documents that we entered into, and the primary purposes of these documents, are as follows:

    - POWER PURCHASE AGREEMENT. We have entered into this agreement with PECO whereby PECO will purchase all of the electric energy and capacity produced by the facility, up to Contract Capacity, and all ancillary products or services available from the facility, with the exception of any ancillary services required to be furnished as a requirement of the Georgia Power Interconnection Agreement or by order of a regulatory body. PECO will pay for these products and services according to a structure of payments based upon various formulae set out in the agreement. The agreement contemplates adjustments in price and penalties for the inability of the facility to meet various targets, such as the Availability Percentages.

    - POWER PURCHASE AGREEMENT DISPUTED PAYMENTS AGREEMENT. We have agreed to enter into this agreement with PECO and the Collateral Agent in the event of a dispute regarding the Power Purchase Agreement. Funds will be set aside in the event of a dispute and controlled by the Collateral Agent, and will be paid out by the Collateral Agent upon receipt of a withdrawl certificate stating that either (a) a satisfactory resolution of the dispute has been reached or (b) an arbitration award or court award has been issued with respect to the Power Purchase Agreement Disputed Payments.

    - EPC CONTRACT. We have entered into an Engineering, Procurement and Construction Agreement on a fixed-price basis with the EPC Contractor who will perform services in connection with the design, engineering, procurement, site preparation, civil works, construction, start-up, training and testing, and to provide all materials, equipment (excluding operational spare parts), machinery, tools, construction fuels, utilities, labor, transportation, administration and other services and items for the facility. Under the term of the contract, the EPC Contractor must demonstrate that the requirements of various testing and acceptance stages as outlined in the agreement have been met by specified dates. Failure to satisfy these conditions may result in a payment adjustment, a penalty (i.e., in the form of liquidated damages) against the EPC Contractor, or both.

    - O&M AGREEMENT. We have entered into the O&M Agreement with the Operator. This agreement provides for initial startup support during turnover, testing, operation, maintenance and management of the facility and the performance of other defined services by the Operator. The partnership has agreed to pay the Operator a possible incentive fee, a fixed management fee and an availability adjustment fee.

    - GEORGIA POWER INTERCONNECTION AGREEMENT. We have entered into the Georgia Power Interconnection Agreement with Georgia Power. This agreement provides for the direct interconnection of the partnership's electric generation facilities with the Georgia Integrated Transmission System. The Georgia Integrated Transmission System is a contractual joint use arrangement applicable to the transmission systems owned by Georgia Power, Georgia

      Transmission Corp. and two other owners of electric transmission systems in Georgia. The term of Georgia Power's participation in Georgia Integrated Transmission System will end in 2012 if either Georgia Power or Georgia Transmission Corp. gives notice of termination, and such term can end prior to or after such date upon the occurrence of an insolvency of, or default by, either Georgia Power or Georgia Transmission Corp. The point of interconnection on the Georgia Integrated Transmission System is on a part of the Georgia Integrated Transmission System that is owned by Georgia Transmission Corp.

    - PIPELINE EPC CONTRACT. We entered into this agreement with the Pipeline Contractor on a turnkey basis providing for the Pipeline Contractor to perform services in connection with the design, engineering, equipment and materials procurement, construction, start-up, training and testing of the pipeline. The Pipeline Contractor shall pay to us liquidated damages in the amount of $5,000 for each full day or part thereof that Substantial Completion is not achieved after the liquidated damages date, with a maximum cap of 40 days.

    - THE GAS INTERCONNECT AGREEMENT. We entered into this agreement with Transco providing for Transco to construct and operate a natural gas delivery point to the partnership and associated meter station on Transco's mainline in Heard County, Georgia. In order to establish the interconnection between the natural gas facilities of Transco and the partnership, each of Transco and the partnership shall design, construct, own, operate and maintain various facilities. Upon termination of the Gas Interconnect Agreement, Transco shall have the right to abandon all or a portion of the Tenaska Meter Station in place. Transco shall use all reasonable efforts to salvage any equipment reimbursed by the partnership and refund the recovered amount to the partnership.

    - WATER AGREEMENT. We entered into the Water Agreement with the Heard County Water Authority. This agreement provides for the partnership to receive potable water at the 350 gallons per minute (504,000 gallons per day).

    - LEASE AGREEMENT. We entered into the Lease Agreement with the Development Authority. Under this agreement, the Development Authority leases to us, subject to Permitted Liens, the facility, the facility site, some related infrastructure facilities and related easements and those items of machinery, equipment and related property required under the Lease to be acquired or installed in the facility or on the facility site or easements.

    - AD VALOREM TAXATION AGREEMENT. We are a party to the Ad Valorem Taxation Agreement along with the Board of Commissioners of Heard County and the Board of Tax Assessors of Heard County. The parties agree that the facility will not be subject to ad valorem taxation because it will be owned by the Development Authority, but that the partnership's leasehold interest will be subject to ad valorem taxes. This agreement sets forth how the partnership's interest under the Lease Agreement will be valued before the completion of construction, and for the 20 year period following the year in which the facility is completed.

                            POWER PURCHASE AGREEMENT

    The partnership and PECO have entered into the Power Purchase Agreement for the sale to PECO of all the electric energy and capacity (up to Contract Capacity) produced by the facility and all ancillary products or services available from the facility (except for any ancillary services that are required to be furnished as a requirement of the Georgia Power Interconnection Agreement or by order of a regulatory body).

    COMMERCIAL OPERATION. The Initial Units are scheduled to achieve Power Purchase Agreement Commercial Operation on June 1, 2001 and the Final Units are scheduled to achieve Commercial Operation on June 1, 2002.

    For each Unit that is not in Power Purchase Agreement Commercial Operation by the scheduled date, the partnership is required to pay PECO liquidated damages as its exclusive remedy. The partnership shall be required to pay $25,000 for each day of delay for each Unit for the first 15 days, $50,000 for each day after 15 days through to 30 days; and $66,667 for each day thereafter up to an aggregate amount of $8,000,000 per Unit and $25,000,000 in the aggregate. The partnership may be excused from paying liquidated damages for up to twelve months for delays, against which, at that time, business interruption insurance is not customarily obtained by independent power companies with gas fired power production facilities in the U.S.

    OPERATING TERM AND TERMINATION OPTIONS. The operating term commences on the Date of Commercial Operation of the Initial Units and ends on the 29(th) anniversary thereof (the "Operating Term"). PECO may terminate the Power Purchase Agreement on the 20(th) anniversary of the Date of Commercial Operation by giving one year's prior notice of such termination and paying the partnership $175,000,000.

    If all the Initial Units or all the Final Units are not in Power Purchase Agreement Commercial Operation by the 365(th) day following the applicable scheduled Commercial Operation date for such Units ("Delay Termination Date"), PECO may, at any time until all such Units are in Power Purchase Agreement Commercial Operation, terminate the Power Purchase Agreement with respect to all such Units. If PECO terminates its obligations with respect to the Initial Units before the Final Units have achieved Power Purchase Agreement Commercial Operation, the partnership has the right to terminate the Power Purchase Agreement at any time prior to the Final Units achieving Power Purchase Agreement Commercial Operation.

    The Delay Termination Dates for the Initial Units and the Final Units are subject to adjustment for events of force majeure (up to twelve months unless at the end of such period two-thirds of the Units required to achieve Power Purchase Agreement Commercial Operation at the end of such period are in Power Purchase Agreement Commercial Operation, then an additional six months adjustment is available). However, no adjustment will be made to the Delay Termination Date for the Initial Units if the event of force majeure commences after the scheduled Date of Commercial Operation for such Units.

    Following the Date of Commercial Operation, PECO may terminate the Power Purchase Agreement, if the Summer Availability Percentage (see Availability Calculation below) is less than 67% for two consecutive Contract Years and the capacity test conducted during such second Contract Year is less than 550 MW. In such event, PECO's only entitlement to damages will be to recover any accrued amounts owed to PECO as of the date of such termination including, but not limited to, any Availability Adjustment payable.

    PAYMENTS. For each month of the Operating Term, PECO shall pay the following amounts:

    - Reservation Payments being the product of (1) the number of Units that have achieved Power Purchase Agreement Commercial Operation, (2) Unit Capacity, (3) the reservation rate for such Contract Year as set forth in the Power Purchase Agreement, and (4) 1000.

    - Energy Payments being the sum of (1) the product of the total amount of Delivered Energy received by PECO during that month to the extent that such energy was generated by Units fired by fuel oil and the fuel oil energy rate applicable for that Contract Year (as set forth in the Power Purchase Agreement), (2) the product of the total amount of Delivered Energy received by PECO during that month to the extent that energy was generated by Units fired by natural gas and the gas energy rate applicable for that Contract Year (as set forth in the Power Purchase Agreement), and
      (3) sum of (x) any Replacement Energy Payments (see below).

    - Excess Run Time Payment being a payment in respect of each Unit which
      (1) delivers energy fired on gas for longer than 16 consecutive hours equal to the sum of the product of the

      Delivered Energy produced during such period and $2.00/MWh, or
      (2) delivers energy fired on fuel oil for longer than 13 consecutive hours equal to the product of Delivered Energy produced during such period and $3.00/MWh.

    - Start Charges at a rate of $11,000 (to escalate by 3% each year) for each firing of a Unit in response to a request for energy by PECO (a "Start").

    - Standby Mode Charge of $10 for each hour or part thereof for each Unit in standby mode during Non- Summer Months.

    - Fuel Tax Payments being a payment by one party to the other with respect to taxes imposed by the State of Georgia on fuel delivered to the facility. If the partnership is responsible for filing and paying taxes on fuel delivered to the facility, PECO shall pay to the partnership PECO's Fuel Tax Obligation (see below). However, if PECO is responsible for the filing and payment of such taxes the partnership shall reimburse PECO for the positive difference (if any) between the total amount of such taxes shown due on the tax return and PECO's Fuel Tax Obligation but if such difference is negative, PECO shall make a payment to the partnership equal to such negative difference. PECO's Fuel Tax Obligation shall equal the sum of the products of (a) the sum of (i) 6% and (ii) one-half the difference between (1) the tax rate applicable to sales and/or use tax on fuel in Heard County and (2) 6%, (but if fuel becomes exempt from the sales tax, the rate shall be 3%) and (b) the sum of (i) the volume of natural gas delivered to the facility times (ii) the Daily Index Citation, or such other price accepted for the purpose and (A) the volume of fuel oil as delivered to the facility times (B) the value of such fuel oil as determined under Georgia tax law or such other price for such fuel oil accepted for the purpose.

    - Replacement Energy Payments being the sum, for all days of the month, of
      (1) the product of (a) the total amount of replacement energy delivered per day and (b) the sum of (A) the gas energy rate (as set forth in the Power Purchase Agreement) and (B) the product of the index-based gas price for such day and $0.03 per MMMBtu and 11.1 MMBTU/MWh, and (2) any Start Charges that PECO would have incurred had the replacement energy been delivered from the facility, less (3) any unmitigated damages incurred by PECO to any fuel supplier as a result of the partnership's failure to fulfill an energy request from the facility.

    - Availability Adjustments (see below).

Other payments detailed in the Power Purchase Agreement are:

    (a) Reimbursement by the partnership to PECO for any payments made to third parties for power to start-up a single Unit in excess of the cost of procuring 10 MW of capacity and 2 MWh of energy or a total of 30 MW of capacity and 6 MWh of energy to start-up three Units simultaneously.

    (b) The Fuel Adjustment Payment is a payment to be made for each Contract Year in which the facility is operated during the months of June, July, August and September (the "Summer Months") at Base Unit Output for at least 2000 Unit hours. The Summer Months Base Heat Rate is the quotient of (1) the total amount of natural gas consumed by the facility during the Base Unit Output Hours divided by (2) the total amount of Delivered Energy during such hours. If the Summer Months Base Heat Rate is greater than 10.8 MMBTU/MWh and less than 11.3 MMBTU/MWh, neither party shall owe the other party a Fuel Adjustment Payment. If the Summer Months Base Heat Rate is greater than 11.3 MMBTU/MWh, the partnership shall make a Fuel Adjustment Payment to PECO equal to the sum of the products for each day of (A) the Daily Index Citation times (B) the positive difference between the Summer Months Base Heat Rate and 11.3 MMBTU/MWh times (C) the Delivered Energy during such day. If the Summer Months Base Heat Rate is less than 10.8 MMBTU/MWh, PECO shall make a Fuel Adjustment Payment to the partnership equal to the sum of the products for each day of (A) the Daily Index Citation, times (B) the positive difference between 10.8 MMBTU/MWh and the Summer Months Base Heat Rate, times (C) the Delivered Energy during such day.

    AVAILABILITY ADJUSTMENTS. The partnership is to endeavor in good faith to cause the facility to achieve a Summer Availability Percentage of at least 97% during the Summer Months and an Annual Availability Percentage of at least 97%.

    (a) AVAILABILITY PENALTIES. The Summer Availability Percentage is calculated at the end of the Summer Months and equals the quotient of Summer Output divided by Summer Potential where Summer Output equals the sum of Hourly Output for all Summer Peak Hours and Summer Potential equals the sum of Hourly Potential for all Summer Peak Hours. If the Summer Availability Percentage is less than 87.0%, the partnership shall pay to PECO a Summer Availability Adjustment equal to the product of (1) the positive difference between 97% and the Summer Availability Percentage and (2) 3.34% of the Reservation Payments for that Contract Year. The partnership shall make payment by offsetting all amounts payable by PECO to the partnership during subsequent months until the amount is offset.

    The Annual Availability Percentage is calculated at the end of each Contract Year and equals the quotient of Annual Output divided by Annual Potential where Annual Output equals the sum of Summer Output and Non-Summer Output. Non-Summer Output equals the sum of Hourly Output for all Non-Summer Peak Hours and Annual Potential equals the sum of Summer Potential and Non-Summer Potential. Non-Summer Potential equals the sum of Hourly Potential for all Non-Summer Peak Hours.

    For each hour of each year, Hourly Output and Hourly Potential are determined by categorizing such hour into one of the following categories:

        (1) If (A) Delivered Energy during such hour varies above or below the energy request by more than the specified tolerance and (B) the facility delivers 0 MWh during the immediately preceding hour, Hourly Output shall equal Delivered Energy and Hourly Potential shall equal the energy request.

        (2) If (A) Delivered Energy for such hour varies above or below the energy request by an amount equal to or less than the specified tolerance and (B) the facility produced 0 MWh during the immediately preceding hour, Hourly Output and Hourly Potential shall both equal the "Required Potential," being either the contract capacity for each Summer Peak Hour or the product of Unit capacity and the number of Units on the Unit Call Schedule for each Non Summer Peak Hour.

        (3) If (A) Delivered Energy for such hour varies above or below the energy request by more than the specified tolerance and (B) the facility is reduced to 0 MW during such hour pursuant to an energy request, Hourly Output shall equal Delivered Energy and Hourly Potential shall equal the energy request for such hour.

        (4) If (A) Delivered Energy for such hour varies above or below the energy request by less than the specified tolerance and (B) the facility is reduced to 0 MW during such hour pursuant to an energy request, Hourly Output and Hourly Potential shall both equal the energy request for such hour.

        (5) If (A) Delivered Energy for such hour varies above or below the energy request by more than the specified tolerance and (B) the facility produced more than 0 MWh during the immediately preceding hour, Hourly Output shall equal Delivered Energy and Hourly Potential shall equal Required Potential.

        (6) If (A) Delivered Energy for such hour varies above or below the energy request by an amount equal to or less than the specified tolerance, and (B) the facility produced more than 0 MWh during the immediately preceding hour, Hourly Output and Hourly Potential shall equal Required Potential.

        (7) If (A) the energy request for an hour is 0 MW but (B) Delivered Energy is equal to or greater than 1 MWh, Hourly Output shall be 0 MWh and Hourly Potential shall equal Required Potential.

        (8) If (A) the energy request for an hour is 0 MW and (B) Delivered Energy is 0 MWh, Hourly Output and Hourly Potential shall equal Required Potential.

        (9) If (A) the energy request for an hour is greater than 0 MWh but
    (B) the ability to deliver or consume fuel to or at the facility is prohibited due to a state or federal prohibition on fuel delivery or consumption, Hourly Output and Hourly Potential shall equal Delivered Energy. If 0 MWh of energy can be delivered due to such prohibition, the hour will not be included in calculating Availability Percentages.

        (10) If PECO elects Peak Availability Option #1 and then requests less than the number of Unit hours of energy that it is entitled to request from Units required to be on the Unit Call Schedule during the Non- Summer Months of such year ("Maximum Available Energy Hours"), the difference between the Maximum Available Energy Hours and the number of actual MWhs requested by PECO in such Non-Summer Peak Hours of the Non- Summer Months shall be credited to the partnership at full contract capacity for the purpose of calculating the Annual Availability Adjustment.

    If the Annual Availability Percentage is less than 97.0% but greater than 76.9%, the partnership shall owe PECO an Annual Availability Adjustment equal to the product of (1) the positive difference between 97.0% and the Annual Availability Percentage and (2) 3.34% of the Reservation Payments for that Contract Year. But if the Annual Availability Percentage is less than or equal to 76.9%, the partnership shall owe PECO an Annual Availability Adjustment equal to the sum of (A) 66.8% of the Reservation Payments for that Contract Year and
(B) the product of (a) the positive difference between 76.9% and Annual Availability and (b) 0.432% of the Reservation Payments for that Contract Year. However, the Annual Availability Adjustment for any Contract Year is capped at the Reservation Payments for that Contract Year.

    At the end of the Summer Months of each Contract Year, PECO shall calculate the "Accrued Availability Adjustment," which shall be the Summer Availability Adjustment for the first Contract Year, and the sum of Annual Availability Adjustments which have not been fully rebated to PECO and any Summer Availability Adjustment owed to PECO for all other Contract Years. At such time the partnership shall make Availability Adjustment payments to PECO as follows: if the Accrued Availability Adjustment is less than the available amount of the Acceptable Credit Support provided by the partnership, the amounts payable shall be offset against payments from PECO; and if the Accrued Availability Adjustment exceeds the available amount of the Acceptable Credit Support, the partnership shall pay to PECO an amount equal to such excess over the available amount of the Acceptable Credit Support and payment of the remaining Accrued Availability Adjustment will be made by offsetting all amounts payable by PECO to the partnership during subsequent months, until the amount of payments and offsets by the partnership equals the Accrued Availability Adjustment.

    At the end of each Contract Year, the parties will make Availability Adjustment payments to each other as follows: if the amount of the Summer Availability Adjustment that has been paid exceeds the Annual Availability Adjustment which has not been rebated or otherwise paid to PECO, PECO shall make payment of such difference to the partnership; and if the Annual Availability Adjustment exceeds the amount of the Summer Availability Adjustment that has been paid, the partnership shall make payment to PECO of such difference by offsetting all amounts against amounts payable by PECO, provided that if there is any Accrued Availability Adjustment for the preceding Contract Years which has not been rebated to PECO, PECO shall offset its payment obligation against such Accrued Availability Adjustment. Any Availability Adjustment payable to PECO at the end of the Operating Term shall be paid by wire transfer.

    (B) AVAILABILITY INCENTIVE. At the end of the Summer Months, if the Summer Availability Percentage exceeds 97%, PECO will pay to the partnership the "Availability Incentive Payment" calculated as follows. If the Summer Availability Percentage exceeds 97% but the Peak Days Availability is less than 99%, the Availability Incentive Payment shall equal the product of (A) the positive difference between the Summer Availability Percentage and 97%,
(B) 100, and (C) $150,000. If the Summer Availability Percentage exceeds 97% and the Peak Days Availability is 99% or greater, the Availability Incentive Payment shall equal the product (A) the positive difference between the Summer Availability Percentage and 97%, (B) 100, and (C) $500,000. The "Peak Days Availability" is calculated in respect of the availability of the facility in the five days during the Summer Months with the highest On-Peak Energy Prices for such period. The availability is calculated as the sum of all Hourly Output results for the Summer Peak Hours during those five days divided by the sum of all Hourly Potential such hours during such days.

    METERING FACILITIES. PECO shall pay to the partnership 56% of the total amount that the partnership is required to pay Transco with respect to the installation of the natural gas metering facilities, capped at $784,000.

    TESTING CONTRACT CAPACITY. The partnership shall provide PECO with its declaration of capacity for the first Contract Year no later than the scheduled date of Power Purchase Agreement Commercial Operation for the Initial Units. Each subsequent Contract Year (except for last) the partnership shall conduct a capacity test of Units in commercial operation, after which the partnership shall declare capacity for the immediately following Contract Year. If the declared level exceeds the most recent capacity test result, PECO may request a capacity test during the following May and if such test is less than that declared, the capacity for the immediately following Contract Year shall equal the most recent capacity test result.

    The partnership's declared capacity for the first Contract Year must not be less than the product of 150 MW and the number of Units that are in commercial operation. For the second Contract Year, capacity declared by the partnership shall be not less than 875 MW and not more than 950 MW (with such amounts reduced pro rata if less than six Units are in commercial operation). Capacity declared by the partnership for Contract Years after the second Contract Year must be not less than 875 MW and within 50 MW of the then current capacity based on six Units being in commercial operation, with minimum and maximum Contract Capacity adjusted for the number of Units actually in commercial operation.

    EXCLUSIVITY. The partnership shall sell all of the capacity and all of the energy generated by the facility during the Operating Term, net of that required for operation, to PECO at the point of delivery. PECO will purchase such energy and capacity provided it is delivered pursuant to an energy request and in amounts, with respect to an hour, within the greater of 1% of such energy request and 2MWhs ("Energy Delivery Tolerance"). However, at any time when an event of default by PECO is continuing, the partnership may enter into agreements with terms of up to thirty days to sell capacity and/or energy to other parties. The net revenue from such sales will be credited against amounts payable by PECO to the partnership.

    MAINTENANCE. The partnership shall cause the completion of all scheduled maintenance for each major item of equipment between March 15(th) and May 15(th) or between October 1(st) and November 30(th) each year. However, twice during the Operating Term, the partnership may, following one years' advance notice, extend these periods to March 1(st) to May 31(st) and October 1(st) to November 30(th).

    On or before April 1(st) of each year, the partnership is to provide PECO with a plan for scheduled outages for the next five years. The scheduled outages for the immediately following year shall be binding on the partnership but merely estimates for the other years. The start date or end date of a scheduled outage may be shifted up to seven days following notice to PECO provided that the end date of such scheduled outage does not occur after the specific periods permitted for such outages.

    If a scheduled outage extends beyond the specific period permitted for such outage, such outage will be deemed a Forced Outage when calculating the Availability Percentages unless PECO states in response to a written request by the partnership for such a statement that it would not have dispatched such Units during the extension. The partnership shall not be entitled to require any supporting documentation from PECO if PECO is unwilling to provide such a statement. If the facility cannot fulfill an energy request due to a forced outage, the partnership shall have the right, with at least 6 hours prior notice, to request PECO to accept and purchase replacement energy.

    OPERATION. On or before April 15 of the first year of operation for the Initial Units, and each year during the Operating Term, PECO shall elect Peak Availability Option #1 whereby PECO shall be entitled to request energy for 16 hours of each day of the Summer Months or Peak Availability Option #2 whereby PECO shall be entitled to request energy (A) for 20 hours on each Monday through Friday, and (B) for 16 hours on each Saturday and Sunday. If PECO elects Peak Availability Option # 1, PECO shall be required to place Units on the Unit Call Schedule from the facility during the Non- Summer Months for a minimum of the lesser of 2091 Unit hours, or the number of hours allowed by the air permit.

    During the Summer Peak Hours and the Non-Summer Peak Hours of December, January and February, the partnership shall make all Units in commercial operation available for dispatch by PECO. The partnership shall make 4 Units available for dispatch by PECO during the Non-Summer Peak Hours in the months of October, November, March, April and May (the "Shoulder Months"), unless only the Initial Units or Final Units have reached commercial operation, in which case the partnership shall make 2 Units available. The partnership shall provide PECO with an Availability Schedule.

    PECO shall provide the partnership with a Unit Call Schedule for each Unit for each day. PECO must place all Units in commercial operation on the Unit Call Schedule for each Summer Peak Hour but is not required to place all Units in commercial operation on the Unit Call Schedule during each day of December, January and February. PECO may place up to four Units in commercial operation on the Unit Call Schedule during each day of the Shoulder Months. PECO may designate the number of Units to be in standby mode during each day of the Non-Summer Months.

    FUEL. PECO is solely responsible for procuring and transporting the fuel. PECO shall maintain all fuel oil delivery permits. The partnership takes title to all fuel at the delivery point.

    BILLING. Each day during the Operating Term, PECO will give to the partnership a daily confirmation letter confirming all the information needed to calculate the Annual Output and Annual Potential for each hour of such day. The partnership countersigns the letter but if there is a dispute the parties are to use good faith effort to resolve the dispute within 5 days. An escrow account shall be established and the disputed amount shall be paid into said account if either party disputes a statement. Amounts expected to exceed $7,500,000 shall not be subject to arbitration. Interest shall be paid upon amounts not paid when due. See "Power Purchase Agreement Disputed Payments Agreement" below.

    After the end of each month, the partnership shall deliver to PECO a monthly statement detailing the information from the daily confirmation letter and all other information necessary to calculate the payment. At the end of the Summer Months and the Contract Year, PECO shall give to the partnership a statement showing the Availability Adjustment and any Availability Incentive Payment.

    TERMINATION, CURE AND EVENTS OF DEFAULT. If any event of default is not cured within the relevant cure period or if any party wrongfully repudiates the Power Purchase Agreement and fails to withdraw such repudiation, then the other party may immediately terminate the Power Purchase Agreement. However, PECO agrees not to terminate the Power Purchase Agreement pursuant to a default by the partnership until it first provides written notice of such default to the financial institutions and affords the financial institutions an opportunity to cure.

    The partnership's events of default include the following: abandonment of the construction of the facility for any period in excess of 60 consecutive days, abandonment of the operation of the facility for any period in excess of 10 consecutive days; a material breach of the partnership's representations, warranties or covenants; various bankruptcy related events; or any other material breach by the partnership of any material provision. However, the failure of the partnership to deliver the amount of energy requested or to have the number of Units available on the Availability Schedule under the Power Purchase Agreement or of the facility to achieve an expected heat rate, do not constitute events of default.

    PECO's events of default include the following: failure to make any payment to the partnership when due, provided, however, that the failure by PECO to make payments due to the partnership up to an aggregate limit of $7,500,000 do not constitute an event of default if such amount is disputed in good faith and is deposited by PECO into an escrow account; a material breach of any of PECO's representations or warranties; various bankruptcy related events; or any other material breach by PECO of any material provision. See "Power Purchase Agreement Disputed Payments Agreement" below.

    For the partnership abandonment defaults, the partnership has fifteen days from the receipt of such notice to cure. For all other partnership and PECO defaults (except for a payment default by PECO), the defaulting party has sixty days from the receipt of such notice to cure such default, provided that if the default cannot be cured within the said sixty days, the defaulting party may provide the non-defaulting party with a plan for the appropriate actions which the defaulting party must diligently pursue.

    The financial institutions are permitted to cure non-monetary defaults by the partnership within 75 days and monetary defaults within 30 days in each case after receipt of such notice or of the termination of the partnership's right to cure, whichever is later. In addition, the financial institutions may cure by assuming, or causing the assumption of the partnership's rights and obligations under the Power Purchase Agreement, however, no transfer of rights can take place if such entity, in PECO's reasonable judgment, (1) does not possess a satisfactory level of experience in electric power facility operations or
(2) is one of three parties which PECO is permitted to name as a competitor. The party assuming the Power Purchase Agreement has forty-five days from the effective date of such assumption to cure the material breach or default or if the default is a non-monetary default or such longer period as is required so long as the party who assumes the Power Purchase Agreement has commenced and is diligently pursuing appropriate action to cure such default.

    However, the above cure periods are limited to twelve months if the default is a non-monetary default (except that the partnership or the financial institutions may extend cure rights beyond twelve months by posting an additional $10,000,000 in credit support), or four months if the default is a monetary default, from the date of written notice of the default to the financial institutions.

    PECO shall not be entitled to assert any termination rights in respect of a failure to have Units on the Availability Schedule, failure to achieve the expected heat rate or failure to comply with an energy request. In such event, PECO's exclusive remedy is to recover Availability Adjustments and Fuel Adjustment Payments. This limitation on damages only applies to failures that cause the partnership to be unable to deliver amounts of energy that are or may be requested by PECO and not to any other material breach of any material provision independent of shortages in the amount of energy delivered or available for delivery.

    ASSIGNMENT. Neither party may assign the Power Purchase Agreement without the prior written consent of the other but if PECO sells or otherwise transfers its power marketing business, PECO may assign the Power Purchase Agreement without the partnership's consent if
(1) the buyer or transferee has a senior unsecured public debt rating by Moody's or S&P or a successor thereof that is not lower than PECO's comparable unsecured Senior Debt rating at the time of such transfer and (2) such rating organization shall have confirmed that such rating shall remain in effect following the buyer's or transferee's assumption of the Power Purchase Agreement. The Power Purchase Agreement may not be transferred to any purchaser of the facility upon foreclosure by, any party which is (1) a Competitor or (2) in PECO's reasonable judgment does not possess a satisfactory level of experience in electric power facility operations.

    LIMITATIONS OF LIABILITY AND INDEMNIFICATION. Neither party shall hold the other liable for any claims and expenses on account of bodily injury to the personnel of or damage to property, occurring in connection with a party's performance under the Power Purchase Agreement except for any liability or loss because of bodily injury or property damage arising out of or in connection with PECO's or the partnership's, respective performance of the Power Purchase Agreement; except that neither shall be obligated to indemnify the other for injury or damage caused by the negligence or willful misconduct of the other party.

    The partnership releases PECO, its successors and assigns from all claims from any force majeure (but not from damages otherwise recoverable under the Power Purchase Agreement), operation of the facility in parallel with local utility's electrical systems, transfer, transmission, use or disposition of energy delivered prior to its delivery to PECO at the applicable delivery point, transportation, handling, use, or disposition of all fuel to be fired at the facility after it is delivered to the partnership at the delivery point. PECO releases the partnership and its successors from all claims resulting from any force majeure (but not from damages otherwise recoverable under the Power Purchase Agreement), operation of the facility in parallel with the local utility's electric systems, transfer, transmission, use or disposition of energy after it is delivered to PECO at the applicable delivery point; interruption, suspension or curtailment of delivery of power to the local utility' electric systems caused by the local utility' electric systems; or transportation, handling, use, or disposition of all fuel to be fired at the facility prior to it being delivered to the partnership.

    DISPUTE RESOLUTION. In the case of a dispute between parties as to the selection of an alternative publication or index as a basis for the Daily Gas Price, capacity and tests or the monthly statement, a single arbitrator will resolve the dispute. The arbitrator will be chosen jointly by the parties and, after each of the parties independently presents a "final offer" with supporting rationale, the arbitrator will select either the position of the partnership or PECO. If the parties fail to choose an arbitrator one will be chosen by the AAA under the Commercial Arbitration Rules of the AAA. Arbitration proceedings will be resolved within 30 days after the appointment of the arbitrator. If, after 30 days, a decision has not been made either party can void the appointment of the arbitrator and elect to have a new arbitrator appointed.


    COVENANTS. The partnership covenants to: comply with all material applicable laws; use prudent utility practice to maximize satisfaction of energy requests and to end any forced outage; promptly comply with procedures to obtain access to insurance proceeds if there is a casualty; ensure that the O&M contractor is not when the contract is entered into, a Competitor and that the O&M contract contains a covenant that the O&M contractor shall not undertake the sale, brokering or marketing of electrical energy or capacity and any affiliate of the O&M Contractor (that is not an affiliate of the partnership) shall not conduct business in the ordinary course from the same offices used by an affiliate of the O&M contractor that is engaging in the sale, brokering or marketing of electrical energy or capacity; use commercially reasonable efforts to maintain the air permit without any adverse modification; and at no cost, act in good faith to assist PECO with the maintenance of permits regarding fuel oil delivery and to notify PECO of any proposal to modify such permits. The partnership also covenants: not to consent to modifications to the air permit that adversely affect various rights of the partnership, unless the failure to so agree, would result in adverse effects at least as severe as those resulting from the modification; and until termination and except as specifically provided with respect to replacement energy, not to negotiate with any other party with respect to the purchase of any fuel for the facility or the sale of any capacity and energy or ancillary products to be produced by the facility.


    PECO covenants to: enter into a consent to assignment to the financing institutions and to provide an opinion of counsel, request energy in good faith and to cooperate with the partnership to limit dispatch of the facility at levels that are not economically efficient, provided that PECO shall not be required to incur any economic loss or cost in avoiding dispatch at uneconomic levels. PECO at the partnership's sole cost, will cooperate with its efforts to claim and benefit from any pollution allowances or credits related to the facility.

    The parties covenant to: cooperate in good faith in all reasonable respects in matters involving the construction of the facility, the interconnection facilities, and the metering equipment, and in the operation of thereof; act, in all reasonable respects, in good faith toward the other and when dealing with governmental regulatory bodies.

    SECURITY. The partnership shall maintain acceptable credit support or cash collateral of $15,000,000 to be delivered on the earlier to occur of financial closing or January 1, 2000 and an additional $10,000,000 to be delivered on April 1, 2001. Up to the full $25,000,000 of total acceptable credit support may be drawn upon by PECO if the partnership has failed to pay amounts due under the Power Purchase Agreement.

    FORCE MAJEURE. "Force Majeure," as used in the Power Purchase Agreement, includes, but is not restricted to, failure or threat of failure of facilities (excluding such causes by the partnership or the EPC Contractor's failure to comply with Prudent Utility Practice), flood, earthquake, storm, fire, lightning, Acts of God, explosions etc. A party is not required to settle any strike, lockout, workout stoppage, etc. Force majeure shall not include changes in market conditions, lack of finances, or an inability to accept power due to transmission constraints. Each party releases the other from any and all claims, loses, harm resulting from any force majeure. Dates established under the Power Purchase Agreement will be adjusted, within specific limits, due to the extent a party is not able to meet such date due to a force majeure.

    CHOICE OF LAW. The Power Purchase Agreement is governed by and construed under the laws of the State of Georgia, regardless of the conflicts of laws provisions of such laws.

    CONFIDENTIALITY. The parties agree to keep all information relating to the Power Purchase Agreement confidential except for disclosure to certain parties after receipt of a confidentiality agreement, and except for disclosures as required by any law. The partnership shall keep confidential notices of energy requests and any intra-day adjustments of energy to be delivered from the power marketing groups of (a) Tenaska, Inc. (b) any affiliate of Tenaska, Inc. or
(c) any partners. However, the partnership may, after the bill for such month has been issued, provide to the partners information on the aggregate amount of energy delivered to each delivery point.

              POWER PURCHASE AGREEMENT DISPUTED PAYMENTS AGREEMENT

    The partnership and PECO have agreed to the form of the Power Purchase Agreement Disputed Payments Agreement which would be entered into among the partnership, PECO and the Collateral Agent in the event of a Power Purchase Agreement dispute. The following is a summary of the terms provided in this form.

    ESTABLISHMENT OF THE ACCOUNT. The Collateral Agent agrees to accept all amounts and Permitted Investments received or held by the Collateral Agent pursuant to the Disputed Payments Agreement and to promptly deposit into the Power Purchase Agreement Disputed Payments Account. The Power Purchase Agreement Disputed Payments Account is in the name of the Collateral Agent for the benefit of the Senior Parties and all amounts in the account, and the Permitted Investments, registered in the name of the Collateral Agent or credited to another account maintained by and in the name of the Collateral Agent. Unless specially endorsed to the Collateral Agent, no amounts or other property credited to the Power Purchase Agreement Disputed Payments Account will be registered in the name of or payable to the partnership or PECO. All of the partnership's rights, title and interest, in and to such amounts and Permitted Investments held in or credited to the Power Purchase Agreement Disputed Payments Account constitute a part of the Collateral and not part of the Indebtedness.

    SECURITY INTEREST. As collateral security for the prompt payment and performance of the partnership's obligations owing to any of the Senior Parties under the Financing Documents, the partnership transfers and grants to the Collateral Agent a lien on and security interest in and to all of the partnership's rights under the Power Purchase Agreement Disputed Payments Account and all investments, Permitted Investments, all security entitlements and any other property at any time deposited in or credited to the Power Purchase Agreement Disputed Payments Account.

    The Collateral Agent has the right to debit the Power Purchase Agreement Disputed Payments Account to the extent of any and all fees owing to the Collateral Agent directly related to the Collateral or the Collateral Agent's duties. If the Collateral Agent obtains a security interest in the Collateral or any security entitlement credited thereto, the Collateral Agent such security interest subordinated to the security interest of the Senior Parties.

    The Collateral Agent's powers are not affected by the bankruptcy of the partnership or PECO or the lapse of time. The obligations of the Collateral Agent continue until the termination of the Financing Documents.

    DOMINION AND CONTROL OF THE ACCOUNT, FUNDS, AND PERMITTED INVESTMENTS. The Collateral Agent has exclusive possession of and sole control and dominion over the Power Purchase Agreement Disputed Payments Account. The partnership and PECO have no right to withdrawal amounts from the Power Purchase Agreement Disputed Payments Account, but merely to direct and authorize the Collateral Agent to deposit and withdraw funds from the Power Purchase Agreement Disputed Payments Account.

    Pending disbursement of funds held in the Power Purchase Agreement Disputed Payments Account such funds are to be invested and reinvested in Permitted Investments at the risk and expense of the partnership and PECO. The Collateral Agent will follow the instructions of authorized officers of the partnership and PECO, but shall not be liable for any loss resulting from investments made under instructions from the partnership or PECO. If the Collateral Agent is not so instructed, amounts on deposit in the Power Purchase Agreement Disputed Payments Account will be invested and reinvested in Permitted Investments and then liquidated at the risk of the partnership and PECO. Interest paid or other earnings made on Permitted Investments are to be credited to the Power Purchase Agreement Disputed Payments Account. The Collateral Agent is not liable for any loss, except if such loss is the result of gross negligence or willful misconduct or for special, indirect or consequential loss or damage of any kind whatsoever.

    If cash is required to be disbursed, and no cash is available in the Power Purchase Agreement Disputed Payments Account, the Collateral Agent is authorized to cause Permitted Investments to be liquidated into cash in such manner the Collateral Agent deems reasonable.

    DISTRIBUTION FROM THE ACCOUNT. Upon receipt of a withdrawal certificate stating that (a) PECO and the partnership have reached a satisfactory resolution of their dispute with respect to the Power Purchase Agreement Disputed Payments, or (b) an arbitration award or court order has been issued with respect to the Power Purchase Agreement Disputed Payments, the Collateral Agent shall transfer the relevant amount of the Power Purchase Agreement Disputed Payment, together with any interest on or earnings from Permitted investments, to the Revenue Account if for the account of the partnership or to such accounts as designated by PECO if for the account of PECO. PECO shall promptly deposit all Power Purchase Agreement Disputed Payments into the Power Purchase Agreement Disputed Payments Account at the time it disputes any amount.

    EXPENSES; INDEMNIFICATION; FEES. The partnership agrees to pay all of the Collateral Agent's out-of-pocket expenses, and agrees to indemnify the Collateral Agent from and against all claims, losses, liabilities and expenses resulting from the Power Purchase Agreement Disputed Payments Agreement.

    GOVERNING LAW. The Power Purchase Agreement Disputed Payments Account is governed by and construed under the laws of the State of New York, regardless of the conflicts of laws provisions of such laws.

                                  EPC CONTRACT

    The partnership and the EPC Contractor are parties to an Engineering, Procurement and Construction Agreement on a fixed-price basis, which provides for the EPC Contractor to perform services in connection with the design, engineering, procurement, site preparation, civil works, construction, start-up, training and testing, and to provide all materials, equipment (excluding operational spare parts), machinery, tools, construction fuels, utilities, labor, transportation, administration and other services and items (collectively, the "Work") for the facility.


    SCOPE OF WORK. The EPC Contractor shall furnish the design and engineering for the facility and the facility site, including the preparation of all technical and design drawings and plans, with design and engineering that meet the requirements of the EPC Contract and are prepared and implemented under applicable laws, Applicable Insurance Policies and Good Utility Practice. In addition, the EPC Contractor shall:


    - furnish all labor, supervision, construction utilities, and tools necessary to procure for, construct, direct and support start-up of the facility;

    - correct all Work that fails to conform to the requirements of the EPC Contract and any Defects relating to the facility or the Work under the EPC Contract;

    - be solely responsible for dealing with, coordinating and handling all communications, negotiations and resolutions of disputes concerning all Equipment or other matters related to the Work with all Subcontractors and Lower-tier Subcontractors and bear full responsibility for any part of the Work accomplished by Subcontractors and Lower-tier Subcontractors and for the acts and omissions of Subcontractors and Lower-tier Subcontractors;

    - replace or repair any inadequate, nonconforming, damaged or defective Equipment or Work during construction;

    - supervise and direct the Work;

    - bear responsibility for keeping the Work on schedule;

    - make timely status reports to the partnership;

    - pay Subcontractor in a timely manner;

    - bear sole responsibility for and have control over Subcontractors, labor, construction means, materials, material suppliers, methods, techniques, sequences, and procedures as well as supervising and directing all portions of the Work;

    - bear responsibility for carrying out its obligations so that each of the Units and the facility operate safely and in compliance with all applicable laws and in full satisfaction of all operating requirements set forth in the EPC Contract;


    - procure all Equipment, and provide the partnership with a list of spare parts for such Equipment, whereupon the partnership shall purchase all such spare parts prior to Commercial Operation of the Final Units (risk of loss will remain with the EPC Contractor for spare parts until they are delivered to the Operator at or before the Commercial Operation date of the final Unit);

    - as part of the Guaranteed Lump Sum Price, secure and pay for all necessary permits, except for any Department of Energy permits, zoning, subdivisions or similar permits, and those environmental permits described in the EPC Contract;

    - complete the Work in a good and workmanlike manner under the construction practices used by a prudent construction contractor, so to enable the partnership, without modification of the Work, to meet its Power Purchase Agreement obligations;

    - provide engineers to support the partnership's operator training program; and

    - bear responsibility for all site preparation for the facility site.


    Notwithstanding the preceding two sentences, the EPC Contractor shall have no greater responsibility to the partnership for compliance with applicable laws with respect to Equipment supplied or services performed pursuant to the Turbine Contract, than General Electric has to the EPC Contractor, as assignee of the Turbine Contract, for such Equipment supplied and service performed pursuant to the Turbine Contract.


    GUARANTEED LUMP SUM PRICE AND PAYMENT. The partnership shall pay the EPC Contractor for its performance of the EPC Contract a Guaranteed Lump Sum Price, which includes payments made under the Turbine Contract and the EPC Contractor's Fixed Price, subject to adjustment under the EPC Contract. The EPC Contractor shall use reasonable efforts to consume not more than a set specified amount of fuel during the performance of the Work through the date of Commercial Operation of the last Unit to achieve Commercial Operation. The EPC Contractor is responsible for the payment of all sales and use taxes with respect to any purchases made by the EPC Contractor in order to perform the Work, except as otherwise provided in the EPC Contract.

    The Guaranteed Lump Sum Price shall be invoiced and paid on a monthly basis. The EPC Contractor shall submit to the partnership a report of the progress and status of the Work on a monthly basis. The partnership will pay General Electric, either directly or jointly with the EPC Contractor, the amount due under the Turbine Contract. All amounts paid to General Electric by the partnership shall be credited against the Turbine Contract portion of the Guaranteed Lump Sum Price. The partnership will also pay the respective vendors of the Designated Equipment, either directly or jointly with the EPC Contractor, the amount due under the Designated Contracts.

    The partnership will have twenty-five days to approve each invoice and pay the EPC Contractor a progress payment, not including any amounts due pursuant to the Turbine Contract or Designated Contracts, of ninety-five percent (95%) of the amount specified in such invoice to be due to the EPC Contractor, not including any amounts due pursuant to the Turbine Contract or the Designated Contracts, the remaining five percent (5%) of such amount to be Retainage. Additionally, the partnership has the right to withhold 150% of the amount of any lien filed against the facility or the facility site from the monthly progress payments, until such lien is removed. All progress payments are subject to deductions by the partnership for:

    - overpayments;

    - liquidated damages due the partnership under the EPC Contract;

    - such amount as the partnership reasonably determines to be the cost of remedying any defective, nonconforming or nonperformed Work;

    - amounts subject to good faith disputes;

    - the cost of any loss or damage to the partnership caused by the EPC Contractor; and

    - any amounts due to the partnership or other indemnified parties pursuant to the EPC Contract indemnification provisions. In the event of a dispute, the parties shall continue to perform under the EPC Contract, and shall resolve such dispute in good faith under the provisions set forth in the EPC Contract.

    CHANGE ORDERS. After receipt of notice from the EPC Contractor of an Unforeseen Condition which will increase or decrease the cost of the Work or the facility by more than $40,000 or cause a delay in the Scheduled Date of Commercial Operation, the partnership shall issue a change order adjusting the Guaranteed Lump Sum Price or extending the Scheduled Date of Commercial Operation, as appropriate. The total dollar amount for all Change Orders due to Unforeseen Conditions shall not exceed $1,500,000. In addition, if a change in the law or in any applicable insurance policy materially changes the Work and materially increases or decreases the EPC Contractor's cost of performance under the EPC Contract, a change in the Work or Scheduled Date of Commercial Operation of a Unit may be approved by the partnership.

    There shall be no extension of the Scheduled Date of Commercial Operation of a Unit except as a result of partnership Caused Delay, a Force Majeure event, or a Change Order where the EPC Contractor:

    (1) demonstrates that such delay, event or order will proximately cause the EPC Contractor to fail to achieve Commercial Operation by the Scheduled Date of Commercial Operation and specifies the number of days of expected delay;

    (2) demonstrates that it will use all reasonable efforts to maintain the Scheduled Date of Commercial Operation; and

    (3) explains the specific actions it will take to work around or mitigate the impact of the delay, event or order on the Scheduled Date of Commercial Operation.

    Unless otherwise agreed, in the event of a partnership Caused Delay, a Force Majeure event or Change Order, the Scheduled Date of Commercial Operation shall be extended by the number of days specified by the EPC Contractor as set forth in clause (1).

    If the partnership fails to obtain permits or licenses identified in the EPC Contract when required, or fails to maintain such permits or licenses in force (unless such failure is caused by the EPC Contractor), the partnership shall have ten days in which to cure such failure, and if the partnership does not cure such failure, the EPC Contractor shall be entitled to a Change Order to the extent that such failure materially increases the EPC Contractor's cost of performance, or entitles the EPC Contractor to an extension of the Scheduled Date of Commercial Operation. To the extent any Change Order affects the Equipment or services furnished under the Turbine Contract, General Electric must approve such Change Order.

    PARTNERSHIP'S RESPONSIBILITY.  The partnership shall, at its own expense:

    - provide, "as is," the facility site described in the EPC Contract;

    - apply for and obtain the permits and licenses necessary in the prosecution of the Work or the operation of the facility as listed in the EPC Contract;

    - pay all taxes associated with income or earned surplus generated by the facility or facility site, as well as all real property taxes or personal property taxes levied on the Equipment, facility, facility site and all components thereof;

    - be responsible for the portion of sales and use taxes as provided in the EPC Contract;

    - provide access to the facility site so as to allow Contractor to perform the Work;

    - furnish qualified operating and maintenance personnel to operate and maintain the facility;

    - provide start-up and operating fuels, turbine lube oil for flushing and initial fill, bulk CO(2)and hydrogen for generator purge and cooling, bulk CO(2)and FM 200 for the turbine fire protection systems, and bulk water treatment chemicals;

    - pay for any start-up power off the permanent auxiliary transformer for the permanent Equipment;

    - make available spare parts under the EPC Contract;

    - provide and pay for tools, materials and supplies for normal maintenance of the System after the partnership issues a Certificate of Mechanical Completion for such System;

    - provide sufficient water (excluding water used for construction) and access to wastewater disposal to permit normal and continuous operation of the facility;

    - supply tools, backfeed power, water supply, and natural gas supply;

    - provide for acceptance of electric power when necessarily requested by the EPC Contractor; and

    - use reasonable efforts to operate the facility after the Date of Commercial Operation so as to permit the EPC Contractor to expeditiously complete the Work.

    PARTNERSHIP'S REVIEW. The partnership has the right throughout the term of the EPC Contract to review and to designate others (including the Independent Engineer) to review all Drawings and to inspect Work at all stages at the facility site, the EPC Contractor's premises and the Subcontractors' premises. The EPC Contractor shall afford reasonable access to the facility site to the Independent Engineer, and to others designated by the partnership, for the necessary servicing, maintaining, modifying, or upgrading of the land or facilities located thereon.

    DESIGN AND OPERATING REQUIREMENT. The EPC Contractor shall meet all the requirements and specifications applicable to the Work under the Power Purchase Agreement and the Interconnection Agreements, and the facility shall be designed and constructed so as to meet or exceed the PECO Test requirements.

    WARRANTIES.

    ENGINEERING, DESIGN AND PERFORMANCE WARRANTIES. The EPC Contractor warrants to the partnership that:


    - the Work, the facility and the engineering and design of the facility will meet the requirements of the EPC Contract and be under applicable laws, Applicable Insurance Policies and Good Utility Practice;


    - it will use best efforts to obtain Subcontractor warranties of twenty-four months running in favor of the partnership, and in no event will Subcontractor warranties for engineered Equipment be for less than a period of the greater of twelve months after the date of commercial operation or eighteen months after the Scheduled Date of Commercial Operation (as originally determined without any extentions otherwise applicable to such date);

    - the performance of various Equipment will meet or exceed the performance requirements set forth in the EPC Contract;

    - the Systems will be designed and constructed so as not to interfere with or limit the performance of the Equipment to meet the requirements set forth in the EPC Contract; and

    - the Units and the facility will meet the EPC Contract's specified performance warranties.

    EQUIPMENT WARRANTIES.  The EPC Contractor warrants to the partnership that:


    - all Equipment will be new, in strict accordance with specifications, applicable laws and Good Utility Practice, free of Defects in material and workmanship, be Year 2000 compliant and suitable for use under the climatic and range of operating conditions as set forth in the EPC Contract;


    - the facility will be fit for the intended purposes as described in the EPC Contract;

    - it will execute, submit and otherwise fulfill all obligations connected with Subcontractor warranty documents; and

    - for the length of the warranty period set forth in the EPC Contract, administer, litigate and process any disputes, disagreements or claims with the person issuing such warranty concerning the breach thereof; cooperating with and allowing the partnership to participate in all decisions which materially affect the partnership or the operation of the facility. The warranties of the EPC Contractor with respect to Work or Equipment supplied pursuant to the Turbine Contract will be the same as the warranties provided pursuant to the Turbine Contract, including the warranty limitation set forth in the Turbine Contract concerning "collateral damage" as defined therein, provided that if the EPC Contractor recovers all or part of the costs of such "collateral damage" from General Electric under any other provision of the Turbine Contract, the EPC Contractor shall, to the extent of such recovery, be responsible for correcting such "collateral damage."

    OTHER WARRANTIES.  The EPC Contractor warrants:

    - during all Acceptance Testing, (A) that when operating the combustion turbines under manufacturers' requirements, that the hourly average air emissions for each Unit and the facility as a whole will not exceed the values set forth in the permits attached to the EPC Contract, (B) the facility's water discharge during operation will meet the requirements of the EPC Contract, and (C) the operation of the Units and the facility will meet the applicable noise emission requirements set forth in the EPC Contract;

    - the facility will be designed and completed in a manner such that operation of the facility will not result in a revocation or suspension of its status as an Exempt Wholesale Generator; and

    - upon transfer of title, the partnership will have title to all Work free and clear of claims and liens of all Persons (other than the interest of the Development Authority pursuant to the offering of the bonds).

    Except as otherwise provided in the EPC Contract, the EPC Contractor is obligated for all warranties described above for each Unit for periods specified in the EPC Contract. The warranties of General Electric under the Turbine Contract apply to defects that appear prior to Substantial Completion and during certain set periods specified in the Turbine Contract. Where any item of Equipment supplied by General Electric is used with more than one Unit, the warranty on such item is for the same period as the warranty on the Unit with which it is first used. Subject to some overall limitations (as described below in LIMITATION OF LIABILITIES), the Warranty Period for a Unit will be extended on a day-for-day basis for any period of time in excess of ten days that a Unit is not capable of operating due solely to a warranty claim attributable to General Electric. The number of days of

Warranty Period extension will be counted as those days in excess of ten between
(1) the date the Unit is removed from service, or unable to return to service, solely due to a warranty nonconformity for which General Electric is responsible; and (2) the date the corrective work is complete and the EPC Contractor advises General Electric that the Unit is available for return to service.

    The EPC Contractor is obligated for the warranty period from the date of Commercial Operation of the last Unit on some equipment which enters service with the Initial Units. All partnership warranties under the Turbine Contract will be assigned to the partnership immediately following Commercial Operation.

    The warranties and remedies for each warranted item described above will be inoperative with respect to a Defect in such warranted item if:

    - such Defect in such warranted item is caused by the partnership's failure to operate and maintain the warranted item in conformance with applicable operating and maintenance instructions or under generally accepted operating practices of the electric power producing industry;

    - the warranted item is materially altered without the written consent of the EPC Contractor and the alteration causes such Defect in such warranted item; or

    - the EPC Contractor requests operating and maintenance data from the partnership with respect to a defective warranted item and the partnership fails to provide the EPC Contractor with reasonable access to it.

    The EPC Contractor shall have no warranty responsibility for:

    - any repairs, adjustments, alterations, replacement or maintenance that may be required resulting from normal corrosion, erosion or wear and tear; or
      (ii)

    - any Defect in a computer program or portion thereof, which has been modified (excluding revisions typically allowed by the manufacturer) without the written consent of the EPC Contractor.

The limitations set forth above shall not limit or modify the warranties set forth in the Turbine Contract. With respect to all warranties and rewarranties made by General Electric pursuant to the Turbine Contract, all of which are incorporated by reference into the EPC Contract, the EPC Contractor has the primary, separate and direct obligation to the partnership for such warranties and rewarranties; provided, however, that as between the partnership and the EPC Contractor, the EPC Contractor does not have the benefit of any conditions, exclusions or exceptions to such warranties and rewarranties under the Turbine Contract or the EPC Contract which arise as a result of the actions or failures to act of the EPC Contractor (including actions or failures to act of Subcontractors other than General Electric and Lower-tier Subcontractors), including any breach by the EPC Contractor of the standards of performance set forth for Buyer in the Turbine Contract or for the EPC Contractor in the EPC Contract.

    PARTNERSHIP'S RIGHT TO CURE WORK AND SET OFF. If the EPC Contractor fails, refuses or neglects to make any required payment related to the Work or perform any of its obligations and fails to commence in good faith and with due diligence to remedy any such non-payment or non-performance within 72 hours after notification, the partnership may make such payment or perform such act at the expense of the EPC Contractor. The partnership has the right to set off any claim of the partnership for liability of the EPC Contractor arising under the EPC Contract against any debt or obligation of the partnership to the EPC Contractor arising under the EPC Contract.

    MECHANICAL COMPLETION; FUNCTIONAL TESTING. Mechanical Completion shall be achieved when the EPC Contractor determines that a particular System, Unit or
Phase:

    - has been assembled, constructed or completed under the Drawings;

    - has successfully passed checkout and System Testing for Mechanical Completion (including functional testing of all components of the System) and necessary non-performance testing;

    - is sufficiently identified, including all records or other documents pertaining to the assembly or construction of the System; and

    - is ready for Functional Testing.

    After the EPC Contractor notifies the partnership in writing that the System, Unit or Phase is mechanically complete ("Notice of Mechanical Completion"), the partnership shall set forth either (1) an indication that the particular System, Unit or Phase appears to be mechanically complete, except for Punch List items ("Mechanical Completion"); or (2) rejection of the particular System, Unit or Phase as mechanically complete. Upon receipt by the EPC Contractor of the partnership's rejection, it shall take immediate action and proceed with due diligence and in good faith to remedy the conditions described in such rejection. Such procedure shall be repeated until Mechanical Completion of the facility has been achieved.

    Functional Testing of a Unit or a critical System may proceed upon Notice of Mechanical Completion of such Unit or System and verification by the partnership that Functional Testing may proceed, provided that such critical System shall have its control systems tested for efficient operation prior to the commencement of such Functional Testing. Prior to the commencement of Functional Testing, the EPC Contractor shall complete and the partnership shall approve all written operating procedures, maintenance manuals and operator training as set forth in the EPC Contract.

    Notwithstanding the issuance of a Certificate of Mechanical Completion by the partnership with respect to a System or a Unit, prior to Commercial Operation, the operation and maintenance of the System or Unit shall be under the direction and control of the EPC Contractor through the its start-up manager. On the date on which Commercial Operation of a Unit occurs, control of the operation and maintenance of the Unit and risk of loss to such Unit shall transfer from the EPC Contractor to the partnership.

    ACCEPTANCE TESTING. The EPC Contractor will develop specific test procedures and submit them at least 90 days prior to the start of Acceptance Testing to the partnership and the Independent Engineer for review and, if necessary, revision. Before Acceptance Testing begins, each of the Unit's systems must have achieved Mechanical Completion (with the exception of Punch List items), and all Functional Testing must have been performed. The Unit must also be available for normal and continuous operation, all necessary permits must have been obtained, and each Unit's CEMS instrumentation must have been calibrated. The partnership, the Construction Lender, the Independent Engineer, PECO and others will be notified before Acceptance Testing begins and given the opportunity to witness the tests.

    The Acceptance Testing will entail testing by the partnership to confirm that each Unit and the facility meet its requirements under the EPC Contract, as well as PECO Tests to confirm that the partnership's obligations under the Power Purchase Agreement can be met. The net power output and the net heat rate will be measured for the entire facility, as well as for each Unit. Emissions tests will be performed to determine whether each Unit complies with air permit requirements.

    The EPC Contractor remains liable for liquidated damages for each Unit until that Unit passes each of the previously mentioned tests and is ready for Commercial Operation. However, the EPC

Contractor will not be liable for additional schedule liquidated damages for a Unit, provided the following are satisfied:

    - the EPC Contractor notifies the partnership that although the Unit has not met the net power output and net heat rate guarantees, it passed each of the other tests and has achieved the Interim Performance Requirements for net power output and net heat rate;

    - corrective actions and retesting of the Unit will not interfere with the normal and continuous operation of the Unit during the 180 days after notice; and

    - the EPC Contractor immediately pays liquidated damages for any delay up to the date of notice plus liquidated damages for performance based on the results of the most recent tests, subject to deferral of some or all of the performance liquidated damages to the extent that there is a deferral of performance liquidated damages under the Turbine Contract.

    Upon satisfaction of the foregoing conditions the EPC Contractor will use all reasonable efforts to ensure that the Unit will achieve the Unit Output Requirement and the Unit Heat Rate Requirements, while satisfying the CEMS Requirements (1) until the Unit Output Requirement and the Unit Heat Rate Requirements have been achieved while satisfying the CEMS Requirements and/or
(2) until the later of (a) the 181(st) day after notice was given and (b) the end of the first two consecutive non-peak months after the date notice was given, whichever occurs first (the "Retest Period"). If, by the end of the Retest Period, the Unit satisfies the CEMS Requirements, and improvement in the net power output and net heat rate for such Unit is achieved, the partnership is required to refund any liquidated damages paid relating to that improvement. If, by the 181(st) day, CEMS Requirements are met but the Unit Output Requirement and Unit Heat Rate Requirements for such Unit are not, the partnership may terminate retesting, and liquidated damages will be determined based on the most recent test results.

    The EPC Contractor is required to pay modified liquidated damages if, due to the EPC Contractor's changes, adjustments, or retesting, a Unit is not available to the partnership for normal and continuous operation during the Retest or any Extension Period, except during off peak months, when the EPC Contractor will not be required to pay such damages.

    The partnership may direct the EPC Contractor to require General Electric to continue remediation and testing activities under the Turbine Contract until the earlier of (a) the EPC Contractor's achievement of the Unit Output Requirement and the Unit Heat Rate Requirements and (b) the expiration of the retesting period.

    COMMERCIAL OPERATION. A Unit will not be deemed ready for Commercial Operation unless it has satisfied the requirements of (a):

    - the Unit Output Requirement and Unit Heat Rate Requirement;

    - the Unit Availability Test;

    - the Demonstration Tests; and

    - air permit compliance requirements, as measured by CEMS instrumentation during Acceptance Testing, and

(b) is available for normal and continuous operation and capable of delivering the electric output of the Unit at the Interconnection Points for electric power transmission. After a Unit achieves Commercial Operation, the partnership will issue the EPC Contractor a certificate of Commercial Operation for that Unit.

    FINAL ACCEPTANCE. Before Final Acceptance of the facility, the EPC Contractor must demonstrate that each of the Units satisfies the Emissions Tests and any Demonstration Tests. If any Unit fails such tests, the EPC Contractor will make adjustments until the partnership is satisfied. The partnership will issue a Certificate of Final Acceptance evidencing that all Work has been completed except for the Combustion Turbine Evaporative Cooler Test or any Punch List items (with a total estimated cost of less than $150,000) after:

    - each Unit has achieved Commercial Operation;

    - all retesting for any Unit, if applicable, is terminated;

    - all requirements for all Units have been achieved; and

    - the Work is complete.

    COMMERCIAL OPERATION LIQUIDATED DAMAGES. The EPC Contractor is required to pay liquidated damages ("Commercial Operation Liquidated Damages") of
(a) $40,000 per Unit, per day for the first 14 days elapsing after the Scheduled Date of Commercial Operation for that Unit until the Unit achieves Commercial Operation; (ii)(b) $65,000 per Unit, per day for days 15-30 after the Scheduled Date of Commercial Operation for that Unit until the Unit achieves Commercial Operation; and (c) $82,000 per Unit, per day for the 31(st) day after the Scheduled Date of Commercial Operation for that Unit until either Commercial Operation for the Unit is achieved. The aggregate liability of the EPC Contractor for liquidated damages for Commercial Operation Liquidated Damages shall not exceed 22.5% of the Guaranteed Lump Sum Price. Liquidated damages will be offset by any net revenue received by the partnership from the applicable Unit's operation prior to the Commercial Operation of that Unit.

    The amount of Commercial Operation Liquidated Damages payable by the EPC Contractor may be reduced if and to the extent that the delays are due to failure by General Electric to perform under the Turbine Contact. The methodology for computing these reductions, and the amounts of liquidated damages provided for under the Turbine Contract that would be taken into account in computing such reductions, are as follows:

    (i)(a) The total Commercial Operation Liquidated Damages accrued by the EPC Contractor, prior to any reduction, shall be multiplied by a fraction, the numerator of which is the number of days of delay in which the Units do not achieve Commercial Operation by the Scheduled Dates of Commercial Operation and for which the performance of General Electric under the Turbine Contract is the primary cause of such delay and the denominator of which is the total number of days of delay in which the Units do not achieve Commercial Operation by the Scheduled Dates of Commercial Operation (the "Turbine Portion of Commercial Operation Liquidated Damages"). The difference, if any, between the total Commercial Operation Liquidated Damages accrued by the EPC Contractor and the Turbine Portion of Commercial Operation Liquidated Damages shall be the "Non-Turbine Portion of Commercial Operation Liquidated Damages." The EPC Contractor shall provide reasonable evidence to the partnership to support the number of days of delay in which the Units do not achieve Commercial Operation by the Scheduled Dates of Commercial Operation and for which the performance of General Electric under the Turbine Contract is the primary cause of such delay.

    (b) If the Turbine Portion of Commercial Operation Liquidated Damages is less than or equal to the aggregate liquidated damages which accrue under the Turbine Contract in the event of delay in the Delivery (as defined in the Turbine Contract) or Shipment (as defined in the Turbine Contract) of one or more of the Units (as defined in the Turbine Contract), or delay in achieving Commercial Operation (as defined in the Turbine Contract) of one or more such Units ("Schedule Liquidated Damages"), as limited by the General Electric Cap, the EPC Contractor shall be responsible for the full amount of the Commercial Operation Liquidated Damages.

    (c) If the Turbine Portion of Commercial Operation Liquidated Damages is greater than the aggregate Schedule Liquidated Damages which accrue under the Turbine Contract, the Commercial

Operation Liquidated Damages shall be reduced to an amount which is equal to the aggregate Schedule Liquidated Damages which accrue under the Turbine Contract and such amount shall be added to the Non-Turbine Portion of Commercial Operation Liquidated Damages to determine the total amount of Commercial Operation Liquidated Damages.

    The total Schedule Liquidated Damages which may become due from General Electric to the EPC Contractor under the Turbine Contract is calculated as follows:

    (a) for each full day that Shipment or Delivery (as applicable) of a Unit occurs after the Guaranteed Date for a Unit, Twenty Thousand Dollars ($20,000) per day per Unit for days one (1) through fourteen (14) and Forty Thousand Dollars ($40,000) per day per Unit for days beyond the fourteenth (14th) day; plus

    (b) for each full day that General Electric's failure to comply with the requirements of the Turbine Contract is the primary cause of one or more days that a Unit does not achieve Commercial Operation by the Scheduled Date of Commercial Operation for such Unit, Thirty Thousand Dollars ($30,000) per day for days one (1) through fourteen (14) and Fifty Thousand Dollars ($50,000) per day for days beyond the fourteenth (14th) day.

    In addition to the foregoing Schedule Liquidated Damages, if, despite the efforts of the EPC Contractor to mitigate the effects of late Shipment or Delivery, late Shipment or Delivery of a Unit is the primary cause of a delay of any day the Unit does not achieve Commercial Operation by the Scheduled Date of Commercial Operation for such Unit (excluding the first thirty (30) days of late Shipment or Delivery which are deemed to have no effect on the achievement of Commercial Operation), General Electric will pay additional Schedule Liquidated Damages to the EPC Contractor under the higher schedule of damages set forth in
(b) above, except that in determining the amount of any additional Schedule Liquidated Damages for delay after the first thirty (30) days, the liquidated damages paid by General Electric under (a) with respect to each day of delay shall reduce the amount of liquidated damages due for such corresponding day of delay in achieving Commercial Operation.


    The obligations of General Electric to pay Schedule Liquidated Damages for delay of Commercial Operation are contingent upon: General Electric having a minimum time period of thirty-one (31) days after each of Units #1, #4, #5 and #6 is Mechanically Complete and twenty-seven (27) days after each of Units #2 and #3 is Mechanically Complete for inspecting the Unit and its installation, the performance of pre-testing, startup, commissioning, correction of discovered problems, tuning, verification that the Unit is in proper adjustment and condition to begin Acceptance Testing and the performance of Acceptance Testing by the EPC Contractor (extended for any time periods when General Electric reasonably needs to perform services or tests on a Unit and does not have access and availability to such Unit consistent with the Contractor's EPC project schedule), provided that General Electric must notify the EPC Contractor, in writing, if General Electric believes that it has not had the access to such Unit which it reasonably needs and the EPC Contractor has 24 hours in which to cure the problem by providing access to General Electric. If, prior to Commercial Operation of a Unit, General Electric recommends repair activities for a Unit which the EPC Contractor has the responsibility to perform, General Electric will not be charged for liquidated damages for delay in achieving Commercial Operation of the Unit for any period of time which is longer than the normal period of time which would be required to accomplish such repairs or for any period of time after such repairs are completed which is longer than reasonably necessary to prepare the Unit for testing or retesting.


    PERFORMANCE LIQUIDATED DAMAGES. Each Unit must produce and deliver for sale the Commercial Operation Output, or the EPC Contractor will be subject to $300 per KW in liquidated damages for each KW that net power output of a Unit is less than 156,410 KW as measured in the most recent Performance Test. For the purposes of final determination of Commercial Operation Output liquidated damages, the Commercial Operation Output of the six Units will be aggregated, and the EPC

Contractor will be subject to liquidated damages of $300 per KW for each KW that the aggregate is less than 938,460 KW.

    Each Unit must operate at the Commercial Operation Net Heat Rate or less, or the EPC Contractor will be subject to liquidated damages of $5,860 per BTU/KW-HR for each BTU/KW-HR that Commercial Net Heat Rate exceeds 10,683 BTU/KW-HR (HHV) when operating on natural gas plus $950 per BTU/KW-HR for each BTU/KW-HR that Commercial Net Heat Rate exceeds 10,821 BTU/KW-HR (HHV) when operating on fuel oil as measured in the most recent Performance Tests. Final determination of Commercial Net Heat Rate liquidated damages will be based upon the average Commercial Net Heat Rate of all six Units.

    FURTHER LIMITATIONS. The EPC Contractor warrants the net power output of the facility will be at least 891,540 KW and the net heat rate of each Unit will be less than 11,217 BTU/KW-HR (HHV) when operating on natural gas and 11, 362 BTU/KW-HR (HHV) when operating on fuel oil (the "Performance Minimums"). If the six Units attain the Performance Minimums, liquidated damages are the partnership's sole remedy. The maximum liability of the EPC Contractor for liquidated damages for Performance Liquidated Damages is capped at 22.5% of the Guaranteed Lump Sum Price.

    The aggregate amount of Commercial Operation Liquidated Damages and Performance Liquidated Damages under the EPC Contract is capped at a maximum of 30% of the Guaranteed Lump Sum Price. The EPC Contractor is not liable to the partnership for replacement power, or for any consequential, indirect, special or incidental damages in connection with the EPC Contract except for:

    - willful misconduct, gross negligence or fraud by the EPC Contractor or any Subcontractor;

    - tortious interference by the EPC Contractor or any Subcontractor; and

    - third party claims for personal injury, death or damage to property, including strict liability or tort liability.

The partnership is not liable to the EPC Contractor or any Subcontractor for any losses or damages caused by loss of profit or any consequential damages in connection with the EPC Contract. The EPC Contractor's total liability for damages resulting from performance or breach of the EPC Contract are capped at the Guaranteed Lump Sum Price.

    INSURANCE. The EPC Contractor's insurance certificates and underlying policies required or purchased pursuant to the EPC Contract must provide
30 days advance written notice be given to the partnership and the Construction Lender before any material change in, termination or cancellation of any insurance policy. From the date on which the Work is to commence until the Date of Commercial Operation of the Final Units, the EPC Contractor and all Subcontractors must maintain and provide the required insurance coverages.

    The EPC Contractor is required to maintain the following insurance policies at all times while performing the Services: Worker's Compensation, Commercial General Liability, Comprehensive Automobile Liability, and Excess Umbrella Liability. The partnership will maintain and provide All Risk Builders' Risk insurance.

    Prior to any transfer of risk of loss to the partnership, the partnership is not accountable or responsible for any loss or damage to any part of the facility, facility site or the Work, except for: (1) the partnership's intentional, wrongful or negligent acts, and (2) "collateral damage" as defined in the Turbine Contract caused by Equipment supplied by General Electric under the Turbine Contract which is not covered by insurance and for which General Electric is not responsible, and then only to the extent such loss or damage is not covered by the All Risk Builders' Risk policy. Except for the All Risk Builders' Risk insurance and Ocean/Transit/Air insurance, prior to Commercial Operation, all risk of loss or damage to the Units will be borne by the EPC Contractor. On the date of Commercial

Operation of a Unit, the partnership will assume the risk of loss or damage to that Unit. On the date of Commercial Operation of the final Unit, the partnership will assume the risk of loss or damage to the facility, facility site, and the Work.

    FORCE MAJEURE. A "Force Majeure Event" means any act or event that prevents or delays the affected party from performing its obligations (other than the payment of money) under the EPC Contract, or complying with any conditions required to be complied with under the EPC Contract if such act or event is beyond the control of and not the fault of the affected party or any Subcontractor, and the affected party has been unable by the exercise of due diligence to overcome or mitigate the effects of such act or event.

    If either party is rendered wholly or partly unable to perform its obligations because of a Force Majeure Event, that party will be excused from whatever performance is affected by the Force Majeure Event to the extent so affected; PROVIDED that:

    - the non-performing party gives the other party prompt notice, describing the particulars of the occurrence and when the party anticipates it will be able to resume performance;

    - the suspension of performance is of no greater scope and of no longer duration than is reasonably required by the Force Majeure Event;

    - the non-performing party uses all reasonable efforts to limit delays and remedy the inability to perform during and after the Force Majeure Event;

    - when the non-performing party is able to resume performance of its obligations, that party gives the other written notice and promptly resumes performance; and

    - unless the Force Majeure Event proximately causes a change in the ability of the EPC Contractor to achieve Commercial Operation by the Scheduled Date of Commercial Operation, there will be no extension of the Scheduled Date of Commercial Operation.

    If an Excusable Delay under the Turbine Contract causes a delay in delivery, for which General Electric is not liable, the EPC Contractor will not be liable for the same delay in delivery.

    A time extension will be granted in such instance, PROVIDED that the EPC Contractor promptly notifies the partnership, the delay is beyond the control of the EPC Contractor, and was not caused by an act or failure to act by the EPC Contractor, its employees, agents or Subcontractors.

    If one or more Force Majeure Events cause more than 45 aggregated days of delay, the partnership shall reimburse the EPC Contractor, beginning with the 46(th) day for its out-of-pocket costs actually and necessarily incurred, including demobilization, remobilization, insurance, stand-by and escalation costs. The partnership retains all rights to terminate the EPC Contract.

    INDEMNIFICATION. The EPC Contractor shall defend, protect, indemnify, and hold harmless the partnership, the partners, Construction Lender, Independent Engineer and PECO, their stockholders, officers, directors, agents, servants, employees, and others (the "Indemnitees") from and against any damages, losses or expenses arising in favor of any person arising from claims and/or causes of action of every kind and character. However, no Indemnitee shall be indemnified for damages, losses or expenses arising out of the negligence of that Indemnitee.

    The EPC Contractor shall indemnify and hold the partnership harmless from and against any and all loss, cost, expense, liability and damage incurred by the partnership arising from Subcontractor liens or Lower-tier Subcontractor liens filed against the facility site.

    The EPC Contractor is not obligated to indemnify the partnership for any infringement, actual or alleged, attributable to any Equipment supplied, or services rendered by General Electric beyond the obligation of General Electric to indemnify the EPC Contractor.

    AUTHORIZATION TO PROCEED. The authorization to proceed, given to the EPC Contractor on November 10, 1999, grants the EPC Contractor the authority to proceed with performance (the "Authorization to Proceed").

    Solely for the purpose of determining the Scheduled Date of Commercial Operation for any Unit and dates for the partnership's obligation pursuant to the EPC Contract, the Authorization to Proceed Date shall be deemed to be the later of: (1) the date on which the Authorization to Proceed was actually delivered to the EPC Contractor, and (2) 113 days after September 10, 1999 (the date on which the Limited Notice to Proceed was delivered to the EPC Contractor).

    TERMINATION

    TERMINATION SUBSEQUENT TO AUTHORIZATION TO PROCEED. Following the issuance of the Authorization to Proceed, the partnership may terminate the EPC Contract for convenience. Termination, for any reason other than the EPC Contractor's default (as described below), entitles the EPC Contractor solely to receive reimbursement from the partnership of an amount equal to the sum of:

    (1) that portion of the Guaranteed Lump Sum Price applicable to the Work performed to the date of termination which has not been previously paid (including applicable Retainage)

    (2) the reasonable out-of-pocket costs actually and necessarily incurred by the EPC Contractor in withdrawing its equipment and personnel from the facility site and

    (3) the actual, reasonable and necessary costs incurred by the EPC Contractor in terminating those contracts, not assumed by the partnership, with Subcontractors pertaining to the Work.

    TERMINATION BY PARTNERSHIP ON EPC CONTRACTOR'S DEFAULT. The EPC Contractor is in default if it:

    (a) fails to timely perform the Work;

    (b) fails to supply enough properly skilled workers, or proper materials or Subcontractors to timely perform the Work;

    (c) fails to make payment (not reasonably in dispute) to Subcontractors for materials or labor under their agreements pertaining to the Work, unless the subject of a reasonable dispute and no resulting liens are filed;


    (d) is in violation or breach of any applicable laws or Applicable Insurance Policies;


    (e) fails to comply promptly with rejection notices or notices to correct Defects;

    (f) causes or permits any repudiation, lapse or cancellation of performance security;

    (g) fails to commence Work promptly following Authorization to Proceed;

    (h) assigns the EPC Contract in violation of the terms of the EPC Contract;

    (i) fails to pay liquidated damages when due; or

    (j) otherwise materially breaches the EPC Contract.

    If the EPC Contractor (1) does not cure any default under (a) through (j) above within thirty (30) days after notice or, if the default is such that it cannot be cured within such period of time and the EPC Contractor does not promptly commence and diligently pursue action which is calculated to cure such default within a reasonable period of time and achieve such cure within ninety
(90) days after such notice or (2) fails to achieve Commercial Operation within one hundred eighty (180) days after the Scheduled Date of Commercial Operation, the partnership has right to terminate the EPC Contract.

    Whenever the EPC Contract is terminated for the EPC Contractor's default,

    (1) the partnership may, without prejudice to any other rights or remedies,
       (a) take possession of the facility site, the Equipment, and all other materials for use by the partnership to complete the Work, (b) mandate assignment by the EPC Contractor of other contracts or subcontracts to the partnership or its designee for Work, and (c) finish the Work by whatever reasonable method the partnership, in its absolute discretion, deems expedient,

    (2) the EPC Contractor shall not be entitled to receive further payment and

    (3) the EPC Contractor shall also be liable to the partnership for the additional costs of debt service (from and after the date of termination), plus all costs and expenses reasonably incurred and damages sustained (subject to some exceptions set forth in the EPC Contract) by the partnership.

    TERMINATION FOR INSOLVENCY BY EITHER PARTY. Either party may terminate the EPC Contract by written notice to the other party if particular events of bankruptcy occurs, as described in the EPC Contract.

    SUSPENSION BY EPC CONTRACTOR. If the partnership fails to timely pay the EPC Contractor any undisputed amounts due pursuant to the terms of the EPC Contract following receipt of written notice, and fails to remedy such default within fifteen (15) days from the receipt of such notice, the EPC Contractor has the right to suspend the Work. If the EPC Contractor elects to suspend the Work and such suspension is subsequently removed and the Work is continued by the EPC Contractor, the Guaranteed Lump Sum Price will be increased by an amount equal to the increase, if any, in the reasonable and necessary cost actually incurred by the EPC Contractor. If the EPC Contractor suspends performance of Work, the Scheduled Date of Commercial Operation shall be extended on a day-for-day basis by Change Order for the number of days of delay caused by the suspension. The partnership shall have the right to cure at any time during suspension, provided, however, if the partnership has not cured such default within seventy-five (75) days after such suspension, the EPC Contractor has the right to terminate the EPC Contract. In such an event, the EPC Contractor shall be paid the reasonable and necessary costs actually incurred and resulting directly from such suspension by the EPC Contractor, but only to the extent that such costs are over and above those incurred and included in the Guaranteed Lump Sum Price, plus those amounts described above as being available to Contractor in the event of a termination by the partnership subsequent to the Authorization to Proceed. The EPC Contractor shall also remain subject to the various obligations as provided in the EPC Contract.

    TERMINATION BY EPC CONTRACTOR. If the partnership fails to timely pay the EPC Contractor any undisputed amounts due pursuant to the terms of the EPC Contract following receipt of written notice, and fails to remedy such default within thirty (30) days from the receipt of such notice, the EPC Contractor has the right to terminate the EPC Contract.

    SUSPENSION OF WORK. The partnership has the right (without prejudice to its other right to terminate the EPC Contract) to suspend Work for convenience upon giving seven days prior notice to the EPC Contractor ("Suspension Notice") following the issuance of the Authorization to Proceed or any Limited Notice to Proceed. Seven days after receipt of a Suspension Notice, the EPC Contractor shall suspend performance of all Work and notify Subcontractors of such suspension, and the Scheduled Date of Commercial Operation will be extended on a day-for-day basis by Change Order for the number of days of delay caused by such suspension.


    During such suspension period (which begins seven days after the receipt of the Suspension Notice), the partnership and the EPC Contractor:


    (1) shall not be required to take further action regarding performance,

    (2) shall cooperate in good faith to maintain the commitments of Subcontractors and Lower-tier Subcontractors, and


    (3) the EPC Contractor shall not incur any obligation or liability, whether financial, performance or otherwise for which the partnership shall be liable.

    ASSIGNMENT. The partnership may assign any or all of its rights under the EPC Contract to an Affiliate of Tenaska, Inc. or an entity in which an Affiliate of Tenaska, Inc. has an ownership interest, provided such assignee has adequate resources (as determined by the EPC Contractor in the exercise of its reasonable judgment) to fulfill those obligations of the partnership which are assigned, and any defaults of the partnership existing at such time are cured. Notwithstanding any provision in the EPC Contract to the contrary, the partnership and the partnership's assignee, if applicable, have the absolute right, without the consent of the EPC Contractor, to assign the EPC Contract or any rights reserved by the partnership after assignment, to the Collateral Agent and its successors for collateral security purposes.

    All subcontracts shall be written and assignable to the partnership without the need for the Subcontractors' consents.

    If the EPC Contract is suspended or terminated, the partnership has the right to require the EPC Contractor to assign all of the EPC Contractor's rights, titles, and interests in and to any of the EPC Contractor's outstanding subcontracts. The EPC Contractor may not assign any benefits or obligations under the EPC Contract, nor may it assign the Turbine Contract without the partnership's prior written consent.

    LIMITATION OF LIABILITIES. To the extent that General Electric is excused from liability with respect to any Unit (as defined in the Turbine Contract), the EPC Contractor shall also be excused from liability with respect to such Unit after the occurrence of various events or after the date specified in the Turbine Contract, provided that the foregoing shall not excuse the EPC Contractor with respect to any liability which arises out of the acts or omissions of the EPC Contractor, Subcontractors (other than General Electric) or Lower-tier Subcontractors under the EPC Contract.

    Notwithstanding any provision to the contrary in the EPC Contract, the EPC Contractor shall not be liable to the partnership for consequential damages of any kind arising from the acts or omissions of, or breach of contract by, General Electric under the Turbine Contract to the extent that General Electric is not liable to the EPC Contractor for such consequential damages under the Turbine Contract.

    PARTNERSHIP RESERVED RIGHTS UNDER THE TURBINE CONTRACT.

    SCOPE OF WORK. The EPC Contractor, with the written agreement of the partnership, shall reject any nonconforming or defective Equipment supplied under the Turbine Contract and require correction, repair or replacement of such Equipment by General Electric, provided that the partnership shall have the right to direct the EPC Contractor to reject any nonconforming or defective Equipment supplied under the Turbine Contract and to direct the EPC Contractor to require correction, repair or replacement of such Equipment by General Electric. The EPC Contractor shall not change or amend the Turbine Contract, without the written consent of the partnership. The partnership and the EPC Contractor will cooperate with each other in connection with the assignment of rights under the Turbine Contract to the EPC Contractor so as to permit the partnership to retain such rights in the Turbine Contract as are necessary such that no sales or use tax is required to be paid upon the purchase of the Equipment supplied under the Turbine Contract, and for such purpose the partnership and the EPC Contractor will take such actions as are reasonably necessary to obtain such result, including providing for the transfer of title to any Equipment supplied under the Turbine Contract directly from General Electric to the partnership and the remittance of payments for all Equipment under the Turbine Contract directly by the partnership to General Electric.

    GUARANTEED LUMP SUM PRICE AND PAYMENT. At the request of the partnership, the EPC Contractor shall dispute amounts otherwise due to General Electric under the Turbine Contract under the rights of Buyer set forth in the Turbine Contract and, as between the partnership and the EPC Contractor, the partnership shall have the same right to withhold payment to General Electric as is provided to Buyer in the Turbine Contract and shall not, as a result of withholding such payments, be in breach of the EPC Contract.

    CHANGE ORDERS. The partnership has the right to negotiate directly with General Electric regarding the approval of any Change Order issued under the EPC Contract, to the extent that such Change Order affects the Equipment or services furnished under the Turbine Contract.

    TERMINATION BY THE EPC CONTRACTOR; SUSPENSION OF THE TURBINE CONTRACT. In the event the EPC Contractor terminates the EPC Contract, it shall give the partnership fifteen days' notice of its intent to terminate the Turbine Contract. If the partnership does not require the EPC Contractor to assign the Turbine Contract to the partnership within such period, the EPC Contractor has the right to terminate the Turbine Contract. Upon such termination, the partnership will pay to General Electric any amounts due to General Electric pursuant to the Turbine Contract, subject to compliance with the procedures set forth in the EPC Contract.

                                 O&M AGREEMENT

    PARTIES. The parties to the O&M Agreement are the partnership and the Operator.

    OVERVIEW. The O&M Agreement provides for initial startup support during turnover, testing, operation, maintenance and management of the facility and the performance of other defined services by the Operator. The partnership has agreed to pay the Operator a possible incentive fee, a fixed management fee and an availability adjustment fee.

    TERM AND TERMINATION. Unless sooner terminated, the primary term of the O&M Agreement is 29 years from the Date of Commercial Operation.

    SCOPE OF SERVICES. During the pre-Commercial Operating Period, the Operator has agreed, among other things, to:

    - Provide the services of a plant manager and a project manager;

    - Review the EPC Contractor's planning and facility engineering design with regard to facility reliability, availability and maintainability and review design manuals, system descriptions, tool lists, spare parts lists, training programs, and operation methodology of the facility;

    - Prepare the pre-commercial operating budget 9 months prior to the scheduled date of Power Purchase Agreement Commercial Operation;

    - Perform routine maintenance and scheduled maintenance actions on facility systems and equipment as they are turned over to the Operator;

    - Prepare a maintenance plan for the facility to include planning for scheduled outages, handling of forced outages, preventive and predictive maintenance philosophy;

    - Prepare lists of the initial inventory of tools and spare parts to be purchased for maintenance and repair of the facility and its equipment;

    - Recruit, hire, transfer, or otherwise obtain qualified personnel; and

    - Procure, for the account of the partnership, all materials, equipment, chemicals, supplies, services, and parts required for daily operation and maintenance of the facility under the partnership-approved pre-commercial operating budget.

During the Commercial Operating Period, the Operator has agreed, among other things, to continue applicable services of the Pre-Commercial Operating Period and to:

    - Prepare annual operating budgets under the O&M Agreement. Report to the partnership monthly on the status of the operating budget and process budget variance reports, as required. To the extent that the Operator has the information, the Operator will meet the requirements of the partnership for providing information to the Senior Parties regarding the operation of the facility as set forth in the Common Agreement;

    - Perform or arrange for all maintenance required on all facility systems and equipment;

    - Arrange for scheduled inspections and overhauls on major equipment items under the Long Term Service Agreement and other maintenance schedules;

    - Prepare and submit periodic reports relative to daily operation and maintenance of the facility including environmental compliance records, maintenance and repair status, facility operating data, and any other information reasonably requested by the partnership; and


    - Comply with all applicable laws.



    REPORTS. The Operator is required to submit to the partnership, on a monthly basis, reports on (a) the hourly, daily and weekly electric energy generated and exported from the facility; (b) the hourly, daily and weekly fuel consumption; (c) daily and weekly reports on makeup water received and pipeline status; and (d) weekly and monthly consumption of chemicals for water treatment plant. Tenaska Operations is also required to submit to the partnership, on a monthly basis performance test results, emission data in support of federal and state and local reporting requirements, wastewater effluent data in support of federal, state and local permits, maintenance reports, and any other report regarding the operation of the facility reasonably requested by the partnership or required by the Power Purchase Agreement.


    FACILITY MAINTENANCE. Within 90 days after Commercial Operation, the Operator, with the approval of the partnership, will furnish PECO with a long-term preventative maintenance program for each major item of equipment constituting a part of the facility. This maintenance program can be altered, with the approval of the partnership, from time to time by reason of later manufacturers' releases pertaining to major items of equipment of the facility and facility operating experience.

    BUDGET. Ninety days prior to the scheduled date of Power Purchase Agreement Commercial Operation and after the date of commercial operation and at least
120 days prior to the effective date of each annual budget, the Operator will submit to the partnership, for approval, a budget, which will include the information required by the Common Agreement. The budget will be for all reimbursable costs to be incurred in the operation of the facility. The partnership and the Operator will use all reasonable efforts to resolve all budget differences. If, with respect to any operating year, the partnership and the Operator do not resolve all budget differences, the most recently approved operating budget (escalated by three and one-half percent (3.5%)), without regard to amounts budgeted for extraordinary or non-recurring items, but including all costs for the Long Term Parts and Long Term Service Contract and all contingency funds, will be applicable until an operating budget is approved for such operating year.

    COMPENSATION. During the Pre-Commercial Operating Period, the Operator will invoice the partnership the amount of $75,000 to cover all costs of overhead during the Pre-Commercial Operating Period. In addition, during the Commercial Operating Period (other than calendar year 2003), the partnership will pay to the Operator an annual fixed management fee of $225,000 (subject to escalation) at the rate of $18,750 per month.

    During or prior to the Pre-Commercial Operating Period, the partnership and the Operator will mutually agree upon the incentive criteria for the Operator to earn an incentive fee during the pre-Commercial Operating Period. The maximum value of the incentive fee during the Pre-Commercial Operating Period is $75,000. Annually during the Commercial Operating Period, the Operator can earn an incentive fee to be paid on the basis of the partnership's assessment of the Operator's performance against mutually agreed upon incentive criteria. The maximum value of the incentive fee to be earned for the first full year of the Commercial Operating Period and each subsequent year of the O&M Agreement is $100,000 for each such period. The incentive fee will be invoiced at 5% each month and if 60% of the incentive fee is not earned in any year, then the unearned portion shall be returned to the partnership.

    An availability adjustment will be paid for each contract year during the Commercial Operating Period. The availability adjustment will vary with the Operator's performance in maintaining the annual availability percentage for the facility during the contract year and may result in a payment being made to the Operator or by the Operator. The annual availability percentage for the contract year is determined based on the availability percentage under the Power Purchase Agreement, with some adjustments.

    TERMINATION. The partnership may terminate the O&M Agreement upon the occurrence of set events including, but not limited to, the sale or other disposition of the facility, material defaults or violations of law and various bankruptcy events. Tenaska Operations may terminate the O&M Agreement in the event that the partnership becomes bankrupt, fails to pay amounts when due, or for a material breach. Payment defaults are to be remedied within 15 days and non-payment defaults are to be remedied within 15 days unless a longer period is reasonable.

    If a project agreement is terminated and the partnership elects to terminate the operation of the facility, it may do so on 30 days notice to the Operator and payment of the Operator's direct costs reasonably incurred in withdrawing personnel and damages, attorney fees and expenses reasonably incurred in terminating contracts entered into by the Operator.

    The Tenaska Operations may elect to terminate the O&M Agreement if 20% or more of equity interest in the partnership is transferred during any 6 month period of the O&M Agreement or an affiliate of Tenaska, Inc. ceases to be the managing partner of the partnership.

    ASSIGNMENT. Other than the partnership's assignment to the Collateral Agent, neither party will assign its interest in the O&M Agreement without the prior consent of the other. If the Operator obtains the partnership's consent to assignment, a full release will be given.

    GOVERNING LAW. The O&M Agreement is governed by the law of the State of Georgia, excluding conflict of law rules that may call for the law of another jurisdiction to be applied.

                    GEORGIA POWER INTERCONNECTION AGREEMENT

    PARTIES. The parties to the Georgia Power Interconnection Agreement are the partnership and Georgia Power.

    OVERVIEW. The Georgia Power Interconnection Agreement (the "Georgia Power Interconnection Agreement") provides for the direct interconnection of the partnership's electric generation facilities with the Georgia Integrated Transmission System. The Georgia Integrated Transmission System is a contractual joint use arrangement applicable to the transmission systems owned by Georgia Power, Georgia Transmission Corp. and two other owners of electric transmission systems in Georgia. The term of Georgia Power's participation in Georgia Integrated Transmission System will end in 2012 if either Georgia Power or Georgia Transmission Corp. gives notice of termination, and such term can end prior to or after such date upon the occurrence of an insolvency of, or default by, either Georgia

Power or Georgia Transmission Corp.. The point of interconnection
("Interconnection Point") on the Georgia Integrated Transmission System is on a part of the Georgia Integrated Transmission System that is owned by Georgia Transmission Corp.

    TERM AND TERMINATION. The Georgia Power Interconnection Agreement continues for an indefinite term, and is subject to termination by mutual agreement of the parties, through regulatory proceedings before the Federal Energy Regulatory Commission, or by either party to the Georgia Power Interconnection Agreement if the other party has breached any of its material obligations and has not cured (or begun taking diligent actions to cure) such breach within thirty days following written notice of such breach. In addition, Georgia Power could disconnect the facility in the event of a breach by the partnership of the material terms and conditions of the Georgia Power Interconnection Agreement, in the event that any representation or warranty made by the partnership under the Georgia Power Interconnection Agreement shall prove false or misleading, or if the partnership should become the subject of insolvency proceedings.

    INTERCONNECTION. The partnership is responsible for the design, procurement and installation of the facilities necessary for Georgia Power to provide interconnection service to the partnership (the "Interconnection Facilities"). As a consequence of the Georgia Power Interconnection Agreement, the scope of work by the EPC Contractor has been amended by a change order to include the design, procurement and installation of these Interconnection Facilities. The Georgia Power Interconnection Agreement requires that such facilities conform to Good Utility Practices, defined as the practices, methods and acts engaged in or approved by a significant portion of the electric utility industry or any other practices, methods and acts which, in the exercise of reasonable judgment in the light of facts known at the time a decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition and that such facilities conform to the requirements of Georgia Power's transmission system. Prior to commercial operation of the facility, the partnership is required to convey such facilities to Georgia Power at no cost. In the event that Georgia Power incurs any tax liability as a result of such transfer, the partnership is required to reimburse Georgia Power for the amount of such liability.

    Georgia Power's obligations under the Georgia Power's Interconnection Agreement are dependent upon its securing and retaining necessary easements and similar rights, as well as permits and equipment, for meeting its obligations, and Georgia Power is obligated only to use reasonable efforts to secure and obtain these rights, permits and equipment. The partnership is required to reimburse Georgia Power for all costs and expenses incurred by Georgia Power in connection with the planning, design, construction, installation, testing, inspection, ownership, operation and maintenance of the Interconnection Facilities.

    COSTS. The partnership is required to reimburse Georgia Power for all costs and expenses incurred by or on behalf of Georgia Power in connection with its activities with respect to the Interconnection Facilities. Georgia Power is required to develop and provide to the partnership an estimate of all such costs. Georgia Power is required to obtain the partnership's consent prior to proceeding with the planning, construction and installation of the Interconnection Facilities. Such costs are trued-up periodically after the actual costs and expenses are known, but not less often than annually. The partnership is required to reimburse Georgia Power monthly for one-twelfth of the estimated annual costs of operating and maintaining the Interconnection Facilities, and such estimate would be trued-up within a reasonable period of time after actual costs and expenses are known, but not less often than annually. In addition, the partnership is responsible for any cost incurred by Georgia Power as a result of any disconnection or reconnection caused by the partnership's negligence or by force majeure. Also, the partnership is required to pay Georgia Power a monthly administration charge of $5,000 per month, and Georgia Power reserves the right to seek a revision of this amount through a filing with the Federal Energy Regulatory Commission.

    RIGHTS OF WAY AND ACCESS. The facility site is contiguous to the Interconnection Point on the Georgia Integrated Transmission System. The partnership is required to convey to Georgia Power any and all necessary rights of way and easements for the purpose of providing interconnection service under the Georgia Power Interconnection Agreement. Tenaska is also required to convey to Georgia Power such rights of way for transmission and distribution lines and easements for such transformer substations across the partnership's property as may be required for rendering service to the partnership and to others who may economically be served from such lines and substations, provided that such conveyance does not materially and adversely affect the partnership's use of its property.

    TEMPORARY DISCONNECTION OF PARTNERSHIP'S FACILITIES. Georgia Power could direct that the facility be temporarily disconnected from the Georgia Integrated Transmission System

        (1) during an Emergency, defined as a condition or situation associated with the transmission and distribution of electricity, including voltage abnormalities, that, in the sole reasonable judgment of Georgia Power, adversely affects or is eminently likely to adversely affect: (A) public health, life or property; (B) Georgia Power's employees, agents or property; or (C) Georgia Power's ability to maintain safe, adequate, and continuous electric service to its customers and the customers of any member of the North American Electric Reliability Counsel;

        (2) the operation and output of the facility do not comply with the terms of the Georgia Power Interconnection Agreement (whether or not the partnership has commenced actions to cure such non-compliance);

        (3) if a hazardous condition exists on the facility site or in the facility's equipment that could reasonably be expected to adversely affect the safe and reliable operation of the Georgia Integrated Transmission System;

        (4) if the partnership has modified the interconnection equipment or interconnection protective devices in a manner that could reasonably be expected to adversely affect the safe and reliable operation of the Georgia Integrated Transmission System;

        (5) if Georgia Power determines it is necessary to temporarily disconnect the facility in order to perform work on or inspect or test any part of the Interconnection Facilities or the Georgia Integrated Transmission System;

        (6) in the event of tampering with or unauthorized use of, Georgia Power equipment or

        (7) if the partnership fails to pay in full the undisputed amounts billed by Georgia Power under the Georgia Power Interconnection Agreement.

    OPERATION AND MAINTENANCE. Following commencement of commercial operation of the facility, Georgia Power shall be responsible for determining the need for, design, construction, installation, operation, maintenance and testing of any equipment that may be required for interconnection service in a manner consistent with Good Utility Practices.

    The partnership is required to operate and maintain the facility under Good Utility Practices and to comply with various fire and safety codes and other applicable code requirements in the same manner as required by Georgia Power for generating plants owned and operated by Georgia Power. In addition, the partnership is required to comply with various interconnection procedures to be attached as Appendix A to the Georgia Power Interconnection Agreement in the same manner as required for generating plants owned or operated by Georgia Power.

    The partnership is responsible for ensuring that its actual generation matches its scheduled delivery, on an integrated hourly basis, to the Georgia Integrated Transmission System at the Interconnection Point. The Georgia Power Interconnection Agreement requires that the partnership make arrangements for the supply of energy and/or capacity when there is a difference between actual generation and the scheduled delivery. However, generator backup service arrangements will not be required if the facility is "electrically located" in a control area other than Southern Companies' control area. In addition, the partnership is not required to make arrangements for generator backup services as contemplated by the Georgia Power Interconnection Agreement if generator backup service is offered under the Southern Companies' Open Access Transmission Tariff and each transmission customer receiving electric power from the facility is required by Federal Energy Regulatory Commission to purchase such service. Under the Power Purchase Agreement, PECO is responsible for scheduling deliveries of generation from the facility and for arranging for any required generator back-up services. PECO, as the party arranging for transmission of electricity generated by the facility, would determine in which control area the facility is electrically located.

    CREDIT SUPPORT. The partnership is obligated to maintain a letter of credit for Georgia Power's benefit during the term of the Georgia Power Interconnection Agreement in the amount of $100,000 or other acceptable credit support as security for the partnership's obligations under the Georgia Power Interconnection Agreement.


    REPRESENTATIONS AND COVENANTS. The Partnership is required to represent, among other things:


    - that it is a duly organized and validly existing Delaware limited partnership;

    - that the Georgia Power Interconnection Agreement has been duly authorized by all necessary action and does not require any additional consent or approval;

    - that the execution and delivery of the Georgia Power Interconnection Agreement, does not conflict and shall not conflict with any other agreement;

    - that the Georgia Power Interconnection Agreement is a binding obligation of the partnership; and

    - that there is no pending or threatened litigation against the partnership which purports to affect the Georgia Power Interconnection Agreement.

    In addition, the partnership covenants (i)(1) that at all times during the Georgia Power Interconnection Agreement, it will pay all charges, taxes and fees assessed against the facility or against the partnership through Georgia Power by reason of the sale or purchase of electricity by the partnership and (2) that it will maintain various specified insurance.

    FORCE MAJEURE. The parties are excused from performing their obligations under the Georgia Power Interconnection Agreement and are not liable for damages to the extent that they are unable to perform or are prevented from performing by Force Majeure, which includes circumstances that are beyond the reasonable control of the affected party and are not caused by such party's fault; provided that Force Majeure does not include the inability to meet a legal requirement or the change in a legal requirement or a site specific strike or other labor dispute. The affected party is required to use its reasonable best efforts to remedy its inability to perform as soon as practical and to resume performance of its obligations as soon as reasonably practicable following cessation of the force majeure event.


    INDEMNIFICATION. The partnership is required to indemnify Georgia Power and some related parties against all injury or damage resulting from:


    (1) defects or events on the partnership's side of the Interconnection
       Point;


    (2) negligence (including strict liability) or intentional wrongful acts or destruction of GPC's Georgia Power's and certain some related party's property by the partnership, its agents or representatives;

    (3) misuse, damage or destruction to Georgia Power (and some related parties' property by the partnership, its agents or representatives, whether or not such damage or loss resulted from concurrent or contributory negligence of the indemnified persons); and

    (4) any claims, actions and liability arising from damage or injury to property or person due in whole or in part to the installation, maintenance or operation of any electrical equipment on the partnership's premises or arising out of or in any way connected with the service furnished or to be furnished to the partnership.

    Georgia Power agrees to indemnify the partnership and some related parties against loss or damage incurred by the sole negligence of Georgia Power in performing its obligations under the Georgia Power Interconnection Agreement or Georgia Power's failure to abide by the provisions of the Georgia Power Interconnection Agreement.

    LIMITATION OF LIABILITY. Neither party is liable to the other for incidental, punitive, special, indirect, or consequential damages, including loss of profits due to service interruptions, regardless of the fault of the defaulting party.


    REGULATORY FILINGS. The Georgia Power Interconnection Agreement is subject to approval by any governmental authorities (including Federal Energy Regulatory Commission) having jurisdiction over the matters provided for in such agreement. The Georgia Power Interconnection Agreement provides that nothing in the Georgia Power Interconnection Agreement is to be construed as affecting the right of either party to unilaterally make application to any applicable governmental authority (including Federal Energy Regulatory Commission) for a change in terms and conditions or for termination under applicable law.


    DELIVERY AND MEASUREMENT OF ELECTRIC ENERGY. The facility is required to maintain a nominal operating frequency of 60 hertz, and the partnership may be required to assist in supporting system frequency if requested by Georgia Power. The partnership is required when delivering power to the Georgia Integrated Transmission System to operate its generation to meet the voltage schedule, provided that the partnership could not be required to hold voltage schedule if so doing would require it to produce more than the maximum amount of MVARS than it is capable of producing.

    ASSIGNMENT. The partnership is not permitted to assign the Georgia Power Interconnection Agreement or any of its rights or interests or obligations thereunder; provided that if the partnership is not in default or breach of the Georgia Power Interconnection Agreement, then upon prior written notice to Georgia Power, the partnership could collaterally assign its rights, interests and obligations under the Georgia Power Interconnection Agreement to its lender or an agent on behalf of its lenders providing financing or refinancing for the design, construction or operation of the facility (a "Permitted Financing Assignee") provided that the partnership remains fully liable for its obligations under the Georgia Power Interconnection Agreement. At no time could there be more than one Permitted Financing Assignee. A Permitted Financing Assignee is not entitled to foreclose or exercise its rights and remedies with respect to any such collateral assignment unless the purchaser at foreclosure, purchaser in lieu of foreclosure or similar purchaser or transferee ("Purchaser in Foreclosure") has (1) executed and delivered to Georgia Power and is in compliance with an agreement in form and substance acceptable to Georgia Power under which the Purchaser in Foreclosure assumes and agrees to perform then outstanding and thereafter arising obligations of the partnership under the Georgia Power Interconnection Agreement and (2) established to Georgia Power's reasonable satisfaction that such Purchaser in Lieu of Foreclosure has all licenses, permits and approvals and financial and technical wherewithal as may be required to execute, deliver and perform such agreement. The partnership may assign the Georgia Power Interconnection Agreement to third parties under similar conditions.

    Georgia Power could at any time without notice to or consent from the partnership or any other person, including, without limitation, any Permitted Financing Assignee, assign, encumber or transfer its rights and obligations under the Georgia Power Interconnection Agreement to its indentured trustee, any of its affiliates or any successor owner or operator of the Georgia Integrated Transmission System.

    GOVERNING LAW. The Georgia Power Interconnection Agreement is governed by the laws of the State of Georgia, without giving effect to conflict of law principles.

                             PIPELINE EPC CONTRACT

    The partnership and Willbros Engineers, Inc. (the "Pipeline Contractor") are parties to a Fixed Price Engineering, Procurement and Construction Contract effective September 23, 1999 (the "Pipeline EPC Contract") on a turnkey basis, which provides for the Pipeline Contractor to perform services in connection with the design, engineering, equipment and materials procurement, construction, start-up, training, and testing of the Pipeline (collectively, the "Work").


    SCOPE OF WORK.  The Pipeline Contractor shall:



    - furnish the design and engineering for the Pipeline, including the preparation of all Drawings, with design and engineering that meet the requirements of the Pipeline EPC Contract and that are prepared and implemented under all applicable laws;



    - provide and implement purchasing, construction, expediting, inspection, and testing under the Pipeline EPC Contract and all applicable laws (together with all services related thereto) as required by the Pipeline EPC Contract or as may be necessary to provide the partnership with the Pipeline meeting all specifications and standards set forth in the Pipeline EPC Contract;



    - provide all labor, equipment, procurement of equipment, (together with all services provided or to be provided by the Pipeline Contractor) necessary to fulfill its obligations to provide the Pipeline;



    - perform all change orders; and



    - perform the Work under all of its representations, covenants and warranties as set forth in the Pipeline EPC Contract.


    PARTNERSHIP RESPONSIBILITIES. The partnership shall furnish the Pipeline Contractor with all right-of-way easements, and the Pipeline Contractor shall be required to obtain all other construction permits. The partnership shall also furnish the Pipeline Contractor with basic design criteria and process descriptions as a basis for the Pipeline Contractor's performance of the Work. If the partnership has not furnished the Pipeline Contractor with all right-of-way easements necessary for the Pipeline by January 1, 2000, then the Pipeline Contractor shall be entitled to an extension of the Scheduled Completion Date (as defined below) by up to one day for each day until all such right-of-way easements are obtained by the partnership.

    COMMENCEMENT AND COMPLETION OF THE WORK. Upon execution of the Pipeline EPC Contract, the Pipeline Contractor shall commence performance of the Work and shall achieve Substantial Completion by September 1, 2000, subject to any extensions permitted in accordance with under the Pipeline EPC Contract ("Scheduled Completion Date").

    LIQUIDATED DAMAGES. The Pipeline Contractor shall pay to the partnership liquidated damages in the amount of five thousand dollars for each full day or part thereof that Substantial Completion is not achieved after the Liquidated Damages Date, with a maximum cap of forty days. The Liquidated Damages Date shall be the later of (a) the Scheduled Completion Date, as extended in the event of a force majeure (as defined below) and (b) November 20, 2000. Subject to the right of the partnership to terminate the Pipeline EPC Contract, liquidated damages shall be the sole and exclusive liability of the Pipeline Contractor for any delay in achieving the Scheduled Completion Date.

    NO REPRESENTATIONS TO THE PIPELINE CONTRACTOR. The Pipeline Contractor acknowledges that it has, by examination, satisfied itself as to (1) the nature and location of the worksite on which the Work is to be performed; (2) the character, quantity and kind of (a) materials and conditions to be encountered and (b) equipment, tools, machinery, supplies, manpower and other items needed to perform the Work; and (3) all other matters which may affect the performance of the Work.

    The Pipeline Contractor is responsible for all worksite preparation, provision of drainage and drainage structures, removal of debris, and all necessary investigation, analysis, testing and determination concerning the condition, contents or integrity of the subsurface, underground and/or soils of the worksite. In performing worksite preparation, the Pipeline Contractor is responsible for and assumes the cost of any construction, engineering or structural conditions (except those caused by the presence of hazardous materials which were present prior to the execution of the Pipeline EPC Contract ("Pre-existing Hazardous Materials"), archaeological remains or artifacts).

    LIENS. The final payment to the Pipeline Contractor under the Pipeline EPC Contract shall not become due until the Pipeline Contractor delivers to the partnership a complete release and waiver of all claims for taxes, liens, or attachments arising out of the performance of the Work, and/or, at the partnership's sole option, receipts showing the discharge thereof.

    INDEMNIFICATION. The Pipeline Contractor shall indemnify and hold the partnership, the partners, any affiliates of the partnership, the Construction Lender, the Independent Engineer, and the directors, officers, shareholders, partners, employees and agents thereof (the "Indemnitees") harmless from any liability, loss and expense arising from injury or death to persons or damage to property, to the extent that such loss, injury, death or damage is directly attributable to the negligence or willful misconduct of the Pipeline Contractor or any subcontractor, or breach of the Pipeline EPC Contract by the Pipeline Contractor, in the performance of the Work. The Pipeline Contractor will not indemnify the Indemnitees for their own acts of negligence or willful misconduct.

    In no event shall the Pipeline Contractor or an Indemnitee, be responsible for any special, indirect or consequential damages suffered by the other, as the case may be, arising out of the Work or the Pipeline EPC Contract.

    ENVIRONMENTAL MATTERS. During construction, the Pipeline Contractor shall not contaminate ground water, in any manner, including by spilling Hazardous Materials. All spills or releases of Hazardous Materials caused by the Pipeline Contractor or any subcontractor shall be properly disposed of and/or remedied by the Pipeline Contractor, at the Pipeline Contractor's expense; PROVIDED that, the Pipeline Contractor is not responsible for the disposal or remediation of Hazardous Materials which were present at any particular worksite prior to the commencement of Work by the Pipeline Contractor at such particular worksite. Notwithstanding the foregoing, the Pipeline Contractor is responsible for the disposal and remediation of any spills or releases of Hazardous Materials which result from damage or injury to underground tanks or pipelines located on the worksite caused by the Pipeline Contractor, but only to the extent that the Pipeline Contractor was aware or should have been aware, using standard industry practices, of the existence of such pipeline or tank.

    INSURANCE. The Pipeline Contractor shall maintain, and shall cause each authorized subcontractor to maintain, the insurance set forth in the Pipeline EPC Contract.

    SECURITY FOR PERFORMANCE. Under the terms of the Pipeline EPC Contract, the Pipeline Contractor's obligations under the Pipeline EPC Contract have been guaranteed by its parent company, Willbros Group, Inc., a Panama corporation.

    In lieu of retainage, the Pipeline Contractor shall deliver to the partnership an irrevocable letter of credit in the amount of $232,620 issued by a bank or other financial institution acceptable to the partnership in the form attached to the Pipeline EPC Contract.

    TERMINATION OF THE PIPELINE EPC CONTRACT.

    TERMINATION BY THE PARTNERSHIP FOR BREACH OF THE PIPELINE EPC CONTRACT. In the event that the Pipeline Contractor:

    (1) fails to (a) diligently perform the Work, (b) make such progress in the performance of the Work as may be required to coordinate with, or to prevent delay in the performance of, other operations of the partnership that are necessary in the performance of the Pipeline EPC Contract, or
       (c) perform in any material way the Work under the Pipeline EPC Contract or otherwise be in material breach of the Pipeline EPC Contract;

    (2) abandons the performance of the Work or any significant portion thereof; or

    (3) becomes insolvent, commits any act of bankruptcy or makes an assignment for the benefit of creditors, the partnership shall have the right, without prejudice to any other right or remedy, upon fifteen days written notice to the Pipeline Contractor, unless such breach is cured prior to the expiration of such notice period, or if such breach cannot reasonably be cured within such period, cure is commenced within such period and diligently pursued to completion, to terminate the Work and enter upon and take over the worksite and all machinery, equipment, tools, supplies and other items found thereon or enroute thereto, and may perform or cause to be performed the Work in such a manner as to complete the performance contemplated by the Pipeline EPC Contract in whatever reasonable manner the partnership may deem expedient.

    TERMINATION BY THE PARTNERSHIP FOR CONVENIENCE. The partnership may, at any time, in its sole and exclusive discretion, by written notice to the Pipeline Contractor, instruct the Pipeline Contractor to postpone or abandon the Work, in whole or in part, or terminate the Pipeline EPC Contract.

    TERMINATION BY THE PIPELINE CONTRACTOR FOR DEFAULT. The partnership shall be in default to the Pipeline Contractor if the partnership fails to pay in a timely manner any undisputed amounts due pursuant to the terms of the Pipeline EPC Contract following receipt by the partnership from the Pipeline Contractor of a written notice of such default. The partnership shall be allowed thirty days from receipt of a notice of default to remedy such default after which the Pipeline Contractor may immediately terminate the Pipeline EPC Contract by written notice to the partnership.

    WORKMANSHIP AND MATERIAL WARRANTIES. Notwithstanding the other provisions in the Pipeline EPC Contract regarding workmanship and material warranties, the Pipeline Contractor shall remedy any defects in the Work which appear within two years from the date of Substantial Completion under the remedy provisions of the Pipeline EPC Contract.

    Unless otherwise approved in writing by the partnership, the Pipeline Contractor shall use its best efforts to include in all subcontracts entered into under the Pipeline EPC Contract a warranty of materials, equipment and workmanship extending to the partnership and the Pipeline Contractor which shall provide that defects in materials, equipment and workmanship which may appear within two years from the date of acceptance of the subcontractor's Work shall be repaired at the subcontractor's expense.

    REMEDIES. The partnership shall notify the Pipeline Contractor in writing within fifteen days of discovery by the partnership of any defects in the Work; PROVIDED that, any delay by the partnership beyond such fifteen days shall relieve the Pipeline Contractor from liability only to the extent of any additional expense which may arise as the direct result of such delay. At no additional cost, the Pipeline Contractor shall proceed promptly to take such action relating to its Work as is necessary to cause its Work to comply with the warranties specified in the Pipeline EPC Contract, and shall take such steps pursuant to the provisions of the Pipeline EPC Contract regarding workmanship and material warranties to enforce subcontractor or vendor warranties.

    TITLE. The title to all materials and consumables to be used in connection with the performance of the Work shall transfer to the partnership upon delivery of the same to the worksite, and title to all Work, completed or in the course of construction, shall be in the partnership but the ownership thereof shall not absolve the Pipeline Contractor from liability for loss or damage to the same, nor from any other duty or responsibility for the same as provided in the Pipeline EPC Contract. Upon transfer of title to the partnership, the partnership shall have title free and clear of claims and liens of all persons (subject to the statutory lien rights of the Pipeline Contractor until payment for the Work has been received by the Pipeline Contractor).

    RISK OF LOSS. On the date of Substantial Completion, the partnership shall assume the care, custody and control of the Pipeline, including risk of loss or damage to the Pipeline and the Work.

    INVOICING AND PAYMENT. The Pipeline Contractor shall submit to the partnership a monthly written invoice based on the percentage of completion of individual bid items set forth in a list attached to the EPC Pipeline Contract along with any appropriate supporting documentation. The partnership shall pay the Pipeline Contractor the amount due under the invoice, within twenty-five days of the receipt of the invoice. In the event of a dispute as to a portion of an invoice, the partnership will make timely payment of the undisputed portion and will withhold the disputed portion until the same is resolved. Compensation shall be paid to the Pipeline Contractor for the performance of the Work according to a fixed price schedule attached to the Pipeline EPC Contract.


    FORCE MAJEURE. The partnership and the Pipeline Contractor shall give prompt written notice to the other, as the case may be, of any event or situation arising from circumstances beyond their reasonable control or which could not have been reasonably foreseen and which, by the exercise of due diligence, such party is unable to prevent or overcome, that render the performance of the Work impossible ("force majeure"). It is the duty of the party claiming force majeure to prove all the elements of force majeure including:



    - specific action taken to work around or mitigate the impact,



    - specific event dates, durations and logic to support the claim, and



    - specific cause for the claim of force majeure and to provide written documentation of such proof to the other party as soon as reasonably possible.


    The Pipeline Contractor shall not be entitled to increase the fixed price on account of an event of force majeure until it has established the existence of more than twenty five days (on a cumulative basis) of delays actually caused by force majeure.

    DISPUTES. In the event of a dispute between the partnership and the Pipeline Contractor with respect to the interpretation of, or the performance required by, the Pipeline EPC Contract, including any dispute which may result in a claim (a "Dispute"), the parties shall make a good faith attempt to resolve the Dispute; PROVIDED that, the provisions of the Pipeline EPC Contract governing Disputes shall not override, delay or in any way prevent termination of the Pipeline EPC Contract by the partnership or the Pipeline Contractor pursuant to the provisions of the Pipeline EPC Contract governing termination. During such attempted Dispute resolution, except as otherwise provided in the Pipeline EPC Contract, the parties shall continue to proceed diligently and in good faith under the terms of the Pipeline EPC Contract. In the event a Dispute is not resolved within sixty days following the date of the Dispute Notice, thereafter either party, in its sole discretion, may invoke litigation. During any litigation which arises out of a Dispute, all parties will continue to proceed under the terms of the Pipeline EPC Contract without prejudice to the rights of the partnership or the Pipeline Contractor to terminate as provided therein.

    ASSIGNMENT. The Pipeline Contractor shall not assign, subcontract or otherwise transfer the obligations or the benefits of the Pipeline EPC Contract without the prior written consent of the partnership.

    GOVERNING LAW. The Pipeline EPC Contract is governed by and construed according to the laws of the State of Texas excluding their conflict of laws provisions.

                         THE GAS INTERCONNECT AGREEMENT

    The partnership and Transcontinental Gas Pipe Line Corporation ("Transco") are parties to the Transcontinental Gas Pipe Line Corporation Interconnect, Reimbursement and Operating Agreement (the "Gas Interconnect Agreement"), which provides for Transco to construct and operate a natural gas delivery point to the partnership and associated meter station on Transco's mainline in Heard County, Georgia (the "Tenaska Meter Station").

    GENERAL PROVISIONS FOR CONSTRUCTION. As soon as reasonably practicable after the execution of the Gas Interconnect Agreement and prepayment by the partnership, which occurred on December 27, 1999, Transco will begin engineering design and material procurement for the Tenaska Meter Station, and Transco shall provide for a target in-service date for Transco's Facilities nine months from the date that the partnership made the prepayment to Transco.

    In order to establish the interconnection between the natural gas facilities of Transco and the partnership, each of Transco and the partnership shall design, construct, own, operate and maintain various facilities (individually, "Transco's Facilities" and "Customer's Facilities" and, collectively, the "Interconnection").

    Subject to the terms and conditions of the Gas Interconnect Agreement, Transco will construct the Tenaska Meter Station pursuant to the automatic authorizations provisions of the Federal Energy Regulatory Commission ("Federal Energy Regulatory Commission") regulations, and in compliance with various other specifications issued by the American Gas Association.

    Transco's data acquisition and communications equipment shall be integrated with the meter station and associated facilities and shall provide for electronic flow measurement and an electric signal that is proportional to the flow rate. The partnership shall not make repairs, adjustments or modifications to that equipment without the prior written consent of Transco.

    The designated point of tie-in and ownership change between Transco's Facilities and the Customer's Facilities at the Interconnection shall be located at the isolating flange immediately downstream of Transco's meter tube outlet header. Transco shall own such flange and all facilities upstream thereof, and the partnership shall own all facilities downstream of such flange. Transco and the partnership shall each be responsible for the cathodic protection of their respective facilities.

    Transco shall acquire the necessary land rights for the Tenaska Meter Station subject to review by the partnership, which review shall not be unreasonably withheld.

    Upon request by Transco, the partnership shall procure and install, at its sole cost and expense, the electric utility service required to operate the Tenaska Meter Station, including the station lighting, communication equipment and associated facilities. The installation of such equipment shall be scheduled at a time agreeable to Transco and the partnership.

    Transco's pressure and transportation service obligations for deliveries to the partnership at the Tenaska Meter Station shall be governed by the transportation service agreements between Transco and the partnership and Transco's Federal Energy Regulatory Commission Gas Tariff.

    REIMBURSEMENT. The partnership shall reimburse Transco for all costs, expenses, overheads and, if applicable, AFUDC incurred by Transco pursuant to the Gas Interconnect Agreement.

    After execution of the Gas Interconnect Agreement and prior to commencement of engineering design and material procurement by Transco, the partnership paid Transco $1,208,000 (the estimated total reimbursable cost under the Gas Interconnect Agreement) on December 27, 1999, and Transco shall credit this amount as a prepayment toward the actual reimbursable costs. The total amount due Transco shall be increased to the extent necessary to reimburse Transco for the income tax effect of all payments to Transco for Transco's Facilities.

    All costs will be accumulated and recorded under the Federal Energy Regulatory Commission's Uniform System of Accounts. The partnership, after fifteen (15) days notice in writing to Transco, shall have the right during normal business hours to audit, at the partnership's own expense, all books and records of Transco relating to Transco's construction of the facilities described in the Gas Interconnect Agreement. The partnership shall have one
(1) year after the date of receipt of the detailed cost listing described above in which to make such an audit. After such one (1) year period, the partnership's right to audit shall expire and Transco's records shall be presumed to be correct.


    OPERATION AND MAINTENANCE. Transco and the partnership shall operate and maintain their respective facilities under sound and prudent practices existing in the pipeline industry and in compliance with all valid and applicable laws, orders, directives, rules and regulations of governmental authorities having jurisdiction.


    Transco shall be responsible for the custody transfer of gas at the Interconnection and shall provide two (2) electric signals at the Interconnection from Transco's data acquisition equipment that is proportional to the flow rate. Such signals will include temperature, pressure, Btu content, gas quality and flow data.

    The quality and measurement of gas delivered to the partnership at the Interconnection shall be under Transco's currently effective Federal Energy Regulatory Commission Gas Tariff, as amended from time to time.

    The partnership shall operate the Customer's Facilities at pressures which are lower than Transco's daily operating pressures at the Tenaska Meter Station.

    If the partnership, in Transco's sole opinion reasonably exercised, fails to comply with any provision of the Gas Interconnect Agreement, Transco shall have the right, upon reasonable notification to the partnership and subject to any necessary regulatory authorizations, to suspend the flow of gas through the Interconnection. The partnership shall reimburse Transco for any costs incurred as a result of such suspension of gas flow. Transco shall not be required to resume gas flow through the Interconnection until the partnership has corrected, in Transco's sole opinion, the area(s) of noncompliance with the Gas Interconnect Agreement.

    INDEMNIFICATION; DAMAGES. Transco shall hold harmless, defend and indemnify the partnership, its agents, partners, officers, directors, stockholders, lenders, representatives and employees (collectively, "Partnership Indemnified Parties") from and against any and all claims, actions, settlements, liabilities, losses, costs, damages, fines, judgments, demands and expenses (including, without limitation, attorney fees) (collectively "Claims") for injury to or death of persons or damage to or loss of property incurred by or asserted against any of the Partnership Indemnified Parties which are
(1) caused by the activities of, or due to the placement of materials by, Transco, its agents, affiliates, officers, directors, representatives, employees, contractors or subcontractors, and/or (2) otherwise resulting from the actions or omissions of Transco, its parent and affiliated companies, and its and their respective agents, officers, directors, representatives, employees, contractors or subcontractors arising out of, relating to or incident to the performance of the Gas Interconnect Agreement. Notwithstanding the foregoing, Transco shall not be required to indemnify the Partnership Indemnified Parties for any environmental claims which are attributable to the condition of the land upon which the Interconnection is constructed or from activities by any party other than Transco, its parent and affiliated companies, and their respective agents, officers, directors, representatives, employees, contractors or subcontractors on or with respect to such land.

    The partnership shall hold harmless, defend and indemnify Transco, its parent and affiliated companies, and its and their respective agents, officers, directors, stockholders, lenders, representatives and employees (collectively "Transco Indemnified Parties") from and against all claims for injury to or death of persons or damage to or loss of property incurred by or asserted against any of the Transco Indemnified Parties which are (1) caused by activities of, or due to the placement of materials by, the partnership, its agents, affiliates, officers, directors, representatives, employees, contractors or subcontractors, and/or (2) otherwise resulting from the actions or omissions of the partnership, its agents, affiliates, officers, directors, representatives, employees, contractors or subcontractors arising out of, relating to or incident to the performance of the Gas Interconnect Agreement.

    Without limitation of the foregoing, if damage occurs to either party's pipeline for which the other party shall be obligated to indemnify such party under the Gas Interconnect Agreement, Transco or the partnership, as the case may be, shall (1) reimburse the other party for all reasonable costs and expenses incurred to repair the damage and replace any lost natural gas, and
(2) hold harmless, defend and indemnify the Transco Indemnified Parties or the Partnership Indemnified Parties, as the case may be, from and against all claims resulting from any inability by Transco or the partnership, as the case may be, to render service obligations to its customers. The method of repair, replacement, remediation and other remedies shall be at the sole discretion of the party whose pipeline was damaged.

    INSURANCE. Each of Transco and the partnership are required to maintain insurance policies under the Gas Interconnect Agreement.

    Under the partnership's general liability and automobile liability policies, Transco, its parent, subsidiary and affiliated companies will be named as additional insureds.

    TERM. The Gas Interconnect Agreement was effective on August 18, 1999 and shall continue in force and effect unless and until terminated (1) upon default by either party in the performance of any provision, condition or requirement therein, by the other party, unless such default is cured within sixty
(60) days; (2) upon the occurrence and continuance of various bankruptcy events; and (3) by mutual agreement of the parties in writing.

    Termination of the Gas Interconnect Agreement shall not relieve either party from any obligation accruing or accrued prior to the date of such termination, nor shall such termination deprive a party not in default of any remedy otherwise available to it.

    Upon termination of the Gas Interconnect Agreement, Transco shall have the right to abandon all or a portion of the Tenaska Meter Station in place. Transco shall use all reasonable efforts to salvage any equipment reimbursed by the partnership and refund the recovered amount to the partnership.

    GOVERNING LAW. The Gas Interconnect Agreement and any claims thereunder shall be governed by the laws of the State of Texas, excluding any conflicts of law rules that might require the application of the laws of another jurisdiction.

                                WATER AGREEMENT

    OVERVIEW. The partnership and the Heard County Water Authority are parties to the Water Agreement. The Water Agreement provides for the partnership to receive potable water at the 350 gallons per minute (504,000 gallons per day) (the "Committed Amount"). Under normal circumstances, the partnership will be expected to take a base quantity of $20,000 worth of water per year, and is obligated to pay the Heard County Water Authority at least $20,000 per year commencing after the Date of Commercial Operation, regardless of how much water is actually used.

    The Heard County Water Authority may not add customers or sell unused capacity which would deny or tend to deny the partnership the Committed Amount. While not obligated to supply the partnership any water in excess of the Committed Amount, the Heard County Water Authority may elect to supply such excess amount. If the partnership anticipates that it will need water in excess of 100 gallons per minute, it must make reasonable efforts to give the Heard County Water Authority notice.

    If the Heard County Water Authority contracts to provide water with a non-governmental entity involved in the generation of energy or governmental entity reselling water to users involved in the generation of energy at terms more favorable than those in the Water Agreement, it is obligated to give the partnership the benefit of the better terms, refunding any excess charges incurred by the partnership.

    TERM AND TERMINATION. The term of the Water Agreement is for 30 years after the first date the partnership purchases water under the Water Agreement (the "Water Term"). The partnership may terminate the Water Agreement if it decides to abandon its plan to build a power plant on the facility site. The partnership's obligations are subject to closing on the land purchase and lease by the Development Authority to the partnership of the facility site, both of which have occurred.


    The Heard County Water Authority may terminate the Water Agreement upon failure by the partnership to obtain financing for the construction of the facility or execute the Lease Agreement by December 31, 1999. However, the partnership may pay a non-refundable extension fee of $100,000 to extend the date to June 30, 2000. The Heard County Water Authority may also terminate the Water Agreement if the partnership:



    - fails to begin Commercial Operation by April 1, 2002,



    - the partnership files a voluntary petition for bankruptcy, or



    - a receiver is appointed for the partnership and not dismissed within 180 days after appointment.


    If the partnership fails to pay its invoices after 60 days notice is given to both it and its Lenders, the Heard County Water Authority has the right to terminate the Water Agreement by giving written notice of termination.

    ACCOUNTING FOR THE WATER. The Heard County Water Authority must own, install, test, calibrate, adjust, operate and maintain a metering station to measure and record the quantity of water purchased by the partnership. The partnership will pay the Heard County Water Authority $15,000 for the purchase and installation of the necessary equipment, and has the right to choose the equipment purchased by the Heard County Water Authority. However, if the cost of purchase and installation exceeds $15,000, and the partnership has specified equipment with a greater cost than that selected by the Heard County Water Authority, the partnership will pay the Heard County Water Authority the difference in price.

    If the partnership requests a copy of regulatory and chemical analysis reports on the water as submitted to any governmental authority, the Heard County Water Authority will provide it.

    RATES, INVOICING AND PAYMENT. The partnership paid the Heard County Water Authority $500,000 in consideration for the services and commitments of the Heard County Water Authority. If the Heard County Water Authority enters into any agreements with any person (other than a municipality or government agency that does not resell the water) at a rate or capacity exceeding 230 gallons per minute or 331, 200 gallons per day at a rate lower than that charged to the partnership, with an upfront cost of less than $500,000 or on terms more favorable than as specified in the Water Agreement, then such rates or cost shall be reduced pro rata or the partnership shall have the benefit of such terms.

    The partnership will pay $1.57 per 1,000 gallons of water (1999), subject to an annual cost of living adjustment (the "Contract Rate"). The annual rates will be calculated by multiplying the initial rate by a fraction, the numerator of which is the Consumer Price Index as reported for December of the previous year and the denominator of which is the Consumer Price Index as reported for December, 1999. If the Heard County Water Authority is required by law to make capital improvements to comply with environmental statutes, rules or regulations, the partnership will, in addition to the Consumer Price Index increase, pay the increase in water rates attributable to such improvements as charged to all Heard County water users.

    If the Heard County Water Authority agrees to sell the partnership water in excess of its Commiteed Amount, the partnership shall pay $2.00 per 1,000 gallons for the water exceeding the 504,000 gallons per day. This rate is subject to the same annual adjustments as the Contract Rate.

    Invoices are to be submitted to the partnership by the fifth day of each month, and the partnership must remit payment by the 15(th) day of the same month. Failure to pay within 10 days of notification of default for failure to pay charges will result in a 10% penalty on the unpaid amount. Disputed amounts paid to the Heard County Water Authority will bear 10% interest from the date of payment until the date of the refund.

    INTERRUPTION OF SERVICE. The Heard County Water Authority may not interrupt its provision of water to the facility for necessary scheduled maintenance unless it has given at least 5 days prior notice. Whenever possible, interruptions will be scheduled during a shut-down of the facility.

    FORCE MAJEURE. Events of force majeure include drought, storm, earthquakes and other natural calamities, as well as acts by third parties beyond the Heard County Water Authority's control. These events excuse the Heard County Water Authority from delivering water to the partnership, so long as it notifies the partnership as soon as practicable, and the Heard County Water Authority's suspension of performance is no longer than necessary to remedy its inability to perform with reasonable dispatch.

    ASSIGNMENT AND DELEGATION. Neither party may assign its rights or interests or delegate its obligations under the Water Agreement to any party other than an affiliate or subsidiary without the written permission of its counterparty. This does not restrict the partnership's right to assign or transfer its rights, titles and interests or to delegate its duties and obligations to any Lender.

    TAXES. Each party will pay its own taxes with respect to the activities of generation, transportation, delivery, sale, emission, disposal, or use of water.

    INDEMNIFICATION. Under the Water Agreement, both parties agree to release, defend, indemnify and hold harmless the other for damages arising out of its own negligent acts or omissions in connection with the Water Agreement. In the event that both parties are negligent and their negligence contributes to the cause of a third party's claim, each party will be responsible and liable in proportion to its own negligence.

    WAIVER OF SUBROGATION. Both parties agree to waive and release all rights of subrogation against the other party and its affiliates, owners, employees and representatives for any loss or damage that would be covered by the following insurance policies, regardless of any policy limits: primary commercial general liability, excess commercial general liability, and automobile liability.

    SOVEREIGN IMMUNITY. The Heard County Water Authority agrees to waive and not raise any defense of sovereign immunity it may have in connection with the Water Agreement or its performance under it.

                                LEASE AGREEMENT

    Pursuant to the Lease Agreement, dated as of November 1, 1999, the Development Authority leases to the partnership, subject to Permitted Liens, the facility, facility site, some related infrastructure facilities and related easements and those items of machinery, equipment and related property required under the Lease to be acquired and/or installed in the facility or on the facility site or easements (the "Leased Property").

    TERM. The Lease will terminate no earlier than the date of payment in full of the revenue bonds issued by the Development Authority of Heard County.

    RENTS.  On or before February 1 and August 1 in each year, commencing
August 1, 2000, until payment in full of the revenue bonds issued by the Development Authority of Heard County, the partnership shall pay or cause to be paid to the Collateral Agent, for the account of the Development Authority and the Development Authority Trustee, as rents, a sum equal to the amount payable on such date as principal and redemption premium (if any) and interest on the revenue bonds issued by the Development Authority of Heard County, as provided in the Development Authority Indenture, and shall also pay, or cause to be paid, as additional rents, certain various fees and expenses of the Development Authority (which may be retained by the Development Authority or paid by the Development Authority to Heard County) and various fees and expenses of the Trustee.

    TITLE TO THE LEASED PROPERTY. Upon the request of the partnership, the Development Authority will join, where necessary, in any proceeding to protect and defend its title in and to the Leased Property; PROVIDED that, the partnership shall pay the entire cost of any such proceeding or reimburse the Development Authority therefor and indemnify and hold harmless the Development Authority from any cost or liability.

    QUIET ENJOYMENT. The Development Authority warrants and covenants that it will defend the partnership in the quiet enjoyment and peaceable possession of the leased land and all appurtenances thereto, from all claims of all persons acting by, through or under the Development Authority, throughout the term of the Lease. In addition, the Development Authority will not take or cause another party to take any action to interfere with the partnership's peaceful and quiet enjoyment of the Leased Property.

    AGREEMENT TO EXECUTE AMENDMENT TO LEASE AND RELEASE FROM SECURITY DEED. The Development Authority and the partnership agree that (1) various items of personal property may be acquired by the partnership and conveyed to the Development Authority or acquired directly by the Development Authority from time to time, (2) under the terms of the Lease, items of leased equipment and/or portions of the leased land may be removed or released from the Lease, and (3) easements and various other rights of way across the leased land may be granted by the partnership under the Lease.

    The Development Authority agrees, at the request of the partnership, to execute an amendment to the Lease in the form attached to the Lease, without further action on its part unless further action is otherwise required under the Lease, and the equipment or property added or released thereby shall become subject to or be released from the Lease. In connection with any amendment to the Lease providing for the removal of leased equipment or the release of leased land, the Development Authority shall execute and deliver such amendments, releases and/or termination statements as may be necessary to release the lien on such leased equipment or leased land created under the Security Deed between the Development Authority and the Development Authority Trustee.

    DISBURSEMENTS FROM THE CONSTRUCTION FUND. In the Development Authority Indenture, the Development Authority has authorized and directed the Development Authority Trustee to designate the Collateral Agent as agent for the Development Authority Trustee with respect to the disbursement of moneys from the Construction Fund under the provisions of the Collateral Agency Agreement for the payment of all Project Costs.

    GRANTING AND RELEASE OF EASEMENTS; AMENDING OR MODIFYING EASEMENTS. Subject to the provisions of the Collateral Agency Agreement and the Common Agreement, the partnership may (a) cause to be granted easements, licenses, rights-of-way and other rights or privileges in the nature of easements with respect to any property included in the Leased Property and such grant will be free from the lien or security interests created by the Development Authority Indenture or the Lease, or (b) cause to be amended, modified or released existing easements, licenses, rights-of-way and other rights or privileges in the nature of easements, held with respect to any property included in the Leased Property with or without consideration. The Development Authority agrees that it shall execute and deliver and will cause the Development Authority Trustee to execute and deliver any instrument necessary or appropriate to confirm and grant, amend, modify or release any such easement, license, right-of-way or other right or privilege under the terms of the Lease.

    RELEASE OF CERTAIN LAND. Notwithstanding any other provision of the Lease, but subject to the provisions of the Collateral Agency Agreement and the Common Agreement, the Development Authority and the partnership reserve the right by mutual agreement to amend the Lease for the purpose of effecting the release and removal from the Lease of:

    (a) any unimproved part of the leased land (on which neither the facility nor any leased equipment is located but on which parking, transportation, utility facilities or other support facilities may be located) on which the Development Authority proposes to construct improvements for lease under another and different lease agreement,

    (b) any part of the leased land with respect to which the Development Authority proposes to convey a fee or other title to a railroad or other public body or quasi-public body or to a public utility in order that transportation facilities or services by rail, water, road or other means or utility services for the Leased Property, for the benefit of the partnership may be provided, increased or improved or

    (c) that portion of the leased land and related facilities constituting or relating to the electric switchyard.

    ENVIRONMENTAL INDEMNIFICATION. The partnership shall indemnify, hold harmless, and defend the Development Authority, its officers, directors, agents, and employees from and against any and all claims, losses, damages, expenses, causes of action, lawsuits, government regulatory enforcement actions, and liability asserted against the Development Authority arising out of alleged or actual Environmental Contamination (as defined below) arising from the partnership's leasing and operation of the Leased Property.

    Environmental Contamination means damages to persons or property or violations of state or federal environmental laws or regulations arising out of the partnership's operations at the Leased Property with respect to, but not limited to, air emissions, water effluent discharges, and waste generation, transportation, storage, disposal, or the handling of hazardous materials.

    CONVEYANCE OF LEASED PROPERTY BY DEVELOPMENT AUTHORITY SECURITY DEED. The Development Authority has (1) conveyed its title in and to that portion of the Leased Property consisting of real property and granted a security interest in that portion of the Leased Property consisting of personal property to the Development Authority Trustee by Deed to Secure Debt, Security Agreement and Assignment of Rents and Leases, dated as of November 1, 1999, by and between the Development Authority and the Development Authority Trustee, as amended from time to time (the "Development Authority Security Deed"), and (2) assigned, pledged and created a security interest in the property secured by the terms of the Development Authority Indenture, as security for the payment of the principal of and the interest on the revenue bonds issued by the Development Authority of Heard County, but such Security Deed and said assignment and pledge shall be subject and subordinate to the Lease so long as there shall not exist a default under the Lease or the Development Authority Indenture.

    EVENTS OF DEFAULT. The Lease provides that the existence of a Trigger Event under the Collateral Agency Agreement shall be an Event of Default under the Lease.

    REMEDIES ON DEFAULT. If an Event of Default has occurred and is continuing, the Development Authority or the Development Authority Trustee, as provided in the Development Authority Indenture, may, with the written consent of the Collateral Agent, or shall, upon the written direction of the Collateral Agent, take various remedial steps including, but not limited to (a) declare all installments of rent payable under the Lease for the remainder of the term of the Lease to be immediately due and payable, whereupon the same shall become immediately due and payable; (b) re-enter and take possession of the Leased Property without terminating the Lease and without any liability to the Development Authority for such entry and repossession, and sublease the Leased Property for the account of the partnership, holding the partnership liable for the difference in the rents and other amounts payable by such sublessee in such subleasing and the rents and other amounts payable by the partnership under the Lease; and (c) terminate the Lease, exclude the partnership from possession of the Leased Property and use its best efforts to lease the Leased Property to another for the account of the partnership, holding the partnership liable for all rent and other payments due up to the effective date of such leasing.

    Any amounts collected pursuant to any such remedial action shall be paid and applied under the provisions of the Collateral Agency Agreement and after payment in full of the revenue bonds issued by the Development Authority of Heard County and the payment of any costs occasioned by an Event of Default under the Lease, and subject to the provisions of and the lien and security interest created under the Security Agreement, and, subject to the provisions of the Collateral Agency Agreement, any excess moneys in the bond fund under the Development Authority Indenture shall be returned to the partnership as an overpayment of rent.

    The Development Authority will not exercise any remedies without the consent of the Collateral Agent and the Development Authority will grant any consents or waivers or take any other actions under the Lease (subject to such actions being consistent with the terms of the Lease and provisions of law applicable to the Development Authority) upon the direction of the Collateral Agent.

    OPTIONS TO TERMINATE THE LEASE TERM. At any time prior to payment in full of the revenue bonds issued by the Development Authority of Heard County, the partnership may terminate the Lease giving the Development Authority and the Development Authority Trustee notice in writing of such termination and by paying to the Development Authority Trustee (or providing for its benefit) an amount which, when added to the funds in the bond fund under the Development Authority Indenture, will be sufficient to pay, retire and/or redeem all of the outstanding revenue bonds issued by the Development Authority of Heard County under the provisions of the Development Authority Indenture and, in case of redemption, making arrangements satisfactory to the Development Authority Trustee for the giving of the required notice of redemption.

    At any time after payment in full of the revenue bonds issued by the Development Authority of Heard County, the partnership may terminate the Lease by giving the Development Authority notice in writing of such termination and such termination shall forthwith become effective.

    Upon any such termination of the Lease, the partnership shall purchase and the Development Authority shall sell the Development Authority's right, title and interest in the Leased Property to the partnership for the amount and under the terms set forth in the Lease.

    CONVEYANCE. Upon any succession of the partnership to ownership of the Leased Property pursuant to the Lease (including pursuant to any purchase or the exercise of any option to purchase granted therein), the Development Authority will, under the terms of the Lease, deliver to the partnership the quitclaim deed in the form attached to the Lease or similar documents satisfactory to the partnership, conveying to the partnership title in and to the property with respect to which such obligation or option was exercised, subject to:



    (a) liens and encumbrances (if any) to which such title in and to said property was subject when conveyed to the Development Authority;


    (b) liens and encumbrances created by the partnership, or to the creation or suffering of which the partnership consented in writing, or resulting from the failure of the partnership to perform or observe any of the agreements on its part contained in the Lease; and

    (c) Permitted Liens other than the Development Authority Indenture, the Development Authority Security Deed and the Lease.

    SUCCESSION RIGHTS OF THE PARTNERSHIP. The Development Authority and the partnership agree that, whether or not the option to purchase the Leased Property has been exercised, the partnership shall be entitled to succeed to the ownership of the Leased Property upon and after the payment in full of the revenue bonds issued by the Development Authority of Heard County.

    SECURITY INTEREST OF THE PARTNERSHIP. The Development Authority grants to the partnership a security interest in and lien upon any amounts realized upon the foreclosure sale or exercise of other remedies under the Development Authority Security Deed between the Development Authority and the Development Authority Trustee, and such amounts shall, after satisfaction of the indebtedness described therein, be paid to the Collateral Agent, on behalf of the partnership, for application under the terms of the Collateral Agency Agreement.

                         AD VALOREM TAXATION AGREEMENT

    OVERVIEW. The parties to the Ad Valorem Taxation Agreement ("Tax Agreement") are the Board of Commissioners of Heard County (the "Commissioners"), the Board of Tax Assessors of Heard County (the "Board") and the partnership. The parties agree that the facility will not be subject to ad valorem taxation because it will be owned by the Development Authority, but that the partnership's leasehold interest will be subject to ad valorem taxes. The Tax Agreement sets forth how the partnership's interest under the Lease Agreement will be valued before the completion of construction, and for the 20 year period following the year in which the facility is completed.

    CONSTRUCTION OF THE FACILITY. Until January 1 of the year after the construction of the facility is complete and revenue generating operations commence, there will be no value to the Lease Agreement, and no real property or personal property taxes on the facility or the facility site.

    COMPLETION OF CONSTRUCTION. In the year following the completion of the facility and the commencement of revenue generating operations and for the next 20 years, ad valorem taxes will be computed based on the hypothetical amount of the cumulative principal reduction of the outstanding bond indebtedness incurred for engineering, procurement or construction costs (the "Cumulative Principal Reduction"), as if it were amortized by equal quarterly payments of principal and interest at a rate of 6% per year over a period of 20 years. The amortization will be calculated in the following manner:

    AMOUNT OF INVESTMENT. The amount of bond proceeds invested in the engineering, procurement or construction costs in leased land and equipment will be determined.

    CUMULATIVE PRINCIPAL REDUCTION. On January 1 of each of the 20 years, the amount of Cumulative Principal Reduction will be computed for the leased land and buildings, and leased equipment. Depreciation of the leased property will be taken into account by multiplying the Cumulative Principal Reduction by a stated factor (the "Depreciation Factors").

    TAXABLE PROPERTY VALUE. THE CUMULATIVE PRINCIPAL REDUCTION WILL BE MULTIPLIED BY THE DEPRECIATION FACTORS AND 40%. THE PRODUCT WILL THEN BE MULTIPLIED BY THE HEARD COUNTY MILLAGE RATE TO DETERMINE THAT YEAR'S AD VALOREM TAX.

    REPAIRS AND REPLACEMENT. Repairs and Replacement of leased equipment will not affect their valuation for tax purposes.

    EXPANSION OF THE FACILITY. If after completion of the facility, any leased buildings or equipment are purchased as part of an expansion of the facility, taxes will be computed on those buildings and equipment following the same methodology set forth for the initial facility.

             MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES


    The following is a discussion of the material United States federal income tax consequences of participating in the exchange offer and owning and disposing of new bonds and, insofar as it relates to matters of law or legal conclusions, constitutes the opinion of Winthrop, Stimson, Putnam & Roberts. Except where noted, this discussion deals only with old bonds acquired upon original issuance, and new bonds issued in exchange therefor, in each case held as capital assets. It does not address all aspects of United States federal income taxation that may be relevant to particular holders in light of their circumstances or status, nor does it address any United States income tax consequences to holders that may be subject to special tax rules, such as financial institutions, insurance companies, dealers in securities or currencies, tax-exempt organizations, persons that hold old bonds, or that will hold new bonds, as part of a straddle, hedge, conversion or constructive sale transaction, persons who mark to market their securities, or persons who have a functional currency other than the United States dollar. In addition, this discussion does not address any aspect of state, local or foreign taxation. This section is based on the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed regulations thereunder, and published rulings and court decisions, all as currently in effect and all subject to change at any time, possibly with retroactive effect.

    As used in this discussion, the term "United States Holder" means a beneficial owner of an old bond or new bond that is, for United States federal income tax purposes:

    - a citizen or resident of the United States,

    - a corporation, or other entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States or any State of the United States or the District of Columbia,

    - an estate the income of which is subject to United States federal income tax regardless of its source, or

    - a trust the administration of which is subject to the primary supervision of a court in the United States and for which one or more United States persons have the authority to control all substantial decisions.

    If a partnership holds old bonds or new bonds, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partners of partnerships holding old bonds or new bonds should consult their tax advisors. As used in this discussion, the term "Non-United States Holder" means a beneficial owner of an old bond or a new bond that is not a United States Holder.

    YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISOR CONCERNING THE UNITED STATES FEDERAL, STATE AND LOCAL, AS WELL AS FOREIGN, TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR SITUATION, OF PARTICIPATING IN THE EXCHANGE OFFER AND OWNING AND DISPOSING OF NEW BONDS.

THE EXCHANGE OFFER

    An exchange of old bonds for new bonds pursuant to the exchange offer will not be a taxable event for United States federal income tax purposes. Accordingly, a Holder will not recognize gain or loss upon receipt of a new bond in exchange for an old bond, the new bond will have the same issue price as the old bond in exchange for which it was issued, and a Holder will have the same adjusted tax basis and holding period in the new bond as it had in the old bond immediately before the exchange.

UNITED STATES HOLDERS

    PAYMENTS OF INTEREST

    Interest on a new bond will be taxable to a United States holder as ordinary income at the time it is received or accrued under the United States holder's regular method of accounting for United States federal income tax purposes.

    MARKET DISCOUNT

    If a United States holder purchased an old bond for less than its stated redemption price at maturity, the difference will be treated as "market discount" for United States federal income tax purposes, unless the difference is less than a specified DE MINIMIS amount. Under the market discount rules, the United States holder will be required to treat any gain on the sale, exchange, redemption or other disposition of the new bond received in exchange for the old bond as ordinary income to the extent of the market discount that has not previously been included in income and that is treated as having accrued on the old bond or the new bond at the time of the disposition. In addition, the United States holder may be required to defer, until the maturity or earlier disposition of the new bond, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the old bond or new bond.

    Any market discount will be considered to accrue ratably during the period from the date of acquisition of the old bond to the maturity date of the new bond unless the United States holder elects to accrue under a constant yield method. A United States holder may elect to include market discount in income currently as it accrues (either ratably or under a constant yield method), in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations held or subsequently acquired by the United States holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service ("IRS").

    AMORTIZABLE BOND PREMIUM

    A United States holder that purchased an old bond for an amount greater than its stated redemption price at maturity will be considered to have purchased the old bond at a "premium." A United States holder generally may elect to amortize the premium over the remaining term of the new bond received in exchange for the old bond under a constant yield method. The amount amortized in any year will be treated as a reduction of the United States holder's interest income from the new bond. Bond premium on a new bond held by a United States holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on disposition of the new bond. The election to amortize premium on a constant yield method, once made, applies to all debt obligations held or subsequently acquired by the United States holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

    SALE, EXCHANGE, RETIREMENT AND OTHER DISPOSITION OF NEW BONDS

    Upon the sale, exchange, retirement or other taxable disposition of a new bond, a United States holder will recognize gain or loss equal to the difference between the amount realized on such disposition (less any accrued but unpaid interest, which will be taxable as ordinary income) and the United States holder's adjusted tax basis in the new bond. Except as described above with respect to market discount, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the old bond and the new bond have, in the aggregate, been held for more than one year. Generally, for noncorporate United States holders, long-term capital gains are subject to United States federal income taxation at reduced rates. The deductibility of capital losses is subject to limitations. A United

States holder's adjusted tax basis in a new bond received in exchange for an old bond will, in general, be the cost of the old bond to the United States holder, increased by any market discount previously included in income and reduced by any amortized premium.

NON-UNITED STATES HOLDERS

    PAYMENTS OF INTEREST

    Subject to the discussion of backup withholding below, interest on a new bond received or accrued by a non-United States holder will generally be considered "portfolio interest" and will generally not be subject to United States federal income tax or withholding tax, as long as the non-United States holder:

    - does not conduct a trade or business in the United States with respect to which the interest is effectively connected,

    - does not actually or constructively own a 10 percent or greater interest in the capital or profits of the partnership,

    - is not a "controlled foreign corporation" with respect to which the partnership is a "related person" within the meaning of Section 864(d)(4) of the Code,

    - is not a bank whose receipt of the interest is described in
      Section 881(c)(3)(A) of the Code, and

    - provides an appropriate statement, signed under penalties of perjury, certifying that such holder is a non-United States holder and providing such holder's name and address. If the information provided in this statement changes, the non-United States holder must provide notice within 30 days of such change.

    If such interest were not portfolio interest, then it would be subject to United States federal income and withholding tax at a rate of 30% unless reduced or eliminated pursuant to an applicable income tax treaty.

    SALE, EXCHANGE, RETIREMENT AND OTHER DISPOSITION OF NEW BONDS

    A non-United States holder generally will not be subject to United States federal income tax on any gain realized on the sale, exchange, retirement or other disposition of a new bond unless (1) this gain is effectively connected with the conduct by the holder of a United States trade or business or (2) in the case of an individual holder, the holder is present in the United States for 183 days or more during the taxable year in which such gain is realized and certain other conditions exist.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    A United States holder (other than an "exempt recipient," including a corporation and some other persons who, when required, demonstrate their exempt status) may be subject to backup withholding at a rate of 31% on, and to information reporting requirements with respect to, payments of principal of, or interest on, and to proceeds from the sale, exchange or retirement of, new bonds. Backup withholding will apply to a United States holder only if such holder fails to furnish a correct taxpayer identification number or certification of exempt status, fails to report dividend and interest income in full, or fails to certify that such holder has provided a correct taxpayer identification number and is not subject to backup withholding. The backup withholding tax is not an additional tax and may be credited against a United States holder's regular United States federal income tax liability or refunded by the IRS where applicable.

    Information reporting and backup withholding generally do not apply to payments of interest to a non-United States holder if the certification described above under "non-United States holders--Payments of Interest" is received, provided the payor does not have actual knowledge that the holder is a United States person. Payments of principal and interest made to the beneficial owner of a new bond by or through the foreign office of a custodian, nominee or other agent acting on behalf of the beneficial owner, and payment of the proceeds of a sale, exchange or other disposition of a new bond by the foreign office of a broker, generally will not be subject to backup withholding. However, if the custodian, nominee, other agent or broker is a United States person, a controlled foreign corporation for United States federal income tax purposes, or a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, information reporting will be required with respect to these payments unless the custodian, nominee, other agent or broker has in its records documentary evidence that the beneficial owner is not a United States person and various conditions are met or the beneficial owner otherwise establishes an exemption. Payments by a United States office of a custodian, nominee, other agent or broker are subject to both backup withholding and information reporting unless the beneficial owner certifies as to its non-United States holder status under penalties of perjury or otherwise establishes an exemption.

    Income tax regulations that are generally effective for payments made after December 31, 2000, subject to transition rules, modify in some respects the backup withholding and information reporting rules. In general, these regulations do not significantly alter the substantive requirements of these rules, but unify current procedures and forms and clarify reliance standards. You should consult your own tax advisor regarding these regulations.

                              PLAN OF DISTRIBUTION

    Until       , 2000, all dealers effecting transactions in the new bonds, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

    Each broker-dealer that receives new bonds for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those new bonds. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new bonds received in exchange for old bonds only where those old bonds were acquired as a result of market-making activities or other trading activities. The partnership has agreed that, for a period of 180 days from the date on which the exchange offer is consummated, they will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

    The partnership has not received any proceeds from any sale of new bonds by broker-dealers. New bonds received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new bonds or a combination of such methods of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any new bonds. Any broker-dealer that resells new bonds that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of those new bonds may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933 and any profit on any such resale of new bonds and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act of 1933. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933.

    For a period of 180 days from the date on which the exchange offer is consummated, the partnership will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests those documents in the letter of transmittal. The partnership has agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for holders of the bonds) other than commissions or concessions of any broker-dealers and will indemnify the holders of the bonds (including any broker-dealers) against some liabilities, including liabilities under the Securities Act of 1933.


                              ERISA CONSIDERATIONS


    ANY EMPLOYEE BENEFIT PLAN THAT PROPOSES TO PURCHASE THE BONDS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES OF SUCH INVESTMENT UNDER THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), AND THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE.

    ERISA and the Code impose various requirements on employee benefit plans and some other retirement plans and arrangements, including individual retirement accounts and annuities, that are subject to ERISA or the Code (all of which are hereinafter referred to as "ERISA Plans") and on persons who are fiduciaries with respect to such ERISA Plans. A person who exercises discretionary authority or control with respect to the management or assets of an ERISA Plan will be considered a fiduciary of such ERISA Plan under ERISA. Under ERISA's general fiduciary standards, before investing in the bonds, an ERISA Plan fiduciary should determine whether such an investment is permitted under the governing ERISA Plan instruments and is appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of such ERISA Plan and persons who have set specified relationships to the ERISA Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). Thus, such ERISA Plan fiduciary considering an investment in the bonds should also consider whether such an investment may constitute or give rise to a prohibited transaction under ERISA or the Code and whether an administrative exemption may be applicable to such investment.

    An ERISA Plan fiduciary considering the purchase of the bonds should consult its tax and/or legal advisors regarding the availability, if any, of exemptive relief from any potential prohibited transaction and other fiduciary issues and their potential consequences. Each purchaser acquiring the bonds with the assets of an ERISA Plan with respect to which the partnership, an initial purchaser, or any party related thereto is a party in interest or a disqualified person shall be deemed to have represented that a statutory or an administrative exemption from the prohibited transaction rules under Section 406 of ERISA and
Section 4975 of the Code is applicable to such purchaser's acquisition and holding of the bonds.

                                   LITIGATION

    There is no litigation of any nature pending or threatened against the partnership as of the date of this prospectus affecting our project, or contesting or affecting the validity of the bonds or any proceedings of the partnership taken with respect to the authorization, issuance, sale or delivery of the bonds, or the pledge or the application of any monies or the security provided for the payment of the bonds, or the existence or powers of the partnership.

                                 LEGAL MATTERS


    The validity of the new bonds has been passed upon for us by Winthrop, Stimson, Putnam & Roberts, New York, New York, our special New York counsel.


                                    EXPERTS

    The financial statements for the partnership at December 31, 1999 and for the year then ended included in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

    R. W. Beck has prepared the Independent Engineer's Report that is included as Appendix B to this prospectus. The Independent Engineer's Report has been included in this prospectus in reliance upon the conclusions therein and upon R.
W. Beck's experience in the review of the design, development, construction and operation of electric generation projects, including those similar to this project.

    Resource Data has prepared the Independent Market Consultant's Report that is included as Appendix C to this prospectus. The Independent Market Consultant's Report has been included in this prospectus in reliance upon the conclusions therein and upon the authority of Resource Data as an expert in the analysis of power markets, including future market demand, future market prices for electric energy and capacity and related matters, for electric generating facilities.

                                 MISCELLANEOUS

    All estimates and assumptions herein are believed to be reasonable, but no warranty, guaranty or other representation is made that such estimates or assumptions will be realized or are correct. So far as any statements herein involve matters of opinion, whether or not expressly so stated, they are intended merely as such and not as representations of fact.

                         INDEX TO FINANCIAL STATEMENTS


Report of Independent Public Accountants....................     F-2

Financial Statements:
Balance Sheet December 31, 1999.............................     F-3

Statement of Operations for the Year Ended December 31,
1999........................................................     F-4

Statement of Partners' Deficit for the Year Ended December
31, 1999....................................................     F-5

Statement of Cash Flows for the Year Ended December 31,
1999........................................................     F-6

Notes to Financial Statements--December 31, 1999............     F-7

Financial Statements:
Balance Sheet March 31, 2000 (unaudited)....................    F-12

Statement of Operations for the Three Months Ended
March 31, 2000 (unaudited)..................................    F-13

Statement of Partners' Deficit for the Three Months Ended
March 31, 2000 (unaudited)..................................    F-14

Statement of Cash Flows for the Three Months Ended
March 31, 2000 (unaudited)..................................    F-15

Notes to Financial Statements--March 31, 2000...............    F-16

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Tenaska Georgia Partners, L.P.:

    We have audited the accompanying balance sheet of Tenaska Georgia Partners, L.P. (a Delaware limited partnership in the development stage) as of December 31, 1999, and the related statements of operations, partners' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tenaska Georgia Partners, L.P. as of December 31, 1999, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

Omaha, Nebraska,
February 14, 2000

                         TENASKA GEORGIA PARTNERS, L.P.
                   (A DEVELOPMENT STAGE LIMITED PARTNERSHIP)
                        BALANCE SHEET--DECEMBER 31, 1999

                                  ASSETS

CURRENT ASSETS:
  Cash and cash equivalents.................................  $ 40,225,109
  Short-term investments....................................   163,621,403
  Restricted short-term investments.........................    37,516,471
  Interest receivable.......................................     1,780,090
  Prepaid insurance.........................................     1,027,243
                                                              ------------
    Total current assets....................................   244,170,316

DEVELOPMENT WORK IN PROGRESS................................    20,056,087
                                                              ------------
LAND........................................................       602,529
                                                              ------------

OTHER ASSETS:
  Contract costs............................................     2,235,490
  Deferred finance charges..................................     4,190,156
                                                              ------------
    Total other assets......................................     6,425,646
                                                              ------------
    Total assets............................................  $271,254,578
                                                              ============

                    LIABILITIES AND PARTNERS' DEFICIT

CURRENT LIABILITIES:
  Accounts payable..........................................  $    264,706
  Payable to affiliate......................................        53,698
  Accrued interest payable..................................     3,628,472
                                                              ------------
    Total current liabilities...............................     3,946,876
                                                              ------------

CONTRACT RETAINAGE PAYABLE..................................        86,501
                                                              ------------

LONG-TERM DEBT..............................................   275,000,000
                                                              ------------
    Total liabilities.......................................   279,033,377
                                                              ------------

COMMITMENTS AND CONTINGENCIES

PARTNERS' DEFICIT:
  Tenaska Georgia, Inc......................................       (77,788)
  Tenaska Georgia I, L.P....................................    (7,701,011)
                                                              ------------
    Total partners' deficit.................................    (7,778,799)
                                                              ------------
    Total liabilities and partners' deficit.................  $271,254,578
                                                              ============

       The accompanying notes are an integral part of this balance sheet.

                         TENASKA GEORGIA PARTNERS, L.P.
                   (A DEVELOPMENT STAGE LIMITED PARTNERSHIP)

                            STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

EXPENSES:
  Start-Up Costs:
    Management fees and expenses............................  $ 3,524,129
    Professional and consulting fees........................    2,626,098
    General and administrative expenses.....................      161,214
    Other expenses..........................................       81,037
                                                              -----------
      Total operating expenses..............................    6,392,478
                                                              -----------

INTEREST EXPENSE:
  Interest expense..........................................    3,628,472
  Interest expense capitalized..............................     (219,059)
                                                              -----------
  Interest expense, net.....................................    3,409,413
                                                              -----------
INVESTMENT INCOME...........................................    2,023,092
                                                              -----------
NET LOSS TO PARTNERS ACCUMULATED DURING
  THE DEVELOPMENT STAGE.....................................  $(7,778,799)
                                                              ===========

         The accompanying notes are an integral part of this statement.

                         TENASKA GEORGIA PARTNERS, L.P.
                   (A DEVELOPMENT STAGE LIMITED PARTNERSHIP)

                         STATEMENT OF PARTNERS' DEFICIT
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                                             TENASKA          TENASKA
                                                          GEORGIA, INC.   GEORGIA I, L.P.      TOTAL
                                                          -------------   ---------------   -----------
BALANCE, January 1, 1999................................    $     --        $        --     $        --
  Net loss to partners accumulated during the
    development stage...................................     (77,788)        (7,701,011)     (7,778,799)
                                                            --------        -----------     -----------
BALANCE, December 31, 1999..............................    $(77,788)       $(7,701,011)    $(7,778,799)
                                                            ========        ===========     ===========

         The accompanying notes are an integral part of this statement.

                         TENASKA GEORGIA PARTNERS, L.P.
                   (A DEVELOPMENT STAGE LIMITED PARTNERSHIP)

                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss to partners accumulated during the development
  stage.....................................................  $  (7,778,799)
Adjustments to reconcile net loss to partners accumulated
  during the development stage to net cash from operating
  activities-
  Increase in short-term investments........................   (163,621,403)
  Increase in restricted short-term investments.............    (37,516,471)
  Increase in interest receivable...........................     (1,780,090)
  Increase in prepaid insurance.............................     (1,027,243)
  Increase in accounts payable..............................        264,706
  Increase in payable to affiliate..........................         53,698
  Increase in contract retainage payable....................         86,501
  Increase in accrued interest payable......................      3,628,472
                                                              -------------
    Total adjustments.......................................   (199,911,830)
                                                              -------------
    Net cash from operating activities......................   (207,690,629)
                                                              -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Development work in progress..............................    (20,056,087)
  Contract costs............................................     (2,235,490)
  Purchase of land..........................................       (602,529)
                                                              -------------
    Net cash from investing activities......................    (22,894,106)
                                                              -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of long-term debt..................    275,000,000
  Deferred finance charges..................................     (4,190,156)
                                                              -------------
    Net cash from financing activities......................    270,809,844
                                                              -------------
NET INCREASE IN CASH AND CASH EQUIVALENTS...................     40,225,109
CASH AND CASH EQUIVALENTS, beginning of period..............             --
                                                              -------------
CASH AND CASH EQUIVALENTS, end of period....................  $  40,225,109
                                                              =============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest....................................  $          --

         The accompanying notes are an integral part of this statement.

                         TENASKA GEORGIA PARTNERS, L.P.
                   (A DEVELOPMENT STAGE LIMITED PARTNERSHIP)

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1999

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

ORGANIZATION

    Tenaska Georgia Partners, L.P. (the Limited Partnership) was formed on
April 16, 1998, to develop, finance, construct, lease, operate and maintain a 936 megawatt, natural gas-fired electric generation peaking facility (the Facility) located in Heard County, Georgia. The Facility will generate electric power for sale and the Limited Partnership expects to incur costs of approximately $310,500,000 to complete the Facility. The Limited Partnership was inactive prior to calendar year 1999 and commenced development activities during such year. The Limited Partnership is scheduled to terminate December 31, 2050.

    The following are the partners and their respective ownership interests and their percentage share of net income or loss:

                                                                     PERCENTAGE INTEREST
                                      PERCENTAGE INTEREST (FOR      (FOR ALLOCATION OF NET
PARTNER                             EQUITY CONTRIBUTION PURPOSES)      INCOME OR LOSS)
-------                             -----------------------------   ----------------------
Tenaska Georgia, Inc. (General)...               1.00%                        1.00%
Tenaska Georgia I, L.P.
  (Limited).......................              99.00                        99.00
                                               ------                       ------
                                               100.00%                      100.00%
                                               ======                       ======

    The Partners have committed to fund up to $35,500,000 of equity and the Limited Partnership has issued senior secured bonds for $275,000,000 to fund construction of the Facility.

    The day-to-day management of the affairs of the Limited Partnership, including preparation and maintenance of the financial and other records and books of account of the Limited Partnership and supervision of the ongoing operations of the facilities, loan administration and activities of the Limited Partnership, are the responsibility of the managing partner (Tenaska
Georgia, Inc.) subject to the direction of the Executive Review Committee. Tenaska Georgia, Inc. does not have the authority to incur any obligations or liabilities on behalf of the Limited Partnership, except as approved by the Executive Review Committee.

USE OF ESTIMATES

    The preparation of these financial statements required the use of certain estimates by management in determining the Limited Partnership's assets, liabilities, revenue and expenses. Actual results could differ from those estimates.

FINANCIAL STATEMENT PRESENTATION

    At December 31, 1999, the Limited Partnership was a development stage enterprise as defined in Financial Accounting Standards Board Statement No. 7 "Accounting and Reporting by Development Stage Enterprises."

SHORT-TERM INVESTMENTS

    Short-term investments consist of investments in commercial paper with maturities of less than one year.

                         TENASKA GEORGIA PARTNERS, L.P.
                   (A DEVELOPMENT STAGE LIMITED PARTNERSHIP)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                               DECEMBER 31, 1999

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
RESTRICTED SHORT-TERM INVESTMENTS

    Restricted short-term investments consist of investments in commercial paper with maturities of less than one year that are restricted specifically for interest payments on the Limited Partnership's long-term debt.

DEFERRED FINANCE CHARGES

    During the development phase, the Limited Partnership incurred charges and fees necessary to obtain financing. These costs have been capitalized and deferred and upon completion of construction, will be amortized to expense over the term of the related debt (see Note 4) using the bonds outstanding method.

CONTRACT COSTS

    The Limited Partnership incurred direct costs associated with its contract to supply power (see Note 5). These costs were capitalized and will be amortized to expense over the term of the power contract once operations commence.

INCOME TAXES

    The Limited Partnership has no liability for income taxes. Income is taxed to the partners based on their proportionate share of the Limited Partnership's taxable income. Therefore, no provision or liability for income taxes has been included in the accompanying financial statements.

PREPAID INSURANCE

    The Limited Partnership has a prepaid for general liability insurance, excess general liability insurance, umbrella liability insurance and business interruption insurance coverage. This prepayment is being amortized on a straight-line basis over the term of the policies. The amortization of the prepayments is being capitalized as contract costs until the plant produces energy.

RISKS AND UNCERTAINTIES

    The Limited Partnership is subject to several risks, including but not limited to, risks associated with the cost and timely construction of the Facility, the nature of and reliance on long-term contractual obligations with various third parties, the ability to operate the Facility in order to meet long-term contractual obligations, regulatory risks and other uncertainties in the power industry.

START-UP COSTS

    The Limited Partnership incurred start-up costs such as management fees, professional and consulting fees, and other costs during the period. These items were expensed in the accompanying statement of operations in accordance with the AICPA's Statement of Position 98-5 "Reporting on the Costs of Start-Up Activities."

                         TENASKA GEORGIA PARTNERS, L.P.
                   (A DEVELOPMENT STAGE LIMITED PARTNERSHIP)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                               DECEMBER 31, 1999

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
STATEMENT OF CASH FLOWS

    The Limited Partnership considers cash and cash equivalents to be all highly liquid securities purchased with an original maturity date of three months or less. Due to their short-term maturities, the fair value of the cash equivalents, short-term investments and restricted short-term investments approximates their book value.

2. TRANSACTIONS WITH AFFILIATES:

    As of December 31, 1999, the Limited Partnership had a payable to Tenaska Georgia, Inc. of $53,698. During the year ended December 31, 1999, billings from Tenaska Georgia, Inc. to the Limited Partnership for development activities were $6,985,185, of which $6,392,478 was expensed as start-up costs, $503,373 was capitalized as contract costs and $89,334 was capitalized as land.

    The Limited Partnership Agreement provides for the payment of an annual fee of $599,000 to the General Partner commencing on January 1, 2010, and on each subsequent anniversary date escalating 5 percent annually until the operation of the Facility terminates.

    On September 10, 1999, the Limited Partnership entered into the Operations and Maintenance Agreement (O&M Agreement) with an affiliate, Tenaska
Operations, Inc. (the Operator). The Operator will provide services for the start-up, commissioning, operation and maintenance of the Facility. The Operator will receive a fixed fee, may receive an incentive fee, may receive an availability bonus or may pay an availability penalty on an annual basis.

3. DEVELOPMENT WORK IN PROGRESS:

    The Limited Partnership entered into an Engineering, Procurement and Construction Agreement (EPC Agreement) with Zachry Construction Corporation (Zachry) to design, engineer, procure, expedite and supply all labor, materials (including the gas turbines), supervision and tools for the construction of the cogeneration plant for a total guaranteed lump-sum price of $229,064,832.

    The Limited Partnership entered into a contract with General Electric Company (GE) for the purchase of six gas turbines. This turbine contract was assigned to Zachry on November 10, 1999. Under the terms of the turbine contract, GE is scheduled to deliver the six gas turbines beginning
September 30, 2000, continuing through December 15, 2001. The EPC Agreement requires that the first three gas turbine units be completed for commercial operation by June 1, 2001, and the second three gas turbine units be completed for commercial operation by June 1, 2002.

    Zachry is to pay liquidated damages if commercial operation is not achieved by specific dates or if the performance of the Facility does not meet minimum contractual requirements. The aggregate liability for late completion and/or performance shortfalls is limited to 30 percent of the guaranteed lump-sum price.

    The Limited Partnership entered into a separate $2,300,000 EPC agreement with Willbros Engineers, Inc. to construct a natural gas pipeline from the Facility to an interconnection point with a regional natural gas pipeline.

                         TENASKA GEORGIA PARTNERS, L.P.
                   (A DEVELOPMENT STAGE LIMITED PARTNERSHIP)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                               DECEMBER 31, 1999

4. LONG-TERM DEBT:

    On November 10, 1999, the Limited Partnership completed a private offering of $275 million of 9.5 percent fixed rate Senior Secured Bonds (Bonds) with a final maturity date of February 1, 2030. The Limited Partnership intends to file a registration statement with the Securities and Exchange Commission relating to the Bonds.

    In order to receive certain tax incentives, the Limited Partnership entered into a conduit financing arrangement with the Development Authority of Heard County (the Authority). The Authority owns the Facility, the facility site and certain related infrastructure facilities and easements (collectively, the Properties). The Limited Partnership used the proceeds from the Bonds to purchase certain revenue bonds issued by the Authority and enter into a lease agreement with the Authority.

    Under the lease agreement, the Authority leases the Properties to the Limited Partnership and the Limited Partnership has agreed to make rent payments sufficient to pay, when due, the principal of and interest on the revenue bonds issued by the Authority. The revenue bonds are secured by a mortgage on the Properties. The Limited Partnership has guaranteed the payment obligations of the Authority on its revenue bonds. The revenue bonds have been issued in the same principal amount as, and bear interest at the same rate as the Bonds and are redeemable at the option of the Limited Partnership. The Authority transferred the proceeds of the revenue bonds into a special construction fund, which will be used to fund construction and related costs of the Facility. Upon payment in full on the revenue bonds, the Properties will be conveyed to the Limited Partnership.

    Interest on the Bonds will be payable semiannually in arrears on each February 1 and August 1, commencing August 1, 2000. Principal payments on the Bonds will also be each February 1 and August 1, commencing February 1, 2006.

    The Bonds have various restrictive covenants related to, among other things, maintenance of a specified debt coverage ratio, maintenance of specified levels of reserve account balances (which may be satisfied by using letters of credit), limitations on additional debt and lease obligations, mergers, sale or purchase of assets, and restrictions on certain payments. The Limited Partnership was in compliance with all covenants that were operative as of December 31, 1999.

    Net interest expense during the year ended December 31, 1999, was $3,409,413. Interest capitalized as Development Work in Progress during the year ended December 31, 1999, was $219,059.

    The estimated fair value represents the amount at which the Bonds could be exchanged in a current transaction between willing parties. At December 31, 1999, the carrying value of the Bonds approximated fair value.

    On November 10, 1999, The Toronto Dominion Bank (TD) issued a $15,000,000 letter of credit to support the Limited Partnership's obligations under the power purchase agreement. This letter of credit increases to $25,000,000 on April 1, 2001. As of December 31, 1999, no funds have been drawn. TD may also issue a letter of credit up to a maximum of $16,000,000 for the Limited Partnership's debt service reserve ("DSR") obligation. As of December 31, 1999, no DSR letter of credit had been issued.

    On November 4, 1999, The First National Bank of Omaha (FNBO) issued letters of credit in the amounts of $35,145,000 and $355,000 on behalf of Tenaska Georgia I, L.P. and Tenaska Georgia, Inc,

                         TENASKA GEORGIA PARTNERS, L.P.
                   (A DEVELOPMENT STAGE LIMITED PARTNERSHIP)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                               DECEMBER 31, 1999

4. LONG-TERM DEBT: (CONTINUED)
respectively, to support each partner's equity funding commitments. As of December 31, 1999, no funds have been drawn. Both of the letters of credit issued by FNBO were confirmed by LaSalle Bank N.A.


    As of December 31, 1999, Tenaska Georgia, Inc. had approximately $10,000 of cash, ($155,000) of investments in affiliated companies, and ($145,000) of shareholder's deficit on its balance sheet. Furthermore, Tenaska Georgia, Inc. had no other commitments for financial assistance to the Limited Partnership other than that provided by the letter of credit in the amount of $355,000.


5. SIGNIFICANT CONTRACTS:

POWER PURCHASE AGREEMENT (PPA)

    The Limited Partnership entered into the PPA with PECO Energy Co. (PECO) whereby PECO will purchase the entire net electric power generated from the cogeneration plant for a term of 29 years commencing on the commercial operation of the initial gas turbine units. The PPA provides for certain fixed payments, an availability bonus, along with variable payments. The Limited Partnership will recognize revenue from the sale of electricity in the month energy is delivered upon output delivered and capacity provided at rates specified in the PPA. Availability bonuses or penalties will be recognized as revenue or expense in the month the Limited Partnership achieves or fails to achieve the availability targets defined in the PPA.

    The Limited Partnership is to pay liquidated damages to PECO if commercial operation is not achieved by specific dates which may be extended for certain events. The aggregate liability for late completion of the Facility is limited to $25,000,000.

    The PPA provides PECO a contract termination option if the commercial operation date is not achieved by the 365(th) day after the applicable scheduled commercial operation date as may be extended for force majeure. Also, PECO has a termination option if the Limited Partnership does not meet 67 percent annual availability requirements for two consecutive years and the most recent capacity test is less than 550 megawatts. Finally, the PPA provides PECO a termination option for a shortened operating term after 20 years of commercial operation. This termination option would require PECO to pay the Limited Partnership $175,000,000.

    PECO will market the power through its Power Team division to various customers. Also, PECO is responsible for supplying all the natural gas and fuel oil necessary to fulfill the Limited Partnership's obligations under the PPA.

LONG-TERM PARTS AND LONG-TERM SERVICE AGREEMENT (LTSA)

    Tenaska, Inc., an affiliate of the Limited Partnership, entered into the LTSA with General Electric International, Inc. (GEI), a wholly owned affiliate of GE, whereby GEI will provide maintenance services, cover major parts replacement and repair, inspection, and overhaul services for the gas turbines. This LTSA was assigned to the Limited Partnership on November 10, 1999.The Limited Partnership will pay GEI an initial fee of $110,000 in January 2001 and $3,600,000 for the initial supply of spare parts for the gas turbines.

                         TENASKA GEORGIA PARTNERS, L.P.
                   (A DEVELOPMENT STAGE LIMITED PARTNERSHIP)

                                 BALANCE SHEET
                                  (UNAUDITED)

                                                               MARCH 31,
                                                                  2000
                                                              ------------
                           ASSETS

CURRENT ASSETS:
  Cash and cash equivalents.................................  $  9,036,892
  Restrictecd cash and cash equivalents.....................       109,948
  Short-term investments....................................   179,620,872
  Restricted short-term investments.........................    37,516,471
  Interest receivable.......................................     4,535,422
  Prepaid insurance.........................................       920,976
                                                              ------------
    Total current assets....................................   231,740,581

DEVELOPMENT WORK IN PROGRESS................................    38,008,696
                                                              ------------
LAND........................................................       602,529
                                                              ------------
OTHER ASSETS:
  Contract costs............................................     3,379,825
  Deferred finance charges..................................     4,223,081
                                                              ------------
    Total other assets......................................     7,602,906
                                                              ------------
    Total assets............................................  $277,954,712
                                                              ============
CURRENT LIABILITIES:
  Accounts payable..........................................  $  2,655,413
  Payable to affiliate......................................        99,442
  Accrued interest payable..................................    10,159,722
                                                              ------------
    Total current liabilities...............................    12,914,577
                                                              ------------
CONTRACT RETAINAGE PAYABLE..................................       216,622
                                                              ------------
LONG-TERM DEBT..............................................   275,000,000
                                                              ------------
    Total liabilities.......................................   288,131,199
                                                              ------------
COMMITMENTS AND CONTINGENCIES

PARTNERS' DEFICIT:
  Tenaska Georgia, Inc......................................      (101,765)
  Tenaska Georgia I, L.P....................................   (10,074,722)
                                                              ------------
    Total partners' deficit.................................   (10,176,487)
                                                              ------------
    Total liabilities and partners' deficit.................  $277,954,712
                                                              ============

       The accompanying notes are an integral part of this balance sheet.

                         TENASKA GEORGIA PARTNERS, L.P.
                   (A DEVELOPMENT STAGE LIMITED PARTNERSHIP)

                            STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                                 THREE MONTHS ENDED
                                                                      MARCH 31,
                                                              -------------------------
                                                                 2000          1999
                                                              -----------   -----------
EXPENSES:
  Start-Up Costs:
    Management fees and expenses............................  $        --   $ 2,288,452
    Professional and consulting fees........................           --     1,251,017
    General and administrative expenses.....................           --       104,717
    Other expenses..........................................           --        10,068
                                                              -----------   -----------
        Total operating expenses............................           --     3,654,254
                                                              -----------   -----------
INTEREST EXPENSE:
  Interest expense..........................................    6,531,250            --
  Interest expense capitalized..............................     (647,771)           --
                                                              -----------   -----------
  Interest expense, net.....................................    5,883,479            --
                                                              -----------   -----------
INVESTMENT INCOME...........................................    3,485,791            --
                                                              -----------   -----------
NET LOSS TO PARTNERS ACCUMULATED DURING THE DEVELOPMENT
  STAGE.....................................................  $(2,397,688)  $(3,654,254)
                                                              ===========   ===========

        The accompanying notes are an integral part of these statements.

                         TENASKA GEORGIA PARTNERS, L.P.
                   (A DEVELOPMENT STAGE LIMITED PARTNERSHIP)

                         STATEMENT OF PARTNERS' DEFICIT
                                  (UNAUDITED)

                                                           TENASKA          TENASKA
                                                        GEORGIA, INC.   GEORGIA I, L.P.      TOTAL
                                                        -------------   ---------------   ------------
BALANCE, December 31, 1999............................    $ (77,788)     $ (7,701,011)    $ (7,778,799)

  Net loss to partners accumulated
    during the development stage......................      (23,977)       (2,373,711)      (2,397,688)
                                                          ---------      ------------     ------------

BALANCE, March 31, 2000...............................    $(101,765)     $(10,074,722)    $(10,176,487)
                                                          =========      ============     ============

         The accompanying notes are an integral part of this statement.

                         TENASKA GEORGIA PARTNERS, L.P.
                   (A DEVELOPMENT STAGE LIMITED PARTNERSHIP)

                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                  THREE MONTHS ENDED
                                                                      MARCH 31,
                                                              --------------------------
                                                                  2000          1999
                                                              ------------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss to partners accumulated during the development
    stage...................................................  $ (2,397,688)  $(3,654,254)
  Adjustments to reconcile net loss to partners accumulated
    during the development stage to net cash from operating
    activities--
    Increase in restricted cash and cash equivalents........      (109,948)
    Increase in short-term investments......................   (15,999,469)           --
    Increase in interest receivable.........................    (2,755,332)           --
    Decrease in prepaid insurance...........................       106,267            --
    Decrease in accounts payable............................       (38,017)           --
    Increase in payable to affiliate........................        45,744     3,706,310
    Increase in contract retainage payable..................       130,121            --
    Increase in accrued interest payable....................     6,531,250            --
                                                              ------------   -----------
      Total adjustments.....................................   (12,089,384)    3,706,310
                                                              ------------   -----------
      Net cash from operating activities....................   (14,487,072)       52,056
                                                              ------------   -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Development work in progress..............................   (15,523,885)           --
  Contract costs............................................    (1,144,335)           --
  Purchase of land..........................................            --       (52,056)
                                                              ------------   -----------
    Net cash from investing activities......................   (16,668,220)      (52,056)
                                                              ------------   -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of long-term debt..................            --            --
  Deferred finance charges..................................       (32,925)           --
                                                              ------------   -----------
    Net cash from financing activities......................       (32,925)           --
                                                              ------------   -----------

NET DECREASE IN CASH AND CASH EQUIVALENTS...................   (31,188,217)           --

CASH AND CASH EQUIVALENTS, beginning of period..............    40,225,109            --
                                                              ------------   -----------
CASH AND CASH EQUIVALENTS, end of period....................  $  9,036,892   $        --
                                                              ============   ===========

SUPPLEMENTAL DISCLOSURE OF NONCASH TRANSACTIONS:
  Excluded from decrease in accounts payable and development work in progress is
  $2,428,724 of accrued EPC costs that were capitalized as development work in progress.

        The accompanying notes are an integral part of these statements.

                         TENASKA GEORGIA PARTNERS, L.P.
                   (A DEVELOPMENT STAGE LIMITED PARTNERSHIP)

                         NOTES TO FINANCIAL STATEMENTS

                                 MARCH 31, 2000
                                  (UNAUDITED)

1. GENERAL

    The financial statements included herein as of March 31, 2000 and for the three months ended March 31, 2000 and 1999, have been prepared by Tenaska Georgia Partners, L.P. (the Limited Partnership) without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, the financial statements reflect all adjustments which are, in the opinion of management, necessary for a fair presentation of the financial results for the interim periods. Certain information and notes normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, the Limited Partnership believes that the disclosures are adequate to make the information presented not misleading. These financial statements should be read in conjunction with the Limited Partnership's audited financial statements and the notes thereto for the year ended December 31, 1999.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. DEVELOPMENT WORK IN PROGRESS

    In 1999, the Limited Partnership entered into an Engineering, Procurement and Construction Agreement (EPC Agreement) with Zachry Construction Corporation (Zachry) to design, engineer, procure, expedite and supply all labor, materials (including the gas turbines), supervision and tools for the construction of the cogeneration plant for a total guaranteed lump-sum price of $229,064,832. As of March 31, 2000 the Limited Partnership has incurred costs of $35,253,068 under the terms of the EPC Agreement. This amount has been capitalized and is included on the Balance Sheet as Development Work in Progress.

    As of March 31, 2000, $867,328 of interest has been capitalized and included on the Balance Sheet as Development Work in Progress.

3. SUBSEQUENT EVENT

    On April 20, 2000, Diamond Georgia, LLC, indirect, wholly owned subsidiary of Mitsubishi Corporation (Mitsubishi) acquired 0.30 percent of Tenaska Georgia, Inc.'s original 1.0 percent ownership interest in the Limited Partnership. In addition, Mitsubishi acquired an indirect ownership interest of approximately
30 percent in Tenaska Georgia I, L.P., through subsidiaries of its U.S. affiliate, Diamond Generating Corporation. In connection with these acquisitions, on April 24, 2000, the letters of credit issued on November 4, 1999 by The First National Bank of Omaha (FNBO) in the amounts of $35,145,000 and $355,000 on behalf of Tenaska Georgia I, L.P. and Tenaska Georgia, Inc., respectively, to support each partner's equity funding commitments, were amended and reduced in amount to $1,322,500 and $248,500, respectively. Mitsubishi issued a Guaranty in the amount of $33,929,000 to replace the amount by which the letters of credit were reduced.

                           APPENDIX A: DEFINED TERMS

    Capitalized terms used but not defined in the foregoing shall have the following meanings:

    "ACCEPTABLE CREDIT SUPPORT" means with respect to the Power Purchase
Agreement:

    (a) one or more letters of credit issued by one or more domestic or foreign banks whose long term debt is rated at the Closing Date at least BBB+ or the equivalent by S&P or Moody's or any successor Rating Agency, provided, that if Acceptable Credit Support is issued prior to the Closing Date, then for the period prior to the Closing Date such Acceptable Credit Support may be issued by The First National Bank of Omaha, provided, that its long term debt is rated on the date of issuance of the letter of credit no lower than BBB--or the equivalent) or

    (b) a guaranty or several guaranties issued by parties or by other creditworthy parties reasonably satisfactory to PECO.

    "ACCEPTABLE LETTER OF CREDIT" means with respect to the Equity Contribution Agreement, one or more irrevocable letters of credit in the form attached to the Equity Contribution Agreement, issued to Collateral Agent as named beneficiary and for the account of a Contributing Partner or an Affiliate thereof other than the partnership, in an initial stated amount equal to the Contributing Partner's Support Amount on the date of issuance of such letter of credit, issued by a domestic or foreign commercial bank whose outstanding senior unsecured long-term debt is rated at least A--or the equivalent by S&P or Moody's.

    "ACCEPTABLE GUARANTY" means a guaranty in the form attached to the Equity Contribution Agreement, in favor of the Collateral Agent, guaranteeing the obligations of a Contributing Partner to make all of the Equity Contributions required to be made by such Contributing Partner under the Equity Contribution Agreement, entered into, executed and delivered by the parent company or other Affiliate of such Contributing Partner, which parent company or other Affiliate
(a) is rated Investment Grade by S&P and Moody's, and (b) has net worth of not less than $100,000,000.

    "ACCRUED SENIOR DEBT" means, on the date on which the Commercial Operation Certificate is delivered, the amount at least equal to principal, interest and letter of credit fees on all Senior Debt due and payable on the Scheduled Payment Date immediately succeeding the date of such Commercial Operation Certificate multiplied by a fraction (a) the numerator of which is the number of complete months since the immediately preceding Scheduled Payment Date and
(b) the denominator of which is six.

    "ADDITIONAL PROJECT DOCUMENT" means:

    (a) any material contract or undertaking entered into by the partnership after the Closing Date relating to the sale of electricity from the project or to capital improvements for, operation or maintenance of, the project and

    (b) any consent or security instrument entered into by the partnership or any other relevant party in connection with an Additional Project Document.

    "AFFILIATE" means, with respect to any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of securities or partnership or other ownership interests or by contract or otherwise. Notwithstanding the foregoing, each Person owning, directly or indirectly, 10% or more of the partnership interests in the partnership shall be deemed to be an Affiliate of the partnership.

    "AFFILIATE SUBORDINATED DEBT" means Indebtedness (including any note or other instrument evidencing the same) advanced by Affiliates of the partnership which has been subordinated to the Senior Debt, on the terms and conditions substantially in the form of the subordination provisions set forth in the Collateral Agency Agreement.

    "ANNUAL AVAILABILITY ADJUSTMENT" means for a contract year the amount, if any, owed by the partnership to PECO, calculated under the Power Purchase Agreement.

    "ANNUAL AVAILABILITY PERCENTAGE" means the percentage calculated at the end of each contract year under the Power Purchase Agreement that equals the quotient of annual output divided by annual potential as set forth under the Power Purchase Agreement.

    "APPLICABLE LAW" means with respect to any Person, property or matter, any of the following applicable thereto: any statute, law, regulation, ordinance, rule, judgment, rule of common law, order, decree, Governmental Approval, approval, concession, grant, franchise, license, agreement, directive, guideline, policy, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing, by any Governmental Authority, whether in effect as of the date of the Common Agreement or thereafter and in each case as amended (including, without limitation, any pertaining to land use or zoning restrictions).

    "AUTHORIZED OFFICER" OR "AUTHORIZED REPRESENTATIVE" means (a) in the case of any corporation or limited liability company, the chief executive officer, the president, the chief financial officer, a vice president, the treasurer or an assistant treasurer of such corporation or limited liability company and (b) in the case of any general or limited partnership, any Person authorized by the executive review committee (or such other Person that is responsible for the management of such partnership) to take the applicable action on behalf of such partnership or any officer (with a title specified in clause (a) above) or Authorized Officer of such partnership's managing general partner (or such other Person that is responsible for the management of such managing general partner).

    "AVAILABILITY PERCENTAGES" means for a contract year the amounts, if any, owed by the partnership to PECO, as calculated under the Power Purchase Agreement.

    "AVAILABILITY SCHEDULE" means the information provided in writing by the partnership listing for each hour of the applicable day in Summer each month of the year (1) the number of Units available to deliver energy, (2) the partnership's good faith estimate of maximum available output from the facility per Unit, and (3) the number of Units available which are in fuel oil capable mode.

    "AVAILABILITY TEST" means the test set forth by the EPC Contract to demonstrate the ability of the Plant and each Unit to operate reliably.

    "BASE UNIT OUTPUT" means a mode of facility operation during which (1) each Unit in operation during such hour is operated entirely on natural gas for the entire hour, and (2) each operating Unit generates energy for the entire hour at an output equal to or greater than Unit Capacity for such Contract Year less 5 MW.

    "BUSINESS DAY" means any day that is not a Saturday, Sunday or legal holiday in the State of New York, or a day on which banking institutions chartered by the State of New York, or the United States, are legally required or authorized to close.

    "CASH FLOW AVAILABLE FOR DEBT SERVICE" means, in respect of a specified period, (a) all Revenues deposited in the Revenue Fund, if such specified period occurred prior to the date of determination or (b) all Revenues projected to be deposited in the Revenue Fund during such period if such specified period is to occur subsequent to the date of determination less amounts paid, or projected to be paid, as applicable, in respect of Operating and Maintenance Expenses, Collateral Agent Claims, all obligations of the partnership, now or hereafter existing, to pay administrative fees, costs, expenses, liabilities and indemnities to the Depositary Bank under the Financing Documents, Trustee Claims,

Development Authority Trustee Claims, Power Purchase Agreement Letter of Credit Agent Claims and Debt Service Reserve Letter of Credit Agent Claims, and under a Working Capital Facility during such period.

    "COLLATERAL AGENCY AGREEMENT" means the Collateral Agency and Intercreditor Agreement, dated as of November 1, 1999, among the partnership, the Development Authority Trustee, the Trustee, the Debt Service Reserve Letter of Credit Agent, the Power Purchase Agreement Letter of Credit Agent, the Collateral Agent and the Depositary Bank.

    "COMBINED EXPOSURE" means, as of any date of calculation, the sum(, calculated without duplication), of the following, to the extent the same is held by or represented by a Senior Party:

    (a) the aggregate principal amount of all Outstanding Bonds;

    (b) the maximum amount available to be drawn under the Debt Service Reserve Letter of Credit (taking into account, without duplication, in the case of the Debt Service Reserve Letter of Credit, the maximum amount which may become available to be drawn in the future by reason of an increase in the Debt Service Reserve Required Balance);

    (c) the maximum amount available to be drawn as of such date under the Power Purchase Agreement Letter of Credit;

    (d) the maximum amount available to be drawn under a Working Capital
       Facility;

    (e) the amount, without duplication, of any unreimbursed drawing under a Working Capital Facility, the Debt Service Reserve Letter of Credit and the Power Purchase Agreement Letter of Credit;

    (f) the aggregate amount of all undrawn financing commitments under the documents governing Other Senior Debt, which the creditors party thereto have no right to terminate; and

    (g) the amount, without duplication, of any unreimbursed drawing under the documentation governing such Other Senior Debt.

    "COMMERCIAL OPERATING PERIOD" means the period of time between Commercial Operation and the termination of the O&M Agreement.

    "COMMERCIAL OPERATION" means, with respect to a Unit, that it has passed each of the following tests: (a) Functional Testing, (b) the Demonstration Tests, (c) PECO Tests, and (d) the Availability Test, each under the EPC Contract.

    "COMMERCIAL OPERATION CERTIFICATE" has the meaning set forth under "SUMMARY DESCRIPTION OF PRINCIPAL FINANCING DOCUMENTS--Collateral Agency Agreement--The Project Funds--CONSTRUCTION FUND."


    "COMMON AGREEMENT" means the Agreement as to Certain Undertakings, Common Representations, Warranties, Covenants and Other Terms, dated as of November 1, 1999, among the partnership, the Trustee, the Debt Service Reserve Letter of Credit Agent, the Power Purchase Agreement Letter of Credit Agent and the Collateral Agent.


    "COMPETITOR" means any entity which is on a list of three maintained by PECO which cannot be amended without first providing 90 days prior written notice. The designation of each competitor is conditioned on PECO having determined in good faith that such Person is a competitor of PECO in the sale, brokering or marketing of electrical energy or capacity and (a) the sale or transfer of the facility to such Competitor would be detrimental to PECO's competitive interests in the sale, brokering or marketing of electrical energy and capacity or (b) the operation or maintenance of the facility by such Competitor would be detrimental to PECO's competitive interests in the sale, brokering or marketing of electrical energy and capacity.

    "CONSTRUCTION INTEREST ACCOUNT" means the account so designated, established and created under the Indenture. See "SUMMARY DESCRIPTION OF PRINCIPAL FINANCING DOCUMENTS--Indenture--Accounts--CONSTRUCTION INTEREST ACCOUNT."



    "CONTRACT YEAR" means the period beginning on the Date of Commercial Operation ending on the next May 31, each one-year period thereafter during the Operating Term, and the period from the last June 1 during the Operating Term until the last day of the Operating Term.


    "CONTRIBUTING PARTNER" means each partner listed as a Contributing Partner under the Equity Contribution Agreement.

    "CONTRIBUTING PARTNER'S EQUITY CONTRIBUTION COMMITMENT" means, as to any Contributing Partner, on any date, the aggregate amount such Contributing Partner's commitment to contribute equity to the partnership.

    "CONTRIBUTING PARTNER EVENT OF DEFAULT" means, as to any Contributing Partner, any of the following events shall occur and be continuing:

    (a) such Contributing Partner shall fail to make or cause to be made any Equity Contribution when required under the Equity Contribution Agreement;

    (b) a bankruptcy event in respect of such Contributing Partner shall have occurred and be continuing; or

    (c) the Equity Contribution Agreement shall at any time for any reason cease to be valid and binding and in full force and effect or the validity or enforceability thereof shall be contested by any party thereto or any party thereto (other than the Collateral Agent) shall deny that it has any liability or obligation thereunder.

    "CONTRIBUTING PARTNER SUPPORT ACCOUNT" means, as to any Contributing Partner, an account established by the Collateral Agent upon the request of such Contributing Partner, into which the proceeds of drawings upon such Contributing Partner's Support Instrument shall be deposited as provided under the Equity Contribution Agreement.

    "CONTRIBUTING PARTNER SUPPORT AMOUNT" means, as to any Contributing Partner, as of any date, such Contributing Partner's Equity Contribution Commitment, reduced by all Equity Contributions made by such Contributing Partner prior to such date.

    "CONTRIBUTING PARTNER SUPPORT INSTRUMENT" means, as to any Contributing Partner, an Acceptable Letter of Credit, (ii) a Cash Deposit with Support Account Documentation as set forth in the Equity Contribution Agreement,
(iii) an Acceptable Guaranty or (iv) a Contributing Partner Substitute Support Instrument, in each case provided by or in support of the obligations of such Contributing Partner.

    "DAILY GAS PRICE" means the amount in $/MMBtu equal to the daily midpoint of the Daily Index Citation.

    "DAILY INDEX CITATION" means for a day the citation labeled "Transco, St. 85" as published by Gas Daily for such day. If the Gas Daily index for "Transco, St. 85" ceases to be published, such index shall be replaced by such other comparable index mutually agreed upon by the parties, or failing such mutual agreement, by an index as determined by arbitration. In the event that the Daily Index Citation is not published for the day on which the natural gas is purchased, the published index citation for the immediately preceding day for which an index citation is published shall be used.

    "DATE OF COMMERCIAL OPERATION" means the date not earlier than June 1, 2001, on which the Initial Units have achieved Power Purchase Agreement Commercial Operation.

    "DATE OF COMMERCIAL OPERATION OF THE FINAL UNITS" means the date not earlier than June 1, 2002 on which all the Final Units have achieved Power Purchase Agreement Commercial Operation.

    "DEBT SERVICE" means, without duplication, all principal, interest, premium (if any) and letter of credit fees due with respect to the bonds and all other Permitted Indebtedness due during such period.

    "DEBT SERVICE COVERAGE RATIO" means for any period the ratio of (a) Cash Flow Available for Debt Service for such period to (b) Debt Service (other than Debt Service for Subordinated Debt) for such period.

    "DEBT SERVICE FUND" means the Debt Service Fund so designated, established and created under the Collateral Agency Agreement for the benefit of the Senior Parties.

    "DEBT SERVICE RESERVE ACCOUNT" means the account under the Debt Service Fund established pursuant to the terms of the Collateral Agency Agreement into which monies are to be deposited as set forth under the heading "SUMMARY DESCRIPTION OF PRINCIPAL FINANCING DOCUMENTS--Collateral Agency Agreement--The Project Funds--Debt Service Fund--DEBT SERVICE RESERVE ACCOUNT."


    "DEBT SERVICE RESERVE LETTER OF CREDIT" or "DEBT SERVICE RESERVE LOC" means a letter of credit provided by the partnership to the Collateral Agent from a financial institution rated at least "A-" by S&P and "A3" by Moody's in respect of all or a portion of the Debt Service Reserve Required Balance.


    "DEBT SERVICE RESERVE LETTER OF CREDIT AGENT" means initially, The Toronto-Dominion Bank and any other financial institution acting as the agent for the Debt Service Reserve Letter of Credit Issuer and the Debt Service Reserve Letter of Credit Banks under the Debt Service Reserve Letter of Credit Reimbursement Agreement.

    "DEBT SERVICE RESERVE LETTER OF CREDIT AGENT CLAIMS" means all obligations of the partnership, now or hereafter existing, to pay administrative fees, costs, expenses, liabilities and indemnities under the Debt Service Reserve Letter of Credit Reimbursement Agreement.

    "DEBT SERVICE RESERVE LETTER OF CREDIT BANK" means each bank or financial institution that becomes party to the Debt Service Reserve Letter of Credit Reimbursement Agreement.


    "DEBT SERVICE RESERVE LETTER OF CREDIT ISSUER" means initially, The Toronto-Dominion Bank or any other financial institution providing the Debt Service Reserve Letter of Credit pursuant to the Debt Service Reserve Letter of Credit Reimbursement Agreement.


    "DEBT SERVICE RESERVE LETTER OF CREDIT LOAN" means each drawing, and "DEBT SERVICE RESERVE LETTER OF CREDIT LOANS" means all drawings, by the Collateral Agent under the Debt Service Reserve Letter of Credit.

    "DEBT SERVICE RESERVE LETTER OF CREDIT REIMBURSEMENT AGREEMENT"means the Debt Service Reserve Letter of Credit and Reimbursement Agreement, dated as of the Closing Date, among the partnership, the Debt Service Reserve Letter of Credit Issuer, the Debt Service Reserve Letter of Credit Agent and the Debt Service Reserve Letter of Credit Banks or another agreement providing for the issuance of a Debt Service Reserve Letter of Credit.

    "DEBT SERVICE RESERVE LOANS" means, individually or collectively, Debt Service Reserve Bonds, Debt Service Reserve Term Loans and Debt Service Reserve Letter of Credit Loans.

    "DEBT SERVICE RESERVE TERM LOAN" means a loan resulting from a conversion of a Debt Service Reserve Letter of Credit Loan to a Debt Service Reserve Term Loan or a draw on the Debt Service Reserve Letter of Credit after the occurrence of a Step-up Event.

    "DEBT SERVICE RESERVE REQUIRED BALANCE" means the amount equal to the next succeeding semi-annual scheduled payment of principal and interest due and payable on Outstanding Bonds plus, if a Debt Service Reserve Letter of Credit is to be provided, an amount corresponding to six months of interest on the maximum amount of such Debt Service Reserve Letter of Credit, as established by the partnership and the Debt Service Reserve Letter of Credit Agent pursuant to the Debt Service Reserve Letter of Credit Reimbursement Agreement.

    "DEBT TERMINATION DATE" means the date on which all Finance Liabilities, other than contingent liabilities and obligations which are unasserted at such date, have been paid and satisfied in full and all Finance Commitments have been terminated.

    "DEFAULT" means an event or condition that, with the giving of notice, lapse of time, or failure to satisfy certain specified conditions, or any combination thereof, would become an Event of Default.

    "DELAY TERMINATION DATE OF THE INITIAL UNITS" means June 1, 2002, as such date may be extended under the Power Purchase Agreement.

    "DELAY TERMINATION DATE OF THE FINAL UNITS" means June 1, 2003, as such date may be extended under the Power Purchase Agreement.

    "DELIVERED ENERGY" for a period of time shall mean the amount of energy expressed in MWh (rounded to the nearest whole MWh, with 0.50 MWh's being rounded to the next highest MWh) delivered to PECO at the applicable points of delivery during such period pursuant to an energy request.

    "DEMONSTRATION TEST" means the tests to demonstrate satisfaction of the requirements for Unit, Plant and component capabilities as set forth in the EPC Contract.

    "DISTRIBUTION CONDITIONS" has the meaning set forth under "SUMMARY DESCRIPTION OF PRINCIPAL FINANCING DOCUMENTS--Collateral Agency Agreement--The Project Funds--PARTNERSHIP DISTRIBUTION FUND."

    "DISTRIBUTION SUSPENSE ACCOUNT" means the account under the Partnership Distribution Fund established pursuant to the terms of the Collateral Agency Agreement into which monies are to be deposited as set forth under the heading "SUMMARY DESCRIPTION OF PRINCIPAL FINANCING DOCUMENTS--Collateral Agency Agreement--The Project Funds--PARTNERSHIP DISTRIBUTION FUND."

    "DTC" means The Depository Trust Company, having a principal office at 55 Water Street, New York, New York, 10041-0099, together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its securities payment and transfer operations.

    "ENERGY CONTRACT BUY-OUT" means any cash payment by a purchaser of capacity and/or energy, including by PECO, the effect of which is to result in the termination or cancellation of, reduce future payments under, or change the term of, the purchase contract between such purchaser and the partnership.

    "ENERGY CONTRACT BUY-OUT PROCEEDS SUB-ACCOUNT"means the sub-account of the Loss Proceeds Account established by the Collateral Agent pursuant to the Collateral Agency Agreement into which all proceeds received by or on behalf of the partnership in respect of an Energy Contract Buy-Out are to be deposited.

    "ENERGY DELIVERY TOLERANCE" means, with respect to an hour, the greater of 1% of the energy request or 2 MWhs.

    "ENERGY PAYMENTS" mean the monthly energy payments payable by PECO to the partnership pursuant to the Power Purchase Agreement.

    "EPC BUY-DOWN" means any cash payment by the EPC Contractor or the EPC Guarantor, or by the Issuer of any performance bond securing the performance by the EPC Contractor of the EPC

Contract, in respect of performance liquidated damages paid under the EPC Contract and no longer subject to refund to the EPC Contractor due to subsequent enhanced facility performance, all under the EPC Contract.

    "EPC BUY-DOWN PROCEEDS SUB-ACCOUNT" means the sub-account of the Revenue Fund established by the Collateral Agent pursuant to the Collateral Agency Agreement into which all proceeds received on behalf of the partnership in respect of an EPC Buy-Down are to be deposited.

    "EPC CONTRACT" means the Engineering, Procurement and Construction Agreement, dated September 15, 1999, as amended, between the partnership (as assignee of Tenaska Georgia I, L.P.) and the EPC Contractor.

    "EPC CONTRACTOR" means Zachry Construction Corporation, a Delaware corporation.

    "EPC GUARANTOR" means H.B. Zachry Company, a Delaware corporation.

    "EQUITY CONTRIBUTION" means an equity contribution required to be made by each Contributing Partner under the Equity Contribution Agreement.

    "EQUITY CONTRIBUTION AGREEMENT" means the Equity Contribution Agreement, dated as of November 1, 1999, among the Contributing Partners, the partnership and the Collateral Agent pursuant to which the Contributing Partners will agree to contribute to the partnership equity aggregating up to $35.5 million from time to time prior to the Date of Commercial Operation of the Final Units.

    "EVENT OF DEFAULT" OR "EVENT OF DEFAULT" means, (a) with respect to the Financing Documents, an "Event of Default" under the Common Agreement and
(b) with respect to the various Project Documents, the meaning ascribed to such term in the various summaries of such Project Documents.

    "EVENT OF EMINENT DOMAIN" means any compulsory transfer or taking, or transfer under threat of compulsory transfer or taking, of a material part of the project by any governmental authority or any Person acting with the authority thereof for more than six months, unless such transfer or taking is being contested by the partnership in good faith.

    "EVENT OF LOSS" means any event of damage, destruction, condemnation, seizure or appropriation of all or any part of the project.

    "EXCESS LOSS PROCEEDS" means any excess Loss Proceeds on deposit in the Loss Proceeds Account after the partnership has delivered to the Collateral Agent a certificate certifying that the Event of Loss in respect of which such Loss Proceeds were received has been fully repaired or restored.

    "FINAL ACCEPTANCE" means the conditions listed under which the owner of the Plant and Plant premises will issue to the EPC Contractor a certificate of final acceptance evidencing that various work has been completed as outlined under the EPC Contract.

    "FINANCE COMMITMENT" means any commitment pursuant to any of the Financing Documents (or any other similar agreement entered into by the partnership with respect to the incurrence of Permitted Indebtedness (other than the bonds, the Debt Service Reserve Letter of Credit, the Power Purchase Agreement Letter of Credit and Subordinated Debt)) to provide credit to the partnership.

    "FINANCE LIABILITIES" means all Indebtedness, liabilities and obligations of the partnership to the Senior Parties under the Financing Documents and any other Senior Debt.

    "FINANCING DOCUMENTS" means, collectively, the bonds, the Indenture, the Debt Service Reserve Letter of Credit Reimbursement Agreement and any evidence of indebtedness thereunder entered into, the Power Purchase Agreement Letter of Credit Reimbursement Agreement and any evidence of indebtedness issued thereunder, the Collateral Agency Agreement, any Working Capital Facility, the Equity Contribution Agreement and the Security Documents.

    "FUNCTIONAL TESTING" means the operational tests of a system (i.e., equipment and its associated components) which verify that the controls for a system are tested, tuned and operate efficiently and that a system works properly and as designed under specifications and is ready for Acceptance Testing and for normal and continuous operation.



    "FUNDING DATE" means the 23rd day of each month, or, if such day is not a business day, the next succeeding business day.


    "FUNDING PERIOD" means a period commencing on a Funding Date and ending on the day preceding the next succeeding Funding Date.

    "GAS INTERCONNECT AGREEMENT" means the Interconnect, Reimbursement and Operating Agreement, dated as of August 18, 1999, between the partnership and Transco.


    "GOVERNMENTAL APPROVALS" means all governmental approvals, authorizations, consents, decrees, licenses, permits, waivers, privileges, filings, or franchises with all Governmental Authorities.


    "GOVERNMENTAL AUTHORITY" means the government of any federal, state, municipal or other political subdivision in which the project is located, and any other government or political subdivision thereof exercising jurisdiction over the project or any party to any of the Project Documents, including all agencies and instrumentalities of such governments and political subdivisions.

    "GUARANTY" means the guarantee by the partnership of the Development Authority's obligations on the Development Authority Bonds.

    "GUARANTEED LUMP SUM PRICE" has the meaning set forth under "SUMMARY OF PRINCIPAL PROJECT DOCUMENTS--EPC Contract--GUARANTEED LUMP SUM PRICE AND PAYMENT."

    "HOLDER" means, with respect to any bond, the Person in whose name such bond is registered in the securities register; provided that the partnership or any Affiliate thereof shall not be deemed a Holder with respect to any matter under the Indenture or any other Financing Document requiring a vote of the Holders.

    "INDEBTEDNESS" of any Person means, at any date, without duplication:

    (a) all obligations of such Person for borrowed money,

    (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (excluding "deposit only" endorsements on checks payable to the order of such Person),

    (c) all obligations of such Person to pay the deferred purchase price of property or services (except accounts payable and similar obligations arising in the ordinary course of business shall not be included as Indebtedness),

    (d) all obligations of such Person as lessee under capital leases to the extent required to be capitalized on the books of such Person under GAAP and

    (e) all obligations of others of the type referred to in clause (a) through
       (d) above guaranteed by such Person, whether or not secured by a lien or other security interest on any asset of such Person.

    "INDENTURE" means the Indenture of Trust, dated as of November 1, 1999, among the partnership, the Depositary Bank and the Trustee.

    "INDEPENDENT CONSULTANTS" means, collectively, the Independent Engineer and Resource Data.

    "INDEPENDENT ENGINEER" means R. W. Beck, Inc., its successors and assigns or such other independent engineer as may be appointed under the terms of the Common Agreement.

    "INITIAL PURCHASERS" means, collectively, Goldman, Sachs & Co. and TD Securities (USA) Inc.


    "INITIAL UNITS" means the first three Units scheduled to be placed into Power Purchase Agreement Commercial Operation.

    "INSURANCE CONSULTANT" means Marsh U.S.A., Inc.

    "INTEREST SUB-ACCOUNT" means the account so designated, established and created under the Indenture into which amounts are to be deposited in respect of interest payments due on the bonds, described under "SUMMARY OF PRINCIPAL FINANCING DOCUMENTS--The Indenture--Accounts."

    "INVOLUNTARY BUYOUT EVENT" means the Energy Contract Buy-Out which is provided for in the Power Purchase Agreement and any Energy Contract Buy-Out which is certified by the partnership as not voluntarily sought by the partnership, but into which the partnership is contractually, legally or practically required to enter by contract, force of law or regulation. However, in the case of a threatened (a) condemnation, expropriation or other taking,
(b) bankruptcy proceeding or (c) termination of full performance, such threat shall be express and in writing, and the partnership shall have certified that such threat has resulted in the bonds being placed on a negative credit watch or in a Rating Downgrade by either Rating Agency, or, either Rating Agency shall have indicated that any such threatened action should result in either the bonds being placed on a negative credit watch or a Rating Downgrade.

    "LEASE AGREEMENT" means the Lease Agreement, dated as of November 1, 1999, between the Development Authority and the partnership pursuant to which the partnership has agreed to lease from the Development Authority the facility, the facility site and some related infrastructure facilities and easements on the terms and conditions set forth thereunder.

    "LETTER OF CREDIT SWEEP NOTICE" means a notice by the partnership, furnished to the Collateral Agent no earlier than February 1, 2012, directing and authorizing the Collateral Agent to apply available cash to the prepayment of Debt Service Reserve Bonds, Debt Service Reserve Term Loans and Power Purchase Agreement Term Loans, under the provisions of the Collateral Agency Agreement.

    "LETTER OF CREDIT SWEEP PERIOD" means the period commencing on the commencement date specified by the partnership in the Letter of Credit Sweep Notice, and ending on the Letter of Credit Sweep Termination Date.

    "LETTER OF CREDIT SWEEP TERMINATION DATE" means the earliest of the following dates:

    (a) the date of receipt by the Collateral Agent of notice from the partnership stating that the partnership had not received any notice from PECO of its intention to exercise its early termination right under the Power Purchase Agreement prior to the close of business on the date
       365 days before the 20(th) anniversary of the Date of Commercial Operation, under Section 3.06 of the Power Purchase Agreement,

    (b) the date of receipt by the Collateral Agent of notice from the partnership stating that the partnership had not received from PECO prior to the close of business on the date 30 days before such 20(th)anniversary a letter of credit complying with the provisions of
       Section 3.06 of the Power Purchase Agreement,

    (c) the date of receipt by the Collateral Agent of the $175,000,000 of proceeds from PECO, and

    (d) if and to the extent that the Letter of Credit Sweep Notice permits the partnership to revoke the same, receipt by the partnership of a notice from the partnership revoking its Letter of Credit Sweep Notice.

    "LIEN" means any mortgage, pledge, hypothecation, assignment, mandatory deposit arrangement with any Person owning Indebtedness of such Person, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever which has the substantial effect of constituting a security interest, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction, domestic or foreign.


    "LOSS PROCEEDS" means, individually and collectively, any Insurance Proceeds and Eminent Domain Proceeds.


    "LOSS PROCEEDS ACCOUNT" means the sub-account of the Revenue Fund established by the Collateral Agent pursuant to the terms of the Collateral Agency Agreement into which monies are deposited as set forth under the heading "SUMMARY DESCRIPTION OF PRINCIPAL FINANCING DOCUMENTS--Collateral Agency Agreement--The Project Funds--LOSS PROCEEDS ACCOUNT."


    "MAJOR MAINTENANCE REQUIRED AMOUNT" means, for any Funding Period following termination of the initial long-term parts and service contract covering the Units described in the Independent Engineer's Report in the event that such contract is not replaced with an agreement similar in scope to such contract, an amount equal to the amount that would have been required to be paid by the partnership under such contract during such Funding Period using the same escalation formulas and indices provided for in such contract had such contract remained in effect, as such amount may be adjusted by the partnership with the written consent of the Independent Engineer.


    "MAJOR MAINTENANCE SUB-ACCOUNT" means the sub-account of the Operating Fund established by the Collateral Agent pursuant to the terms of the Collateral Agency Agreement.

    "MAKE WHOLE PREMIUM" means an amount equal to the Discounted Present Value calculated for any bond subject to redemption minus the unpaid principal amount of the initial bond; PROVIDED that the Redemption Premium shall not be less than zero.

    For purposes of this definition, the "DISCOUNTED PRESENT VALUE" of any bond subject to redemption shall be equal to the discounted present value of all principal and interest payment scheduled to become due in respect of such bond after the date of such redemption, calculated using a discount rate equal to the sum of (a) the yield to maturity on the United States treasury security having an average life equal to the remaining average life of such bond and trading in the secondary market at the price closest to par and (b) 50 basis points; PROVIDED, HOWEVER, that if there is no United States treasury security having an average life equal to the remaining average life of such bond, such discount rate shall be calculated using a yield to maturity interpolated or extrapolated on a straight-line basis (rounding to the nearest month, if necessary) from the yields to maturity for two (2) United States treasury bonds having average lives most closely corresponding to the remaining average life of such bond and trading in the secondary market at the price closest to par.

    "MATERIAL ADVERSE EFFECT" means a material adverse effect on:

    (a) the business, operations, properties, assets, or condition (financial or otherwise) of the partnership,

    (b) the validity or priority of the Liens on the Collateral,

    (c) the ability of the partnership to observe and perform its obligations under the Indenture, the bonds or any of the other Financing Documents to which it is a party, or

    (d) the ability of the partnership to perform its material obligations under the Project Documents; provided that in the case of clause (d), if each Rating Agency then rating the bonds shall provide written confirmation within sixty (60) days after the event or action in question that such event or action would not result in a Rating Downgrade, then this clause (d) shall not be applicable.

    "MATURITY DATE" means, with respect to any bond, the date on which the principal of such bond or an installment of principal becomes due and payable as herein or therein provided, whether at stated maturity, acceleration, redemption or otherwise.

    "NON-RENEWAL EVENT" means, with respect to any Power Purchase Agreement Letter of Credit, such Power Purchase Agreement Letter of Credit has not been extended or replaced within ten days prior to the stated expiration date thereof.

    "NON-SUMMER PEAK HOUR" means with respect to a Unit each of the one hour periods during the Non-Summer months other than June, July, August and September in which (a) PECO makes an energy request for at least the minimum load, or (b) such Unit is on the Unit Call Schedule.

    "O&M AGREEMENT" means the Operating and Maintenance Agreement, dated as of September 10, 1999, as amended, between the partnership and the Operator.

    "ON-PEAK ENERGY PRICE" means, for a day, the arithmetic average of the entries for "Daily Price Indexes On- Peak" (measured in $/MWh) corresponding to the price citations corresponding to the regional labels of the Southeastern Electric Reliability Council, "Into TVA," "Into Entergy," and "Florida-Georgia Border," as published in Daily Price Report, a McGraw-Hill publication, PROVIDED, that if such publication or any of such citations, shall cease to be currently available the parties shall endeavor in good faith to select an alternative publication or alternate citations, as the case may be, and failing such an agreed selection the alternative publication or alternative citations will be determined by arbitration or such other publication mutually agreed in writing by the parties.

    "ONE-QUARTER HOLDERS" means Holders holding, in the aggregate, greater than twenty-five percent (25%) principal amount of the Outstanding Bonds.


    "OPERATING AND MAINTENANCE EXPENSES" means all actual cash maintenance and operation costs to be incurred and paid with respect to the facility in any particular period, including:


    - franchise, sales, property and other similar taxes (but not taxes on or measured by net income),

    - payments under the Project Documents and the Tax Agreement,

    - payments for the supply and transportation of fuels, insurance, consumables,

    - payments under any lease,

    - repair and replacement costs for equipment included in the facility,

    - legal fees and expenses paid by the partnership in connection with the management, maintenance or operation of the facility,

    - fees paid in connection with obtaining, transferring, maintaining or amending any Governmental Approvals,

    - employee salaries, wages and other employment-related costs and general and administrative expenses,

    - all fees, expenses and other payments due to all indemnities and other arrangements providing for the payment of amounts to the initial purchasers of the old bonds, independent consultants, their counsel and employees in connection with the Indebtedness of the partnership (but excluding transaction costs associated with the offering and issuance of bonds), and

    - expenses related to maintaining with the Rating Agencies a credit rating for the bonds, but exclusive in all cases of:

    (a) non-cash charges, including depreciation or obsolescence charges or reserves therefor, amortization of intangibles or other bookkeeping entries of a similar nature,

    (b) interest charges and

    (c) all commitment fees, underwriting fees and other similar fees due and payable in connection with Indebtedness of the partnership. In the event that the initial long-term parts and service contract covering the Units described in the Independent Engineer's Report is terminated and not replaced with an agreement similar in scope to such contract, Operating and Maintenance Expenses shall also include an amount equal to the Major Maintenance Required Amount for the relevant period, which amount shall be deposited in the Major Maintenance Sub-account of the Operating Fund.

    "OPERATING FUND" means the fund so designated, established and created under the Collateral Agency Agreement used for the payment of Operating and Maintenance Expenses.

    "OPERATING TERM" means the period beginning on the Date of Commercial Operation and ending on the 29(th) anniversary thereof, unless terminated earlier as provided in the Power Purchase Agreement.

    "OTHER SENIOR DEBT" means all Senior Debt, except:

    (a) the Development Authority Bonds, the Lease and the Guaranty,

    (b) the bonds,

    (c) Indebtedness incurred under the Debt Service Reserve Letter of Credit Reimbursement Agreement, the Power Purchase Agreement Letter of Credit Reimbursement Agreement and any Working Capital Facility and

    (d) any Subordinated Debt.

    "OTHER SENIOR DEBT AGENT CLAIMS" means, as to the agent or representative in respect of any Other Senior Debt, all obligations of the partnership, now or hereafter existing, to pay administrative fees, costs, expenses, liabilities and indemnities under the documentation relating to such Other Senior Debt.

    "OUTSTANDING BONDS" or "OUTSTANDING" when used in connection with any bond, means, as of the time in question, all bonds authenticated and delivered under the Indenture, except (a) bonds theretofore cancelled or required to be cancelled pursuant to the Indenture, (b) bonds for which provision for payment shall have been made pursuant to the Indenture and (c) bonds in substitution for which other bonds have been authenticated and delivered pursuant to the Indenture.

    "PARTNERS" mean Tenaska, Inc. and Tenaska Georgia I, L.P., and each other partner added to the partnership.

    "PARTNERSHIP AGREEMENT" means the Amended and Restated Limited Partnership Agreement, dated as of April 16, 1998, among Tenaska Georgia I, L.P. and Tenaska, Inc., as the same may from time to time be amended, modified or supplemented.

    "PARTNERSHIP DISTRIBUTION FUND" means the Fund so designated, established and created under the Collateral Agency Agreement.

    "PARTNERSHIP SECURITY DEED" means the Deed to Secure Debt, Security Agreement and Assignment of Rents and Leases, dated as of November 1, 1999, by and between the partnership and the Collateral Agent, as amended from time to time.

    "PEAK DAYS AVAILABILITY" means a measurement of the facility's availability during the five highest-priced days of the Summer Months of each year of the Power Purchase Agreement contract term, as calculated pursuant to the Power Purchase Agreement.

    "PECO BUY-OUT PROCEEDS" means the proceeds of the cash payment required to be made under the Power Purchase Agreement in connection with a termination by PECO of the Power Purchase Agreement on the 20(th)anniversary of the Date of Commercial Operation.

    "PECO TESTS" mean the tests which will be developed encompassing the requirements of PECO, including a test determining capacity output after completion of each phase and tests which demonstrate various Plant and component capabilities, including a test of the combustion turbine evaporative cooler as set forth in the EPC Contract.


    "PERMITTED INVESTMENTS" shall mean, as to any Person:


    (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six (6) months from the date of acquisition by such Person;

    (b) time deposits and certificates of deposit, with maturities of not more than six (6) months from the date of acquisition by such Person, of any international commercial bank of recognized standing having capital and surplus in excess of $500,000,000 and having a rating on its commercial paper of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's;

    (c) commercial paper issued by any Person, which commercial paper is rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's and matures not more than six (6) months after the date of acquisition by such Person;

    (d) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (a) and
       (b) above;

    (e) SEC-registered money market mutual funds conforming to Rule 2a-7 of the Investment Company Act of 1940 in effect in the United States, that invest primarily in direct obligations issued by the United States Treasury and repurchase obligations backed by those obligations, and rated in the highest category by S&P and Moody's; and

    (f) any dollar investment which the Collateral Agent agrees in writing shall constitute a dollar-denominated Permitted Investment; PROVIDED that, with respect to amounts on deposit in the Local Accounts, the dollar amount set forth in clause (b) hereof shall equal $250,000,000 and the references to both S&P and Moody's and the respective ratings thereof in clauses (b), (c) and (e) shall not be applicable.


    "PERSON" means any individual, sole proprietorship, corporation, partnership, limited liability company, joint venture, trust, unincorporated association, governmental authority or any other entity.

    "PIPELINE EPC CONTRACT" means the Fixed Price Engineering, Procurement and Construction Contract, effective September 23, 1999, between the partnership and Willbros Engineers, Inc., a Delaware corporation.

    "PLANT" means the dispatchable electric generating facility together with all equipment, systems, buildings and other structures, wiring, foundations, supports, controls, piping, valves, paving and fencing, which are a part of the work, existing structures and elements below and above ground which are to be incorporated in the facility, and all other necessary items to construct the electric generating facility on the Plant Premises as required by the EPC Contract.

    "PLANT PREMISES" means the site described in the EPC Contract on, over or under which the Plant will be located.

    "POWER PURCHASE AGREEMENT" OR "POWER PURCHASE AGREEMENT" means the Power Purchase Agreement, dated as of August 24, 1999, between the partnership and PECO.

    "POWER PURCHASE AGREEMENT COMMERCIAL OPERATION" of a Unit shall be deemed to be achieved at 00:01 hours on the day next following the day:

    (a) such Unit has been declared to have a generating capacity of at least 150 MW if such Unit is one of the Initial Units or at least 146 MW if such Unit is one of the Final Units,

    (b) the Unit shall be capable of producing energy through "firing" with natural gas,

    (c) interconnection of the Unit and the delivery point shall have been achieved,

    (d) sufficient gas supply facilities and interconnection facilities shall be in operation to accept capacity from all Units which are in commercial operation and

    (e) the partnership shall have delivered written notice to PECO that such Unit is placed in commercial operation provided that, in the case of the Initial Units, such date may not be earlier than June 1, 2001, and in the case of the Final Units, such date may not be earlier than June 1, 2002.

    "POWER PURCHASE AGREEMENT LOANS" means, individually or collectively, Power Purchase Agreement Term Loans and Power Purchase Agreement Letter of Credit Loans.

    "POWER PURCHASE AGREEMENT LETTER OF CREDIT" means the letter of credit provided by the Power Purchase Agreement Letter of Credit Issuer to be issued as security for PECO in connection with the Power Purchase Agreement.

    "POWER PURCHASE AGREEMENT LETTER OF CREDIT AGENT" means initially, The Toronto-Dominion Bank and any other financial institution acting as the agent for the Power Purchase Agreement Letter of Credit Issuer and Power Purchase Agreement Letter of Credit Banks under the Power Purchase Agreement Letter of Credit Reimbursement Agreement.

    "POWER PURCHASE AGREEMENT LETTER OF CREDIT AGENT CLAIMS" means all obligations of the partnership, now or hereafter existing, to pay administrative fees, costs, expenses, liabilities and indemnities under the Power Purchase Agreement Letter of Credit Reimbursement Agreement.

    "POWER PURCHASE AGREEMENT LETTER OF CREDIT BANK" means each bank or financial institution that becomes party to the Power Purchase Agreement Letter of Credit Reimbursement Agreement.

    "POWER PURCHASE AGREEMENT LETTER OF CREDIT ISSUER" means initially, The Toronto-Dominion Bank or any other financial institution providing the Power Purchase Agreement Letter of Credit pursuant to a Power Purchase Agreement Letter of Credit Reimbursement Agreement.

    "POWER PURCHASE AGREEMENT LETTER OF CREDIT LOAN" means a loan resulting from the drawing on the Power Purchase Agreement Letter of Credit, other than a Power Purchase Agreement Term Loan.

    "POWER PURCHASE AGREEMENT LETTER OF CREDIT REIMBURSEMENT AGREEMENT" means the Power Purchase Agreement Letter of Credit and Reimbursement Agreement, dated as of the Closing Date, among the partnership, the Power Purchase Agreement Letter of Credit Issuer, the Power Purchase Agreement Letter of Credit Agent and Power Purchase Agreement Letter of Credit Banks or another reimbursement agreement providing for the issuance of a Power Purchase Agreement Letter of Credit.

    "POWER PURCHASE AGREEMENT TERM LOAN" means a loan resulting from a conversion of a Power Purchase Agreement Letter of Credit Loan to a Power Purchase Agreement Term Loan or draw on the Power Purchase Agreement Letter of Credit after the occurrence of a Non-Renewal Event.

    "PRE-COMMERCIAL OPERATING PERIOD" means the time period between the effective date of the O&M Agreement and the Date of Commercial Operation.

    "PRINCIPAL SUB-ACCOUNT" means the account so designated, established and created under the Indenture into which funds in the Construction Fund are deposited under the priority described under "SUMMARY DESCRIPTION OF PRINCIPAL FINANCING DOCUMENTS--Collateral Agency Agreement--The Project
Funds--CONSTRUCTION FUND."

    "PROJECT" means the facility together with the Project Documents, governmental approvals relating to the facility or the Project Documents and any other item relating to the facility, including any improvements to, and the operation of, the facility and all activities related thereto.

    "PROJECT COSTS" means all costs of developing, financing, constructing, testing and initial operation (through Power Purchase Agreement Commercial Operation of the Final Units) of the facility, including but not limited to:

    (a) all amounts payable under the Project Documents including any contractor bonuses, site acquisition and preparation costs, costs of acquisition and construction of fuel handling and processing equipment, any electric interconnection and transmission upgrade costs payable by the partnership, all water interconnection costs payable by the partnership and all gas interconnection and pipeline costs payable by the partnership;

    (b) all development costs, which shall be paid to, or as designated by, the partnership;

    (c) all other project-related costs, including but not limited to insurance costs, fees and expenses payable pursuant to the O&M Agreement and expenses to complete the construction and financing of the project, including any project management costs and costs related to the acquisition of all necessary easements;

    (d) start-up and testing costs and initial working capital costs;

    (e) initial reserve fund requirements;

    (f) fees and costs payable during construction with respect to any Debt Service Reserve Letter of Credit and any other letters of credit or security provided under any Project Document;

    (g) payments in respect of the Tax Agreement;

    (h) the amount required to cash collaterize the obligations of the partnership in respect of the security provided under the Georgia Power Interconnection Agreement;

    (i) payments to the Power Purchase Agreement Letter of Credit Issuer in respect of amounts advanced under the Power Purchase Agreement Letter of Credit to make payments to PECO;

    (j) legal and other transaction costs and financing-related fees;

    (k) any other out-of-pocket expenses related to the financing; and

    (l) interest on the bonds.

    "PROJECTED DEBT SERVICE COVERAGE RATIO" for any period means, on any date of determination, a projection of the Debt Service Coverage Ratio for the applicable time period.

    "PROJECT DOCUMENTS" shall mean, collectively, the Power Purchase Agreement, EPC Contract, O&M Agreement, the initial long-term parts and service contract covering the Units described in the Independent Engineer's Report, Georgia Power Interconnection Agreement, the Gas Interconnect Agreement, the Pipeline EPC Contract, the Turbine Contract, Water Agreement, and the Lease Agreement.

    "PROJECT FUNDS" means, collectively, the Construction Fund, the Debt Service Fund, the Operating Fund, the Revenue Fund and the Partnership Distribution Fund, including all accounts and sub-accounts thereof.

    "RATING AGENCIES" means either of Moody's or S&P or if either shall cease to rate securities of the type equivalent to the bonds, another nationally recognized rating agency.

    "RATING DOWNGRADE" means a lowering or withdrawal by a Rating Agency of its then current credit rating of the bonds.

    "REDEMPTION DATE" means, with respect to the bonds, any date established pursuant to the Indenture (or any supplemental indenture) (as the case may be) for the redemption of such bonds.

    "REDEMPTION ACCOUNT" means a non-interest bearing special purpose trust fund established by the Trustee upon receipt from the partnership of an authorized officer's certificate in respect of a redemption of bonds under the Indenture.

    "REDEMPTION PRICE" means, with respect to the bonds, the principal amount thereof to be redeemed in whole or in part, payable upon redemption thereof pursuant to the Indenture, plus accrued interest thereon to the Redemption Date.

    "REMAINING REQUIRED EQUITY CONTRIBUTION" means the amount required as of the Date of Commercial Operation of the Final Units to pay the required amounts under the Collateral Agency Agreement, less the aggregate of the amounts then on deposit in or credited to the Construction Fund.

    "REQUIRED RATING" means a rating of at least "A-" by S&P and "A3" by Moody's.

    "REQUIRED SENIOR PARTIES" means the affirmative vote of 51% of the Combined Exposure.


    "RESERVATION PAYMENTS" shall mean the monthly reservation payments payable under the Power Purchase Agreement by PECO to Tenaska.


    "RESTRICTED PAYMENT" means, with respect to any Person, (a) the declaration or payment of distributions, dividends or any other payment made in cash, property, obligations or other securities or (b) any payment of the principal of or interest on any Affiliate Subordinated Debt, in each case from cash, investments, securities or other funds from time to time in the Distribution Suspense Account.

    "REVENUE FUND" means the fund so designated, established and created by the deposit of various amounts as set forth under the Collateral Agency Agreement after the Date of Commercial Operation of the final three Units.

    "REVENUES" means the partnership's revenues or income calculated on a cash basis and received under the terms of the relevant Project Documents, including, without limitation,:

    (a) proceeds of an Event of Loss, any EPC Buy-Down, any Energy Contract Buy-Out not required to be used to redeem the Senior Debt, and any draws with respect to any Working Capital Facility;

    (b) refunds or returns of any amounts previously paid for Operating and Maintenance Expenses of the partnership;

    (c) any income from the investment of monies in any fund pursuant to the Collateral Agency Agreement and

    (d) any income received as holder of the Development Authority Bonds;

    PROVIDED that for purposes of calculating any Debt Service Coverage Ratio, "Revenues" shall not include draws with respect to any Working Capital Facility or any proceeds of any Event of Loss, EPC Buy-Down or Energy Contract Buy-Out.

    "SCHEDULED DATE OF COMMERCIAL OPERATION" means June 1, 2001, subject to any extension of such date under the EPC Contract.

    "SCHEDULED DATE OF COMMERCIAL OPERATION FOR THE FINAL UNITS"means June 1, 2002, subject to any extension of such date in accordance with under the EPC Contract.

    "SCHEDULED PAYMENT DATE" means, with respect to any bond, each February 1 and August 1, commencing August 1, 2000.

    "SECURITY AGREEMENT" means the Partnership Assignment and Security Agreement, dated as of the Closing Date between the partnership and the Collateral Agent.

    "SECURITY DOCUMENTS" means, collectively, the Indenture, the Lease Agreement, the Development Authority Bonds, the Guaranty, the General Partner Pledge and Security Agreement and the Limited Partner Pledge and Security Agreement, the Security Agreement, the Collateral Agency Agreement, the Partnership Security Deed, the Development Authority Security Deed and each Third Party Consent.

    "SEMI-ANNUAL PERIOD" means a period commencing on a Scheduled Payment Date and ending on the day preceding the next Scheduled Payment Date; provided that the first Semi-Annual Period shall mean the period commencing on the Closing Date and ending on the day preceding the first Scheduled Payment Date.

    "SENIOR DEBT" means Permitted Indebtedness other than Subordinated Debt and indebtedness described in clause (vi) of the definition of Permitted Indebtedness.

    "SENIOR PARTIES" means collectively, the Trustee, the Collateral Agent, the Debt Service Reserve Letter of Credit Agent, the Power Purchase Agreement Letter of Credit Agent, a Working Capital Agent, any holder of Senior Debt (other than the bonds) and any other Person that becomes a secured party under any Security Document.

    "SHELF REGISTRATION STATEMENT" means a registration statement providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Registrable Securities, pursuant to Rule 415 or any similar rule that may be adopted by the SEC.

    "STATED MATURITY" means, when used with respect the bonds or any installment of principal thereof or payment of interest thereon, the date specified in such bond as the fixed date on which such bond or all such installment of principal or payment of interest is due and payable.

    "STEP-UP EVENT" means in respect of any Debt Service Reserve Letter of
Credit:

    (a) such Debt Service Reserve Letter of Credit has not been extended or replaced within 45 days prior to the stated expiration date of such Debt Service Reserve Letter of Credit, or

    (b) the credit rating of the Debt Service Reserve Letter of Credit Provider is less than the Required Rating and such that letter of credit has not been replaced within 45 days of the failure to satisfy the requirements of the Required Rating with a replacement letter of credit issued by an issuer that satisfies the requirements of the Required Rating and, in each case, the Collateral Agent has drawn on such Debt Service Reserve Letter of Credit in an amount sufficient to fund the Debt Service Reserve Account up to the Debt Service Reserve Required Balance.

    "SUBORDINATED DEBT" means, individually and collectively, Third Party Subordinated Debt and Affiliate Subordinated Debt.

    "SUBORDINATED DEBT ACCOUNT" means the sub-account of the Debt Service Fund established by the Collateral Agent pursuant to the Collateral Agency Agreement.

    "SUBSTITUTE SUPPORT INSTRUMENT" means, as to any Contributing Partner,
(i) an:

    (a) an Acceptable Letter of Credit,

    (b) a Cash Deposit with Support Account Documentation as set forth in the Equity Contribution Agreement, or

    (c) an Acceptable Guaranty, in each case provided by or in support of the obligations of such Contributing Partner.

    "SUMMER AVAILABILITY ADJUSTMENT" means for each contract year the amount, if any, owed by the partnership to PECO, calculated under the Power Purchase Agreement.

    "SUMMER AVAILABILITY PERCENTAGE" means the availability determination calculated at the end of September for the summer months of each contract year beginning in June under the formula set forth in the Power Purchase Agreement.

    "SUMMER PEAK HOURS" shall mean each of the one hour periods during the months of June, July, August and September of each contract year as such peak availability periods are specified from time to time by PECO under the Power Purchase Agreement.

    "SUPPORT ACCOUNT DOCUMENTATION" means documentation in form and substance reasonably satisfactory to the Collateral Agent which (a) grants the Collateral Agent, for the benefit of the Senior Parties, a security interest in any Cash Deposit or other amounts deposited in the Contributing Partner Support Account and (b) contains the agreement of such Contributing Partner to transfer additional cash to the Contributing Partner Support Account in the event that the aggregate market value of the Permitted Investments (plus any cash deposits) in such Contributing Partner Support Account is, at any time, less than such Contributing Partner's Support Amount.

    "TAX AGREEMENT" means the Ad Valorem Taxation Agreement, dated July 30, 1999, among the partnership, the Board of Commissioners of Heard County and the Board of Tax Assessors of Heard County.

    "THIRD PARTY ENGINEER" means a single independent engineer designated pursuant to the Common Agreement from a pre-established list to consider and decide a dispute between the partnership and the Independent Engineer.

    "THIRD PARTY SUBORDINATED DEBT" means Indebtedness (and each note or other instrument evidencing the same) advanced by Persons who are not Affiliates of the partnership which has been subordinated to the Senior Debt, on the terms and conditions substantially in the form of the subordination provisions set forth in the Collateral Agency Agreement.

    "TRIGGER EVENT" means:

    (a) an Event of Default under the Indenture and an acceleration of all indebtedness issued thereunder,

    (b) an Event of Default under the Debt Service Reserve Letter of Credit Reimbursement Agreement and an acceleration of all indebtedness incurred thereunder,

    (c) an Event of Default under the Power Purchase Agreement Letter of Credit Reimbursement Agreement and an acceleration of all indebtedness incurred thereunder or

    (d) an event of default under any other Senior Debt instrument and an acceleration of all of the Indebtedness issued thereunder in an aggregate principal amount in excess of $10 million; provided that, in each case, the Collateral Agent has, upon direction from the Required Senior Parties, declared such event to be a "Trigger Event."

    "TRUST INDENTURE ACT" shall mean the Trust Indenture Act of 1939, or any successor thereto, and the rules, regulations and forms promulgated thereunder, all as the same shall be amended from time to time.

    "TRUSTEE CLAIMS" means all obligations of the partnership, now or hereafter existing, to pay administrative fees, costs, expenses, liabilities and indemnities under the Indenture.

    "TURBINE CONTRACT" means the Contract for Purchase, dated August 27, 1999 between General Electric and the partnership, as assignee of Tenaska Georgia I, L.P.

    "UNIT" means one of the six General Electric PG7241 (FA) heavy-duty single shaft gas turbine-generators, nominal 175 MW ratings at ISO conditions (59(o)F, sea level) purchased by the partnership pursuant to the Turbine Contract.

    "UNIT CALL SCHEDULE" means with respect to a Unit, the schedule detailing the hours of the following day in which such Unit is requested to be available under the dispatch principles set forth in the Power Purchase Agreement and detailing during which hours, if any, during the following day such Unit is to be in a standby mode.

    "UNIT CAPACITY" means for the first year the greater of (a) Contract Capacity divided by the number of Units that are in commercial operation or (b) 150 MW, and for each year thereafter the greater of (a) Contract Capacity divided by six (6) or (b) 146 MW.

    "UNRESTRICTED ACCOUNT" means an account established by the partnership which shall be funded with amounts withdrawn from the Partnership Distribution Fund and otherwise available to the partnership.

    "WATER AGREEMENT" means the Water Purchase Agreement, dated February 25, 1999, between the partnership and the Water Authority.

    "WATER TERM" means the period of time lasting 30 years from the partnership's first purchase of water pursuant to the Water Agreement.

    "WORKING CAPITAL AGENT" means any financial institution serving as agent under a Working Capital Facility and provider of amounts available thereunder.

    "WORKING CAPITAL FACILITY" means a working capital facility in an amount up to $10,000,000 used for the payment of Operating and Maintenance Expenses in connection with the project.

    "WORKING CAPITAL FACILITY PROVIDER" means the provider of the Working Capital Facility.

                                                                      APPENDIX B

                           INDEPENDENT ENGINEER'S REPORT
                            TENASKA GEORGIA FACILITY

                                     [LOGO]

                                   APPENDIX B
                         INDEPENDENT ENGINEER'S REPORT
                            TENASKA GEORGIA FACILITY
                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
PROJECT PARTICIPANTS........................................     B-2
  The Sponsor...............................................     B-2
  The EPC Contractor........................................     B-2
  The Operator..............................................     B-3
  LTSA Provider.............................................     B-3

THE PROJECT.................................................     B-3
  The Facility Site.........................................     B-4
    Subsurface Conditions...................................     B-6
    Environmental Site Assessment...........................     B-7
  Description of the Facility...............................     B-8
    Mechanical Equipment and Systems........................     B-8
    Environmental Systems and Control Equipment.............     B-8
    Structural..............................................     B-9
    Electrical and Control Systems..........................     B-9
    Off-Site Requirements...................................    B-10
  Review of Technology......................................    B-11
    7FA Production Problems and Status......................    B-13
    Summary.................................................    B-14
  Heat Rate and Output......................................    B-14
    Heat Rate...............................................    B-14
    Output..................................................    B-14
    Summary.................................................    B-15
  Availability..............................................    B-15
    Operating Experience....................................    B-15
    Availability Under the PPA..............................    B-16
    Summary.................................................    B-17
  Estimated Useful Life of the Facility.....................    B-17
  Construction Schedule.....................................    B-17
  Performance Guarantees and Acceptance Tests...............    B-18
    Performance Guarantees..................................    B-18
    Functional Testing......................................    B-19
    Acceptance Testing......................................    B-19
    Owner Tests.............................................    B-19
    PECO Tests..............................................    B-20
    Summary.................................................    B-21
  Liquidated Damages........................................    B-21
  Status of Permits and Approvals...........................    B-22
    Corps Permit............................................    B-22
    Air Permit..............................................    B-22
    Stormwater Discharge Permit.............................    B-23
    Pending Changes in Regulations..........................    B-23

                                   APPENDIX B
                         INDEPENDENT ENGINEER'S REPORT
                            TENASKA GEORGIA FACILITY
                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                PAGE
                                                              --------
THE FINANCING OF THE PROJECT................................    B-24
  Facility Construction Cost................................    B-24
  Sources and Uses of Funds.................................    B-25

PROJECTED OPERATING RESULTS.................................    B-26
  Annual Operating Revenues.................................    B-26
    Reservation Payments....................................    B-26
    Energy Payments.........................................    B-26
    Replacement Energy Payment..............................    B-26
    Start Charges...........................................    B-26
    Miscellaneous Charges...................................    B-27
    Availability Incentive Payment..........................    B-27
    Availability Adjustments Payments.......................    B-27
    Fuel Adjustment Payments................................    B-27
  Annual Operating Expenses.................................    B-27
    Fuel Cost...............................................    B-27
    Operation and Maintenance Expenses......................    B-27
    Other Expenses..........................................    B-29
  Annual Debt Service.......................................    B-29
  Debt Service Coverage.....................................    B-29
  Sensitivity Analyses......................................    B-30
  Summary Comparison of Projected Operating Results.........    B-30
  Liquidated Damages Analyses...............................    B-31

PRINCIPAL CONSIDERATIONS AND ASSUMPTIONS USED IN THE
  PROJECTION OF OPERATING RESULTS...........................    B-31

CONCLUSIONS.................................................    B-32

EXHIBITS
    EXHIBIT B-1  Base Case..................................    B-35
    EXHIBIT B-2  Sensitivity Case A--Reduced Availability...    B-39
    EXHIBIT B-3  Sensitivity Case B--Increased Heat Rate....    B-43
    EXHIBIT B-4  Sensitivity Case C--Increased Operating
     Expenses...............................................    B-47
    EXHIBIT B-5  Sensitivity Case D--Increased Inflation....    B-51
    EXHIBIT B-6  Sensitivity Case E--Reduced Contract
     Capacity...............................................    B-55
    EXHIBIT B-7  Sensitivity Case F--Zero Dispatch..........    B-59
    EXHIBIT B-8  Sensitivity Case G--Increased Capacity
     Factor.................................................    B-59

                      COPYRIGHT -C- 1999, R.W. BECK, INC.
                              ALL RIGHTS RESERVED

                                                                November 3, 1999

Tenaska Georgia Partners, L.P.
1044 N. 115 Street
Suite 400
Omaha, Nebraska 68154-4446

SUBJECT:  INDEPENDENT ENGINEER'S REPORT ON THE TENASKA GEORGIA FACILITY

Ladies and Gentlemen:

    Presented herein is the report (the "Report") of our review and analysis of the Tenaska Georgia 936 megawatt ("MW") simple-cycle plant being developed in Heard County, Georgia (the "Facility"). The Facility includes dual fuel combustion turbine generators ("CTGs") guaranteed at 156.4 MW each at the guarantee point when firing natural gas. The Facility will be leased by Tenaska Georgia Partners, L.P. (the "Partnership") and operated by Tenaska
Operations, Inc. (the "Operator") under the terms of an Operations and Maintenance Agreement dated September 10, 1999 (the "O&M Agreement").

    The Facility is to be comprised of six simple-cycle General Electric ("GE") Frame 7FA CTGs and associated auxiliary equipment with a combined rating of 936 MW when firing natural gas, and 983 MW when firing No. 2 oil. The Facility is to be constructed on a 101-acre tract of land in Heard County, Georgia (the "Facility Site"). The Facility is being designed and constructed by Zachry Construction Corporation (the "EPC Contractor") pursuant to a fixed price engineering, procurement and construction contract (the "EPC Contract"). The major maintenance of the CTGs is to be performed by General Electric International, Inc. ("GE International") under the Long Term Parts and Long Term Service Contract dated June 24, 1999 (the "LTSA").

    The Partnership has developed the Facility and will transfer the Facility Site and the Facility under development to the Development Authority of Heard County, GA (the "Authority"). The Authority will then lease it back to the Partnership, which will construct, commission, operate and maintain it on behalf of the Authority. Construction, testing, start-up and initial operation of the Facility will be funded through the issuance by the Partnership of $275,000,000 in aggregate principal amount of 9.50% Senior Secured Bonds Due 2030 (the "Bonds"). The proceeds from the sale of the Bonds will be used to purchase an equal amount of the Authority's Taxable Industrial Development Revenue Bonds, Series 1999 (Tenaska Georgia Partners, L.P. Project). The proceeds from the sale of the Bonds to the Partnership will be placed in a construction fund and, together with equity contributions from the Partnership and net operating revenues from the Facility's operations prior to commercial operation of the Final Units, as described later herein, will be used to: (1) pay the costs of development, construction, start-up, testing, and initial operation of the Facility; (2) pay the interest on the Bonds until June 1, 2002; and (3) pay certain financing costs.

    The Partnership has executed a 29-year Power Purchase Agreement with PECO Energy Company ("PECO") dated August 24, 1999 (the "PPA") under which it will sell electrical capacity and energy on a dispatchable basis. Under the terms of the PPA, natural gas and No. 2 fuel oil will be supplied by PECO to the Gas Delivery Point and the Fuel Oil Unloading Facilities, respectively. Natural gas will be delivered to the Facility Site by a lateral which will be constructed and leased by the Partnership.

    During the preparation of our Report, we have reviewed the executed agreements related to the construction and operation of the Facility and to which the Partnership is a party. The agreements which we have reviewed set forth the obligations of each of the parties with respect to the construction and operation of the Facility. As Independent Engineer, we have made no determination as to the validity and enforceability of these agreements; however, for the purposes of this Report, we have assumed these agreements will be fully enforceable in accordance with their terms and that all parties will comply with the provisions of their respective agreements.

    In addition, we have reviewed: (1) the design criteria (the "Scope of Work"), which is part of the EPC Contract, and preliminary general engineering plans and specifications for the Facility; (2) the status of permits and approvals; (3) major permits, permit applications, and environmental site assessment reports; (4) the projected levels of production of the Facility;
(5) the projected operation and maintenance expenses; (6) the projected revenues; and (7) the construction costs and schedule. Based on our review, we have prepared a projection of revenues, expenses, and debt service coverage ratios on the Bonds (the "Projected Operating Results").

    During the course of our review of the Facility, we have visited and made general observations of the Facility Site. The general field observations were visual, above-ground examinations of selected areas, which we deemed adequate to comment on the existing condition of the Facility Site and which were not in the detail which would be necessary to reveal conditions with respect to geological or environmental conditions, or the conformance with agreements, codes, permits, rules, or regulations of any party having jurisdiction with respect to the Facility.

    Certain analyses relied upon for the purposes of this Report, specifically those related to the economic dispatch of electric energy, were performed by others and relied upon by us. The projections for electric energy and economic dispatch were prepared by Resource Data International, Inc. ("RDI"), whose report is included as Appendix C to the Offering Circular.

                              PROJECT PARTICIPANTS

    The sponsors, contractors, vendors and other service providers responsible for the development, design, construction, and operation of the Facility are discussed below. Construction will be performed pursuant to the EPC Contract by the EPC Contractor. Under the terms of the EPC Contract, the EPC Contractor will be responsible for the performance of all subcontractors and all vendors providing equipment for the Facility, except for the natural gas lateral pipeline, to be constructed by Willbros Engineers, Inc. under a fixed price contract. Under the O&M Agreement, the Operator will manage the performance of GE International under the LTSA and all other subcontractors which it engages related to the operation of the Facility. Based on our review, we are of the opinion that the EPC Contractor, the Operator, and GE International have previously demonstrated the capability to perform their responsibilities under the EPC Contract, the O&M Agreement, and the LTSA, respectively.

THE SPONSOR

    Tenaska Inc. ("Tenaska") is an energy project development and management services organization specializing in independent power generation, electricity and natural gas marketing and natural gas supply and transportation systems. Tenaska's affiliates have approximately 4,900 MW of energy-related projects in operation, construction, and development throughout the United States and internationally. Tenaska is headquartered in Omaha, Nebraska with additional offices in Arlington, Texas and Calgary, Alberta.

THE EPC CONTRACTOR

    The EPC Contractor is responsible for the EPC Contract, which includes the design, engineering, procurement, construction, start-up, and testing of the Facility in accordance with the EPC Contract. The EPC Contractor, a subsidiary of H.B. Zachry Company ("Zachry"), has contracted with Utility Engineering to perform the engineering, design, and procurement specifications for the Facility. Both Zachry and Utility Engineering independently have extensive experience on similar projects, to engineer, procure, and construct power plant projects. The EPC Contractor has experience on similar projects both domestically and internationally.

    Included in the EPC Contractor's design-construct portfolio are: (1) the Tenaska IV Texas Partners, Ltd. Plant, a 263 MW gas-fired combined cycle cogeneration facility in Cleburne, Texas, which utilizes one Westinghouse 501F CTG, a three pressure level, supplementary fired HRSG, and a Westinghouse reheat steam turbine; (2) the Tenaska Gateway Generating Station, a 845 MW combined cycle facility located in Rusk County, Texas, which utilizes three GE 7FA CTGs, three pressure supplemental fired HRSGs, and a GE reheat steam turbine; (3) the E.I. Mid-Georgia Kathleen Project, a 250 MW combined cycle cogeneration facility in Georgia which utilized two Westinghouse 501D5A CTGs with dry low NO(X) combustors, a 100 MW non-reheat MHI steam turbine generator and two Nooter/Erikson HRSGs; and (4) the Batesville Combined Cycle Project, an 837 MW combined cycle facility in Batesville, Mississippi, which utilizes three Westinghouse 501F CTGs, three pressure level, reheat, supplementary fired Nooter/Erikson HRSGs, and ABB Power Generation reheat steam turbines.

THE OPERATOR

    The Operator, organized under Delaware law, is a wholly owned subsidiary of Tenaska and was formed to provide operations and maintenance services to electric generating facilities owned and managed by affiliates of Tenaska. The Operator has been designated as the operations and maintenance contractor for the Facility.

    The Operator will provide personnel, procedures, training, administrative, management, and professional and technical services necessary for the start-up, commissioning, operation and maintenance of the Facility. In performing its responsibilities, the Operator will rely upon the experience of its personnel which have related experience in every aspect of power generation, including with architects, engineers, manufacturers, and electric generating companies. Currently, Tenaska manages and administers third-party operation and maintenance contracts with North American Energy Services, a subsidiary of Illinova, which provides manpower for the operation and maintenance services for the Paris (223
MW), Ferndale (245 MW), and Cleburne (263 MW) combined cycle cogeneration plants. The Operator has contracts to operate the Frontier (830 MW) and Gateway (845 MW) combined cycle plants. The Facility is to be Tenaska's sixth facility for which it will be responsible.

LTSA PROVIDER

    GE International is a wholly-owned affiliate of General Electric Company and will be the LTSA provider. Its principal office is in Wilmington, Delaware. GE International has provided operating and maintenance services under contracts similar to the LTSA worldwide. GE International currently has over 1,500 employees engaged in over 100 contracts in 22 countries. It reports that it has a current capacity under contracts like the LTSA of 16,860 MW and total contracted capacity for operating and maintenance services of 27,335 MW. These contracts include 87 GE Frame 7s, 35 GE Frame 6s, and 13 GE Frame 9s, for a total of 135 combustion turbines totaling 21,183 MW.

                                  THE PROJECT

    This section describes the Facility Site and the environmental site studies, the equipment and systems, the technology, the reliability and availability, the estimated useful life, the construction schedule, the performance guarantees and tests, and the status of permits and approvals for the Facility.

    The Facility is to be comprised of six natural gas-fired simple-cycle CTGs (each a "Unit") and will sell electrical capacity and energy to PECO under the PPA. The Facility will be constructed in two phases. The first phase includes CTG Units 1, 2, and 3 (the "Initial Units"), and the second phase includes CTG Units 4, 5, and 6 (the "Final Units"). The CTGs installed by the EPC Contractor under the EPC Contract will be capable of net electrical output at the operating conditions defined in the EPC Contract as summarized in Table 1 and discussed in greater detail in other sections of this Report.

                                    TABLE 1
                           CTG NET ELECTRICAL OUTPUT
                                      (MW)

                                                    NATURAL       NO. 2 FUEL OIL
OPERATING CONDITION                                 GAS FUEL   WITH WATER INJECTION
-------------------                                 --------   --------------------
Guarantee Point(1)................................     943              992
Summer(2).........................................     928              978
Winter(3).........................................   1,082            1,113

------------------------

(1) At 94 DEG.F dry bulb, 74 DEG.F wet bulb and no degradation.

(2) At 95 DEG.F dry bulb, 78 DEG.F wet bulb and no degradation.

(3) At 20 DEG.F dry bulb, 60 DEG.F wet bulb and no degradation.

    The GE Frame 7FA CTGs will be equipped with dry low-NO(X)("DLN") combustors to control the formation of oxides of nitrogen. Electric generators will be rated at 18 kV and deliver electricity to the 500 kV switching substation through three winding step-up transformers. Support auxiliary systems are to be provided as required to ensure safe, reliable operation.

    The Facility's process and potable water needs will be supplied by the Heard County Water Authority (the "HCWA") via a connection to the local HCWA water supply system. The Facility will be interconnected for natural gas with Transcontinental Gas Pipe Line Corporation's ("Transco") natural gas pipeline system. Sanitary waste will be disposed of in an on-site septic system. Process wastewaters and stormwater are to be treated as necessary and discharged to Hilly Mill Creek.

THE FACILITY SITE

    The Facility, shown in Figure B-1, is to be constructed on a tract of approximately 101 acres of land located about 9 miles northeast of Franklin, in Heard County, Georgia, less than one half mile from the Coweta County line. The Partnership has advised that Tenaska has purchased the Facility Site and additional property adjacent to the Facility Site. The Partnership will purchase the Facility Site from Tenaska simultaneously with the issuance of the Bonds. The Partnership will also have the option to purchase from Tenaska an additional parcel of approximately 8 acres for construction of the 500 kV switchyard. Approximately 46 acres of the Facility Site will be developed for construction of the Facility and an additional three-acre portion will be used for construction of the gas pipeline. The remaining 52 acres, consisting of three parcels on the south and southwest sides of the Facility Site, will be left undeveloped as part of a wetlands mitigation plan. In accordance with the conditions of its wetlands permit, the Partnership will file restrictive covenants with Heard County for the portion of the Facility Site needed to satisfy the wetland mitigation plan. This will occur after title to the land is transferred to the Partnership and transferred by the Partnership to the Authority.

    In addition to the Facility Site, the Partnership will also secure rights to other surrounding property to support construction of the Facility and the lateral gas pipeline that is to connect the Facility to the Transco mainline. On the north and northeast side of the Facility Site, the Partnership will obtain an 80-foot wide permanent access easement from Tenaska for the access road to the Facility from George Brown Road. To provide additional construction parking and lay-down space, the Partnership will also obtain a temporary lease from Tenaska for a 13-acre parcel of land on the north side of George Brown Road at the intersection with Joe Stephens Road. For construction of the lateral gas pipeline connecting the Facility to the Transco mainlines approximately one mile south of the Facility Site, the Partnership will obtain permanent easements for the remaining length of the pipeline, and temporary construction easements for installation of the pipeline.

    The Facility Site is bordered on north and east by forested land owned by Tenaska. A 500 kV electrical transmission line also runs in a right of way adjacent to the east side of the Facility Site from north to south. Beyond the Tenaska property on the north is George Brown Road, and on the east is light residential property. Farther east of the Facility Site is Joe Stephens Road. Forested land, wetlands and tributaries of Hilly Mill Creek border the Facility Site on the south and southwest. To the west are forest, light residential property and Hilly Mill Creek.

    The Facility Site consists of forested land with slightly rolling topography and a general slope down towards the wetlands on the southwest. Existing grade elevations vary from El 800 ft in the northeast portion of the Facility Site to El 765 ft in the south and southwest portions of the Facility Site. The Facility is to be constructed in the northern portion of the Facility Site, west of the 500 kV transmission line.

    The principal access to the Facility will be by road. The Facility Site is approximately 40 miles southwest of Atlanta, Georgia, which is the nearest major city with an airport. From Atlanta, access to the Facility Site is obtained by following Interstate Highway 85 south to Georgia State Highway 34 west through Newnan, Georgia. Approximately 10 miles west of Newnan just before the Heard County line, turn north on Joe Stephens Road for approximately 1.4 miles and then west on George Brown Road approximately 900 feet where a new access drive will be constructed southwest from George Brown Road to the Facility Site. Joe Stephens Road is a paved road, and George Brown Road is currently a gravel road, which will be widened and paved by Heard County to serve the Facility. Construction was in progress on the George Brown Road improvements when we visited the Facility Site.

                                   FIGURE B-1
                            TENASKA GEORGIA FACILITY
                                FACILITY LAYOUT

                    INSERT SEPARATE PDF FILE OVER THIS PAGE

    A flood plain evaluation was prepared by Rindt-McDuff Associates, Inc. of Marietta, Georgia ("Rindt-McDuff") and documented in its letter dated
September 30, 1999. Rindt-McDuff's evaluation is based on data obtained from the Heard County Planning and Zoning Department, which consists of the Department of Housing and Urban Development Federal Insurance Administration Flood Hazard Boundary Maps Dated April 6, 1976 (the "HUD Maps"), and the Facility layout and existing site topographical survey information provided by the Partnership. Rindt-McDuff notes that a small area of the western portion of the Facility comprising the earthen dike that serves as a containment for the fuel oil tank appears to protrude into the shaded area designated as a special flood hazard area on the HUD Maps, which the Federal Emergency Management Agency designated as Zone A, within the 100-year flood plain, by issuing a special notice letter in October 1986. However, at that time FEMA did not do any additional hydraulic studies or analyses to refine the boundaries of the shaded area or to establish what the actual 100-year flood water levels would be. Based on their review of the surface elevations shown on the existing site topographic survey, which shows that the portion of the Facility in question is located on an area of the Facility Site that is elevated significantly above the tributary of Hilly Mill Creek, Rindt-McDuff concluded that the approximate flood boundary shown on the HUD Maps was in error in this area and certified that the proposed construction will not result in any conflict with the 100-year floodplain.

    SUBSURFACE CONDITIONS

    We have reviewed an EMCON ("EMCON") report titled "PRELIMINARY GEOTECHNICAL EVALUATION HEARD COUNTY GEORGIA POWER GENERATION FACILITY HEARD COUNTY, GEORGIA", and dated June 1998 (the "Subsurface Report"). The Subsurface Report is included as Attachment IV to Exhibit A of the EPC Contract. The subsurface investigation performed by EMCON for the Facility Site included 10 soil borings drilled up to 65 feet deep, two percolation tests, and laboratory tests on soil samples taken during the drilling. The Subsurface Report includes a site location plan, boring location plan, boring logs, and laboratory test results. The report also contains an analysis of the data obtained in the field, recommendations for suitable foundation types, allowable soil bearing pressures, and some recommendations for construction activities including impacts of the apparent high groundwater table and suitability of the onsite materials for use as structural fill.

    The boring location plan shows the boring locations superimposed on a layout of the Facility. This layout is not referenced to survey coordinates or to existing property boundaries or landmarks and some revisions have been made to the layout since 1998. The EPC Contract Exhibits also contain drawing 0990947-000S001, Rev C, which presents the layout of the equipment and structures to be constructed. Based on the shape of the site, the latest layout of the equipment, and the switchyard layout in relation to the existing overhead transmission line, it appears that the soil borings were drilled in the general area of the major equipment and structures that are to be constructed.

    The boring logs presented in the Subsurface Report indicate that the soils underlying the Facility Site are comprised of several layers of soil most of which are sand with varying amounts of silt, clay and traces of mica. The density of the sand layers varies and does not always increase with depth in the upper layers.

    The groundwater table was encountered in all of the borings and water levels were measured during drilling of the borings and 24 hours later. The 24-hour groundwater level reading varied from 1 foot-5 inches to 12 feet 3 inches below the ground surface. The groundwater level will vary seasonally, but it appears that groundwater will be encountered in the excavations and dewatering will be required.

    In the Subsurface Report, EMCON provides foundation design and construction criteria. EMCON indicates that shallow spread footing foundations can be used to support lightly loaded structures. EMCON also notes that with some subsurface improvement consisting of over-excavating and backfilling with several feet of structural fill, the allowable bearing pressure could be improved enough to support equipment generating dynamic loads. EMCON notes that this excavation and filling would require dewatering. EMCON does not discuss the anticipated settlements associated with the allowable bearing capacities for shallow foundations. Settlement analysis will have to be performed by the EPC Contractor and the results included in the EPC Contractor's civil and structural design criteria described below. Based on the borings, the latter recommendation and particularly the depth of over-excavation and filling are dependent on the specific location and extent of the foundation and must be confirmed prior to construction. EMCON also provides a discussion of pile-type deep foundations that would be acceptable for the support of heavily loaded foundations.

    The EPC Contract technical appendices reference the Subsurface Report and indicate that the foundation design described in that preliminary report may be used for preliminary design, but that the EPC Contractor shall obtain a final geotechnical report from a qualified firm for the design of the foundations. The EPC Contractor is also required to develop civil and structural design criteria based upon the final geotechnical report.

    The EPC Contract technical appendices also include basic foundation design criteria including allowable settlements and require that the CTG foundation support mats shall be designed to meet the total and differential settlement established by the manufacturer if it is more stringent than the criteria in the EPC Contract.

    Under the terms of the EPC Contract, the Partnership shares some responsibility for subsurface risk, but this risk is limited. As found in most EPC Contracts with which we are familiar, the EPC Contractor is not responsible for additional costs or schedule delays due to the discovery of pre-existing hazardous materials, archeological remains or artifacts. The EPC Contractor is also required to notify the Partnership if unforeseen conditions are encountered that increase the cost or schedule required to complete the work such as:
(1) subsurface conditions of an unusual nature differing materially from those represented in the preliminary Subsurface Report included in the EPC Contract;
(2) rock excavation requiring blasting; or (3) the existence of man-made obstructions which must relocated. The Partnership's liability for valid claims for unforeseen conditions is limited to $1,500,000 regardless of the actual cost to the EPC Contractor, and the time for submitting claims for unforeseen conditions is also limited in relation to construction progress. Under the terms of the EPC Contract, the EPC Contractor is to take into account the recommendation in the Subsurface Report and the EPC Contract design criteria.

    Based on our review, we are of the opinion that, provided that, as required by the EPC Contract, the EPC Contractor takes into account the recommendations in the Subsurface Report and in the EPC Contract design criteria regarding site development, subsurface conditions and foundations during design and construction of the Facility, the Facility Site is suitable for construction and operation of the Facility.

    ENVIRONMENTAL SITE ASSESSMENT

    We have reviewed four environmental reports for the Facility Site and one for the lay-down area prepared by EMCON for the Partnership, regarding assessment of potential site contamination issues, including: (1) the "PHASE I ENVIRONMENTAL SITE ASSESSMENT" of an approximately 74-acre tract, dated May 12, 1998; (2) the "PHASE I ENVIRONMENTAL SITE ASSESSMENT" of an approximately 54-acre tract, dated August 25, 1999; (3) the "PHASE I ENVIRONMENTAL SITE ASSESSMENT" of an approximately 13-acre tract, dated July 20, 1999; (4) the "PHASE I ENVIRONMENTAL SITE ASSESSMENT" of an approximately 15-acre tract, dated October 6, 1998; and (5) the "PHASE I ENVIRONMENTAL SITE ASSESSMENT" of an approximately 3-acre tract, dated September 27, 1999. EMCON's investigations of these properties consisted of a site reconnaissance, review of historical data, review of relevant government agency files and environmental databases, and interviews with persons knowledgeable about the sites. EMCON conducted additional site reconnaissance of the 74-, 54-, 13-, and 15-acre tracts on September 24, 1999 during their property inspection of the 3-acre tract. All of the properties are currently undeveloped, wooded properties, containing minor amounts of residential-type debris, also with shingles, concrete, and wire fencing found at the 74-acre site. With the exception of the 54-acre and 3-acre tracts, evidence of former site use for agricultural production was observed in historical aerial photos. A residential structure formerly existed on the 74-acre tract. No evidence of soil staining, chemical storage or underground storage tanks were encountered by EMCON on any of the properties. Surrounding properties generally consist of wooded or residential areas, and EMCON's report did not indicate any potential environmental impacts to the properties from off-site sources. EMCON concluded that its reviews encountered no adverse environmental conditions on any of the properties.

    Based upon our review of the environmental site assessments conducted by EMCON for the Facility Site and the construction lay-down area, we are of the opinion that the investigations appear to have been conducted in a manner consistent with industry standards, using comparable industry protocols for similar studies with which we are familiar. Although we have not conducted an independent assessment of the Facility Site, the conclusions reached by EMCON appear to be supported by the data we have reviewed.

DESCRIPTION OF THE FACILITY

    MECHANICAL EQUIPMENT AND SYSTEMS

    The major mechanical equipment and systems include six simple cycle dual fuel GE PG7241 FA CTGs equipped with GE's DLN-2.6 combustors. The GE PG7241 FA is a 3,600-rpm heavy duty CTG nominally rated at 171.7 MW at ISO conditions and designated to serve the 60 Hz power generation needs for utility and industrial service. For this particular application, in a new and clean condition, each CTG Unit will be guaranteed at 156.4 MW net by the EPC Contractor when firing natural gas at operating conditions of 94 DEG.F dry bulb and 74 DEG.F wet bulb ambient and site elevation of 785 feet. Evaporative coolers will be located at the inlet of each compressor section to maintain rated unit output and will only operate when the ambient temperature is 60 DEG.F or greater. The cooling medium will be fresh water with demineralized water backup. The minimum efficiency of the coolers will be 85 percent at 95 DEG.F ambient dry bulb and 78 DEG.F wet bulb. Water from the coolers will discharge to a 300,000-gallon retention pond. The CTG inlet air system also includes filtration and silencing. There is also a natural gas heating system. Other systems provided include starting, lubrication and hydraulic, cooling water, fuel and offline and online water wash.

    Natural gas will be the primary fuel with low sulfur No. 2 fuel oil used for backup. A 165,000-barrel No. 2 fuel oil storage tank will be provided to meet the PPA requirement that fuel oil be stored sufficient for oil-fired operation at contract capacity for 16 hours of each day for five consecutive days. Fuel oil deliveries will be made by truck. Unloading systems with pumps capable of unloading four trucks simultaneously and up to six trucks per hour are included.

    Water for the Facility will be of potable quality, will be provided from the HCWA and stored in a 2,000,000-gallon Fresh Water Storage Tank. The bottom 200,000 gallons of the Fresh Water Storage Tank will be reserved as fire protection water. Demineralized water will be produced onsite using self-contained mobile demineralizer units which will be regenerated offsite. Demineralized water for water wash and injection for NO(X)control when firing No. 2 oil will be stored onsite in a 7,000,000-gallon demineralized water tank.

    Process equipment areas will be curbed with drains directed to sumps where sump pumps will deliver the water collected to an oil/water separator. Sanitary wastewater will be discharged to a septic tank and field. Fire protection systems will meet applicable National Fire Protection Association ("NFPA") Standard 850, Recommended Practice for Fire Protection for Electric Generating Plants. The fire protection water system will include a fire water loop with hose stations, deluge sprinkler systems at the main and auxiliary transformers and dry pipe sprinkler systems in the warehouse and maintenance areas, and portable fire extinguishers. A diesel engine driven and an electric motor driven fire pump drawing water from the Fresh Water Storage Tank will be provided as well as an electric motor driven jockey pump. A foam system will be provided at the No. 2 fuel oil storage tank. Fire detection equipment and protective signaling system, including a main fire alarm annunciator panel in the control room, will be provided. Fire extinguishing systems for the CTGs will be provided.

    Other mechanical systems will be conventional in nature for operation and safety and consist of compressor wash, heating/ventilation and air conditioning for Facility buildings, two compressed air systems, lubricating oil, cooling water and hoists.

    ENVIRONMENTAL SYSTEMS AND CONTROL EQUIPMENT

    The CTGs are to be equipped with GE's latest version of its DLN combustors, the DLN-2.6, which are guaranteed to control NO(X) emissions to 15 ppm when burning natural gas. "Dry" means that no water or steam is injected for NO(X) emissions control during gas firing. These combustors require water injection to control NO(X) emissions to 42 ppm when firing No.2 oil.

    Sulfur dioxide and particulate matter are controlled by use of natural gas and very low sulfur distillate oil for fuels. Carbon monoxide and volatile organic compound emissions are controlled by the inherent combustion efficiency of the CTGs.

    Continuous emissions monitoring systems ("CEMS") will monitor NO(X), O(2) and flow from each CTG. All CTG emissions guaranteed by GE are at least as stringent as the Facility's Air Permit requirements. Plant noise is controlled by acoustic enclosures for noisy equipment and silencers in the CTG air inlets and exhaust stacks.

    Plant process wastewaters, consisting primarily of evaporative cooler blowdown and process area drains, are collected, treated for potential oil removal as needed, and discharged to an unnamed tributary to Hilly Mill Creek. Sanitary waste is disposed of in an on-site septic system. Stormwater is directed offsite to the creek via a retention pond and a biofiltration swale.

    STRUCTURAL

    The major Facility equipment, which consists mainly of the CTGs, is to be designed for outdoor installation and furnished with weathertight enclosures where required. The only major building to be constructed is a multi-purpose building that will include spaces for administration, control, personnel facilities, maintenance and warehousing. The construction type for the building is specified as steel frame or pre-engineered metal structure with insulated metal siding and roofing.

    The EPC Contract technical appendices include references to national codes and standards that will govern the structural design of the Facility, including the Standard Building Code ("SBC") promulgated by the Southern Building Code Congress International ("SBCCI"), and also require compliance with local codes. The technical appendices indicate that the seismic risk zone for the Facility Site is Zone 2A as determined from the Uniform Building Code ("UBC"). The technical appendices also include supplemental design criteria for structural loading not commonly provided in codes and standards.

    ELECTRICAL AND CONTROL SYSTEMS

    Electricity is generated at 18 kV by each of the six CTGs and stepped up to 500 kV in three three-winding generator step-up ("GSU") transformers, one per pair of CTGs, for interconnection with the 500 kV Georgia Integrated Transmission System ("GITS"). Each CTG has a generator circuit breaker interposed between the generator and its respective GSU winding to isolate and protect the generator and the Facility in the event of an electrical fault. The connection between the generators, generator breakers, and GSU transformer is made with isolated phase bus duct. The isolated phase bus duct for one of each pair of generators is tapped between the generator breaker and GSU transformer to provide a source of station service power from the generators or via backfeed from the 500 kV system. Appropriate protective relaying systems are included in the zones created by the GSU transformer, the generators and 4,160 V station service systems.

    Station service power from the three taps is fed to a 4.16 kV switchgear bus through three 18-4.16 kV auxiliary transformers. The bus is connected to the transformers through circuit breakers and split into three sections by two bus tie circuit breakers. This allows for auxiliary power to be supplied to more than one bus section from one of the auxiliary transformers in the event that one of the transformers is out of service.

    The 4,160 V system is used to provide power to motors greater than 300 horsepower ("hp") and step-down transformers which feed the 480 V switchgear. The 4,160 V motors and the CTG static start excitation transformers are fed via medium-voltage motor controllers. The 4,160/480 V step-down transformers are fed via circuit breakers.

    The 480 V system consists of drawout-type switchgear fed from the step-down transformers and feeds the motor control centers ("MCCs") associated with the CTGs (supplied with the CTGs), water treatment systems, and balance of plant systems, which contain motor starters for motors in the 1/2 to 250 hp range. The 480 V bus will include a connection point for a temporary 1,000 kW diesel generator. A battery and charger system provides 125 V dc power for switchgear control and the UPS system. Lower voltage ac systems, lighting, grounding and plant wiring systems are addressed in the EPC Contract conceptual design.

    The Facility uses a distributed control system ("DCS") to provide integrated control of the various project elements from the Facility's control room. The DCS will process most major balance of plant instrument and control loops through a programmable logic controller and also communicate with the proprietary Mark V control systems supplied with each of the CTGs. Where the DCS communicates with these remote control systems over a redundant ethernet data highway, it provides control functionality from the DCS console, but the operational processing is accomplished within the remote system. The DCS is equipped with multiple operator workstations and redundant processors in order to provide the required level of control system reliability.

    Every organization in the country is faced with a potential problem on January 1, 2000 when the calendars on the millions of computers and microprocessors in the country change from the year 99 to 00 and certain other dates (for example, but not limited to, Leap Year and 9/9/99), (the "Y2K Issue"). It is unclear at this time how extensive the Y2K Issue may be, but organizations should be reviewing their systems and undertaking whatever remediation is required. The Y2K Issue occurs when computers or microcomputers which use two-digit years misinterpret the year 2000 to be "00", zero, 1900, or some other erroneous date. Some embedded software or hardware does not recognize the year 2000 as a Leap Year or recognize 9/9/99 as an error code. It is uncertain what action will be initiated by computers or microprocessors which are programmed (software or firm-ware) with these instructions. The Y2K Issue has the potential to affect any computer system, including hardware that is microprocessor based, software, and databases at, among other places, administration/office facilities, electric generating power plants, and transmission and distribution systems. The Y2K Issue has the potential to impact the Facility as well as organizations other than the Facility, the continued performance which is also critical to the Facility. These other organizations may be located either "upstream" or "downstream" of the Facility.

    Under the terms of the EPC Contract, GE is to provide equipment which already has features that accommodate the change in dates without the Y2K Issue. While this mitigates the date problem for the Facility, it does not mitigate the Y2K Issue for other organizations upstream or downstream from the Facility which might impact the operation of the Facility. The Facility is not scheduled to be in commercial operation until the summer of 2001. It would be anticipated that, by that time, the Y2K issue would be identified and, if not corrected, then mitigative actions would be underway.

    Evaluation of the actual status of the Facility, as well as other entities with whom the Partnership has business or operational relations, relative to the Y2K Issue is well beyond the scope of this Report. We have not been engaged to conduct, and in fact have not conducted, any independent evaluation or on-site testing of the aforesaid entities in any way to independently ascertain the actual hardware and software status. We caution that it is entirely possible that presently unknown conditions could arise which lead to significant operational and/or administrative problems, and that these problems could have an adverse impact on the Facility.

    OFF-SITE REQUIREMENTS

    ELECTRICAL INTERCONNECTION

    The Facility will be connected to the GITS 500 kV system at a ring bus switching station to be constructed on or adjacent to the Facility Site. The switching station will include three circuit breakers to tap the transmission line running through the Facility Site from Plant Wansley to Fortson and provide connection to the high voltage terminals of the three GSU transformers for CTG Units 1 through 6.

    The electrical interconnection service will be supplied by Georgia Power Company ("GPC") under an interconnection agreement between the Partnership and GPC. The Partnership shall design, procure, and install all facilities needed for GPC to provide interconnection service. The Partnership shall convey, at no cost, such facilities to GPC. GPC shall have no obligation to pay the Partnership any wheeling or other charges for electric power and/or energy transferred through the Partnership's equipment. The Partnership shall pay GPC a monthly administration fee of $5,000 for all costs and expenses incurred by GPC.

    NATURAL GAS INTERCONNECTION

    The Facility will be interconnected with Transco's interstate natural gas pipeline system. PECO is responsible for providing fuel to the Facility, and will contract with natural gas and fuel oil suppliers, as well as with Transco to arrange delivery of fuel to the Facility. The interconnection and metering station is to be constructed and operated under the terms of the Transco's Interconnect, Reimbursement and Operating Agreement between Transco and the Partnership dated August 18, 1999 (the "Transco Agreement"). Construction of a pipeline lateral approximately 1 mile long is required to connect the Facility to two of Transco's 36 inch lines, which are both located south of the Facility Site. Under the terms of the Transco Agreement, Transco is responsible for design, construction, operation and maintenance, and ownership of the interconnection facilities on its side of the pipeline insulating flange at the interconnection. These facilities include piping, gas metering and remote transmission facilities and installation of pipeline tees for connection to the new lateral pipeline to the Facility. Under the terms of the Transco Agreement, the Partnership must reimburse Transco for 100 percent of the actual Transco costs for the interconnection facilities provided by Transco. PECO will pay Tenaska up to $784,000, or 56 percent of the cost, whichever is less, as PECO's obligation for the installation of the natural gas metering facility. Transco has estimated the total amount to be reimbursed to be $1,570,400. In addition, the Partnership is responsible for the construction and operation of the interconnection facilities on its side of the pipeline insulating flange including the lateral pipeline, and pressure reduction station. The Partnership has entered into a fixed price EPC contract with Willbros Engineers, Inc., dated September 23, 1999, to construct the lateral pipeline and pressure reducing station. The Partnership's interconnection facilities are required to be designed for a pressure equal to or greater than the 800 pounds per square inch gauge ("psig") maximum operating pressure at the Transco metering station.

    WATER SUPPLY INTERCONNECTION

    Under a Water Purchase Agreement dated February 25, 1999, water will be supplied to the Facility by the HCWA. The HCWA obtains and treats water taken from the Centralhatchee Creek. The HCWA will supply approximately 500,000 gallons per day. The Partnership will reimburse the HCWA for the cost to construct a metering station at the border of the Facility Site.

REVIEW OF TECHNOLOGY

    In general, the Facility will utilize equipment common in the industry and with substantial operating history. The GE Frame 7FA CTGs (model PG 7241FA) to be installed at the Facility represent a mature combustion turbine technology with over 1 million hours of fleet-wide operating experience. The GE Frame 7F/FA combustion turbine family is a two bearing machine. There is a single rotor comprised of a compressor section and a turbine section. Each section consists of a series of discs or wheels and spacers held together with tie bolts. The following discussion presents an overview of the technical development of the GE Frame 7 combustion turbine.

    The Frame 7FA technology represents advances made by GE since the introduction of the Frame 7F machine in June of 1987. With advancements in component cooling, materials, and associated increases in firing temperatures, the Frame 7F unit has been uprated and the improved unit is now designated as the Frame 7FA. Within the Frame 7FA designation there has been additional subset designations of uprates, such as the Model PG7241FA, to be utilized at the Facility. The Model PG7241FA has a 2,420 DEG.F firing temperature compared to 2400 DEG.F on the earlier Model PG7231FA, a compressor pressure ratio of 14.9 to 1 and a simple-cycle efficiency of 36.2 percent.

    GE's approach to combustion turbine development has traditionally followed the philosophy of evolution of designs, use of geometric scaling, and strong reliance on pre-production development. The result of the evolution of designs is a family of axial-flow compressors improved in several discrete steps that allow retention of the proven reliability of existing designs. As an example, the Frame 7 combustion turbine has been improved in performance through seven models, the A, B, C, E, EA, and F; and now the FA machine. GE has historically applied scaling of both compressors and turbines in the development of its combustion turbine product line.

    The progressive step towards the Frame 7F was taken by increasing compressor air flow and firing temperature resulting in an increase in the ISO base rating from 83,500 kW to 159,000 kW. The 7F design has a compression ratio higher than the 7E's, and retains GE's bolted-disk rotor construction, but without the 7E's mid-bearing, replaced by the simpler 2-bearing system.

    The design of GE's 7F/FA combustion turbine is supported by a three-phase test program prototypical of the evolution of GE combustion turbines: Phase I, where accessory systems are tested for performance and individual components are tested in support of design activities; Phase II, where the entire machine is tested to verify the design assumptions; and finally Phase III, where a full-load on-line operating test is conducted on an electric utility system.

    The first 7F combustion turbine testing was performed during the winter and spring of 1990 at Virginia Power Corporation's Chesterfield No. 7 combined cycle power station. Based on these favorable results including experience at a firing temperature of 2,350 DEG.F, GE uprated the unit to its current "FA" model with minor design modifications. These modifications consisted of raising the firing temperature to 2,400 DEG.F and then to 2,420 DEG.F, closing the first stage nozzle to raise the pressure ratio in order to maintain the same exhaust temperature, adjusting the cooling flows to retain design life and opening up the inlet guide vanes. The structural design was modified to improve productability and inspectability. In addition, metallurgical changes were made to the turbine shaft and third stage turbine wheel based on lower than expected temperatures experienced with the 7F units located at the Chesterfield Station. Shaft cooling was also added to the 7FA turbine rotor.

    A partial list of completed and planned GE 7FA installations is presented in Table 2.

                                    TABLE 2
                          FRAME 7FA INSTALLATION TABLE

                                                                                                  ACTUAL/PLANNED
COMMERCIAL CUSTOMER                                         STATION         COUNTRY   QUANTITY    OPERATION DATE
-------------------                                  ---------------------  --------  --------   ----------------
Florida Power & Light..............................  Martin                 USA          4             1992
Chubu Electric Power...............................  Chita                  Japan        3             1992
Hartwell Energy....................................  Oglethorpe             USA          2             1993
Tiger Bay Co-gen...................................  Fort Mead              USA          1             1993
Sithe Energies/Independence........................  Independence           USA          4             1993
Chubu Electric Power...............................  Kawagoe                Japan        4             1993
PSI Energy.........................................  Wabash                 USA          1             1994
Baltimore Gas & Electric...........................  Perryman               USA          1             1994
Portland General Electric..........................  Coyote Springs         USA          1             1994
Kansai Electric Power..............................  Hemeji                 Japan        3             1994
Energy National....................................  Crockett               USA          1             1994
Chubu Electric Power...............................  Kawagoe                Japan        2             1994
Korea Electric Power...............................  Seo Inchon             Korea        8             1995
Hermiston Generating, LP...........................  Hermiston              USA          2             1995
Chubu Electric Power...............................  Kawagoe                Japan        1             1995
Tampa Electric.....................................  Polk                   USA          1             1995
Public Service of Colorado.........................  Fort St. Vrain         USA          1             1995
Chuba Electric Power...............................  Chita                  Japan        1             1995
Compania Samalayuca................................  Samalayuca             Mexico       1             1996
Cogentrix/Clark Co.................................  River Road, Clark Co.  USA          1             1996
Chubu Electric Power...............................  Shin-Nagoya            Japan        3             1996
POSCO..............................................  Kwangyang              Korea        2             1997
Kyushu Electric Power..............................  Shin Aita              Japan        3             1997
Compania Samalayuca................................  Samalayuca             Mexico       2             1997
Chubu Electric Power...............................  Shin-Nagoya            Japan        3             1997
Exxon..............................................  Exxon-Baton Rouge      USA          1             1997
Empresa Pub Medellin...............................  Puerto Nare            Columbia     2             1997
Public Service of Colorado.........................  Ft. St. Vrain          USA          1             1998
SkyGen.............................................  DePere                 USA          1             1998
Gilbert Energy.....................................  Mustang                USA          2             1998
Carolina Power & Light.............................  Asheville              USA          1             1998
Occidental Chemical................................  Ingleside              USA          2             1998
CSW Energy.........................................  Frontera               USA          2             1998
Korea Electric Power...............................  Pusan                  Korea        2             1999
City of Tallahassee *..............................  Purdom                 USA          1             1999
SEI................................................  State Line             USA          2             1999
SEI................................................  Neenah                 USA          2             1999
City of San Antonio *..............................  Braunig                USA          2             1999
City of Jacksonville...............................  Kennedy                USA          1             1999
Elwood Energy......................................  Elwood                 USA          4             1999
Duke Energy *......................................  Maine Independence     USA          2             1999
Duke Energy *......................................  Hidalgo                USA          2             1999
Carolina Power & Light *...........................  Lee                    USA          4             1999
Carolina Power & Light.............................  Asheville              USA          1             1999
Alabama Power......................................  Barry                  USA          2             1999
Bechtel/Gregory *..................................  Gregory                USA          2             1999
Tenaska Frontier Gen Partner.......................  Tenaska Frontier       USA          3             2000
Southern Company...................................  Theodore               USA          1             2000
Sonat Energy Services..............................  Cataula                USA          2             2000
SEI................................................  Ohio                   USA          2             2000
SEI................................................  Cape Cod               USA          2             2000
SkyGen*............................................  RockGen                USA          3             2000
Mississippi Power..................................  Daniels                USA          4             2000
Korea Electric Power...............................  Pusan                  Korea        6             2000
City of Jacksonville...............................  Northside              USA          2             2000
Alabama Power......................................  SELCO                  USA          1             2000
Florida Power & Light Company*.....................  Ft. Myers              USA          6             2000
Bucksport Energy/Champion*.........................  Bucksport Energy       USA          1             2000
City of Jacksonville...............................  Northside              USA          1             2001
SkyGen*............................................  Broad River            USA          3             2001
SkyGen*............................................  Pine Bluff             USA          1             2001

------------------------------

* Model PG7241FA

    7FA PRODUCTION PROBLEMS AND STATUS

    The first series of GE Frame 7FA combustion turbines experienced three types of problems since being introduced. These are: (1) compressor issues;
(2) turbine rotor flexibility issues; and (3) DLN-2 combustor flashback. GE has been able to correct the compressor and turbine rotor problems, but has not yet completely resolved the combustor flashback issue.

    COMPRESSOR ISSUES

    The rotor for the Frame 7FA combustion turbines is a series of discs and spacers held together axially with tie-bolts and is supported at each end by bearings. The compressor section of the rotor utilizes 15 tie-bolts. In an isolated event, compressor wheel slippage occurred on one Frame 7FA unit. This was caused by insufficient and uneven tensioning of the tie-bolts. The solution was a matter of changing the tension to a level which was consistent with GE's previous experience with the older Frame 7E technology units and to require a sequence in tensioning. In another isolated event, one Frame 7FA unit experienced a compressor blade rub resulting from out of tolerance components. Early compressor related issues associated with insufficient and uneven tensioning and also manufacturing and assembly defects in the rotor compressor section tie bolts have been resolved.

    In 1998, vibration level changes were reported by five users of the Frame 7FA combustion turbine and the 50 cycle Frame 9FA version of the 7FA. Inspection has revealed cracking in the seventeenth stage wheel of the compressor rotor on the five units. GE commissioned a task force to determine the root cause of the cracking and the subsequent countermeasures required. Findings indicate the problem emanated from handling damage which occurred during stacking operations that was acted on by thermal stresses generated during cold starts. GE observed that the characteristic of successful fleet leaders is reducing the number of unit trips and the number of hot starts. Because the Frame 7 F/FA rotors are supported only at each end, the rotor is subjected to greater sag due to gravity than the three bearing design used on the Frame 7E, resulting in higher stress and strain levels if not cooled properly. The problem is exacerbated at start-up and shut-down when stress and strain on the rotor are highest. GE issued revised operating recommendations to address the issue. Subsequently, GE undertook a broad rotor redesign that is used for the current FA product line that includes the Facility's CTGs. These rotor modifications, GE reports, allow operation without hold times or starting modification recommendations.

    TURBINE ISSUES

    Because the Frame 7 F/FA rotors are only supported at each end, large centrifugal forces and rotor sag have caused cracks and distress of the rotor components between the second and third stage wheels of the turbine section. Incidents of cracks were found in the upper web area and bolt circle of the turbine 2-3 spacer and 23 incidents of stage 3 wheel fatigue were observed. GE identified the problem to be the flexibility of these components. In addition, as a result of the rotor flexibility a rub was observed in this area. This problem was more severe on the GE 9FA combustion turbine than the 7FA. GE corrected the 2-3 spacer problem by installing a "Generation 4" all inconel turbine rotor with a redesigned stiffer spacer subassembly beginning in June 1995. No turbine section rotor problems have been observed with the Generation 4 turbine section rotor modification.

    DLN-2.6 COMBUSTION SYSTEM

    GE has been developing DLN combustor technology since at least the early 1990s. Improvements over the decade have included control over a wider load range, greater flexibility of operation, and progressively lower NO(X) emission rates.

    The DLN-2.6 is the latest version of this technology. The DLN 2.6 combustion system technology developed by GE regulates the distribution of fuel to a multi-nozzle premix combustor arrangement to maintain unit load and fuel split for optimal emissions. It has six fuel nozzles per combustion can, five in the periphery and one central, and offers standard NO(X) emission guarantees of 15 ppm when firing gas over a range of approximately 50 percent to 100 percent load. The DLN 2.6 fuel system operation is fully automated, sequencing the combustion system through a number of staging modes prior to reaching full load. The primary controlling parameter for fuel staging is the calculated combustion reference temperature. Other DLN 2.6 operation-influencing parameters available to the operator are inlet guide vane ("IGV") temperature control and the use of inlet bleed heat.

    Flashback has occurred in some Frame 7FAs, and to a greater degree in Frame 9FA combustors. It is often referred to as humming. Flashback occurs when the flame pattern becomes unstable and moves backward into the fuel nozzle thus overheating the nozzle tip. GE has formed a task force to identify all of the causes of flashback and to determine solutions to the problem. Flashback can be detected by an increase in NO(X) emissions, combustor dynamics and a spread in the turbine exhaust temperature profile. GE reports that, when a flashback happens, a reduction in combustion turbine load stops the occurrence. GE has tested various combustor configurations to reduce the risk of flashback. GE has selected a DLN fuel--air-staged combustor design and is equipping all of its current and future Frame 7FA units with this design, including the Facility. GE is recommending that its on-site monitoring service be installed to assist the user in monitoring the occurrence of flashback, and the LTSA provides for this service. GE can then alert the customer if a flashback incident has occurred so that corrective action can be taken.

    Condensation of liquid hydrocarbons in gas fuel have been identified as one cause of flashback. Therefore, it is incumbent on the power plant operator to monitor the gas fuel supply to ascertain that it is meeting the requirements of the GE gas fuel specification. To mitigate this potential problem, the Facility's design incorporates a heater in the gas supply line to be used if necessary to raise the temperature of the incoming fuel gas above the liquid dewpoint before the gas enters the feed lines to the individual CTGs.

    SUMMARY

    Based on our review, we are of the opinion that the technology proposed for the Facility is a sound and proven method of electric generation. If operated and maintained consistent with generally accepted industry practices, the Facility should be capable of passing the Acceptance Tests pursuant to the EPC Contract and meeting the requirements of the PPA and the current environmental permits. Further, the Facility has adequately provided for all off-site requirements, including fuel supply and transportation, water supply, wastewater disposal, and electrical interconnection.

    Based on our review, we are of the opinion that the proposed method of design, construction and operation of the Facility has been developed in accordance with generally accepted industry practices and has taken into consideration the current environmental, license and permit requirements that the Facility must meet.

HEAT RATE AND OUTPUT

    HEAT RATE

    The EPC Contract guarantees a Facility net heat rate of 10,683 Btu/kWh (HHV) or less when operated on natural gas and 10,821 Btu/kWh (HHV) or less when operated on fuel oil when measured in performance tests in accordance with the EPC Contract Exhibit D. The basis for any corrections to the as-tested values are 94 DEG.F dry bulb, 74 DEG.F wet bulb, 14.29 psia and 0.95 power factor.

    There is an instrument measurement uncertainty, or deadband, of plus or minus1.5 percent on the guaranteed heat rates. Accounting for the potential impact of the 1.5 percent tolerance, the equivalent net heat rates are 10,843 Btu/kWh (HHV) for gas and 10,983 Btu/kWh (HHV) for oil.

    Adjusting the GE guaranteed heat rate on gas for measurement uncertainty, commercial operation conditions, non-recoverable equipment degradation (fouling), and using the specified summer performance parameters and the expected dispatch scenario developed by RDI, we have projected the levelized average net plant heat rate to be approximately 11,088 Btu/kWh (HHV).

    OUTPUT

    The PPA sets forth the terms and conditions under which PECO will purchase the capacity and net electric output from the Facility for a term of 29 years, commencing on the Commercial Operation of the Initial Units. The PPA provides that, except for limited circumstances, PECO shall be the exclusive recipient of all capacity, energy and ancillary services or products available from the Facility, at a level equal to the Contract Capacity established for the Facility. The Contract Capacity will be established and declared by the Partnership each Contract Year following a Capacity Test, and shall be within the following limits: (1) for the first Contract Year, Contract Capacity shall equal the product of 150 MW and the number of Units that have achieved Commercial Operation; (2) for the second Contract Year, Contract Capacity shall be between 875 MW and 950 MW, based on all Units having achieved Commercial Operation; and (3) for Contract Years thereafter, Contract Capacity shall be no less than 875 MW and no greater than within 50 MW of the then-current Contract Capacity based on six Units having achieved Commercial Operation, up to a maximum of 950 MW.

    The EPC Contract guarantees that the Facility shall deliver for sale at least 938,460 kW when measured by the Performance Tests, though the output must be adjusted for transformer losses, auxiliary loads, and balance of plant restrictions. The basis for any corrections to the as-tested output are 94 DEG.F dry bulb, 74 DEG.F wet bulb, 14.29 psia and 0.95 power factor.

    There is an instrument measurement uncertainty, or deadband, of plus or minus1 percent on the guaranteed output. Accounting for the potential impact of the 1 percent tolerance, auxiliary loads and losses, and adjustments for commercial operation, fouling, and non-recoverable equipment degradation, we have projected the levelized average net plant output to be approximately 908 MW.

    SUMMARY

    For the purposes of the Projected Operating Results, we are of the opinion that if designed, constructed, operated and maintained as currently proposed, the Facility should be capable of operating in a peaking operation mode and of achieving an average annual output of 908 MW, and an average annual net plant heat rate of 11,088 Btu/kWh (HHV). The average annual output of 908 MW is within the range where neither party shall owe a penalty or adjustment under the PPA. The average annual net plant heat rate of 11,088 Btu/kWh (HHV) is within the range where neither party shall owe a Fuel Adjustment Payment under the PPA.

AVAILABILITY

    OPERATING EXPERIENCE

    As of June 1999 GE reported that over 130 combustion turbines that incorporate "F" (7F and 9F) technology have in excess of 2 million hours of firing time logged. Projects presently using or expected to use the Frame 7FA are listed in Table 2. The first Frame 7F units, which were delivered to Virginia Power's Chesterfield Power Station, now have more than 37,500 hours of service. As of June 1999, the 7 F/FA fleet has accumulated more than
1.35 million operating hours. We have reviewed data provided by GE that indicates that there are units in the fleet that are subject to daily start-stop duty with a duty cycle of approximately 15 hours per start. These units have a total of 1,200 to 1,500 starts with between 23,000 and 25,000 hours of fired operation. This data indicates that the fleet has significant operating history.

    In early 1997, GE initiated a survey of fleet performance of their operating "F" technology units as measured by customers. GE surveyed all units that had been in regular commercial service for at least one year. GE requested operating data by annual increments and did not include any year's data that represented less than 10 months of reported operation. These criteria were intended to lead to more representative reliability and availability statistics as they include all maintenance and inspection protocols and exclude partial-year operations. On the basis of these selection criteria, GE sent out questionnaires to all 16 of the qualifying sites covering 42 combustion gas turbines and 97 unit-years of operation. A total of 12 sites with 31 combustion gas turbines responded to the survey and, of these 3 sites, representing six Frame 9F machines, turned out not to meet the full selection criteria. The remaining sample included 9 sites representing 25 Frame 7F/FA gas turbines. Table 3 summarizes the performance reported by GE for these 25 Frame 7F/FA combustion gas turbines which are considered to represent the reliability and availability performance for the fleet.

    While there is no operating experience with the PG 7241FA, there is experience with its predecessors, the PG 7231FA and the PG 7221FA. The difference between the PG 7231FA and the PG 7241FA include an increase in the firing temperature from 2,400 DEG.F to 2,420 DEG.F, additional use of thermal barrier coatings to maintain parts life, and the use of cloth-metal seals between the nozzle and diaphragm blocks. GE documents report that 35 PG 7241FA units are on order for shipment in 1999 and 2000.

                                    TABLE 3
                                  FRAME 7 F/FA
                               FLEET PERFORMANCE

YEAR                        UNIT AVAILABILITY       STARTING RELIABILITY
----                        -----------------       --------------------
1993........                      95.0%                     97.4%
1994........                      93.1%                     96.7%
1995........                      90.2%                     99.1%
1996........                      95.1%                     99.4%
1997........                      93.0%                     96.0%

    The decrease in unit availability during 1995 was primarily a result of the unit outages taken to rectify the rotor spacer problem discussed previously.

    As indicated in Table 3, the unit availability and starting reliability for the surveyed units have been high. We would expect similar performance for the Frame 7FAs being installed at the Facility, providing the operation and maintenance of the CTG is in accordance with GE's recommended practices. The unit availability presented here should not be confused with the availability under the PPA as explained below.

    AVAILABILITY UNDER THE PPA

    Each Contract Year, PECO will designate one of two Peak Availability Options which will establish the hours of the day in which PECO may issue Energy Requests from the Facility during Summer Months, designated as June through September. Under Peak Availability Option #1, PECO shall be entitled to request energy from the Facility for sixteen hours of each day during Summer Months. Under Peak Availability Option #2, PECO shall be entitled to request energy from the Facility for twenty hours on each Monday through Friday, and for sixteen hours of each Saturday and Sunday during Summer Months.

    PECO is required to provide the Partnership each day with a Unit Call Schedule, which will indicate a schedule detailing the hours of the following day in which a Unit will be requested by PECO to be available for dispatch, pursuant to an Availability Schedule provided to PECO by the Partnership. During all Summer Months, the Partnership shall make all Units available for dispatch by PECO, and PECO shall place all Units on the Unit Call Schedule for each Summer Peak Hour for the following day. During all Winter Months, designated as December, January and February, the Partnership shall make all Units available for dispatch by PECO, and PECO may place up to all of the Units on the Unit Call Schedule for each following day of the Winter Months. For all other months of the year, the Partnership shall make four Units available for dispatch by PECO, and PECO may place up to four Units on the Unit Call Schedule for the following day. PECO may also place Units available pursuant to the preceding seasonal criteria in a Standby Mode during each day of the Non-Summer Months.

    If PECO requests Peak Availability Option #1, it is required to place Units on the Unit Call Schedule during Non-Summer Months for a minimum of the lesser of 2,091 Unit Hours, or the number of Unit Hours during Non-Summer Months allowed pursuant to the Air Permit. The effect of this clause is to produce an equivalent amount of Unit-hours that Units are placed on the Unit Call Schedule each Contract Year under either Peak Availability Option, which are then used to determine adherence to the Facility's targeted Availability Percentages under the PPA.

    Energy can be requested by PECO, subject to a minimum load for each Unit of 90 MW when fired by natural gas, and 95 MW when fired by No. 2 fuel oil. If a Unit is called upon by PECO pursuant to the daily Unit Call Schedule, the Partnership shall cause the Unit to deliver Unit Capacity on a continuous basis within 60 minutes if the Unit is in Cold Shutdown status, or within 30 minutes if the Unit is in Hot Shutdown status. The Facility will be capable of starting no more than three Units simultaneously.

    Contractual availability under the PPA will be determined on the basis of credited hourly output from the Facility compared to the hourly potential output from the Facility, which is specified under a variety of operating and dispatch conditions in the PPA, during all hours Units are placed on the Unit Call Schedule by PECO. With certain exceptions during Unit start-up and shut down hours and certain other conditions, the credited hourly output of the Units during each Contract Year will equal: (1) either the hourly energy delivered to PECO or the Units' hourly Contract Capacity, provided PECO has dispatched the Units during such hours and the delivered energy is within a specified tolerance band, or (2) the Units' hourly Contract Capacity each hour the Units are on the Unit Call Schedule and no energy is dispatched from said Units during such hours. The hourly potential output from the Facility will be, with certain exceptions during Unit start-up and shut-down periods and certain other conditions, equal to: (1) either the hourly Contract Capacity of the Facility during Summer Months, or (2) the hourly Unit Capacity during Non-Summer Months times the number of Units on the Unit Call Schedule during such Non-Summer Months. Each year, the Summer Availability Percentage will be calculated at the end of the Summer Months as the credited Summer Output divided by the Summer Potential output during all hours of the Summer Months. At the end of each Contract Year, the Annual Availability Percentage will be calculated as the actual Annual Output divided by the Annual Potential output during all hours of the Contract Year. The Partnership shall endeavor to cause the Facility to achieve Summer Availability Percentages and Annual Availability Percentages of at least 97 percent throughout the term of the PPA. PECO will compensate the Partnership for achieving a Summer Availability Percentage in excess of 97 percent and the Partnership will compensate PECO for failing to achieve an Annual Availability Percentage of at least 97 percent. The Partnership will compensate PECO at the end of each Summer Season if the Summer Availability Percentage is less than 87 percent. Any compensation paid during a contract year will be subtracted from any Partnership obligation as a result of the Annual Availability Percentage for the year being less than 97 percent.

    The Summer and Annual Availability Percentages calculated for the Facility pursuant to the PPA are based on the actual energy deliveries from the Facility to PECO, compared to the potential energy deliveries that could have occurred to PECO over the entire requisite Summer Peak hour period of each contract year. Reductions in Availability Percentages occur only as a result of shortfalls in energy deliveries from the Facility when requested by PECO. During hours when Units are placed on the Unit Call Schedule and energy is not requested by PECO, all such Units are deemed to be 100 percent available under the PPA. Therefore, at low annual capacity factors, the Summer and Annual

Availability Percentages calculated under the PPA may be considerably higher than the actual availability of the Facility calculated using more traditional methods.

    For example, if the Facility is dispatched at a 4 percent annual capacity factor, which is representative of the relatively low annual capacity factors projected by RDI over the term of the Bonds, and the Facility actually had one of its six Units out of service during the entire time energy was requested by PECO, the actual Facility availability would be 83.33 percent. However, the Annual Availability Percentage calculated pursuant to the PPA would be
97.5 percent, which is within the contractual range of the PPA, and no penalty payments would occur to PECO under this example.

    SUMMARY

    Based on the projected levels of dispatch, we are of the opinion that the Facility should be capable of achieving a Summer Availability Percentage of 98 percent and an Annual Availability Percentage of 97 percent, both as defined in the PPA. The Annual Availability Percentage of 97 percent is the level required to avoid reductions in the reservation payments under the PPA.

ESTIMATED USEFUL LIFE OF THE FACILITY

    The EPC Contract requires the Facility to be designed and constructed in accordance with recognized codes and standards typical of central power stations in the United States. We have reviewed the list of qualified vendors and the configuration of systems proposed for the Facility as well as the proposed general plans for operating and maintaining the Facility. On the basis of this review and assuming: (1) the Facility is designed, constructed, operated, and maintained as proposed by the Partnership, the EPC Contractor, and the Operator;
(2) all equipment is operated in accordance with manufacturer's recommendations;
(3) all required renewals and replacements are made on a timely basis; and
(4) natural gas and water used by the Facility are within the expected range with respect to quantity and quality, we are of the opinion that the Facility should have a useful life extending beyond the term of the Bonds.

CONSTRUCTION SCHEDULE

    We have reviewed Exhibit F of the EPC Contract that presents a summary level computer generated bar chart schedule dated August 2, 1999 (the "Project Schedule"). The Project Schedule was prepared by the EPC Contractor representing its summary level plan to complete the Facility in accordance with the terms and conditions of the EPC Contract. The Project Schedule is grouped into the major areas of project planning, engineering, construction, plant start-up and commercial operation. Within these larger categories the EPC Contractor is planning its work by CTG unit which supports the completion requirements of the EPC Contract.

    Major milestones to be completed by the EPC Contract identified in the Project Schedule include Limited Notice to Proceed (September 10, 1999), Execute EPC Contract (September 10, 1999), Mechanical Completion Unit 1 (March 14,
2001), Mechanical Completion Unit 2 (May 9, 2001), Mechanical Completion Unit 3 (May 9, 2001), Mechanical Completion Unit 4 (February 25, 2002), Mechanical Completion Unit 5 (March 26, 2002), Mechanical Completion Unit 6 (April 14,
2002), Commercial Operation Units 1, 2 & 3 (June 1, 2001), Commercial Operation Units 4, 5 & 6 (June 1, 2002) and Project Completion July 1, 2002. A key milestone identified in the Project Schedule is Mobilize for Construction
(April 17, 2000).

    The EPC Contract identifies the dates by which the Partnership must provide certain items to support the Project Schedule. According to the EPC Contract: the Partnership is required to provide backfeed power from the electrical interconnection point no later than 14 months after Authorization to Proceed ("ATP"); the Partnership is required to provide a water supply of 432,000 gallons per day no later than 12 months following ATP; and the Partnership is required to provide the natural gas supply no later than 13 months following ATP. The Partnership issued a Limited Notice to Proceed to the EPC Contractor on September 10, 1999 allowing the EPC Contractor to commence engineering, procurement with acceptable cancellation terms and construction planning activities. The EPC Contractor reports that currently it is performing its duties in accordance with the Limited Notice-to-Proceed including engineering, procurement, project planning, and support General Electric Order Definition meetings. The EPC Contractor reported that it is preparing to conduct its geotechnical analysis of the Facility Site. No on-site work has commenced at this time.

    Based on our review and assuming the absence of events such as delivery delays, labor difficulties, unusually adverse weather conditions, force majeure events, the discovery of underground obstructions or hazardous materials or wastes not previously known, or other abnormal events that are prejudicial to normal construction or installation, we are of the opinion that, based on a Limited Notice-to-Proceed of September 10, 1999, the scheduled Commercial Operation Dates of June 1, 2001 for the Initial Units and June 1, 2002 for the Final Units are achievable using generally accepted project and construction management practices.

PERFORMANCE GUARANTEES AND ACCEPTANCE TESTS

    PERFORMANCE GUARANTEES

    Under the terms of the EPC Contract, the EPC Contractor guarantees the performance of each CTG Unit with respect to net electrical output, net heat rate, and exhaust emission levels. The guarantees and the conditions under which these are guaranteed are summarized in Tables 5 and 6.

    In addition, near-field and far-field noise guarantees are provided. The near-field guarantee is 90 dBA at one meter from equipment and the far-field guarantee is 58 dBA at 1,200 ft from the nearest unit with all units and other noise sources, such as ventilation systems, operating.

                                    TABLE 5
                    PERFORMANCE GUARANTEES AND CONDITIONS(1)
                             NEW & CLEAN CONDITIONS

                                                                   FUEL
                                                       ----------------------------
GUARANTEE                                              NATURAL GAS   DISTILLATE OIL
---------                                              -----------   --------------
Net Unit Output (kW).................................    156,410            N/A
Net Unit Heat Rate (HHV)(Btu/kWh)....................     10,683         10,821

------------------------

(1) Subject to measurement uncertainty deadband not to exceed plus or minus1.0 percent on net plant output and plus or minus1.5 percent on net unit heat rate; test results adjusted to 94 DEG.F dry bulb and 74 DEG.F wet bulb ambient temperature; and evaporative coolers in service.

    The Performance Guarantees are further based on the design natural gas composition in the EPC Contract, and the net power measured at the high side of each step-up transformer with the utility kilowatt hour meter(s).

    The EPC Contract guarantees that stack emissions of each Unit will comply with the Facility's Air Permit. Although the Air Permit's limits vary, in some cases with load, the principal limits are presented in Table 6.

                                    TABLE 6
                    AIR PERMIT EMISSIONS LIMITS (FULL LOAD)

                                                                          FUEL
                                                              ----------------------------
LOAD LEVEL AND EMISSION                                       NATURAL GAS   DISTILLATE OIL
-----------------------                                       -----------   --------------
AT BASE LOAD TO 50% LOAD
  NO(X) (ppm @ 15% O(2))....................................      15             42
  CO (ppm)..................................................      15             20
  PM(10) (lb/MMBtu).........................................     0.010          0.013
  VOC (lb/MMBtu)............................................     0.003          0.005
  Opacity (%)...............................................      10             20

    FUNCTIONAL TESTING

    Functional Testing consists of operational tests of systems performed after Mechanical Completion occurs. The tests are to verify that the controls are tested and tuned and that the systems work properly and are ready for normal and continuous operation. Functional Testing requirements for each Unit must be satisfied prior to commencement of Acceptance Testing.

    ACCEPTANCE TESTING

    In order to demonstrate that the Facility meets or exceeds the performance guarantees, the EPC Contract requires the EPC Contractor to successfully complete a series of tests defined as the Owner Tests and the PECO Tests. Acceptance Testing must be satisfactorily completed before the EPC Contractor can achieve Commercial Operation for the Facility.

    OWNER TESTS

    The Owner Tests consists of the following six tests:

    (1) PERFORMANCE TESTS

        Performance Test will be conducted to measure net power output and net heat rate of each Unit including Integrated Plant Systems Tests for the entire Facility.

    (2) INTEGRATED PLANT SYSTEMS TESTS

        Three Integrated Plant Systems Tests will be performed to demonstrate that the Facility is not limited in its capability to produce the Commercial Operation Output of 938,460 kW:

       - Phase I--Units 1, 2 and 3 operating simultaneously

       - Phase II--Units 4, 5 and 6 operating simultaneously

       - Final--All six units operating simultaneously

    (3) DEMONSTRATION TESTS

        Demonstration tests to be performed to confirm certain Facility and system capabilities are as follows:

       - Gas Turbine Fuel Oil Firing

         Each CTGs shall operate for one hour at base load while fired
         100 percent with fuel oil without any combustion system or gas turbine temperature alarms.

       - Gas Turbine Fuel Switching

         Each CTG will switch from natural gas to fuel oil and back to natural gas.

       - Gas Turbine Startup and Startup Durations

         Each CTG, when on turning gear, must be able to reach base load output within 30 minutes of start initiation when firing natural gas and fuel oil

       - CTG Response Characteristics

         Each CTG must achieve a loading/unloading rate of no less than
         8.3 percent of base load output per minute between 0-100 percent of base load on either fuel.

       - Generators Leading/Lagging Operation

         Each CTG must operate at each power factor constant limit of 0.95 leading to 0.85 lagging for a period of one hour.

       - Minimum Load Operation

         Each CTG must operate stable at a power output of 50 percent of base load for a duration of two hours.

       - Automatic Generation Control

         Automatic generation control must be demonstrated for the entire Facility and individual CTGs from 50 percent base load to maximum output.

    (4) EMISSIONS TESTS

        During the Performance Tests, Gas Turbine Fuel Oil Firing Tests, Minimum Load Tests, Unit Availability Tests and Unit Capacity Tests, each unit must be operated within the Air Permit limits for emissions. This will be determined by monitoring NO(X) emissions using the Facility's CEM systems after calibration.

        A Source Emissions Test conducted on each unit in accordance with a protocol approved by the Georgia Department of Natural Resources ("GA DNR") will demonstrate compliance with the Air Permit. The CEM systems will be demonstrated to be in compliance with state and federal requirements in accordance with a protocol to be approved by the GA DNR. The Source Emissions Tests and CEMS demonstrations are required for Final Acceptance, but not for Commercial Operation.

        Noise audits for each Phase will be conducted to verify compliance with noise guarantees. Satisfactory demonstration with both Phases in full load operation is a requirement of Final Completion.

    (5) UNIT AVAILABILITY TEST

        Each Unit must operate with a 99 percent availability for 12 consecutive hours per day over a period of 2 consecutive days or if the unit cannot run due to reasons beyond the EPC Contractor's control, 99 percent availability for 40 hours.

    (6) PLANT AVAILABILITY TEST

        The Facility must operate with a 99 percent availability for 12 consecutive hours per day over a period of 2 consecutive days.

    PECO TESTS

    The PECO tests are used to determine the net electrical output capability of the Facility and the effectiveness of each evaporative cooler.

    (1) UTILITY CAPACITY TEST

        After the completion of each phase, two 1-hour tests will be performed to determine the net electrical output capability of the Facility to be used in establishing Contract Capacity in the PPA. The Phase I and II Integrated Plant Systems Tests described above may be considered to be the Phase I and II PECO Tests.

    (2) EVAPORATIVE COOLER EFFECTIVENESS TESTING

        As part of the Utility Capacity Test, tests will be performed to determine the effectiveness of each evaporative cooler, but only when the dry bulb temperature exceeds 60 DEG.F and there is a minimum of 10 DEG.F difference between the wet bulb and dry bulb temperatures. The coolers must maintain at least 85 percent effectiveness for a duration of one hour.

    SUMMARY

    Based on our review, we are of the opinion that, given the range of dispatch factors projected by RDI, which is typical of peaking operation, and the requirements of the PPA, the Acceptance Tests and guarantees included in the EPC Contract are adequate to estimate the future performance of the Facility.

LIQUIDATED DAMAGES

    Liquidated damages ("LDs") are available under the EPC Contract in the event that the EPC Contractor is unable to meet schedule milestones, or unable to successfully complete the Acceptance Testing.

    Schedule LDs, available in the event the EPC Contractor fails to achieve Commercial Operation of a Unit by the Scheduled Date of Commercial Operation for such Unit, consist of the sum of the following amounts: $40,000 per Unit for each full day or part thereof by which the Commercial Operation of any such Unit is delayed up to and including the 14(th) day after the Scheduled Commercial Operation Date for such Unit; $65,000 per Unit for each full day or part thereof by which the Commercial Operation of any such Unit is delayed beyond the 14(th) day and up to and including the 30(th) day after the Scheduled Commercial Operation Date for such Unit; and $82,000 per Unit for each full day or part thereof by which the Commercial Operation of any such Unit is delayed beyond the 30(th) day after the Scheduled Commercial Operation Date for such Unit. Such LDs will be offset by any net revenues received by the Partnership from the operation of such affected Units during the period that the LDs apply, prior to their respective Commercial Operation Dates. The aggregate LDs for delays in Unit completion are limited to a maximum of 22.5 percent of the Guaranteed Lump Sum price of the EPC Contract, or approximately $51,539,587. These LDs may be limited to the damages available to the EPC Contractor from GE to the extent that the delay is caused primarily due to GE's failure to perform. GE will be obligated to pay damages to the EPC Contractor (1) for unexcused late delivery of the Units and (2) if the performance of the Units is not as required under the GE Turbine Contract. GE will also issue certain warranties in connection with the performance of the Units. For additional discussion, please refer to the section of the Offering Circular entitled "Summary of Principal Project Documents, EPC Contract".

    Under the PPA, the Partnership is obligated to pay LDs to PECO for failure of a Unit to achieve its Scheduled Date of Commercial Operation in amounts equal to: (1) $25,000 per Unit for each full day or part thereof by which the Commercial Operation of any such Unit is delayed up to and including the 14(th) day after the Scheduled Commercial Operation Date for such Unit; (2) $50,000 per Unit for each full day or part thereof by which the Commercial Operation of any such Unit is delayed beyond the 14(th) day and up to and including the 30(th) day after the Scheduled Commercial Operation Date for such Unit; and
(3) $66,667 per Unit for each full day or part thereof by which the Commercial Operation of any such Unit is delayed beyond the 30(th) day after the Scheduled Commercial Operation Date for such Unit. The aggregate amount of LDs payable by the Partnership to PECO shall not exceed $8,000,000 per Unit and $25,000,000 in the aggregate.

    Performance LDs are available in the event that the EPC Contractor fails to meet the guaranteed net power output ("Commercial Operation Output") of at least 938,460 kW for the Facility, and 156,410 kW for each Unit ("Unit Output Requirement"), when measured during the Performance Tests. Output performance LDs are set at $300 for each kilowatt by which the demonstrated Commercial Operation Output and Unit Output Requirements fall below these guaranteed values. The aggregate LDs for reduced Facility and Unit output are limited to a maximum of 22.5 percent of the Guaranteed Lump Sum price of the EPC Contract, or approximately $51,539,587.

    Performance LDs are also available in the event that the EPC Contractor fails to meet the guaranteed Commercial Operation Net Heat Rates of 10,683 Btu/kWh or less when operated on natural gas and 10,821 Btu/kWh when operated on fuel oil, both when measured during the Performance Tests. Net Heat Rate LDs are set at $5,860 per Btu/kWh for each Btu/kWh by which the demonstrated net heat rate of the Facility or any Unit exceeds the Commercial Net Heat Rate when operated on natural gas, plus $950 per Btu/kWh by which the demonstrated net heat rate of the Facility or any Unit exceeds the Commercial Net Heat Rate when operated on fuel oil. The aggregate LDs for increased Plant and Unit net heat rates are limited to a maximum of 22.5 percent of the Guaranteed Lump Sum price of the EPC Contract, or approximately $51,539,587.

    The aggregate liability of the EPC Contractor for liquidated damages under the EPC Contract for delays in Commercial Operation, Commercial Operation Output and Commercial Operation Net Heat Rate is limited to 30 percent of the Guaranteed Lump Sum Price under the EPC Contract price, or approximately $68,719,450.

STATUS OF PERMITS AND APPROVALS

    The Facility must be designed, constructed and operated in accordance with applicable environmental laws, regulations and codes. On the basis of our review, we are of the opinion that the Partnership has received the key environmental permits and approvals required from the various federal, state, and local agencies, that are currently necessary to construct the Facility. While not all the required permits and approvals have been issued, including some which cannot be obtained until the Facility is ready to operate, we are not aware of any technical circumstances that would prevent the issuance of the remaining permits. Certain permits related to construction require detailed design drawings for their application, are the EPC Contractor's responsibility, and are procedural in nature.

    The status of key permits and approvals for the construction and operation of the Facility is presented in Table 7. Additional information is provided following the table, where necessary for completeness or clarification.

                                    TABLE 7
                      STATUS OF KEY PERMITS AND APPROVALS

PERMIT OR APPROVAL              FOR                  AGENCY                 STATUS                 REMARKS
------------------     ---------------------  ---------------------  ---------------------  ---------------------
FEDERAL
Determination          Exempt Wholesale       Federal Energy         Approved 7/9/99
                       Generator status       Regulatory Commission

Authorization under    Filling and            U.S. Army Corps of     Authorized 4/21/99     see text
Nationwide Permit      disturbance of         Engineers ("Corps")
No. 26                 wetlands

Approval of Facility   Oil storage            U.S. Environmental     Plan submittal not
Response Plan                                 Protection Agency      required until tank
                                              ("EPA")                is filled.

STATE
Air Permit             Construction and       GA DNR                 Issued 12/18/98
                       initial operation of
                       a source of air
                       pollution

Title V Operating      Operation of a major   GA DNR                 Application required
Permit                 source of air                                 within 12 months
                       pollution                                     after start of
                                                                     operations

Stormwater discharge   Construction           GA DNR                 Not available--see     EPC Contractor
permit                 stormwater discharge                          text                   responsibility

NPDES Permit           Discharge of           GA DNR                 Issued 7/9/99,         Renewal application
                       wastewater                                    expires 6/30/04        due 1/9/04

LOCAL
Zoning Approval        Facility               Heard County           Obtained June 8, 1998

Disturbance Permit     Facility Site grading  Heard County           Detailed grading       EPC Contractor
                                                                     plans, necessary for   responsibility
                                                                     application, in
                                                                     progress

    CORPS PERMIT

    As a condition of the Corps' authorization under Nationwide Permit No. 26, the Partnership is required to obtain Corps approval of certain restrictive covenants for parcels of land related to the approved wetlands mitigation plan. The Partnership has indicated its intent to obtain this Corps approval in adequate time to comply with the further requirement to register the covenants with the property deeds within 60 days of commencing construction in the wetlands. We know of no technical reason why this approval should not be attainable.

    AIR PERMIT

    The Air Permit includes emission limits, operating restrictions, testing requirements, and monitoring and reporting requirements. Principal emission limits are described in Table 6 herein. No. 2 fuel oil is limited to
0.05 percent (by weight) sulfur content and the Facility is limited to use of 57 million gallons of No. 2 fuel oil per 12-month period. The average utilization of the Facility shall not exceed 3,066 hrs/unit/year.

    These limits and operating restrictions and the testing, monitoring and recording requirements are similar to the requirements of air permits for other facilities with which we are familiar.

    STORMWATER DISCHARGE PERMIT

    Disturbance of greater than five acres for construction would require a Construction Stormwater NPDES Permit. The EPA has delegated authority for administering this permit program to the GA DNR, which has issued a General Permit covering construction activities throughout the State of Georgia. However, we understand that this General Permit has been appealed, and that until these appeals are settled, GA DNR is neither issuing authorizations under the General Permit or individual construction stormwater permits. The Partnership has received a letter from the GA DNR indicating that it will consider the Partnership in compliance provided it implements all of the technical requirements of the General Permit.

    PENDING CHANGES IN REGULATIONS

    There are two pending changes in the GA DNR's air pollution regulations which, when and if finalized, may have an effect on operation of the Facility.

    SIP CHANGE

    The Atlanta, GA area is not attaining the National Ambient Air Quality Standard for ozone. In order to achieve that standard in the coming years, GA DNR has proposed a change to its State Implementation Plan ("SIP") comprised of a series of regulatory changes affecting stationary sources, including power plants, and mobile sources. The focus of this SIP Change is reductions in emissions of NO(X) and volatile organic compounds ("VOC"), which are pollutants involved in the formation of ozone, in northern Georgia.

    This SIP Change must be submitted to the EPA for approval. We have not reviewed the SIP Change in detail. The Partnership indicated that there are reasons to believe that the SIP Change, in its current form, is not approvable by the EPA, in which case the process could start over during 2000. A first attempt at a SIP Change to address the same non-attainment issue was rejected by EPA in 1998.

    The SIP Change may be modified at any step in this process; therefore it is uncertain what, if any, impact the SIP Change may have when it is finally implemented. However, a general observation can be made. As the Facility has been issued its Air Permit, it is likely that most, if not all, of the regulations changes in the SIP Change will not be applicable; i.e., the Facility will be "grandfathered" from most of the requirements. The permitted emission rates for the Facility are, in general, below the targeted emission rates for new sources in the proposed SIP Change. If implemented as currently proposed, there would be little, if any, impact expected on Facility operations.

    EPA SIP CALL

    As numerous eastern states have had a persistent ozone attainment problem, part of which is due to transport of ozone precursors from adjacent states, EPA, in September 1998, issued a rule calling for 22 states, including GA, to prepare and submit revisions to their SIPs to provide for further reduction of emissions of NO(X) commencing with the 2003 ozone season (May-September) (the "SIP Call"). Under the EPA rules, the affected states were to submit these SIP revisions by September 1999. However, on May 26, 1999, the U.S. Circuit Court of Appeals for the District of Columbia stayed the effect of the SIP Call, pending resolution of challenges brought by various entities; thus, states were not required to submit revised SIPs by the September 1999 deadline. This action places in doubt the scope, timing and content of the EPA mandate to further reduce NO(X) emissions, and will likely delay implementation of the NO(X) reductions and cap-and-trade program envisioned by the EPA.

    In general, the EPA SIP Call envisioned a regional NO(X) cap-and-trade system similar to the national SO(2) emissions allowance program in effect under Title IV of the Clean Air Act. Each state would be assigned a NO(X) emissions cap for the ozone season, and would implement regulations (referred to as the "NO(X) Budget Rule") distributing these allowances and requiring each affected source to hold allowances for its actual ozone season NO(X) emissions each year. If a facility were to emit more NO(X) than its allocation, it would have to obtain additional allowances on the open market. If it emitted less, it might be able to sell the excess allowances. This system was to go into effect for the 2003 ozone season.

    Prior to the Circuit Court decision, the GA DNR had developed a draft of "Main Principles for Utilities," a preliminary concept for allowance allocation for the years 2003 and beyond. This methodology would assign allowances for the years 2003-2007 to existing units using an undefined method, although EPA guidance would suggest it would be based on actual fuel use during some historical baseline period multiplied by an emission factor of 0.15 lb/MMBtu.

    For units permitted after 1995 (i.e., not operating during the initial baseline period), including the Facility, allowances for the period 2003-2007 would be allocated on a first-come, first-served basis from a 900 tons per season ("tps") set-aside pool, and would be based on a nominal NO(X) emission rate of 0.04 lbs/MMBtu, the maximum heat input capacity of the unit, and an assumed capacity factor of 20 percent, or 734 hrs/season. For the Facility, this would be approximately 154 tps. The Partnership expects actual NO(X) emissions from the Facility to be somewhat less than 154 tps. Excess allowances could be sold.

    Beginning with the 2008 ozone season, the Facility would be considered an existing unit and would share in the allocation of the cap based on whatever scheme is adopted. EPA guidance suggests an allocation scheme based on actual seasonal NO(X) emissions during a baseline period that is shortly before the date of the allocation and a factor in pounds of NO(X) per MWh or MMBtu.

    If, in fact, the EPA prevails and the SIP Call goes forward, the exact allocations of allowances for year 2003 and beyond will not be specifically known for some time. For the purposes of the Projected Operating Results, we have conservatively assumed that:

    - a NO(X) budget rule with a cap-and-trade system will be in place by 2003,

    - the Facility will only be allocated half the allowances necessary for the Facility's expected NO(X) emissions, and

    - allowances will cost $1,400/ton in 1995 dollars, which is comparable to the price of recent trades of NO(X) allowances in the Northeast where such a trading system went into effect this year, and will escalate at the rate of inflation.

                          THE FINANCING OF THE PROJECT

FACILITY CONSTRUCTION COST

    The EPC Contract includes a "Guaranteed Lump Sum Price" of $229,064,832 (the "EPC Contract Price"). The EPC Contract Price includes the EPC Contractor's fixed price for labor and material and the cost of the GE Turbine Contract. Additionally, $302,000 is included in the Total Construction Cost for late scope changes which are anticipated to be added to the EPC Contract Scope. The EPC Contractor's estimate which serves as the basis of the EPC Contract Price is based on the Partnership's Request for Proposal, preliminary design drawings, preliminary site plans and general arrangement drawings, and quotes the EPC Contractor obtained from manufacturers, suppliers, vendors and subcontractors with whom the EPC Contractor is familiar. A Tenaska affiliate executed an agreement with GE for the supply of the CTGs and will assign the agreement to the Partnership upon issuance of the Bonds. The Partnership will immediately assign the agreement to the EPC Contractor.

    The EPC Contract stipulates that if the Authorization to Proceed ("ATP") is not issued by July 1, 2000, the EPC Contract Price shall be escalated per Exhibit P. Should the ATP not be issued by December 31, 2000, the EPC Contractor may request that the EPC Contract Price may be renegotiated.

    The Partnership has estimated other construction costs of $31,262,000 (the "Other Construction Costs"), as shown in Table 8, and together with the EPC Contract Price and Scope Changes is the Total Construction Cost. The Other Construction Costs includes $11,962,000 of project contingency (the "Project Contingency"). The Partnership's Project Contingency budget falls in a range of project contingency that we would anticipate based on the contingency requirements of other similar projects with which we are familiar. The Partnership prepared its budgets for electrical, gas and water interconnection costs based on estimates provided by the entities that will be responsible for completing the interconnection work. The Partnership estimated its project management, insurance, start-up and contingency budgets based on its experience on other similar projects and its estimated project specific requirements of the Facility. The Partnership's estimate for spare parts is based on the recommended spare parts as provided in Exhibit I of the LTSA.

                                    TABLE 8
                           TOTAL CONSTRUCTION COST(1)
                                     ($000)

EPC Contract Price..........................................  $229,065
  Scope Changes.............................................       302
                                                              --------
  Total EPC Price...........................................  $229,367

Other Construction Costs
  O&M Mobilization Costs....................................  $    110
  Electrical Interconnection Costs..........................     1,000
  GPC Monthly Fees..........................................       158
  Gas Interconnection Costs.................................     3,123
  Heard County Water Authority..............................       515
  Land......................................................       712
  Project Management Costs..................................     4,643
  Insurance (Builder's Risk/Marine/Liability)...............     1,350
  Sales Tax.................................................     1,000
  Spare Parts...............................................     3,649
  Start-up Costs............................................     3,040
  Project Contingency.......................................    11,962
                                                              --------
  Subtotal--Other Construction Costs........................  $ 31,262

Total Construction Cost.....................................  $260,629

------------------------

(1) As estimated by the Partnership.

    Based on our review, we are of the opinion that the estimates which serve as the basis for the EPC Contract Price and the Total Construction Cost were prepared in accordance with generally accepted engineering and estimating practices and methods. The EPC Contract Price and the Total Construction Cost, including Project Contingency, are comparable to the costs of simple cycle projects at similar stages of development utilizing similar technologies with which we are familiar.

SOURCES AND USES OF FUNDS

    The estimated sources and uses of funds in connection with the Financing of the Facility, including the issuance of Bonds, as estimated by the Partnership based on interest and reinvestment rate assumptions provided by Goldman, Sachs & Co. and TD Securities (collectively, the "Initial Purchasers"), are summarized in Table 9.

                                    TABLE 9
                         ESTIMATED SOURCES AND USES(1)
                                     ($000)

Sources of Funds
  Gross Proceeds of the Bonds...............................  $275,000
  Equity Contribution.......................................    35,500
  Revenue from Operations of the Initial Units..............    20,089
                                                              --------
  Total Sources of Funds....................................  $330,589

Uses of Funds
  Total Construction Cost...................................  $260,629
  Development Costs.........................................     7,000
  Financing Fees and Costs..................................     5,114
  Interest During Construction(2)...........................    52,757
  Expenses from Operations of the Initial Units.............     4,831
  Working Capital...........................................       258
                                                              --------
Total Uses of Funds.........................................  $330,589

------------------------

(1) As estimated by the Partnership.

(2) Based on an interest rate of 9.50 percent on the Bonds and assumes that unspent proceeds earn interest income at a rate of 5.0 percent per year, as estimated by the Initial Purchasers.

    Based on our review, we are of the opinion that, based upon the interest and reinvestment rates as estimated by the Initial Purchasers and the total uses of funds as estimated by the Partnership, the principal amount of the Bonds, when combined with the equity from the Partnership, PPA revenue during the construction period from the Initial Units, and interest income during the construction period, should be sufficient to fund the Total Construction Cost and interest on the Bonds through May 31, 2002.

                          PROJECTED OPERATING RESULTS

    We have reviewed estimates and projections of electric generating capacity, fuel consumption and operating costs for the Facility as made available to us by the Partnership. On the basis of such data, we have prepared the Projected Operating Results. The Projected Operating Results are presented herein for each calendar year beginning on June 1, 2002, the expected Commercial Operation Date of the entire Facility, and ending on February 1, 2030, the scheduled maturity of the Bonds. Revenues will be derived from the sale of electrical capacity and energy to PECO under the PPA. Expenses for the Facility consist primarily of fixed and variable operations and maintenance expenses, based on our review of projected operating and maintenance expenses provided by the Partnership. Debt service on the Bonds has been estimated by the Initial Purchasers. Projected sources of revenues and expenses have been set forth in the Projected Operating Results presented in Exhibit B-1. The Projected Operating Results are based on current contractual commitments as described herein and have been prepared using assumptions and considerations set forth in this Report and the footnotes to Exhibit B-1.

ANNUAL OPERATING REVENUES

    Under the pricing provisions of the PPA, the Partnership will receive several different revenue streams from PECO and may incur incentive and/or penalty payments for certain operational conditions. The term of the PPA commences on the date of Commercial Operation and ends on the 29(th) anniversary of Commercial Operation (the "Operating Term"). PECO may terminate the PPA on the 20(th) anniversary of Commercial Operation upon payment to the Partnership of $175,000,000. For the purposes of the Projected Operating Results, we have assumed that PECO would purchase electricity from the Facility under the terms of the PPA for the full Operating Term. The payment streams and incentive and penalty provisions under the PPA are determined as follows:

    RESERVATION PAYMENTS

    Reservation payments will be calculated monthly as the product of (1) a reservation rate, in dollars per kilowatt per month, (2) the number of Units in Commercial Operation, (3) the Unit capacity, and (4) 1,000. The annual reservation rates are specified in Exhibit 8.02 to the PPA, and increase from $3.50/kW-mo for the first Contract Year to $6.00/kW-mo during the 29(th) Contract Year.

    ENERGY PAYMENTS

    Energy payments will be calculated monthly as the product of (1) the total amount of delivered energy from the Facility received by PECO, and (2) either a gas energy rate or fuel oil energy rate, depending on the fuel used to generate such delivered energy. The annual gas energy rates and fuel oil energy rates are specified in Exhibit 8.03 to the PPA, and increase from $0.16/MWh for the first Contract Year to $0.56/MWh during the 29(th) Contract Year for the gas energy rate, and from $1.06/MWh for the first Contract Year to $1.46/MWh during the 29(th) Contract Year for the fuel oil energy rate.

    REPLACEMENT ENERGY PAYMENT

    Replacement energy payments will equal the aggregate replacement fuel cost incurred each month by the Facility.

    START CHARGES

    Start charges will be calculated monthly as the product of (1) the number of starts requested by PECO and (2) a start charge, equal to $11,000 for each start during the first Contract Year, escalating by 3 percent per year thereafter.

    MISCELLANEOUS CHARGES

    PECO may also incur miscellaneous charges through excess run time payments and standby mode charges.

    AVAILABILITY INCENTIVE PAYMENT

    If the Summer Availability Percentage for each Contract Year exceeds
97 percent, but the Peak Days Availability (determined as the Facility Availability Percentage calculated during the five days during the immediately preceding Summer Period with the highest On-Peak Energy Prices) is below
99 percent, PECO shall pay to the Partnership $150,000 for each percentage point the Summer Availability Percentage exceeds 97 percent. If the Summer Availability Percentage for each Contract Year exceeds 97 percent and the Peak Days Availability exceeds 99 percent, PECO shall pay to the Partnership $500,000 for each percentage point the Summer Availability Percentage exceeds
97 percent, up to a maximum of $1,500,000 for each Contract Year.

    AVAILABILITY ADJUSTMENTS PAYMENTS

    If the Summer Availability Percentage is less than 87 percent, the Partnership shall pay PECO an amount equal to 3.34 percent of the total reservation payments for such Contract Year for each percentage point the Summer Availability Percentage is below 97 percent. If the Annual Availability

Percentage is greater than 76.9 percent but less than 97 percent, the Partnership shall pay PECO an amount equal to 3.34 percent of the total reservation payments for such Contract Year for each percentage point the Annual Availability Percentage is below 97 percent. Amounts paid to PECO under the Summer Availability Adjustment will be credited against amounts due under the Annual Availability Adjustment. If the Annual Availability Percentage is below
76.9 percent, the Partnership shall pay PECO an amount equal to 66.8 percent of the total reservation payments for such Contract Year plus 0.432 percent of the total reservation payments for such Contract Year for each percentage point the Annual Availability Percentage is below 76.9 percent. As mentioned previously, based on the projected level of dispatch, the Facility should be capable of achieving a Summer Availability Percentage of 98 percent and an Annual Availability Percentage of 97 percent, as defined in the PPA.

    FUEL ADJUSTMENT PAYMENTS

    For each Contract Year in which the Facility is operated during the summer months at Base Unit Output for at least 2,000 Unit Hours, if the Summer Months Base Heat Rate is greater than 11,300 Btu/kWh, the Partnership shall pay PECO a fuel adjustment payment for the difference between the actual heat rate and 11,300 Btu/kWh multiplied by the Daily Index Citation gas price. If the actual Summer Months Base Heat Rate is less than 10,800 Btu/kWh, PECO shall pay a fuel adjustment payment to the Partnership based on the difference between 10,800 Btu/kWh and the actual Summer Months Base Heat Rate multiplied by the Daily Index Citation gas price.

    The operating revenues under the PPA, as shown in the Base Case Projected Operating Results are based on: (1) an average annual Contract Capacity level of 908,000 kW; (2) a Summer Availability Percentage equal to 98 percent and an annual Peak Days Availability average less than 99 percent but greater than 97 percent; (3) an Annual Availability Percentage equal to 97 percent; (4) net annual capacity factors and number of Unit Starts as estimated by RDI; and
(5) an average annual Facility net heat rate of 11,088 Btu/kWh.

ANNUAL OPERATING EXPENSES

    FUEL COST

    The Partnership will incur no annual fuel-related costs or charges during the term of the PPA provided PECO remains the exclusive recipient of all capacity and energy generated by the Facility, except for the fuel payment adjustment, if any. For the purposes of calculating an Efficiency Adjustment under the PPA, RDI has projected the price of fuel for the Facility.

    OPERATION AND MAINTENANCE EXPENSES

    The Operator is responsible for operation and maintenance of the Facility. The Facility has negotiated and executed the O&M Agreement with the Operator for the administration, operation and maintenance of the Facility, including providing initial start-up support during the pre-commissioning period. Tenaska has executed, and will assign to the Partnership, an LTSA with GE International for the long-term maintenance of the CTGs.

    The Partnership's estimate of operating and maintenance expenses includes provisions for labor, repair and maintenance, including renewals and replacements, utilities, and consumables. The Partnership has also included a provision for operating and maintenance contingency beginning in 2004. For the purposes of the Projected Operating Results, we have assumed that any extraordinary repair costs prior to 2004 will be covered by the EPC Contractor or GE under their warranties pursuant to the EPC Contract and the GE Turbine Contract, respectively.

    The Partnership will pay the Operator a fixed management fee, an incentive fee, and, potentially, an availability bonus. There is also a corresponding availability penalty. Pursuant to the O&M

Agreement, the fixed management fee is $225,000 in 1999 dollars, except during 2003 for which the fee has been waived. In addition, the Facility will reimburse the Operator for operations and maintenance expenses based on an annual budget agreed to by the Operator and the Partnership. The O&M Agreement provides for incentive payments by the Partnership for Contract Availability and other mutually agreed upon incentive criteria. We have also included the administration fee under the interconnection agreement with GPC. We have assumed that, except as noted above, all O&M costs will increase at the rate of general inflation of 2.5 percent per year.

    OPERATIONS AND MAINTENANCE AGREEMENT

    The O&M Agreement has a term commensurate with that of the PPA, and establishes the terms and conditions to which Operator will perform management and operating services including providing initial start-up support prior to the Date of Commercial Operation.

    The Operator will provide personnel, procedures, training and administrative, management, and professional/technical services necessary for the safe and reliable start-up, commissioning, operation and maintenance of the Facility. The Operator will warrant that the services performed by the Operator and/or its subcontractors and suppliers shall be done in a good and workmanlike manner in accordance with Prudent Utility Practice and standard industry practice and in accordance with Facility manuals.

    The structure of the O&M Agreement is a cost reimbursable plus fee basis. In addition to cost reimbursement, the Partnership will pay the Operator an annual fixed management fee of $225,000 during the first Contract Year, escalated thereafter at the rate of inflation. Under the terms of the O&M Agreement, there will be no fixed management fee during 2003. In addition, the Operator is eligible to earn an incentive fee which shall be paid on the basis of the Partnership's assessment of the Operator's performance against mutually agreed upon incentive criteria. The maximum value of the incentive fee to be earned during the first Contract Year is $100,000, adjusted annually thereafter at a rate of 3.5 percent per year beginning on January 1, 2001. The Operator is also subject to an Availability Adjustment bonus, or penalty for each Contract Year on the basis of the Facility's Annual Availability Percentage. The bonus and penalty amounts are $25,000 per 1 percent above or below a 97 percent Annual Availability Percentage threshold, respectively; both the bonus and penalty fees are subject to an initial maximum annual amount of $75,000, escalating each year at an annual rate of 3.5 percent, beginning on January 1, 2001. During the pre-commissioning period the Partnership will pay the Operator a fixed management fee of $75,000 and an incentive fee of up to $75,000.

    LONG TERM PARTS AND LONG TERM SERVICE CONTRACT

    The Initial Term of the LTSA shall expire upon the earlier of:
(1) completion of the first Major Inspection of each Unit; or (2) thirty years after the Performance Start Date for each Unit. The Partnership has the option to extend the term of the LTSA for any or all of the Units through the next major inspection interval.

    The LTSA covers planned and unplanned maintenance, technical advisory, diagnostic, spare parts, major parts replacement, parts repair, and inspection and overhaul services. In conjunction with the LTSA, GE International will provide availability guarantees on a long-term basis for the turbine generators.

    Under the terms of the LTSA, the Partnership will initially pay GE International a monthly fixed charge per Unit throughout the initial term of the LTSA. In addition, the Facility will incur a Factored Start charge for starts in excess of 24 starts per Unit during any calendar year, and will incur a Factored Fired Hour Adjustment charge for fired hours in excess of a base amount of sixteen Factored Fired Hours per Factored Start per Unit. All rates and charges under the LTSA are based on 2001 dollars and will escalate at 3 percent per year through January 31, 2011, and then will escalate based on a composite index made up of 40 percent Materials Index and 60 percent U.S. Labor Index beginning with payments due on or after February 1, 2011.

    Under the LTSA, GE International will guarantee an Annual Availability Percentage, calculated in accordance with terms which are similar to the terms of the PPA. If the Annual Availability Percentage in a given year is greater than the guaranteed percentage, the Partnership shall pay a bonus for each percentage point exceeding the guaranteed percentage. If the Annual Availability Percentage in a given year is less than the guaranteed percentage, GE International shall pay a penalty for each percentage point below the guaranteed percentage. There is a maximum amount to be paid by either party under these provisions based on February 1, 2001 dollars, escalated at 3 percent per year thereafter.

    Based on our review, we are of the opinion that the methodology used by the Partnership in preparing the operation and maintenance cost estimate for the Facility, including the provision for major maintenance provided by the LTSA, is reasonable.

    OTHER EXPENSES

    We have also included other expenses as estimated by the Partnership. These expenses include the Partnership management fee and the cost of insurance, property taxes and certain home office costs. Under the terms of the Partnership Agreement, the payment of the Partnership's management fee will be waived through 2009.

ANNUAL DEBT SERVICE

    Based on information provided by the Initial Purchasers, we have included an amount for the total annual debt service payments on the principal amount of the Bonds of $275,000,000. Interest has been included at an annual interest rate on the Bonds of approximately 9.50 percent as reported by the Initial Purchasers. Principal payments and interest payments are due each February 1 and August 1 of each year, with principal payments commencing on February 1, 2006. Deposits into the Debt Service Fund are to be made to the Trustee in monthly installments over the six months prior to the due date. Interest is assumed to be paid from the proceeds of the Bonds and from operating revenues obtained during the period between the Commercial Operation Dates of the Initial and Final Units until June 1, 2002, the expected Commercial Operation Date of the Final Units.

    Under the terms of the Collateral Agency and Intercreditor Agreement, total letter-of-credit fees are included in the definition of debt service for coverage calculation purposes. A Debt Service Reserve Account is to be established pursuant to the Indenture for the purpose of funding any shortfalls in the payment of principal and interest on the Bonds. A Debt Service Reserve Account letter-of-credit will be put in place on June 1, 2002. The Debt Service Reserve Account requirement will change over time and will be equal to the next scheduled semi-annual debt service payment for the remainder of the term of the Bonds plus six months' interest on any draws on the letter-of-credit, up to a maximum Debt Service Reserve Account letter-of-credit amount of $16,000,000. For the purposes of estimating the Debt Service Reserve Account requirement, the Partnership has assumed annual draws on the letter-of-credit equal to the next scheduled semi-annual debt service payment and an interest rate equal to the rate on the Bonds. In addition, the Partnership is required to establish up to a $25,000,000 letter-of-credit to be used as Acceptable Credit Support required under the PPA, and is also allowed to establish a $10,000,000 Working Capital Line of Credit in connection with the Facility. For the purposes of estimating the letter-of-credit fees, the Partnership has assumed that it will establish a Working Capital Line of Credit in the amount of $5,000,000. Fees on the Working Capital Line of Credit and letter-of-credit facilities and on any unused amounts have been included based on various rates provided by the Partnership. For the purposes of the Projected Operating Results, we have assumed that there will be no draws on any of the letters-of-credit or the Working Capital Line of Credit.

DEBT SERVICE COVERAGE

    On the basis of our studies and analyses of the Facility and the assumptions set forth in this Report, we are of the opinion that, for the Base Case Projected Operating Results for the Facility, the projected revenues under the PPA are adequate to pay annual operating and maintenance expenses (including provisions for major maintenance as provided by the LTSA) and other operating expenses and provide an annual debt service coverage ratio of at least 1.30 times the annual debt service requirement on the Bonds and a weighted average debt service coverage ratio of 1.49 times the annual debt service requirement over the term of the Bonds. The weighted average debt service coverage ratio has been calculated as the total net operating revenues divided by the total debt service over the term of the Bonds. Annual debt service coverages for the term of the Bonds are presented in Exhibit B-1.

SENSITIVITY ANALYSES

    Due to the uncertainties necessarily inherent in relying on assumptions and projections, it should be anticipated that certain circumstances and events may differ from those assumed and described herein and that such will affect the results of our Base Case Projected Operating Results for the Facility. In order to demonstrate the impact of certain circumstances on the Base Case Projected Operating Results, certain sensitivity analyses have been developed. It should be noted that other examples could have been considered and those presented are not intended to reflect the full extent of possible impact on the Facility. The sensitivities are not presented in any particular order with regard to the likelihood of any case actually occurring. In addition, no assurance can be given that all relevant sensitivities have been presented, that the level of each sensitivity is the appropriate level for testing purposes, or that only one (rather than a combination of more than one) of such variations or sensitivities could impact the Facility in the future.

    These sensitivity analyses present the Projected Operating Results assuming, respectively, that: (a) the Facility availability is reduced by 5 percentage points, which results in a reduction in the Summer Availability and Annual Availability Percentages under the PPA of approximately 1 percentage point;
(b) the heat rate of the Facility increases by 5 percent over that assumed in the Base Case; (c) operating and maintenance expenses increase by 10 percent over those assumed in the Base Case; (d) the rate of general inflation is increased to 6 percent per year; (e) the Contract Capacity levels to PECO are reduced to the minimum contractual value of 875,000 kW each year; (f) the Facility operates at a "zero dispatch" level annually; and (g) the annual capacity factors and annual number of Unit starts of the Facility are twice those assumed in the Base Case. The sensitivity analyses are presented as Exhibits B-2 through B-8 to this Report. For the purposes of sensitivity cases
(e), and (f), we have assumed there would be no changes in annual maintenance costs or periodic maintenance activities under the LTSA.

SUMMARY COMPARISON OF PROJECTED OPERATING RESULTS

    A summary of the debt service coverages on the Bonds for the Base Case Projected Operating Results and each sensitivity case is presented in Table 10.

                                    TABLE 10
                        PROJECTED DEBT SERVICE COVERAGE

                             BASE CASE                                   SENSITIVITY CASES
                             ---------   ----------------------------------------------------------------------------------
                                              A             B           C           D          E          F           G
                                         ------------   ---------   ---------   ---------   --------   --------   ---------
           YEAR                                                     INCREASED               REDUCED               INCREASED
          ENDING                           REDUCED      INCREASED   OPERATING   INCREASED   CONTRACT     ZERO     CAPACITY
          DEC 31,                        AVAILABILITY   HEAT RATE   EXPENSES    INFLATION   CAPACITY   DISPATCH    FACTORS
          -------                        ------------   ---------   ---------   ---------   --------   --------   ---------
2002.......................    1.33          1.29         1.33        1.32        1.32        1.28       1.23       1.34
2003.......................    1.30          1.26         1.30        1.29        1.28        1.25       1.24       1.30
2004.......................    1.31          1.27         1.31        1.29        1.28        1.26       1.25       1.32
2005.......................    1.34          1.29         1.33        1.31        1.30        1.28       1.28       1.35
2006.......................    1.35          1.30         1.33        1.32        1.30        1.29       1.28       1.36
2010.......................    1.35          1.30         1.33        1.31        1.27        1.29       1.28       1.36
2015.......................    1.40          1.35         1.39        1.37        1.25        1.34       1.33       1.41
2020.......................    1.51          1.46         1.51        1.48        1.28        1.45       1.43       1.52
2025.......................    1.72          1.66         1.72        1.68        1.31        1.65       1.62       1.74
2029.......................    1.99          1.92         1.99        1.94        1.39        1.90       1.86       2.01
Minimum....................    1.30          1.26         1.30        1.29        1.18        1.25       1.23       1.30
Average....................    1.49          1.44         1.48        1.45        1.28        1.42       1.40       1.50

LIQUIDATED DAMAGES ANALYSES

    We have performed a series of analyses to estimate the impact on the average debt service coverage ratio if the EPC Contractor fails to pass certain performance tests and there is a long-term performance deficiency over the term of the Bonds. In these analyses, we have assumed that, if performance liquidated damages are paid to the Partnership by the EPC Contractor, the total damages payment will be used to redeem the principal of the Bonds on pro rata basis. These analyses have been performed to demonstrate the sufficiency of the performance liquidated damages to maintain debt service coverage at the level projected in the Base Case Projected Operating Results. These analyses assume that: (1) the deficiency would exist in all units; and (2) that the maximum aggregate liquidated damages of 22.5 percent of the EPC Contract Price would be available to pay the damages associated with that deficiency and such damages would be used to repay the debt, assumed for our purposes to be only the Bonds, on a pro rata basis. Under the terms of the Collateral Agency and Intercreditor Agreement, in the event that the average debt service coverage ratio is projected to exceed 1.50, all or a portion of the liquidated damage payments would not be used to repay the debt. Based on the projected average debt service coverage ratio in the Base Case Projected Operating Results, we have assumed that the entire liquidated damages payment would be used to repay the Bonds.

    Based on these analyses, we are of the opinion that, if the EPC Contractor pays the Partnership performance liquidated damages due to a failure to achieve the Guaranteed Net Electrical Output and Guaranteed Net Heat Rate, then the weighted average debt service coverage ratio over the term of the Bonds is projected to remain generally at the same level as in the Base Case Projected Operating Results for deficiencies in Guaranteed Net Electrical Output and Guaranteed Net Heat Rate equivalent to the Performance Minimums under the EPC Contract.

                    PRINCIPAL CONSIDERATIONS AND ASSUMPTIONS
                  USED IN THE PROJECTION OF OPERATING RESULTS

    In the preparation of this Report and the opinions that follow, we have made certain assumptions with respect to conditions which may exist or events which may occur in the future. While we believe these assumptions to be reasonable for the purpose of this Report, they are dependent upon future events, and actual conditions may differ from those assumed. In addition, we have used and relied upon certain information provided to us by sources which we believe to be reliable. While we believe the use of such information and assumptions to be reasonable for the purposes of our Report, we offer no other assurances with respect thereto and some assumptions may vary significantly due to unanticipated events and circumstances. To the extent that actual future conditions differ from those assumed herein or provided to us by others, the actual results will vary from those projected herein. This Report summarizes our work up to the date of the Report. Thus, changed conditions occurring or becoming known after such date could affect the material presented to the extent of such changes.

    The principal considerations and assumptions made by us in developing the Base Case Projected Operating Results and the principal information provided to us by others include the following:

        1. As Independent Engineer, we have made no determination as to the validity and enforceability of any contract, agreement, rule, or regulation applicable to the Facilities and their operations. However, for purposes of this Report, we have assumed that all such contracts, agreements, rules, and regulations will be fully enforceable in accordance with their terms and that all parties will comply with the provisions of their respective agreements.

        2. Our review of the design of the Facility was based on information provided by the Partnership.

        3. The Operator will maintain the Facility in accordance with good engineering practice, will perform all required major maintenance in a timely manner, and will not operate the equipment to cause it to exceed the equipment manufacturers' recommended maximum ratings.

        4. The Operator will employ qualified and competent personnel and will generally operate the Facility in a sound and businesslike manner.

        5. The Facility will identify and implement solutions to the Y2K Problem in a manner which will not impact the projected net revenues of the Facility.

        6. Inspections, overhauls, repairs and modifications are planned for and conducted in accordance with manufacturers' recommendations, and with special regard for the need to monitor certain operating parameters to identify early signs of potential problems.

        7. All licenses, permits and approvals, and permit modifications necessary to operate the Facility have been, or will be, obtained on a timely basis and any changes in required licenses, or permits and approvals will not require reduced operation of, or increased costs to, the Facility.

        8. The CPI and general inflation will increase at an average annual rate of 2.5 percent per year.

        9. The performance of the Facility will be as assumed in the Projected Operating Results.

        10. The Facility will sell the quantities of electricity under the PPA as projected in the dispatch analyses performed by RDI. PECO will purchase electricity from the Facility under the terms of the PPA for the full Operating Term.

        11. In the event the Facility experiences an Efficiency Adjustment, the price of fuel for the Facility will be as projected by the RDI.

        12. The non-fuel operating and maintenance expenses will be consistent with the information provided by the Partnership, and will increase thereafter at the assumed change in the general inflation rate, except for certain expenses under the LTSA and O&M Agreement, as described in the Report, and property taxes and certain fees, which are based on a schedule provided by the Partnership.

        13. Any extraordinary repair costs prior to 2004 will be covered by the EPC Contract or GE under their warranties pursuant to the EPC Contract and GE Turbine Contract, respectively.

        14. There will be no additional capital improvements to the Facility other than those assumed in the Projected Operating Results.

        15. The Debt Service Reserve Account requirements will be provided for through a letter of credit.

        16. The principal amount of the Bonds will be $275,000,000 and the annual interest rate will be 9.50 percent, as reported by the Initial Purchasers. The amortization schedule of the Bonds will be as reported by the Initial Purchasers.

        17. If performance liquidated damages are paid to the Partnership by the EPC Contractor, the total damages payment will be used to repay the debt, assumed to be only the Bonds, on a pro rata basis.

                                  CONCLUSIONS

    Set forth below are the principal opinions which we have reached regarding our review of the Facility. For a complete understanding of the estimates, assumptions, and calculations upon which these opinions are based, the Report should be read in its entirety. On the basis of our studies, analyses, and investigations of the Facility and the assumptions set for in this Report, we are of the opinion that:

        1. The EPC Contractor, the Operator, and GE International have previously demonstrated the capability to perform their responsibilities under the EPC Contract, the O&M Agreement, and the LTSA, respectively.

        2. Provided that, as required by the EPC Contract, the EPC Contractor takes into account the recommendations in the Subsurface Report and in the EPC Contract design criteria regarding site development, subsurface conditions, and foundations during design and construction of the Facility, the Facility Site is suitable for construction and operation of the Facility.

        3. Based upon our review of the environmental site assessments conducted by EMCON for the Facility Site and the construction lay-down area, the investigations appear to have been conducted in a manner consistent with industry standards, using comparable industry protocols for similar studies with which we are familiar. Although we have not conducted an independent assessment of the Facility Site, the conclusions reached by EMCON appear to be supported by the data we have reviewed.

        4. The technology proposed for the Facility is a sound and proven method of electric generation. If operated and maintained consistent with generally accepted industry practices, the Facility should be capable of passing the Acceptance Tests pursuant to the EPC Contract and meeting the requirements of the PPA and the current environmental permits. Further, the Facility has adequately provided for all off-site requirements, including fuel supply and transportation, water supply, wastewater disposal, and electrical interconnection.

        5. The proposed method of design, construction and operation of the Facility has been developed in accordance with generally accepted industry practices and has taken into consideration the current environmental, license and permit requirements that the Facility must meet.

        6. If designed, constructed, operated and maintained as currently proposed, the Facility should be capable of operating in a peaking operation mode and of achieving an average annual output of 908 MW, and an average annual net plant heat rate of 11,088 Btu/kWh (HHV). The average annual output of 908 MW is within the range where neither party shall owe a penalty or adjustment under the PPA. The average annual net plant heat rate of 11,088 Btu/kWh (HHV) is within the range where neither party shall owe a Fuel Adjustment Payment under the PPA.

        7. Based on the projected level of dispatch, the Facility should be capable of achieving a Summer Availability Percentage of 98 percent and an Annual Availability Percentage of 97 percent, both as defined in the PPA. The Annual Availability Percentage of 97 percent is the level required to avoid reductions in the reservation payments under the PPA.

        8. The Facility should have a useful life extending beyond the term of the Bonds.

        9. Assuming the absence of events such as delivery delays, labor difficulties, unusually adverse weather conditions, force majeure events, the discovery of underground obstructions or hazardous materials or wastes not previously known, or other abnormal events that are prejudicial to normal construction or installation, based on a Limited Notice-to-Proceed of September 10, 1999, the scheduled Commercial Operation Dates of June 1, 2001 for the Initial Units and June 1, 2002 for the Final Units are achievable using generally accepted project and construction management practices.

        10. Given the range of dispatch factors projected by RDI, which is typical of peaking operation, and the requirements of the PPA, the Acceptance Tests and guarantees included in the EPC Contract are adequate to estimate the future performance of the Facility.

        11. The Partnership has received the key environmental permits and approvals required from the various federal, state, and local agencies, that are currently necessary to construct the Facility. While not all the required permits and approvals have been issued, including some which cannot be obtained until the Facility is ready to operate, we are not aware of any technical circumstances that would prevent the issuance of the remaining permits.

        12. The estimates which serve as the basis for the EPC Contract Price and the Total Construction Cost were prepared in accordance with generally accepted engineering and estimating practices and methods. The EPC Contract Price and the Total Construction Cost, including Project Contingency, are comparable to the costs of simple cycle projects at similar stages of development utilizing similar technologies with which we are familiar.

        13. Based upon the interest and reinvestment rates as estimated by the Initial Purchasers and the total uses of funds as estimated by the Partnership, the principal amount of the Bonds, when combined with the equity from the Partnership, PPA revenue during the construction period from the Initial Units, and interest income during the construction period, should be sufficient to fund the Total Construction Cost and interest on the Bonds through May 31, 2002.

        14. The methodology used by the Partnership in preparing the operation and maintenance cost estimate for the Facility, including the provision for major maintenance provided by the LTSA, is reasonable.

        15. For the Base Case Projected Operating Results for the Facility, the projected revenues under the PPA are adequate to pay annual operating and maintenance expenses (including provisions for major maintenance as provided by the LTSA) and other operating expenses and provide an annual debt service coverage ratio of at least 1.30 times the annual debt service requirement on the Bonds and a weighted average debt service coverage ratio of 1.49 times the annual debt service requirement over the term of the Bonds.

        16. If the EPC Contractor pays the Partnership performance liquidated damages due to a failure to achieve the Guaranteed Net Electrical Output and Guaranteed Net Heat Rate, then the weighted average debt service coverage ratio over the term of the Bonds is projected to remain generally at the same level as in the Base Case Projected Operating Results for deficiencies in Guaranteed Net Electrical Output and Guaranteed Net Heat Rate equivalent to the Performance Minimums under the EPC Contract.

                                          Respectfully Submitted,
                                          /s/ R. W. BECK, INC.

                                  EXHIBIT B-1
                            TENASKA GEORGIA FACILITY
                          PROJECTED OPERATING RESULTS
                                   BASE CASE

YEAR ENDING DECEMBER 31,                  2002(1)      2003       2004       2005       2006       2007       2008       2009
------------------------                  --------   --------   --------   --------   --------   --------   --------   --------
PERFORMANCE
  Net Summer Installed Capacity
    (kW)(2).............................   936,000   936,000    936,000    936,000    936,000    936,000    936,000    936,000
  PPA Contract Capacity (kW)(3).........   908,000   908,000    908,000    908,000    908,000    908,000    908,000    908,000
  Summer Availability under the PPA
    (%)(4)..............................      98.0%     98.0%      98.0%      98.0%      98.0%      98.0%      98.0%      98.0%
  Annual Availability under the PPA
    (%)(5)..............................      97.0%     97.0%      97.0%      97.0%      97.0%      97.0%      97.0%      97.0%
  Capacity Factor (%)(6)................       2.0%      2.0%       3.0%       4.0%       5.0%       5.0%       5.0%       6.0%
  Unit Starts Year (7)..................       181       181        272        363        454        454        454        544
  Energy Generation (MWh)...............   159,082   159,082    238,622    318,163    397,704    397,704    397,704    477,245
  Net Plant Heat Rate (Btu/kWh)(8)......    11,088    11,088     11,088     11,088     11,088     11,088     11,088     11,088

COMMODITY PRICES
  General Inflation (%)(9)..............      2.50      2.50       2.50       2.50       2.50       2.50       2.50       2.50
  Electricity Prices (10)
    Reservation Charges ($/kW-yr).......  $  42.00     42.21      43.34      44.74      45.73      46.43      47.03      48.19
    Unit Start Up Rates ($/Start).......  $ 11,330    11,670     12,020     12,381     12,752     13,135     13,529     13,934
    Energy Charges ($/MWh)..............  $   0.17      0.18       0.18       0.19       0.20       0.21       0.22       0.23

OPERATING REVENUES ($000)
  Reservation Payments..................  $ 22,246    38,327     39,353     40,624     41,523     42,158     42,703     43,757
  Unit Startup Charges..................  $  1,921     1,979      3,057      4,198      5,405      5,567      5,734      7,088
  Energy Payments.......................  $     27        29         43         60         80         84         87        110
  Availability Incentive Adjustment
    (11)................................  $     87       150        150        150        150        150        150        150
  Summer Availability Adjustment (12)...  $      0         0          0          0          0          0          0          0
  Annual Availability Adjustment (13)...  $      0         0          0          0          0          0          0          0
  Efficiency Adjustment (14)............  $      0         0          0          0          0          0          0          0
                                          --------   -------    -------    -------    -------    -------    -------    -------
  Total Operating Revenues..............  $ 24,282    40,485     42,603     45,032     47,158     47,959     48,674     51,105

OPERATING EXPENSES ($000)(15)
  Fuel..................................  $      0         0          0          0          0          0          0          0
  Operations (16).......................  $    914     1,622      2,057      2,152      2,251      2,308      2,364      2,472
  Capital Expenditures..................  $     32        55         57         58         59         61         62         64
  Major Maintenance (17)................  $  1,559     2,477      3,502      4,583      5,727      5,895      6,068      7,348
  Operator Fee, Incentive and Bonus
    (18)................................  $    202       107        366        376        386        397        408        420
  Home Office Expenses (19).............  $    422       742        761        780        799        819        840        861
  Insurance.............................  $    224       394        404        414        424        435        446        457
  Property and Other Taxes..............  $     52       142        189        305        339        365        382        391
                                          --------   -------    -------    -------    -------    -------    -------    -------
  Total Operating Expenses..............  $  3,405     5,539      7,336      8,669      9,985     10,280     10,569     12,014

NET OPERATING REVENUES ($000)...........  $ 20,877    34,945     35,267     36,364     37,173     37,679     38,105     39,091

ANNUAL DEBT SERVICE ($000)(20)
  Bonds
    Outstanding Balance.................  $275,000   275,000    275,000    275,000    274,714    274,026    273,052    271,391
    Annual Principal....................  $      0         0          0        286        688        974      1,661      2,349
    Annual Interest.....................  $ 15,240    26,125     26,125     26,125     26,081     26,016     25,907     25,733
  Letter of Credit Fees.................  $    429       735        735        738        810        812        819        825
                                          --------   -------    -------    -------    -------    -------    -------    -------
  Total Debt Service....................  $ 15,669    26,860     26,860     27,149     27,579     27,802     28,388     28,907

TRANSFERS FROM DSRF.....................  $      0         0          0          0          0          0          0          0

ANNUAL DEBT SERVICE COVERAGE............      1.33      1.30       1.31       1.34       1.35       1.36       1.34       1.35
AVERAGE DEBT COVERAGE (21)..............      1.49

DEBT SERVICE RESERVE ACCOUNT
  LOC (22)..............................  $  7,982    13,683     13,683     13,833     14,020     14,136     14,439     14,708

WORKING CAPITAL LOC (23)................  $  5,000     5,000      5,000      5,000      5,000      5,000      5,000      5,000

YEAR ENDING DECEMBER 31,                    2010       2011
------------------------                  --------   --------
PERFORMANCE
  Net Summer Installed Capacity
    (kW)(2).............................  936,000    936,000
  PPA Contract Capacity (kW)(3).........  908,000    908,000
  Summer Availability under the PPA
    (%)(4)..............................     98.0%      98.0%
  Annual Availability under the PPA
    (%)(5)..............................     97.0%      97.0%
  Capacity Factor (%)(6)................      5.0%       5.0%
  Unit Starts Year (7)..................      454        454
  Energy Generation (MWh)...............  397,704    397,704
  Net Plant Heat Rate (Btu/kWh)(8)......   11,088     11,088
COMMODITY PRICES
  General Inflation (%)(9)..............     2.50       2.50
  Electricity Prices (10)
    Reservation Charges ($/kW-yr).......    49.68      51.40
    Unit Start Up Rates ($/Start).......   14,353     14,783
    Energy Charges ($/MWh)..............     0.24       0.25
OPERATING REVENUES ($000)
  Reservation Payments..................   45,109     46,671
  Unit Startup Charges..................    6,084      6,266
  Energy Payments.......................       95         99
  Availability Incentive Adjustment
    (11)................................      150        150
  Summer Availability Adjustment (12)...        0          0
  Annual Availability Adjustment (13)...        0          0
  Efficiency Adjustment (14)............        0          0
                                          -------    -------
  Total Operating Revenues..............   51,438     53,186
OPERATING EXPENSES ($000)(15)
  Fuel..................................        0          0
  Operations (16).......................    2,486      2,546
  Capital Expenditures..................       66         67
  Major Maintenance (17)................    6,430      6,591
  Operator Fee, Incentive and Bonus
    (18)................................      431        444
  Home Office Expenses (19).............    1,480      1,532
  Insurance.............................      468        480
  Property and Other Taxes..............      429        416
                                          -------    -------
  Total Operating Expenses..............   11,790     12,077
NET OPERATING REVENUES ($000)...........   39,648     41,110
ANNUAL DEBT SERVICE ($000)(20)
  Bonds
    Outstanding Balance.................  269,042    266,005
    Annual Principal....................    3,036      4,010
    Annual Interest.....................   25,494     25,189
  Letter of Credit Fees.................      893        900
                                          -------    -------
  Total Debt Service....................   29,423     30,099
TRANSFERS FROM DSRF.....................        0          0
ANNUAL DEBT SERVICE COVERAGE............     1.35       1.37
AVERAGE DEBT COVERAGE (21)..............
DEBT SERVICE RESERVE ACCOUNT
  LOC (22)..............................   14,943     15,293
WORKING CAPITAL LOC (23)................    5,000      5,000

                                  EXHIBIT B-1
                            TENASKA GEORGIA FACILITY
                          PROJECTED OPERATING RESULTS
                                   BASE CASE

YEAR ENDING DECEMBER 31,                    2012       2013       2014       2015       2016       2017       2018       2019
------------------------                  --------   --------   --------   --------   --------   --------   --------   --------
PERFORMANCE
  Net Summer Installed Capacity
    (kW)(2).............................   936,000   936,000    936,000    936,000    936,000    936,000    936,000    936,000
  PPA Contract Capacity (kW)(3).........   908,000   908,000    908,000    908,000    908,000    908,000    908,000    908,000
  Summer Availability under the PPA
    (%)(4)..............................      98.0%     98.0%      98.0%      98.0%      98.0%      98.0%      98.0%      98.0%
  Annual Availability under the PPA
    (%)(5)..............................      97.0%     97.0%      97.0%      97.0%      97.0%      97.0%      97.0%      97.0%
  Capacity Factor (%)(6)................       5.0%      5.0%       4.0%       4.0%       3.0%       3.0%       3.0%       2.0%
  Unit Starts per Year (7)..............       454       454        363        363        272        272        272        181
  Energy Generation (MWh)...............   397,704   397,704    318,163    318,163    238,622    238,622    238,622    159,082
  Net Plant Heat Rate (Btu/kWh)(8)......    11,088    11,088     11,088     11,088     11,088     11,088     11,088     11,088

COMMODITY PRICES
  General Inflation (%)(9)..............      2.50      2.50       2.50       2.50       2.50       2.50       2.50       2.50
  Electricity Prices (10)
    Reservation Charges ($/kW-yr).......  $  53.18     54.79      55.93      56.91      57.99      59.42      61.17      63.39
    Unit Start Up Rates ($/Start).......  $ 15,227    15,683     16,154     16,638     17,138     17,652     18,181     18,727
    Energy Charges ($/MWh)..............  $   0.26      0.27       0.29       0.30       0.31       0.33       0.34       0.36

OPERATING REVENUES ($000)
  Reservation Payments..................  $ 48,287    49,749     50,784     51,674     52,655     53,953     55,542     57,558
  Unit Startup Charges..................  $  6,454     6,648      5,478      5,642      4,358      4,489      4,624      3,175
  Energy Payments.......................  $    103       107         92         95         74         79         81         57
  Availability Incentive Adjustment
    (11)................................  $    150       150        150        150        150        150        150        150
  Summer Availability Adjustment (12)...  $      0         0          0          0          0          0          0          0
  Annual Availability Adjustment (13)...  $      0         0          0          0          0          0          0          0
  Efficiency Adjustment (14)............  $      0         0          0          0          0          0          0          0
                                          --------   -------    -------    -------    -------    -------    -------    -------
  Total Operating Revenues..............  $ 54,994    56,654     56,504     57,561     57,237     58,671     60,397     60,940

OPERATING EXPENSES ($000)(15)
  Fuel..................................  $      0         0          0          0          0          0          0          0
  Operations (16).......................  $  2,612     2,676      2,687      2,754      2,764      2,837      2,907      2,917
  Capital Expenditures..................  $     69        71         72         74         76         78         80         82
  Major Maintenance (17)................  $  6,756     6,924      5,843      5,990      4,821      4,943      5,066      3,773
  Operator Fee, Incentive and Bonus
    (18)................................  $    456       469        482        496        510        524        539        555
  Home Office Expenses (19).............  $  1,586     1,642      1,701      1,762      1,824      1,890      1,958      2,030
  Insurance.............................  $    492       504        517        530        543        557        571        585
  Property and Other Taxes..............  $    497       532        569        693        735        803        851        900
                                          --------   -------    -------    -------    -------    -------    -------    -------
  Total Operating Expenses..............  $ 12,467    12,819     11,871     12,300     11,273     11,632     11,973     10,843

NET OPERATING REVENUES ($000)...........  $ 42,527    43,836     44,633     45,262     45,964     47,039     48,424     50,098

ANNUAL DEBT SERVICE ($000)(20)
  Bonds
    Outstanding Balance.................  $261,995   256,609    250,135    242,688    234,151    224,641    213,755    201,495
    Annual Principal....................  $  5,385     6,474      7,448      8,536      9,510     10,885     12,260     13,349
    Annual Interest.....................  $ 24,775    24,231     23,600     22,859     22,032     21,096     20,029     18,832
  Letter of Credit Fees.................  $    901       933        933        933        965        965        965        965
                                          --------   -------    -------    -------    -------    -------    -------    -------
  Total Debt Service....................  $ 31,062    31,638     31,981     32,329     32,508     32,946     33,255     33,146

TRANSFERS FROM DSRF.....................  $      0         0          0          0          0          0          0          0

ANNUAL DEBT SERVICE COVERAGE............      1.37      1.39       1.40       1.40       1.41       1.43       1.46       1.51
AVERAGE DEBT COVERAGE (21)..............      1.49

DEBT SERVICE RESERVE ACCOUNT
  LOC (22)..............................  $ 15,797    16,000     16,000     16,000     16,000     16,000     16,000     16,000

WORKING CAPITAL LOC (23)................  $  5,000     5,000      5,000      5,000      5,000      5,000      5,000      5,000

YEAR ENDING DECEMBER 31,                    2020       2021
------------------------                  --------   --------
PERFORMANCE
  Net Summer Installed Capacity
    (kW)(2).............................  936,000    936,000
  PPA Contract Capacity (kW)(3).........  908,000    908,000
  Summer Availability under the PPA
    (%)(4)..............................     98.0%      98.0%
  Annual Availability under the PPA
    (%)(5)..............................     97.0%      97.0%
  Capacity Factor (%)(6)................      2.0%       2.0%
  Unit Starts per Year (7)..............      181        181
  Energy Generation (MWh)...............  159,082    159,082
  Net Plant Heat Rate (Btu/kWh)(8)......   11,088     11,088
COMMODITY PRICES
  General Inflation (%)(9)..............     2.50       2.50
  Electricity Prices (10)
    Reservation Charges ($/kW-yr).......    62.90      61.10
    Unit Start Up Rates ($/Start).......   19,289     19,867
    Energy Charges ($/MWh)..............     0.37       0.39
OPERATING REVENUES ($000)
  Reservation Payments..................   57,113     55,479
  Unit Startup Charges..................    3,270      3,368
  Energy Payments.......................       59         62
  Availability Incentive Adjustment
    (11)................................      150        150
  Summer Availability Adjustment (12)...        0          0
  Annual Availability Adjustment (13)...        0          0
  Efficiency Adjustment (14)............        0          0
                                          -------    -------
  Total Operating Revenues..............   60,592     59,059
OPERATING EXPENSES ($000)(15)
  Fuel..................................        0          0
  Operations (16).......................    2,991      3,064
  Capital Expenditures..................       84         86
  Major Maintenance (17)................    3,868      3,965
  Operator Fee, Incentive and Bonus
    (18)................................      570        586
  Home Office Expenses (19).............    2,103      2,180
  Insurance.............................      600        615
  Property and Other Taxes..............    1,127      1,183
                                          -------    -------
  Total Operating Expenses..............   11,342     11,679
NET OPERATING REVENUES ($000)...........   49,249     47,380
ANNUAL DEBT SERVICE ($000)(20)
  Bonds
    Outstanding Balance.................  188,146    174,109
    Annual Principal....................   14,036     14,724
    Annual Interest.....................   17,547     16,198
  Letter of Credit Fees.................      965        964
                                          -------    -------
  Total Debt Service....................   32,549     31,885
TRANSFERS FROM DSRF.....................        0          0
ANNUAL DEBT SERVICE COVERAGE............     1.51       1.49
AVERAGE DEBT COVERAGE (21)..............
DEBT SERVICE RESERVE ACCOUNT
  LOC (22)..............................   16,000     16,000
WORKING CAPITAL LOC (23)................    5,000      5,000

                                  EXHIBIT B-1
                            TENASKA GEORGIA FACILITY
                          PROJECTED OPERATING RESULTS
                                   BASE CASE

YEAR ENDING DECEMBER 31,           2022       2023       2024       2025       2026       2027       2028       2029     2030(1)
------------------------         --------   --------   --------   --------   --------   --------   --------   --------   --------
PERFORMANCE
  Net Summer Installed Capacity
    (kW)(2)....................   936,000   936,000    936,000    936,000    936,000    936,000    936,000    936,000    936,000
  PPA Contract Capacity
    (Kw)(3)....................   908,000   908,000    908,000    908,000    908,000    908,000    908,000    908,000    908,000
  Summer Availability under the
    PPA (%)(4).................      98.0%     98.0%      98.0%      98.0%      98.0%      98.0%      98.0%      98.0%      98.0%
  Annual Availability under the
    PPA (%)(5).................      97.0%     97.0%      97.0%      97.0%      97.0%      97.0%      97.0%      97.0%      97.0%
  Capacity Factor (%)(6).......       2.0%      2.0%       2.0%       2.0%       2.0%       2.0%       2.0%       2.0%       2.0%
  Unit Starts per Year (7).....       181       181        181        181        181        181        181        181          0
  Energy Generation (MWh)......   159,082   159,082    159,082    159,082    159,082    159,082    159,082    159,082          0
  Net Plant Heat Rate
    (Btu/kWh)(8)...............    11,088    11,088     11,088     11,088     11,088     11,088     11,088     11,088     11,088

COMMODITY PRICES
  General Inflation (%)(9).....      2.50      2.50       2.50       2.50       2.50       2.50       2.50       2.50       2.50
  Electricity Prices (10)
    Reservation Charges
      ($/kW-yr)................  $  60.67     60.86      62.71      65.29      67.01      69.03      70.57      71.55      72.00
    Unit Start Up Rates
      ($/Start)................  $ 20,463    21,077     21,709     22,361     23,032     23,723     24,434     25,167     25,922
    Energy Charges ($/MWh).....  $   0.41      0.43       0.45       0.47       0.49       0.51       0.53       0.56       0.56

OPERATING REVENUES ($000)
  Reservation Payments.........  $ 55,088    55,261     56,941     59,283     60,845     62,679     64,078     64,967      5,448
  Unit Startup Charges.........  $  3,470     3,574      3,681      3,791      3,905      4,022      4,143      4,267          0
  Energy Payments..............  $     65        68         72         75         78         81         84         89          0
  Availability Incentive
    Adjustment (11)............  $    150       150        150        150        150        150        150        150         12
  Summer Availability
    Adjustment (12)............  $      0         0          0          0          0          0          0          0          0
  Annual Availability
    Adjustment (13)............  $      0         0          0          0          0          0          0          0          0
  Efficiency Adjustment (14)...  $      0         0          0          0          0          0          0          0          0
                                 --------   -------    -------    -------    -------    -------    -------    -------    -------
  Total Operating Revenues.....  $ 58,773    59,053     60,844     63,299     64,978     66,932     68,455     69,473      5,461

OPERATING EXPENSES ($000)(15)
  Fuel.........................  $      0         0          0          0          0          0          0          0          0
  Operations (16)..............  $  3,141     3,220      3,300      3,384      3,467      3,555      3,643      3,734        306
  Capital Expenditures.........  $     88        90         93         95         97        100        102        105          9
  Major Maintenance (17).......  $  4,064     4,165      4,270      4,377      4,487      4,598      4,713      4,831        349
  Operator Fee, Incentive and
    Bonus (18).................  $    603       620        638        656        674        694        713        734         63
  Home Office Expenses (19)....  $  2,261     2,344      2,431      2,522      2,616      2,713      2,815      2,922        253
  Insurance....................  $    630       646        662        678        695        713        731        749         64
  Property and Other Taxes.....  $  1,609     1,587      1,566      1,545      1,524      1,504      1,484      1,465        117
                                 --------   -------    -------    -------    -------    -------    -------    -------    -------
  Total Operating Expenses.....  $ 12,396    12,672     12,960     13,257     13,560     13,878     14,201     14,540      1,161

NET OPERATING REVENUES
  ($000).......................  $ 46,377    46,381     47,884     50,042     51,418     53,055     54,254     54,933      4,299

ANNUAL DEBT SERVICE ($000)(20)
  Bonds
    Outstanding Balance........  $159,385   143,688    126,901    109,427     91,266     72,130     50,760     26,812      2,062
    Annual Principal...........  $ 15,698    16,786     17,474     18,161     19,135     21,370     23,948     24,750      2,063
    Annual Interest............  $ 14,782    13,258     11,647      9,971      8,229      6,379      4,267      1,959         98
  Letter of Credit Fees........  $    964       964        962        951        942        946        952        934         77
                                 --------   -------    -------    -------    -------    -------    -------    -------    -------
  Total Debt Service...........  $ 31,444    31,009     30,083     29,084     28,307     28,695     29,167     27,643      2,237

TRANSFERS FROM DSRF............  $      0         0          0          0          0          0          0          0          0

ANNUAL DEBT SERVICE COVERAGE...      1.47      1.50       1.59       1.72       1.82       1.85       1.86       1.99       1.92
AVERAGE DEBT COVERAGE (21).....      1.49

DEBT SERVICE RESERVE ACCOUNT
  LOC (22).....................  $ 15,964    15,736     15,252     14,734     14,332     14,533     14,778     13,989      1,132

WORKING CAPITAL LOC (23).......  $  5,000     5,000      5,000      5,000      5,000      5,000      5,000      5,000      5,000

                            FOOTNOTES TO EXHIBIT B-1

1.  Represents seven months beginning June 1, 2002 and one month in year 2030.

2.  Projected net summer installed capacity, as estimated by the Partnership.

3. Projected average amount of Contract Capacity to be declared each year by the Partnership and purchased each year by PECO, as defined in the PPA.

4. Projected average Summer Availability for the months of June through September, as defined in the PPA.

5.  Projected average Annual Availability, as defined in the PPA.

6. Annual capacity factors based on dispatch projections developed by RDI through 2020, and the Partnership thereafter.

7. Projected number of Unit Starts, based on dispatch projections and projections of the average duration of each Unit Startup developed by RDI.

8. Net plant heat rate assumed to average 11,088 Btu/kWh throughout the term of the Bonds, including an allowance for degradation, as estimated by the Partnership.

9.  Based on estimates prepared by Blue Chip Economic Indicators.

10. Pursuant to the terms of the PPA. The annual reservation and energy payments are specified each year in the PPA. The annual start-up payments are based on an initial value of $11,000 in 2001, escalating at an annual rate of 3 percent thereafter.

11. Pursuant to PPA, and equal to $150,000 for each percentage point the Summer Availability exceeds 97 percent if the Summer Availability Percentage for each Contract Year exceeds 97 percent and the Peak Days Availability is below 99 percent, and equal to $500,000 for each percentage point the Summer Availability Percentage exceeds 97 percent if the Summer Availability Percentage for each Contract Year exceeds 97 percent and the Peak Days Availability exceeds 99 percent, up to a maximum of $1,500,000 each Contract Year.

12. Pursuant to the PPA, and equal to a payment by the Partnership to PECO, if the Summer Availability Percentage if less than 87 percent, of 3.34 percent of the total reservation payments for that Contract Year for each percentage point the Summer Availability Percentage is less than 97 percent.

13. Pursuant to the PPA, and equal to a payment by the Partnership to PECO, if the Annual Availability Percentage is greater than 76.9 percent but less than 97 percent, of 3.34 percent of the total reservation payments for that Contract Year for each percentage point the Annual Availability Percentage is below 97 percent. If the Annual Availability Percentage is below
    76.9 percent, the Partnership shall pay PECO an amount equal to
    66.8 percent of the total reservation payments for such Contract Year plus
    0.432 percent of the total reservation payments for such Contract Year for each percentage point the Annual Availability Percentage is below
    76.9 percent.

14. Pursuant to the PPA, and equal to: (1) a payment to PECO by the Partnership for the difference between the actual Summer Months Base Heat Rate and 11,300 Btu/kWh, if the Summer Months Base Heat Rate is greater than 11,300 Btu/ kWh; or (2) a payment from PECO to the Partnership for the difference between 10,800 Btu/kWh and the actual Summer Months Base Heat Rate if the actual Summer Months Base Heat Rate is less than 10,800 Btu/kWh. Payments are equal to the applicable difference in heat rates multiplied by the Daily Index Citation gas price.

15. All non-fuel operating expenses are as projected by the Partnership, and assumed to increase at the general rate of inflation, except for certain expenses under the LTSA and O&M Agreement, as described in the Report, and property taxes and certain fees, which are based on a schedule provided by the Partnership.

16. Includes operating contingency beginning in 2004 based on the assumption that the cost of any extraordinary repairs will be covered by the EPC Contractor and GE under their warranties pursuant to the EPC Contract and the GE Turbine Contract, respectively.

17. Includes payments to GE International under the LTSA, non-turbine maintenance costs, and preventative maintenance costs. LTSA payments include monthly fixed charges and availability bonus or penalty payments per percentage point the Annual Availability Percentage exceeds or is below a guaranteed percentage during any calendar year, both subject to a maximum annual amount. Payment rates are based on 2001 dollars and are assumed to escalate at 3 percent per year through January 31, 2011 and at the rate of general inflation thereafter.

18. Sum of the annual fixed management fee of $225,000 during the first Contract Year, the incentive fee assumed to equal $100,000 the first Contract Year, and the Operator Availability bonus or penalty, equal to $25,000 per 1 percent above or below a 97 percent Annual Availability Percentage threshold. The fixed management fee is assumed to escalate at the general rate of inflation. The other expenses escalate each year at an annual rate of 3.5 percent, beginning on January 1, 2001. Under the terms of the O&M Agreement, the fixed management fee has been waived by the Operator for 2003.

19. Includes Partnership management fee under the Partnership Agreement beginning in 2010.

20. Based on the principal amount of the Bonds of $275,000,000 at an interest rate as reported by the Initial Purchasers of 9.50 percent, with semi-annual payments due each February 1 and August 1. Interest has been funded from proceeds of the Bonds and from the operating revenues from the Initial Units through June 1, 2002.

21. Average debt service coverage is equal to the sum of cash available for debt service over the term of the Bonds divided by total debt service over the term of the Bonds.

22. The Debt Service Reserve Account requirement is assumed to be satisfied with a letter-of-credit. The Debt Service Reserve Account requirement is equal to the scheduled principal and interest payments for the next scheduled payment date over the term of the Bonds plus six months' interest on any draws on the letter-of-credit, up to a maximum Debt Service Reserve Account letter-of-credit amount of $16,000,000. For the purposes of estimating the Debt Service Reserve Account requirement, the Partnership has assumed annual draws on the letter-of-credit equal to the next scheduled semi-annual debt service payment and an interest rate equal to the rate on the Bonds.

23. The Working Capital Line of Credit is assumed to be established in the amount of $5,000,000, as estimated by the Partnership.

                                  EXHIBIT B-2
                            TENASKA GEORGIA FACILITY
                          PROJECTED OPERATING RESULTS
                      SENSITIVITY A--REDUCED AVAILABILITY

YEAR ENDING DECEMBER 31,                  2002(1)      2003       2004       2005       2006       2007       2008       2009
------------------------                  --------   --------   --------   --------   --------   --------   --------   --------
PERFORMANCE
  Net Summer Installed Capacity
    (kW)(2).............................   936,000   936,000    936,000    936,000    936,000    936,000    936,000    936,000
  PPA Contract Capacity (kW)(3).........   908,000   908,000    908,000    908,000    908,000    908,000    908,000    908,000
  Summer Availability under the PPA
    (%)(4)..............................      97.0%     97.0%      97.0%      97.0%      97.0%      97.0%      97.0%      97.0%
  Annual Availability under the PPA
    (%)(5)..............................      96.0%     96.0%      96.0%      96.0%      96.0%      96.0%      96.0%      96.0%
  Capacity Factor (%)(6)................       2.0%      2.0%       3.0%       4.0%       5.0%       5.0%       5.0%       6.0%
  Unit Starts per Year (7)..............       181       181        272        363        454        454        454        544
  Energy Generation (MWh)...............   159,082   159,082    238,622    318,163    397,704    397,704    397,704    477,245
  Net Plant Heat Rate (Btu/kWh)(8)......    11,088    11,088     11,088     11,088     11,088     11,088     11,088     11,088

COMMODITY PRICES
  General Inflation (%)(9)..............      2.50      2.50       2.50       2.50       2.50       2.50       2.50       2.50
  Electricity Prices (10)
    Reservation Charges ($/kW-yr).......  $  42.00     42.21      43.34      44.74      45.73      46.43      47.03      48.19
    Unit Start Up Rates ($/Start).......  $ 11,330    11,670     12,020     12,381     12,752     13,135     13,529     13,934
    Energy Charges ($/MWh)..............  $   0.17      0.18       0.18       0.19       0.20       0.21       0.22       0.23

OPERATING REVENUES ($000)
  Reservation Payments..................  $ 22,246    38,327     39,353     40,624     41,523     42,158     42,703     43,757
  Unit Startup Charges..................  $  1,921     1,979      3,057      4,198      5,405      5,567      5,734      7,088
  Energy Payments.......................  $     27        29         43         60         80         84         87        110
  Availability Incentive Adjustment
    (11)................................  $      0         0          0          0          0          0          0          0
  Summer Availability Adjustment (12)...  $      0         0          0          0          0          0          0          0
  Annual Availability Adjustment (13)...  $   (743)   (1,280)    (1,314)    (1,357)    (1,387)    (1,408)    (1,426)    (1,461)
  Efficiency Adjustment (14)............  $      0         0          0          0          0          0          0          0
                                          --------   -------    -------    -------    -------    -------    -------    -------
  Total Operating Revenues..............  $ 23,451    39,055     41,139     43,526     45,621     46,400     47,098     49,493

OPERATING EXPENSES ($000)(15)
  Fuel..................................  $      0         0          0          0          0          0          0          0
  Operations (16).......................  $    914     1,622      2,057      2,152      2,251      2,308      2,364      2,472
  Capital Expenditures..................  $     32        55         57         58         59         61         62         64
  Major Maintenance (17)................  $  1,439     2,265      3,283      4,358      5,495      5,657      5,822      7,095
  Operator Fee, Incentive and Bonus
    (18)................................  $    187        80        338        347        356        366        376        387
  Home Office Expenses (19).............  $    422       742        761        780        799        819        840        861
  Insurance.............................  $    224       394        404        414        424        435        446        457
  Property and Other Taxes..............  $     52       142        189        305        339        365        382        391
                                          --------   -------    -------    -------    -------    -------    -------    -------
  Total Operating Expenses..............  $  3,270     5,300      7,089      8,415      9,723     10,010     10,291     11,727

NET OPERATING REVENUES ($000)...........  $ 20,181    33,755     34,049     35,111     35,898     36,390     36,807     37,766

ANNUAL DEBT SERVICE ($000)(20)
  Bonds
    Outstanding Balance.................  $275,000   275,000    275,000    275,000    274,714    274,026    273,052    271,391
    Annual Principal....................  $      0         0          0        286        688        974      1,661      2,349
    Annual Interest.....................  $ 15,240    26,125     26,125     26,125     26,081     26,016     25,907     25,733
  Letter of Credit Fees.................  $    429       735        735        738        810        812        819        825
                                          --------   -------    -------    -------    -------    -------    -------    -------
  Total Debt Service....................  $ 15,669    26,860     26,860     27,149     27,579     27,802     28,388     28,907

TRANSFERS FROM DSRF.....................  $      0         0          0          0          0          0          0          0

ANNUAL DEBT SERVICE COVERAGE............      1.29      1.26       1.27       1.29       1.30       1.31       1.30       1.31
AVERAGE DEBT COVERAGE (21)..............      1.44

DEBT SERVICE RESERVE ACCOUNT
  LOC (22)..............................  $  7,982    13,683     13,683     13,833     14,020     14,136     14,439     14,708

WORKING CAPITAL LOC (23)................  $  5,000     5,000      5,000      5,000      5,000      5,000      5,000      5,000

YEAR ENDING DECEMBER 31,                    2010       2011
------------------------                  --------   --------
PERFORMANCE
  Net Summer Installed Capacity
    (kW)(2).............................  936,000    936,000
  PPA Contract Capacity (kW)(3).........  908,000    908,000
  Summer Availability under the PPA
    (%)(4)..............................     97.0%      97.0%
  Annual Availability under the PPA
    (%)(5)..............................     96.0%      96.0%
  Capacity Factor (%)(6)................      5.0%       5.0%
  Unit Starts per Year (7)..............      454        454
  Energy Generation (MWh)...............  397,704    397,704
  Net Plant Heat Rate (Btu/kWh)(8)......   11,088     11,088
COMMODITY PRICES
  General Inflation (%)(9)..............     2.50       2.50
  Electricity Prices (10)
    Reservation Charges ($/kW-yr).......    49.68      51.40
    Unit Start Up Rates ($/Start).......   14,353     14,783
    Energy Charges ($/MWh)..............     0.24       0.25
OPERATING REVENUES ($000)
  Reservation Payments..................   45,109     46,671
  Unit Startup Charges..................    6,084      6,266
  Energy Payments.......................       95         99
  Availability Incentive Adjustment
    (11)................................        0          0
  Summer Availability Adjustment (12)...        0          0
  Annual Availability Adjustment (13)...   (1,507)    (1,559)
  Efficiency Adjustment (14)............        0          0
                                          -------    -------
  Total Operating Revenues..............   49,782     51,478
OPERATING EXPENSES ($000)(15)
  Fuel..................................        0          0
  Operations (16).......................    2,486      2,546
  Capital Expenditures..................       66         67
  Major Maintenance (17)................    6,169      6,323
  Operator Fee, Incentive and Bonus
    (18)................................      397        409
  Home Office Expenses (19).............    1,480      1,532
  Insurance.............................      468        480
  Property and Other Taxes..............      429        416
                                          -------    -------
  Total Operating Expenses..............   11,495     11,773
NET OPERATING REVENUES ($000)...........   38,287     39,705
ANNUAL DEBT SERVICE ($000)(20)
  Bonds
    Outstanding Balance.................  269,042    266,005
    Annual Principal....................    3,036      4,010
    Annual Interest.....................   25,494     25,189
  Letter of Credit Fees.................      893        900
                                          -------    -------
  Total Debt Service....................   29,423     30,099
TRANSFERS FROM DSRF.....................        0          0
ANNUAL DEBT SERVICE COVERAGE............     1.30       1.32
AVERAGE DEBT COVERAGE (21)..............
DEBT SERVICE RESERVE ACCOUNT
  LOC (22)..............................   14,943     15,293
WORKING CAPITAL LOC (23)................    5,000      5,000

                                  EXHIBIT B-2
                            TENASKA GEORGIA FACILITY
                          PROJECTED OPERATING RESULTS
                      SENSITIVITY A--REDUCED AVAILABILITY

YEAR ENDING DECEMBER 31,                    2012       2013       2014       2015       2016       2017       2018       2019
------------------------                  --------   --------   --------   --------   --------   --------   --------   --------
PERFORMANCE
  Net Summer Installed Capacity
    (kW)(2).............................   936,000   936,000    936,000    936,000    936,000    936,000    936,000    936,000
  PPA Contract Capacity (kW)(3).........   908,000   908,000    908,000    908,000    908,000    908,000    908,000    908,000
  Summer Availability under the PPA
    (%)(4)..............................      97.0%     97.0%      97.0%      97.0%      97.0%      97.0%      97.0%      97.0%
  Annual Availability under the PPA
    (%)(5)..............................      96.0%     96.0%      96.0%      96.0%      96.0%      96.0%      96.0%      96.0%
  Capacity Factor (%)(6)................       5.0%      5.0%       4.0%       4.0%       3.0%       3.0%       3.0%       2.0%
  Unit Starts per Year (7)..............       454       454        363        363        272        272        272        181
  Energy Generation (MWh)...............   397,704   397,704    318,163    318,163    238,622    238,622    238,622    159,082
  Net Plant Heat Rate (Btu/kWh)(8)......    11,088    11,088     11,088     11,088     11,088     11,088     11,088     11,088

COMMODITY PRICES
  General Inflation (%)(9)..............      2.50      2.50       2.50       2.50       2.50       2.50       2.50       2.50
  Electricity Prices (10)
    Reservation Charges ($/kW-yr).......  $  53.18     54.79      55.93      56.91      57.99      59.42      61.17      63.39
    Unit Start Up Rates ($/Start).......  $ 15,227    15,683     16,154     16,638     17,138     17,652     18,181     18,727
    Energy Charges ($/MWh)..............  $   0.26      0.27       0.29       0.30       0.31       0.33       0.34       0.36

OPERATING REVENUES ($000)
  Reservation Payments..................  $ 48,287    49,749     50,784     51,674     52,655     53,953     55,542     57,558
  Unit Startup Charges..................  $  6,454     6,648      5,478      5,642      4,358      4,489      4,624      3,175
  Energy Payments.......................  $    103       107         92         95         74         79         81         57
  Availability Incentive Adjustment
    (11)................................  $      0         0          0          0          0          0          0          0
  Summer Availability Adjustment (12)...  $      0         0          0          0          0          0          0          0
  Annual Availability Adjustment (13)...  $ (1,613)   (1,662)    (1,696)    (1,726)    (1,759)    (1,802)    (1,855)    (1,922)
  Efficiency Adjustment (14)............  $      0         0          0          0          0          0          0          0
                                          --------   -------    -------    -------    -------    -------    -------    -------
  Total Operating Revenues..............  $ 53,232    54,843     54,658     55,686     55,328     56,719     58,392     58,868

OPERATING EXPENSES ($000)(15)
  Fuel..................................  $      0         0          0          0          0          0          0          0
  Operations (16).......................  $  2,612     2,676      2,687      2,754      2,764      2,837      2,907      2,917
  Capital Expenditures..................  $     69        71         72         74         76         78         80         82
  Major Maintenance (17)................  $  6,479     6,639      5,549      5,688      4,509      4,622      4,736      3,433
  Operator Fee, Incentive and Bonus
    (18)................................  $    420       431        443        456        468        481        494        509
  Home Office Expenses (19).............  $  1,586     1,642      1,701      1,762      1,824      1,890      1,958      2,030
  Insurance.............................  $    492       504        517        530        543        557        571        585
  Property and Other Taxes..............  $    497       532        569        693        735        803        851        900
                                          --------   -------    -------    -------    -------    -------    -------    -------
  Total Operating Expenses..............  $ 12,154    12,496     11,538     11,957     10,919     11,268     11,597     10,456

NET OPERATING REVENUES ($000)...........  $ 41,077    42,347     43,120     43,729     44,409     45,451     46,795     48,412

ANNUAL DEBT SERVICE ($000)(20)
  Bonds
    Outstanding Balance.................  $261,995   256,609    250,135    242,688    234,151    224,641    213,755    201,495
    Annual Principal....................  $  5,385     6,474      7,448      8,536      9,510     10,885     12,260     13,349
    Annual Interest.....................  $ 24,775    24,231     23,600     22,859     22,032     21,096     20,029     18,832
  Letter of Credit Fees.................  $    901       933        933        933        965        965        965        965
                                          --------   -------    -------    -------    -------    -------    -------    -------
  Total Debt Service....................  $ 31,062    31,638     31,981     32,329     32,508     32,946     33,255     33,146

TRANSFERS FROM DSRF.....................  $      0         0          0          0          0          0          0          0

ANNUAL DEBT SERVICE COVERAGE............      1.32      1.34       1.35       1.35       1.37       1.38       1.41       1.46
AVERAGE DEBT COVERAGE (21)..............      1.44

DEBT SERVICE RESERVE ACCOUNT
  LOC (22)..............................  $ 15,797    16,000     16,000     16,000     16,000     16,000     16,000     16,000

WORKING CAPITAL LOC (23)................  $  5,000     5,000      5,000      5,000      5,000      5,000      5,000      5,000

YEAR ENDING DECEMBER 31,                    2020       2021
------------------------                  --------   --------
PERFORMANCE
  Net Summer Installed Capacity
    (kW)(2).............................  936,000    936,000
  PPA Contract Capacity (kW)(3).........  908,000    908,000
  Summer Availability under the PPA
    (%)(4)..............................     97.0%      97.0%
  Annual Availability under the PPA
    (%)(5)..............................     96.0%      96.0%
  Capacity Factor (%)(6)................      2.0%       2.0%
  Unit Starts per Year (7)..............      181        181
  Energy Generation (MWh)...............  159,082    159,082
  Net Plant Heat Rate (Btu/kWh)(8)......   11,088     11,088
COMMODITY PRICES
  General Inflation (%)(9)..............     2.50       2.50
  Electricity Prices (10)
    Reservation Charges ($/kW-yr).......    62.90      61.10
    Unit Start Up Rates ($/Start).......   19,289     19,867
    Energy Charges ($/MWh)..............     0.37       0.39
OPERATING REVENUES ($000)
  Reservation Payments..................   57,113     55,479
  Unit Startup Charges..................    3,270      3,368
  Energy Payments.......................       59         62
  Availability Incentive Adjustment
    (11)................................        0          0
  Summer Availability Adjustment (12)...        0          0
  Annual Availability Adjustment (13)...   (1,908)    (1,853)
  Efficiency Adjustment (14)............        0          0
                                          -------    -------
  Total Operating Revenues..............   58,534     57,056
OPERATING EXPENSES ($000)(15)
  Fuel..................................        0          0
  Operations (16).......................    2,991      3,064
  Capital Expenditures..................       84         86
  Major Maintenance (17)................    3,517      3,604
  Operator Fee, Incentive and Bonus
    (18)................................      522        536
  Home Office Expenses (19).............    2,103      2,180
  Insurance.............................      600        615
  Property and Other Taxes..............    1,127      1,183
                                          -------    -------
  Total Operating Expenses..............   10,944     11,267
NET OPERATING REVENUES ($000)...........   47,590     45,789
ANNUAL DEBT SERVICE ($000)(20)
  Bonds
    Outstanding Balance.................  188,146    174,109
    Annual Principal....................   14,036     14,724
    Annual Interest.....................   17,547     16,198
  Letter of Credit Fees.................      965        964
                                          -------    -------
  Total Debt Service....................   32,549     31,885
TRANSFERS FROM DSRF.....................        0          0
ANNUAL DEBT SERVICE COVERAGE............     1.46       1.44
AVERAGE DEBT COVERAGE (21)..............
DEBT SERVICE RESERVE ACCOUNT
  LOC (22)..............................   16,000     16,000
WORKING CAPITAL LOC (23)................    5,000      5,000

                                  EXHIBIT B-2
                            TENASKA GEORGIA FACILITY
                          PROJECTED OPERATING RESULTS
                      SENSITIVITY A--REDUCED AVAILABILITY

YEAR ENDING DECEMBER 31,           2022       2023       2024       2025       2026       2027       2028       2029     2030(L)
------------------------         --------   --------   --------   --------   --------   --------   --------   --------   --------
PERFORMANCE
  Net Summer Installed Capacity
    (kW)(2)....................   936,000   936,000    936,000    936,000    936,000    936,000    936,000    936,000    936,000
  PPA Contract Capacity
    (kW)(3)....................   908,000   908,000    908,000    908,000    908,000    908,000    908,000    908,000    908,000
  Summer Availability under the
    PPA (%)(4).................      97.0%     97.0%      97.0%      97.0%      97.0%      97.0%      97.0%      97.0%      97.0%
  Annual Availability under the
    PPA (%)(5).................      96.0%     96.0%      96.0%      96.0%      96.0%      96.0%      96.0%      96.0%      96.0%
  Capacity Factor (%)(6).......       2.0%      2.0%       2.0%       2.0%       2.0%       2.0%       2.0%       2.0%       2.0%
  Unit Starts per Year (7).....       181       181        181        181        181        181        181        181          0
  Energy Generation (MWh)......   159,082   159,082    159,082    159,082    159,082    159,082    159,082    159,082          0
  Net Plant Heat Rate
    (Btu/kWh)(8)...............    11,088    11,088     11,088     11,088     11,088     11,088     11,088     11,088     11,088

COMMODITY PRICES
  General Inflation (%)(9).....      2.50      2.50       2.50       2.50       2.50       2.50       2.50       2.50       2.50
  Electricity Prices (10)
    Reservation Charges
      ($/kW-yr)................  $  60.67     60.86      62.71      65.29      67.01      69.03      70.57      71.55      72.00
    Unit Start Up Rates
      ($/Start)................  $ 20,463    21,077     21,709     22,361     23,032     23,723     24,434     25,167     25,922
    Energy Charges ($/MWh).....  $   0.41      0.43       0.45       0.47       0.49       0.51       0.53       0.56       0.56

OPERATING REVENUES ($000)
  Reservation Payments.........  $ 55,088    55,261     56,941     59,283     60,845     62,679     64,078     64,967      5,448
  Unit Startup Charges.........  $  3,470     3,574      3,681      3,791      3,905      4,022      4,143      4,267          0
  Energy Payments..............  $     65        68         72         75         78         81         84         89          0
  Availability Incentive
    Adjustment (11)............  $      0         0          0          0          0          0          0          0          0
  Summer Availability
    Adjustment (12)............  $      0         0          0          0          0          0          0          0          0
  Annual Availability
    Adjustment (13)............  $ (1,840)   (1,846)    (1,902)    (1,980)    (2,032)    (2,093)    (2,140)    (2,170)      (182)
  Efficiency Adjustment (14)...  $      0         0          0          0          0          0          0          0          0
                                 --------   -------    -------    -------    -------    -------    -------    -------    -------
  Total Operating Revenues.....  $ 56,783    57,058     58,792     61,169     62,796     64,689     66,165     67,153      5,266

OPERATING EXPENSES ($000)(15)
  Fuel.........................  $      0         0          0          0          0          0          0          0          0
  Operations (16)..............  $  3,141     3,220      3,300      3,384      3,467      3,555      3,643      3,734        306
  Capital Expenditures.........  $     88        90         93         95         97        100        102        105          9
  Major Maintenance (17).......  $  3,692     3,782      3,876      3,970      4,068      4,167      4,269      4,374        153
  Operator Fee, Incentive and
    Bonus (18).................  $    552       567        583        599        615        633        650        668         35
  Home Office Expenses (19)....  $  2,261     2,344      2,431      2,522      2,616      2,713      2,815      2,922        253
  Insurance....................  $    630       646        662        678        695        713        731        749         64
  Property and Other Taxes.....  $  1,609     1,587      1,566      1,545      1,524      1,504      1,484      1,465        117
                                 --------   -------    -------    -------    -------    -------    -------    -------    -------
  Total Operating Expenses.....  $ 11,973    12,236     12,510     12,793     13,083     13,385     13,694     14,016        936

NET OPERATING REVENUES
  ($000).......................  $ 44,810    44,822     46,282     48,375     49,713     51,303     52,471     53,137      4,330

ANNUAL DEBT SERVICE ($000)(20)
  Bonds
    Outstanding Balance........  $159,385   143,688    126,901    109,427     91,266     72,130     50,760     26,812      2,062
    Annual Principal...........  $ 15,698    16,786     17,474     18,161     19,135     21,370     23,948     24,750      2,063
    Annual Interest............  $ 14,782    13,258     11,647      9,971      8,229      6,379      4,267      1,959         98
  Letter of Credit Fees........  $    964       964        962        951        942        946        952        934         77
                                 --------   -------    -------    -------    -------    -------    -------    -------    -------
  Total Debt Service...........  $ 31,444    31,009     30,083     29,084     28,307     28,695     29,167     27,643      2,237

TRANSFERS FROM DSRF............  $      0         0          0          0          0          0          0          0          0

ANNUAL DEBT SERVICE COVERAGE...      1.43      1.45       1.54       1.66       1.76       1.79       1.80       1.92       1.94
AVERAGE DEBT COVERAGE (21).....      1.44

DEBT SERVICE RESERVE ACCOUNT
  LOC (22).....................  $ 15,964    15,736     15,252     14,734     14,332     14,533     14,778     13,989      1,132

WORKING CAPITAL LOC (23).......  $  5,000     5,000      5,000      5,000      5,000      5,000      5,000      5,000      5,000

                            FOOTNOTES TO EXHIBIT B-2

The footnotes to Exhibit B-2 are the same as the footnotes for Exhibit B-1, except:

4. The projected average Summer Availability for the months of June through September, as defined in the PPA, is assumed to be 1 percentage point lower than in the Base Case due to an increase in the Facility forced outage rate of 5 percentage points, and no liquidated damage payments are due from the EPC Contractor.

5. The projected average Annual Availability, as defined in the PPA, is assumed to be 1 percentage point lower than in the Base Case due to an increase in the Facility forced outage rate of 5 percentage points, and no liquidated damage payments are due from the EPC Contractor.

                                  EXHIBIT B-3
                            TENASKA GEORGIA FACILITY
                          PROJECTED OPERATING RESULTS
                       SENSITIVITY B--INCREASED HEAT RATE

YEAR ENDING DECEMBER 31,                  2002(L)      2003       2004       2005       2006       2007       2008       2009
------------------------                  --------   --------   --------   --------   --------   --------   --------   --------
PERFORMANCE
  Net Summer Installed Capacity
    (kW)(2).............................   936,000   936,000    936,000    936,000    936,000    936,000    936,000    936,000
  PPA Contract Capacity (kW)(3).........   908,000   908,000    908,000    908,000    908,000    908,000    908,000    908,000
  Summer Availability under the PPA
    (%)(4)..............................      98.0%     98.0%      98.0%      98.0%      98.0%      98.0%      98.0%      98.0%
  Annual Availability under the PPA
    (%)(5)..............................      97.0%     97.0%      97.0%      97.0%      97.0%      97.0%      97.0%      97.0%
  Capacity Factor (%)(6)................       2.0%      2.0%       3.0%       4.0%       5.0%       5.0%       5.0%       6.0%
  Unit Starts per Year (7)..............       181       181        272        363        454        454        454        544
  Energy Generation (MWh)...............   159,082   159,082    238,622    318,163    397,704    397,704    397,704    477,245
  Net Plant Heat Rate (Btu/kWh)(8)......    11,642    11,642     11,642     11,642     11,642     11,642     11,642     11,642

COMMODITY PRICES
  General Inflation (%)(9)..............      2.50      2.50       2.50       2.50       2.50       2.50       2.50       2.50
  Electricity Prices (10)
    Reservation Charges ($/kW-yr).......  $  42.00     42.21      43.34      44.74      45.73      46.43      47.03      48.19
    Unit Start Up Rates ($/Start).......  $ 11,330    11,670     12,020     12,381     12,752     13,135     13,529     13,934
    Energy Charges ($/MWh)..............  $   0.17      0.18       0.18       0.19       0.20       0.21       0.22       0.23

OPERATING REVENUES ($000)
  Reservation Payments..................  $ 22,246    38,327     39,353     40,624     41,523     42,158     42,703     43,757
  Unit Startup Charges..................  $  1,921     1,979      3,057      4,198      5,405      5,567      5,734      7,088
  Energy Payments.......................  $     27        29         43         60         80         84         87        110
  Availability Incentive Adjustment
    (11)................................  $     87       150        150        150        150        150        150        150
  Summer Availability Adjustment (12)...  $      0         0          0          0          0          0          0          0
  Annual Availability Adjustment (13)...  $      0         0          0          0          0          0          0          0
  Efficiency Adjustment (14)............  $      0         0          0       (311)      (403)      (430)      (456)      (586)
                                          --------   -------    -------    -------    -------    -------    -------    -------
  Total Operating Revenues..............  $ 24,282    40,485     42,603     44,722     46,754     47,529     48,219     50,519

OPERATING EXPENSES ($000)(15)
  Fuel..................................  $      0         0          0          0          0          0          0          0
  Operations (16).......................  $    914     1,622      2,057      2,152      2,251      2,308      2,364      2,472
  Capital Expenditures..................  $     32        55         57         58         59         61         62         64
  Major Maintenance (17)................  $  1,559     2,477      3,502      4,583      5,727      5,895      6,068      7,348
  Operator Fee, Incentive and Bonus
    (18)................................  $    202       107        366        376        386        397        408        420
  Home Office Expenses (19).............  $    422       742        761        780        799        819        840        861
  Insurance.............................  $    224       394        404        414        424        435        446        457
  Property and Other Taxes..............  $     52       142        189        305        339        365        382        391
                                          --------   -------    -------    -------    -------    -------    -------    -------
  Total Operating Expenses..............  $  3,405     5,539      7,336      8,669      9,985     10,280     10,569     12,014

NET OPERATING REVENUES ($000)...........  $ 20,877    34,945     35,267     36,053     36,770     37,249     37,649     38,506

ANNUAL DEBT SERVICE ($000)(20)
  Bonds
    Outstanding Balance.................  $275,000   275,000    275,000    275,000    274,714    274,026    273,052    271,391
    Annual Principal....................  $      0         0          0        286        688        974      1,661      2,349
    Annual Interest.....................  $ 15,240    26,125     26,125     26,125     26,081     26,016     25,907     25,733
  Letter of Credit Fees.................  $    429       735        735        738        810        812        819        825
                                          --------   -------    -------    -------    -------    -------    -------    -------
  Total Debt Service....................  $ 15,669    26,860     26,860     27,149     27,579     27,802     28,388     28,907

TRANSFERS FROM DSRF.....................  $      0         0          0          0          0          0          0          0

ANNUAL DEBT SERVICE COVERAGE............      1.33      1.30       1.31       1.33       1.33       1.34       1.33       1.33
AVERAGE DEBT COVERAGE (21)..............      1.48

DEBT SERVICE RESERVE ACCOUNT
  LOC (22)..............................  $  7,982    13,683     13,683     13,833     14,020     14,136     14,439     14,708

WORKING CAPITAL LOC (23)................  $  5,000     5,000      5,000      5,000      5,000      5,000      5,000      5,000

YEAR ENDING DECEMBER 31,                    2010       2011
------------------------                  --------   --------
PERFORMANCE
  Net Summer Installed Capacity
    (kW)(2).............................  936,000    936,000
  PPA Contract Capacity (kW)(3).........  908,000    908,000
  Summer Availability under the PPA
    (%)(4)..............................     98.0%      98.0%
  Annual Availability under the PPA
    (%)(5)..............................     97.0%      97.0%
  Capacity Factor (%)(6)................      5.0%       5.0%
  Unit Starts per Year (7)..............      454        454
  Energy Generation (MWh)...............  397,704    397,704
  Net Plant Heat Rate (Btu/kWh)(8)......   11,642     11,642
COMMODITY PRICES
  General Inflation (%)(9)..............     2.50       2.50
  Electricity Prices (10)
    Reservation Charges ($/kW-yr).......    49.68      51.40
    Unit Start Up Rates ($/Start).......   14,353     14,783
    Energy Charges ($/MWh)..............     0.24       0.25
OPERATING REVENUES ($000)
  Reservation Payments..................   45,109     46,671
  Unit Startup Charges..................    6,084      6,266
  Energy Payments.......................       95         99
  Availability Incentive Adjustment
    (11)................................      150        150
  Summer Availability Adjustment (12)...        0          0
  Annual Availability Adjustment (13)...        0          0
  Efficiency Adjustment (14)............     (502)      (515)
                                          -------    -------
  Total Operating Revenues..............   50,936     52,672
OPERATING EXPENSES ($000)(15)
  Fuel..................................        0          0
  Operations (16).......................    2,486      2,546
  Capital Expenditures..................       66         67
  Major Maintenance (17)................    6,430      6,591
  Operator Fee, Incentive and Bonus
    (18)................................      431        444
  Home Office Expenses (19).............    1,480      1,532
  Insurance.............................      468        480
  Property and Other Taxes..............      429        416
                                          -------    -------
  Total Operating Expenses..............   11,790     12,077
NET OPERATING REVENUES ($000)...........   39,146     40,595
ANNUAL DEBT SERVICE ($000)(20)
  Bonds
    Outstanding Balance.................  269,042    266,005
    Annual Principal....................    3,036      4,010
    Annual Interest.....................   25,494     25,189
  Letter of Credit Fees.................      893        900
                                          -------    -------
  Total Debt Service....................   29,423     30,099
TRANSFERS FROM DSRF.....................        0          0
ANNUAL DEBT SERVICE COVERAGE............     1.33       1.35
AVERAGE DEBT COVERAGE (21)..............
DEBT SERVICE RESERVE ACCOUNT
  LOC (22)..............................   14,943     15,293
WORKING CAPITAL LOC (23)................    5,000      5,000

                                  EXHIBIT B-3
                            TENASKA GEORGIA FACILITY
                          PROJECTED OPERATING RESULTS
                       SENSITIVITY B--INCREASED HEAT RATE

YEAR ENDING DECEMBER 31,                    2012       2013       2014       2015       2016       2017       2018       2019
------------------------                  --------   --------   --------   --------   --------   --------   --------   --------
PERFORMANCE
  Net Summer Installed Capacity
    (kW)(2).............................   936,000   936,000    936,000    936,000    936,000    936,000    936,000    936,000
  PPA Contract Capacity (kW)(3).........   908,000   908,000    908,000    908,000    908,000    908,000    908,000    908,000
  Summer Availability under the PPA
    (%)(4)..............................      98.0%     98.0%      98.0%      98.0%      98.0%      98.0%      98.0%      98.0%
  Annual Availability under the PPA
    (%)(5)..............................      97.0%     97.0%      97.0%      97.0%      97.0%      97.0%      97.0%      97.0%
  Capacity Factor (%)(6)................       5.0%      5.0%       4.0%       4.0%       3.0%       3.0%       3.0%       2.0%
  Unit Starts per Year (7)..............       454       454        363        363        272        272        272        181
  Energy Generation (MWh)...............   397,704   397,704    318,163    318,163    238,622    238,622    238,622    159,082
  Net Plant Heat Rate (Btu/kWh)(8)......    11,642    11,642     11,642     11,642     11,642     11,642     11,642     11,642

COMMODITY PRICES
  General Inflation (%)(9)..............      2.50      2.50       2.50       2.50       2.50       2.50       2.50       2.50
  Electricity Prices (10)
    Reservation Charges ($/KW-yr).......  $  53.18     54.79      55.93      56.91      57.99      59.42      61.17      63.39
    Unit Start Up Rates ($/Start).......  $ 15,227    15,683     16,154     16,638     17,138     17,652     18,181     18,727
    Energy Charges ($/MWh)..............  $   0.26      0.27       0.29       0.30       0.31       0.33       0.34       0.36

OPERATING REVENUES ($000)
  Reservation Payments..................  $ 48,287    49,749     50,784     51,674     52,655     53,953     55,542     57,558
  Unit Startup Charges..................  $  6,454     6,648      5,478      5,642      4,358      4,489      4,624      3,175
  Energy Payments.......................  $    103       107         92         95         74         79         81         57
  Availability Incentive Adjustment
    (11)................................  $    150       150        150        150        150        150        150        150
  Summer Availability Adjustment (12)...  $      0         0          0          0          0          0          0          0
  Annual Availability Adjustment (13)...  $      0         0          0          0          0          0          0          0
  Efficiency Adjustment (14)............  $   (527)     (541)      (443)      (454)         0          0          0          0
                                          --------   -------    -------    -------    -------    -------    -------    -------
  Total Operating Revenues..............  $ 54,467    56,114     56,061     57,107     57,237     58,671     60,397     60,940

OPERATING EXPENSES ($000)(15)
  Fuel..................................  $      0         0          0          0          0          0          0          0
  Operations (16).......................  $  2,612     2,676      2,687      2,754      2,764      2,837      2,907      2,917
  Capital Expenditures..................  $     69        71         72         74         76         78         80         82
  Major Maintenance (17)................  $  6,756     6,924      5,843      5,990      4,821      4,943      5,066      3,773
  Operator Fee, Incentive and Bonus
    (18)................................  $    456       469        482        496        510        524        539        555
  Home Office Expenses (19).............  $  1,586     1,642      1,701      1,762      1,824      1,890      1,958      2,030
  Insurance.............................  $    492       504        517        530        543        557        571        585
  Property and Other Taxes..............  $    497       532        569        693        735        803        851        900
                                          --------   -------    -------    -------    -------    -------    -------    -------
  Total Operating Expenses..............  $ 12,467    12,819     11,871     12,300     11,273     11,632     11,973     10,843

NET OPERATING REVENUES ($000)...........  $ 42,000    43,295     44,190     44,807     45,964     47,039     48,424     50,098

ANNUAL DEBT SERVICE ($000)(20)
  Bonds
    Outstanding Balance.................  $261,995   256,609    250,135    242,688    234,151    224,641    213,755    201,495
    Annual Principal....................  $  5,385     6,474      7,448      8,536      9,510     10,885     12,260     13,349
    Annual Interest.....................  $ 24,775    24,231     23,600     22,859     22,032     21,096     20,029     18,832
  Letter of Credit Fees.................  $    901       933        933        933        965        965        965        965
                                          --------   -------    -------    -------    -------    -------    -------    -------
  Total Debt Service....................  $ 31,062    31,638     31,981     32,329     32,508     32,946     33,255     33,146

TRANSFERS FROM DSRF.....................  $      0         0          0          0          0          0          0          0

ANNUAL DEBT SERVICE COVERAGE............      1.35      1.37       1.38       1.39       1.41       1.43       1.46        L51
AVERAGE DEBT COVERAGE (21)..............      1.48

DEBT SERVICE RESERVE ACCOUNT
  LOC (22)..............................  $ 15,797    16,000     16,000     16,000     16,000     16,000     16,000     16,000

WORKING CAPITAL LOC (23)................  $  5,000     5,000      5,000      5,000      5,000      5,000      5,000      5,000

YEAR ENDING DECEMBER 31,                    2020       2021
------------------------                  --------   --------
PERFORMANCE
  Net Summer Installed Capacity
    (kW)(2).............................  936,000    936,000
  PPA Contract Capacity (kW)(3).........  908,000    908,000
  Summer Availability under the PPA
    (%)(4)..............................     98.0%      98.0%
  Annual Availability under the PPA
    (%)(5)..............................     97.0%      97.0%
  Capacity Factor (%)(6)................      2.0%       2.0%
  Unit Starts per Year (7)..............      181        181
  Energy Generation (MWh)...............  159,082    159,082
  Net Plant Heat Rate (Btu/kWh)(8)......   11,642     11,642
COMMODITY PRICES
  General Inflation (%)(9)..............     2.50       2.50
  Electricity Prices (10)
    Reservation Charges ($/KW-yr).......    62.90      61.10
    Unit Start Up Rates ($/Start).......   19,289     19,867
    Energy Charges ($/MWh)..............     0.37       0.39
OPERATING REVENUES ($000)
  Reservation Payments..................   57,113     55,479
  Unit Startup Charges..................    3,270      3,368
  Energy Payments.......................       59         62
  Availability Incentive Adjustment
    (11)................................      150        150
  Summer Availability Adjustment (12)...        0          0
  Annual Availability Adjustment (13)...        0          0
  Efficiency Adjustment (14)............        0          0
                                          -------    -------
  Total Operating Revenues..............   60,592     59,059
OPERATING EXPENSES ($000)(15)
  Fuel..................................        0          0
  Operations (16).......................    2,991      3,064
  Capital Expenditures..................       84         86
  Major Maintenance (17)................    3,868      3,965
  Operator Fee, Incentive and Bonus
    (18)................................      570        586
  Home Office Expenses (19).............    2,103      2,180
  Insurance.............................      600        615
  Property and Other Taxes..............    1,127      1,183
                                          -------    -------
  Total Operating Expenses..............   11,342     11,679
NET OPERATING REVENUES ($000)...........   49,249     47,380
ANNUAL DEBT SERVICE ($000)(20)
  Bonds
    Outstanding Balance.................  188,146    174,109
    Annual Principal....................   14,036     14,724
    Annual Interest.....................   17,547     16,198
  Letter of Credit Fees.................      965        964
                                          -------    -------
  Total Debt Service....................   32,549     31,885
TRANSFERS FROM DSRF.....................        0          0
ANNUAL DEBT SERVICE COVERAGE............     1.51       1.49
AVERAGE DEBT COVERAGE (21)..............
DEBT SERVICE RESERVE ACCOUNT
  LOC (22)..............................   16,000     16,000
WORKING CAPITAL LOC (23)................    5,000      5,000

                                  EXHIBIT B-3
                            TENASKA GEORGIA FACILITY
                          PROJECTED OPERATING RESULTS
                       SENSITIVITY B--INCREASED HEAT RATE

YEAR ENDING DECEMBER 31,           2022       2023       2024       2025       2026       2027       2028       2029     2030(1)
------------------------         --------   --------   --------   --------   --------   --------   --------   --------   --------
PERFORMANCE
  Net Summer installed Capacity
    (kW)(2)....................   936,000   936,000    936,000    936,000    936,000    936,000    936,000    936,000    936,000
  PPA Contract Capacity
    (kW)(3)....................   908,000   908,000    908,000    908,000    908,000    908,000    908,000    908,000    908,000
  Summer Availability under the
    PPA (%)(4).................      98.0%     98.0%      98.0%      98.0%      98.0%      98.0%      98.0%      98.0%      98.0%
  Annual Availability under the
    PPA (%)(5).................      97.0%     97.0%      97.0%      97.0%      97.0%      97.0%      97.0%      97.0%      97.0%
  Capacity Factor (%)(6).......       2.0%      2.0%       2.0%       2.0%       2.0%       2.0%       2.0%       2.0%       2.0%
  Unit Starts per Year (7).....       181       181        181        181        181        181        181        181          0
  Energy Generation (MWh)......   159,082   159,082    159,082    159,082    159,082    159,082    159,082    159,082          0
  Net Plant Heat Rate
    (Btu/kWh)(8)...............    11,642    11,642     11,642     11,642     11,642     11,642     11,642     11,642     11,642

COMMODITY PRICES
  General Inflation (%)(9).....      2.50      2.50       2.50       2.50       2.50       2.50       2.50       2.50       2.50
  Electricity Prices (10)
    Reservation Charges
      (S/kW-yr)................  $  60.67     60.86      62.71      65.29      67.01      69.03      70.57      71.55      72.00
    Unit Start Up Rates
      ($/Start)................  $ 20,463    21,077     21,709     22,361     23,032     23,723     24,434     25,167     25,922
    Energy Charges ($/MWh).....  $   0.41      0.43       0.45       0.47       0.49       0.51       0.53       0.56       0.56

OPERATING REVENUES ($000)
  Reservation Payments.........  $ 55,088    55,261     56,941     59,283     60,845     62,679     64,078     64,967      5,448
  Unit Startup Charges.........  $  3,470     3,574      3,681      3,791      3,905      4,022      4,143      4,267          0
  Energy Payments..............  $     65        68         72         75         78         81         84         89          0
  Availability Incentive
    Adjustment (11)............  $    150       150        150        150        150        150        150        150         12
  Summer Availability
    Adjustment (12)............  $      0         0          0          0          0          0          0          0          0
  Annual Availability
    Adjustment (13)............  $      0         0          0          0          0          0          0          0          0
  Efficiency Adjustment (14)...  $      0         0          0          0          0          0          0          0          0
                                 --------   -------    -------    -------    -------    -------    -------    -------    -------
  Total Operating Revenues.....  $ 58,773    59,053     60,844     63,299     64,978     66,932     68,455     69,473      5,461

OPERATING EXPENSES ($000)(15)
  Fuel.........................  $      0         0          0          0          0          0          0          0          0
  Operations (16)..............  $  3,141     3,220      3,300      3,384      3,467      3,555      3,643      3,734        306
  Capital Expenditures.........  $     88        90         93         95         97        100        102        105          9
  Major Maintenance (17).......  $  4,064     4,165      4,270      4,377      4,487      4,598      4,713      4,831        349
  Operator Fee, Incentive and
    Bonus (18).................  $    603       620        638        656        674        694        713        734         63
  Home Office Expenses (19)....  $  2,261     2,344      2,431      2,522      2,616      2,713      2,815      2,922        253
  Insurance....................  $    630       646        662        678        695        713        731        749         64
  Property and Other Taxes.....  $  1,609     1,587      1,566      1,545      1,524      1,504      1,484      1,465        117
                                 --------   -------    -------    -------    -------    -------    -------    -------    -------
  Total Operating Expenses.....  $ 12,396    12,672     12,960     13,257     13,560     13,878     14,201     14,540      1,161

NET OPERATING REVENUES ($000)..  $ 46,377    46,381     47,884     50,042     51,418     53,055     54,254     54,933      4,299

ANNUAL DEBT SERVICE ($000)(20)
  Bonds
    Outstanding Balance........  $159,385   143,688    126,901    109,427     91,266     72,130     50,760     26,812      2,062
    Annual Principal...........  $ 15,698    16,786     17,474     18,161     19,135     21,370     23,948     24,750      2,063
    Annual Interest............  $ 14,782    13,258     11,647      9,971      8,229      6,379      4,267      1,959         98
  Letter of Credit Fees........  $    964       964        962        951        942        946        952        934         77
                                 --------   -------    -------    -------    -------    -------    -------    -------    -------
  Total Debt Service...........  $ 31,444    31,009     30,083     29,084     28,307     28,695     29,167     27,643      2,237

TRANSFERS FROM DSRF............  $      0         0          0          0          0          0          0          0          0

ANNUAL DEBT SERVICE COVERAGE...      1.47      1.50       1.59       1.72       1.82       1.85       1.86       1.99       1.92
AVERAGE DEBT COVERAGE (21).....      1.48

DEBT SERVICE RESERVE ACCOUNT
  LOC (22).....................  $ 15,964    15,736     15,252     14,734     14,332     14,533     14,778     13,989      1,132

WORKING CAPITAL LOC (23).......  $  5,000     5,000      5,000      5,000      5,000      5,000      5,000      5,000      5,000

                            FOOTNOTES TO EXHIBIT B-3

The footnotes to Exhibit B-3 are the same as the footnotes for Exhibit B-1, except:

8. Net Plant Heat Rates are assumed to be 5 percent higher than those assumed in the Base Case and no liquidated damage payments are due from the EPC Contractor.

                              EXHIBIT B-4 TENASKA
                                GEORGIA FACILITY
                          PROJECTED OPERATING RESULTS
                  SENSITIVITY C--INCREASED OPERATING EXPENSES

YEAR ENDING DECEMBER 31,                  2002(1)      2003       2004       2005       2006       2007       2008       2009
------------------------                  --------   --------   --------   --------   --------   --------   --------   --------
PERFORMANCE
  Net Summer Installed Capacity
    (kW)(2).............................   936,000   936,000    936,000    936,000    936,000    936,000    936,000    936,000
  PPA Contract Capacity (kW)(3).........   908,000   908,000    908,000    908,000    908,000    908,000    908,000    908,000
  Summer Availability under the PPA
    (%)(4)..............................      98.0%     98.0%      98.0%      98.0%      98.0%      98.0%      98.0%      98.0%
  Annual Availability under the PPA
    (%)(5)..............................      97.0%     97.0%      97.0%      97.0%      97.0%      97.0%      97.0%      97.0%
  Capacity Factor (%)(6)................       2.0%      2.0%       3.0%       4.0%       5.0%       5.0%       5.0%       6.0%
  Unit Starts per Year (7)..............       181       181        272        363        454        454        454        544
  Energy Generation (MWh)...............   159,082   159,082    238,622    318,163    397,704    397,704    397,704    477,245
  Net Plant Heat Rate (Btu/kWh)(8)......    11,088    11,088     11,088     11,088     11,088     11,088     11,088     11,088

COMMODITY PRICES
  General Inflation (%)(9)..............      2.50      2.50       2.50       2.50       2.50       2.50       2.50       2.50
  Electricity Prices (10)
    Reservation Charges ($/kW-yr).......  $  42.00     42.21      43.34      44.74      45.73      46.43      47.03      48.19
    Unit Start Up Rates ($/Start).......  $ 11,330    11,670     12,020     12,381     12,752     13,135     13,529     13,934
    Energy Charges ($/MWh)..............  $   0.17      0.18       0.18       0.19       0.20       0.21       0.22       0.23

OPERATING REVENUES ($000)
  Reservation Payments..................  $ 22,246    38,327     39,353     40,624     41,523     42,158     42,703     43,757
  Unit Startup Charges..................  $  1,921     1,979      3,057      4,198      5,405      5,567      5,734      7,088
  Energy Payments.......................  $     27        29         43         60         80         84         87        110
  Availability Incentive Adjustment
    (11)................................  $     87       150        150        150        150        150        150        150
  Summer Availability Adjustment (12)...  $      0         0          0          0          0          0          0          0
  Annual Availability Adjustment (13)...  $      0         0          0          0          0          0          0          0
  Efficiency Adjustment (14)............  $      0         0          0          0          0          0          0          0
                                          --------   -------    -------    -------    -------    -------    -------    -------
  Total Operating Revenues..............  $ 24,282    40,485     42,603     45,032     47,158     47,959     48,674     51,105

OPERATING EXPENSES ($000)(15)
  Fuel..................................  $      0         0          0          0          0          0          0          0
  Operations (16).......................  $  1,003     1,785      2,262      2,367      2,475      2,538      2,599      2,718
  Capital Expenditures..................  $     35        61         63         64         65         67         68         70
  Major Maintenance (17)................  $  1,585     2,592      3,713      4,899      6,152      6,334      6,518      7,924
  Operator Fee, Incentive and Bonus
    (18)................................  $    222       118        403        414        425        437        449        462
  Home Office Expenses (19).............  $    465       816        836        857        879        901        924        946
  Insurance.............................  $    247       433        444        455        467        478        490        503
  Property and Other Taxes..............  $     57       156        208        336        373        402        420        430
                                          --------   -------    -------    -------    -------    -------    -------    -------
  Total Operating Expenses..............  $  3,613     5,960      7,929      9,391     10,836     11,156     11,469     13,053

NET OPERATING REVENUES ($000)...........  $ 20,668    34,525     34,674     35,642     36,322     36,802     37,206     38,051

ANNUAL DEBT SERVICE ($000)(20)
  Bonds
    Outstanding Balance.................  $275,000   275,000    275,000    275,000    274,714    274,026    273,052    271,391
    Annual Principal....................  $      0         0          0        286        688        974      1,661      2,349
    Annual Interest.....................  $ 15,240    26,125     26,125     26,125     26,081     26,016     25,907     25,733
  Letter of Credit Fees.................  $    429       735        735        738        810        812        819        825
                                          --------   -------    -------    -------    -------    -------    -------    -------
  Total Debt Service....................  $ 15,669    26,860     26,860     27,149     27,579     27,802     28,388     28,907

TRANSFERS FROM DSRF.....................  $      0         0          0          0          0          0          0          0

ANNUAL DEBT SERVICE COVERAGE............      1.32      1.29       1.29       1.31       1.32       1.32       1.31       1.32
AVERAGE DEBT COVERAGE (21)..............      1.45

DEBT SERVICE RESERVE ACCOUNT
  LOC (22)..............................  $  7,982    13,683     13,683     13,833     14,020     14,136     14,439     14,708
WORKING CAPITAL LOC (23)................  $  5,000     5,000      5,000      5,000      5,000      5,000      5,000      5,000

YEAR ENDING DECEMBER 31,                    2010       2011
------------------------                  --------   --------
PERFORMANCE
  Net Summer Installed Capacity
    (kW)(2).............................  936,000    936,000
  PPA Contract Capacity (kW)(3).........  908,000    908,000
  Summer Availability under the PPA
    (%)(4)..............................     98.0%      98.0%
  Annual Availability under the PPA
    (%)(5)..............................     97.0%      97.0%
  Capacity Factor (%)(6)................      5.0%       5.0%
  Unit Starts per Year (7)..............      454        454
  Energy Generation (MWh)...............  397,704    397,704
  Net Plant Heat Rate (Btu/kWh)(8)......   11,088     11,088
COMMODITY PRICES
  General Inflation (%)(9)..............     2.50       2.50
  Electricity Prices (10)
    Reservation Charges ($/kW-yr).......    49.68      51.40
    Unit Start Up Rates ($/Start).......   14,353     14,783
    Energy Charges ($/MWh)..............     0.24       0.25
OPERATING REVENUES ($000)
  Reservation Payments..................   45,109     46,671
  Unit Startup Charges..................    6,084      6,266
  Energy Payments.......................       95         99
  Availability Incentive Adjustment
    (11)................................      150        150
  Summer Availability Adjustment (12)...        0          0
  Annual Availability Adjustment (13)...        0          0
  Efficiency Adjustment (14)............        0          0
                                          -------    -------
  Total Operating Revenues..............   51,438     53,186
OPERATING EXPENSES ($000)(15)
  Fuel..................................        0          0
  Operations (16).......................    2,733      2,802
  Capital Expenditures..................       73         74
  Major Maintenance (17)................    6,908      7,081
  Operator Fee, Incentive and Bonus
    (18)................................      474        488
  Home Office Expenses (19).............    1,629      1,685
  Insurance.............................      515        528
  Property and Other Taxes..............      472        458
                                          -------    -------
  Total Operating Expenses..............   12,804     13,116
NET OPERATING REVENUES ($000)...........   38,635     40,070
ANNUAL DEBT SERVICE ($000)(20)
  Bonds
    Outstanding Balance.................  269,042    266,005
    Annual Principal....................    3,036      4,010
    Annual Interest.....................   25,494     25,189
  Letter of Credit Fees.................      893        900
                                          -------    -------
  Total Debt Service....................   29,423     30,099
TRANSFERS FROM DSRF.....................        0          0
ANNUAL DEBT SERVICE COVERAGE............     1.31       1.33
AVERAGE DEBT COVERAGE (21)..............
DEBT SERVICE RESERVE ACCOUNT
  LOC (22)..............................   14,943     15,293
WORKING CAPITAL LOC (23)................    5,000      5,000

                                  EXHIBIT B-4
                            TENASKA GEORGIA FACILITY
                          PROJECTED OPERATING RESULTS
                  SENSITIVITY C--INCREASED OPERATING EXPENSES

YEAR ENDING DECEMBER 31,                    2012       2013       2014       2015       2016       2017       2018       2019
------------------------                  --------   --------   --------   --------   --------   --------   --------   --------
PERFORMANCE
  Net Summer Installed Capacity
    (kW)(2).............................   936,000   936,000    936,000    936,000    936,000    936,000    936,000    936,000
  PPA Contract Capacity (kW)(3).........   908,000   908,000    908,000    908,000    908,000    908,000    908,000    908,000
  Summer Availability under the PPA
    (%)(4)..............................      98.0%     98.0%      98.0%      98.0%      98.0%      98.0%      98.0%      98.0%
  Annual Availability under the PPA
    (%)(5)..............................      97.0%     97.0%      97.0%      97.0%      97.0%      97.0%      97.0%      97.0%
  Capacity Factor (%)(6)................       5.0%      5.0%       4.0%       4.0%       3.0%       3.0%       3.0%       2.0%
  Unit Starts per Year (7)..............       454       454        363        363        272        272        272        181
  Energy Generation (MWh)...............   397,704   397,704    318,163    318,163    238,622    238,622    238,622    159,082
  Net Plant Heat Rate (Btu/kWh)(8)......    11,088    11,088     11,088     11,088     11,088     11,088     11,088     11,088

COMMODITY PRICES
  General Inflation (%)(9)..............      2.50      2.50       2.50       2.50       2.50       2.50       2.50       2.50
  Electricity Prices (10)
    Reservation Charges ($/kW-yr).......  $  53.18     54.79      55.93      56.91      57.99      59.42      61.17      63.39
    Unit Start Up Rates ($/Start).......  $ 15,227    15,683     16,154     16,638     17,138     17,652     18,181     18,727
    Energy Charges ($/MWh)..............  $   0.26      0.27       0.29       0.30       0.31       0.33       0.34       0.36

OPERATING REVENUES ($000)
  Reservation Payments..................  $ 48,287    49,749     50,784     51,674     52,655     53,953     55,542     57,558
  Unit Startup Charges..................  $  6,454     6,648      5,478      5,642      4,358      4,489      4,624      3,175
  Energy Payments.......................  $    103       107         92         95         74         79         81         57
  Availability Incentive Adjustment
    (11)................................  $    150       150        150        150        150        150        150        150
  Summer Availability Adjustment (12)...  $      0         0          0          0          0          0          0          0
  Annual Availability Adjustment (13)...  $      0         0          0          0          0          0          0          0
  Efficiency Adjustment (14)............  $      0         0          0          0          0          0          0          0
                                          --------   -------    -------    -------    -------    -------    -------    -------
  Total Operating Revenues..............  $ 54,994    56,654     56,504     57,561     57,237     58,671     60,397     60,940

OPERATING EXPENSES ($000)(15)
  Fuel..................................  $      0         0          0          0          0          0          0          0
  Operations (16).......................  $  2,871     2,942      2,957      3,030      3,042      3,119      3,198      3,208
  Capital Expenditures..................  $     76        78         79         81         84         86         88         90
  Major Maintenance (17)................  $  7,257     7,439      6,245      6,401      5,112      5,240      5,371      3,945
  Operator Fee, Incentive and Bonus
    (18)................................  $    502       516        530        546        561        576        593        611
  Home Office Expenses (19).............  $  1,745     1,807      1,871      1,938      2,007      2,079      2,154      2,232
  Insurance.............................  $    541       555        569        583        598        612        628        643
  Property and Other Taxes..............  $    547       585        626        762        809        883        936        990
                                          --------   -------    -------    -------    -------    -------    -------    -------
  Total Operating Expenses..............  $ 13,539    13,921     12,877     13,341     12,213     12,595     12,967     11,719

NET OPERATING REVENUES ($000)...........  $ 41,455    42,733     43,627     44,221     45,024     46,076     47,430     49,221

ANNUAL DEBT SERVICE ($000)(20)
  Bonds
    Outstanding Balance.................  $261,995   256,609    250,135    242,688    234,151    224,641    213,755    201,495
    Annual Principal....................  $  5,385     6,474      7,448      8,536      9,510     10,885     12,260     13,349
    Annual Interest.....................  $ 24,775    24,231     23,600     22,859     22,032     21,096     20,029     18,832
  Letter of Credit Fees.................  $    901       933        933        933        965        965        965        965
                                          --------   -------    -------    -------    -------    -------    -------    -------
  Total Debt Service....................  $ 31,062    31,638     31,981     32,329     32,508     32,946     33,255     33,146

TRANSFERS FROM DSRF.....................  $      0         0          0          0          0          0          0          0

ANNUAL DEBT SERVICE COVERAGE............      1.33      1.35       1.36       1.37       1.39       1.40       1.43       1.48
AVERAGE DEBT COVERAGE (21)..............      1.45

DEBT SERVICE RESERVE ACCOUNT
  LOC (22)..............................  $ 15,797    16,000     16,000     16,000     16,000     16,000     16,000     16,000

WORKING CAPITAL LOC (23)................  $  5,000     5,000      5,000      5,000      5,000      5,000      5,000      5,000

YEAR ENDING DECEMBER 31,                    2020       2021
------------------------                  --------   --------
PERFORMANCE
  Net Summer Installed Capacity
    (kW)(2).............................  936,000    936,000
  PPA Contract Capacity (kW)(3).........  908,000    908,000
  Summer Availability under the PPA
    (%)(4)..............................     98.0%      98.0%
  Annual Availability under the PPA
    (%)(5)..............................     97.0%      97.0%
  Capacity Factor (%)(6)................      2.0%       2.0%
  Unit Starts per Year (7)..............      181        181
  Energy Generation (MWh)...............  159,082    159,082
  Net Plant Heat Rate (Btu/kWh)(8)......   11,088     11,088
COMMODITY PRICES
  General Inflation (%)(9)..............     2.50       2.50
  Electricity Prices (10)
    Reservation Charges ($/kW-yr).......    62.90      61.10
    Unit Start Up Rates ($/Start).......   19,289     19,867
    Energy Charges ($/MWh)..............     0.37       0.39
OPERATING REVENUES ($000)
  Reservation Payments..................   57,113     55,479
  Unit Startup Charges..................    3,270      3,368
  Energy Payments.......................       59         62
  Availability Incentive Adjustment
    (11)................................      150        150
  Summer Availability Adjustment (12)...        0          0
  Annual Availability Adjustment (13)...        0          0
  Efficiency Adjustment (14)............        0          0
                                          -------    -------
  Total Operating Revenues..............   60,592     59,059
OPERATING EXPENSES ($000)(15)
  Fuel..................................        0          0
  Operations (16).......................    3,290      3,373
  Capital Expenditures..................       92         95
  Major Maintenance (17)................    4,043      4,144
  Operator Fee, Incentive and Bonus
    (18)................................      627        645
  Home Office Expenses (19).............    2,314      2,399
  Insurance.............................      660        676
  Property and Other Taxes..............    1,240      1,301
                                          -------    -------
  Total Operating Expenses..............   12,267     12,632
NET OPERATING REVENUES ($000)...........   48,325     46,427
ANNUAL DEBT SERVICE ($000)(20)
  Bonds
    Outstanding Balance.................  188,146    174,109
    Annual Principal....................   14,036     14,724
    Annual Interest.....................   17,547     16,198
  Letter of Credit Fees.................      965        964
                                          -------    -------
  Total Debt Service....................   32,549     31,885
TRANSFERS FROM DSRF.....................        0          0
ANNUAL DEBT SERVICE COVERAGE............     1.48       1,46
AVERAGE DEBT COVERAGE (21)..............
DEBT SERVICE RESERVE ACCOUNT
  LOC (22)..............................   16,000     16,000
WORKING CAPITAL LOC (23)................    5,000      5,000

                                  EXHIBIT B-4
                            TENASKA GEORGIA FACILITY
                          PROJECTED OPERATING RESULTS
                  SENSITIVITY C--INCREASED OPERATING EXPENSES

YEAR ENDING DECEMBER 31,           2022       2023       2024       2025       2026       2027       2028       2029     2030(1)
------------------------         --------   --------   --------   --------   --------   --------   --------   --------   --------
PERFORMANCE
  Net Summer Installed Capacity
    (kW)(2)....................   936,000   936,000    936,000    936,000    936,000    936,000    936,000    936,000    936,000
  PPA Contract Capacity
    (kW)(3)....................   908,000   908,000    908,000    908,000    908,000    908,000    908,000    908,000    908,000
  Summer Availability under the
    PPA (%)(4).................      98.0%     98.0%      98.0%      98.0%      98.0%      98.0%      98.0%      98.0%      98.0%
  Annual Availability under the
    PPA (%)(5).................      97.0%     97.0%      97.0%      97.0%      97.0%      97.0%      97.0%      97.0%      97.0%
  Capacity Factor (%)(6).......       2.0%      2.0%       2.0%       2.0%       2.0%       2.0%       2.0%       2.0%       2.0%
  Unit Starts per Year (7).....       181       181        181        181        181        181        181        181          0
  Energy Generation (MWh)......   159,082   159,082    159,082    159,082    159,082    159,082    159,082    159,082          0
  Net Plant Heat Rate
    (Btu/kWh)(8)...............    11,088    11,088     11,088     11,088     11,088     11,088     11,088     11,088     11,088

COMMODITY PRICES
  General Inflation (%)(9).....      2.50      2.50       2.50       2.50       2.50       2.50       2.50       2.50       2.50
  Electricity Prices (10)
    Reservation Charges
      ($/kW-yr)................  $  60.67     60.86      62.71      65.29      67.01      69.03      70.57      71.55      72.00
    Unit Start Up Rates
      ($/Start)................  $ 20,463    21,077     21,709     22,361     23,032     23,723     24,434     25,167     25,922
    Energy Charges ($/MWh).....  $   0.41      0.43       0.45       0.47       0.49       0.51       0.53       0.56       0.56

OPERATING REVENUES ($000)
  Reservation Payments.........  $ 55,088    55,261     56,941     59,283     60,845     62,679     64,078     64,967      5,448
  Unit Startup Charges.........  $  3,470     3,574      3,681      3,791      3,905      4,022      4,143      4,267          0
  Energy Payments..............  $     65        68         72         75         78         81         84         89          0
  Availability Incentive
    Adjustment (11)............  $    150       150        150        150        150        150        150        150         12
  Summer Availability
    Adjustment (12)............  $      0         0          0          0          0          0          0          0          0
  Annual Availability
    Adjustment (13)............  $      0         0          0          0          0          0          0          0          0
  Efficiency Adjustment (14)...  $      0         0          0          0          0          0          0          0          0
                                 --------   -------    -------    -------    -------    -------    -------    -------    -------
  Total Operating Revenues.....  $ 58,773    59,053     60,844     63,299     64,978     66,932     68,455     69,473      5,461

OPERATING EXPENSES ($000)(15)
  Fuel.........................  $      0         0          0          0          0          0          0          0          0
  Operations (16)..............  $  3,454     3,542      3,629      3,720      3,815      3,910      4,007      4,108        335
  Capital Expenditures.........  $     97        99        102        105        107        110        112        116         10
  Major Maintenance (17).......  $  4,248     4,354      4,463      4,574      4,689      4,806      4,926      5,050        383
  Operator Fee, Incentive and
    Bonus (18).................  $    663       682        702        722        741        763        784        807         69
  Home Office Expenses (19)....  $  2,487     2,578      2,674      2,773      2,877      2,985      3,097      3,214        278
  Insurance....................  $    693       710        728        746        765        784        804        824         70
  Property and Other Taxes.....  $  1,770     1,746      1,723      1,700      1,676      1,654      1,632      1,612        129
                                 --------   -------    -------    -------    -------    -------    -------    -------    -------
  Total Operating Expenses.....  $ 13,412    13,711     14,022     14,340     14,670     15,013     15,363     15,730      1,274

NET OPERATING REVENUES
  ($000).......................  $45,3.61    45,343     46,822     48,959     50,308     51,920     53,092     53,743      4,187

ANNUAL DEBT SERVICE ($000)(20)
  Bonds
    Outstanding Balance........  $159,385   143,688    126,901    109,427     91,266     72,130     50,760     26,812      2,062
    Annual Principal...........  $ 15,698    16,786     17,474     18,161     19,135     21,370     23,948     24,750      2,063
    Annual Interest............  $ 14,782    13,258     11,647      9,971      8,229      6,379      4,267      1,959         98
  Letter of Credit Fees........  $    964       964        962        951        942        946        952        934         77
                                 --------   -------    -------    -------    -------    -------    -------    -------    -------
  Total Debt Service...........  $ 31,444    31,009     30,083     29,084     28,307     28,695     29,167     27,643      2,237

TRANSFERS FROM DSRF............  $      0         0          0          0          0          0          0          0          0

ANNUAL DEBT SERVICE COVERAGE...      1.44      1.46       1.56       1.68       1.78       1.81       1.82       1.94       1.87
AVERAGE DEBT COVERAGE (21).....      1.45

DEBT SERVICE RESERVE ACCOUNT
  LOC (22).....................  $ 15,964    15,736     15,252     14,734     14,332     14,533     14,778     13,989      1,132

WORKING CAPITAL LOC (23).......  $  5,000     5,000      5,000      5,000      5,000      5,000      5,000      5,000      5,000

                            FOOTNOTES TO EXHIBIT B-4

The footnotes to Exhibit B-4 are the same as the footnotes for Exhibit B-1, except:

15. Non-fuel related operating and maintenance costs assumed to be 10 percent higher than that assumed in the Base Case.

                                  EXHIBIT B-5
                            TENASKA GEORGIA FACILITY
                          PROJECTED OPERATING RESULTS
                    SENSITIVITY D--INCREASED INFLATION RATE

YEAR ENDING DECEMBER 31,                  2002(1)      2003       2004       2005       2006       2007       2008       2009
------------------------                  --------   --------   --------   --------   --------   --------   --------   --------
PERFORMANCE
  Net Summer Installed Capacity
    (kW)(2).............................   936,000   936,000    936,000    936,000    936,000    936,000    936,000    936,000
  PPA Contract Capacity (kW)(3).........   908,000   908,000    908,000    908,000    908,000    908,000    908,000    908,000
  Summer Availability under the PPA
    (%)(4)..............................      98.0%     98.0%      98.0%      98.0%      98.0%      98.0%      98.0%      98.0%
  Annual Availability under the PPA
    (%)(5)..............................      97,0%     97.0%      97.0%      97.0%      97.0%      97.0%      97.0%      97.0%
  Capacity Factor (%)(6)................       2.0%      2.0%       3.0%       4.0%       5.0%       5.0%       5.0%       6.0%
  Unit Starts per Year (7)..............       181       181        272        363        454        454        454        544
  Energy Generation (MWh)...............   159,082   159,082    238,622    318,163    397,704    397,704    397,704    477,245
  Net Plant Heat Rate (Btu/kWh)(8)......    11,088    11,088     11,088     11,088     11,088     11,088     11,088     11,088

COMMODITY PRICES
  General Inflation (%)(9)..............      6.00      6.00       6.00       6.00       6.00       6.00       6.00       6.00
  Electricity Prices (10)
    Reservation Charges ($/kW-yr).......  $  42.00     42.21      43.34      44.74      45.73      46.43      47.03      48.19
    Unit Start Up Rates ($/Start).......  $ 11,330    11,670     12,020     12,381     12,752     13,135     13,529     13,934
    Energy Charges ($/MWh)..............  $   0.17      0.18       0.18       0.19       0.20       0.21       0.22       0.23

OPERATING REVENUES ($000)
  Reservation Payments..................  $ 22,246    38,327     39,353     40,624     41,523     42,158     42,703     43,757
  Unit Startup Charges..................  $  1,921     1,979      3,057      4,198      5,405      5,567      5,734      7,088
  Energy Payments.......................  $     27        29         43         60         80         84         87        110
  Availability Incentive Adjustment
    (11)................................  $     87       150        150        150        150        150        150        150
  Summer Availability Adjustment (12)...  $      0         0          0          0          0          0          0          0
  Annual Availability Adjustment (13)...  $      0         0          0          0          0          0          0          0
  Efficiency Adjustment (14)............  $      0         0          0          0          0          0          0          0
                                          --------   -------    -------    -------    -------    -------    -------    -------
  Total Operating Revenues..............  $ 24,282    40,485     42,603     45,032     47,158     47,959     48,674     51,105

OPERATING EXPENSES ($000)(15)
  Fuel..................................  $      0         0          0          0          0          0          0          0
  Operations (16).......................  $  1,010     1,864      2,443      2,648      2,866      3,039      3,220      3,485
  Capital Expenditures..................  $     35        63         67         71         75         80         84         90
  Major Maintenance (17)................  $  1,597     2,569      3,619      4,730      5,906      6,109      6,320      7,641
  Operator Fee, Incentive and Bonus
    (18)................................  $    217       107        412        434        457        482        507        535
  Home Office Expenses (19).............  $    459       833        883        936        992      1,052      1,115      1,182
  Insurance.............................  $    248       451        478        506        537        569        603        639
  Property and Other Taxes..............  $     52       142        189        305        339        365        382        391
                                          --------   -------    -------    -------    -------    -------    -------    -------
  Total Operating Expenses..............  $  3,618     6,029      8,091      9,630     11,172     11,696     12,231     13,963

NET OPERATING REVENUES ($000)...........  $ 20,664    34,455     34,512     35,402     35,986     36,262     36,444     37,142

ANNUAL DEBT SERVICE ($000)(20)
  Bonds
    Outstanding Balance.................  $275,000   275,000    275,000    275,000    274,714    274,026    273,052    271,391
    Annual Principal....................  $      0         0          0        286        688        974      1,661      2,349
    Annual Interest.....................  $ 15,240    26,125     26,125     26,125     26,081     26,016     25,907     25,733
  Letter of Credit Fees.................  $    429       735        735        738        810        812        819        825
                                          --------   -------    -------    -------    -------    -------    -------    -------
  Total Debt Service....................  $ 15,669    26,860     26,860     27,149     27,579     27,802     28,388     28,907

TRANSFERS FROM DSRF.....................  $      0         0          0          0          0          0          0          0

ANNUAL DEBT SERVICE COVERAGE............      1.32      1.28       1.28       1.30       1.30       1.30       1.28       1.28
AVERAGE DEBT COVERAGE (21)..............      1.28

DEBT SERVICE RESERVE ACCOUNT
  LOC (22)..............................  $  7,982    13,683     13,683     13,833     14,020     14,136     14,439     14,708

WORKING CAPITAL LOC (23)................  $  5,000     5,000      5,000      5,000      5,000      5,000      5,000      5,000

YEAR ENDING DECEMBER 31,                    2010       2011
------------------------                  --------   --------
PERFORMANCE
  Net Summer Installed Capacity
    (kW)(2).............................  936,000    936,000
  PPA Contract Capacity (kW)(3).........  908,000    908,000
  Summer Availability under the PPA
    (%)(4)..............................     98.0%      98.0%
  Annual Availability under the PPA
    (%)(5)..............................     97.0%      97.0%
  Capacity Factor (%)(6)................      5.0%       5.0%
  Unit Starts per Year (7)..............      454        454
  Energy Generation (MWh)...............  397,704    397,704
  Net Plant Heat Rate (Btu/kWh)(8)......   11,088     11,088
COMMODITY PRICES
  General Inflation (%)(9)..............     6.00       6.00
  Electricity Prices (10)
    Reservation Charges ($/kW-yr).......    49.68      51.40
    Unit Start Up Rates ($/Start).......   14,353     14,783
    Energy Charges ($/MWh)..............     0.24       0.25
OPERATING REVENUES ($000)
  Reservation Payments..................   45,109     46,671
  Unit Startup Charges..................    6,084      6,266
  Energy Payments.......................       95         99
  Availability Incentive Adjustment
    (11)................................      150        150
  Summer Availability Adjustment (12)...        0          0
  Annual Availability Adjustment (13)...        0          0
  Efficiency Adjustment (14)............        0          0
                                          -------    -------
  Total Operating Revenues..............   51,438     53,186
OPERATING EXPENSES ($000)(15)
  Fuel..................................        0          0
  Operations (16).......................    3,618      3,837
  Capital Expenditures..................       95        101
  Major Maintenance (17)................    6,765      7,171
  Operator Fee, Incentive and Bonus
    (18)................................      563        594
  Home Office Expenses (19).............    1,852      1,957
  Insurance.............................      678        718
  Property and Other Taxes..............      429        416
                                          -------    -------
  Total Operating Expenses..............   14,001     14,794
NET OPERATING REVENUES ($000)...........   37,438     38,392
ANNUAL DEBT SERVICE ($000)(20)
  Bonds
    Outstanding Balance.................  269,042    266,005
    Annual Principal....................    3,036      4,010
    Annual Interest.....................   25,494     25,189
  Letter of Credit Fees.................      893        900
                                          -------    -------
  Total Debt Service....................   29,423     30,099
TRANSFERS FROM DSRF.....................        0          0
ANNUAL DEBT SERVICE COVERAGE............     1.27       1.28
AVERAGE DEBT COVERAGE (21)..............
DEBT SERVICE RESERVE ACCOUNT
  LOC (22)..............................   14,943     15,293
WORKING CAPITAL LOC (23)................    5,000      5,000

                                  EXHIBIT B-5
                            TENASKA GEORGIA FACILITY
                          PROJECTED OPERATING RESULTS
                    SENSITIVITY D--INCREASED INFLATION RATE

YEAR ENDING DECEMBER 31,                    2012       2013       2014       2015       2016       2017       2018       2019
------------------------                  --------   --------   --------   --------   --------   --------   --------   --------
PERFORMANCE
  Net Summer Installed Capacity
    (kW)(2).............................   936,000   936,000    936,000    936,000    936,000    936,000    936,000    936,000
  PPA Contract Capacity (kW)(3).........   908,000   908,000    908,000    908,000    908,000    908,000    908,000    908,000
  Summer Availability under the PPA
    (%)(4)..............................      98.0%     98.0%      98.0%      98.0%      98.0%      98.0%      98.0%      98.0%
  Annual Availability under the PPA
    (%)(5)..............................      97.0%     97.0%      97.0%      97.0%      97.0%      97.0%      97.0%      97.0%
  Capacity Factor (%)(6)................       5.0%      5.0%       4.0%       4.0%       3.0%       3.0%       3.0%       2.0%
  Unit Starts per Year (7)..............       454       454        363        363        272        272        272        181
  Energy Generation (MWh)...............   397,704   397,704    318,163    318,163    238,622    238,622    238,622    159,082
  Net Plant Heat Rate (Btu/kWh)(8)......    11,088    11,088     11,088     11,088     11,088     11,088     11,088     11,088

COMMODITY PRICES
  General Inflation (%)(9)..............      6.00      6.00       6.00       6.00       6.00       6.00       6.00       6.00
  Electricity Prices (10)
    Reservation Charges ($/kW-yr).......  $  53.18     54.79      55.93      56.91      57.99      59.42      61.17      63.39
    Unit Start Up Rates ($/Start).......  $ 15,227    15,683     16,154     16,638     17,138     17,652     18,181     18,727
    Energy Charges ($/MWh)..............  $   0.26      0.27       0.29       0.30       0.31       0.33       0.34       0.36

OPERATING REVENUES ($000)
  Reservation Payments..................  $ 48,287    49,749     50,784     51,674     52,655     53,953     55,542     57,558
  Unit Startup Charges..................  $  6,454     6,648      5,478      5,642      4,358      4,489      4,624      3,175
  Energy Payments.......................  $    103       107         92         95         74         79         81         57
  Availability Incentive Adjustment
    (11)................................  $    150       150        150        150        150        150        150        150
  Summer Availability Adjustment (12)...  $      0         0          0          0          0          0          0          0
  Annual Availability Adjustment (13)...  $      0         0          0          0          0          0          0          0
  Efficiency Adjustment (14)............  $      0         0          0          0          0          0          0          0
                                          --------   -------    -------    -------    -------    -------    -------    -------
  Total Operating Revenues..............  $ 54,994    56,654     56,504     57,561     57,237     58,671     60,397     60,940

OPERATING EXPENSES ($000)(15)
  Fuel..................................  $      0         0          0          0          0          0          0          0
  Operations (16).......................  $  4,066     4,312      4,472      4,741      4,918      5,211      5,526      5,725
  Capital Expenditures..................  $    107       113        120        127        135        143        151        160
  Major Maintenance (17)................  $  7,601     8,057      7,106      7,533      6,374      6,755      7,161      5,671
  Operator Fee, Incentive and Bonus
    (18)................................  $    626       660        695        734        774        815        860        908
  Home Office Expenses (19).............  $  2,067     2,185      2,309      2,440      2,580      2,726      2,881      3,045
  Insurance.............................  $    761       807        856        907        961      1,019      1,080      1,145
  Property and Other Taxes..............  $    497       532        569        693        735        803        851        900
                                          --------   -------    -------    -------    -------    -------    -------    -------
  Total Operating Expenses..............  $ 15,725    16,665     16,127     17,175     16,476     17,472     18,510     17,554

NET OPERATING REVENUES ($000)...........  $ 39,269    39,989     40,377     40,387     40,761     41,199     41,887     43,386

ANNUAL DEBT SERVICE ($000)(20)
  Bonds
    Outstanding Balance.................  $261,995   256,609    250,135    242,688    234,151    224,641    213,755    201,495
    Annual Principal....................  $  5,385     6,474      7,448      8,536      9,510     10,885     12,260     13,349
    Annual Interest.....................  $ 24,775    24,231     23,600     22,859     22,032     21,096     20,029     18,832
  Letter of Credit Fees.................  $    901       933        933        933        965        965        965        965
                                          --------   -------    -------    -------    -------    -------    -------    -------
  Total Debt Service....................  $ 31,062    31,638     31,981     32,329     32,508     32,946     33,255     33,146

TRANSFERS FROM DSRF.....................  $      0         0          0          0          0          0          0          0

ANNUAL DEBT SERVICE COVERAGE............      1.26      1.26       1.26       1.25       1.25       1.25       1.26       1.31
AVERAGE DEBT COVERAGE (21)..............      1.28

DEBT SERVICE RESERVE ACCOUNT
  LOC (22)..............................  $ 15,797    16,000     16,000     16,000     16,000     16,000     16,000     16,000

WORKING CAPITAL LOC (23)................  $  5,000     5,000      5,000      5,000      5,000      5,000      5,000      5,000

YEAR ENDING DECEMBER 31,                    2020       2021
------------------------                  --------   --------
PERFORMANCE
  Net Summer Installed Capacity
    (kW)(2).............................  936,000    936,000
  PPA Contract Capacity (kW)(3).........  908,000    908,000
  Summer Availability under the PPA
    (%)(4)..............................     98.0%      98.0%
  Annual Availability under the PPA
    (%)(5)..............................     97.0%      97.0%
  Capacity Factor (%)(6)................      2.0%       2.0%
  Unit Starts per Year (7)..............      181        181
  Energy Generation (MWh)...............  159,082    159,082
  Net Plant Heat Rate (Btu/kWh)(8)......   11,088     11,088
COMMODITY PRICES
  General Inflation (%)(9)..............     6.00       6.00
  Electricity Prices (10)
    Reservation Charges ($/kW-yr).......    62.90      61.10
    Unit Start Up Rates ($/Start).......   19,289     19,867
    Energy Charges ($/MWh)..............     0.37       0.39
OPERATING REVENUES ($000)
  Reservation Payments..................   57,113     55,479
  Unit Startup Charges..................    3,270      3,368
  Energy Payments.......................       59         62
  Availability Incentive Adjustment
    (11)................................      150        150
  Summer Availability Adjustment (12)...        0          0
  Annual Availability Adjustment (13)...        0          0
  Efficiency Adjustment (14)............        0          0
                                          -------    -------
  Total Operating Revenues..............   60,592     59,059
OPERATING EXPENSES ($000)(15)
  Fuel..................................        0          0
  Operations (16).......................    6,070      6,434
  Capital Expenditures..................      170        180
  Major Maintenance (17)................    6,010      6,372
  Operator Fee, Incentive and Bonus
    (18)................................      957      1,010
  Home Office Expenses (19).............    3,219      3,402
  Insurance.............................    1,214      1,286
  Property and Other Taxes..............    1,127      1,183
                                          -------    -------
  Total Operating Expenses..............   18,767     19,867
NET OPERATING REVENUES ($000)...........   41,825     39,192
ANNUAL DEBT SERVICE ($000)(20)
  Bonds
    Outstanding Balance.................  188,146    174,109
    Annual Principal....................   14,036     14,724
    Annual Interest.....................   17,547     16,198
  Letter of Credit Fees.................      965        964
                                          -------    -------
  Total Debt Service....................   32,549     31,885
TRANSFERS FROM DSRF.....................        0          0
ANNUAL DEBT SERVICE COVERAGE............     1.28       1.23
AVERAGE DEBT COVERAGE (21)..............
DEBT SERVICE RESERVE ACCOUNT
  LOC (22)..............................   16,000     16,000
WORKING CAPITAL LOC (23)................    5,000      5,000

                                  EXHIBIT B-5
                            TENASKA GEORGIA FACILITY
                          PROJECTED OPERATING RESULTS
                    SENSITIVITY D--INCREASED INFLATION RATE

YEAR ENDING DECEMBER 31,           2022       2023       2024       2025       2026       2027       2028       2029     2030(1)
------------------------         --------   --------   --------   --------   --------   --------   --------   --------   --------
PERFORMANCE
  Net Summer Installed Capacity
    (kW)(2)....................   936,000   936,000    936,000    936,000    936,000    936,000    936,000    936,000    936,000
  PPA Contract Capacity
    (kW)(3)....................   908,000   908,000    908,000    908,000    908,000    908,000    908,000    908,000    908,000
  Summer Availability under the
    PPA (%)(4).................      98.0%     98.0%      98.0%      98.0%      98.0%      98.0%      98.0%      98.0%      98.0%
  Annual Availability under the
    PPA (%)(5).................      97.0%     97.0%      97.0%      97.0%      97.0%      97.0%      97.0%      97.0%      97.0%
  Capacity Factor (%)(6).......       2.0%      2.0%       2.0%       2.0%       2.0%       2.0%       2.0%       2.0%       2.0%
  Unit Starts per Year (7).....       181       181        181        181        181        181        181        181          0
  Energy Generation (MWh)......   159,082   159,082    159,082    159,082    159,082    159,082    159,082    159,082          0
  Net Plant Heat Rate
    (Btu/kWh)(8)...............    11,088    11,088     11,088     11,088     11,088     11,088     11,088     11,088     11,088

COMMODITY PRICES
  General Inflation (%)(9).....      6.00      6.00       6.00       6.00       6.00       6.00       6.00       6.00       6.00
  Electricity Prices (10)
    Reservation Charges
      ($/kW-yr)................  $  60.67     60.86      62.71      65.29      67.01      69.03      70.57      71.55      72.00
    Unit Start Up Rates
      ($/Start)................  $ 20,463    21,077     21,709     22,361     23,032     23,723     24,434     25,167     25,922
    Energy Charges ($/MWh).....  $   0.41      0.43       0.45       0.47       0.49       0.51       0.53       0.56       0.56

OPERATING REVENUES ($000)
  Reservation Payments.........  $ 55,088    55,261     56,941     59,283     60,845     62,679     64,078     64,967      5,448
  Unit Startup Charges.........  $  3,470     3,574      3,681      3,791      3,905      4,022      4,143      4,267          0
  Energy Payments..............  $     65        68         72         75         78         81         84         89          0
  Availability Incentive
    Adjustment (11)............  $    150       150        150        150        150        150        150        150         12
  Summer Availability
    Adjustment (12)............  $      0         0          0          0          0          0          0          0          0
  Annual Availability
    Adjustment (13)............  $      0         0          0          0          0          0          0          0          0
  Efficiency Adjustment (14)...  $      0         0          0          0          0          0          0          0          0
                                 --------   -------    -------    -------    -------    -------    -------    -------    -------
  Total Operating Revenues.....  $ 58,773    59,053     60,844     63,299     64,978     66,932     68,455     69,473      5,461

OPERATING EXPENSES ($000)(15)
  Fuel.........................  $      0         0          0          0          0          0          0          0          0
  Operations (16)..............  $  6,821     7,231      7,665      8,125      8,610      9,129      9,674     10,256        865
  Capital Expenditures.........  $    191       202        215        227        241        256        271        287         25
  Major Maintenance (17).......  $  6,753     7,158      7,589      8,044      8,527      9,037      9,580     10,155        772
  Operator Fee, Incentive and
    Bonus (18).................  $  1,065     1,124      1,187      1,252      1,321      1,395      1,472      1,554        137
  Home Office Expenses (19)....  $  3,596     3,801      4,017      4,246      4,489      4,745      5,016      5,303        468
  Insurance....................  $  1,364     1,445      1,532      1,624      1,722      1,825      1,934      2,050        181
  Property and Other Taxes.....  $  1,609     1,587      1,566      1,545      1,524      1,504      1,484      1,465        117
                                 --------   -------    -------    -------    -------    -------    -------    -------    -------
  Total Operating Expenses.....  $ 21,399    22,548     23,770     25,063     26,434     27,891     29,431     31,070      2,565

NET OPERATING REVENUES
  ($000).......................  $ 37,374    36,506     37,073     38,236     38,544     39,041     39,024     38,403      2,896

ANNUAL DEBT SERVICE ($000)(20)
  Bonds
    Outstanding Balance........  $159,385   143,688    126,901    109,427     91,266     72,130     50,760     26,812      2,062
    Annual Principal...........  $ 15,698    16,786     17,474     18,161     19,135     21,370     23,948     24,750      2,063
    Annual Interest............  $ 14,782    13,258     11,647      9,971      8,229      6,379      4,267      1,959         98
  Letter of Credit Fees........  $    964       964        962        951        942        946        952        934         77
                                 --------   -------    -------    -------    -------    -------    -------    -------    -------
  Total Debt Service...........  $ 31,444    31,009     30,083     29,084     28,307     28,695     29,167     27,643      2,237

TRANSFERS FROM DSRF............  $      0         0          0          0          0          0          0          0          0

ANNUAL DEBT SERVICE COVERAGE...      1.19      1.18       1.23       1.31       1.36       1.36       1.34       1.39       1.29
AVERAGE DEBT COVERAGE (21).....      1.28

DEBT SERVICE RESERVE ACCOUNT
  LOC (22).....................  $ 15,964    15,736     15,252     14,734     14,332     14,533     14,778     13,989      1,132

WORKING CAPITAL LOC (23).......  $  5,000     5,000      5,000      5,000      5,000      5,000      5,000      5,000      5,000

                            FOOTNOTES TO EXHIBIT B-5

The footnotes to Exhibit B-5 are the same as the footnotes for Exhibit B-1, except:

9. General inflation is assumed to escalate at a rate of 6.0 percent per year, rather than 2.5 percent per year, as assumed in the Base Case.

                                  EXHIBIT B-6
                            TENASKA GEORGIA FACILITY
                          PROJECTED OPERATING RESULTS
                    SENSITIVITY E--REDUCED CONTRACT CAPACITY

YEAR ENDING DECEMBER 31,                  2002(1)      2003       2004       2005       2006       2007       2008       2009
------------------------                  --------   --------   --------   --------   --------   --------   --------   --------
PERFORMANCE
  Net Summer Installed Capacity
    (kW)(2).............................   936,000   936,000    936,000    936,000    936,000    936,000    936,000    936,000
  PPA Contract Capacity (kW)(3).........   875,000   875,000    875,000    875,000    875,000    875,000    875,000    875,000
  Summer Availability under the PPA
    (%)(4)..............................      98.0%     98.0%      98.0%      98.0%      98.0%      98.0%      98.0%      98.0%
  Annual Availability under the PPA
    (%)(5)..............................      97.0%     97.0%      97.0%      97.0%      97.0%      97.0%      97.0%      97.0%
  Capacity Factor (%)(6)................       2.0%      2.0%       3.0%       4.0%       5.0%       5.0%       5.0%       6.0%
  Unit Starts per Year (7)..............       181       181        272        363        454        454        454        544
  Energy Generation (MWh)...............   153,300   153,300    229,950    306,600    383,250    383,250    383,250    459,900
  Net Plant Heat Rate (Btu/kWh)(8)......    11,088    11,088     11,088     11,088     11,088     11,088     11,088     11,088

COMMODITY PRICES
  General Inflation (%)(9)..............      2.50      2.50       2.50       2.50       2.50       2.50       2.50       2.50
  Electricity Prices (10)
    Reservation Charges ($/kW-yr).......  $  42.00     42.21      43.34      44.74      45.73      46.43      47.03      48.19
    Unit Start Up Rates ($/Start).......  $ 11,330    11,670     12,020     12,381     12,752     13,135     13,529     13,934
    Energy Charges ($/MWh)..............  $   0.17      0.18       0.18       0.19       0.20       0.21       0.22       0.23

OPERATING REVENUES ($000)
  Reservation Payments..................  $ 21,438    36,934     37,923     39,148     40,014     40,626     41,151     42,166
  Unit Startup Charges..................  $  1,921     1,979      3,057      4,198      5,405      5,567      5,734      7,088
  Energy Payments.......................  $     26        28         41         58         77         80         84        106
  Availability Incentive Adjustment
    (11)................................  $     87       150        150        150        150        150        150        150
  Summer Availability Adjustment (12)...  $      0         0          0          0          0          0          0          0
  Annual Availability Adjustment (13)...  $      0         0          0          0          0          0          0          0
  Efficiency Adjustment (14)............  $      0         0          0          0          0          0          0          0
                                          --------   -------    -------    -------    -------    -------    -------    -------
  Total Operating Revenues..............  $ 23,473    39,091     41,171     43,554     45,646     46,423     47,119     49,510

OPERATING EXPENSES ($000)(15)
  Fuel..................................  $      0         0          0          0          0          0          0          0
  Operations (16).......................  $    914     1,622      2,057      2,152      2,251      2,308      2,364      2,472
  Capital Expenditures..................  $     32        55         57         58         59         61         62         64
  Major Maintenance (17)................  $  1,559     2,477      3,502      4,583      5,727      5,895      6,068      7,348
  Operator Fee, Incentive and Bonus
    (18)................................  $    202       107        366        376        386        397        408        420
  Home Office Expenses (19).............  $    422       742        761        780        799        819        840        861
  Insurance.............................  $    224       394        404        414        424        435        446        457
  Property and Other Taxes..............  $     52       142        189        305        339        365        382        391
                                          --------   -------    -------    -------    -------    -------    -------    -------
  Total Operating Expenses..............  $  3,405     5,539      7,336      8,669      9,985     10,280     10,569     12,014

NET OPERATING REVENUES ($000)...........  $ 20,068    33,551     33,835     34,885     35,661     36,144     36,550     37,496

ANNUAL DEBT SERVICE ($000)(20)
  Bonds
    Outstanding Balance.................  $275,000   275,000    275,000    275,000    274,714    274,026    273,052    271,391
    Annual Principal....................  $      0         0          0        286        688        974      1,661      2,349
    Annual Interest.....................  $ 15,240    26,125     26,125     26,125     26,081     26,016     25,907     25,733
  Letter of Credit Fees.................  $    429       735        735        738        810        812        819        825
                                          --------   -------    -------    -------    -------    -------    -------    -------
  Total Debt Service....................  $ 15,669    26,860     26,860     27,149     27,579     27,802     28,388     28,907

TRANSFERS FROM DSRF.....................  $      0         0          0          0          0          0          0          0

ANNUAL DEBT SERVICE COVERAGE............      1.28      1.25       1.26       1.28       1.29       1.30       1.29       1.30
AVERAGE DEBT COVERAGE (21)..............      1.42

DEBT SERVICE RESERVE ACCOUNT
  LOC (22)..............................  $  7,982    13,683     13,683     13,833     14,020     14,136     14,439     14,708

WORKING CAPITAL LOC (23)................  $  5,000     5,000      5,000      5,000      5,000      5,000      5,000      5,000

YEAR ENDING DECEMBER 31,                    2010       2011
------------------------                  --------   --------
PERFORMANCE
  Net Summer Installed Capacity
    (kW)(2).............................  936,000    936,000
  PPA Contract Capacity (kW)(3).........  875,000    875,000
  Summer Availability under the PPA
    (%)(4)..............................     98.0%      98.0%
  Annual Availability under the PPA
    (%)(5)..............................     97.0%      97.0%
  Capacity Factor (%)(6)................      5.0%       5.0%
  Unit Starts per Year (7)..............      454        454
  Energy Generation (MWh)...............  383,250    383,250
  Net Plant Heat Rate (Btu/kWh)(8)......   11,088     11,088
COMMODITY PRICES
  General Inflation (%)(9)..............     2.50       2.50
  Electricity Prices (10)
    Reservation Charges ($/kW-yr).......    49.68      51.40
    Unit Start Up Rates ($/Start).......   14,353     14,783
    Energy Charges ($/MWh)..............     0.24       0.25
OPERATING REVENUES ($000)
  Reservation Payments..................   43,470     44,975
  Unit Startup Charges..................    6,084      6,266
  Energy Payments.......................       92         96
  Availability Incentive Adjustment
    (11)................................      150        150
  Summer Availability Adjustment (12)...        0          0
  Annual Availability Adjustment (13)...        0          0
  Efficiency Adjustment (14)............        0          0
                                          -------    -------
  Total Operating Revenues..............   49,796     51,487
OPERATING EXPENSES ($000)(15)
  Fuel..................................        0          0
  Operations (16).......................    2,486      2,546
  Capital Expenditures..................       66         67
  Major Maintenance (17)................    6,430      6,591
  Operator Fee, Incentive and Bonus
    (18)................................      431        444
  Home Office Expenses (19).............    1,480      1,532
  Insurance.............................      468        480
  Property and Other Taxes..............      429        416
                                          -------    -------
  Total Operating Expenses..............   11,790     12,077
NET OPERATING REVENUES ($000)...........   38,006     39,410
ANNUAL DEBT SERVICE ($000)(20)
  Bonds
    Outstanding Balance.................  269,042    266,005
    Annual Principal....................    3,036      4,010
    Annual Interest.....................   25,494     25,189
  Letter of Credit Fees.................      893        900
                                          -------    -------
  Total Debt Service....................   29,423     30,099
TRANSFERS FROM DSRF.....................        0          0
ANNUAL DEBT SERVICE COVERAGE............     1.29       1.31
AVERAGE DEBT COVERAGE (21)..............
DEBT SERVICE RESERVE ACCOUNT
  LOC (22)..............................   14,943     15,293
WORKING CAPITAL LOC (23)................    5,000      5,000

                                  EXHIBIT B-6
                            TENASKA GEORGIA FACILITY
                          PROJECTED OPERATING RESULTS
                    SENSITIVITY E--REDUCED CONTRACT CAPACITY

YEAR ENDING DECEMBER 31,                    2012       2013       2014       2015       2016       2017       2018       2019
------------------------                  --------   --------   --------   --------   --------   --------   --------   --------
PERFORMANCE
  Net Summer Installed Capacity
    (kW)(2).............................   936,000   936,000    936,000    936,000    936,000    936,000    936,000    936,000
  PPA Contract Capacity (kW)(3).........   875,000   875,000    875,000    875,000    875,000    875,000    875,000    875,000
  Summer Availability under the PPA
    (%)(4)..............................      98.0%     98.0%      98.0%      98.0%      98.0%      98.0%      98.0%      98.0%
  Annual Availability under the PPA
    (%)(5)..............................      97.0%     97.0%      97.0%      97.0%      97.0%      97.0%      97.0%      97.0%
  Capacity Factor (%)(6)................       5.0%      5.0%       4.0%       4.0%       3.0%       3.0%       3.0%       2.0%
  Unit Starts per Year (7)..............       454       454        363        363        272        272        272        181
  Energy Generation (MWh)...............   383,250   383,250    306,600    306,600    229,950    229,950    229,950    153,300
  Net Plant Heat Rate (Btu/kWh)(8)......    11,088    11,088     11,088     11,088     11,088     11,088     11,088     11,088

COMMODITY PRICES
  General Inflation (%)(9)..............      2.50      2.50       2.50       2.50       2.50       2,50       2.50       2.50
  Electricity Prices (10)
    Reservation Charges ($/kW-yr).......  $  53.18     54.79      55.93      56.91      57.99      59.42      61.17      63.39
    Unit Start Up Rates ($/Start).......  $ 15,227    15,683     16,154     16,638     17,138     17,652     18,181     18,727
    Energy Charges ($/MWh)..............  $   0.26      0.27       0.29       0.30       0.31       0.33       0.34       0.36

OPERATING REVENUES ($000)
  Reservation Payments..................  $ 46,533    47,941     48,939     49,796     50,741     51,993     53,524     55,466
  Unit Startup Charges..................  $  6,454     6,648      5,478      5,642      4,358      4,489      4,624      3,175
  Energy Payments.......................  $    100       103         89         92         71         76         78         55
  Availability Incentive Adjustment
    (11)................................  $    150       150        150        150        150        150        150        150
  Summer Availability Adjustment (12)...  $      0         0          0          0          0          0          0          0
  Annual Availability Adjustment (13)...  $      0         0          0          0          0          0          0          0
  Efficiency Adjustment (14)............  $      0         0          0          0          0          0          0          0
                                          --------   -------    -------    -------    -------    -------    -------    -------
  Total Operating Revenues..............  $ 53,237    54,842     54,656     55,680     55,320     56,708     58,376     58,846

OPERATING EXPENSES ($000)(15)
  Fuel..................................  $      0         0          0          0          0          0          0          0
  Operations (16).......................  $  2,612     2,676      2,687      2,754      2,764      2,837      2,907      2,917
  Capital Expenditures..................  $     69        71         72         74         76         78         80         82
  Major Maintenance (17)................  $  6,756     6,924      5,843      5,990      4,821      4,943      5,066      3,773
  Operator Fee, Incentive and Bonus
    (18)................................  $    456       469        482        496        510        524        539        555
  Home Office Expenses (19).............  $  1,586     1,642      1,701      1,762      1,824      1,890      1,958      2,030
  Insurance.............................  $    492       504        517        530        543        557        571        585
  Property and Other Taxes..............  $    497       532        569        693        735        803        851        900
                                          --------   -------    -------    -------    -------    -------    -------    -------
  Total Operating Expenses..............  $ 12,467    12,819     11,871     12,300     11,273     11,632     11,973     10,843

NET OPERATING REVENUES ($000)...........  $ 40,769    42,024     42,785     43,380     44,048     45,076     46,404     48,004

ANNUAL DEBT SERVICE ($000)(20)
  Bonds
    Outstanding Balance.................  $261,995   256,609    250,135    242,688    234,151    224,641    213,755    201,495
    Annual Principal....................  $  5,385     6,474      7,448      8,536      9,510     10,885     12,260     13,349
    Annual Interest.....................  $ 24,775    24,231     23,600     22,859     22,032     21,096     20,029     18,832
  Letter of Credit Fees.................  $    901       933        933        933        965        965        965        965
                                          --------   -------    -------    -------    -------    -------    -------    -------
  Total Debt Service....................  $ 31,062    31,638     31,981     32,329     32,508     32,946     33,255     33,146

TRANSFERS FROM DSRF.....................  $      0         0          0          0          0          0          0          0

ANNUAL DEBT SERVICE COVERAGE............      1.31      1.33       1.34       1.34       1.35       1.37       1.40       1.45
AVERAGE DEBT COVERAGE (21)..............      1.42

DEBT SERVICE RESERVE ACCOUNT
  LOC (22)..............................  $ 15,797    16,000     16,000     16,000     16,000     16,000     16,000     16,000

WORKING CAPITAL LOC (23)................  $  5,000     5,000      5,000      5,000      5,000      5,000      5,000      5,000

YEAR ENDING DECEMBER 31,                    2020       2021
------------------------                  --------   --------
PERFORMANCE
  Net Summer Installed Capacity
    (kW)(2).............................  936,000    936,000
  PPA Contract Capacity (kW)(3).........  875,000    875,000
  Summer Availability under the PPA
    (%)(4)..............................     98.0%      98.0%
  Annual Availability under the PPA
    (%)(5)..............................     97.0%      97.0%
  Capacity Factor (%)(6)................      2.0%       2.0%
  Unit Starts per Year (7)..............      181        181
  Energy Generation (MWh)...............  153,300    153,300
  Net Plant Heat Rate (Btu/kWh)(8)......   11,088     11,088
COMMODITY PRICES
  General Inflation (%)(9)..............     2.50       2.50
  Electricity Prices (10)
    Reservation Charges ($/kW-yr).......    62.90      61.10
    Unit Start Up Rates ($/Start).......   19,289     19,867
    Energy Charges ($/MWh)..............     0.37       0.39
OPERATING REVENUES ($000)
  Reservation Payments..................   55,038     53,463
  Unit Startup Charges..................    3,270      3,368
  Energy Payments.......................       57         60
  Availability Incentive Adjustment
    (11)................................      150        150
  Summer Availability Adjustment (12)...        0          0
  Annual Availability Adjustment (13)...        0          0
  Efficiency Adjustment (14)............        0          0
                                          -------    -------
  Total Operating Revenues..............   58,515     57,041
OPERATING EXPENSES ($000)(15)
  Fuel..................................        0          0
  Operations (16).......................    2,991      3,064
  Capital Expenditures..................       84         86
  Major Maintenance (17)................    3,868      3,965
  Operator Fee, Incentive and Bonus
    (18)................................      570        586
  Home Office Expenses (19).............    2,103      2,180
  Insurance.............................      600        615
  Property and Other Taxes..............    1,127      1,183
                                          -------    -------
  Total Operating Expenses..............   11,342     11,679
NET OPERATING REVENUES ($000)...........   47,172     45,362
ANNUAL DEBT SERVICE ($000)(20)
  Bonds
    Outstanding Balance.................  188,146    174,109
    Annual Principal....................   14,036     14,724
    Annual Interest.....................   17,547     16,198
  Letter of Credit Fees.................      965        964
                                          -------    -------
  Total Debt Service....................   32,549     31,885
TRANSFERS FROM DSRF.....................        0          0
ANNUAL DEBT SERVICE COVERAGE............     1.45       1.42
AVERAGE DEBT COVERAGE (21)..............
DEBT SERVICE RESERVE ACCOUNT
  LOC (22)..............................   16,000     16,000
WORKING CAPITAL LOC (23)................    5,000      5,000

                                  EXHIBIT B-6
                            TENASKA GEORGIA FACILITY
                          PROJECTED OPERATING RESULTS
                    SENSITIVITY E--REDUCED CONTRACT CAPACITY

YEAR ENDING DECEMBER 31,           2022       2023       2024       2025       2026       2027       2028       2029     2030(1)
------------------------         --------   --------   --------   --------   --------   --------   --------   --------   --------
PERFORMANCE
  Net Summer Installed Capacity
    (kW)(2)....................   936,000   936,000    936,000    936,000    936,000    936,000    936,000    936,000    936,000
  PPA Contract Capacity
    (kW)(3)....................   875,000   875,000    875,000    875,000    875,000    875,000    875,000    875,000    875,000
  Summer Availability under the
    PPA (%)(4).................      98.0%     98.0%      98.0%      98.0%      98.0%      98.0%      98.0%      98.0%      98.0%
  Annual Availability under the
    PPA (%)(5).................      97.0%     97.0%      97.0%      97.0%      97.0%      97.0%      97.0%      97.0%      97.0%
  Capacity Factor (%)(6).......       2.0%      2.0%       2.0%       2.0%       2.0%       2.0%       2.0%       2.0%       2.0%
  Unit Starts per Year (7).....       181       181        181        181        181        181        181        181          0
  Energy Generation (MWh)......   153,300   153,300    153,300    153,300    153,300    153,300    153,300    153,300          0
  Net Plant Heat Rate
    (Btu/kWh)(8)...............    11,088    11,088     11,088     11,088     11,088     11,088     11,088     11,088     11,088

COMMODITY PRICES
  General Inflation (%)(9).....      2.50      2.50       2.50       2.50       2.50       2.50       2.50       2.50       2.50
  Electricity Prices (10)
    Reservation Charges
      ($/kW-yr)................  $  60.67     60.86      62.71      65.29      67.01      69.03      70.57      71.55      72.00
    Unit Start Up Rates
      ($/Start)................  $ 20,463    21,077     21,709     22,361     23,032     23,723     24,434     25,167     25,922
    Energy Charges ($/MWh).....  $   0.41      0.43       0.45       0.47       0.49       0.51       0.53       0.56       0.56

OPERATING REVENUES ($000)
  Reservation Payments.........  $ 53,086    53,253     54,871     57,129     58,634     60,401     61,749     62,606      5,250
  Unit Startup Charges.........  $  3,470     3,574      3,681      3,791      3,905      4,022      4,143      4,267          0
  Energy Payments..............  $     63        66         69         72         75         78         81         86          0
  Availability Incentive
    Adjustment (11)............  $    150       150        150        150        150        150        150        150         12
  Summer Availability
    Adjustment (12)............  $      0         0          0          0          0          0          0          0          0
  Annual Availability
    Adjustment (13)............  $      0         0          0          0          0          0          0          0          0
  Efficiency Adjustment (14)...  $      0         0          0          0          0          0          0          0          0
                                 --------   -------    -------    -------    -------    -------    -------    -------    -------
  Total Operating Revenues.....  $ 56,769    57,043     58,771     61,142     62,764     64,651     66,123     67,109      5,263

OPERATING EXPENSES ($000)(15)
  Fuel.........................  $      0         0          0          0          0          0          0          0          0
  Operations (16)..............  $  3,141     3,220      3,300      3,384      3,467      3,555      3,643      3,734        306
  Capital Expenditures.........  $     88        90         93         95         97        100        102        105          9
  Major Maintenance (17).......  $  4,064     4,165      4,270      4,377      4,487      4,598      4,713      4,831        349
  Operator Fee, Incentive and
    Bonus (18).................  $    603       620        638        656        674        694        713        734         63
  Home Office Expenses (19)....  $  2,261     2,344      2,431      2,522      2,616      2,713      2,815      2,922        253
  Insurance....................  $    630       646        662        678        695        713        731        749         64
  Property and Other Taxes.....  $  1,609     1,587      1,566      1,545      1,524      1,504      1,484      1,465        117
                                 --------   -------    -------    -------    -------    -------    -------    -------    -------
  Total Operating Expenses.....  $ 12,396    12,672     12,960     13,257     13,560     13,878     14,201     14,540      1,161

NET OPERATING REVENUES
  ($000).......................  $ 44,373    44,371     45,811     47,885     49,204     50,774     51,922     52,569      4,101

ANNUAL DEBT SERVICE ($000)(20)
  Bonds
    Outstanding Balance........  $159,385   143,688    126,901    109,427     91,266     72,130     50,760     26,812      2,062
    Annual Principal...........  $ 15,698    16,786     17,474     18,161     19,135     21,370     23,948     24,750      2,063
    Annual Interest............  $ 14,782    13,258     11,647      9,971      8,229      6,379      4,267      1,959         98
  Letter of Credit Fees........  $    964       964        962        951        942        946        952        934         77
                                 --------   -------    -------    -------    -------    -------    -------    -------    -------
  Total Debt Service...........  $ 31,444    31,009     30,083     29,084     28,307     28,695     29,167     27,643      2,237

TRANSFERS FROM DSRF............  $      0         0          0          0          0          0          0          0          0

ANNUAL DEBT SERVICE COVERAGE...      1.41      1.43       1.52       1.65       1.74       1.77       1.78       1.90       1.83
AVERAGE DEBT COVERAGE (21).....      1.42

DEBT SERVICE RESERVE ACCOUNT
  LOC (22).....................  $ 15,964    15,736     15,252     14,734     14,332     14,533     14,778     13,989      1,132

WORKING CAPITAL LOC (23).......  $  5,000     5,000      5,000      5,000      5,000      5,000      5,000      5,000      5,000

                            FOOTNOTES TO EXHIBIT B-6

The footnotes to Exhibit B-6 are the same as the footnotes for Exhibit B-1, except:

3. The projected levels of Contract Capacity to be declared each year by the Partnership, and purchased each year by PECO, as defined in the PPA, are assumed to equal the minimum amount of Contract Capacity allowed under the PPA.

                                  EXHIBIT B-7
                            TENASKA GEORGIA FACILITY
                          PROJECTED OPERATING RESULTS
                          SENSITIVITY F--ZERO DISPATCH

YEAR ENDING DECEMBER 31,                  2002(L)      2003       2004       2005       2006       2007       2008       2009
------------------------                  --------   --------   --------   --------   --------   --------   --------   --------
PERFORMANCE
  Net Summer Installed Capacity
    (kW)(2).............................   936,000   936,000    936,000    936,000    936,000    936,000    936,000    936,000
  PPA Contract Capacity (kW)(3).........   908,000   908,000    908,000    908,000    908,000    908,000    908,000    908,000
  Summer Availability under the PPA
    (%)(4)..............................      98.0%     98.0%      98.0%      98.0%      98.0%      98.0%      98.0%      98.0%
  Annual Availability under the PPA
    (%)(5)..............................      97.0%     97.0%      97.0%      97.0%      97.0%      97.0%      97.0%      97.0%
  Capacity Factor (%)(6)................       0.0%      0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
  Unit Starts per Year (7)..............         0         0          0          0          0          0          0          0
  Energy Generation (MWh)...............         0         0          0          0          0          0          0          0
  Net Plant Heat Rate (Btu/kWh)(8)......    11,088    11,088     11,088     11,088     11,088     11,088     11,088     11,088

COMMODITY PRICES
  General Inflation (%)(9)..............      2.50      2.50       2.50       2.50       2.50       2.50       2.50       2.50
  Electricity Prices (10)
    Reservation Charges ($/kW-yr).......  $  42.00     42.21      43.34      44.74      45.73      46.43      47.03      48.19
    Unit Start Up Rates ($/Start).......  $ 11,330    11,670     12,020     12,381     12,752     13,135     13,529     13,934
    Energy Charges ($/MWh)..............  $   0.17      0.18       0.18       0.19       0.20       0.21       0.22       0.23

OPERATING REVENUES ($000)
  Reservation Payments..................  $ 22,246    38,327     39,353     40,624     41,523     42,158     42,703     43,757
  Unit Startup Charges..................  $      0         0          0          0          0          0          0          0
  Energy Payments.......................  $      0         0          0          0          0          0          0          0
  Availability Incentive Adjustment
    (11)................................  $     87       150        150        150        150        150        150        150
  Summer Availability Adjustment (12)...  $      0         0          0          0          0          0          0          0
  Annual Availability Adjustment (13)...  $      0         0          0          0          0          0          0          0
  Efficiency Adjustment (14)............  $      0         0          0          0          0          0          0          0
                                          --------   -------    -------    -------    -------    -------    -------    -------
  Total Operating Revenues..............  $ 22,334    38,477     39,503     40,774     41,673     42,308     42,853     43,907

OPERATING EXPENSES ($000)(15)
  Fuel..................................  $      0         0          0          0          0          0          0          0
  Operations (16).......................  $    884     1,550      1,929      1,978      2,027      2,078      2,129      2,183
  Capital Expenditures..................  $     32        55         57         58         59         61         62         64
  Major Maintenance (17)................  $  1,189     2,096      2,158      2,219      2,282      2,347      2,413      2,481
  Operator Fee, Incentive and Bonus
    (18)................................  $    202       107        366        376        386        397        408        420
  Home Office Expenses (19).............  $    422       742        761        780        799        819        840        861
  Insurance.............................  $    224       394        404        414        424        435        446        457
  Property and Other Taxes..............  $     52       142        189        305        339        365        382        391
                                          --------   -------    -------    -------    -------    -------    -------    -------
  Total Operating Expenses..............  $  3,005     5,086      5,864      6,130      6,316      6,502      6,680      6,857

NET OPERATING REVENUES ($000)...........  $ 19,329    33,391     33,639     34,644     35,357     35,806     36,173     37,050

ANNUAL DEBT SERVICE ($000)(20)
  Bonds
    Outstanding Balance.................  $275,000   275,000    275,000    275,000    274,714    274,026    273,052    271,391
    Annual Principal....................  $      0         0          0        286        688        974      1,661      2,349
    Annual Interest.....................  $ 15,240    26,125     26,125     26,125     26,081     26,016     25,907     25,733
  Letter of Credit Fees.................  $    429       735        735        738        810        812        819        825
                                          --------   -------    -------    -------    -------    -------    -------    -------
  Total Debt Service....................  $ 15,669    26,860     26,860     27,149     27,579     27,802     28,388     28,907

TRANSFERS FROM DSRF.....................  $      0         0          0          0          0          0          0          0

ANNUAL DEBT SERVICE COVERAGE............      1.23      1.24       1.25       1.28       1.28       1.29       1.27       1.28
AVERAGE DEBT COVERAGE (21)..............      1.40

DEBT SERVICE RESERVE ACCOUNT
  LOC (22)..............................  $  7,982    13,683     13,683     13,833     14,020     14,136     14,439     14,708

WORKING CAPITAL LOC (23)................  $  5,000     5,000      5,000      5,000      5,000      5,000      5,000      5,000

YEAR ENDING DECEMBER 31,                    2010       2011
------------------------                  --------   --------
PERFORMANCE
  Net Summer Installed Capacity
    (kW)(2).............................  936,000    936,000
  PPA Contract Capacity (kW)(3).........  908,000    908,000
  Summer Availability under the PPA
    (%)(4)..............................     98.0%      98.0%
  Annual Availability under the PPA
    (%)(5)..............................     97.0%      97.0%
  Capacity Factor (%)(6)................      0.0%       0.0%
  Unit Starts per Year (7)..............        0          0
  Energy Generation (MWh)...............        0          0
  Net Plant Heat Rate (Btu/kWh)(8)......   11,088     11,088
COMMODITY PRICES
  General Inflation (%)(9)..............     2.50       2.50
  Electricity Prices (10)
    Reservation Charges ($/kW-yr).......    49.68      51.40
    Unit Start Up Rates ($/Start).......   14,353     14,783
    Energy Charges ($/MWh)..............     0.24       0.25
OPERATING REVENUES ($000)
  Reservation Payments..................   45,109     46,671
  Unit Startup Charges..................        0          0
  Energy Payments.......................        0          0
  Availability Incentive Adjustment
    (11)................................      150        150
  Summer Availability Adjustment (12)...        0          0
  Annual Availability Adjustment (13)...        0          0
  Efficiency Adjustment (14)............        0          0
                                          -------    -------
  Total Operating Revenues..............   45,259     46,821
OPERATING EXPENSES ($000)(15)
  Fuel..................................        0          0
  Operations (16).......................    2,239      2,293
  Capital Expenditures..................       66         67
  Major Maintenance (17)................    2,553      2,617
  Operator Fee, Incentive and Bonus
    (18)................................      431        444
  Home Office Expenses (19).............    1,480      1,532
  Insurance.............................      468        480
  Property and Other Taxes..............      429        416
                                          -------    -------
  Total Operating Expenses..............    7,666      7,849
NET OPERATING REVENUES ($000)...........   37,593     38,972
ANNUAL DEBT SERVICE ($000)(20)
  Bonds
    Outstanding Balance.................  269,042    266,005
    Annual Principal....................    3,036      4,010
    Annual Interest.....................   25,494     25,189
  Letter of Credit Fees.................      893        900
                                          -------    -------
  Total Debt Service....................   29,423     30,099
TRANSFERS FROM DSRF.....................        0          0
ANNUAL DEBT SERVICE COVERAGE............     1.28       1.29
AVERAGE DEBT COVERAGE (21)..............
DEBT SERVICE RESERVE ACCOUNT
  LOC (22)..............................   14,943     15,293
WORKING CAPITAL LOC (23)................    5,000      5,000

                                  EXHIBIT B-7
                            TENASKA GEORGIA FACILITY
                          PROJECTED OPERATING RESULTS
                          SENSITIVITY F--ZERO DISPATCH

YEAR ENDING DECEMBER 31,                    2012       2013       2014       2015       2016       2017       2018       2019
------------------------                  --------   --------   --------   --------   --------   --------   --------   --------
PERFORMANCE
  Net Summer Installed Capacity
    (kW)(2).............................   936,000   936,000    936,000    936,000    936,000    936,000    936,000    936,000
  PPA Contract Capacity (kW)(3).........   908,000   908,000    908,000    908,000    908,000    908,000    908,000    908,000
  Summer Availability under the PRA
    (%)(4)..............................      98.0%     98.0%      98.0%      98.0%      98.0%      98.0%      98.0%      98.0%
  Annual Availability under the PPA
    (%)(5)..............................      97.0%     97.0%      97.0%      97.0%      97.0%      97.0%      97.0%      97.0%
  Capacity Factor (%)(6)................       0.0%      0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
  Unit Stains per Year (7)..............         0         0          0          0          0          0          0          0
  Energy Generation (MWh)...............         0         0          0          0          0          0          0          0
  Net Plant Heat Rate (Btu/kWh)(8)......    11,088    11,088     11,088     11,088     11,088     11,088     11,088     11,088

COMMODITY PRICES
  General Inflation (%)(9)..............      2.50      2.50       2.50       2.50       2.50       2.50       2.50       2.50
  Electricity Prices (10)
    Reservation Charges ($/kW-yr).......  $  53.18     54.79      55.93      56.91      57.99      59.42      61.17      63.39
    Unit Start Up Rates ($/Start).......  $ 15,227    15,683     16,154     16,638     17,138     17,652     18,181     18,727
    Energy Charges ($/MWh)..............  $   0.26      0.27       0.29       0.30       0.31       0.33       0.34       0.36

OPERATING REVENUES ($000)
  Reservation Payments..................  $ 48,287    49,749     50,784     51,674     52,655     53,953     55,542     57,558
  Unit Startup Charges..................  $      0         0          0          0          0          0          0          0
  Energy Payments.......................  $      0         0          0          0          0          0          0          0
  Availability Incentive Adjustment
    (11)................................  $    150       150        150        150        150        150        150        150
  Summer Availability Adjustment (12)...  $      0         0          0          0          0          0          0          0
  Annual Availability Adjustment (13)...  $      0         0          0          0          0          0          0          0
  Efficiency Adjustment (14)............  $      0         0          0          0          0          0          0          0
                                          --------   -------    -------    -------    -------    -------    -------    -------
  Total Operating Revenues..............  $ 48,437    49,899     50,934     51,824     52,805     54,103     55,692     57,708

OPERATING EXPENSES ($000)(15)
  Fuel..................................  $      0         0          0          0          0          0          0          0
  Operations (16).......................  $  2,352     2,410      2,469      2,531      2,592      2,661      2,727      2,794
  Capital Expenditures..................  $     69        71         72         74         76         78         80         82
  Major Maintenance (17)................  $  2,682     2,749      2,817      2,889      2,960      3,035      3,111      3,188
  Operator Fee, Incentive and Bonus
    (18)................................  $    456       469        482        496        510        524        539        555
  Home Office Expenses (19).............  $  1,586     1,642      1,701      1,762      1,824      1,890      1,958      2,030
  Insurance.............................  $    492       504        517        530        543        557        571        585
  Property and Other Taxes..............  $    497       532        569        693        735        803        851        900
                                          --------   -------    -------    -------    -------    -------    -------    -------
  Total Operating Expenses..............  $  8,134     8,377      8,627      8,975      9,240      9,548      9,837     10,134

NET OPERATING REVENUES ($000)...........  $ 40,303    41,522     42,307     42,849     43,565     44,555     45,855     47,574

ANNUAL DEBT SERVICE ($000)(20)
  Bonds
    Outstanding Balance.................  $261,995   256,609    250,135    242,688    234,151    224,641    213,755    201,495
    Annual Principal....................  $  5,385     6,474      7,448      8,536      9,510     10,885     12,260     13,349
    Annual Interest.....................  $ 24,775    24,231     23,600     22,859     22,032     21,096     20,029     18,832
  Letter of Credit Fees.................  $    901       933        933        933        965        965        965        965
                                          --------   -------    -------    -------    -------    -------    -------    -------
  Total Debt Service....................  $ 31,062    31,638     31,981     32,329     32,508     32,946     33,255     33,146

TRANSFERS FROM DSRF.....................  $      0         0          0          0          0          0          0          0

ANNUAL DEBT SERVICE COVERAGE............      1.30      1.31       1.32       1.33       1.34       1.35       1.38       1.44
AVERAGE DEBT COVERAGE (21)..............      1.40

DEBT SERVICE RESERVE ACCOUNT
  LOC (22)..............................  $ 15,797    16,000     16,000     16,000     16,000     16,000     16,000     16,000

WORKING CAPITAL LOC (23)................  $  5,000     5,000      5,000      5,000      5,000      5,000      5,000      5,000

YEAR ENDING DECEMBER 31,                    2020       2021
------------------------                  --------   --------
PERFORMANCE
  Net Summer Installed Capacity
    (kW)(2).............................  936,000    936,000
  PPA Contract Capacity (kW)(3).........  908,000    908,000
  Summer Availability under the PRA
    (%)(4)..............................     98.0%      98.0%
  Annual Availability under the PPA
    (%)(5)..............................     97.0%      97.0%
  Capacity Factor (%)(6)................      0.0%       0.0%
  Unit Stains per Year (7)..............        0          0
  Energy Generation (MWh)...............        0          0
  Net Plant Heat Rate (Btu/kWh)(8)......   11,088     11,088
COMMODITY PRICES
  General Inflation (%)(9)..............     2.50       2.50
  Electricity Prices (10)
    Reservation Charges ($/kW-yr).......    62.90      61.10
    Unit Start Up Rates ($/Start).......   19,289     19,867
    Energy Charges ($/MWh)..............     0.37       0.39
OPERATING REVENUES ($000)
  Reservation Payments..................   57,113     55,479
  Unit Startup Charges..................        0          0
  Energy Payments.......................        0          0
  Availability Incentive Adjustment
    (11)................................      150        150
  Summer Availability Adjustment (12)...        0          0
  Annual Availability Adjustment (13)...        0          0
  Efficiency Adjustment (14)............        0          0
                                          -------    -------
  Total Operating Revenues..............   57,263     55,629
OPERATING EXPENSES ($000)(15)
  Fuel..................................        0          0
  Operations (16).......................    2,864      2,934
  Capital Expenditures..................       84         86
  Major Maintenance (17)................    3,268      3,350
  Operator Fee, Incentive and Bonus
    (18)................................      570        586
  Home Office Expenses (19).............    2,103      2,180
  Insurance.............................      600        615
  Property and Other Taxes..............    1,127      1,183
                                          -------    -------
  Total Operating Expenses..............   10,616     10,934
NET OPERATING REVENUES ($000)...........   46,647     44,695
ANNUAL DEBT SERVICE ($000)(20)
  Bonds
    Outstanding Balance.................  188,146    174,109
    Annual Principal....................   14,036     14,724
    Annual Interest.....................   17,547     16,198
  Letter of Credit Fees.................      965        964
                                          -------    -------
  Total Debt Service....................   32,549     31,885
TRANSFERS FROM DSRF.....................        0          0
ANNUAL DEBT SERVICE COVERAGE............     1.43       1.40
AVERAGE DEBT COVERAGE (21)..............
DEBT SERVICE RESERVE ACCOUNT
  LOC (22)..............................   16,000     16,000
WORKING CAPITAL LOC (23)................    5,000      5,000

                                  EXHIBIT B-7
                            TENASKA GEORGIA FACILITY
                          PROJECTED OPERATING RESULTS
                          SENSITIVITY F--ZERO DISPATCH

YEAR ENDING DECEMBER 31,           2022       2023       2024       2025       2026       2027       2028       2029     2030(L)
------------------------         --------   --------   --------   --------   --------   --------   --------   --------   --------
PERFORMANCE
  Net Summer Installed Capacity
    (kW)(2)....................   936,000   936,000    936,000    936,000    936,000    936,000    936,000    936,000    936,000
  PPA Contract Capacity
    (kW)(3)....................   908,000   908,000    908,000    908,000    908,000    908,000    908,000    908,000    908,000
  Summer Availability under the
    PPA (%)(4).................      98.0%     98.0%      98.0%      98.0%      98.0%      98.0%      98.0%      98.0%      98.0%
  Annual Availability under the
    PPA (%)(5).................      97.0%     97.0%      97.0%      97.0%      97.0%      97.0%      97.0%      97.0%      97.0%
  Capacity Factor (%)(6).......       0.0%      0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
  Unit Starts per Year (7).....         0         0          0          0          0          0          0          0          0
  Energy Generation (MWh)......         0         0          0          0          0          0          0          0          0
  Net Plant Heat Rate
    (Btu/kWh)(8)...............    11,088    11,088     11,088     11,088     11,088     11,088     11,088     11,088     11,088

COMMODITY PRICES
  General Inflation (%)(9).....      2.50      2.50       2.50       2.50       2.50       2.50       2.50       2.50       2.50
  Electricity Prices (10)
    Reservation Charges
      ($/kW-yr)................  $  60.67     60.86      62.71      65.29      67.01      69.03      70.57      71.55      72.00
    Unit Start Up Rates
      ($/Start)................  $ 20,463    21,077     21,709     22,361     23,032     23,723     24,434     25,167     25,922
    Energy Charges ($/MWh).....  $   0.41      0.43       0.45       0.47       0.49       0.51       0.53       0.56       0.56

OPERATING REVENUES ($000)
  Reservation Payments.........  $ 55,088    55,261     56,941     59,283     60,845     62,679     64,078     64,967      5,448
  Unit Startup Charges.........  $      0         0          0          0          0          0          0          0          0
  Energy Payments..............  $      0         0          0          0          0          0          0          0          0
  Availability Incentive
    Adjustment (11)............  $    150       150        150        150        150        150        150        150         12
  Summer Availability
    Adjustment (12)............  $      0         0          0          0          0          0          0          0          0
  Annual Availability
    Adjustment (13)............  $      0         0          0          0          0          0          0          0          0
  Efficiency Adjustment (14)...  $      0         0          0          0          0          0          0          0          0
                                 --------   -------    -------    -------    -------    -------    -------    -------    -------
  Total Operating Revenues.....  $ 55,238    55,411     57,091     59,433     60,995     62,829     64,228     65,117      5,461

OPERATING EXPENSES ($000)(15)
  Fuel.........................  $      0         0          0          0          0          0          0          0          0
  Operations (16)..............  $  3,008     3,084      3,160      3,241      3,321      3,405      3,489      3,576        306
  Capital Expenditures.........  $     88        90         93         95         97        100        102        105          9
  Major Maintenance (17).......  $  3,434     3,519      3,608      3,698      3,791      3,885      3,982      4,082        349
  Operator Fee, Incentive and
    Bonus (18).................  $    603       620        638        656        674        694        713        734         63
  Home Office Expenses (19)....  $  2,261     2,344      2,431      2,522      2,616      2,713      2,815      2,922        253
  Insurance....................  $    630       646        662        678        695        713        731        749         64
  Property and Other Taxes.....  $  1,609     1,587      1,566      1,545      1,524      1,504      1,484      1,465        117
                                 --------   -------    -------    -------    -------    -------    -------    -------    -------
  Total Operating Expenses.....  $ 11,633    11,890     12,158     12,435     12,718     13,014     13,316     13,633      1,161

NET OPERATING REVENUES
  ($000).......................  $ 43,605    43,521     44,933     46,998     48,277     49,815     50,912     51,484      4,299

ANNUAL DEBT SERVICE ($000)(20)
  Bonds
    Outstanding Balance........  $159,385   143,688    126,901    109,427     91,266     72,130     50,760     26,812      2,062
    Annual Principal...........  $ 15,698    16,786     17,474     18,161     19,135     21,370     23,948     24,750      2,063
    Annual Interest............  $ 14,782    13,258     11,647      9,971      8,229      6,379      4,267      1,959         98
  Letter of Credit Fees........  $    964       964        962        951        942        946        952        934         77
                                 --------   -------    -------    -------    -------    -------    -------    -------    -------
  Total Debt Service...........  $ 31,444    31,009     30,083     29,084     28,307     28,695     29,167     27,643      2,237

TRANSFERS FROM DSRF............  $      0         0          0          0          0          0          0          0          0

ANNUAL DEBT SERVICE COVERAGE...      1.39      1.40       1.49       1.62       1.71       1.74       1.75       1.86       1.92
AVERAGE DEBT COVERAGE (21).....      1.40

DEBT SERVICE RESERVE ACCOUNT
  LOC (22).....................  $ 15,964    15,736     15,252     14,734     14,332     14,533     14,778     13,989      1,132

WORKING CAPITAL LOC (23).......  $  5,000     5,000      5,000      5,000      5,000      5,000      5,000      5,000      5,000

                            FOOTNOTES TO EXHIBIT B-7

The footnotes to Exhibit B-7 are the same as the footnotes for Exhibit B-1, except:

6.  The annual capacity factors are assumed to be zero each Contract Year.

                                  EXHIBIT B-8
                            TENASKA GEORGIA FACILITY
                          PROJECTED OPERATING RESULTS
                   SENSITIVITY G--INCREASED CAPACITY FACTORS

YEAR ENDING DECEMBER 31,                  2002(1)      2003       2004       2005       2006       2007       2008       2009
------------------------                  --------   --------   --------   --------   --------   --------   --------   --------
PERFORMANCE
  Net Summer Installed Capacity
    (kW)(2).............................   936,000   936,000    936,000    936,000    936,000    936,000    936,000    936,000
  PPA Contract Capacity (kW)(3).........   908,000   908,000    908,000    908,000    908,000    908,000    908,000    908,000
  Summer Availability under the PPA
    (%)(4)..............................      98.0%     98.0%      98.0%      98.0%      98.0%      98.0%      98.0%      98.0%
  Annual Availability under the PPA
    (%)(5)..............................      97.0%     97.0%      97.0%      97.0%      97.0%      97.0%      97.0%      97.0%
  Capacity Factor (%)(6)................       4.0%      4.0%       6.0%       8.0%      10.0%      10.0%      10.0%      12.0%
  Unit Starts per Year (7)..............       363       363        544        726        907        907        907      1,089
  Energy Generation (MWh)...............   318,163   318,163    477,245    636,326    795,408    795,408    795,408    954,490
  Net Plant Heat Rate (Btu/kWh)(8)......    11,088    11,088     11,088     11,088     11,088     11,088     11,088     11,088

COMMODITY PRICES
  General Inflation (%)(9)..............      2.50      2.50       2.50       2.50       2.50       2.50       2.50       2.50
  Electricity Prices (10)
    Reservation Charges ($/kW-yr).......  $  42.00     42.21      43.34      44.74      45.73      46.43      47.03      48.19
    Unit Start Up Rates ($/Start).......  $ 11,330    11,670     12,020     12,381     12,752     13,135     13,529     13,934
    Energy Charges ($/MWh)..............  $   0.17      0.18       0.18       0.19       0.20       0.21       0.22       0.23

OPERATING REVENUES ($000)
  Reservation Payments..................  $ 22,246    38,327     39,353     40,624     41,523     42,158     42,703     43,757
  Unit Startup Charges..................  $  3,842     3,957      6,114      8,396     10,810     11,135     11,469     14,175
  Energy Payments.......................  $     54        57         86        121        159        167        175        220
  Availability Incentive Adjustment
    (11)................................  $     87       150        150        150        150        150        150        150
  Summer Availability Adjustment (12)...  $      0         0          0          0          0          0          0          0
  Annual Availability Adjustment (13)...  $      0         0          0          0          0          0          0          0
  Efficiency Adjustment (14)............  $      0         0          0          0          0          0          0          0
                                          --------   -------    -------    -------    -------    -------    -------    -------
  Total Operating Revenues..............  $ 26,230    42,491     45,703     49,291     52,642     53,610     54,497     58,302

OPERATING EXPENSES ($000)(15)
  Fuel..................................  $      0         0          0          0          0          0          0          0
  Operations (16).......................  $    945     1,694      2,185      2,327      2,474      2,537      2,598      2,761
  Capital Expenditures..................  $     32        55         57         58         59         61         62         64
  Major Maintenance (17)................  $  3,353     4,325      6,357      8,504     10,774     11,094     11,423     13,967
  Operator Fee, Incentive and Bonus
    (18)................................  $    202       107        366        376        386        397        408        420
  Home Office Expenses (19).............  $    422       742        761        780        799        819        840        861
  Insurance.............................  $    224       394        404        414        424        435        446        457
  Property and Other Taxes..............  $     52       142        189        305        339        365        382        391
                                          --------   -------    -------    -------    -------    -------    -------    -------
  Total Operating Expenses..............  $  5,229     7,459     10,318     12,764     15,256     15,708     16,159     18,921

NET OPERATING REVENUES ($000)...........  $ 21,000    35,032     35,385     36,527     37,386     37,902     38,338     39,380

ANNUAL DEBT SERVICE ($000)(20)
  Bonds
    Outstanding Balance.................  $275,000   275,000    275,000    275,000    274,714    274,026    273,052    271,391
    Annual Principal....................  $      0         0          0        286        688        974      1,661      2,349
    Annual Interest.....................  $ 15,240    26,125     26,125     26,125     26,081     26,016     25,907     25,733
  Letter of Credit Fees.................  $    429       735        735        738        810        812        819        825
                                          --------   -------    -------    -------    -------    -------    -------    -------
  Total Debt Service....................  $ 15,669    26,860     26,860     27,149     27,579     27,802     28,388     28,907

TRANSFERS FROM DSRF.....................  $      0         0          0          0          0          0          0          0

ANNUAL DEBT SERVICE COVERAGE............      1.34      1.30       1.32       1.35       1.36       1.36       1.35       1.36
AVERAGE DEBT COVERAGE (21)..............      1.50

DEBT SERVICE RESERVE ACCOUNT
  LOC (22)..............................  $  7,982    13,683     13,683     13,833     14,020     14,136     14,439     14,708

WORKING CAPITAL LOC (23)................  $  5,000     5,000      5,000      5,000      5,000      5,000      5,000      5,000

YEAR ENDING DECEMBER 31,                    2010       2011
------------------------                  --------   --------
PERFORMANCE
  Net Summer Installed Capacity
    (kW)(2).............................  936,000    936,000
  PPA Contract Capacity (kW)(3).........  908,000    908,000
  Summer Availability under the PPA
    (%)(4)..............................     98.0%      98.0%
  Annual Availability under the PPA
    (%)(5)..............................     97.0%      97.0%
  Capacity Factor (%)(6)................     10.0%      10.0%
  Unit Starts per Year (7)..............      907        907
  Energy Generation (MWh)...............  795,408    795,408
  Net Plant Heat Rate (Btu/kWh)(8)......   11,088     11,088
COMMODITY PRICES
  General Inflation (%)(9)..............     2.50       2.50
  Electricity Prices (10)
    Reservation Charges ($/kW-yr).......    49.68      51.40
    Unit Start Up Rates ($/Start).......   14,353     14,783
    Energy Charges ($/MWh)..............     0.24       0.25
OPERATING REVENUES ($000)
  Reservation Payments..................   45,109     46,671
  Unit Startup Charges..................   12,167     12,532
  Energy Payments.......................      191        199
  Availability Incentive Adjustment
    (11)................................      150        150
  Summer Availability Adjustment (12)...        0          0
  Annual Availability Adjustment (13)...        0          0
  Efficiency Adjustment (14)............        0          0
                                          -------    -------
  Total Operating Revenues..............   57,617     59,552
OPERATING EXPENSES ($000)(15)
  Fuel..................................        0          0
  Operations (16).......................    2,733      2,800
  Capital Expenditures..................       66         67
  Major Maintenance (17)................   12,111     12,414
  Operator Fee, Incentive and Bonus
    (18)................................      431        444
  Home Office Expenses (19).............    1,480      1,532
  Insurance.............................      468        480
  Property and Other Taxes..............      429        416
                                          -------    -------
  Total Operating Expenses..............   17,718     18,153
NET OPERATING REVENUES ($000)...........   39,899     41,399
ANNUAL DEBT SERVICE ($000)(20)
  Bonds
    Outstanding Balance.................  269,042    266,005
    Annual Principal....................    3,036      4,010
    Annual Interest.....................   25,494     25,189
  Letter of Credit Fees.................      893        900
                                          -------    -------
  Total Debt Service....................   29,423     30,099
TRANSFERS FROM DSRF.....................        0          0
ANNUAL DEBT SERVICE COVERAGE............     1.36       1.38
AVERAGE DEBT COVERAGE (21)..............
DEBT SERVICE RESERVE ACCOUNT
  LOC (22)..............................   14,943     15,293
WORKING CAPITAL LOC (23)................    5,000      5,000

                                  EXHIBIT B-8
                            TENASKA GEORGIA FACILITY
                          PROJECTED OPERATING RESULTS
                   SENSITIVITY G--INCREASED CAPACITY FACTORS

YEAR ENDING DECEMBER 31,                    2012       2013       2014       2015       2016       2017       2018       2019
------------------------                  --------   --------   --------   --------   --------   --------   --------   --------
PERFORMANCE
  Net Summer Installed Capacity
    (kW)(2).............................   936,000   936,000    936,000    936,000    936,000    936,000    936,000    936,000
  PPA Contract Capacity (kW)(3).........   908,000   908,000    908,000    908,000    908,000    908,000    908,000    908,000
  Summer Availability under the PPA
    (%)(4)..............................      98.0%     98.0%      98.0%      98.0%      98.0%      98.0%      98.0%      98.0%
  Annual Availability under the PPA
    (%)(5)..............................      97.0%     97.0%      97.0%      97.0%      97.0%      97.0%      97.0%      97.0%
  Capacity Factor (%)(6)................      10.0%     10.0%       8.0%       8.0%       6.0%       6.0%       6.0%       4.0%
  Unit Starts per Year (7)..............       907       907        726        726        544        544        544        363
  Energy Generation (MWh)...............   795,408   795,408    636,326    636,326    477,245    477,245    477,245    318,163
  Net Plant Heat Rate (Btu/kWh)(8)......    11,088    11,088     11,088     11,088     11,088     11,088     11,088     11,088

COMMODITY PRICES
  General Inflation (%)(9)..............      2.50      2.50       2.50       2.50       2.50       2.50       2.50       2.50
  Electricity Prices (10)
    Reservation Charges ($/kW-yr).......  $  53.18     54.79      55.93      56.91      57.99      59.42      61.17      63.39
    Unit Start Up Rates ($/Start).......  $ 15,227    15,683     16,154     16,638     17,138     17,652     18,181     18,727
    Energy Charges ($/MWh)..............  $   0.26      0.27       0.29       0.30       0.31       0.33       0.34       0.36

OPERATING REVENUES ($000)
  Reservation Payments..................  $ 48,287    49,749     50,784     51,674     52,655     53,953     55,542     57,558
  Unit Startup Charges..................  $ 12,908    13,295     10,955     11,284      8,717      8,978      9,248      6,350
  Energy Payments.......................  $    207       215        185        191        148        157        162        115
  Availability Incentive Adjustment
    (11)................................  $    150       150        150        150        150        150        150        150
  Summer Availability Adjustment (12)...  $      0         0          0          0          0          0          0          0
  Annual Availability Adjustment (13)...  $      0         0          0          0          0          0          0          0
  Efficiency Adjustment (14)............  $      0         0          0          0          0          0          0          0
                                          --------   -------    -------    -------    -------    -------    -------    -------
  Total Operating Revenues..............  $ 61,552    63,409     62,074     63,299     61,670     63,238     65,102     64,173

OPERATING EXPENSES ($000)(15)
  Fuel..................................  $      0         0          0          0          0          0          0          0
  Operations (16).......................  $  2,871     2,943      2,906      2,978      2,935      3,013      3,088      3,041
  Capital Expenditures..................  $     69        71         72         74         76         78         80         82
  Major Maintenance (17)................  $ 12,724    13,042     10,859     11,132      8,774      8,994      9,219      6,611
  Operator Fee, Incentive and Bonus
    (18)................................  $    456       469        482        496        510        524        539        555
  Home Office Expenses (19).............  $  1,586     1,642      1,701      1,762      1,824      1,890      1,958      2,030
  Insurance.............................  $    492       504        517        530        543        557        571        585
  Property and Other Taxes..............  $    497       532        569        693        735        803        851        900
                                          --------   -------    -------    -------    -------    -------    -------    -------
  Total Operating Expenses..............  $ 18,695    19,203     17,106     17,665     15,397     15,859     16,306     13,804

NET OPERATING REVENUES ($000)...........  $ 42,856    44,206     44,967     45,634     46,273     47,379     48,796     50,369

ANNUAL DEBT SERVICE ($000)(20)
  Bonds
    Outstanding Balance.................  $261,995   256,609    250,135    242,688    234,151    224,641    213,755    201,495
    Annual Principal....................  $  5,385     6,474      7,448      8,536      9,510     10,885     12,260     13,349
    Annual Interest.....................  $ 24,775    24,231     23,600     22,859     22,032     21,096     20,029     18,832
  Letter of Credit Fees.................  $    901       933        933        933        965        965        965        965
                                          --------   -------    -------    -------    -------    -------    -------    -------
  Total Debt Service....................  $ 31,062    31,638     31,981     32,329     32,508     32,946     33,255     33,146

TRANSFERS FROM DSRF.....................  $      0         0          0          0          0          0          0          0

ANNUAL DEBT SERVICE COVERAGE............      1.38      1.40       1.41       1.41       1.42       1.44       1.47       1.52
AVERAGE DEBT COVERAGE (21)..............      1.50

DEBT SERVICE RESERVE ACCOUNT
  LOC (22)..............................  $ 15,797    16,000     16,000     16,000     16,000     16,000     16,000     16,000

WORKING CAPITAL LOC (23)................  $  5,000     5,000      5,000      5,000      5,000      5,000      5,000      5,000

YEAR ENDING DECEMBER 31,                    2020       2021
------------------------                  --------   --------
PERFORMANCE
  Net Summer Installed Capacity
    (kW)(2).............................  936,000    936,000
  PPA Contract Capacity (kW)(3).........  908,000    908,000
  Summer Availability under the PPA
    (%)(4)..............................     98.0%      98.0%
  Annual Availability under the PPA
    (%)(5)..............................     97.0%      97.0%
  Capacity Factor (%)(6)................      4.0%       4.0%
  Unit Starts per Year (7)..............      363        363
  Energy Generation (MWh)...............  318,163    318,163
  Net Plant Heat Rate (Btu/kWh)(8)......   11,088     11,088
COMMODITY PRICES
  General Inflation (%)(9)..............     2.50       2.50
  Electricity Prices (10)
    Reservation Charges ($/kW-yr).......    62.90      61.10
    Unit Start Up Rates ($/Start).......   19,289     19,867
    Energy Charges ($/MWh)..............     0.37       0.39
OPERATING REVENUES ($000)
  Reservation Payments..................   57,113     55,479
  Unit Startup Charges..................    6,541      6,737
  Energy Payments.......................      118        124
  Availability Incentive Adjustment
    (11)................................      150        150
  Summer Availability Adjustment (12)...        0          0
  Annual Availability Adjustment (13)...        0          0
  Efficiency Adjustment (14)............        0          0
                                          -------    -------
  Total Operating Revenues..............   63,922     62,490
OPERATING EXPENSES ($000)(15)
  Fuel..................................        0          0
  Operations (16).......................    3,117      3,193
  Capital Expenditures..................       84         86
  Major Maintenance (17)................    6,777      6,947
  Operator Fee, Incentive and Bonus
    (18)................................      570        586
  Home Office Expenses (19).............    2,103      2,180
  Insurance.............................      600        615
  Property and Other Taxes..............    1,127      1,183
                                          -------    -------
  Total Operating Expenses..............   14,378     14,790
NET OPERATING REVENUES ($000)...........   49,544     47,700
ANNUAL DEBT SERVICE ($000)(20)
  Bonds
    Outstanding Balance.................  188,146    174,109
    Annual Principal....................   14,036     14,724
    Annual Interest.....................   17,547     16,198
  Letter of Credit Fees.................      965        964
                                          -------    -------
  Total Debt Service....................   32,549     31,885
TRANSFERS FROM DSRF.....................        0          0
ANNUAL DEBT SERVICE COVERAGE............     1.52       1.50
AVERAGE DEBT COVERAGE (21)..............
DEBT SERVICE RESERVE ACCOUNT
  LOC (22)..............................   16,000     16,000
WORKING CAPITAL LOC (23)................    5,000      5,000

                                  EXHIBIT B-8
                            TENASKA GEORGIA FACILITY
                          PROJECTED OPERATING RESULTS
                   SENSITIVITY G--INCREASED CAPACITY FACTORS

YEAR ENDING DECEMBER 31,           2022       2023       2024       2025       2026       2027       2028       2029     2030(L)
------------------------         --------   --------   --------   --------   --------   --------   --------   --------   --------
PERFORMANCE
  Net Summer Installed Capacity
    (kW)(2)....................   936,000   936,000    936,000    936,000    936,000    936,000    936,000    936,000    936,000
  PPA Contract Capacity
    (kW)(3)....................   908,000   908,000    908,000    908,000    908,000    908,000    908,000    908,000    908,000
  Summer Availability under the
    PPA (%)(4).................      98.0%     98.0%      98.0%      98.0%      98.0%      98.0%      98.0%      98.0%      98.0%
  Annual Availability under the
    PPA (%)(5).................      97.0%     97.0%      97.0%      97.0%      97.0%      97.0%      97.0%      97.0%      97,0%
  Capacity Factor (%)(6).......       4.0%      4.0%       4.0%       4.0%       4.0%       4.0%       4.0%       4.0%       4.0%
  Unit Starts per Year (7).....       363       363        363        363        363        363        363        363          0
  Energy Generation (MWh)......   318,163   318,163    318,163    318,163    318,163    318,163    318,163    318,163          0
  Net Plant Heat Rate
    (Btu/kWh)(8)...............    11,088    11,088     11,088     11,088     11,088     11,088     11,088     11,088     11,088

COMMODITY PRICES
  General Inflation (%)(9).....      2.50      2.50       2.50       2.50       2.50       2.50       2.50       2.50       2.50
  Electricity Prices (10)
    Reservation Charges
      ($/kW-yr)................  $  60.67     60.86      62.71      65.29      67.01      69.03      70.57      71.55      72.00
    Unit Start Up Rates
      ($/Start)................  $ 20,463    21,077     21,709     22,361     23,032     23,723     24,434     25,167     25,922
    Energy Charges ($/MWh).....  $   0.41      0.43       0.45       0.47       0.49       0.51       0.53       0.56       0.56

OPERATING REVENUES ($000)
  Reservation Payments.........  $ 55,088    55,261     56,941     59,283     60,845     62,679     64,078     64,967      5,448
  Unit Startup Charges.........  $  6,939     7,147      7,362      7,582      7,810      8,044      8,286      8,534          0
  Energy Payments..............  $    130       137        143        150        156        162        169        178          0
  Availability Incentive
    Adjustment (11)............  $    150       150        150        150        150        150        150        150         12
  Summer Availability
    Adjustment (12)............  $      0         0          0          0          0          0          0          0          0
  Annual Availability
    Adjustment (13)............        so         0          0          0          0          0          0          0          0
  Efficiency Adjustment (14)...  $      0         0          0          0          0          0          0          0          0
                                 --------   -------    -------    -------    -------    -------    -------    -------    -------
  Total Operating Revenues.....  $ 62,307    62,695     64,596     67,165     68,961     71,035     72,683     73,829      5,461

OPERATING EXPENSES ($000)(15)
  Fuel.........................  $      0         0          0          0          0          0          0          0          0
  Operations (16)..............  $  3,274     3,356      3,439      3,527      3,614      3,706      3,797      3,892        306
  Capital Expenditures.........  $     88        90         93         95         97        100        102        105          9
  Major Maintenance (17).......  $  7,120     7,298      7,481      7,668      7,860      8,056      8,257      8,464        349
  Operator Fee, Incentive and
    Bonus (18).................  $    603       620        638        656        674        694        713        734         63
  Home Office Expenses (19)....  $  2,261     2,344      2,431      2,522      2,616      2,713      2,815      2,922        253
  Insurance....................  $    630       646        662        678        695        713        731        749         64
  Property and Other Taxes.....  $  1,609     1,587      1,566      1,545      1,524      1,504      1,484      1,465        117
                                 --------   -------    -------    -------    -------    -------    -------    -------    -------
  Total Operating Expenses.....  $ 15,585    15,941     16,310     16,691     17,080     17,486     17,899     18,331      1,161

NET OPERATING REVENUES
  ($000).......................  $ 46,722    46,754     48,286     50,473     51,881     53,550     54,783     55,498      4,299

ANNUAL DEBT SERVICE ($000)(20)
  Bonds
    Outstanding Balance........  $159,385   143,688    126,901    109,427     91,266     72,130     50,760     26,812      2,062
    Annual Principal...........  $ 15,698    16,786     17,474     18,161     19,135     21,370     23,948     24,750      2,063
    Annual Interest............  $ 14,782    13,258     11,647      9,971      8,229      6,379      4,267      1,959         98
  Letter of Credit Fees........  $    964       964        962        951        942        946        952        934         77
                                 --------   -------    -------    -------    -------    -------    -------    -------    -------
  Total Debt Service...........  $ 31,444    31,009     30,083     29,084     28,307     28,695     29,167     27,643      2,237

TRANSFERS FROM DSRF............  $      0         0          0          0          0          0          0          0          0

ANNUAL DEBT SERVICE COVERAGE...      1.49      1.51       1.61       1.74       1.83       1.87       1.88       2.01       1.92
AVERAGE DEBT COVERAGE (21).....      1.50

DEBT SERVICE RESERVE ACCOUNT
  LOC (22).....................  $ 15,964    15,736     15,252     14,734     14,332     14,533     14,778     13,989      1,132

WORKING CAPITAL LOC (23).......  $  5,000     5,000      5,000      5,000      5,000      5,000      5,000      5,000      5,000

                            FOOTNOTES TO EXHIBIT B-8

The footnotes to Exhibit B-8 are the same as the footnotes for Exhibit B-1, except:

6. The annual capacity factors are assumed to be twice those assumed in the Base Case.

7. The projected number of Unit Starts each Contract Year are assumed to be twice those assumed in the Base Case.

                                                                      APPENDIX C

                SOUTHEAST U.S. POWER MARKET ANALYSIS

                         NOVEMBER 3, 1999

                         PREPARED BY:

                         Resource Data International, Inc.
                         1320 Pearl St., Suite 300
                         Boulder, CO 80302
                         (303) 444-7788

                         PREPARED FOR:

                         Tenaska Georgia Partners, L.P.
                         1044 N. 115th Street
                         Omaha, NE 68154-4446

                               TABLE OF CONTENTS

Executive Summary...........................................      1

  Summary of Findings.......................................      1

Introduction................................................      4

  Overview Of Study Methodology.............................      4

  Report Outline............................................      4

Methodology Overview........................................      5

  Energy Market Model.......................................      6

  Capacity Price Model......................................      7

Base Case Assumptions.......................................      9

  Existing Supply...........................................      9

  New Generation............................................     13

  Cost of New Generation Technologies.......................     15

  Nuclear Generating Assumptions............................     16

  Demand Assumptions........................................     17

  Industry Restructuring in Georgia.........................     18

  Inflation Assumptions.....................................     19

  Transmission Capacity and Pricing.........................     19

  Coal Price Forecast.......................................     19

  Regional Ozone Transport Rule.............................     21

  Gas Price Forecast........................................     22

  Electricity Price Escalation Rates Beyond 2020............     24

Base Case Price Forecast....................................     26

  Comparison to Current Market Prices.......................     27

  Energy Price Forecast.....................................     29

  Capacity Price Forecast...................................     30

  Tenaska Georgia Partners Operations.......................     32

Sensitivity Analysis........................................     35

  Energy Prices.............................................     37

  Capacity Prices...........................................     40

  Capacity Factors..........................................     44

Appendix A: Gas Market Issues in the Southeast Region.......     46

  Gas Supply................................................     46

  Gas Transportation........................................     46

  Gas Demand................................................     47

Appendix B: Nuclear License Expiration Dates in Serc........     49

Appendix C: Detailed Monthly Capacity Factors--Base Case....     50

Appendix D: Hourly Profit Analysis..........................     51

Appendix E: Fuel Switching Analysis.........................     52

Appendix F: High Start-up Cost Scenario.....................     54

  Scenario Results..........................................     54

Appendix G: Low Load Scenario...............................     58

  Scenario Results..........................................     58

Appendix H: Regional Ozone Transport Rule...................     63

                               EXECUTIVE SUMMARY

    Resource Data International, Inc. (RDI) has prepared this independent assessment of the Southeast United States electricity market (covering the states of Georgia, Florida, the Carolinas, Alabama, Tennessee, Mississippi, Louisiana, Kentucky, and Virginia) and the economic competitiveness of the Tenaska Georgia Power Project (Project or Tenaska Georgia Partners Project) under development by Tenaska Georgia Partners, L.P. The market study provides an assessment of the long-term market opportunities, including capacity and energy prices expected to be received by generators in the region for the period 2000 through 2030.

    PECO Energy has signed a purchase power agreement (PPA) with Tenaska Georgia Partners to sell the output from this Project. Although the majority of this report includes an analysis of power markets in the southeastern United States, RDI's analysis was performed primarily to develop an economic dispatch profile for the Project as well as to analyze the attractiveness of the PPA to PECO Energy.

    This report includes a prediction of market clearing prices and dispatch profiles for the Project under the "Base" scenario and alternative scenarios. The report also describes the key assumptions and the methodology used in developing this assessment. Finally, the report addresses the attractiveness of the project to both Tenaska and PECO Energy.

    The base analytical tools utilized for this study were the Inter-Regional Electric Market Model (IREMM) and an integrated capacity price model. IREMM is a sophisticated production simulation model that simulates the Eastern Interconnection bulk power supply system on an hourly basis for each year within the time horizon of the forecast. The capacity price model is integrated with IREMM and calculates the additional revenue required for maintenance of adequate capacity reserves. Using these models, RDI forecasts the energy and capacity price, and unit dispatch for the Project.

SUMMARY OF FINDINGS

    The following represents the conclusions and key findings of RDI's assessment of this project:

i. The Project represents a low cost, highly competitive and much needed peaking resource for the growing Southeastern power market. The total capacity of the project is equal to only one percent of the capacity required in the Southeastern power market by the year 2020.

ii.  The Project has many strong competitive advantages such as:

    a. Direct access to additional power markets beyond Georgia via relatively strong transmission links into the TVA, Virginia/Carolina, and Southwest Power Pool markets.

    b. State of the art generation technology which is ideal for serving peak electricity loads.

    c. Ready access to competitively priced gas supply from a diversified range of sources through an extensive interstate gas pipeline transmission system.

iii. As noted above, PECO Energy (PECO) has entered into a long term mutually acceptably priced Power Purchase Agreement (PPA) with the Project. PECO is very active in U.S. wholesale power markets nationally and also in the Southeast U.S.

    a. Due to recent price spikes and the curtailment of firm contract deliveries, control or ownership of a physical asset in the Southeast has become a source of strategic advantage to marketers such as PECO. Such an asset allows the marketer to ensure delivery of firm power. This provides both an advantage in marketing the power (as the purchaser is less likely to enter into a contract with a seller that does not have control of physical assets) and in avoiding liquidated damage payments in the event of a transmission curtailment or other loss of power supplies.

    b. The optionality embedded in peaking power plants plays an integral role in the portfolio of power marketers like PECO.

iv. It is expected that PECO will operate the project only during summer peak hours when electricity prices are highest. It is expected that the project will achieve monthly summer capacity factors of 7 to 18%, averaging approximately 4% on an annual basis during the 20 year forecast period. Based on RDI's assumptions regarding price and electricity demand growth for the period 2020-2030, RDI expects that the project's utilization will continue to trend down slightly throughout that period.

v. The technical capability of the Project to start up and shut down quickly should allow PECO to select operating hours in which revenues and profitability can be maximized.

vi. The cost of capacity and energy to PECO Energy under the PPA remains below the market price forecast under both RDI's base and downside cases, confirming the economic attractiveness of the PPA to PECO.

                                  INTRODUCTION

    Resource Data International, Inc. (RDI) has prepared this independent assessment of the Southeast United States electricity market (covering the states of Georgia, Florida, the Carolinas, Alabama, Tennessee, Mississippi, Louisiana, Kentucky, and Virginia) and the economic competitiveness of the Tenaska Georgia Power Project (Project or Tenaska Georgia Partners Project) under development by Tenaska Georgia Partners, L.P. The market study provides an assessment of the long-term market opportunities, including capacity and energy prices expected to be received by generators in the region for the period 2000 through 2030.

    PECO Energy has signed a purchase power agreement (PPA) with Tenaska Georgia Partners to sell the output from this Project. RDI's market analysis was performed primarily to develop an economic dispatch profile for the Project as well as to analyze the attractiveness of the power purchase contract to PECO Energy.

OVERVIEW OF STUDY METHODOLOGY

    The base analytical tools utilized for this study were the Inter-Regional Electric Market Model (IREMM) and an integrated capacity price model. IREMM is a sophisticated production simulation model that simulates the Eastern Interconnection bulk power supply system on an hourly basis for each year within the time horizon of the forecast. The capacity price model is integrated with IREMM and calculates the additional revenue required for maintenance of adequate capacity reserves. Using these models, Resource Data International (RDI) forecasts the economy energy price, unit dispatch, and capacity price for the southeastern United States (U.S.). A forecast was developed for multiple scenarios in order to understand market dynamics and project risks.

REPORT OUTLINE

    This study is organized into several sections. The previous section summarizes the study's key findings. The next section describes the methodology and models used for the study. The fourth section describes the base case assumptions. The fifth section describes the base case results. The sixth and final section provides an analysis of the results from alternative scenarios. Supporting analyses and additional sensitivities are provided in several Appendices.

                              METHODOLOGY OVERVIEW

    In general, there are three different pricing models that are prominently used to describe competitive wholesale markets. These models are as follows:

    - RESERVE REQUIREMENT MODEL: In this model, a reserve requirement is imposed on each load serving entity (LSE) in proportion to its load. To meet this requirement, the load serving entity must enter into contracts with generators or procure its obligation through a "capacity exchange" that is operated by a central clearing house, such as an Independent System Operator (ISO). In such a model, a generator will receive two separate payment streams. The first stream is an energy price that is determined by the hourly interaction of supply and demand in the spot market. The second stream is the capacity price that is determined by the separately run capacity auction. This stream could be determined on a monthly, seasonal, or annual basis. Such a market is currently operating in the Pennsylvania-New Jersey-Maryland Interconnection (PJM), the New York Power Pool (NYPP), and the New England Power Pool (NEPOOL).

    - EXPLICIT CAPACITY ADDER MODEL: This model is similar to the reserve requirement model in that market rules dictate that capacity will be priced separately. One difference between these models is that, in an explicit capacity adder model, retail suppliers do not have an obligation to secure capacity. Also, the "capacity premium" is calculated on an hourly basis rather than on a monthly or annual basis. The explicit capacity adder model is currently employed in the United Kingdom (U.K.) electricity market. In this model, all generators submit bids to a central clearing exchange, specifying how much power they are willing to commit at a given price during the next
      24 hours. Generators have the potential to earn revenues from two different payment streams. The first payment stream is received for actual kilowatt-hour sales into a central power exchange (or spot market). This price is determined by the bid of the highest cost unit selected to supply power during each hour. This price is commonly referred to as the system marginal price. The second payment stream is commonly referred to as the capacity payment. This additional payment is equal to the value of lost load multiplied by the loss of load probability. It is paid to all generators available during the hour. The value of lost load is determined administratively by the central pool. The loss of load probability is a function of the forecast demand and the amount of generation available to meet that demand.

    - ENERGY ONLY MODEL: In this model, the hourly price of electricity is determined purely through the interaction of supply and demand without the interference of administratively determined installed reserve requirements or a separate capacity payment. In the other two model structures, the hourly price in the spot market is always set by the highest cost unit (on a variable cost basis) dispatched to meet demand (assuming no participant can exert market power). The key distinction of the energy only model is that during some peak hours of demand, the price would instead be set by the marginal cost of an outage to customers. If regulators could estimate precisely the value of lost load on an hourly basis and customers could curtail demand, the energy only model market would result in pricing that is very similar to the explicit capacity adder model. Moreover, if a regulator precisely predicted the reserve requirement found in the energy only model, the reserve requirement and energy only models would achieve similar annual prices for electricity.

    In theory, each of these model structures result in similar prices on an annual basis. Also, a mix of these market structures can exist. For instance, in an energy only market bilateral transactions will exist between generators and marketers where capacity and energy may be priced separately.

ENERGY MARKET MODEL

    RDI employs an analytical approach that is based on the reserve requirement model. First, RDI simulates the interaction of the energy market using IREMM. This model performs many of the functions typically associated with electric power production simulation programs such as marginal cost dispatching and maintenance scheduling.

    IREMM's methodology relies on the following concepts:

    INCREMENTAL PRODUCTION COST The incremental cost of production is the cost of producing an additional MWh of energy. To minimize costs, an efficient dispatch center will dispatch its lowest cost generating units first. In the bulk power market, a profit-maximizing company will produce energy as long as its incremental cost of production is less than the additional revenue obtained from the sale of that energy. Thus, if it can sell energy externally for more than its incremental cost of production, the company will continue to produce after its own load has been met. On the other hand, if the company can buy the energy it needs to meet its load for less than the cost of its own generation, the company will maximize profit by making the purchase.

    LIMITS OF MARKET POWER To the extent that the selling company believes it has market power, it may elect to withhold surplus power from the market until the purchase price is maximized. In such a situation, the seller would receive a higher price, but may sell less energy. Thus, the seller faces the risk that profits may not be maximized. If a seller with perceived market power withholds energy to wait for a higher price, it will lose potential customers if, in the meantime, customers successfully find lower prices from alternative suppliers.

    SUPPLY AND DEMAND Initially, units are dispatched to meet each individual company's internal load. Once these loads are served with their available resources, the quantities of surplus energy available for sale and the quantities of displaceable energy can be calculated at various price levels. From these prices and quantities, IREMM develops supply and demand curves for each company. Energy supply and demand are balanced on an hourly basis.

    MARKET CLEARING PRICES The basic premise of IREMM is that market forces exist and determine prevailing bulk power prices. Together with the cost of transmitting energy between any two companies, the interactions of the supply and demand functions determine the market clearing prices. These market prices represent a spatial equilibrium where supply and demand are satisfied simultaneously. Market clearing prices emerge as each system attempts to maximize its "gains," defined as the sum of profits on sales and savings on purchases.

    Important outputs from the IREMM model that are used in this analysis include:

    - Hourly energy market prices for the Southern Company region, where Tenaska Georgia Partner's proposed project will be located,

    - Unit specific capacity factors for Tenaska Georgia Partner's project,

    - Calculations of reserve margins for the Southeast Electric Reliability Council (SERC), and

    - Calculations of the amount of new capacity added to the grid in each year in SERC.

CAPACITY PRICE MODEL

    During the next step of the modeling process, RDI incorporates the results from IREMM into a capacity price-forecasting model. The resulting capacity price is calculated as: the amount of additional revenue required to keep enough generation available to meet demand plus the reserve requirement. Each power plant in a region is ranked according to the plant's operating profit--taking into account only spot market revenues and variable operating costs. Consider a hypothetical low cost coal plant. Such a plant is likely to achieve a contribution margin as high as $50 per kW-yr (energy market revenues less variable fuel and O&M). Accordingly, this plant covers its cash operating costs from energy market revenues alone. Assuming perfect competitive conditions, its bid into the capacity market will be close to zero.

    Next, consider a combustion turbine. This plant will achieve only a small contribution margin in the energy market since it only runs economically a few hours of the year because of its higher operating cost. When it does run, it is normally the price setting unit, receiving only its short-run marginal costs. Therefore, it must recover the rest of its cash costs from the capacity market if it is going to continue to be financially viable. It is this break-even figure that determines the bid price of each generator in the capacity market.

    The capacity price model makes two additional calculations. First, the model calculates the break-even costs (including annualized investment costs and return on equity) for new generating technologies. If the break even price for a new plant is lower than the market clearing price of capacity, then the model adds new capacity to the grid and the energy market model is run again. The type of capacity added in each year is determined by the overall profitability of competing generation technologies. Second, the model determines which plants cannot recover their cash costs from the market. Typically, these plants are retired.

    Any new retirements or capacity additions resulting from the capacity price model are put back into the IREMM model, and the model is re-run. This process is continued until a converged solution is reached.

    The IREMM and capacity price model are used in this study to analyze the period from 2000 to 2020. Beyond 2020, escalation rates were developed to forecast electricity prices through 2030. The assumptions driving the escalation rates are described below in the Assumptions section of the report.

    To summarize, the overall modeling approach accounts for the factors that affect all markets: supply, demand, transport capability, and ownership concentration. Ultimately, the model ensures that prices reach a level that enables all generators within the required reserve margin to recover their cash operating costs(1). New capacity is built only if and when it is profitable to do so. Selecting the mix of capacity additions that result in the lowest overall prices while still maintaining generator profitability minimizes overall costs.

------------------------

(1) After a power plant is built, cash operating costs include fuel, operation and maintenance expenses, and capital replacement costs that are required to keep the plant operating and available. Before a power plant is built, cash costs include these costs as well as investment costs and a return on capital.

                             BASE CASE ASSUMPTIONS

    This section provides a detailed accounting of the factors driving the base case forecast.

    For this analysis, RDI modeled the entire Eastern Interconnection. This report, however, focuses primarily on the SERC which includes states located in the southeast United States.

EXISTING SUPPLY

    The supply curves constructed by RDI for this analysis were built on a unit by unit basis. The unit data used are based on the annual EIA-411 reports supplied to the Department of Energy via the regional councils of the North American Electric Reliability Council (NERC), and from RDI's proprietary databases. RDI also verified the EIA-411 report by utilizing integrated resource plans and RDI's internal databases. Key assumptions relating to generating units were as follows:

    - UNIT RATINGS The EIA-411 report was used to determine the summer and winter capacity ratings of each unit on the grid.

    - PRIMARY AND ALTERNATE FUEL TYPES For non-coal burning plants, RDI determined each type of fuel that can be used at a generating unit from EIA-411 reports. Each month the relative price of alternate fuels is compared to the primary fuel and the least expensive fuel is selected. Coal fired plants are treated separately and are discussed later in the report.

    - AVAILABILITY The availability statistics for all non-nuclear units were obtained from aggregate NERC/GADS statistics by prime mover type. The equivalent availability factor (EAF)(2) and the equivalent forced outage rate(3) (EFOR) were used to calculate the scheduled outage factor (SOF) to determine the maintenance period for each unit. Average 1996 availability factors and forced outage rates are shown in Table 1. Availability statistics for nuclear units are based on an engineering and statistical analysis performed by RDI.

TABLE 1: 1998 AVERAGE AVAILABILITY STATISTICS

                                                                EAF        EFOR
                                                              --------   --------
STEAM TURBINES..............................................     82%        7.0%
GAS TURBINES................................................     83%        4.9%

    - HEAT RATES Heat rate information was obtained from RDI's POWERdat information system, based on a combination of EIA-411 and EIA-860 information.

    - NON-FUEL VARIABLE O&M: Variable O&M costs affect the dispatch price of individual units. Variable O&M calculations vary across utilities. It is RDI's opinion that this variation occurs primarily because utilities have never had profit incentives that motivate them to fully understand their cost structure. A few utilities do not include a variable O&M adder in dispatch decisions. One RDI client assumes that 20% of its total non-fuel O&M is variable. Another client uses a variable O&M of $1 per MWh at one coal-fired power plant and $2 per MWh at another coal fired power plant because the second plant must pay the local water utility for its water supplies. This same client dispatches its gas turbine assuming a variable O&M of $3 per MWh. For this analysis, RDI assumes a variable O&M of $1.2 per MWh for all steam turbines(4) and $10 per MWh for all gas turbines. This assumption is discussed in greater detail in the new technologies section of the report. The higher O&M cost for a gas turbine is intended to reflect

------------------------

(2) EAF is the percentage of hours in the year that a unit is available to operate.

(3) EFOR is the percentage of hours in the year in which a plant will incur an unplanned outage.

(4) This estimate is based upon analysis performed by an engineering consulting firm in a previous RDI project.

      the additional start-up costs such units typically incur. Units with scrubbers are assigned an additional $1 per MWh charge based on information reported in the EIA-767 form by utilities.

    - FIXED O&M: Fixed O&M calculations for individual plants were based on data filed with the Energy Information Administration. For each plant and prime mover type, the fixed O&M was calculated as follows:

      Fixed O&M = Total Non-Fuel O&M less (Assumed Variable O&M
      ($/MWh) X Generation (MWh))

      If power plant rents were greater than 20% of total non-fuel O&M, then power plant rents were subtracted from total non-fuel O&M for purposes of calculating fixed O&M. In many instances, sale-leaseback expenses are reported as an operating cost associated with the plant. Because these expenses would have to be paid whether or not the plant is shutdown, it is not appropriate to consider these expenses when analyzing a plant's cash costs. Also, since there can be significant year to year swings in O&M expenses due to major overhauls or other major non-recurring costs, RDI averaged fixed O&M expenses from 1995 through 1997.

      The above approach was used to estimate fixed O&M expenses for all utility owned generation. However, actual power plant O&M cost information is not publicly available for non-utility owned plants. For non-utility coal units, it is assumed that fixed O&M expenses equal $15 per kW. Based on previous work for independent power companies, RDI believes this is a reasonable assumption. For NUG units that have contracts guaranteeing a fixed price for their output, it was not necessary to make any assumptions regarding fixed O&M.

    - REPLACEMENT CAPITAL COSTS: Since generating assets are assumed to maintain operations over the forecast horizon (unless it is uneconomic to do so), it is also assumed that replacement capital would have to be invested to keep the plant in service. It is also necessary to include replacement capital costs in the model because many utilities account for operating expenses as capital expenses to increase their ratebase. The cost of replacement capital in this analysis is based on the historic information and trends shown in Figure 1. It is largely consistent with replacement cost information presented in numerous utility Integrated Resource Plans as well.

    FIGURE 1: UTILITY ANNUAL CAPITAL ADDITIONS ($/KW-YR)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

COST OF CAPITAL ADDITIONS
                           STEAM  NUCLEAR  HYDRO  OTHER
1988                         6.5           10.75      3
1989                           7     36.5   8.75      2
1990                         7.5       35      9      3
1991                           9     28.5      9      7
1992                         9.5       25     10    4.5
1993                          10     25.5    9.5    4.5
1994                          15     22.5    9.5    3.5
1995                          10       20      8      8

    OVERVIEW OF SOUTHEAST Supply The southeast U.S. is one of the fastest growing electricity markets in the country. Electric power supply in the region is dominated by five utilities (see Figure 2). Together these five utilities account for 77% of the 150,000 MW in this market. Within the Southeast ownership is even more concentrated. In Alabama and Georgia, two companies control 75% of the generating assets.

    FIGURE 2: SOUTHEAST MARKET SHARE (% OF TOTAL CAPACITY)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

 SOUC   20%
TVA     20%
ENTR    20%
DUPC    12%
DOMRES  10%
CPLC     7%
OTHER   16%

    In 1997, 55.8% of the electricity in the region was generated by coal plants, 32.6% by nuclear plants, and 4.9% by hydro plants. The remaining 6.8% was generated with gas or oil. Less than 4% of the electricity in the region is supplied by non-utility generators. Most of the non-utility capacity is concentrated in the Carolinas and Virginia and supplies power under long-term contracts that do not expire until after 2005.

    Currently the southeast U.S. is dominated by baseload capacity with nuclear and coal supplying the majority of the electricity in the region. Unlike many other regions of the country, the performance of nuclear plants has been well above industry norms, typically achieving capacity factors higher than 85%. RDI considers it unlikely that any nuclear plants in this region will be retired before their licenses expire. It is important to note that much of the excess coal-fired capacity in the region has also been diminished by load growth. Over the past five years, coal-fired capacity factors have increased from 60% to almost 70%. At this capacity factor level, most excess coal-fired capacity exists only during the off-peak hours.

    FIGURE 3: SERC CAPACITY FACTORS

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

CAPACITY FACTORS  PRIMARY FUEL
                          COAL  OIL-L/GAS   URAN  WATER
1994                     59.09      20.14  82.83  24.52
1995                     62.29      22.73  87.51  20.01
1996                     63.41      17.34  87.41  21.88
1997                     65.88      16.03  87.33  20.92
1998                     67.76      18.50  92.23  23.01

NEW GENERATION

    Except for those announced merchant plant or utility projects that RDI considers likely to be seen to completion, future capacity additions are added only as they are economically justified. RDI considers a project likely to be seen to completion if it has signed a purchase power agreement for its output, if construction has already begun, or if it has secured financing. There are also a few projects that RDI considers likely due to knowledge obtained from sources close to the development process.

    There is currently a substantial amount of building activity among competing suppliers in the Southeast. Table 2 shows RDI's base case forecast of merchant plant additions.

    Enron Capital & Trade Resources (Enron) is developing three projects in Mississippi. In New Albany (Union County) Enron is building a 390 MW combustion turbine plant consisting of six 65 MW turbines. The New Albany plant will be ready for the 1999 summer peaking season. In Caledonia (Lowndes County), just north of Columbus, Enron will bring a 475 MW combustion turbine plant online in June 1999 as well(5). In Fulton (Itawamba County) a 260 MW combustion turbine unit is schedule to come online in the summer of 2000. In Tennessee Enron is pursuing a plant near Brownsville (Haywood County). This 475 MW unit will be ready in June of 2000. These projects will most likely be used to meet Enron's supply obligations with the Tennessee Valley Authority.

    Alabama Power is constructing a cogeneration facility in Theodore (Mobile County), Alabama. The plant will supply 207 MW of electricity to meet Alabama's reserve margin requirements and steam to Degussa Corp. and Phenolchemie. The Theodore cogeneration plant will begin operation in June of 2001. In Rockingham County, North Carolina, Dynegy Power is developing an 800 MW combustion turbine plant which has a start-up date of June 2000. The Southeastern Electric Development Company

------------------------

(5) Enron's projects that were scheduled to begin operation in the summer of 1999 have actually begun operation. These facilities did not begin operation until after the study had commenced.

intends to construct a 100 MW combustion turbine in Lee County, Alabama, which is expected to supply power by January 2001.

    Sonat Energy Services and Calpine Corp. are developing a combustion turbine project in Cataula (Harris County) north of Columbus, Georgia. This 680 MW unit is expected to begin operation in June of 2000. In Thomaston (Upson County), Georgia, Sonat Energy Services broke ground on March 25, 1999 for the construction of a 680 MW combustion turbine plant consisting of four turbines. The Thomaston plant will be operational in June of 2000, when the sales contract with Georgia Power goes into effect.

    Outside of SERC, in the SPP region, we have included two new plants. The first is a combined cycle power plant developed by LS Power in Batesville (Panola County), Mississippi. This 837 MW plant will start up in January of 2000. Also in Mississippi is the "Red Hills" steam plant project, which Tractabel Power is developing near Chester (Choctaw county) and which is expected to be producing electricity in December 2000. This coal-fired plant has a purchase power agreement with the Tennessee Valley Authority

    Two power projects pursued by Carolina Power and Light (CP&L) in North Carolina, one near Cleveland (Rowan county) and another in Hamlet (Richmond county) were not considered in the base case since the go-or-no-go decision for these plants will not be made until the fall of 1999 according to a spokesperson for CP&L.

TABLE 2: ASSUMED MERCHANT PLANT ADDITIONS IN SERC

                                                                            SIZE AND      ON-LINE
               NAME                              DEVELOPER                 TECHNOLOGY       DATE
               ----                 -----------------------------------   -------------   --------
New Albany, MS....................  Enron Capital & Trade Resources          390 MW CT     Jun-99
Caledonia, MS.....................  Enron Capital & Trade Resources          475 MW CT     Jun-99
Fulton, MS........................  Enron Capital & Trade Resouces           260 MW CT     Jun-00
Brownsville, TN...................  Enron Capital & Trade Resources          475 MW CT     Jun-00
Theodore, AL......................  Alabama Power                            207 MW CG     Jun-01
Rockingham, NC....................  Dynegy Power                             800 MW CT     Jun-01
Lee County, AL....................  Southeast Elec Dev                       100 MW CT     Jun-01
Cataula, GA.......................  Sonat Energy Services/Calpine Corp.      680 MW CT     Jun-01
Thomaston, GA.....................  Sonat Energy Services                    680 MW CT     Jun-00
                                    -----------------------------------    -----------     ------
Total Capacity....................                                            4,067 MW

    The projects listed in Table 2 represent the projects that at the time this report commenced were deemed most likely to be brought on-line by RDI(6). RDI's base case forecast presented in this report projects that 80,700 MW of new capacity will be needed in the region over the forecast horizon. To the extent that any one of the projects listed in Table 2 is not brought on-line as anticipated, the need for capacity in the region will likely be filled by another project.

COST OF NEW GENERATION TECHNOLOGIES

    The cost of new generation technologies has been determined through RDI's work with other developers and a review of publicly available documents. These assumptions are shown in Table 3. In an effort to decrease heat rates and increase efficiency, combustion turbine (CT) technology has made substantial technological progress in the last five years. Improvements in performance have come at the price of higher O&M costs due to technical problems with the new technology. The industry is currently in a consolidation phase, in which these technologies will likely mature. Since turbine technology is already highly sophisticated, RDI does not expect major improvements in heat rates or efficiencies in the future. Our base case assumption is that the heat rates of turbines will improve by 5% by 2010. The most substantial technological improvements in the economics of CT's will most likely result from lower fixed and variable O&M costs due to better materials and design. The reduction of start-up costs is one possible area for improvements. However, existing units will also likely benefit from the same improvements when these units are upgraded with new technology during scheduled overhauls of the turbines.

    The variable O&M for combustion turbines is based upon a combination of information supplied by Tenaska Georgia Partners and RDI analysis. Tenaska Georgia Partner's indicated that their start-up cost will be approximately $10,000 per start-up. RDI's analysis (described later in the report) indicates that the plant will operate at full output levels for an average of approximately 6.5 hours during each start-up. Spreading the start-up costs across the average output during each start-up results in an average cost of approximately $10 per MWh.

    TABLE 3: COST OF NEW TECHNOLOGIES

                                              COMBINED CYCLE    COMBUSTION TURBINE   COAL PLANT
                                              ---------------   ------------------   ----------
Construction Period.........................      2 Years            1 Years          3 Years
Initial capital costs ($/KW)................        525                325              900
Variable O&M ($/MWH)........................        1.5                10*              1.5
Fixed O&M ($/KW-YR).........................        15                  5                20
Availability factor.........................        92%                95%              88%
Heat rate...................................       6,900              10,900           9,000

------------------------

* Variable O&M for combustion turbines consists primarily of start-up costs.

    Other financial assumptions are as follows:

    Debt Financing: 60%
    Cost of Debt: 8%
    Cost of Equity: 15%
    Marginal Income Tax Rate: 37%
    Depreciation Schedule: MACRS

------------------------

(6) Since commencement of the report, Sonat has abandoned the development of its Cataula project.

NUCLEAR GENERATING ASSUMPTIONS

    Beginning in the year 2010, operating licenses for nuclear plants in the U.S. will expire. The Nuclear Regulatory Commission (NRC) will have to consider whether or not to extend any of the 40-year operating licenses of the reactors. Baltimore Gas and Electric (BG&E) is the first nuclear operator to pursue a license extension for its Calvert Cliffs nuclear station and the re-licensing process is being carefully watched by other nuclear operators. It is estimated that for as little as $10-50 per kW a nuclear plant can be upgraded to operate 20 years beyond its current 40-year licensing period. The construction of other baseload capacity could not even be conceived at this price. Because of these economics and possible political decisions related to the Kyoto Protocol(7), there will be substantial pressure on the NRC to re-license nuclear plants in the coming years.

    Figure 4 shows the decline of total nuclear generating capacity in SERC, if all nuclear plants in the area were to retire at the end of their license periods. If all plants closed at the end of their license periods, from 2010 through 2030 an average of 1,200 MW per year of base load capacity would have to be replaced by other generating facilities. However, three of the nuclear operators in SERC are already considering applying for an extension of their operating licenses. Southern Nuclear Operating Corp. is aggressively pursuing the renewal of its operating licenses for Hatch units 1 and 2. Duke Energy is considering extending the life of its three Oconee units, whose operating licenses will expire in 2013 and 2014. And finally, Virginia Power is considering the same step for its two reactors in Surry, where operating licenses expire in 2012 and 2013, as well for its North Anna stations, where the licenses are now scheduled to run out in 2018 and 2020. If these operators are successful in their efforts, then 7,550 MW or 30% of the region's nuclear (baseload) generating capacity would remain in service over the forecast horizon. A list of all regional nuclear units and their license expirations is included in Appendix B.

    For the base case scenario, RDI assumes that none of the 26 GW of nuclear capacity in SERC will retire during the forecast horizon (through 2020). Because of the enormous financial upside of keeping a nuclear plant running, RDI expects that all nuclear operators in SERC will follow the example of Southern, Duke, and Virginia Power and will file for an extension of their operating licenses. RDI expects that the NRC will grant operating life extensions for all plants except for nuclear units which have had serious problems. None of these "problem" plants are located in SERC.

------------------------

(7) The Kyoto Protocol, if implemented in its current form, would require the U.S. to significantly reduce its carbon dioxide emissions. Nuclear generation technologies are one of the few electric generation technologies that emit no carbon dioxide.

    FIGURE 4: TOTAL NUCLEAR GENERATING CAPACITY IN SERC IF UNITS RETIRE WHEN THEIR LICENSES EXPIRE

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

2008  25.78
2009  25.78
2010  25.10
2011  25.10
2012  24.29
2013  21.80
2014  18.22
2015  18.22
2016  16.29
2017  15.46
2018  13.76
2019  13.76
2020  11.74
2021   8.64
2022   7.70
2023   6.57
2024   5.44
2025   5.44
2026   3.45
2027   2.29
2028   2.29
2029   1.12
2030   1.12
2031   1.12
2032   1.12
2033   1.12
2034   1.12
2035      -
2036      -

DEMAND ASSUMPTIONS

    The load growth scenario for this study was developed from RDI's own demand forecast and the FERC 714. The FERC 714 report contains hourly load information. This information is utilized to simulate hourly chronological demand in IREMM.

    Both population and economic growth set the stage for strong electric sales growth in recent history. In the first half of the 1990s, actual electricity sales increased at an average rate of 2.9% per year. Weather-normalized sales growth is estimated at 3.25% annually.

    RDI believes that a combination of both strong population and economic growth will maintain a weather-normalized electricity growth rate of up to 2.25% annually through 2005 (see Figure 5). After 2005, this growth rate slows significantly, approaching 1.5% by 2009. Overall, electricity demand in the region is expected to grow faster than the national average.

    A small amount of the demand in each region represents interruptible demand. RDI includes this demand in its forecast of peak demand. To model this demand, RDI includes the interruptible demand as a peaking resource. That is, we represent it as actual capacity with a very high marginal cost so that this resource would be dispatched during the highest peak demand conditions.

    FIGURE 5: AVERAGE ANNUAL DEMAND GROWTH

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

TIME PERIOD  AVERAGE ANNUAL GROWTH RATE
1999-2005                          2.3%
2005-2010                          1.5%
2010-2015                          2.0%
2015-2020                          2.0%

INDUSTRY RESTRUCTURING IN GEORGIA

    Georgia is moving toward deregulation at a more conservative pace than other states. Georgia is a member of the twenty-three-state coalition called the "Low Cost Electricity States". In December of 1998, these states presented Congress with an initiative requesting the ability to determine whether electricity deregulation was appropriate on a state-by-state basis without a federal mandate.

    Pending any federal restructuring mandate, the Georgia Legislature passed an initiative to study the impacts of competition in January 1998. The Georgia Public Service Commission staff is conducting the study. Nevertheless, all indications are that Georgia is still several years from independently considering legislation that would open their electricity markets to direct access.

INFLATION ASSUMPTIONS

    It is anticipated that reduced government deficits and continued and sustained low interest rates will be the primary precursors to continued low inflation over the forecast horizon. RDI assumes that inflation will average 2.5% per year over the forecast horizon.

TRANSMISSION CAPACITY AND PRICING

    The transmission system of Georgia has relatively strong transmission links into the TVA, Virginia/ Carolina, and the Southwest Power Pool markets. This provides the project with access to major electricity markets beyond Georgia. Only one major transmission constraint affects the ability to market power from a project in Georgia. This transmission constraint is the interconnection between Georgia and Florida (3,600 MW of transfer capability).

    Most other interconnections are very strong and do not frequently become constrained. In fact, RDI analysis of historic daily electricity prices reveals that the Entergy and Cinergy hubs are the two most closely correlated hubs in the country. The correlation coefficient for these two hubs during the past year was 94%.

    We also assume that transmission tariffs will be set at $2.50 per MWh for non-firm transactions based on analysis of Open Access Same Time Information System (OASIS) data.

COAL PRICE FORECAST

    Coal and gas prices, in conjunction with capacity supply and demand balances, are the driving factors that determine market clearing prices in electricity markets. For this analysis, RDI developed plant specific coal price forecasts. These forecasts reflect RDI's analysis of coal supply and demand, Clean Air Act Compliance strategies, contract expiration dates, and the impact of railroad mergers. Overall, RDI believes that the following factors will push average coal prices lower (in 1999 dollars):

    - Average coal mine productivity in the West will increase as longwall mining technology is improved in Colorado and Utah, and as surface mining operations in Wyoming install larger scale haulage, more efficient overburden coal stripping equipment, and improved mine planning and maintenance efficiency.

    - Numerous coal contracts will expire or "rollover" during the next fifteen years. As these contracts are replaced or renegotiated, coal consumers will likely receive price reductions resulting from productivity improvements and general oversupply conditions. New contracts being entered into are of substantially shorter duration, almost always less than five years. The elimination of long-term contracts will result in a more volatile, commodity-like pricing environment where the primary factor determining sales success is price.

    - Premium quality, eastern low-sulfur coal will see supply constraints in the forecast period due to reserve depletion and additional mining regulations. However, declining demand for this product due to declining export coal markets, and the continued encroachment of lower cost western coals will prevent run-ups in the price of eastern coal.

    - Restructuring of electricity markets will put increasing pressure on coal suppliers to reduce contract prices and offer innovative pricing schemes.

    Of all of the regions of the U.S., RDI expects that SERC coal-fired power plants will experience the greatest nominal price growth in the country (although prices will still decline in constant dollars). One factor contributing to this price growth is the higher cost of low sulfur coals required to meet Phase 2 emission standards. A second factor relates to the fact that utilities in the Southeast must pay much higher coal transportation costs than utilities in other regions of the country. Since transportation costs are expected to escalate more rapidly than coal mining costs, plants with a large transportation component in their delivered fuel costs will experience higher price growth. Figure 6 shows RDI's average delivered coal price for select markets that affect this analysis.

    FIGURE 6: FORECAST DELIVERED COAL PRICES (CONSTANT 1999 $/MMBTU)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

FORECAST DELIVERED COAL PRICES (1999 $/MMBTU)
                                               1999  2000  2001  2002  2003  2004  2005  2006  2007  2008  2009  2010
AEP                                            1.16  1.16  1.16  1.16  1.16  1.12  1.08  1.08  1.06  1.05  1.04  1.03
APS                                            1.04  1.08  1.01  1.01  0.99  0.97  0.96  0.95  0.93  0.92  0.91  0.91
CAPCO                                          1.21  1.20  1.18  1.16  1.17  1.17  1.16  1.15  1.14  1.13  1.12  1.12
ECARSR                                         1.07  1.07  1.05  1.05  1.04  1.03  1.02  1.00  0.99  0.97  0.97  0.96
STHRN                                          1.18  1.16  1.15  1.14  1.13  1.12  1.11  1.11  1.10  1.09  1.09  1.08
TVA                                            0.98  0.97  0.96  0.95  0.95  0.94  0.93  0.92  0.91  0.90  0.90  0.89
VACAR                                          0.98  0.97  0.96  0.95  0.95  0.94  0.93  0.92  0.91  0.90  0.90  0.89

    SULFUR ALLOWANCE PRICES Another factor affecting coal plant variable costs is the cost of sulfur allowances. In general, these costs do not have a substantial impact on electricity prices. However, they do play a role in determining individual plant dispatch. They also influence off-peak prices. RDI's base case forecast is shown in Figure 7. At $100 per ton, the sulfur allowance causes an increase of approximately $1 per MWh in dispatch prices, depending upon the sulfur quality of the coal consumed at the plant. Over the forecast horizon, we expect allowance prices to continue to increase in value. This increase is driven primarily by Phase II compliance strategies, increased coal generation due to general load growth, and increased coal generation caused by the retirement of nuclear plants in some regions of the country.

    After 2009 RDI projects a sharp increase in allowance prices. This increase results from implementation of Phase III of the Clean Air Act Amendments. Phase III of the Clean Air Act calls for substantial reductions of sulfur emissions, driving up the price of an allowance.

    FIGURE 7: SULFUR ALLOWANCE FORECAST (1999 $)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

SO2 ALLOWANCE PRICES IN 1999 DOLLARS
                                      NOMINAL 1999$
1999                                            193
2000                                            251
2001                                            226
2002                                            238
2003                                            245
2004                                            232
2005                                            234
2006                                            235
2007                                            248
2008                                            250
2009                                            252
2010                                            280
2011                                            283
2012                                            288
2013                                            288
2014                                            296
2015                                            296

REGIONAL OZONE TRANSPORT RULE

    The Environmental Protection Agency (EPA) is currently pursuing the implementation of new environmental regulations that seek to reduce the formation of ozone during the summer months. EPA originally proposed that these rules would go into effect in May of 2003. However, the United States Court of Appeals for the District of Columbia Circuit recently remanded the rules to EPA(8). EPA has appealed this court decision. If EPA does not win its appeal, there is a possibility that the implementation of these new regulations could be delayed and that the rules themselves could also change. In this analysis, RDI has assumed that these new rules will go into effect in May of 2003 as originally proposed. With May 1, 2003 as the start date for compliance regardless of court rulings related to specific rules, there is little to no time for affected sources to await the outcome of pending litigation--orders for emission control equipment must be placed soon. Many of RDI's own clients are currently pursuing implementation plans assuming that they must comply by 2003. A more detailed history and background on the regional ozone transport rules is provided in Appendix H.

    RDI assumed in this analysis that companies will install NO(x) control equipment to reduce their emissions to levels that are consistent with the predetermined state budgets described in Appendix H. In making these assumptions, RDI ran an optimization model for each state that determines the least cost control plan given all of the NO(x) reduction opportunities in the state. Typically, these compliance options result in coal plants incurring additional costs of $20 to $80 per kW in 2002 or 2003. Furthermore, the variable operating costs of all plants that install additional control equipment were escalated during the May to September time frame in each year after 2002 to reflect the additional costs of operating the NO(x) reduction equipment. Depending on the level of emissions reductions required at a plant, these costs range from $1 to $2.50 per MWh.

------------------------
(8) American Trucking Association, Inc. et al, Petitioners vs. the United States Environmental Protection Agency, Respondent, et. al., Intervenors,
    United States Court of Appeals for the District of Columbia Circuit (No. 97-1440).

    It is important to note that RDI did not model the implications of a NO(x) allowance trading scheme. If an allowance trading regime were implemented, it would be advantageous to Tenaska Georgia Partner's project. Such a scheme would tend to increase the marginal cost of coal-fired generation by $2 to $5 per MWh, depending upon NO(x) allowance prices and the NO(x) emission rate of the coal fired plant. Because it emits less NO(x) per megawatt hour of output, a new combustion turbine would not face as steep an increase in marginal costs.

GAS PRICE FORECAST

    In this section we present the key findings of RDI's gas price forecast for the Southeast. A detailed discussion of the underlying assumptions can be found in Appendix A.

    - Table 4 shows RDI's base case gas price forecast. In general, Henry Hub prices are expected to increase from $2.06 per mmBtu in 2000 to $2.18 per mmBtu in 2004 in 1999 dollars. After 2004, prices stay relatively constant until the 2007 to 2010 period when upward pressure on gas acquisition costs and substantial new gas demand from combined-cycle power plants throughout North America begin to force prices up at a rate of 2 to 3% per year. The basis differential between the Georgia region and Henry Hub is expected to increase from $0.19 per mmBtu in 2000 to $0.26 per mmBtu in 2010 as excess pipeline capacity becomes more fully utilized.

    - Gas supply prices in the region are tied to the fortunes of producers in the Gulf of Mexico. Recent forecasts show a wide range of variation in expected supply from the gulf. RDI forecasts Gulf offshore supplies to reach 7 trillion cubic feet (Tcf) by 2010, from current levels of approximately 5 Tcf.

    - Deregulation of the gas market has created a great deal of short-term price volatility, but the 10 year trend at Henry Hub has remained within the $1.50 to $2.50 per mmBtu price range. RDI does not expect the level of volatility to diminish as short-term imbalances between gas supply and demand will continue to occur. It is RDI's expectation that the long-term supply price trend will not surpass $2.50 at Henry Hub during the forecast horizon. Forecast gas prices are escalated at the rate of inflation after 2010.

    - The price sensitivity of the electric generation and industrial sectors is one factor that keeps a ceiling on the price of gas. As long as alternative fuel options are available to these customers at a reasonable cost fuel switching will put downward pressure on gas prices.

    - This forecast reflects the fact that large gas transmission additions from Canada will alter the dynamics of the U.S. market. The Alliance expansion in late 2000 is expected to unlock low cost supplies from Alberta. This will drive down delivered gas prices in the Midwest and push Gulf Coast supplies back, decreasing basis differentials between Illinois and the Gulf. The expansion of Maritimes & Northeast into the New England area could put further downward pressure on gas prices. This phenomenon is responsible for the Henry Hub forecast price of $2.06 per mmBtu in 2000.

    - Regional pipeline expansions will also play a role in market pricing. Additions from the Midwest to the Northeast are expected to cause slightly lower utilization on Transcontinental Pipeline (Transco) flows into the Northeast. Still, growing gas demand in the Southeast will keep pipe utilization high in the winter months. RDI forecasts that current capacity on Transco will be insufficient to meet seasonal load by 2006 at which time additional expansion from Alabama to Georgia will be necessary. However, Transco has already taken several steps to alleviate any potential pipeline capacity shortages. First, Transco has pursued development of a project referred to as Southcoast. This pipeline expansion project, scheduled to be completed in 2001, would increase pipeline capacity by 600 MMcfd in the Alabama and Georgia region. This capacity expansion alone would create enough new pipeline capacity to satisfy demand through the next decade. Another project, referred to as Cumberland, would increase Transco's pipeline capacity by another 200 MMcfd in Northern Georgia.

    TABLE 4: NATURAL GAS PRICE FORECASTS, HENRY HUB AND SOUTHERN REGIONS
(1999 $)

                                         HENRY                                      HENRY TO   HENRY TO   HENRY TO
YEAR                                      HUB       STHRN       TVA       VACAR      STHRN       TVA       VACAR
----                                    --------   --------   --------   --------   --------   --------   --------
2000..................................   $2.06      $2.25      $2.32      $2.39      $0.19      $0.26      $0.33
2001..................................   $2.15      $2.33      $2.39      $2.45      $0.18      $0.24      $0.30
2002..................................   $2.12      $2.31      $2.37      $2.43      $0.19      $0.25      $0.31
2003..................................   $2.16      $2.37      $2.44      $2.50      $0.21      $0.27      $0.34
2004..................................   $2.18      $2.41      $2.47      $2.52      $0.23      $0.29      $0.35
2005..................................   $2.19      $2.41      $2.48      $2.55      $0.22      $0.29      $0.36
2006..................................   $2.20      $2.44      $2.51      $2.57      $0.24      $0.31      $0.38
2007..................................   $2.26      $2.51      $2.58      $2.65      $0.24      $0.32      $0.39
2008..................................   $2.32      $2.58      $2.65      $2.72      $0.26      $0.33      $0.40
2009..................................   $2.35      $2.67      $2.71      $2.74      $0.33      $0.36      $0.40
2010..................................   $2.41      $2.66      $2.75      $2.83      $0.26      $0.34      $0.42

    Note: Except for the Henry Hub price forecast, prices reflect prices for gas delivered to the burner-tip of the power plant. Prices after 2010 are escalated at the rate of inflation.

ELECTRICITY PRICE ESCALATION RATES BEYOND 2020

    After 2020, RDI applied escalation rates to projected prices through 2030. It is RDI's opinion that the escalation rate on a long-term forecast should be based on an analysis of the factors that drive the long run marginal cost. In the case of electricity markets, the long run marginal cost is driven by fuel costs, the conversion efficiency of a new plant, the capital cost of constructing a new combined cycle facility, and the operating and maintenance expense of a new plant.

    FUEL COSTS In our analysis we have made the assumption that beyond 2010 gas prices will escalate at the rate of inflation. We believe that this assumption should also hold beyond the 2020 time frame. The fuel cost of a new combined cycle facility is also influenced by the conversion efficiency of a plant, typically referred to as the heat rate. Over the past decade turbine efficiency has made dramatic improvements. For instance, according to data filed with the Energy Information Administration, one plant that began operation in 1993 achieved a heat rate of 8,000 btu/kWh last year. Two plants that came on-line in 1996 and 1997 achieved heat rates of 7,100 btu/kWh--an improvement of 11%. This analysis assumes that plants built in 2000 will have an average heat rate of 6,900. We further assume that by 2010 technological improvements will result in heat rates that decrease to 6,300 btu/kWh.

    Future improvements in heat rates beyond 6,300 btu/kWh are extremely unlikely. An analysis conducted by P.J. Dechamps found that the theoretical maximum efficiency that could ever be achieved by a combined cycle facility is 58.33%(9)--which translates into a heat rate of 5,850 btu/kWh. His analysis assumed that such a plant could only achieve this efficiency under idealized conditions. In practice, an actual plant never operates in idealized conditions and typically achieves a heat rate that is 5% higher than the idealized heat rate. Based on that study, the maximum efficiency that combined cycle plants could achieve is 6,140 btu/kWh. RDI therefore concludes that our 2010 heat rate assumptions should remain in place for the 2020 to 2030 time frame. This assumption is just 3% higher than the actual maximum efficiency determined by the P.J. Dechamps study. Moreover, the increased capital and operating costs that might be required to achieve this level of efficiency are likely to outweigh the fuel cost reductions caused by the slight improvement in efficiency.

------------------------

(9)   P.J. Dechamps, TRANSACTIONS OF THE ASME, Vol. 120, April 1998

    Therefore, with constant heat rates and gas prices increasing at the rate of inflation, we conclude that a reasonable escalation rate for the fuel price of a new plant should be the rate of inflation (2.5%).

    CAPITAL AND OPERATING COSTS This analysis assumes that the cost of constructing a new combined cycle plant in a greenfield site will decrease from $525 per kW in 1999 to $430 per kW in 2020 (in constant dollars). This change in cost is predicated on the assumption that the cost of a new power plant will increase at a rate of 1.5% per year, rather than at the rate of inflation. We do not have any justification for assuming that turbine prices can decrease in constant dollar terms indefinitely and feel that our assumptions between 2000 and 2020 are already fairly aggressive. This is especially true when consideration is given to the fact that we have assumed the efficiencies of plants will improve AND the cost of constructing new facilities will also decrease. We therefore recommend that for the 2020 to 2030 time frame it is assumed that both capital costs and operation and maintenance costs are assumed to increase at the rate of inflation.

    Given our assumptions regarding fuel prices, we estimate that fuel costs comprise 58% of the cost of a new combined cycle plant, operating and maintenance costs comprise another 12%, and capital expenses comprise the remaining 30%. Since each of these factors is assumed to increase at the cost of inflation (2.5%), the weighted average escalation rate of the cost of a new combined cycle facility is also 2.5%, or the rate of inflation. This escalation rate is therefore applied to the price forecast for the 2022 to 2030 time period.

                            BASE CASE PRICE FORECAST

    Table 5 shows RDI's base case annual electricity price forecast for the Southern Companies market--the market area in which the Tenaska Georgia Partner's project will be built.

    Energy prices are summarized according to the parameters established by the contract for the output of power from the Tenaska Georgia Partners' plant. That is, "Summer" months are June through September. "Contract" hours refer to the peak hours of the day as defined by the contract--6 am to 10 p.m. Capacity prices are presented in this table as an average year round price. A methodology for allocating capacity prices to certain hours of the year is discussed below.

    The defining characteristic of the Southeast electricity market is a shortage of capacity. In other words, electricity prices in the region already reflect the long-run marginal cost of adding new capacity to the grid. Over the forecast horizon, therefore, electricity prices are driven primarily by the factors that determine the long run marginal cost of electricity. The first of these factors is gas prices. From the period 2000 to 2010 the major factor driving annual price growth of approximately 4% (in nominal dollars) is increasing gas prices. In particular, gas prices drive the growth in energy price projections. The price growth caused by projected increases in gas prices is diminished, however, by projected reductions in the construction cost of new generating facilities. This factor causes capacity prices to decline in real dollar terms. One other factor that pushes prices up slightly during the first decade of the forecast is the cost of complying with new NO(x)regulations. These regulations are to be implemented in 2003. The cost of operating the equipment that reduces NO(x) emissions contributes slightly to the 7% increase in energy prices in 2003.

    After 2010, electricity prices rise at a rate slightly less than the rate of inflation. Declining prices in real dollar terms are driven by two factors. First, RDI's gas price forecast assumes that gas prices will escalate at the rate of inflation after 2010. Second, RDI has also assumed that all capacity additions after 2010 would have more advanced technologies than those added in the earlier years of the forecast. The presence of these more efficient units (both peaking and baseload) has a dampening effect on prices during all hours in the later years of the forecast as these units penetrate the grid.

                 TABLE 5: BASE CASE ELECTRICITY PRICE FORECAST
                           (NOMINAL $ UNLESS STATED)

                                         BASE CASE ENERGY PRICES ($/MWH)
                        -----------------------------------------------------------------
                           WINTER MONTHS         SUMMER MONTHS
                        -------------------   -------------------                                                  TOTAL
                                      HOURS OF DAY                               ANNUAL     CAPACITY    TOTAL      PRICE
                        -----------------------------------------   YR ROUND     PRICE       PRICE      PRICE      $/MWH
YEAR                    CONTRACT     OFF      CONTRACT     OFF        AVG      ESCALATION   $/KW-YR     $/MWH     (1999 $)
----                    --------   --------   --------   --------   --------   ----------   --------   --------   --------
2000........             24.02      17.99      22.31      18.49      21.55          --       46.46      30.39      29.65

2001........             24.81      18.32      23.44      18.90      22.38         3.9%      47.26      31.37      29.86

2002........             25.69      18.54      24.57      19.49      23.26         3.9%      47.97      32.39      30.07

2003........             28.00      19.79      26.19      20.24      24.84         6.8%      48.69      34.10      30.90

2004........             28.89      20.06      27.69      21.01      25.93         4.4%      49.82      35.41      31.30

2005........             30.22      20.45      29.26      21.86      27.19         4.8%      50.56      36.81      31.74

2006........             31.59      21.22      30.45      22.55      28.29         4.0%      52.11      38.20      32.14

2007........             32.74      21.80      32.15      23.54      29.61         4.7%      52.38      39.57      32.48

2008........             33.69      22.41      33.53      24.61      30.75         3.9%      53.65      40.96      32.80

2009........             35.66      23.54      35.02      25.76      32.25         4.9%      55.04      42.72      33.38

2010........             36.46      24.15      36.38      26.80      33.35         3.4%      55.13      43.84      33.41


                          REAL
                         ANNUAL
                         PRICE
YEAR                   ESCALATION
----                   ----------
2000........                --
2001........               0.7%
2002........               0.7%
2003........               2.5%
2004........               1.2%
2005........               1.2%
2006........               1.1%
2007........               0.9%
2008........               0.8%
2009........               1.4%
2010........               0.1%

                                         BASE CASE ENERGY PRICES ($/MWH)
                        -----------------------------------------------------------------
                           WINTER MONTHS         SUMMER MONTHS
                        -------------------   -------------------                                                  TOTAL
                                      HOURS OF DAY                               ANNUAL     CAPACITY    TOTAL      PRICE
                        -----------------------------------------   YR ROUND     PRICE       PRICE      PRICE      $/MWH
YEAR                    CONTRACT     OFF      CONTRACT     OFF        AVG      ESCALATION   $/KW-YR     $/MWH     (1999 $)
----                    --------   --------   --------   --------   --------   ----------   --------   --------   --------
2011........             37.27      24.71      37.12      27.46      34.07         2.2%      55.84      44.70      33.23
2012........             38.37      25.45      37.56      28.15      34.74         2.0%      57.27      45.64      33.11
2013........             38.83      25.92      38.32      28.86      35.40         1.9%      58.20      46.47      32.89
2014........             39.64      26.71      38.91      29.59      36.08         1.9%      58.85      47.28      32.64
2015........             40.97      27.63      39.92      30.37      37.12         2.9%      59.61      48.46      32.64
2016........             41.49      28.10      40.84      31.09      37.86         2.0%      60.38      49.35      32.43
2017........             42.36      28.80      41.70      31.96      38.71         2.2%      61.46      50.40      32.32
2018........             43.49      29.65      42.43      32.68      39.54         2.2%      62.26      51.39      32.15
2019........             44.17      30.30      43.47      33.43      40.40         2.2%      63.17      52.42      31.99
2020........             45.07      31.19      44.32      34.37      41.28         2.2%      64.30      53.52      31.86
2021........             45.42      32.21      43.79      34.81      41.30         0.1%      65.08      53.68      31.18
2022........             46.55      33.02      44.88      35.68      42.33         2.5%      66.71      55.03      31.18
2023........             47.72      33.84      46.01      36.57      43.39         2.5%      68.38      56.40      31.18
2024........             48.91      34.69      47.16      37.48      44.48         2.5%      70.09      57.81      31.18
2025........             50.13      35.55      48.34      38.42      45.59         2.5%      71.84      59.26      31.18
2026........             51.38      36.44      49.54      39.38      46.73         2.5%      73.63      60.74      31.18
2027........             52.67      37.35      50.78      40.37      47.90         2.5%      75.47      62.26      31.18
2028........             53.99      38.29      52.05      41.37      49.10         2.5%      77.36      63.81      31.18
2029........             55.34      39.25      53.35      42.41      50.32         2.5%      79.29      65.41      31.18
2030........             56.72      40.23      54.69      43.47      51.58         2.5%      81.28      67.04      31.18


                          REAL
                         ANNUAL
                         PRICE
YEAR                   ESCALATION
----                   ----------
2011........              -0.4%
2012........              -0.3%
2013........              -0.5%
2014........              -0.5%
2015........               0.0%
2016........              -0.4%
2017........              -0.2%
2018........              -0.3%
2019........              -0.3%
2020........              -0.2%
2021........              -1.3%
2022........               0.0%
2023........               0.0%
2024........               0.0%
2025........               0.0%
2026........               0.0%
2027........               0.0%
2028........               0.0%
2029........               0.0%
2030........               0.0%

------------------------

* Assumes a 60% load factor based on SERC summer load factor for 1999 as reported in EIA-411

COMPARISON TO CURRENT MARKET PRICES

    RDI's price forecast for the year 2000 is slightly lower than historic wholesale prices in the region. According to price information collected by Megawatt Daily, the average round the clock price at the Southern hub in 1998 was $33 per MWh or approximately 10% higher than RDI's base case forecast for the year 2000.

    Comparison to the current forward curve is more difficult because there is not yet a liquid forward curve (i.e. heavily traded futures contract) in the southeast U.S. However, based on the best available information, it appears that RDI's forecast is substantially below the forward price curve as well. The two most liquid trading hubs that are close to Georgia are Entergy and TVA. The Entergy hub in late April was trading at $47 per MWh for delivery during the next year. The TVA hub was trading at $52 per MWh for delivery during the next year. Again, this price is substantially higher than RDI's comparable forecast price of $35 per MWh for peak prices during 2000.

    The current forward price curve appears to capture uncertainty related to last summer's price spikes in the Midwest. It is RDI's belief that those price spikes were driven by a confluence of events. Those specific events are unlikely to occur simultaneously in the future. First, in ECAR and MAIN nearly 23% of the capacity in the region was unavailable during June. Moreover, during the week of the price spikes, almost 4,000 MW of nuclear capacity was forced off line. Second, temperatures reached abnormally high levels and loads were substantially higher than anticipated. Third, problems in one area of the transmission system quickly became problems in other market areas as tight supply/ demand conditions limited the ability of utilities to shift generation to meet load. These shifts began to cause overloads on the transmission system, which resulted in the need for line loading relief. RDI's forecast does not reflect the uncertainty created by last years price spikes because RDI's forecast does not consider low probability events. However, it is important to note that while the specific conditions that caused the Midwest price spikes are not likely to occur simultaneously in the future, over the life of the project the market will periodically encounter conditions that will result in temporary price spikes.

    CONVERTING RDI'S FORECAST TO COMPARABLE FORWARD PRICES RDI forecasts wholesale market prices as two separate components--energy and capacity. These two components, when added together, comprise the total value of electricity. The energy price represents the spot price of non-firm power. The capacity price represents the premium that must be paid to assure firm supply or to acquire electricity supply during times of shortages.

    Energy prices are projected in terms of dollars per megawatt hour. Capacity prices are projected first in dollars per kilowatt year, then allocated to a specified number of hours to obtain values in dollars per megawatt hour. For example, a capacity price of $52 per kW-yr, when allocated over 100% of the 8,760 hours in a year is equivalent to $5.90 per MWh. If the average energy price over the year is $20.00 per MWh, then the average price of firm power over the year is $25.90 per MWh. This is the value of firm baseload power.

    On an hourly basis, capacity has a value of zero in the vast majority of hours. These include all hours in non-peak months, weekends, and off-peak hours of every day. Even some prices during on-peak hours of peak months will have a capacity value of zero. Capacity has a non-zero value in only 10% or fewer of the hours of the year. A capacity price of $52 per kW-yr, when allocated over 10% of the hours in a year, is equivalent to $59 per MWh. If energy prices are, say, $5.00 per MWh higher on average during peaking hours than the all-hours average, then the total price of firm peaking power is $84 per MWh
($20 + $5 + $59).

    Total firm prices show a sharply pronounced seasonal profile. One place to observe this is in futures prices. Futures prices typically reflect little value for capacity during nine of the 12 forward months. The fundamental concept underlying capacity prices is reliability. Capacity prices are highest in hours, days, and months when the risk of curtailment owing to a generating capacity shortfall is highest. Studies of hourly loss-of-load-probability (LOLP) show that almost all of the hours with non-zero LOLP are concentrated in only two or three months of the year.

    Figure 8 shows RDI's base case forecast using a methodology approximating the forward curve observed on a NYMEX contract. The annual value of capacity was assumed to be allocated 5% to May, 15% to June, 30% to July, 30% to August, 15% to September, and 5% to October. This assumption was based on observed historical spot market prices and current futures prices, in the absence of a LOLP study specific to this region. Again, current prices for summer delivery are greater than $100 per MWh, compared to RDI's price projections of $70 per MWh.

FIGURE 8: YEAR 2000 MONTHLY FORECAST FOR ON-PEAK PRICES (NOMINAL $/MWH)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

YEAR 2000 MONTHLY TOTAL ON-PEAK PRICES (CAPACITY & ENERGY)
Monthly                                                     Energy  Capacity
Jan                                                          22.33         -
Feb                                                          21.04         -
Mar                                                          21.12         -
Apr                                                          24.50         -
May                                                          21.26      7.54
Jun                                                          22.78     22.61
Jul                                                          23.57     45.22
Aug                                                          24.38     45.22
Sep                                                          21.85     22.61
Oct                                                          24.81      7.54
Nov                                                          23.37         -
Dec                                                          20.74         -

ENERGY PRICE FORECAST

    Figure 9 summarizes energy prices by time of day and by contract period, as described above.

FIGURE 9: AVERAGE ANNUAL PRICES BY TIME PERIOD (NOMINAL $ PER MWH)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

ENERGY PRICES IN $/MWH
YEAR                    SUMMER CONT  SUMMER OFF  WINTER CONT  WINTER OFF
2000                          24.02       17.99        22.31       18.49
2001                          24.81       18.32        23.44       18.90
2002                          25.69       18.54        24.57       19.49
2003                          28.00       19.79        26.19       20.24
2004                          28.89       20.06        27.69       21.01
2005                          30.22       20.45        29.26       21.86
2006                          31.59       21.22        30.45       22.55
2007                          32.74       21.80        32.15       23.54
2008                          33.69       22.41        33.53       24.61
2009                          35.66       23.54        35.02       25.76
2010                          36.46       24.15        36.38       26.80
2011                          37.27       24.71        37.12       27.46
2012                          38.37       25.45        37.56       28.15
2013                          38.83       25.92        38.32       28.86
2014                          39.64       26.71        38.91       29.59
2015                          40.97       27.63        39.92       30.37
2016                          41.49       28.10        40.84       31.09
2017                          42.36       28.80        41.70       31.96
2018                          43.49       29.65        42.43       32.68
2019                          44.17       30.30        43.47       33.43
2020                          45.07       31.19        44.32       34.37
2021                          45.42       32.21        43.79       34.81
2022                          46.55       33.02        44.88       35.68
2023                          47.72       33.84        46.01       36.57
2024                          48.91       34.69        47.16       37.48
2025                          50.13       35.55        48.34       38.42
2026                          51.38       36.44        49.54       39.38
2027                          52.67       37.35        50.78       40.37
2028                          53.99       38.29        52.05       41.37
2029                          55.34       39.25        53.35       42.41
2030                          56.72       40.23        54.69       43.47

    The movement of energy prices over the forecast period is driven by four market dynamics. First, increasing gas prices push energy prices higher. Second, general demand growth increases the need to run higher cost resources--particularly in the early years of the forecast. Third, the Clean Air Act requirements for NO(x) emission standards are assumed to take effect in 2003. This contributes to a 7% increase in average energy prices in 2003. Finally, new gas fired peaking capacity in the region displaces the existing less efficient fossil generation dampening price growth.

CAPACITY PRICE FORECAST

    SUPPLY/DEMAND BALANCE Over the past decade electricity demand has grown rapidly in the southeast U.S. This rapid demand growth, however, has not been met by an equal amount of supply growth, resulting in a tightening of markets. If substantial amounts of new capacity are not built soon, the region will suffer shortages and much higher electricity prices than currently forecast by RDI. Even with RDI's projections for merchant plant additions, reserve margins in the region are likely to fall to 13% by 2000. Another 3,816 MW of new capacity additions beyond RDI's merchant plant projections of 5,000 MW will be required in 2001 to maintain a 15% reserve margin. It is this shortage of capacity that pushes RDI's capacity price projections to a level that supports the profitable additions of new capacity.

    It should also be noted that it is currently more profitable to build a combustion turbine than it is to build a combined cycle plant in the Southeast. While the region as a whole requires significant capacity additions, it does not require baseload resources. Currently more than 80% of the capacity in the region consists of coal-fired, nuclear, or hydro baseload facilities. Of the peaking capacity, a majority is concentrated in Southern Mississippi and is owned by Entergy. The fact that the region as a whole has a load factor of 60%(10) indicates there is too much baseload capacity. As a result, a combined cycle plant is currently not competitive in the region.

------------------------

(10) Load factor is a measure of the peak demand in a region to the hourly average demand throughout the year.

FIGURE 10: PERCENTAGE OF BASELOAD VS. PEAKING CAPACITY IN SERC

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

BASELOAD CAPACITY  20%
PEAKING CAPACITY   80%

    CAPACITY ADDITIONS Table 6 contains a summary of capacity additions for the base case. These numbers include the new capacity explicitly added by RDI as discussed in the Base Case Assumptions section (Merchant Plant Additions), the Tenaska Georgia Partners project, and incremental capacity added by IREMM. Over the next decade more than 35,000 MW of new capacity additions are likely to be required in the region. Another 15,000 to 30,000 MW will also be required in neighboring regions. If this new capacity is not added, prices may rise substantially higher than forecast by RDI. However, it is RDI's expectation that developers will respond to the price signals sent by the market and that these new capacity additions will be made.

               TABLE 6: FORECAST CAPACITY ADDITIONS IN SERC (MW)

                                    CURRENT                                                     CAPACITY
                                    VINTAGE      CURRENT      ADVANCED   ADVANCED     TOTAL      PRICE
YEAR                                 CT'S      VINTAGE CC'S     CT'S       CC'S     ADDITIONS   $/KW-YR
----                               ---------   ------------   --------   --------   ---------   --------
2000.............................    3,760            --          --          --      3,760      46.46
2001.............................    3,220         1,350          --          --      4,570      47.26
2002.............................    1,851           599          --          --      2,450      47.97
2003.............................    2,971         1,272          --          --      4,243      48.69
2004.............................    3,581         1,534          --          --      5,115      49.82
2005.............................    2,956         1,266          --          --      4,222      50.56
2006.............................    1,707           731          --          --      2,438      52.11
2007.............................    2,084           893          --          --      2,977      52.38
2008.............................      796         1,859          --          --      2,655      53.65
2009.............................      745         1,741          --          --      2,486      55.04
2010.............................    1,151         2,687          --          --      3,838      55.13
2011.............................       --            --         430       3,880      4,310      55.84
2012.............................       --            --         418       3,779      4,197      57.27
2013.............................       --            --         321       2,905      3,226      58.20
2014.............................       --            --         265       2,389      2,654      58.85
2015.............................       --            --         880       2,055      2,935      59.61
2016.............................       --            --       1,132       2,643      3,775      60.38
2017.............................       --            --       1,154       2,695      3,849      61.46
2018.............................       --            --       1,150       2,685      3,835      62.26
2019.............................       --            --       1,174       2,741      3,915      63.17
2020.............................       --            --       1,198       2,797      3,995      64.30
2021.............................       --            --       1,576       3,679      5,255      65.08
                                    ------        ------       -----      ------     ------      -----
TOTAL............................   24,822        13,932       9,698      32,248     80,700

TENASKA GEORGIA PARTNERS OPERATIONS

    MONTHLY CAPACITY FACTORS Forecast monthly utilization is summarized in Table 7. Detailed monthly capacity factors are included in Appendix C. RDI's base case forecast shows July and August capacity factors ranging from 7% to 18%. In 2003, the first full year that all 900 MW are on-line, the plant achieves capacity factors of 8% and 9% in July and August, respectively. By the middle years of the forecast (2007-2012) the plant is achieving capacity factors of 10% to 18% in the summer months and is also being dispatched in off-peak months. The plant's utilization is reduced somewhat in the later years of the forecast, due to the addition of advanced peaking capacity technologies after 2010 and significant new combined cycle plant additions.

TABLE 7: FORECAST MONTHLY CAPACITY FACTORS FOR THE TENASKA GEORGIA PROJECT

YEAR                         JAN        FEB        MAR        APR        MAY        JUN        JUL        AUG        SEP
----                       --------   --------   --------   --------   --------   --------   --------   --------   --------
2003.....................     0%         1%         0%         0%         1%         5%         8%         9%         3%
2005.....................     1%         1%         1%         0%         3%        11%        13%        14%         4%
2010.....................     2%         1%         1%         0%         4%        11%        15%        18%         6%
2015.....................     1%         1%         1%         0%         3%         8%        12%        14%         6%
2020.....................     0%         0%         0%         0%         2%         4%         9%         7%         2%
                             ---        ---        ---        ---        ---        ---        ---        ---        ---
AVG 2000-2021............     1%         1%         1%         0%         3%         8%        11%        13%         4%

YEAR                         OCT        NOV        DEC        AVG
----                       --------   --------   --------   --------
2003.....................     0%         0%         0%         2%
2005.....................     3%         0%         1%         4%
2010.....................     3%         2%         2%         5%
2015.....................     1%         0%         0%         4%
2020.....................     0%         0%         0%         2%
                             ---        ---        ---        ---
AVG 2000-2021............     2%         1%         1%         4%

    In the early years of the forecast, the project competes in peak hours with existing peaking technologies and new combustion turbines of the same vintage. These include both the other merchant capacity explicitly added to the model and expansion units added implicitly by IREMM. For the most part, current vintage combustion turbines compete favorably against the peaking units that currently operate in the market. However, after 2010, the project (and other combustion turbines) must also compete against peaking units with advanced technology. Because the advanced combustion turbines have improved heat rates, they will move ahead of the project and other current vintage combustion turbines in the dispatch order. This causes the projected capacity factors after 2010 to decrease.

    Figure 11 shows the forecast of annual capacity factors for new combustion turbines of both current vintage and advanced technologies in SERC.

        FIGURE 11: FORECAST ANNUAL CAPACITY FACTOR FOR A NEW CT IN SERC

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

AVERAGE ANNUAL CAPACITY FACTORS FOR NEW COMBUSTION TURBINES
                                                             CURRENT VINTAGE  ADVANCED TECH  AVERAGE
2001                                                                      1%
2002                                                                      1%
2003                                                                      2%
2004                                                                      2%
2005                                                                      3%
2006                                                                      3%
2007                                                                      3%
2008                                                                      3%
2009                                                                      4%
2010                                                                      4%
2011                                                                      4%             8%       4%
2012                                                                      4%             8%       4%
2013                                                                      3%             7%       3%
2014                                                                      3%             6%       3%
2015                                                                      3%             6%       3%
2016                                                                      2%             6%       3%
2017                                                                      2%             6%       3%
2018                                                                      2%             5%       3%
2019                                                                      2%             5%       3%
2020                                                                      2%             5%       3%
2021                                                                      1%             4%       2%

    The forecast capacity factors are similar to the capacity factors achieved by relatively recent gas turbine additions. For instance, over the past three years the annual capacity factor at the Lincoln Combustion Turbines owned by Duke Power (construction was finished in 1996) has ranged from 1.4% to 5%. The 5% capacity factor was achieved in 1998 when more than 20% of the capacity in the region was out of service and temperatures reached record levels. RDI's capacity factors are lower than 5% due to two reasons. First, RDI's forecast is based upon normalized weather conditions so it does not reflect the abnormal temperatures of recent years. Second, substantial new capacity additions reduce capacity factors for all peaking power plants in the early years of the forecast.

    START-UP PROFILE Table 8 summarizes plant start-up data for the Tenaska Georgia Partners' project. These figures represent the number of times any unit at the facility is called upon by the model in the subject month. The plant is called on during most weekdays in the months of June, July and August through 2010. Start-ups in all months are reduced somewhat in the later years of the forecast.

            TABLE 8: PROJECTED MONTHLY START-UPS FOR SELECT YEARS--
                       TENASKA GEORGIA PARTNER'S PROJECT

                               START-UPS BY MONTH

YR                           JAN        FEB        MAR        APR        MAY        JUN        JUL        AUG        SEP
--                         --------   --------   --------   --------   --------   --------   --------   --------   --------
2003.....................     --          1          1         --          3          9         11         15          5
2005.....................      3          2          3         --          5         13         15         17          7
2010.....................      3          2          3         --          6         15         17         20          9
2015.....................      2          2          2         --          5         12         14         17          9
2020.....................     --         --         --         --          5          9         11         10          4

YR                           OCT        NOV        DEC       TOTAL
--                         --------   --------   --------   --------
2003.....................     --         --          1         46
2005.....................      5          1          2         73
2010.....................      6          7          3         91
2015.....................      2          2          2         69
2020.....................      1         --         --         40

                         AVERAGE DURATION OF START-UPS

YR                           JAN        FEB        MAR        APR        MAY        JUN        JUL        AUG        SEP
--                         --------   --------   --------   --------   --------   --------   --------   --------   --------
2003.....................     --        5.0        4.0         --        5.0        5.4        6.9        6.4        5.8
2005.....................    4.0        4.5        4.0         --        5.0        7.0        7.3        6.9        6.7
2010.....................    5.0        4.5        4.0         --        5.8        6.7        7.5        7.7        6.1
2015.....................    3.0        4.0        4.0         --        5.4        6.8        7.5        7.3        5.8
2020.....................     --         --         --         --        3.8        5.1        6.5        6.4        5.3

YR                           OCT        NOV        DEC       TOTAL
--                         --------   --------   --------   --------
2003.....................     --         --        4.0        6.0
2005.....................    6.4        4.0        4.5        6.4
2010.....................    6.2        3.3        4.3        6.4
2015.....................    6.5        3.0        4.0        6.4
2020.....................    7.0         --         --        5.7

    The average run time per start-up is over six hours in almost all years analyzed and approaches 6.5 hours in the middle years of the forecast. In summer months, the average run time for each start-up is higher than the average annual value. For peaking units, the number of start-ups in any month is a function of both the level of demand in the region and the amount of capacity available to meet that demand. Thus, the model may call upon a peaking unit in non-peaking months if other resources are off-line for maintenance. However, in the years examined, the run times in those months are shorter in duration.

                              SENSITIVITY ANALYSIS

    The base case scenario provides an estimate of the most likely future energy and capacity prices. However, prices are subject to change as fundamental market forces change. Two of the key forces affecting the price forecast are future fuel prices and the overall supply/demand balance in the region. To gauge the sensitivity of the base case forecast to changes in market dynamics, RDI considered three main additional scenarios and one scenario which was designed solely to gauge the impact of technological improvements on capacity prices. The additional scenarios were:

    - LOW GAS PRICES--gas prices 20% lower than the base case.

    - 12% REQUIRED RESERVE MARGIN--There is a great amount of uncertainty concerning the level of required reserves in a deregulated market. In the base case, it was assumed that a 15% reserve margin would be maintained in the Southeast. In the sensitivity analysis, RDI reduced the level of required reserves to 12%.

    - OVERBUILD--assumes that an additional 9,000 MW (7,500 MW CT/1,500 MW CC) of merchant capacity will be added to the grid by June 2001. RDI assumed in the base case that 5,000 MW of new merchant capacity will be built by 2002. This figure includes the Tenaska Georgia Partners' project. There is currently another 6,000 MW of merchant capacity that has been proposed for the Southeast that RDI did not include in its model. Much of the capacity not included by RDI in the base case either faces significant development hurdles or is in the very early stages of development. However, in this scenario we assumed that all of this 6,000 MW of capacity is built. RDI also assumed that developers will bring an additional 3,000 MW of capacity on-line by 2001. Therefore, in total, this scenario assumes that 14,000 MW of capacity will be built by 2002. To put this number into perspective, during the past decade only 15,000 MW of new capacity was added to SERC's grid.

    - TECHNOLOGICAL IMPROVEMENT--assumes that the cost of building new capacity decreases 2% in each of the first 10 years of the forecast and 1% for the remainder of the forecast. The base case assumes a constant 1% improvement. Energy prices remain the same as in the base case. The results of this scenario are only discussed in the section on capacity prices below.

    Table 9 summarizes price results by scenario. More detail is provided in the discussion below.

            TABLE 9: PRICE RESULTS--SENSITIVITY ANALYSIS (NOMINAL $)

                                   LOW FUEL                                     OVERBUILD                        12% RESERVE
                   -----------------------------------------    ------------------------------------------   -------------------
                    ENERGY                                      ENERGY                                        ENERGY
                      $/      CAPACITY   TOTAL $/    % CHG        $/       CAPACITY    TOTAL $/    % CHG        $/      CAPACITY
  YEAR               MWH      $/KW-YR      MWH*       BASE       MWH       $/KW-YR       MWH*       BASE       MWH      $/KW-YR
  ----             --------   --------   --------   --------    ------    ----------   --------   --------   --------   --------
  2000...........   20.41      46.46      29.25       (3.8)%    21.52       26.58       26.57       (12.6)%   21.62      46.36
  2001...........   20.93      47.26      29.93       (4.6)%    22.30       15.38       25.22       (19.6)%   22.62      47.05
  2002...........   21.63      47.77      30.72       (5.2)     23.18       18.33       26.67       (17.6)%   23.54      47.67
  2003...........   22.88      48.59      32.13       (5.8)%    24.96       48.59       34.21         0.3 %   25.13      48.49
  2004...........   23.67      49.92      33.17       (6.3)%    26.06       49.52       35.48         0.2 %   26.24      49.42
  2005...........   24.61      50.36      34.19       (7.1)%    27.31       50.46       36.91        (0.3)%   27.49      50.76
  2006...........   25.48      51.31      35.24       (7.8)%    28.43       51.81       38.29         0.2 %   28.45      51.31
  2007...........   26.51      52.68      36.53       (7.7)%    29.81       51.98       39.70         0.3 %   29.58      52.18
  2008...........   27.33      53.75      37.55       (8.3)%    30.92       52.75       40.95         0.0 %   30.78      53.35
  2009...........   28.43      54.24      38.75       (9.3)%    32.38       54.24       42.70        (0.1)%   32.35      54.34
  2010...........   29.27      55.83      39.89       (9.0)%    33.55       54.63       43.94         0.2 %   33.24      54.93
  2011...........   29.75      56.34      40.47       (9.5)%    34.24       55.74       44.84         0.3 %   33.98      55.54
  2012...........   30.19      57.67      41.16       (9.8)%    34.89       56.87       46.71         0.1 %   34.66      57.37
  2013...........   30.60      57.90      41.62      (10.4)%    35.58       57.80       46.58         0.2 %   35.33      58.20
  2014...........   31.13      58.75      42.31      (10.5)%    36.27       58.65       47.43         0.3 %   36.04      58.75
  2015...........   31.90      59.41      42.30      (10.9)%    37.30       59.21       48.57         0.2 %   36.94      59.51
  2016...........   32.41      60.58      43.94      (11.0)%    38.01       60.26       49.47         0.3 %   37.50      60.08
  2017...........   33.06      61.36      44.74      (11.2)%    38.88       61.16       50.51         0.2 %   38.32      61.16
  2018...........   33.74      62.06      45.54      (11.4)%    39.74       62.06       61.55         0.3 %   39.16      61.86
  2019...........   34.35      63.27      46.39      (11.5)%    40.60       63.07       52.60         0.3 %   40.00      63.07
  2020...........   35.00      64.40      47.26      (11.7)%    41.48       64.00       53.65         0.3 %   40.82      64.00
  2021...........   34.92      65.16      47.32      (11.9)%    41.49       54.74       53.80         0.2 %   40.85      64.78
  2022...........   36.79      66.79      48.50      (11.9)%    42.52       66.36       55.15         0.2 %   41.87      66.36
  2023...........   35.69      68.46      49.71      (11.9)%    43.59       68.02       56.53         0.2 %   42.92      68.02
  2024...........   37.61      70.17      50.96      (11.9)%    44.68       69.72       57.94         0.2 %   43.99      69.72
  2025...........   38.55      71.93      52.23      (11.9)%    45.79       71.46       59.39         0.2 %   45.09      71.46
  2026...........   39.51      73.72      53.54      (11.9)%    45.94       73.25       60.87         0.2 %   46.21      73.25
  2027...........   40.50      75.57      54.88      (11.9)%    46.11       75.08       62.40         0.2 %   47.37      75.08
  2028...........   41.51      77.46      56.25      (11.9)%    49.31       76.96       63.96         0.2 %   48.55      76.96
  2029...........   42.55      79.39      57.65      (11.9)%    50.55       78.88       65.55         0.2 %   49.77      78.88
  2030...........   43.61      81.38      59.10      (11.9)%    51.81       80.85       67.19         0.2 %   51.01      80.85

                       12% RESERVE
                   -------------------

                   TOTAL $/    % CHG
  YEAR               MWH*       BASE
  ----             --------   --------
  2000...........   30.44        0.2 %
  2001...........   31.58        0.6 %
  2002...........   32.61        0.7 %
  2003...........   34.36        0.7 %
  2004...........   35.64        0.7 %
  2005...........   37.15        0.9 %
  2006...........   38.21        0.0 %
  2007...........   39.51       (0.2)%
  2008...........   40.93       (0.1)%
  2009...........   42.69       (0.1)%
  2010...........   43.69       (0.3)%
  2011...........   44.55       (0.3)%
  2012...........   45.57       (0.1)%
  2013...........   46.41       (0.1)%
  2014...........   47.22       (0.1)%
  2015...........   48.26       (0.4)%
  2016...........   48.93       (0.8)%
  2017...........   49.96       (0.9)%
  2018...........   50.93       (0.6)%
  2019...........   52.00       (0.8)%
  2020...........   52.99       (1.0)%
  2021...........   53.17       (1.0)%
  2022...........   54.49       (1.0)%
  2023...........   55.66       (1.0)%
  2024...........   57.25       (1.0)%
  2025...........   58.68       (1.0)%
  2026...........   60.15       (1.0)%
  2027...........   61.65       (1.0)%
  2028...........   63.20       (1.0)%
  2029...........   64.78       (1.0)%
  2030...........   86.40       (1.0)%

------------------------------

* Assumes a 60% load factor based on SEPC summer load factor for 1999 as reported in BA-411.

ENERGY PRICES

    In general this analysis indicates that energy prices are not sensitive to changes in reserve margins, or to an overbuild scenario. As shown in Table 10 energy prices significantly depart from the base case forecast only in the low fuel scenario. During many hours of the year, gas-fired generation sets the price of energy. During these hours, any reduction in gas prices, therefore, reduces energy prices. This reduction in energy prices is due to the role that gas-fired generation plays in setting electricity prices during many hours of the year.

      TABLE 10: ENERGY PRICE RESULTS--SENSITIVITY ANALYSES (NOMINAL $/MWH)

                         BASE CASE                      LOW FUEL                            OVERBUILD               12% RESERVE
                   ----------------------   ---------------------------------   ---------------------------------   ---------
                   YR ROUND      ANNUAL     YR ROUND      ANNUAL        %       YR ROUND      ANNUAL        %       YR ROUND
                      AVE        PRICE         AVE        PRICE        CHG         AVE        PRICE        CHG         AVE
  YEAR               $/MWH     ESCALATION     $/MWH     ESCALATION     BASE       $/MWH     ESCALATION     BASE       $/MWH
  ----             ---------   ----------   ---------   ----------   --------   ---------   ----------   --------   ---------
  2000...........    21.56         --         20.41          --         5.3 %     21.52         --          (0.2)%    21.02
  2001...........    22.38        3.8%        20.93         2.6 %      (6.5)%     22.30        3.6%         (0.4)%    22.62
  2002...........    23.26        3.9%        21.83         3.3 %      (7.0)%     23.18        4.0%         (0.3)%    23.54
  2003...........    24.84        6.8%        22.88         5.8 %      (7.9)%     24.95        7.7%          0.5 %    25.13
  2004...........    25.93        4.4%        23.67         3.4 %      (0.7)%     26.06        4.4%          0.5 %    26.24
  2005...........    27.19        4.8%        24.61         3.9 %      (9.5)%     27.31        4.8%          0.4 %    27.49
  2006...........    28.29        4.0%        25.46         3.5 %      (9.9)%     28.43        4.1%          0.5 %    28.45
  2007...........    29.61        4.7%        26.51         4.1 %     (10.5)%     29.81        4.8%          0.7 %    29.58
  2008...........    30.75        3.9%        27.33         3.1 %     (11.1)%     30.92        3.7%          0.6 %    30.78
  2009...........    32.25        4.9%        28.43         4.1 %     (11.8)%     32.36        4.7%          0.4 %    32.35
  2010...........    33.30        3.4%        20.27         2.9 %     (12.2)%     35.55        3.6%          0.6 %    33.24
  2011...........    34.01        2.2%        29.75         1.6 %     (12.7)%     34.24        2.1%          0.5 %    33.50
  2012...........    34.74        2.0%        30.19         1.5 %     (15.1)%     34.89        1.0%          0.4 %    34.66
  2013...........    35.40        1.9%        30.60         1.4 %     (13.5)%     35.50        2.0%          0.5 %    35.33
  2014...........    36.08        1.9%        31.13         1.7 %     (13.7)%     36.27        1.9%          0.5 %    36.04
  2015...........    37.12        2.9%        31.90         2.5 %     (14.1)%     37.30        2.8%          0.5 %    36.94
  2016...........    37.86        2.0%        32.41         1.6 %     (14.4)%     38.01        1.9%          0.4 %    37.50
  2017...........    38.71        2.2%        33.06         2.0 %     (14.6)%     38.88        2.3%          0.4 %    38.32
  2018...........    39.54        2.2%        33.74         2.0 %     (14.7)%     39.74        2.2%          0.5 %    39.16
  2019...........    40.40        2.2%        34.35         1.8 %     (15.0)%     40.60        2.2%          0.5 %    40.00
  2020...........    41.28        2.2%        35.00         1.9 %     (15.2)%     41.48        2.1%          0.5 %    40.82
  2021...........    41.30        0.1%        34.92        (0.2)%      15.4 %     41.49        0.0%          0.4 %    40.85

                      12% RESERVE
                   ---------------------
                     ANNUAL        %
                     PRICE        CHG
  YEAR             ESCALATION     BASE
  ----             ----------   --------
  2000...........      --          0.3 %
  2001...........     4.6%         1.1 %
  2002...........     4.1%         1.2 %
  2003...........     6.8%         1.2 %
  2004...........     4.4%         1.2 %
  2005...........     4.8%         1.1 %
  2006...........     3.5%         0.6 %
  2007...........     4.0%        (0.1)%
  2008...........     4.1%         0.1 %
  2009...........     5.1%         0.3 %
  2010...........     2.7%        (0.3)%
  2011...........     2.2%        (0.3)%
  2012...........     2.0%        (0.2)%
  2013...........     2.0%        (0.2)%
  2014...........     2.0%        (0.1)%
  2015...........     2.5%        (0.5)%
  2016...........     1.5%        (0.9)%
  2017...........     2.2%        (1.0)%
  2018...........     2.2%        (1.0)%
  2019...........     2.1%        (1.0)%
  2020...........     2.0%        (1.1)%
  2021...........     0.1%        (1.1)%

    In the low fuel scenario, a 20% reduction in gas prices results in energy prices that are 5 to 10% below the base case results in the early years of the forecast because decreased fuel costs for the marginal units results in decreased market clearing prices. As shown in Table 11, energy prices are 10 to 15% below the price results for the base case in the later years of the forecast. There is a greater differential in the later years of the forecast because gas-fired units are on the margin in more hours during those years.

       TABLE 11: ENERGY PRICE RESULTS LOW--FUEL SCENARIO (NOMINAL $/MWH)

                                          LOW FUEL ENERGY PRICES ($/MWH)
                                     -----------------------------------------
                                        SUMMER MONTHS         WINTER MONTHS
                                     -------------------   -------------------
                                                   HOURS OF DAY                               ANNUAL        %
                                                -------------------              YR ROUND     PRICE        CHG
YEAR                                 CONTRACT     OFF      CONTRACT     OFF        AVG      ESCALATION     BASE
----                                 --------   --------   --------   --------   --------   ----------   --------
2000...............................   22.34      17.60      20.95      18.15      20.41          --        (5.3)%
2001...............................   22.88      17.76      21.67      18.37      20.93         2.6 %      (6.5)%
2002...............................   23.59      18.03      22.54      18.83      21.63         3.3 %      (7.0)%
2003...............................   25.43      19.39      23.74      19.46      22.88         5.8 %      (7.0)%
2004...............................   26.07      19.51      24.86      19.95      23.67         3.4 %      (8.7)%
2005...............................   27.13      19.75      26.03      20.50      24.61         3.9 %      (9.5)%
2006...............................   28.25      20.32      26.98      21.04      25.48         3.5 %      (9.9)%
2007...............................   29.20      20.67      28.38      21.63      26.51         4.1 %     (10.5)%
2008...............................   30.13      20.95      29.34      22.22      27.33         3.1 %     (11.1)%
2009...............................   31.63      21.72      30.47      22.95      28.43         4.1 %     (11.8)%
2010...............................   32.32      22.07      31.59      23.53      29.27         2.9 %     (12.2)%
2011...............................   32.91      22.38      32.06      23.99      29.75         1.6 %     (12.7)%
2012...............................   33.71      22.92      32.33      24.33      30.19         1.5 %     (13.1)%
2013...............................   33.92      23.10      32.87      24.81      30.60         1.4 %     (13.5)%
2014...............................   34.51      23.62      33.37      25.35      31.13         1.7 %     (13.7)%
2015...............................   35.56      24.30      34.11      25.88      31.90         2.5 %     (14.1)%
2016...............................   35.87      24.50      34.79      26.39      32.41         1.6 %     (14.4)%
2017...............................   36.60      25.23      35.44      26.92      33.06         2.0 %     (14.6)%
2018...............................   37.55      25.92      36.04      27.44      33.74         2.0 %     (14.7)%
2019...............................   38.01      26.18      36.85      27.91      34.35         1.8 %     (15.0)%
2020...............................   38.66      26.71      37.50      28.65      35.00         1.9 %     (15.2)%
2021...............................   38.83      27.34      37.01      28.88      34.92        (0.2)%     (15.4)%
2022...............................   39.81      28.02      37.94      29.60      35.79         2.5 %     (15.4)%
2023...............................   40.81      28.72      36.88      30.34      36.69         2.5 %     (15.4)%
2024...............................   41.83      29.44      39.86      31.10      37.61         2.5 %     (15.4)%
2025...............................   42.87      30.18      40.85      31.88      38.55         2.5 %     (15.4)%
2026...............................   43.94      30.93      41.87      32.68      39.51         2.5 %     (15.4)%
2027...............................   45.04      31.70      42.92      33.49      40.50         2.5 %     (15.4)%
2028...............................   46.17      32.50      43.99      43.33      41.51         2.5 %     (15.4)%
2029...............................   47.32      33.31      45.09      35.19      42.55         2.5 %     (15.4)%
2030...............................   46.50      34.14      46.22      36.07      43.61         2.5 %     (15.4)%

    Table 12 and Table 13 summarize energy price results from the overbuild and 12% reserve margin scenarios. Energy prices in these scenarios closely track those from the base case. This is due to the fact that although the supply and demand balance of capacity in the region has been changed, load in almost all hours of the year is met with resources with identical characteristics to those in the base case. As a result, the marginal price of producing electricity in a given hour is close to that in the base case.

       TABLE 12: ENERGY PRICE RESULTS--OVERBUILD SCENARIO (NOMINAL $/MWH)

                                           OVERBUILD ENERGY PRICES ($/MWH)
                                      -----------------------------------------
                                         SUMMER MONTHS         WINTER MONTHS
                                      -------------------   -------------------
                                                    HOURS OF DAY                               ANNUAL        %
                                                 -------------------              YR ROUND     PRICE        CHG
YEAR                                  CONTRACT     OFF      CONTRACT     OFF        AVG      ESCALATION     BASE
----                                  --------   --------   --------   --------   --------   ----------   --------
2000................................   23.89      17.99      22.30      18.49      21.52          --        (0.2)%
2001................................   24.33      18.25      23.50      18.92      22.30         3.6%       (0.4)%
2002................................   25.37      18.49      24.59      19.47      23.18         4.0%       (0.3)%
2003................................   27.89      19.76      26.50      20.29      24.96         7.7%        0.5 %
2004................................   28.90      20.05      27.95      21.04      26.06         4.4%        0.5 %
2005................................   30.26      20.46      29.47      21.92      27.31         4.8%        0.4 %
2006................................   31.61      21.20      30.73      22.62      28.43         4.1%        0.5 %
2007................................   32.82      21.77      32.51      23.62      29.81         4.8%        0.7 %
2008................................   33.79      22.39      33.83      24.67      30.92         3.7%        0.6 %
2009................................   35.68      23.51      35.26      25.84      32.38         4.7%        0.4 %
2010................................   36.62      24.12      36.70      26.88      33.55         3.6%        0.6 %
2011................................   37.41      24.70      37.38      27.54      34.24         2.1%        0.5 %
2012................................   38.39      25.44      37.82      26.22      34.69         1.9%        0.4 %
2013................................   38.94      25.92      38.65      28.90      35.58         2.0%        0.5 %
2014................................   39.72      26.69      39.25      29.61      36.27         1.9%        0.5 %
2015................................   41.10      27.61      40.23      30.42      37.30         2.8%        0.5 %
2016................................   41.58      28.10      41.10      31.11      38.01         1.9%        0.4 %
2017................................   42.41      28.79      42.04      31.95      38.88         2.4%        0.4 %
2018................................   43.62      29.54      42.78      32.70      39.74         2.2%        0.5 %
2019................................   44.31      30.31      43.81      33.45      40.60         2.2%        0.5 %
2020................................   45.13      31.21      44.70      34.34      41.48         2.1%        0.5 %
2021................................   45.56      32.21      44.09      34.85      41.49         0.0%        0.4 %
2022................................   46.70      33.01      45.19      35.72      42.52         2.5%        0.4 %
2023................................   47.87      33.84      46.32      36.62      43.59         2.5%        0.4 %
2024................................   49.07      34.69      47.48      37.53      44.68         2.5%        0.4 %
2025................................   50.29      35.55      48.67      38.47      45.79         2.5%        0.4 %
2026................................   51.55      36.44      49.88      39.43      46.94         2.5%        0.4 %
2027................................   52.84      37.35      51.13      40.42      48.11         2.5%        0.4 %
2028................................   54.16      38.29      52.41      41.43      49.31         2.5%        0.4 %
2029................................   55.51      39.24      53.72      42.46      50.55         2.5%        0.4 %
2030................................   56.90      40.22      55.06      43.52      51.81         2.5%        0.4 %

  TABLE 13: ENERGY PRICE RESULTS--12% RESERVE MARGIN SCENARIO (NOMINAL $/MWH)

                                               12% RESERVE ENERGY PRICES ($/MWH)
                                      ----------------------------------------------------
                                         SUMMER MONTHS         WINTER MONTHS
                                      -------------------   -------------------
                                                    HOURS OF DAY                               ANNUAL        %
                                      -----------------------------------------   YR ROUND     PRICE        CHG
YEAR                                  CONTRACT     OFF      CONTRACT     OFF        AVG      ESCALATION     BASE
----                                  --------   --------   --------   --------   --------   ----------   --------
2000................................   24.02      17.98      22.30      18.50      21.62           *         0.3 %
2001................................   25.12      18.34      23.75      18.94      22.62         4.6%        1.1 %
2002................................   26.07      18.60      24.92      19.53      23.54         4.1%        1.2 %
2003................................   28.35      19.81      26.60      20.27      25.13         6.8%        1.2 %
2004................................   29.29      20.11      28.05      21.08      26.24         4.4%        1.2 %
2005................................   30.54      20.49      29.67      21.98      27.49         4.8%        1.1 %
2006................................   31.81      21.27      30.64      22.58      28.45         3.5%        0.6 %
2007................................   32.74      21.79      32.11      23.55      29.58         4.0%       (0.1)%
2008................................   33.78      22.43      33.51      24.63      30.78         4.1%        0.1 %
2009................................   35.86      23.53      35.08      25.76      32.35         5.1%        0.3 %
2010................................   36.45      24.02      36.24      26.63      33.24         2.7%       (0.3)%
2011................................   37.28      24.65      36.97      27.35      33.98         2.2%       (0.3)%
2012................................   38.33      25.36      37.46      28.03      34.66         2.0%       (0.2)%
2013................................   38.82      25.88      38.25      28.75      36.33         2.0%       (0.2)%
2014................................   39.60      26.69      38.87      29.47      36.04         2.0%       (0.1)%
2015................................   40.81      27.57      39.66      30.24      35.94         2.5%       (0.5)%
2016................................   41.17      26.00      40.32      30.87      37.50         1.5%       (0.9)%
2017................................   42.00      28.67      41.18      31.73      38.32         2.2%       (1.0)%
2018................................   43.15      29.48      41.91      32.41      39.16         2.2%       (1.0)%
2019................................   43.78      30.16      42.85      33.23      40.00         2.1%       (1.0)%
2020................................   44.61      31.12      43.71      34.15      40.82         2.0%       (1.1)%
2021................................   44.96      32.11      43.13      34.68      40.85         0.1%       (1.1)%
2022................................   46.08      32.91      44.21      35.55      41.87         2.5%       (1.1)%
2023................................   47.23      33.73      45.32      36.44      42.92         2.5%       (1.1)%
2024................................   48.41      34.58      46.45      37.35      43.99         2.5%       (1.1)%
2025................................   49.62      35.44      47.61      38.28      45.09         2.5%       (1.1)%
2026................................   50.87      36.33      48.80      39.24      46.21         2.5%       (1.1)%
2027................................   52.14      37.24      50.02      40.22      47.37         2.5%       (1.1)%
2028................................   53.44      38.17      51.27      41.22      48.55         2.5%       (1.1)%
2029................................   54.78      39.12      52.55      42.25      49.77         2.5%       (1.1)%
2030................................   56.15      40.10      53.87      43.31      51.01         2.5%       (1.1)%

CAPACITY PRICES

    Capacity price results from the sensitivity scenarios are summarized in Table 14 and Figure 12. Capacity prices are sensitive to fluctuations in the cost of building new technologies, future demand growth, and the amount of new capacity that enters the market. Because SERC requires significant new capacity additions, only very large changes in the supply/demand balance and technological improvements lowering the cost of new capacity result in significant deviations from the base case capacity price forecast.

    TABLE 14: CAPACITY PRICE RESULTS--SENSITIVITY ANALYSES (NOMINAL $/KW-YR)

                                      CAPACITY PRICE $ KW-YR                                    % CHG FROM BASE
                       ----------------------------------------------------   ----------------------------------------------------
                         BASE       LOW        12%        OVER       TECH       BASE       LOW        12%        OVER       TECH
YEAR                     CASE       FUEL     RESERVE     BUILD     IMPROVE      CASE       FUEL     RESERVE     BUILD     IMPROVE
----                   --------   --------   --------   --------   --------   --------   --------   --------   --------   --------
2000.................   46.46      46.46      46.36      26.58      46.46         --        0.0 %     (0.2)%    (42.8)%      0.0 %
2001.................   47.26      47.26      47.06      15.38      46.79         --        0.0 %     (0.4)%    (67.5)%     (1.0)%
2002.................   47.97      47.77      47.67      18.33      47.02         --       (0.4)%     (0.6)%    (61.8)%     (2.0)%
2003.................   48.69      48.59      48.49      48.59      47.26         --       (0.2)%     (0.4)%     (0.2)%     (2.9)%
2004.................   49.82      49.92      49.42      49.52      47.89         --        0.2 %     (0.8)%     (0.6)%     (3.9)%
2005.................   50.56      50.36      50.76      50.46      48.12         --       (0.4)%      0.4 %     (0.2)%     (4.8)%
2006.................   52.11      51.31      51.31      51.81      49.16         --       (1.5)%     (1.5)%     (0.6)%     (5.7)%
2007.................   52.38      52.68      52.18      51.98      48.90         --        0.6 %     (0.4)%     (0.8)%     (6.6)%
2008.................   53.65      53.75      53.35      52.75      49.64         --        0.2 %     (0.6)%     (1.7)%     (7.5)%
2009.................   55.04      54.24      54.34      54.24      50.48         --       (1.5)%     (1.3)%     (1.5)%     (8.3)%
2010.................   55.13      55.83      54.93      54.63      50.02         --        1.3 %     (0.4)%     (0.9)%     (9.3)%
2011.................   55.84      56.34      55.54      55.74      50.66         --        0.9 %     (0.5)%     (0.2)%     (9.3)%
2012.................   57.27      57.67      57.37      56.87      51.95         --        0.7 %      0.2 %     (0.7)%     (9.3)%
2013.................   58.20      57.90      58.20      57.80      52.80         --       (0.5)%      0.0 %     (0.7)%     (9.3)%
2014.................   58.85      58.75      58.75      58.65      53.39         --       (0.2)%     (0.2)%     (0.3)%     (9.3)%
2015.................   59.61      59.41      59.51      59.21      54.07         --       (0.3)%     (0.2)%     (0.7)%     (9.3)%
2016.................   60.38      60.58      60.08      60.28      54.77         --        0.3 %     (0.5)%     (0.2)%     (9.3)%
2017.................   61.46      61.36      61.16      61.16      55.76         --       (0.2)%     (0.5)%     (0.5)%     (9.3)%
2018.................   62.26      62.06      61.86      62.06      56.48         --       (0.3)%     (0.6)%     (0.3)%     (9.3)%
2019.................   63.17      63.27      63.07      63.07      57.31         --        0.2 %     (0.2)%     (0.2)%     (9.3)%
2020.................   64.30      64.40      64.00      64.00      58.33         --        0.2 %     (0.5)%     (0.5)%     (9.3)%
2021.................   65.08      65.16      64.78      64.74      59.04         --        0.1 %     (0.5)%     (0.5)%     (9.3)%
2022.................   66.71      66.79      66.40      66.36      60.52         --        0.1 %     (0.5)%     (0.5)%     (9.3)%
2023.................   68.38      68.46      68.06      68.02      62.03         --        0.1 %     (0.5)%     (0.5)%     (9.3)%
2024.................   70.09      70.17      69.76      69.72      63.58         --        0.1 %     (0.5)%     (0.5)%     (9.3)%
2025.................   71.84      71.93      71.51      71.46      65.17         --        0.1 %     (0.5)%     (0.5)%     (9.3)%
2026.................   73.63      73.72      73.29      73.25      66.80         --        0.1 %     (0.5)%     (0.5)%     (9.3)%
2027.................   75.47      75.57      75.13      75.08      68.47         --        0.1 %     (0.5)%     (0.5)%     (9.3)%
2028.................   77.36      77.46      77.00      76.96      70.18         --        0.1 %     (0.5)%     (0.5)%     (9.3)%
2029.................   79.29      79.39      78.93      78.88      71.93         --        0.1 %     (0.5)%     (0.5)%     (9.3)%
2030.................   81.28      81.38      80.90      80.85      73.73         --        0.1 %     (0.5)%     (0.5)%     (9.3)%

------------------------

* Assumes a 60% load factor based on SERC summer load factor for 1999 as reported in EIA-411

    As a result of the region's tight capacity situation, the only significant sensitivities in the capacity price forecasts are seen in the overbuild scenario and in the technological improvement scenario. In the overbuild scenario, capacity prices drop over 60% from the base case in the early years of the forecast. In the technological improvements scenario, capacity prices gradually deviate from the base case forecast by an additional 1% per year in each of the first 10 years of the forecast.

    FIGURE 12: CAPACITY PRICE RESULTS--SENSITIVITY ANALYSES

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

CAPACITY PRICES ($/KW-YR)
                           BASE CASE  LOW FUEL  12% RESERVE  OVERBUILD  TECH IMPROVE
2000                           46.46     46.46        46.36      26.58         46.46
2001                           47.26     47.26        47.06      15.38         46.79
2002                           47.97     47.77        47.67      18.33         47.02
2003                           48.69     48.59        48.49      48.59         47.26
2004                           49.82     49.92        49.42      49.52         47.89
2005                           50.56     50.36        50.76      50.46         48.12
2006                           52.11     51.31        51.31      51.81         49.16
2007                           52.38     52.68        52.18      51.98         48.90
2008                           53.65     53.75        53.35      52.75         49.64
2009                           55.04     54.24        54.34      54.24         50.48
2010                           55.13     55.83        54.93      54.63         50.02
2011                           55.84     56.34        55.54      55.74         50.66
2012                           57.27     57.67        57.37      56.87         51.95
2013                           58.20     57.90        58.20      57.80         52.80
2014                           58.85     58.75        58.75      58.65         53.39
2015                           59.61     59.41        59.51      59.21         54.07
2016                           60.38     60.58        60.08      60.28         54.77
2017                           61.46     61.36        61.16      61.16         55.76
2018                           62.26     62.06        61.86      62.06         56.48
2019                           63.17     63.27        63.07      63.07         57.31
2020                           64.30     64.40        64.00      64.00         58.33
2021                           65.08     65.16        64.78      64.74         59.04
2022                           66.71     66.79        66.40      66.36         60.52
2023                           68.38     68.46        68.06      68.02         62.03
2024                           70.09     70.17        69.76      69.72         63.58
2025                           71.84     71.93        71.51      71.46         65.17
2026                           73.63     73.72        73.29      73.25         66.80
2027                           75.47     75.57        75.13      75.08         68.47
2028                           77.36     77.46        77.00      76.96         70.18
2029                           79.29     79.39        78.93      78.88         71.93
2030                           81.28     81.38        80.90      80.85         73.73

    The overbuild scenario merely accelerates the addition of capacity that is forecast in the base case. This is best illustrated by a comparison between capacity additions in the base case and capacity additions in the overbuild scenario as shown in Table 15.

    TABLE 15: CAPACITY ADDITIONS--BASE CASE VS. OVERBUILD SCENARIO

                                   BASE CASE    CUMMULATIVE   RESERVE    OVERBUILD    CUMMULATIVE   RESERVE
YEAR                               ADDITIONS*    ADDITIONS     MARGIN    ADDITIONS*    ADDITIONS     MARGIN
----                               ----------   -----------   --------   ----------   -----------   --------
2000.............................    3,760         3,760         13%       7,510**       7,510        16%
2001.............................    4,570         8,330         15%       6,007**      13,517        19%
2002.............................    2,450        10,780         15%         450        13,967        17%
2003.............................    4,243        15,023         15%       1,060        15,027        15%
2004.............................    5,115        20,138         15%       5,118        20,145        15%
2005.............................    4,222        24,360         15%       4,226        24,371        15%

------------------------

* Includes Merchant plants explicity added and incremental capacity added by IREMM

**  Also includes capacity added for Overbuild scenario

    Table 15 shows that cumulative capacity additions in the overbuild scenario are well ahead of those in the base case by the end of 2001. In the overbuild scenario, the reserve margin rises to 19% by 2001. As a result, it becomes uneconomic to build new capacity. Due to over capacity conditions, capacity additions in the overbuild scenario slow in 2002 and 2003. By the end of 2003, cumulative capacity additions match those of the base case. As a result, market prices recover by 2003 as demand increases and the reserve margin falls back to 15%. From 2003 onward, the overbuild scenario results closely track base case results. Moreover, it bears mentioning that assuming an additional 9,000 MW of capacity will come on line before June 2001 is, in RDI's view, a very aggressive assumption.

    The overbuild scenario indicates that one of the primary risks to the profitability of a new peaking unit is aggressive overbuilding in a region. Employing the capacity price allocation methodology described above, total on-peak prices in 2000 would be significantly lower in the overbuild scenario than in the base case. Figure 13 shows that the total price for August 2000 is forecast to reach 39.37 $/ MWh in the overbuild scenario. RDI's total price forecast for August 2000 in the base case approaches 70 $/MWh. This implies that if the market were to overbuild capacity in the early years of the forecast, price volatility would be dampened--limiting the opportunity for operators of peaking units to capitalize on price spikes in a few hours of the year. Still, if over building did occur, the market would likely react to the over-saturation by not adding capacity until 2003 when the capacity market is brought back into equilibrium. It is even possible that the market might not react until price spikes occur, signaling the need for new demand. In such a case, prices could spike higher than forecast by RDI in 2003 or 2004.

    FIGURE 13: TOTAL PRICE OF FIRM POWER--OVERBUILD SCENARIO (2000)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

TOTAL PRICE OF FIRM POWER (CAPACITY & ENERGY) $/MWH
                                                     ENERGY  CAPACITY
JAN                                                   21.85         -
FEB                                                   20.53         -
MAR                                                   20.51         -
APR                                                   24.64         -
MAY                                                   22.83      1.85
JUN                                                   25.54      5.54
JUL                                                   26.51     11.08
AUG                                                   28.29     11.08
SEP                                                   24.00      5.54
OCT                                                   26.02      1.85
NOV                                                   23.62         -
DEC                                                   20.45         -

    It is RDI's opinion that over the next several years it is not likely that there will be an overbuilding of capacity in the Southeast U.S. To date only 5,000 MW of new announced capacity additions appear likely to be built by 2002. To maintain a level of capacity reserves that will prevent very sharp price spikes in the market, at least another 5,000 MW of new capacity will need to be developed, permitted, financed, and constructed by 2002. Overbuilding would require even more new capacity additions. With new power plant development in other regions of the country creating a significant demand for turbines, developers will likely find it both expensive and difficult to acquire enough turbines to meet this level of demand in such a short-time frame.

    Beyond 2002, there is a chance that over the course of 30 years the region may sometimes experience over-capacity. During these periods the value of firm capacity may be diminished as shown in the over-build sensitivity analysis. However, we also believe that price dips will be followed by price spikes as shortages are likely to occur as well. Over the duration of the 30-year contract, average future electricity prices should approximate the long run marginal cost of electricity.

    It is also important to note that two dynamics in the Southeast electricity market are likely to diminish the potential for over-building. The first dynamic is related to ownership concentration in the region. One of the keys to commodity pricing is the asset ownership concentration in a region. High concentration of asset ownership should provide pricing discipline in the Southeast U.S. The top five companies in the Southeast control 70% of the generating capacity. Within Alabama and Georgia, 75% of the generation assets are controlled by only two companies. In the event of an overbuild scenario, these large companies will have significant economic incentives to temporarily close a portion of their generation facilities to increase the value of their other facilities that remain open. Such a high concentration of ownership is likely to moderate the downward price impacts of an overbuild scenario. A second dynamic is the rapid demand growth in the region. Robust demand growth serves to mitigate the potential for over-building because excess supplies can more quickly be absorbed by the market.

    The second primary risk to combustion turbine profitability is demonstrated in the technological improvement scenario. While the impact of technological improvements is initially small, it is cumulative and becomes quite significant by the middle years of the forecast. Due to the on-going nature of its effect on capacity prices, the technological improvement scenario would reduce capacity prices and consequently the profitability of the Tenaska Georgia Partner's project.

CAPACITY FACTORS

    The sensitivity analyses also provide insight on how changes in these assumptions affect the Tenaska Georgia Partners project's utilization. Capacity factors of peaking turbines will be most sensitive to changes in the supply/demand balance in the region, the type of capacity added to the grid, and improvements in peaking technology.

    Figure 14 shows forecast capacity factors for the month of August in select years of the forecast. Except in the overbuild scenario, the project's utilization closely tracks base case results. Capacity factors in the overbuild scenario are lower than the base case because there is a surplus of capacity resulting from the overbuild. Capacity factors remain lower than the base case throughout the forecast period because 1,500 additional megawatts of baseload capacity is added in the early years of the overbuild scenario that is not added in the base case. The additional baseload capacity moves all peaking capacity back on the supply curve throughout the forecast period. Lower capacity factors in the overbuild scenario indicate that the Tenaska Georgia Partner's project would operate during substantially less hours if additional combined cycle capacity is added to the region.

    FIGURE 14: FORECAST AUGUST CAPACITY FACTORS--TENASKA GEORGIA PARTNER'S PROJECT (SELECT YEARS)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

AUGUST CAPACITY FACTORS
                         Base Case  Low Fuel  Overbuild  12% Reserve
2003                            9%        9%         8%          11%
2005                           14%       13%         7%          15%
2010                           18%       16%        13%          17%
2015                           14%       14%         5%          14%
2020                            7%        8%         4%           8%

    Detailed monthly capacity factor results for all scenarios are included in Appendix C.

                                  APPENDIX A:
                   GAS MARKET ISSUES IN THE SOUTHEAST REGION

    This appendix examines gas supply, demand, and transportation issues in the southeast region.

GAS SUPPLY

    The southeast U.S. is primarily dependent on gas supplies from the Gulf region, both onshore and offshore. The onshore regions of Louisiana, Mississippi, and Alabama are mature production areas. New exploration in the region will be required to maintain current production levels. The primary area of interest from a supply expansion perspective is the Gulf of Mexico offshore.

    The offshore region currently accounts for almost one-quarter of the nation's gas supply with production above 5 Tcf per year. Recently, many industry experts have begun to raise concerns about the rate at which producing wells on the shelf of the Gulf of Mexico decline. Shelf production is currently represents approximately 80% of total Gulf production. Decline rates are expected to reach 45% by 2001, resulting in the need for substantial amounts of drilling to replace existing production. Given the economics of the region, more drilling is likely to translate into higher commodity prices. RDI forecasts that over 1,300 well completions per year will have to occur in 2000 to satisfy demand. By 2010, 1,700 well completions per year will be required.

    It is RDI's view that the gas industry will be able to sustain the increased gas production levels that will be required in the Gulf region. It is likely that the deep-water and Eastern (Mobile Bay, Destin) areas of the Gulf will sustain the majority of gas supply growth over the long term. RDI projects annual production from the gulf to reach 7 Tcf (19 Bcfd) by 2010. Even though drilling costs are expected to decline through 2010 as a result of technological innovation, the increased depth of drilling and complexity of the formations explored drives RDI's gas price forecast upward after 2006.

    One other supply issue of concern is gas processing capacity in the southeast. Processing facilities are currently near full utilization. Therefore growth in gas supply from the Gulf will have to be met with increases in processing capacity, tending to increase prices.

GAS TRANSPORTATION

    The Southeast region currently has limited pipeline capacity. RDI estimates that about 3.5 Bcfd can enter Transco pipeline at the Georgia border. Average utilization is around 85% at this crossing point, which indicates that overall capacity is fairly tight into Georgia on Transco. RDI's modeling indicates that summertime utilization falls into the 65% range. RDI expects that capacity utilization will tighten through 2006 at which time expansions will be necessary. However, Transco has already taken several steps to alleviate any potential pipeline capacity shortages. First, Transco has pursued development of a project referred to as Southcoast. This pipeline expansion project, scheduled to be completed in 2001, would increase pipeline capacity by 600 MMcfd in the Alabama and Georgia region. This capacity expansion alone would create enough new pipeline capacity to satisfy demand through the next decade. Another project, referred to as Cumberland, would increase Transco's pipeline capacity by another 200 MMcfd in Northern Georgia.

    Other pipeline expansions are also forecast during the 2000 to 2010 period. Several major expansions are forecast for Florida Gas Transmission (FGT) at Mobile Bay, Alabama. One other major project includes a new pipeline called Palmetto which is proposed for the Carolinas.

    One controversial project included in the RDI forecast is an expansion from the offshore Gulf to Florida. RDI's forecast includes a 600 MMcfd expansion from the Gulf as an alternative to continued expansions of FGT. In March 1999 Williams' Buccaneer project was joined by a competing project sponsored by Coastal called Gulfstream. The State of Florida is very protective of its coastal waters, and either one of these projects would have to pass stringent environmental reviews. The state has

                                     C-A-1
adamantly opposed offshore pipes on the coast of Florida in the past. On the other hand, the economic rationale for building the system is strong. As gas drilling operations move further east from the Mobile Bay area into the Destin Dome region at the tip of the Florida panhandle and as gas demand for electric generation surges in Florida, an offshore pipeline into Florida linking these areas of supply and demand has compelling economic logic.

    One other gas transportation issues of note is that final FERC decisions on short term capacity are still lingering. It is possible that a FERC decision could result in auctions that might free up pipe capacity as portions of firm transportation contracts are offered back to the market for short time periods.

GAS DEMAND

    Gas demand in the Southeast is anchored by strong industrial gas demand. Weather conditions in the region are generally mild so swings in residential and commercial demand are minimal. Electric sector gas demand currently plays a very small role in the region, but growth in this sector will generate the bulk of new demand. Although electric generation will be extremely important to demand growth, the high levels of population and economic growth will also contribute to future demand growth.

    Figure APP-1 shows projected gas demand by year and sector for the State of Georgia. Electric generation demand is expected to increase at an annual average rate of 160% per year as demand for this sector grows from a value very close to zero. By 2010 annual demand is expected to reach 500 Bcf. Residential and commercial demand is forecast to increase at a rate of 2.3% per year. RDI expects total U.S. annual gas consumption to reach 30 Tcf in 2011, of which electric generation demand will be about 9 Tcf, inclusive of grid connected cogeneration.

    One final factor affecting markets in Georgia is the introduction of competition for gas supply at the residential customer level. By the end of the year Atlanta Gas Light will have completely exited the merchant function. So far customer response to choice has been mild, but now customers will have to choose a supplier or be assigned to a marketer. This arrangement has given rise to a number of unique marketing ploys. For example Columbia Gas Marketing is using Amway distributors. Unbundling is not expected to change demand dramatically, but it should cause an increase in the number of gas marketers holding pipe capacity into Georgia. Potentially, this could increase the liquidity of the secondary market for transmission capacity.

FIGURE APP-1: NATURAL GAS DEMAND FORECAST FOR GEORGIA

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

NATURAL GAS DEMAND IN BILLIONS OF CUBIC FEET
BCF                                           ELECTRIC GENERATION  INDUSTRIAL  RESIDENTIAL-COMMERCIAL
1998                                                            9         175                     192
1999                                                            4         177                     203
2000                                                           28         177                     210
2001                                                           38         180                     213
2002                                                           52         180                     218
2003                                                           70         182                     222
2004                                                           91         181                     227
2005                                                          106         183                     232
2006                                                          119         185                     238
2007                                                          135         190                     242
2008                                                          155         191                     244
2009                                                          172         191                     247
2010                                                          203         196                     249

                                     C-A-2

                                  APPENDIX B:
                    NUCLEAR LICENSE EXPIRATION DATES IS SERC

                                                                                               OPERATING
                                                                                CAPACITY        LICENSE
              OPERATOR                            PLANT               STATE       M/W          EXP. DATE
              --------                 ---------------------------   --------   --------   ------------------
CP&L.................................  Brunswick             1        NC           813      September 8, 2016
CP&L.................................  Brunswick             2        NC           810      December 27, 2014
CP&L.................................  Harris                1        NC           860       October 24, 2026
CP&L.................................  Robinson              2        SC           683          July 31, 2010
Duke.................................  Catawba               1        SC         1,129       December 6, 2024
Duke.................................  Catawba               2        SC         1,129      February 24, 2026
Duke.................................  McGuire               1        NC         1,129          June 12, 2021
Duke.................................  McGuire               2        NC         1,129          March 3, 2023
Duke.................................  Oconee                1        SC           846       February 6, 2013
Duke.................................  Oconee                2        SC           846        October 6, 2013
Duke.................................  Oconee                3        SC           846          July 19, 2014
SCANA................................  Summer                1        SC           942         August 6, 2022
Southern.............................  Edwin I. Hatch        1        GA           813         August 6, 2014
Southern.............................  Edwin I. Hatch        2        GA           813          June 13, 2018
Southern.............................  Joseph M. Farley      1        AL           824          June 25, 2017
Southern.............................  Joseph M. Farley      2        AL           854         March 31, 2021
Southern.............................  Vogtie                1        GA         1,164       January 16, 2027
Southern.............................  Vogtie                2        GA         1,164       February 9, 2029
TVA..................................  Browns Ferry          2        AL         1,116          June 28, 2014
TVA..................................  Browns Ferry          3        AL         1,110           July 2, 2016
TVA..................................  Sequoyah              1        TN         1,119     September 17, 2020
TVA..................................  Sequoyah              2        TN         1,119     September 15, 2021
TVA..................................  Watts Par             1        TN         1,122       November 9, 2035
Virginia Power.......................  North Anna            1        VA           893          April 1, 2018
Virginia Power.......................  North Anna            2        VA           897        August 21, 2020
Virginia Power.......................  Surry                 1        VA           801           May 25, 2012
Virginia Power.......................  Surry                 2        VA           801       January 29, 2013

                                     C-B-1

                                  APPENDIX C:
                  DETAILED MONTHLY CAPACITY FACTORS--BASE CASE

                                                                  TENASKA GEORGIA POWER PARTNERS
                                                                  MONTHLY PLANT GENERATION (GWH)
                                                                                        ------------------------------
                                         JAN        FEB        MAR        APR        MAY        JUN        JUL        AUG
                                       --------   --------   --------   --------   --------   --------   --------   --------
2001.................................     --         --         --         --         --          9         17         21
2002.................................     --          3          1         --          5         11         41         42
2003.................................     --          5          1         --          8         31         57         63
2004.................................      2          6         --         --         18         38         62         78
2005.................................      9          7          8         --         22         70         86         91
2006.................................      9          6         10          5         24         73         90        110
2007.................................     12          6          6         --         24         78         93        111
2008.................................     10         10         11         --         27         75         93        112
2009.................................     12          8         11          4         26         78         94        118
2010.................................     11          6          9         --         25         72         98        120
2011.................................     11         10         10          1         24         68         89        105
2012.................................     10          8          8          2         24         72         96        114
2013.................................      8          7          8         --         24         60         88        104
2014.................................      7          5          8          2         20         51         78         87
2015.................................      5          4          4         --         22         51         79         92
2016.................................      5          5          2         --         18         54         79         82
2017.................................      5          5          5         --         18         33         80         68
2018.................................     --         --         --         --         16         35         72         73
2019.................................     --         --         --         --         15         30         67         65
2020.................................     --         --         --         --         14         27         57         49
2021.................................     --         --         --         --          2         20         47         40

                                            TENASKA GEORGIA POWER PARTNERS
                                            MONTHLY PLANT GENERATION (GWH)

                                         SEP        OCT        NOV        DEC       TOTAL
                                       --------   --------   --------   --------   --------
2001.................................      4         --         --          3         54
2002.................................     12          3         --          6        124
2003.................................     18         --         --          3        186
2004.................................     16          6         --          8        234
2005.................................     29         19          3          6        349
2006.................................     41         17          2          6        393
2007.................................     39         23         15         12        419
2008.................................     40         18         16          9        421
2009.................................     49         36          9          8        453
2010.................................     40         20         15         11        428
2011.................................     45         21         13         11        408
2012.................................     49         24          6          7        420
2013.................................     33         15         13          6        366
2014.................................     31         19          5          6        319
2015.................................     36          5          2          3        303
2016.................................     22          4         --          2        273
2017.................................     20          6         --          5        245
2018.................................     28          2         --         --        226
2019.................................     15          2         --         --        194
2020.................................     13          2         --         --        162
2021.................................      4         --         --         --        113

                                                                MONTHLY CAPACITY FACTORS
                                                                                ------------------------
                              JAN        FEB        MAR        APR        MAY        JUN        JUL        AUG        SEP
                            --------   --------   --------   --------   --------   --------   --------   --------   --------
2001......................     0%         0%         0%         0%         0%         3%         5%         6%         1%
2002......................     0%         1%         0%         0%         1%         2%         6%         6%         2%
2003......................     0%         1%         0%         0%         1%         5%         8%         9%         3%
2004......................     0%         1%         0%         0%         3%         6%         9%        12%         2%
2005......................     1%         1%         1%         0%         3%        11%        13%        14%         4%
2006......................     1%         1%         1%         1%         4%        11%        13%        16%         6%
2007......................     2%         1%         1%         0%         4%        12%        14%        17%         6%
2008......................     1%         2%         2%         0%         4%        12%        14%        17%         6%
2009......................     2%         1%         2%         1%         4%        12%        14%        18%         8%
2010......................     2%         1%         1%         0%         4%        11%        15%        18%         6%
2011......................     2%         2%         1%         0%         4%        10%        13%        16%         7%
2012......................     1%         1%         1%         0%         4%        11%        14%        17%         8%
2013......................     1%         1%         1%         0%         4%         9%        13%        16%         5%
2014......................     1%         1%         1%         0%         3%         8%        12%        13%         5%
2015......................     1%         1%         1%         0%         3%         8%        12%        14%         6%
2016......................     1%         1%         0%         0%         3%         8%        12%        12%         3%
2017......................     1%         1%         1%         0%         3%         5%        12%        10%         3%
2018......................     0%         0%         0%         0%         2%         5%        11%        11%         4%
2019......................     0%         0%         0%         0%         2%         5%        10%        10%         2%
2020......................     0%         0%         0%         0%         2%         4%         9%         7%         2%
2021......................     0%         0%         0%         0%         0%         3%         7%         6%         1%
                              ---        ---        ---        ---        ---        ---        ---        ---        ---
AVERAGE...................     1%         1%         1%         0%         3%         8%        11%        13%         4%

                               MONTHLY CAPACITY FACTORS

                              OCT        NOV        DEC        AVG
                            --------   --------   --------   --------
2001......................     0%         0%         1%         2%
2002......................     0%         0%         1%         2%
2003......................     0%         0%         0%         2%
2004......................     1%         0%         1%         3%
2005......................     3%         0%         1%         4%
2006......................     3%         0%         1%         5%
2007......................     3%         2%         2%         5%
2008......................     3%         2%         1%         5%
2009......................     5%         1%         1%         6%
2010......................     3%         2%         2%         5%
2011......................     3%         2%         2%         5%
2012......................     4%         1%         1%         5%
2013......................     2%         2%         1%         5%
2014......................     3%         1%         1%         4%
2015......................     1%         0%         0%         4%
2016......................     1%         0%         0%         3%
2017......................     1%         0%         1%         3%
2018......................     0%         0%         0%         3%
2019......................     0%         0%         0%         2%
2020......................     0%         0%         0%         2%
2021......................     0%         0%         0%         1%
                              ---        ---        ---        ---
AVERAGE...................     2%         1%         1%         4%

*   Assumes 450 MW on line in June, 2001 and 450 MW on line in June, 2002

                                     C-C-1

SUMMARY

YEAR                          JAN        FEB        MAR        APR        MAY        JUN        JUL        AUG        SEP
----                        --------   --------   --------   --------   --------   --------   --------   --------   --------
2003......................     0%         1%         0%         0%         1%         5%         8%         9%         3%
2005......................     1%         1%         1%         0%         3%        11%        13%        14%         4%
2010......................     2%         1%         1%         0%         4%        11%        15%        18%         6%
2015......................     1%         1%         1%         0%         3%         8%        12%        14%         6%
2020......................     0%         0%         0%         0%         2%         4%         9%         7%         2%
                              ---        ---        ---        ---        ---        ---        ---        ---        ---
AVG 2000-2021.............     1%         1%         1%         0%         3%         8%        11%        13%         4%

YEAR                          OCT        NOV        DEC        AVG
----                        --------   --------   --------   --------
2003......................     0%         0%         0%         2%
2005......................     3%         0%         1%         4%
2010......................     3%         2%         2%         5%
2015......................     1%         0%         0%         4%
2020......................     0%         0%         0%         2%
                              ---        ---        ---        ---
AVG 2000-2021.............     2%         1%         1%         4%

REVISED START-UPS

YR                           JAN        FEB        MAR        APR        MAY        JUN        JUL        AUG        SEP
--                         --------   --------   --------   --------   --------   --------   --------   --------   --------
2003.....................     0%         1%         0%         0%         1%         5%         8%         9%         3%
2005.....................     1%         1%         1%         0%         3%        11%        13%        14%         4%

YR                           OCT        NOV        DEC       TOTAL
--                         --------   --------   --------   --------
2003.....................     0%         0%         0%        2.4%
2005.....................     3%         0%         1%        4.4%

                                     C-C-2

                                  APPENDIX C:
              DETAILED MONTHLY CAPACITY FACTORS--LOW FUEL SCENARIO

                                                                  TENASKA GEORGIA POWER PARTNERS
                                                                  MONTHLY PLANT GENERATION (GWH)
                                                                                        ------------------------------
YEAR                                     JAN        FEB        MAR        APR        MAY        JUN        JUL        AUG
----                                   --------   --------   --------   --------   --------   --------   --------   --------
2001.................................     --         --         --         --         --          9         20         25
2002.................................     --          3         --         --          6         22         50         42
2003.................................     --          6         --         --         11         35         58         63
2004.................................      4          6          2         --         17         52         70         86
2005.................................      8          8         10         --         20         60         81         87
2006.................................     11          9         10          7         23         60         86        105
2007.................................     13          6         10          3         23         79         98        110
2008.................................      9          6          9          2         24         76         93        111
2009.................................      9          9          9          1         25         74         97        117
2010.................................     14          9          7          2         24         80         95        109
2011.................................     13         10          9          4         24         78         92        109
2012.................................      9          9          8          5         24         70         93        110
2013.................................      6          7          6          2         24         66         85        100
2014.................................      7          6          7          1         22         56         82         97
2015.................................      6          6          4         --         24         52         82         95
2016.................................      4          5          1         --         18         53         75         84
2017.................................      3          2          3         --         18         38         66         68
2018.................................      5          2          1         --         18         47         72         81
2019.................................      3         --         --         --         18         27         58         64
2020.................................     --         --         --         --         14         22         56         52
2021.................................     --         --         --         --          4         14         47         40

                                            TENASKA GEORGIA POWER PARTNERS
                                            MONTHLY PLANT GENERATION (GWH)

YEAR                                     SEP        OCT        NOV        DEC       TOTAL
----                                   --------   --------   --------   --------   --------
2001.................................      5         --         --          3         62
2002.................................     12          1         --          5        141
2003.................................     22          1         --          6        202
2004.................................     19          5         --          6        267
2005.................................     26          6          9         11        326
2006.................................     39          8          3          8        369
2007.................................     37         26         15         11        431
2008.................................     46         26         13          9        424
2009.................................     51         19          1          8        420
2010.................................     43         28         18          7        436
2011.................................     46         33          8          6        432
2012.................................     50         25          3          9        415
2013.................................     38         20          7          8        369
2014.................................     39         18          1          6        342
2015.................................     37         12         --          6        324
2016.................................     28          4         --          6        278
2017.................................     21          8         --          2        229
2018.................................     35          3         --          3        267
2019.................................     12          2         --          3        187
2020.................................     14          2         --         --        160
2021.................................      2         --         --         --        107

                                                                MONTHLY CAPACITY FACTORS
                                                                                ------------------------
YEAR                          JAN        FEB        MAR        APR        MAY        JUN        JUL        AUG        SEP
----                        --------   --------   --------   --------   --------   --------   --------   --------   --------
2001......................     0%         0%         0%         0%         0%         3%         6%         7%         2%
2002......................     0%         1%         0%         0%         2%         3%         7%         6%         2%
2003......................     0%         1%         0%         0%         2%         5%         9%         9%         3%
2004......................     1%         1%         0%         0%         3%         8%        10%        13%         3%
2005......................     1%         1%         1%         0%         3%         9%        12%        13%         4%
2006......................     2%         1%         1%         1%         3%         9%        13%        16%         6%
2007......................     2%         1%         1%         0%         3%        12%        15%        16%         6%
2008......................     1%         1%         1%         0%         4%        12%        14%        17%         7%
2009......................     1%         1%         1%         0%         4%        11%        14%        17%         8%
2010......................     2%         1%         1%         0%         4%        12%        14%        16%         7%
2011......................     2%         2%         1%         1%         4%        12%        14%        16%         7%
2012......................     1%         1%         1%         1%         4%        11%        14%        16%         8%
2013......................     1%         1%         1%         0%         4%        10%        13%        15%         6%
2014......................     1%         1%         1%         0%         3%         9%        12%        14%         6%
2015......................     1%         1%         1%         0%         4%         8%        12%        14%         6%
2016......................     1%         1%         0%         0%         3%         8%        11%        13%         4%
2017......................     0%         0%         0%         0%         3%         6%        10%        10%         3%
2018......................     1%         0%         0%         0%         3%         7%        11%        12%         5%
2019......................     0%         0%         0%         0%         3%         4%         9%        10%         2%
2020......................     0%         0%         0%         0%         2%         3%         8%         8%         2%
2021......................     0%         0%         0%         0%         1%         2%         7%         6%         0%
                              ---        ---        ---        ---        ---        ---        ---        ---        ---
AVERAGE...................     1%         1%         1%         0%         3%         8%        11%        13%         5%

                               MONTHLY CAPACITY FACTORS

YEAR                          OCT        NOV        DEC        AVG
----                        --------   --------   --------   --------
2001......................     0%         0%         1%         3%
2002......................     0%         0%         1%         2%
2003......................     0%         0%         1%         3%
2004......................     1%         0%         1%         3%
2005......................     1%         1%         2%         4%
2006......................     1%         0%         1%         5%
2007......................     4%         2%         2%         5%
2008......................     4%         2%         1%         5%
2009......................     3%         0%         1%         5%
2010......................     4%         3%         1%         6%
2011......................     5%         1%         1%         5%
2012......................     4%         0%         1%         5%
2013......................     3%         1%         1%         5%
2014......................     3%         0%         1%         4%
2015......................     2%         0%         1%         4%
2016......................     1%         0%         1%         4%
2017......................     1%         0%         0%         3%
2018......................     0%         0%         0%         3%
2019......................     0%         0%         0%         2%
2020......................     0%         0%         0%         2%
2021......................     0%         0%         0%         1%
                              ---        ---        ---        ---
AVERAGE...................     2%         1%         1%         4%

                                     C-C-3

SUMMARY

YEAR                          JAN        FEB        MAR        APR        MAY        JUN        JUL        AUG        SEP
----                        --------   --------   --------   --------   --------   --------   --------   --------   --------
2003......................     0%         1%         0%         0%         2%         5%         9%         9%         3%
2005......................     1%         1%         1%         0%         3%         9%        12%        13%         4%
2010......................     2%         1%         1%         0%         4%        12%        14%        16%         7%
2015......................     1%         1%         1%         0%         4%         8%        12%        14%         6%
2020......................     0%         0%         0%         0%         2%         3%         8%         8%         2%
                              ---        ---        ---        ---        ---        ---        ---        ---        ---
AVG.......................     1%         1%         1%         0%         3%         8%        11%        13%         5%

YEAR                          OCT        NOV        DEC        AVG
----                        --------   --------   --------   --------
2003......................     0%         0%         1%         3%
2005......................     1%         1%         2%         4%
2010......................     4%         3%         1%         6%
2015......................     2%         0%         1%         4%
2020......................     0%         0%         0%         2%
                              ---        ---        ---        ---
AVG.......................     2%         1%         1%         4%

                                     C-C-4

                                  APPENDIX C:
             DETAILED MONTHLY CAPACITY FACTORS--OVERBUILD SCENARIO

                                                                  TENASKA GEORGIA POWER PARTNERS
                                                                  MONTHLY PLANT GENERATION (GWH)
                                                                                        ------------------------------
YEAR                                     JAN        FEB        MAR        APR        MAY        JUN        JUL        AUG
----                                   --------   --------   --------   --------   --------   --------   --------   --------
2001.................................     --         --         --         --         --          2          8         13
2002.................................      1          3         --         --          6         12         42         46
2003.................................     --          8         --         --         10         22         36         54
2004.................................      3          8         --         --         22         --         49         46
2005.................................      7          2          6         --         13         42         23         44
2006.................................      8          6          6          3         10         33         52        100
2007.................................     --         12         --          3          5         16         37         63
2008.................................      8          9         --         --          9          4         23         40
2009.................................      7          7         --          5         10         65         91        107
2010.................................      3          8          8         --         15         49         74         88
2011.................................     --          2          3          2         28         18         62         62
2012.................................      6          6          6          6         20         39         39         75
2013.................................      7          5          9          1         16         44         75         86
2014.................................      7          4         --         --         --         --         16         17
2015.................................      3         --         --         --         12         12         25         31
2016.................................      1          1          3         --         --          1         55         57
2017.................................     --          6          4         --         14         31         52         63
2018.................................      2         --          3         --         10         20         27         24
2019.................................     --          2         --         --          8         15         37         37
2020.................................     --          4          1         --          9         15         30         29
2021.................................     --         --         --         --          7         23         74         61

                                            TENASKA GEORGIA POWER PARTNERS
                                            MONTHLY PLANT GENERATION (GWH)

YEAR                                     SEP        OCT        NOV        DEC       TOTAL
----                                   --------   --------   --------   --------   --------
2001.................................      3         --         --          2         28
2002.................................     17          6         --          6        139
2003.................................      6          4          7          8        155
2004.................................     19         --          8         10        165
2005.................................     11         12         --          6        166
2006.................................     10         21          1         10        260
2007.................................     24         24         --          6        190
2008.................................      9          5         13         10        130
2009.................................     --         21          1          6        320
2010.................................     19         14         18         13        309
2011.................................     43         10          4         10        244
2012.................................     30         16          6         10        259
2013.................................     30         13         12         --        298
2014.................................      6         --          2          6         58
2015.................................      8         --         --         --         91
2016.................................     24          5         --          1        148
2017.................................     25          9         --          2        206
2018.................................      7          3         --          2         98
2019.................................      9          2         --         --        110
2020.................................      8          2         --         --         98
2021.................................      5         --         --         --        170

                                                                MONTHLY CAPACITY FACTORS
                                                                                ------------------------
YEAR                          JAN        FEB        MAR        APR        MAY        JUN        JUL        AUG        SEP
----                        --------   --------   --------   --------   --------   --------   --------   --------   --------
2001......................     0%         0%         0%         0%         0%         1%         2%         4%         1%
2002......................     0%         1%         0%         0%         2%         2%         6%         7%         3%
2003......................     0%         1%         0%         0%         1%         3%         5%         8%         1%
2004......................     0%         1%         0%         0%         3%         0%         7%         7%         3%
2005......................     1%         0%         1%         0%         2%         6%         3%         7%         2%
2006......................     1%         1%         1%         0%         1%         5%         8%        15%         2%
2007......................     0%         2%         0%         0%         1%         2%         6%         9%         4%
2008......................     1%         1%         0%         0%         1%         1%         3%         6%         1%
2009......................     1%         1%         0%         1%         1%        10%        14%        16%         0%
2010......................     0%         1%         1%         0%         2%         8%        11%        13%         3%
2011......................     0%         0%         0%         0%         4%         3%         9%         9%         7%
2012......................     1%         1%         1%         1%         3%         6%         6%        11%         5%
2013......................     1%         1%         1%         0%         2%         7%        11%        13%         5%
2014......................     1%         1%         0%         0%         0%         0%         2%         3%         1%
2015......................     0%         0%         0%         0%         2%         2%         4%         5%         1%
2016......................     0%         0%         0%         0%         0%         0%         8%         9%         4%
2017......................     0%         1%         1%         0%         2%         5%         8%         9%         4%
2018......................     0%         0%         0%         0%         1%         3%         4%         4%         1%
2019......................     0%         0%         0%         0%         1%         2%         6%         6%         1%
2020......................     0%         1%         0%         0%         1%         2%         4%         4%         1%
2021......................     0%         0%         0%         0%         1%         4%        11%         9%         1%
                              ---        ---        ---        ---        ---        ---        ---        ---        ---
AVERAGE...................     0%         1%         0%         0%         2%         3%         7%         8%         2%

                               MONTHLY CAPACITY FACTORS

YEAR                          OCT        NOV        DEC        AVG
----                        --------   --------   --------   --------
2001......................     0%         0%         1%         1%
2002......................     1%         0%         1%         2%
2003......................     1%         1%         1%         2%
2004......................     0%         1%         1%         2%
2005......................     2%         0%         1%         2%
2006......................     3%         0%         1%         3%
2007......................     4%         0%         1%         2%
2008......................     1%         2%         1%         2%
2009......................     3%         0%         1%         4%
2010......................     2%         3%         2%         4%
2011......................     1%         1%         1%         3%
2012......................     2%         1%         1%         3%
2013......................     2%         2%         0%         4%
2014......................     0%         0%         1%         1%
2015......................     0%         0%         0%         1%
2016......................     1%         0%         0%         2%
2017......................     1%         0%         0%         3%
2018......................     0%         0%         0%         1%
2019......................     0%         0%         0%         1%
2020......................     0%         0%         0%         1%
2021......................     0%         0%         0%         2%
                              ---        ---        ---        ---
AVERAGE...................     1%         1%         1%         2%

                                     C-C-5

SUMMARY

YEAR                          JAN        FEB        MAR        APR        MAY        JUN        JUL        AUG        SEP
----                        --------   --------   --------   --------   --------   --------   --------   --------   --------
2003......................     0%         1%         0%         0%         1%         3%         5%         8%         1%
2005......................     1%         0%         1%         0%         2%         6%         3%         7%         2%
2010......................     0%         1%         1%         0%         2%         8%        11%        13%         3%
2015......................     0%         0%         0%         0%         2%         2%         4%         5%         1%
2020......................     0%         1%         0%         0%         1%         2%         4%         4%         1%
                              ---        ---        ---        ---        ---        ---        ---        ---        ---
AVG 2000-2021.............     0%         1%         0%         0%         2%         3%         7%         8%         2%

YEAR                          OCT        NOV        DEC        AVG
----                        --------   --------   --------   --------
2003......................     1%         1%         1%         2%
2005......................     2%         0%         1%         2%
2010......................     2%         3%         2%         4%
2015......................     0%         0%         0%         1%
2020......................     0%         0%         0%         1%
                              ---        ---        ---        ---
AVG 2000-2021.............     1%         1%         1%         2%

                                     C-C-6

                                  APPENDIX C:
             DETAILED MONTHLY CAPACITY FACTOR--12% RESERVE SCENARIO

                                                                  TENASKA GEORGIA POWER PARTNERS
                                                                  MONTHLY PLANT GENERATION (GWH)
                                                                                        ------------------------------
                                         JAN        FEB        MAR        APR        MAY        JUN        JUL        AUG
                                       --------   --------   --------   --------   --------   --------   --------   --------
2001.................................     --         --         --         --         --         10         17         24
2002.................................      1          3          2         --          5         17         42         49
2003.................................      3          6          3         --         14         38         60         74
2004.................................      3          7          2         --         21         42         68         85
2005.................................     11         14         12          2         25         76         88        100
2006.................................     10         10         10          8         25         73         91        115
2007.................................     12          6          9         --         26         77         92        111
2008.................................     11         10         11          2         27         73         94        111
2009.................................     12          8         13          2         26         78         97        118
2010.................................     14          9         12         --         30         72         93        112
2011.................................     11          9         12          2         27         69         85        100
2012.................................      7          8          8          2         24         69         95        113
2013.................................      8          6          8         --         25         59         86        102
2014.................................     11          6         11         --         20         53         77         86
2015.................................      5          6          6         --         24         49         78         93
2016.................................      5          5          5          1         19         53         78         80
2017.................................      2          5          5         --         18         34         74         69
2018.................................     --          3          1         --         18         32         72         74
2019.................................     --          6         --         --         14         29         65         64
2020.................................     --         --         --         --         13         29         58         56
2021.................................     --         --         --         --         --         20         48         40

                                            TENASKA GEORGIA POWER PARTNERS
                                            MONTHLY PLANT GENERATION (GWH)

                                         SEP        OCT        NOV        DEC       TOTAL
                                       --------   --------   --------   --------   --------
2001.................................      4         --         --          3         58
2002.................................     16          6         --          6        147
2003.................................     24          7          2          6        237
2004.................................     24         10          3          9        274
2005.................................     34         27         18         10        417
2006.................................     44         19          5          7        417
2007.................................     41         20         13         12        419
2008.................................     42         18         21          9        429
2009.................................     52         41         13         12        472
2010.................................     43         28         22          9        444
2011.................................     44         18         12          9        398
2012.................................     46         19          6          7        404
2013.................................     31         13         14          6        358
2014.................................     35         17          5          6        327
2015.................................     34          6          2          5        308
2016.................................     25          4         --          3        278
2017.................................     19          6          1          5        238
2018.................................     28          2         --         --        230
2019.................................     16          2         --          2        198
2020.................................     13          3         --          1        173
2021.................................      4         --         --         --        112

                                                                MONTHLY CAPACITY FACTORS
                            ------------------------------------------------------------------------------------------------
                              JAN        FEB        MAR        APR        MAY        JUN        JUL        AUG        SEP
                            --------   --------   --------   --------   --------   --------   --------   --------   --------
2001......................     0%         0%         0%         0%         0%         3%         5%         7%         1%
2002......................     0%         1%         1%         0%         1%         3%         6%         7%         2%
2003......................     0%         1%         0%         0%         2%         6%         9%        11%         4%
2004......................     0%         1%         0%         0%         3%         6%        10%        13%         4%
2005......................     2%         2%         2%         0%         4%        12%        13%        15%         5%
2006......................     1%         2%         1%         1%         4%        11%        14%        17%         7%
2007......................     2%         1%         1%         0%         4%        12%        14%        17%         6%
2008......................     2%         2%         2%         0%         4%        11%        14%        17%         6%
2009......................     2%         1%         2%         0%         4%        12%        14%        18%         8%
2010......................     2%         1%         2%         0%         4%        11%        14%        17%         7%
2011......................     2%         1%         2%         0%         4%        11%        13%        15%         7%
2012......................     1%         1%         1%         0%         4%        11%        14%        17%         7%
2013......................     1%         1%         1%         0%         4%         9%        13%        15%         5%
2014......................     2%         1%         2%         0%         3%         8%        11%        13%         5%
2015......................     1%         1%         1%         0%         4%         8%        12%        14%         5%
2016......................     1%         1%         1%         0%         3%         8%        12%        12%         4%
2017......................     0%         1%         1%         0%         3%         5%        11%        10%         3%
2018......................     0%         0%         0%         0%         3%         5%        11%        11%         4%
2019......................     0%         1%         0%         0%         2%         4%        10%        10%         2%
2020......................     0%         0%         0%         0%         2%         4%         9%         8%         2%
2021......................     0%         0%         0%         0%         0%         3%         7%         6%         1%
                              ---        ---        ---        ---        ---        ---        ---        ---        ---
AVERAGE...................     1%         1%         1%         0%         3%         8%        11%        13%         5%

                               MONTHLY CAPACITY FACTORS
                            ------------------------------
                              OCT        NOV        DEC        AVG
                            --------   --------   --------   --------
2001......................     0%         0%         1%         3%
2002......................     1%         0%         1%         2%
2003......................     1%         0%         1%         3%
2004......................     1%         0%         1%         3%
2005......................     4%         3%         1%         5%
2006......................     3%         1%         1%         5%
2007......................     3%         2%         2%         5%
2008......................     3%         3%         1%         5%
2009......................     6%         2%         2%         6%
2010......................     4%         3%         1%         6%
2011......................     3%         2%         1%         5%
2012......................     3%         1%         1%         5%
2013......................     2%         2%         1%         5%
2014......................     3%         1%         1%         4%
2015......................     1%         0%         1%         4%
2016......................     1%         0%         0%         4%
2017......................     1%         0%         1%         3%
2018......................     0%         0%         0%         3%
2019......................     0%         0%         0%         3%
2020......................     0%         0%         0%         2%
2021......................     0%         0%         0%         1%
                              ---        ---        ---        ---
AVERAGE...................     2%         1%         1%         4%

                                     C-C-7

SUMMARY

YEAR                          JAN        FEB        MAR        APR        MAY        JUN        JUL        AUG        SEP
----                        --------   --------   --------   --------   --------   --------   --------   --------   --------
2003......................     0%         1%         0%         0%         2%         6%         9%        11%         4%
2005......................     2%         2%         2%         0%         4%        12%        13%        15%         5%
2010......................     2%         1%         2%         0%         4%        11%        14%        17%         7%
2015......................     1%         1%         1%         0%         4%         8%        12%        14%         5%
2020......................     0%         0%         0%         0%         2%         4%         9%         8%         2%
AVG 2000-2021.............     1%         1%         1%         0%         3%         8%        11%        13%         5%

YEAR                          OCT        NOV        DEC        AVG
----                        --------   --------   --------   --------
2003......................     1%         0%         1%         3%
2005......................     4%         3%         1%         5%
2010......................     4%         3%         1%         6%
2015......................     1%         0%         1%         4%
2020......................     0%         0%         0%         2%
AVG 2000-2021.............     2%         1%         1%         4%

DIFFERENCE

YEAR                       JAN        FEB        MAR        APR        MAY        JUN        JUL        AUG        SEP
----                     --------   --------   --------   --------   --------   --------   --------   --------   --------
2003...................     0%         0%         0%         0%         1%          1%       (1)%       (1)%        1%
2005...................     0%         0%         1%         0%         0%        (1)%       (1)%         0%        1%
2010...................     0%         0%         0%         0%         0%        (1)%       (1)%       (2)%        0%
2015...................     0%         1%         0%         0%         0%          0%       (1)%         0%        0%
2020...................     0%         0%         0%         0%         0%          1%         1%         1%        1%

YEAR                       OCT        NOV        DEC        AVG
----                     --------   --------   --------   --------
2003...................      0%        0%         0%         0%
2005...................    (1)%        0%         1%         0%
2010...................      0%        0%         0%         0%
2015...................      1%        0%         0%         0%
2020...................      0%        0%         0%         0%

                                     C-C-8

                                  APPENDIX D:
                             HOURLY PROFIT ANALYSIS

    RDI performed an analysis of the average profits achieved by the Tenaska Georgia Partner's project in select years of the forecast. The analysis was performed for the years 2003 (the first full year in which the entire plant is on line), 2005, 2010, 2015 and 2020. In each of these years, RDI compared the market price recorded by IREMM to the dispatch cost of the plant in each hour for which any unit at the plant was called upon to run. This analysis was used to derive profits achieved from the energy market. To determine total contributions to fixed costs, RDI further included revenues received from the capacity market.

    Table APP-2 summarizes the results of the hourly profit analysis on an annual basis. Tables showing the results of the analysis summarized on a monthly basis are attached within the following pages of Appendix D. In the monthly tables, the annual capacity price is allocated to each month according to the methodology described in the report above(11). That is, the annual price was allocated only to the following months: May (5%); June (15%); July (30%); August (30%); September (15%); and October (5%).

APP-2: HOURLY PROFIT ANALYSIS--ANNUAL SUMMARY

                                                                                                                 TOTAL
                                ENERGY REVENUE                         ENERGY PROFIT           CAPACITY          CONT.
                        ------------------------------              -------------------   -------------------    FIXED
                          GEN                   AVG      DISPATCH                AVG       PRICE       REV       COSTS
YEAR                      GWH      ($ 000)     $/MWH      $/MWH     ($ 000)     $/MWH     $/KW-MTH   ($ 000)    ($ 000)
----                    --------   --------   --------   --------   --------   --------   --------   --------   --------
2003..................    186        8,051     43.19      39.83       626        3.36      48.69      43,819     44,445
2005..................    349       15,259     43.70      42.53       411        1.18      50.56      45,504     45,915
2010..................    428       22,401     52.31      51.65       280        0.65      55.13      49,621     49,901
2015..................    303       17,837     58.83      58.19       195        0.64      59.61      53.646     53,841
2020..................    162       10,738     66.23      65.62        99        0.61      64.30      57,868     57,967

                   APPENDIX D: HOURLY PROFIT ANALYSIS - 2003
                               BASE CASE SCENARIO

                                                                                                                 TOTAL
                                ENERGY REVENUE                         ENERGY PROFIT           CAPACITY          CONT.
                        ------------------------------              -------------------   -------------------    FIXED
                          GEN                   AVG      DISPATCH                AVG       PRICE       REV       COSTS
2003                      GWH      ($ 000)     $/MWH      $/MWH     ($ 000)     $/MWH     $/KW-MTH   ($ 000)    ($ 000)
----                    --------   --------   --------   --------   --------   --------   --------   --------   --------
JAN...................     --           --        --      42.68        --          --         --          --         --
FEB...................      5          225     46.41      41.78        22        4.63         --          --         22
MAR...................      1           36     42.08      40.68         1        1.40         --          --          1
APR...................     --           --        --      39.78        --          --         --          --         --
MAY...................      8          343     40.39      39.48         8        0.91       2.43       2,191      2,199
JUN...................     31        1,248     40.24      39.48        24        0.76       7.30       6,573      6,596
JUL...................     57        2,405     42.40      39.78       149        2.62      14.61      13,146     13,294
AUG...................     63        2,864     45.57      39.78       364        5.79      14.61      13,146     13,510
SEP...................     18          777     42.35      39.78        47        2.57       7.30       6,573      6,620
OCT...................     --           --        --      40.08        --          --       2.43       2,191      2,191
NOV...................     --           --        --      41.48        --          --         --          --         --
DEC...................      3          152     46.48      43.18        11        3.30         --          --         11
                          ---       ------     -----      -----       ---        ----      -----      ------     ------
2003 TOTAL............    186        8,051     43.19      39.83       626        3.36      48.69      43,819     44,445

------------------------

(11)  Pages 27-29.

                                     C-D-1

                   APPENDIX D: HOURLY PROFIT ANALYSIS - 2005
                               BASE CASE SCENARIO

                                                                                                                 TOTAL
                                ENERGY REVENUE                         ENERGY PROFIT           CAPACITY          CONT.
                        ------------------------------              -------------------   -------------------    FIXED
                          GEN                   AVG      DISPATCH                AVG       PRICE       REV       COSTS
2005                      GWH      ($ 000)     $/MWH      $/MWH     ($ 000)     $/MWH     $/KW-MTH   ($ 000)    ($ 000)
----                    --------   --------   --------   --------   --------   --------   --------   --------   --------
JAN...................      9          418     46.07      45.40         6        0.67         --          --          6
FEB...................      7          306     46.08      44.50        10        1.58         --          --         10
MAR...................      8          356     44.08      43.30         6        0.78         --          --          6
APR...................     --           --        --      42.40        --          --         --          --         --
MAY...................     22          922     42.76      42.00        16        0.76       2.53       2,275      2,292
JUN...................     70        2,961     42.09      42.00         6        0.09       7.58       6,826      6,832
JUL...................     86        3,736     43.37      42.40        83        0.97      15.17      13,651     13,735
AUG...................     91        4,076     44.84      42.40       222        2.44      15.17      13,651     13,873
SEP...................     29        1,247     43.74      42.40        38        1.34       7.58       6,826      6,864
OCT...................     19          815     42.89      42.70         4        0.19       2.53       2,275      2,279
NOV...................      3          128     44.63      44.20         1        0.43         --          --          1
DEC...................      6          294     48.84      46.00        17        2.84         --          --         17
                          ---       ------     -----      -----       ---        ----      -----      ------     ------
2005 TOTAL............    349       15,259     43.70      42.53       411        1.18      50.56      45,504     45,915

                   APPENDIX D: HOURLY PROFIT ANALYSIS - 2010
                               BASE CASE SCENARIO

                                                                                                                 TOTAL
                                ENERGY REVENUE                         ENERGY PROFIT           CAPACITY          CONT.
                        ------------------------------              -------------------   -------------------    FIXED
                          GEN                   AVG      DISPATCH                AVG       PRICE       REV       COSTS
2010                      GWH      ($ 000)     $/MWH      $/MWH     ($ 000)     $/MWH     $/KW-MTH   ($ 000)    ($ 000)
----                    --------   --------   --------   --------   --------   --------   --------   --------   --------
JAN...................     11          635     55.73      55.18         6        0.55         --          --          6
FEB...................      6          361     58.29      53.98        27        4.31         --          --         27
MAR...................      9          467     52.86      52.48         3        0.38         --          --          3
APR...................     --           --        --      51.38        --          --         --          --         --
MAY...................     25        1,301     51.35      50.98         9        0.37       2.76       2,481      2,490
JUN...................     72        3,701     51.05      50.98         5        0.07       8.27       7,443      7,448
JUL...................     98        5,084     51.88      51.38        49        0.50      16.54      14,886     14,935
AUG...................    120        6,305     52.42      51.38       125        1.04      16.54      14,886     15,011
SEP...................     40        2,081     52.01      51.38        25        0.63       8.27       7,443      7,469
OCT...................     20        1,043     51.78      51.68         2        0.10       2.76       2,481      2,483
NOV...................     15          799     53.97      53.58         6        0.39         --          --          6
DEC...................     11          624     57.99      55.88        23        2.11         --          --         23
                          ---       ------     -----      -----       ---        ----      -----      ------     ------
2010 TOTAL............    428       22,401     52.31      51.65       280        0.65      55.13      49,621     49,901

                                     C-D-2

                   APPENDIX D: HOURLY PROFIT ANALYSIS - 2015
                               BASE CASE SCENARIO

                                                                                                                 TOTAL
                                ENERGY REVENUE                         ENERGY PROFIT           CAPACITY          CONT.
                        ------------------------------              -------------------   -------------------    FIXED
                          GEN                   AVG      DISPATCH                AVG       PRICE       REV       COSTS
2015                      GWH      ($ 000)     $/MWH      $/MWH     ($ 000)     $/MWH     $/KW-MTH   ($ 000)    ($ 000)
----                    --------   --------   --------   --------   --------   --------   --------   --------   --------
JAN...................      5          309     62.94      62.39         3        0.55         --          --          3
FEB...................      4          235     62.50      61.09         5        1.41         --          --          5
MAR...................      4          265     59.71      59.39         1        0.32         --          --          1
APR...................     --           --        --      58.09        --          --         --          --         --
MAY...................     22        1,281     58.22      57.69        12        0.53       2.98       2,682      2,694
JUN...................     51        2,935     57.69      57.69         0        0.00       8.94       8,047      8,047
JUL...................     79        4,647     58.82      58.09        58        0.73      17.88      16,094     16,152
AUG...................     92        5,459     59.07      58.09        90        0.98      17.88      16,094     16,184
SEP...................     36        2,108     58.55      58.09        17        0.46       8.94       8,047      8,063
OCT...................      5          297     58.76      58.49         1        0.27       2.98       2,682      2,684
NOV...................      2          122     61.02      60.69         1        0.33         --          --          1
DEC...................      3          179     65.91      63.29         7        2.62         --          --          7
                          ---       ------     -----      -----       ---        ----      -----      ------     ------
2015 TOTAL............    303       17,837     58.83      58.19       195        0.64      59.61      53,646     53,841

                   APPENDIX D: HOURLY PROFIT ANALYSIS - 2020
                               BASE CASE SCENARIO

                                                                                                                 TOTAL
                                ENERGY REVENUE                         ENERGY PROFIT           CAPACITY          CONT.
                        ------------------------------              -------------------   -------------------    FIXED
                          GEN                   AVG      DISPATCH                AVG       PRICE       REV       COSTS
2020                      GWH      ($ 000)     $/MWH      $/MWH     ($ 000)     $/MWH     $/KW-MTH   ($ 000)    ($ 000)
----                    --------   --------   --------   --------   --------   --------   --------   --------   --------
JAN...................     --           --        --      70.64        --          --         --          --         --
FEB...................     --           --        --      69.14        --          --         --          --         --
MAR...................     --           --        --      67.24        --          --         --          --         --
APR...................     --           --        --      65.74        --          --         --          --         --
MAY...................     14          915     65.38      65.24         2        0.14       3.21       2,893      2,895
JUN...................     27        1,734     65.27      65.24         1        0.03       9.64       8,680      8,681
JUL...................     57        3,818     66.53      65.74        46        0.79      19.29      17,360     17,406
AUG...................     49        3,270     66.67      65.74        45        0.93      19.29      17,360     17,406
SEP...................     13          862     66.07      65.74         4        0.33       9.64       8,680      8,684
OCT...................      2          138     66.64      66.24         1        0.40       3.21       2,893      2,894
NOV...................     --           --        --      68.64        --          --         --          --         --
DEC...................     --           --        --      71.54        --          --         --          --         --
                          ---       ------     -----      -----       ---        ----      -----      ------     ------
2020 TOTAL............    162       10,738     66.23      65.62        99        0.61      64.30      57,868     57,967

                                     C-D-3

                                  APPENDIX E:
                            FUEL SWITCHING ANALYSIS

    Pursuant to this report, RDI examined how the Tenaska Georgia Partners project's profitability would be affected if it were forced to switch to fuel oil during peak gas demand periods due to a lack of availability of natural gas. This analysis was performed for the select years: 2003 (the first full year in which the entire plant is on line), 2005, 2010, 2015 and 2020.

    METHODOLOGY RDI analyzed peak periods of gas pipeline capacity in the southeast. This analysis determined that if the Tenaska Georgia Partners project would be forced to switch to fuel oil due to gas pipeline capacity constraints, that interruption would most likely to occur in the months of January and February. RDI made two further assumptions:

    - the project would be forced to burn fuel oil for the entire month; and

    - the project would be a price taker in the market.

    RDI employed the same methodology described in Appendix D to determine the effect of fuel switching on the project's profitability in the select years. This analysis took into account two scenarios. First, RDI examined a scenario where the plant would not be dispatched if it became uneconomic due to fuel switching. The second scenario assumed that the plant would be dispatched as if it had not switched fuels (i.e. the plant would be dispatched as it would in the base case even if it became uneconomic due to fuel switching.)

    RESULTS The results of the fuel switching analysis are summarized on an annual basis below in Table APP-3 and on a monthly basis in the tables attached to this Appendix.

    The fuel switching analysis indicates that if the Tenaska Georgia Partners project were forced to switch to fuel oil in the months of January and February, it would never be economically dispatched in the years examined. This is due to the significantly higher fuel oil forecast for the region.

    However, in both scenarios considered, fuel switching has only a minor impact on the overall profitability of the project. First, the months of January and February are months in which the plant does not achieve high capacity factors in the base case forecast. So, in the scenario in which the plant is not dispatched, the revenues foregone from the energy market are relatively small. If the plant is required to run despite being uneconomic, the losses sustained in January and February are largely offset by energy market profits achieved in later months, and by contributions to fixed costs from the capacity market. Moreover, RDI's profitability analysis (outlined in Appendix D) demonstrates that the project's profitability is largely dependent on its revenue contributions from the capacity market. Fuel switching will not impact revenue from the capacity market unless the plant is not able to generate. As shown in Table APP-3, total contributions to fixed costs are not impacted by more than one percent in any year analyzed in both fuel-switching scenarios.

TABLE APP--3 FUEL SWITCHING ANALYSIS--ANNUAL SUMMARY

                                                                 FUEL SWITCHING SCENARIO
                      BASE CASE                                   ASSUMING NO DISPATCH
-----------------------------------------------------   -----------------------------------------
                          ENERGY PROFIT       CONT.        ENERGY PROFIT       CONT.        %
                       -------------------    FIXED     -------------------    FIXED       CHG
                                    AVE       COSTS                  AVG       COSTS       FROM
        YEAR            ($000)      /MWH      ($000)     ($000)     $/MWH      ($000)      BASE
        ----           --------   --------   --------   --------   --------   --------   --------
2003.................    626        3.36       44,445     603        3.24      44,422      -0.1%
2005.................    411        1.18       45,915     395        1.13      45,898       0.0%
2010.................    280        0.65       49,901     247        0.58      49,868      -0.1%
2015.................    195        0.64       53,841     187        0.62      53,833       0.0%
2020.................     99        0.61       57,967      99        0.61      57,967       0.0%

                                FUEL SWITCHING SCENARIO
                               ASSUMING PLANT DISPATCHED
---------------------  -----------------------------------------
                          ENERGY PROFIT       CONT.        %
                       -------------------    FIXED       CHG
                                    AVG       COSTS       FROM
        YEAR            ($000)     $/MWH      ($000)      BASE
        ----           --------   --------   --------   --------
2003.................    548        2.94      44,367      -0.2%
2005.................    157        0.45      45,661      -0.6%
2010.................    (13)      (0.03)     49,608      -0.5%
2015.................    (16)      (0.05)     53,630      -0.4%
2020.................     99        0.61      57,967       0.0%

                                     C-E-1

                   APPENDIX E: FUEL SWITCHING ANALYSIS - 2003

                                                           BASE CASE SCENARIO
                       ------------------------------------------------------------------------------------------    TOTAL
                               ENERGY REVENUE                            ENERGY PROFIT            CAPACITY            CONT
                       ------------------------------                 -------------------   ---------------------    FIXED
                         GEN                   AVG       DISPATCH                  AVG        PRICE        REV       COSTS
2003                     GWH      ($ 000)     $/MWH        $/MWH      ($ 000)     $/MWH      $/KW-MTH    ($ 000)    ($ 000)
----                   --------   --------   --------   -----------   --------   --------   ----------   --------   --------
JAN..................     --           --        --        42.68         --          --          --           --         --
FEB..................      5          225     46.41        41.78         22        4.63          --           --         22
MAR..................      1           36     42.08        40.68          1        1.40          --           --          1
APR..................     --           --        --        39.78         --          --          --           --         --
MAY..................      8          343     40.39        39.48          8        0.91        2.43        2,191      2,199
JUN..................     31        1,248     40.24        39.48         24        0.76        7.30        6,573      6,596
JUL..................     57        2,405     42.40        39.78        149        2.62       14.61       13,146     13,294
AUG..................     63        2,864     45.57        39.78        364        5.79       14.61       13,146     13,510
SEP..................     18          777     42.35        39.78         47        2.57        7.30        6,573      6,620
OCT..................     --           --        --        40.08         --          --        2.43        2,191      2,191
NOV..................     --           --        --        41.48         --          --          --           --         --
DEC..................      3          152     46.48        43.18         11        3.30          --           --         11
                         ---       ------     -----        -----        ---        ----       -----       ------     ------
2003 TOTAL...........    186        8,051     43.19        39.83        626        3.36       48.69       43,819     44,445


                                           FUEL SWITCHING SCENARIO--ASSUMINGOPLANT DISPATCHED                        CONT.

                               ENERGY REVENUE                            ENERGY PROFIT
                       ------------------------------                 -------------------         CAPACITY           FIXED
                         GEN                   AVG       DISPATCH                  AVG        PRICE        REV       COSTS
2003                     GWH      ($ 000)     $/MWH        $/MWH      ($ 000)     $/MWH      $/KW-MTH    ($ 000)    ($ 000)
----                   --------   --------   --------   -----------   --------   --------   ----------   --------   --------
JAN..................     --           --        --        42.68         --          --          --           --         --
FEB..................      5          225     46.41        41.78         22        4.63          --           --         22
MAR..................      1           36     42.08        40.68          1        1.40          --           --          1
APR..................     --           --        --        39.78         --          --          --           --         --
MAY..................      8          343     40.39        39.48          8        0.91        2.43        2,191      2,199
JUN..................     31        1,248     40.24        39.48         24        0.76        7.30        6,573      6,596
JUL..................     57        2,405     42.40        39.78        149        2.62       14.61       13,146     13,294
AUG..................     63        2,864     45.57        39.78        364        5.79       14.61       13,146     13,510
SEP..................     18          777     42.35        39.78         47        2.57        7.30        6,573      6,620
OCT..................     --           --        --        40.08         --          --        2.43        2,191      2,191
NOV..................     --           --        --        41.48         --          --          --           --         --
DEC..................      3          152     46.48        43.18         11        3.30          --           --         11
                         ---       ------     -----        -----        ---        ----       -----       ------     ------
2003 TOTAL...........    186        8,051     43.19        39.83        626        3.36       48.69       43,819     44,445


JAN..................     --          --         --        57.84           --         --         --           --         --
FEB..................     --          --         --        57.84           --         --         --           --         --
MAR..................      1          36      42.08        40.68            1       1.40         --           --          1
APR..................     --          --         --        39.78           --         --         --           --         --
MAY..................      8         343      40.39        39.48            8       0.91       2.43        2,191      2,199
JUN..................     31       1,248      40.24        39.48           24       0.76       7.30        6,573      6,596
JUL..................     57       2,405      42.40        39.78          149       2.62      14.61       13,146     13,294
AUG..................     63       2,864      45.57        39.78          364       5.79      14.61       13,146     13,510
SEP..................     18         777      42.35        39.78           47       2.57       7.30        6,573      6,620
OCT..................     --          --         --        40.08           --         --       2.43        2,191      2,191
NOV..................     --          --         --        41.48           --         --         --           --         --
DEC..................      3         152      46.48        43.18           11       3.30         --           --         11
                         ---       -----      -----        -----       ------     ------      -----       ------     ------
2003 TOTAL...........    182       7,826      43.10        39.78          603       3.24      48.69       43,819     44,422
JAN..................     --          --         --        57.84           --         --         --           --         --
FEB..................      5         225      46.41        57.84          (55)    (11.43)        --           --        (55)
MAR..................      1          36      42.08        40.68            1       1.40         --           --          1
APR..................     --          --         --        39.78           --         --         --           --         --
MAY..................      8         343      40.39        39.48            8       0.91       2.43        2,191      2,199
JUN..................     31       1,248      40.24        39.48           24       0.76       7.30        6,573      6,596
JUL..................     57       2,405      42.40        39.78          149       2.62      14.61       13,146     13,294
AUG..................     63       2,864      45.57        39.78          364       5.79      14.61       13,146     13,510
SEP..................     18         777      42.35        39.78           47       2.57       7.30        6,573      6,620
OCT..................     --          --         --        40.08           --         --       2.43        2,191      2,191
NOV..................     --          --         --        41.48           --         --         --           --         --
DEC..................      3         152      46.48        43.18           11       3.30         --           --         11
                         ---       -----      -----        -----       ------     ------      -----       ------     ------
2003 TOTAL...........    186       8,051      43.19        40.25          548       2.94      48.69       43,819     44,367

                                     C-E-2

                   APPENDIX E: FUEL SWITCHING ANALYSIS - 2005

                                                          BASE CASE SCENARIO
                        --------------------------------------------------------------------------------------    TOTAL
                                ENERGY REVENUE                         ENERGY PROFIT            CAPACITY           CONT
                        ------------------------------              -------------------   --------------------    FIXED
                          GEN                   AVG      DISPATCH                AVG        PRICE       REV       COSTS
2005                      GWH      ($ 000)     $/MWH      $/MWH     ($ 000)     $/MWH     $/KW-MTH    ($ 000)    ($ 000)
----                    --------   --------   --------   --------   --------   --------   ---------   --------   --------
JAN...................      9          418     46.07      45.40         6        0.67          --          --          6
FEB...................      7          306     46.08      44.50        10        1.58          --          --         10
MAR...................      8          356     44.08      43.30         6        0.78          --          --          6
APR...................     --           --        --      42.40        --          --          --          --         --
MAY...................     22          922     42.76      42.00        16        0.76        2.53       2,275      2,292
JUN...................     70        2,961     42.09      42.00         6        0.09        7.58       6,826      6,832
JUL...................     86        3,736     43.37      42.40        83        0.97       15.17      13,651     13,735
AUG...................     91        4,076     44.84      42.40       222        2.44       15.17      13,651     13,873
SEP...................     29        1,247     43.74      42.40        38        1.34        7.58       6,826      6,864
OCT...................     19          815     42.89      42.70         4        0.19        2.53       2,275      2,279
NOV...................      3          128     44.63      44.20         1        0.43          --          --          1
DEC...................      6          294     48.84      46.00        17        2.84          --          --         17
                          ---       ------     -----      -----       ---        ----       -----      ------     ------
2005 TOTAL............    349       15,259     43.70      42.53       411        1.18       50.56      45,504     45,915


                                          FUEL SWITCHING SCENARIO--ASSUMINGOPLANT DISPATCHED                      CONT.

                                ENERGY REVENUE                         ENERGY PROFIT
                        ------------------------------              -------------------         CAPACITY          FIXED
                          GEN                   AVG      DISPATCH                AVG        PRICE       REV       COSTS
2005                      GWH      ($ 000)     $/MWH      $/MWH     ($ 000)     $/MWH     $/KW-MTH    ($ 000)    ($ 000)
----                    --------   --------   --------   --------   --------   --------   ---------   --------   --------
JAN...................      9          418     46.07      45.40         6        0.67          --          --          6
FEB...................      7          306     46.08      44.50        10        1.58          --          --         10
MAR...................      8          356     44.08      43.30         6        0.78          --          --          6
APR...................     --           --        --      42.40        --          --          --          --         --
MAY...................     22          922     42.76      42.00        16        0.76        2.53       2,275      2,292
JUN...................     70        2,961     42.09      42.00         6        0.09        7.58       6,826      6,832
JUL...................     86        3,736     43.37      42.40        83        0.97       15.17      13,651     13,735
AUG...................     91        4,076     44.84      42.40       222        2.44       15.17      13,651     13,873
SEP...................     29        1,247     43.74      42.40        38        1.34        7.58       6,826      6,864
OCT...................     19          815     42.89      42.70         4        0.19        2.53       2,275      2,279
NOV...................      3          128     44.63      44.20         1        0.43          --          --          1
DEC...................      6          294     48.84      46.00        17        2.84          --          --         17
                          ---       ------     -----      -----       ---        ----       -----      ------     ------
2005 TOTAL                349       15,259     43.70      42.53       411        1.18       50.56      45,504     45,915


JAN...................     --           --        --      61.20         --          --         --          --         --
FEB...................     --           --        --      61.20         --          --         --          --         --
MAR...................      8          356     44.08      43.30          6        0.78         --          --          6
APR...................     --           --        --      42.40         --          --         --          --         --
MAY...................     22          922     42.76      42.00         16        0.76       2.53       2,275      2,292
JUN...................     70        2,961     42.09      42.00          6        0.09       7.58       6,826      6,832
JUL...................     86        3,736     43.37      42.40         83        0.97      15.17      13,651     13,735
AUG...................     91        4,076     44.84      42.40        222        2.44      15.17      13,651     13,873
SEP...................     29        1,247     43.74      42.40         38        1.34       7.58       6,826      6,864
OCT...................     19          815     42.89      42.70          4        0.19       2.53       2,275      2,279
NOV...................      3          128     44.63      44.20          1        0.43         --          --          1
DEC...................      6          294     48.84      46.00         17        2.84         --          --         17
                          ---       ------     -----      -----       ----      ------      -----      ------     ------
2005 TOTAL............    333       14,535     43.59      42.41        395        1.13      50.56      45,504     45,898
JAN...................      9          418     46.07      61.20       (137)     (15.12)        --          --       (137)
FEB...................      7          306     46.08      61.20       (100)     (15.12)        --          --       (100)
MAR...................      8          356     44.08      43.30          6        0.78         --          --          6
APR...................     --           --        --      42.40         --          --         --          --         --
MAY...................     22          922     42.76      42.00         16        0.76       2.53       2,275      2,292
JUN...................     70        2,961     42.09      42.00          6        0.09       7.58       6,826      6,832
JUL...................     86        3,736     43.37      42.40         83        0.97      15.17      13,651     13,735
AUG...................     91        4,076     44.84      42.40        222        2.44      15.17      13,651     13,873
SEP...................     29        1,247     43.74      42.40         38        1.34       7.58       6,826      6,864
OCT...................     19          815     42.89      42.70          4        0.19       2.53       2,275      2,279
NOV...................      3          128     44.63      44.20          1        0.43         --          --          1
DEC...................      6          294     48.84      46.00         17        2.84         --          --         17
                          ---       ------     -----      -----       ----      ------      -----      ------     ------
2005 TOTAL                349       15,259     43.70      43.25        157        0.45      50.56      45,504     45,661

                                     C-E-3

                   APPENDIX E: FUEL SWITCHING ANALYSIS - 2010

                                                           BASE CASE SCENARIO
                       ------------------------------------------------------------------------------------------    TOTAL
                               ENERGY REVENUE                            ENERGY PROFIT            CAPACITY            CONT
                       ------------------------------                 -------------------   ---------------------    FIXED
                         GEN                   AVG       DISPATCH                  AVG        PRICE        REV       COSTS
2010                     GWH      ($ 000)     $/MWH        $/MWH      ($ 000)     $/MWH      $/KW-MTH    ($ 000)    ($ 000)
----                   --------   --------   --------   -----------   --------   --------   ----------   --------   --------
JAN..................     11          635     55.73        55.18          6        0.55          --           --          6
FEB..................      6          361     58.29        53.98         27        4.31          --           --         27
MAR..................      9          467     52.86        52.48          3        0.38          --           --          3
APR..................     --           --        --        51.38         --          --          --           --         --
MAY..................     25        1,301     51.35        50.98          9        0.37        2.76        2,481      2,490
JUN..................     72        3,701     51.05        50.98          5        0.07        8.27        7,443      7,448
JUL..................     98        5,084     51.88        51.38         49        0.50       16.54       14,886     14,935
AUG..................    120        6,305     52.42        51.38        125        1.04       16.54       14,886     15,011
SEP..................     40        2,081     52.01        51.38         25        0.63        8.27        7,443      7,469
OCT..................     20        1,043     51.78        51.68          2        0.10        2.76        2,481      2,483
NOV..................     15          799     53.97        53.58          6        0.39          --           --          6
DEC..................     11          624     57.99        55.88         23        2.11          --           --         23
                         ---       ------     -----        -----        ---        ----       -----       ------     ------
2010 TOTAL               428       22,401     52.31        51.65        280        0.65       55.13       49,621     49,901


                                           FUEL SWITCHING SCENARIO--ASSUMINGOPLANT DISPATCHED                        CONT.

                               ENERGY REVENUE                            ENERGY PROFIT
                       ------------------------------                 -------------------         CAPACITY           FIXED
                         GEN                   AVG       DISPATCH                  AVG        PRICE        REV       COSTS
2010                     GWH      ($ 000)     $/MWH        $/MWH      ($ 000)     $/MWH      $/KW-MTH    ($ 000)    ($ 000)
----                   --------   --------   --------   -----------   --------   --------   ----------   --------   --------
JAN..................     11          635     55.73        55.18          6        0.55          --           --          6
FEB..................      6          361     58.29        53.98         27        4.31          --           --         27
MAR..................      9          467     52.86        52.48          3        0.38          --           --          3
APR..................     --           --        --        51.38         --          --          --           --         --
MAY..................     25        1,301     51.35        50.98          9        0.37        2.76        2,481      2,490
JUN..................     72        3,701     51.05        50.98          5        0.07        8.27        7,443      7,448
JUL..................     98        5,084     51.88        51.38         49        0.50       16.54       14,886     14,935
AUG..................    120        6,305     52.42        51.38        125        1.04       16.54       14,886     15,011
SEP..................     40        2,081     52.01        51.38         25        0.63        8.27        7,443      7,469
OCT..................     20        1,043     51.78        51.68          2        0.10        2.76        2,481      2,483
NOV..................     15          799     53.97        53.58          6        0.39          --           --          6
DEC..................     11          624     57.99        55.88         23        2.11          --           --         23
                         ---       ------     -----        -----        ---        ----       -----       ------     ------
2010 TOTAL...........    428       22,401     52.31        51.65        280        0.65       55.13       49,621     49,901


JAN..................     --           --        --        71.44          --          --         --           --         --
FEB..................     --           --        --        71.44          --          --         --           --         --
MAR..................      9          467     52.86        52.48           3        0.38         --           --          3
APR..................     --           --        --        51.38          --          --         --           --         --
MAY..................     25        1,301     51.35        50.98           9        0.37       2.76        2,481      2,490
JUN..................     72        3,701     51.05        50.98           5        0.07       8.27        7,443      7,448
JUL..................     98        5,084     51.88        51.38          49        0.50      16.54       14,886     14,935
AUG..................    120        6,305     52.42        51.38         125        1.04      16.54       14,886     15,011
SEP..................     40        2,081     52.01        51.38          25        0.63       8.27        7,443      7,469
OCT..................     20        1,043     51.78        51.68           2        0.10       2.76        2,481      2,483
NOV..................     15          799     53.97        53.58           6        0.39         --           --          6
DEC..................     11          624     57.99        55.88          23        2.11         --           --         23
                         ---       ------     -----        -----        ----      ------      -----       ------     ------
2010 TOTAL               411       21,406     52.12        51.52         247        0.58      55.13       49,621     49,868
JAN..................     11          635     55.73        71.44        (179)     (15.72)        --           --       (179)
FEB..................      6          361     58.29        71.44         (81)     (13.16)        --           --        (81)
MAR..................      9          467     52.86        52.48           3        0.38         --           --          3
APR..................     --           --        --        51.38          --          --         --           --         --
MAY..................     25        1,301     51.35        50.98           9        0.37       2.76        2,481      2,490
JUN..................     72        3,701     51.05        50.98           5        0.07       8.27        7,443      7,448
JUL..................     98        5,084     51.88        51.38          49        0.50      16.54       14,886     14,935
AUG..................    120        6,305     52.42        51.38         125        1.04      16.54       14,886     15,011
SEP..................     40        2,081     52.01        51.38          25        0.63       8.27        7,443      7,469
OCT..................     20        1,043     51.78        51.68           2        0.10       2.76        2,481      2,483
NOV..................     15          799     53.97        53.58           6        0.39         --           --          6
DEC..................     11          624     57.99        55.88          23        2.11         --           --         23
                         ---       ------     -----        -----        ----      ------      -----       ------     ------
2010 TOTAL...........    428       22,401     52.31        52.34         (13)      (0.03)     55.13       49,621     49,608

                                     C-E-4

                   APPENDIX E: FUEL SWITCHING ANALYSIS - 2015

                                                           BASE CASE SCENARIO
                       ------------------------------------------------------------------------------------------    TOTAL
                               ENERGY REVENUE                            ENERGY PROFIT            CAPACITY            CONT
                       ------------------------------                 -------------------   ---------------------    FIXED
                         GEN                   AVG       DISPATCH                  AVG        PRICE        REV       COSTS
2015                     GWH      ($ 000)     $/MWH        $/MWH      ($ 000)     $/MWH      $/KW-MTH    ($ 000)    ($ 000)
----                   --------   --------   --------   -----------   --------   --------   ----------   --------   --------
JAN..................      5          309     62.94        62.39         2.7       0.55          --           --          3
FEB..................      4          235     62.50        61.09         5.3       1.41          --           --          5
MAR..................      4          265     59.71        59.39         1.4       0.32          --           --          1
APR..................     --           --        --        58.09          --         --          --           --         --
MAY..................     22        1,281     58.22        57.69        11.6       0.53        2.98        2,682      2,694
JUN..................     51        2,935     57.69        57.69         0.2       0.00        8.94        8,047      8,047
JUL..................     79        4,647     58.82        58.09        58.0       0.73       17.88       16,094     16,152
AUG..................     92        5,459     59.07        58.09        90.1       0.98       17.88       16,094     16,184
SEP..................     36        2,108     58.55        58.09        16.5       0.46        8.94        8,047      8,063
OCT..................      5          297     58.76        58.49         1.3       0.27        2.98        2,682      2,684
NOV..................      2          122     61.02        60.69         0.7       0.33          --           --          1
DEC..................      3          179     65.91        63.29         7.1       2.62          --           --          7
                         ---       ------     -----        -----       -----       ----       -----       ------     ------
2015 TOTAL...........    303       17,837     58.83        58.19       195.0       0.64       59.61       53,646     53,841


                                           FUEL SWITCHING SCENARIO--ASSUMINGOPLANT DISPATCHED                        CONT.

                               ENERGY REVENUE                            ENERGY PROFIT
                       ------------------------------                 -------------------         CAPACITY           FIXED
                         GEN                   AVG       DISPATCH                  AVG        PRICE        REV       COSTS
2015                     GWH      ($ 000)     $/MWH        $/MWH      ($ 000)     $/MWH      $/KW-MTH    ($ 000)    ($ 000)
----                   --------   --------   --------   -----------   --------   --------   ----------   --------   --------
JAN..................      5          309     62.94        62.39         2.7       0.55          --           --          3
FEB..................      4          235     62.50        61.09         5.3       1.41          --           --          5
MAR..................      4          265     59.71        59.39         1.4       0.32          --           --          1
APR..................     --           --        --        58.09          --         --          --           --         --
MAY..................     22        1,281     58.22        57.69        11.6       0.53        2.98        2,682      2,694
JUN..................     51        2,935     57.69        57.69         0.2       0.00        8.94        8,047      8,047
JUL..................     79        4,647     58.82        58.09        58.0       0.73       17.88       16,094     16,152
AUG..................     92        5,459     59.07        58.09        90.1       0.98       17.88       16,094     16,184
SEP..................     36        2,108     58.55        58.09        16.5       0.46        8.94        8,047      8,063
OCT..................      5          297     58.76        58.49         1.3       0.27        2.98        2,682      2,684
NOV..................      2          122     61.02        60.69         0.7       0.33          --           --          1
DEC..................      3          179     65.91        63.29         7.1       2.62          --           --          7
                         ---       ------     -----        -----       -----       ----       -----       ------     ------
2015 TOTAL...........    303       17,837     58.83        58.19       195.0       0.64       59.61       53,646     53,841


JAN..................     --           --        --        86.22           --         --         --           --         --
FEB..................     --           --        --        86.22           --         --         --           --         --
MAR..................      4          265     59.71        59.39          1.4       0.32         --           --          1
APR..................     --           --        --        58.09           --         --         --           --         --
MAY..................     22        1,281     58.22        57.69         11.6       0.53       2.98        2,682      2,694
JUN..................     51        2,935     57.69        57.69          0.2       0.00       8.94        8,047      8,047
JUL..................     79        4,647     58.82        58.09         58.0       0.73      17.88       16,094     16,152
AUG..................     92        5,459     59.07        58.09         90.1       0.98      17.88       16,094     16,184
SEP..................     36        2,108     58.55        58.09         16.5       0.46       8.94        8,047      8,063
OCT..................      5          297     58.76        58.49          1.3       0.27       2.98        2,682      2,684
NOV..................      2          122     61.02        60.69          0.7       0.33         --           --          1
DEC..................      3          179     65.91        63.29          7.1       2.62         --           --          7
                         ---       ------     -----        -----       ------     ------      -----       ------     ------
2015 TOTAL...........    295       17,293     58.72        58.08        187.0       0.62      59.61       53,646     53,833
JAN..................      5          309     62.94        86.22       (114.2)    (23.27)        --           --       (114)
FEB..................      4          235     62.50        86.22        (89.0)    (23.72)        --           --        (89)
MAR..................      4          265     59.71        59.39          1.4       0.32         --           --          1
APR..................     --           --        --        58.09           --         --         --           --         --
MAY..................     22        1,281     58.22        57.69         11.6       0.53       2.98        2,682      2,694
JUN..................     51        2,935     57.69        57.69          0.2       0.00       8.94        8,047      8,047
JUL..................     79        4,647     58.82        58.09         58.0       0.73      17.88       16,094     16,152
AUG..................     92        5,459     59.07        58.09         90.1       0.98      17.88       16,094     16,184
SEP..................     36        2,108     58.55        58.09         16.5       0.46       8.94        8,047      8,063
OCT..................      5          297     58.76        58.49          1.3       0.27       2.98        2,682      2,684
NOV..................      2          122     61.02        60.69          0.7       0.33         --           --          1
DEC..................      3          179     65.91        63.29          7.1       2.62         --           --          7
                         ---       ------     -----        -----       ------     ------      -----       ------     ------
2015 TOTAL...........    303       17,837     58.83        58.89        (16.2)     (0.05)     59.61       53,646     53,630

                                     C-E-5

                   APPENDIX E: FUEL SWITCHING ANALYSIS - 2020

                                                           BASE CASE SCENARIO
                       ------------------------------------------------------------------------------------------    TOTAL
                               ENERGY REVENUE                            ENERGY PROFIT            CAPACITY            CONT
                       ------------------------------                 -------------------   ---------------------    FIXED
                         GEN                   AVG       DISPATCH                  AVG        PRICE        REV       COSTS
2020                     GWH      ($ 000)     $/MWH        $/MWH      ($ 000)     $/MWH      $/KW-MTH    ($ 000)    ($ 000)
----                   --------   --------   --------   -----------   --------   --------   ----------   --------   --------
JAN..................     --           --        --        70.64          --         --          --           --         --
FEB..................     --           --        --        69.14          --         --          --           --         --
MAR..................     --           --        --        67.24          --         --          --           --         --
APR..................     --           --        --        65.74          --         --          --           --         --
MAY..................     14          915     65.38        65.24         2.0       0.14        3.21        2,893      2,895
JUN..................     27        1,734     65.27        65.24         0.8       0.03        9.64        8,680      8,681
JUL..................     57        3,818     66.53        65.74        45.6       0.79       19.29       17,360     17,406
AUG..................     49        3,270     66.67        65.74        45.5       0.93       19.29       17,360     17,406
SEP..................     13          862     66.07        65.74         4.3       0.33        9.64        8,680      8,684
OCT..................      2          138     66.64        66.24         0.8       0.40        3.21        2,893      2,894
NOV..................     --           --        --        68.64          --         --          --           --         --
DEC..................     --           --        --        71.54          --         --          --           --         --
                         ---       ------     -----        -----        ----       ----       -----       ------     ------
2020 TOTAL...........    162       10,738     66.23        65.62        99.0       0.61       64.30       57,868     57,967


                                           FUEL SWITCHING SCENARIO--ASSUMINGOPLANT DISPATCHED                        CONT.

                               ENERGY REVENUE                            ENERGY PROFIT
                       ------------------------------                 -------------------         CAPACITY           FIXED
                         GEN                   AVG       DISPATCH                  AVG        PRICE        REV       COSTS
2020                     GWH      ($ 000)     $/MWH        $/MWH      ($ 000)     $/MWH      $/KW-MTH    ($ 000)    ($ 000)
----                   --------   --------   --------   -----------   --------   --------   ----------   --------   --------
JAN..................     --           --        --        70.64          --         --          --           --         --
FEB..................     --           --        --        69.14          --         --          --           --         --
MAR..................     --           --        --        67.24          --         --          --           --         --
APR..................     --           --        --        65.74          --         --          --           --         --
MAY..................     14          915     65.38        65.24         2.0       0.14        3.21        2,893      2,895
JUN..................     27        1,734     65.27        65.24         0.8       0.03        9.64        8,680      8,681
JUL..................     57        3,818     66.53        65.74        45.6       0.79       19.29       17,360     17,406
AUG..................     49        3,270     66.67        65.74        45.5       0.93       19.29       17,360     17,406
SEP..................     13          862     66.07        65.74         4.3       0.33        9.64        8,680      8,684
OCT..................      2          138     66.64        66.24         0.8       0.40        3.21        2,893      2,894
NOV..................     --           --        --        68.64          --         --          --           --         --
DEC..................     --           --        --        71.54          --         --          --           --         --
                         ---       ------     -----        -----        ----       ----       -----       ------     ------
2020 TOTAL...........    162       10,738     66.23        65.62        99.0       0.61       64.30       57,868     57,967


JAN..................     --           --        --        99.48          --          --         --           --         --
FEB..................     --           --        --        99.48          --          --         --           --         --
MAR..................     --           --        --        67.24          --          --         --           --         --
APR..................     --           --        --        65.74          --          --         --           --         --
MAY..................     14          915     65.38        65.24         2.0        0.14       3.21        2,893      2,895
JUN..................     27        1,734     65.27        65.24         0.8        0.03       9.64        8,680      8,681
JUL..................     57        3,818     66.53        65.74        45.6        0.79      19.29       17,360     17,406
AUG..................     49        3,270     66.67        65.74        45.5        0.93      19.29       17,360     17,406
SEP..................     13          862     66.07        65.74         4.3        0.33       9.64        8,680      8,684
OCT..................      2          138     66.64        66.24         0.8        0.40       3.21        2,893      2,894
NOV..................     --           --        --        68.64          --          --         --           --         --
DEC..................     --           --        --        71.54          --          --         --           --         --
                         ---       ------     -----        -----        ----      ------      -----       ------     ------
2020 TOTAL...........    162       10,738     66.23        65.62        99.0        0.61      64.30       57,868     57,967
JAN..................     --           --        --        99.48          --          --         --           --         --
FEB..................     --           --        --        99.48          --          --         --           --         --
MAR..................     --           --        --        67.24          --          --         --           --         --
APR..................     --           --        --        65.74          --          --         --           --         --
MAY..................     14          915     65.38        65.24         2.0        0.14       3.21        2,893      2,895
JUN..................     27        1,734     65.27        65.24         0.8        0.03       9.64        8,680      8,681
JUL..................     57        3,818     66.53        65.74        45.6        0.79      19.29       17,360     17,406
AUG..................     49        3,270     66.67        65.74        45.5        0.93      19.29       17,360     17,406
SEP..................     13          862     66.07        65.74         4.3        0.33       9.64        8,680      8,684
OCT..................      2          138     66.64        66.24         0.8        0.40       3.21        2,893      2,894
NOV..................     --           --        --        68.64          --          --         --           --         --
DEC..................     --           --        --        71.54          --          --         --           --         --
                         ---       ------     -----        -----        ----      ------      -----       ------     ------
2020 TOTAL...........    162       10,738     66.23        65.62        99.0        0.61      64.30       57,868     57,967

                                     C-E-6

                                  APPENDIX F:
                          HIGH START-UP COST SCENARIO

    As a supplement to this report, RDI examined the sensitivities of market prices and the project's capacity factors to changes in start-up costs. For this scenario, variable O&M (the bulk of which consists of start-up costs) for all new combustion turbines was increased to 15 $/MWh. In the base case, variable O&M for new combustion turbines (including the Tenaska Georgia Partners project) was assumed to be 10 $/MWh.

    Summary tables showing detailed price and capacity factor results are attached to this Appendix.

SCENARIO RESULTS

    ENERGY PRICES Energy price results for the high start-up cost scenario are summarized in Table APP-4. Energy prices gradually deviate from the base case in the early years of the forecast as peaking units set prices in more hours of the year. By 2007, prices in the high start-up case are 4% higher than in the base case and remain approximately 4% higher for the rest of the forecast period.

   TABLE APP-4 ENERGY PRICE RESULTS--HIGH START-UP COST SCENARIO (NOMINAL $)

                                                        HIGH START-UP COST ENERGY PRICES ($/MWH)
                                                  -----------------------------------------------------
                                                     SUMMER MONTHS         WINTER MONTHS
                                                  -------------------   -------------------
                                                                HOURS OF DAY                                ANNUAL        %
                                                             -------------------              YR ROUND      PRICE        CHG
YEAR                                              CONTRACT     OFF      CONTRACT     OFF         AVG      ESCALATION     BASE
----                                              --------   --------   --------   --------   ---------   ----------   --------
2000...........................................    24.50      17.98      22.46      18.47       21.73          --        0.8%
2001...........................................    25.32      18.30      23.68      18.88       22.61         4.1%       1.0%
2002...........................................    26.45      18.51      25.04      19.44       23.65         4.6%       1.7%
2003...........................................    28.98      19.78      26.83      20.22       25.37         7.3%       2.1%
2004...........................................    30.03      20.04      28.62      20.98       26.64         5.0%       2.7%
2005...........................................    31.69      20.42      30.41      21.83       28.08         5.4%       3.3%
2006...........................................    33.25      21.15      31.82      22.52       29.31         4.4%       3.6%
2007...........................................    34.54      21.74      33.83      23.50       30.82         5.1%       4.1%
2008...........................................    35.65      22.33      35.20      24.59       31.99         3.8%       4.0%
2009...........................................    37.78      23.43      36.68      25.74       33.53         4.8%       4.0%
2010...........................................    38.64      24.11      38.25      26.85       34.75         3.6%       4.2%
2011...........................................    39.51      24.67      38.92      27.40       35.43         2.0%       4.0%
2012...........................................    40.57      25.38      39.32      28.14       36.09         1.8%       3.9%
2013...........................................    41.06      25.87      40.14      28.91       36.79         1.9%       3.9%
2014...........................................    41.91      26.69      40.77      29.72       37.52         2.0%       4.0%
2015...........................................    43.41      27.58      41.77      30.39       38.57         2.8%       3.9%
2016...........................................    43.89      28.05      42.69      31.10       39.30         1.9%       3.8%
2017...........................................    44.92      28.78      43.68      31.98       40.25         2.4%       4.0%
2018...........................................    46.14      29.56      44.38      32.79       41.10         2.1%       3.9%
2019...........................................    46.82      30.24      45.52      33.50       42.01         2.2%       4.0%
2020...........................................    47.81      31.15      46.39      34.49       42.93         2.2%       4.0%
2021...........................................    48.03      32.23      45.45      34.86       42.71        -0.5%       3.4%
2022...........................................    49.23      33.03      46.58      35.73       43.78         2.5%       3.4%
2023...........................................    50.46      33.86      47.75      36.62       44.88         2.5%       3.4%
2024...........................................    51.73      34.71      48.94      37.54       46.00         2.5%       3.4%
2025...........................................    53.02      35.57      50.16      38.47       47.15         2.5%       3.4%
2026...........................................    54.35      36.46      51.42      39.44       48.33         2.5%       3.4%
2027...........................................    55.70      37.38      52.70      40.42       49.53         2.5%       3.4%
2028...........................................    57.10      38.31      54.02      41.43       50.77         2.5%       3.4%
2029...........................................    58.52      39.27      55.37      42.47       52.04         2.5%       3.4%
2030...........................................    59.99      40.25      56.76      43.53       53.34         2.5%       3.4%

------------------------------

*   Assumes a 60% load factor

                                     C-F-1

    CAPACITY PRICES Capacity price results for the high start-up cost scenario are shown in Figure App-2. Capacity prices in the high start-up cost scenario are two to four percent lower (approximately .30 $/MWh assuming a 60% load factor) than capacity prices in the base case in the later years of the forecast because higher average energy prices translate to greater contributions to fixed costs for new combustion turbines.

        FIGURE APP-2 CAPACITY PRICE RESULTS--HIGH START-UP COST SCENARIO

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

CAPACITY PRICES IN $/KW-YR
                             BASE  HIGH START-UP
2000                        46.46          46.36
2001                        47.26          47.26
2002                        47.97          47.97
2003                        48.69          48.49
2004                        49.82          49.52
2005                        50.56          50.46
2006                        52.11          51.11
2007                        52.38          52.08
2008                        53.65          52.85
2009                        55.04          53.74
2010                        55.13          54.63
2011                        55.84          54.44
2012                        57.27          55.27
2013                         58.2          56.10
2014                        58.85          57.05
2015                        59.61          57.71
2016                        60.38          58.78
2017                        61.46          59.76
2018                        62.26          60.56
2019                        63.17          61.57
2020                         64.3          62.50
2021                        65.08          63.64
2022                        66.71          66.36
2023                        68.38          68.02
2024                        70.09          69.72
2025                        71.84          71.46
2026                        73.63          73.25
2027                        75.47          75.08
2028                        77.36          76.96
2029                        79.29          78.88
2030                        81.28          80.85

    CAPACITY FACTORS Table APP-5 summarizes forecast monthly capacity factors for select years of the forecast. As shown in Figure APP-3, the higher dispatch costs associated with greater start-up costs would have only a minimal impact on the project's summer capacity factors. A detailed table showing monthly capacity factors for each year of the forecast accompanies this Appendix.

                 TABLE APP-5 MONTHLY CAPACITY FACTORS--SELECT YEARS

YEAR                      JAN        FEB        MAR        APR        MAY        JUN        JUL        AUG        SEP        OCT
----                    --------   --------   --------   --------   --------   --------   --------   --------   --------   --------
2003.................      0%         1%         0%         0%         1%         5%         8%         9%         3%         0%
2005.................      1%         1%         1%         0%         3%         9%        11%        13%         4%         3%
2010.................      2%         1%         2%         0%         4%        11%        14%        16%         6%         4%
2015.................      1%         1%         1%         0%         3%         8%        13%        14%         5%         1%
2020.................      0%         0%         0%         0%         2%         4%         8%         8%         2%         0%
                          ---        ---        ---        ---        ---        ---        ---        ---        ---        ---
Avg 2000-2021........      1%         1%         1%         0%         3%         8%        11%        12%         4%         2%

YEAR                     NOV        DEC        AVG
----                   --------   --------   --------
2003.................     0%         1%         1%
2005.................     0%         1%         3%
2010.................     3%         1%         5%
2015.................     0%         1%         4%
2020.................     0%         0%         3%
                         ---        ---        ---
Avg 2000-2021........     1%         1%         4%

                FIGURE APP-3 MONTHLY CAPACITY FACTORS--SELECT YEARS

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

AUGUST CAPACITY FACTORS - SELECT YEARS
                                        BASE CASE  HIGH START-UP
2003                                           9%             9%
2005                                          14%            13%
2010                                          18%            16%
2015                                          14%            14%
2020                                           7%             8%

                                     C-F-2

                                  APPENDIX F:
                      DETAILED MONTHLY CAPACITY FACTORS--
                          HIGH START-UP COST SCENARIO

                         MONTHLY PLANT GENERATION (GWH)
                         TENASKA GEORGIA POWER PARTNERS

YEAR                         JAN        FEB        MAR        APR        MAY        JUN        JUL        AUG        SEP
----                       --------   --------   --------   --------   --------   --------   --------   --------   --------
2001.....................       --         --         --         --         --        6         16         22          5
2002.....................       --          3         --         --          3       10         41         37         11
2003.....................       --          6          2         --          7       34         51         57         19
2004.....................        5          6          2         --         11       52         55         67         15
2005.....................        6          9          6         --         18       59         76         89         23
2006.....................        6          6          7          5         22       64         81        101         36
2007.....................       12          9          6         --         28       76         91        105         38
2008.....................       11          9          9          1         28       73         91        107         42
2009.....................       11         11         12          6         24       69         92        109         45
2010.....................       14          8         11         --         26       73         95        110         40
2011.....................       12          8          8          2         27       70         89        105         47
2012.....................        6          8         11          4         24       70         96        114         46
2013.....................        9          7          7         --         21       56         81         93         32
2014.....................        6          4          6          2         19       46         74         82         32
2015.....................        6          5          8         --         23       53         86         95         35
2016.....................        4          6          2         --         18       43         77         81         24
2017.....................        6          5          5         --         18       44         79         75         30
2018.....................        2         --          2         --         13       33         80         81         30
2019.....................        2         --         --         --         15       39         68         71         17
2020.....................        2         --         --         --         14       29         55         53         11
2021.....................       --         --         --         --          5       26         46         40          3

YEAR                         OCT        NOV        DEC       TOTAL
----                       --------   --------   --------   --------
2001.....................       --         --        1         50
2002.....................       --         --        4        109
2003.....................       --         --        8        184
2004.....................        1          1        7        222
2005.....................       18          3        6        313
2006.....................       14          2        6        350
2007.....................       23         14        7        409
2008.....................       14         18       10        413
2009.....................       38          8        7        432
2010.....................       24         20        6        427
2011.....................       22          3        8        401
2012.....................       27          9        8        423
2013.....................       11         12        6        335
2014.....................       17          2        6        296
2015.....................        9          1        5        326
2016.....................        5         --        6        266
2017.....................        7         --        5        274
2018.....................        2         --        2        245
2019.....................        2         --        2        216
2020.....................        2         --        1        167
2021.....................       --         --       --        120

                                     C-F-3

                            MONTHLY CAPACITY FACTORS

YEAR                           JAN        FEB        MAR        APR        MAY        JUN        JUL        AUG        SEP
----                         --------   --------   --------   --------   --------   --------   --------   --------   --------
2001.......................      0%         0%         0%         0%         0%         2%         5%         7%         2%
2002.......................      0%         1%         0%         0%         1%         2%         6%         6%         2%
2003.......................      0%         1%         0%         0%         1%         5%         8%         9%         3%
2004.......................      1%         1%         0%         0%         2%         8%         8%        10%         2%
2005.......................      1%         1%         1%         0%         3%         9%        11%        13%         4%
2006.......................      1%         1%         1%         1%         3%        10%        12%        15%         6%
2007.......................      2%         1%         1%         0%         4%        12%        14%        16%         6%
2008.......................      2%         1%         1%         0%         4%        11%        14%        16%         6%
2009.......................      2%         2%         2%         1%         4%        11%        14%        16%         7%
2010.......................      2%         1%         2%         0%         4%        11%        14%        16%         6%
2011.......................      2%         1%         1%         0%         4%        11%        13%        16%         7%
2012.......................      1%         1%         2%         1%         4%        11%        14%        17%         7%
2013.......................      1%         1%         1%         0%         3%         9%        12%        14%         5%
2014.......................      1%         1%         1%         0%         3%         7%        11%        12%         5%
2015.......................      1%         1%         1%         0%         3%         8%        13%        14%         5%
2016.......................      1%         1%         0%         0%         3%         7%        11%        12%         4%
2017.......................      1%         1%         1%         0%         3%         7%        12%        11%         5%
2018.......................      0%         0%         0%         0%         2%         5%        12%        12%         5%
2019.......................      0%         0%         0%         0%         2%         6%        10%        11%         3%
2020.......................      0%         0%         0%         0%         2%         4%         8%         8%         2%
2021.......................      0%         0%         0%         0%         1%         4%         7%         6%         0%
                                --         --         --         --         --         --         --         --         --
Average....................      1%         1%         1%         0%         3%         8%        11%        12%         4%

YEAR                           OCT        NOV        DEC        AVG
----                         --------   --------   --------   --------
2001.......................      0%         0%         0%         2%
2002.......................      0%         0%         1%         2%
2003.......................      0%         0%         1%         2%
2004.......................      0%         0%         1%         3%
2005.......................      3%         0%         1%         4%
2006.......................      2%         0%         1%         4%
2007.......................      3%         2%         1%         5%
2008.......................      2%         3%         1%         5%
2009.......................      6%         1%         1%         5%
2010.......................      4%         3%         1%         5%
2011.......................      3%         0%         1%         5%
2012.......................      4%         1%         1%         5%
2013.......................      2%         2%         1%         4%
2014.......................      3%         0%         1%         4%
2015.......................      1%         0%         1%         4%
2016.......................      1%         0%         1%         3%
2017.......................      1%         0%         1%         3%
2018.......................      0%         0%         0%         3%
2019.......................      0%         0%         0%         3%
2020.......................      0%         0%         0%         2%
2021.......................      0%         0%         0%         2%
                                --         --         --         --
Average....................      2%         1%         1%         4%

SUMMARY

YEAR                           JAN        FEB        MAR        APR        MAY        JUN        JUL        AUG        SEP
----                         --------   --------   --------   --------   --------   --------   --------   --------   --------
2003.......................      0%         1%         0%         0%         1%         5%         8%         9%         3%
2005.......................      1%         1%         1%         0%         3%         9%        11%        13%         4%
2010.......................      2%         1%         2%         0%         4%        11%        14%        16%         6%
2015.......................      1%         1%         1%         0%         3%         8%        13%        14%         5%
2020.......................      0%         0%         0%         0%         2%         4%         8%         8%         2%
                                --         --         --         --         --         --         --         --         --
Avg 2000-2021..............      1%         1%         1%         0%         3%         8%        11%        12%         4%

YEAR                           OCT        NOV        DEC        AVG
----                         --------   --------   --------   --------
2003.......................      0%         0%         1%        2%
2005.......................      3%         0%         1%        4%
2010.......................      4%         3%         1%        5%
2015.......................      1%         0%         1%        4%
2020.......................      0%         0%         0%        2%
                                --         --         --         --
Avg 2000-2021..............      2%         1%         1%        4%

                                     C-F-4

                                  APPENDIX F:
                        TENASKA GEORGIA POWER PROJECT--
                   HIGH START-UP COST PRICE FORECAST RESULTS

                              HIGH START-UP COST ENERGY PRICES ($/MWH)
                        ----------------------------------------------------
                           SUMMER MONTHS         WINTER MONTHS
                        -------------------   -------------------
                                      HOURS OF DAY                               ANNUAL        %       CAPACITY      %
                                   -------------------              YR ROUND     PRICE        CHG       PRICE       CHG
YEAR                    CONTRACT     OFF      CONTRACT     OFF        AVG      ESCALATION     BASE     $/KW-YR      BASE
----                    --------   --------   --------   --------   --------   ----------   --------   --------   --------
        2000             24.50      17.98      22.46      18.47      21.73           --       0.8%      46.36      -0.2%
        2001             25.32      18.30      23.68      18.88      22.61         4.1%       1.0%      47.26       0.0%
        2002             26.45      18.51      25.04      19.44      23.65         4.6%       1.7%      47.97       0.0%
        2003             28.98      19.78      26.83      20.22      25.37         7.3%       2.1%      48.49      -0.4%
        2004             30.03      20.04      28.62      20.98      26.64         5.0%       2.7%      49.52      -0.6%
        2005             31.69      20.42      30.41      21.83      28.08         5.4%       3.3%      50.46      -0.2%
        2006             33.25      21.15      31.82      22.52      29.31         4.4%       3.6%      51.11      -1.9%
        2007             34.54      21.74      33.83      23.50      30.82         5.1%       4.1%      52.08      -0.6%
        2008             35.65      22.33      35.20      24.59      31.99         3.8%       4.0%      52.85      -1.5%
        2009             37.78      23.43      36.68      25.74      33.53         4.8%       4.0%      53.74      -2.4%
        2010             38.64      24.11      38.25      26.85      34.75         3.6%       4.2%      54.63      -0.9%
        2011             39.51      24.67      38.92      27.40      35.43         2.0%       4.0%      54.44      -2.5%
        2012             40.57      25.38      39.32      28.14      36.09         1.8%       3.9%      55.27      -3.5%
        2013             41.06      25.87      40.14      28.91      36.79         1.9%       3.9%      56.10      -3.6%
        2014             41.91      26.69      40.77      29.72      37.52         2.0%       4.0%      57.05      -3.1%
        2015             43.41      27.58      41.77      30.39      38.57         2.8%       3.9%      57.71      -3.2%
        2016             43.89      28.05      42.69      31.10      39.30         1.9%       3.8%      58.78      -2.6%
        2017             44.92      28.78      43.68      31.98      40.25         2.4%       4.0%      59.76      -2.8%
        2018             46.14      29.56      44.38      32.79      41.10         2.1%       3.9%      60.56      -2.7%
        2019             46.82      30.24      45.52      33.50      42.01         2.2%       4.0%      61.57      -2.5%
        2020             47.81      31.15      46.39      34.49      42.93         2.2%       4.0%      62.50      -2.8%
        2021             48.03      32.23      45.45      34.86      42.71        -0.5%       3.4%      63.64      -2.2%
        2022             49.23      33.03      46.58      35.73      43.78         2.5%       3.4%      66.36      -0.5%
        2023             50.46      33.86      47.75      36.62      44.88         2.5%       3.4%      68.02      -0.5%
        2024             51.73      34.71      48.94      37.54      46.00         2.5%       3.4%      69.72      -0.5%
        2025             53.02      35.57      50.16      38.47      47.15         2.5%       3.4%      71.46      -0.5%
        2026             54.35      36.46      51.42      39.44      48.33         2.5%       3.4%      73.25      -0.5%
        2027             55.70      37.38      52.70      40.42      49.53         2.5%       3.4%      75.08      -0.5%
        2028             57.10      38.31      54.02      41.43      50.77         2.5%       3.4%      76.96      -0.5%
        2029             58.52      39.27      55.37      42.47      52.04         2.5%       3.4%      78.88      -0.5%
        2030             59.99      40.25      56.76      43.53      53.34         2.5%       3.4%      80.85      -0.5%


                                   TOTAL        REAL
                        TOTAL      PRICE       ANNUAL        %
                        PRICE      $/MWH*      PRICE        CHG
YEAR                    $/MWH*    (1999$)    ESCALATION     BASE
----                   --------   --------   ----------   --------
        2000            30.55      29.81           --       0.5%
        2001            31.60      30.08         0.9%       0.7%
        2002            32.77      30.43         1.2%       1.2%
        2003            34.59      31.34         3.0%       1.4%
        2004            36.06      31.87         1.7%       1.8%
        2005            37.68      32.49         1.9%       2.4%
        2006            39.04      32.84         1.1%       2.2%
        2007            40.72      33.42         1.8%       2.9%
        2008            42.04      33.67         0.7%       2.6%
        2009            43.75      34.18         1.5%       2.4%
        2010            45.14      34.41         0.7%       3.0%
        2011            45.79      34.05        -1.0%       2.4%
        2012            46.60      33.81        -0.7%       2.1%
        2013            47.46      33.59        -0.6%       2.1%
        2014            48.38      33.40        -0.6%       2.3%
        2015            49.54      33.37        -0.1%       2.2%
        2016            50.48      33.18        -0.6%       2.3%
        2017            51.62      33.10        -0.2%       2.4%
        2018            52.62      32.92        -0.5%       2.4%
        2019            53.72      32.78        -0.4%       2.5%
        2020            54.82      32.64        -0.4%       2.4%
        2021            54.82      31.84        -2.4%       2.1%
        2022            56.41      31.97         0.4%       2.5%
        2023            57.82      31.97         0.0%       2.5%
        2024            59.26      31.97         0.0%       2.5%
        2025            60.74      31.97         0.0%       2.5%
        2026            62.26      31.97         0.0%       2.5%
        2027            63.82      31.97         0.0%       2.5%
        2028            65.41      31.97         0.0%       2.5%
        2029            67.05      31.97         0.0%       2.5%
        2030            68.73      31.97         0.0%       2.5%

------------------------

*   Assumes a 60% load factor

                                     C-F-5

                                  APPENDIX G:
                               LOW LOAD SCENARIO

    As a supplement to this report, RDI examined the sensitivities of market prices and the project's capacity factors to a regional decrease in demand. For this scenario, a uniform demand growth rate of 1.5% was assumed throughout the forecast period. Load growth assumptions in the base case are presented in Figure 5. A comparison to assumed demand growth in the base case is presented in Figure App-4.

     FIGURE APP-4: LOAD GROWTH ASSUMPTIONS--BASE CASE VS. LOW LOAD SCENARIO

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

PEAK DEMAND IN BASE CASE V. LOW LOAD SCENARIO (GW)
                                                     BASE  LOW LOAD
2000                                                39.42     39.42
2001                                                40.16     40.01
2002                                                40.85     40.61
2003                                                42.35     41.22
2004                                                44.27     41.84
2005                                                45.47     42.47
2006                                                46.25     43.11
2007                                                46.66     43.75
2008                                                47.18     44.41
2009                                                48.25     45.07
2010                                                49.75     45.75
2011                                                51.56     46.44
2012                                                53.19     47.13
2013                                                53.92     47.84
2014                                                54.46     48.56
2015                                                54.86     49.29
2016                                                55.79     50.03
2017                                                56.74     50.78
2018                                                57.71     51.54
2019                                                58.69     52.31
2020                                                59.68     53.10

    Summary tables showing detailed price and capacity factor results are attached to this Appendix.

SCENARIO RESULTS

    ENERGY PRICES Energy price results for the low load scenario are summarized in Table App-6. Energy prices are approximately 3% lower than the base case forecast from 2005-2012 because the decrease in demand diminishes the need for higher cost resources. From 2013-2021, energy prices are approximately 2% than base case prices.

                                     C-G-1

        TABLE APP-6 ENERGY PRICE RESULTS--LOW LOAD SCENARIO (NOMINAL $)

                                                          LOW LOAD ENERGY PRICES ($/MWH)
                                               ----------------------------------------------------
                                                  SUMMER MONTHS         WINTER MONTHS
                                               -------------------   -------------------
                                                             HOURS OF DAY                               ANNUAL        %
                                                          -------------------              YR ROUND     PRICE        CHG
YEAR                                           CONTRACT     OFF      CONTRACT     OFF        AVG      ESCALATION     BASE
----                                           --------   --------   --------   --------   --------   ----------   --------
2000.........................................   23.98      17.98      22.34      18.47      21.55          --         0.0%
2001.........................................   24.70      18.28      23.42      18.87      22.34         3.6%       -0.2%
2002.........................................   25.64      18.51      24.51      19.41      23.20         3.9%       -0.2%
2003.........................................   27.62      19.70      25.85      20.07      24.55         5.8%       -1.2%
2004.........................................   28.22      19.89      26.93      20.65      25.33         3.2%       -2.3%
2005.........................................   29.36      20.22      28.27      21.39      26.41         4.3%       -2.9%
2006.........................................   30.80      20.94      29.40      22.03      27.47         4.0%       -2.9%
2007.........................................   32.02      21.45      31.13      22.93      28.80         4.8%       -2.7%
2008.........................................   33.09      22.00      32.47      23.86      29.92         3.9%       -2.7%
2009.........................................   34.95      23.11      33.87      24.91      31.34         4.7%       -2.8%
2010.........................................   35.77      23.74      35.24      25.96      32.44         3.5%       -2.7%
2011.........................................   36.52      24.32      36.02      26.64      33.18         2.3%       -2.6%
2012.........................................   37.50      25.09      36.52      27.26      33.84         2.0%       -2.6%
2013.........................................   38.00      25.52      37.32      28.06      34.53         2.1%       -2.4%
2014.........................................   38.77      26.31      37.97      28.86      35.26         2.1%       -2.3%
2015.........................................   40.20      27.22      38.97      29.62      36.30         3.0%       -2.2%
2016.........................................   40.65      27.63      39.98      30.42      37.08         2.1%       -2.1%
2017.........................................   41.62      28.46      40.90      31.28      37.99         2.5%       -1.9%
2018.........................................   42.85      29.31      41.71      32.05      38.90         2.4%       -1.6%
2019.........................................   43.49      29.91      42.79      32.90      39.78         2.3%       -1.5%
2020.........................................   44.45      30.88      43.74      33.72      40.71         2.3%       -1.4%
2021.........................................   44.76      31.70      43.11      34.18      40.65        -0.1%       -1.6%
2022.........................................   45.88      32.49      44.18      35.03      41.67         2.5%       -1.6%
2023.........................................   47.02      33.31      45.29      35.91      42.71         2.5%       -1.6%
2024.........................................   48.20      34.14      46.42      36.81      43.78         2.5%       -1.6%
2025.........................................   49.40      34.99      47.58      37.73      44.87         2.5%       -1.6%
2026.........................................   50.64      35.87      48.77      38.67      45.99         2.5%       -1.6%
2027.........................................   51.90      36.76      49.99      39.64      47.14         2.5%       -1.6%
2028.........................................   53.20      37.68      51.24      40.63      48.32         2.5%       -1.6%
2029.........................................   54.53      38.62      52.52      41.64      49.53         2.5%       -1.6%
2030.........................................   55.90      39.59      53.83      42.69      50.77         2.5%       -1.6%

    CAPACITY SUPPLY AND DEMAND The largest effect the low load scenario has on the market is that 25% less new capacity will be required over the forecast horizon. A comparison of capacity additions in the low load scenario to those in the base case is presented in Table App-7.

                                     C-G-2

        TABLE APP-7: CAPACITY ADDITIONS--BASE CASE VS. LOW LOAD SCENARIO

                                                   CAP ADDITIONS (MW)                      CAPACITY PRICES $/KW-YR
                                        -----------------------------------------    ------------------------------------
                                                              CHG FROM      %                                       %
                                          BASE       LOW        BASE       CHG         BASE          LOW           CHG
YEAR                                      CASE       LOAD       (MW)       BASE        CASE          LOAD          BASE
----                                    --------   --------   --------   --------    --------      --------      --------
2000..................................    3,760      3,760         --        0.0%     46.46         46.26          -0.4%
2001..................................    4,570      3,782        788      -17.2%     47.26         47.26           0.0%
2002..................................    2,450      1,717        733      -29.9%     47.97         47.77          -0.4%
2003..................................    2,243      2,224      2,019      -17.6%     48.69         48.39          -0.6%
2004..................................    5,115      2,336      2,779      -54.3%     49.82         49.42          -0.8%
2005..................................    4,222      2,476      1,746      -41.4%     50.56         50.16          -0.8%
2006..................................    2,438      2,335        103       -4.2%     52.11         51.01          -2.1%
2007..................................    2,977      2,660        317      -10.6%     52.36         51.78          -1.1%
2008..................................    2,655      2,368        287      -10.8%     53.65         52.75          -1.7%
2009..................................    2,486      2,450         36       -1.4%     53.04         53.64          -2.5%
2010..................................    3,828      2,439      1,399      -36.5%     55.13         52.09          -5.5%
2011..................................    4,310      2,624      1,686      -39.1%     55.84         54.34          -2.7%
2012..................................    4,197      2,894      1,303      -31.0%     57.25         55.07          -3.8%
2013..................................    3,226      3,088        138       -4.3%     58.20         56.10          -3.6%
2014..................................    2,654      2,885       (231)       8.7%     58.85         56.95          -3.2%
2015..................................    2,935      2,714        221       -7.5%     59.61         57.81          -3.0%
2016..................................    3,775      2,754      1,021      -27.0%     60.38         58.88          -2.5%
2017..................................    3,849      2,793      1,056      -27.4%     61.46         59.76          -2.8%
2018..................................    3,835      2,746      1,089      -28.4%     62.26         60.56          -2.7%
2019..................................    3,915      2,786      1,129      -28.8%     63.17         61.57          -2.5%
2020..................................    3,995      2,829      1,166      -29.2%     64.30         62.60          -2.8%
2021..................................    5,255      4,054      1,201      -22.0%     65.08         63.04          -2.2%
                                         ------     ------     ------     ------      -----         -----          ----
Total.................................   80,700     60,714     19,986      -24.8%

    Even with lower growth projections, the results of the low load scenario continue to indicate a strong need for capacity in the region. For this reason, capacity prices in the low load scenario are only two to four percent lower than the base case in the later years of the forecast (approximately
 .30$/MWh assuming a 60% load factor). This supports the proposition that regional capacity prices are only likely to be affected by very large changes in the regional supply and demand balance. Capacity price results for the high start-up cost scenario are shown in Figure App-5.

             FIGURE APP-5 CAPACITY PRICE RESULTS--LOW LOAD SCENARIO

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

CAPACITY PRICES IN $/KW-YR
                             BASE  LOW LOAD
2000                        46.46     46.26
2001                        47.26     47.26
2002                        47.97     47.77
2003                        48.69     48.39
2004                        49.82     49.42
2005                        50.56     50.16
2006                        52.11     51.01
2007                        52.38     51.78
2008                        53.65     52.75
2009                        55.04     53.64
2010                        55.13     52.09
2011                        55.84     54.34
2012                        57.27     55.07
2013                         58.2     56.10
2014                        58.85     56.95
2015                        59.61     57.81
2016                        60.38     58.88
2017                        61.46     59.76
2018                        62.26     60.56
2019                        63.17     61.57
2020                         64.3     62.50
2021                        65.08     63.64

                                     C-G-3

    CAPACITY FACTORS Table App-8 summarizes forecast monthly capacity factors for select years of the forecast. As shown in Figure App-6. A detailed table showing monthly capacity factors for each year of the forecast accompanies this Appendix. Capacity factors are lower in the low load scenario than in the base case because decreased demand reduces the amount the market relies on peaking capacity.

               TABLE APP-8 MONTHLY CAPACITY FACTORS--SELECT YEARS

YEAR                           JAN        FEB        MAR        APR        MAY        JUN        JUL        AUG        SEP
----                         --------   --------   --------   --------   --------   --------   --------   --------   --------
2003.......................     0%         1%         0%         0%         2%         4%          7%         8%        2%
2005.......................     1%         1%         1%         0%         2%         7%         10%         9%        2%
2010.......................     0%         1%         1%         0%         3%         9%         11%        14%        2%
2015.......................     0%         1%         0%         0%         2%         4%          9%         9%        3%
2020.......................     0%         0%         0%         0%         1%         3%          6%         5%        0%
Avg 2000-2021..............     0%         1%         0%         0%         2%         5%          0%         9%        2%

YEAR                           OCT        NOV        DEC        AVG
----                         --------   --------   --------   --------
2003.......................     0%         0%         1%         2%
2005.......................     0%         0%         1%         2%
2010.......................     0%         1%         1%         4%
2015.......................     0%         0%         1%         2%
2020.......................     0%         0%         0%         2%
Avg 2000-2021..............     0%         0%         1%         3%

              FIGURE APP-6: MONTHLY CAPACITY FACTORS--SELECT YEARS

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

AUGUST CAPACITY FACTORS - SELECT YEARS
                                        BASE CASE  LOW LOAD
2003                                           9%        8%
2005                                          14%        9%
2010                                          18%       14%
2015                                          14%        9%
2020                                           7%        5%

                                     C-G-4

                                  APPENDIX G:
                      DETAILED MONTHLY CAPACITY FACTORS--
                               LOW LOAD SCENARIO

                         MONTHLY PLANT GENERATION (GWH)
                         TENASKA GEORGIA POWER PARTNERS

YEAR                           JAN        FEB        MAR        APR        MAY        JUN        JUL        AUG        SEP
----                         --------   --------   --------   --------   --------   --------   --------   --------   --------
2001......................        --         --         --         --         --        7         17         21          4
2002......................        --          3          1         --          3       11         39         42         12
2003......................        --          6          1         --         11       27         50         51         14
2004......................        --          6         --         --         12       19         49         55          8
2005......................         4          6          4         --         16       47         64         60         15
2006......................         1          6          4         --         18       50         66         79         25
2007......................         7          6          2         --         20       53         77         87         22
2008......................         6          6          8         --         21       57         79         88         23
2009......................         6          6          4         --         20       58         74         91         32
2010......................         2          6          4         --         20       56         75         94         13
2011......................         3          6          2         --         19       46         63         65         20
2012......................         2          6          2         --         20       46         72         85         25
2013......................         3          3         --         --         17       38         69         71          8
2014......................         2          6         --         --         14       31         57         55          8
2015......................        --          6         --         --         15       28         61         62         18
2016......................         1         --         --         --         12       32         57         57          9
2017......................         1          4         --         --         11       20         56         41          6
2018......................        --         --         --         --         10       23         51         52         12
2019......................        --          3         --         --         10       20         49         45          3
2020......................        --         --         --         --          4       17         42         33          3
2021......................        --         --         --         --         --       15         40         18         --

YEAR                          OCT        NOV        DEC       TOTAL
----                        --------   --------   --------   --------
2001......................       --         --        3         52
2002......................        3         --        6        120
2003......................        1         --        6        167
2004......................        2         --        7        158
2005......................        2          2        6        226
2006......................        1         --        6        256
2007......................        1          4       11        290
2008......................        6          6        6        306
2009......................        9         --        6        306
2010......................        2          4       10        286
2011......................        2          4        6        236
2012......................        2         --        6        266
2013......................        1          3        6        219
2014......................        3          2        6        184
2015......................       --         --        4        194
2016......................       --         --        3        171
2017......................       --         --        6        145
2018......................       --         --       --        148
2019......................       --         --        3        133
2020......................       --         --       --         99
2021......................       --         --       --         73

                                     C-G-5

                            MONTHLY CAPACITY FACTORS

YEAR                               JAN        FEB        MAR        APR        MAY        JUN        JUL        AUG        SEP
----                             --------   --------   --------   --------   --------   --------   --------   --------   --------
2001...........................     0%         0%         0%         0%         0%         2%         5%         6%         1%
2002...........................     0%         1%         0%         0%         1%         2%         6%         6%         2%
2003...........................     0%         1%         0%         0%         2%         4%         7%         8%         2%
2004...........................     0%         1%         0%         0%         2%         3%         7%         8%         1%
2005...........................     1%         1%         1%         0%         2%         7%        10%         9%         2%
2006...........................     0%         1%         1%         0%         3%         8%        10%        12%         4%
2007...........................     1%         1%         0%         0%         3%         8%        11%        13%         3%
2008...........................     1%         1%         1%         0%         3%         9%        12%        13%         4%
2009...........................     1%         1%         1%         0%         3%         9%        11%        14%         5%
2010...........................     0%         1%         1%         0%         3%         9%        11%        14%         2%
2011...........................     0%         1%         0%         0%         3%         7%         9%        10%         3%
2012...........................     0%         1%         0%         0%         3%         7%        11%        13%         4%
2013...........................     0%         0%         0%         0%         3%         6%        10%        11%         1%
2014...........................     0%         1%         0%         0%         2%         5%         9%         8%         1%
2015...........................     0%         1%         0%         0%         2%         4%         9%         9%         3%
2016...........................     0%         0%         0%         0%         2%         5%         9%         9%         1%
2017...........................     0%         1%         0%         0%         2%         3%         8%         6%         1%
2018...........................     0%         0%         0%         0%         1%         4%         8%         8%         2%
2019...........................     0%         0%         0%         0%         1%         3%         7%         7%         0%
2020...........................     0%         0%         0%         0%         1%         3%         6%         5%         0%
2021...........................     0%         0%         0%         0%         0%         2%         6%         3%         0%
                                    --         --         --         --         --         --        ---        ---         --
Average........................     0%         1%         0%         0%         2%         5%         9%         9%         2%

YEAR                               OCT        NOV        DEC        AVG
----                             --------   --------   --------   --------
2001...........................     0%         0%         1%         2%
2002...........................     0%         0%         1%         2%
2003...........................     0%         0%         1%         2%
2004...........................     0%         0%         1%         2%
2005...........................     0%         0%         1%         2%
2006...........................     0%         0%         1%         3%
2007...........................     0%         1%         2%         3%
2008...........................     1%         1%         1%         4%
2009...........................     1%         0%         1%         4%
2010...........................     0%         1%         1%         4%
2011...........................     0%         1%         1%         4%
2012...........................     0%         0%         1%         3%
2013...........................     0%         0%         1%         3%
2014...........................     0%         0%         1%         3%
2015...........................     0%         0%         1%         2%
2016...........................     0%         0%         0%         2%
2017...........................     0%         0%         1%         2%
2018...........................     0%         0%         0%         2%
2019...........................     0%         0%         0%         2%
2020...........................     0%         0%         0%         2%
2021...........................     0%         0%         0%         1%
                                    --         --         --         --
Average........................     0%         0%         1%         3%

SUMMARY

YEAR                               JAN        FEB        MAR        APR        MAY        JUN        JUL        AUG        SEP
----                             --------   --------   --------   --------   --------   --------   --------   --------   --------
2003...........................     0%         1%         0%         0%         2%         4%         7%         8%         2%
2005...........................     1%         1%         1%         0%         2%         7%        10%         9%         2%
2010...........................     0%         1%         1%         0%         3%         9%        11%        14%         2%
2015...........................     0%         1%         0%         0%         2%         4%         9%         9%         3%
2020...........................     0%         0%         0%         0%         1%         3%         6%         5%         0%
                                    --         --         --         --         --         --        ---        ---         --
Avg 2000-2021..................     0%         1%         0%         0%         2%         5%         9%         9%         2%

YEAR                               OCT        NOV        DEC        AVG
----                             --------   --------   --------   --------
2003...........................     0%         0%         1%         2%
2005...........................     0%         0%         1%         2%
2010...........................     0%         1%         1%         4%
2015...........................     0%         0%         1%         2%
2020...........................     0%         0%         0%         2%
                                    --         --         --         --
Avg 2000-2021..................     0%         0%         1%         3%

                                     C-G-6

                                  APPENDIX G:
                        TENASKA GEORGIA POWER PROJECT--
                        LOW LOAD PRICE FORECAST RESULTS

                                   LOW LOAD ENERGY PRICES ($/MWH)
                        ----------------------------------------------------
                           SUMMER MONTHS         WINTER MONTHS
                        -------------------   -------------------
                                      HOURS OF DAY                               ANNUAL        %       CAPACITY      %
                                   -------------------              YR ROUND     PRICE        CHG       PRICE       CHG
YEAR                    CONTRACT     OFF      CONTRACT     OFF        AVG      ESCALATION     BASE     $/KW-YR      BASE
----                    --------   --------   --------   --------   --------   ----------   --------   --------   --------
2000........             23.98      17.98      22.34      18.47      21.55           --       0.0%      46.26      -0.4%
2001........             24.70      18.28      23.42      18.87      22.34         3.6%      -0.2%      47.26       0.0%
2002........             25.64      18.51      24.51      19.41      23.20         3.9%      -0.2%      47.77      -0.4%
2003........             27.62      19.70      25.85      20.07      24.55         5.8%      -1.2%      48.39      -0.6%
2004........             28.22      19.89      26.93      20.65      25.33         3.2%      -2.3%      49.42      -0.8%
2005........             29.36      20.22      28.27      21.39      26.41         4.3%      -2.9%      50.16      -0.8%
2006........             30.80      20.94      29.40      22.03      27.47         4.0%      -2.9%      51.01      -2.1%
2007........             32.02      21.45      31.13      22.93      28.80         4.8%      -2.7%      51.78      -1.1%
2008........             33.09      22.00      32.47      23.86      29.92         3.9%      -2.7%      52.75      -1.7%
2009........             34.95      23.11      33.87      24.91      31.34         4.7%      -2.8%      53.64      -2.5%
2010........             35.77      23.74      35.24      25.96      32.44         3.5%      -2.7%      52.09      -5.5%
2011........             36.52      24.32      36.02      26.64      33.18         2.3%      -2.6%      54.34      -2.7%
2012........             37.50      25.09      36.52      27.26      33.84         2.0%      -2.6%      55.07      -3.8%
2013........             38.00      25.52      37.32      28.06      34.53         2.1%      -2.4%      56.10      -3.6%
2014........             38.77      26.31      37.97      28.86      35.26         2.1%      -2.3%      56.95      -3.2%
2015........             40.20      27.22      38.97      29.62      36.30         3.0%      -2.2%      57.81      -3.0%
2016........             40.65      27.63      39.98      30.42      37.08         2.1%      -2.1%      58.88      -2.5%
2017........             41.62      28.46      40.90      31.28      37.99         2.5%      -1.9%      59.76      -2.8%
2018........             42.85      29.31      41.71      32.05      38.90         2.4%      -1.6%      60.56      -2.7%
2019........             43.49      29.91      42.79      32.90      39.78         2.3%      -1.5%      61.57      -2.5%
2020........             44.45      30.88      43.74      33.72      40.71         2.3%      -1.4%      62.50      -2.8%
2021........             44.76      31.70      43.11      34.18      40.65        -0.1%      -1.6%      63.64      -2.2%
2022........             45.88      32.49      44.18      35.03      41.67         2.5%      -1.6%      66.36      -0.5%
2023........             47.02      33.31      45.29      35.91      42.71         2.5%      -1.6%      68.02      -0.5%
2024........             48.20      34.14      46.42      36.81      43.78         2.5%      -1.6%      69.72      -0.5%
2025........             49.40      34.99      47.58      37.73      44.87         2.5%      -1.6%      71.46      -0.5%
2026........             50.64      35.87      48.77      38.67      45.99         2.5%      -1.6%      73.25      -0.5%
2027........             51.90      36.76      49.99      39.64      47.14         2.5%      -1.6%      75.08      -0.5%
2028........             53.20      37.68      51.24      40.63      48.32         2.5%      -1.6%      76.96      -0.5%
2029........             54.53      38.62      52.52      41.64      49.53         2.5%      -1.6%      78.88      -0.5%
2030........             55.90      39.59      53.83      42.69      50.77         2.5%      -1.6%      80.85      -0.5%


                                   TOTAL        REAL
                        TOTAL      PRICE       ANNUAL        %
                        PRICE      $/MWH*      PRICE        CHG
YEAR                    $/MWH*    (1999$)    ESCALATION     BASE
----                   --------   --------   ----------   --------
2000........            30.36      29.62           --      -0.1%
2001........            31.33      29.82         0.7%      -0.1%
2002........            32.29      29.99         0.6%      -0.3%
2003........            33.75      30.58         2.0%      -1.0%
2004........            34.73      30.70         0.4%      -1.9%
2005........            35.95      31.00         1.0%      -2.3%
2006........            37.18      31.28         0.9%      -2.7%
2007........            38.65      31.73         1.4%      -2.3%
2008........            39.96      32.00         0.9%      -2.4%
2009........            41.54      32.45         1.4%      -2.8%
2010........            42.36      32.28        -0.5%      -3.4%
2011........            43.52      32.36         0.2%      -2.6%
2012........            44.32      32.15        -0.7%      -2.9%
2013........            45.21      31.99        -0.5%      -2.7%
2014........            46.09      31.82        -0.5%      -2.5%
2015........            47.30      31.86         0.1%      -2.4%
2016........            48.28      31.73        -0.4%      -2.2%
2017........            49.36      31.65        -0.3%      -2.1%
2018........            50.42      31.54        -0.3%      -1.9%
2019........            51.49      31.43        -0.4%      -1.8%
2020........            52.60      31.32        -0.3%      -1.7%
2021........            52.76      30.65        -2.1%      -1.7%
2022........            54.29      30.77         0.4%      -1.3%
2023........            55.65      30.77         0.0%      -1.3%
2024........            57.04      30.77         0.0%      -1.3%
2025........            58.47      30.77         0.0%      -1.3%
2026........            59.93      30.77         0.0%      -1.3%
2027........            61.43      30.77         0.0%      -1.3%
2028........            62.96      30.77         0.0%      -1.3%
2029........            64.54      30.77         0.0%      -1.3%
2030........            66.15      30.77         0.0%      -1.3%

------------------------

*   Assumes a 60% load factor

                                     C-G-7

                                  APPENDIX H:
                         REGIONAL OZONE TRANSPORT RULE

    In September 1998, the EPA finalized the regional ozone transport rule. Similar to the goal of the Ozone Transport Commission's (OTC) nitrous oxide (NO(X)) program, which began May 1, 1999, this rulemaking establishes summertime NO(X) emissions budgets for twenty-two states and the District of Columbia. Included within this program are all of the states participating in the OTC trading program except for Maine, New Hampshire, and Vermont. Unlike the state-driven OTC program, however, the NO(X) State Implementation Plant (SIP) call marks the first time the EPA has REQUIRED states to reduce the emissions of ozone precursors to assist with ozone mitigation in other downwind states.

    The process for evaluating ozone transport over an area extending past the Northeast Ozone Transport Region began in March 1995 with the establishment of the Ozone Transport Assessment Group (OTAG). This workgroup was composed of the thirty-seven eastern most states and the District of Columbia as well as the EPA and other interested stakeholders including industry and environmental groups. The goal of this workgroup was "to identify and recommend a strategy to reduce transported ozone and its precursors, which, in combination with other measures, will enable attainment and maintenance of the ozone standard in the OTAG region. A number of criteria were to be considered in selecting a strategy, including but not limited to, "cost-effectiveness, feasibility, and impacts on ozone levels."(12) OTAG completed its work and issued recommendations in June 1997.

    Despite reaching conclusions by majority vote, the group remained sharply divided over the findings and recommendations. Overall, the OTAG membership concluded that ozone and its precursors could travel over long distances and recognized transport of 150, 300, and as far as 500 miles, in some cases. The group made broad recommendations for future atmospheric modeling and specific recommendations for several sectors. For the utility sector, OTAG concluded that EPA should require utility NO(X) controls that fall into the range between existing reductions planned under the Clean Air Act Amendments of 1990 (CAAA90) and the less stringent of 85% reduction or
0.15 lb/mmBtu, and that EPA should assist states with complying with the existing National Ambient Air Quality Standards (NAAQS).

    Once OTAG completed its work, EPA immediately began the process of developing the ozone transport rule resulting in a proposal that was released in November 1997 and the final rule in September 1998. In this rulemaking, EPA found, based on OTAG air quality modeling as well as additional modeling performed by EPA, that NO(X) emissions from sources in the 23 jurisdictions significantly contribute to non-attainment of the ozone NAAQS in one or more downwind states throughout the eastern U.S. EPA cites section 110(a)(2)(D) of the CAAA90 as the authority to control NO(X) emissions in states that are found to be significant contributors to transport. Section 110(a)(2)(D) authorizes EPA to require these states to develop adequate emission control programs to prevent their emissions from significantly contributing to non-attainment, or interfering with maintenance, in one or more downwind states.

    The rule requires that the affected states adopt adequate control programs to meet the prescribed NO(X) emissions budgets and to submit these regulations to EPA for review by September 1999(13). The control programs are to then be implemented by May 1, 2003. Although EPA established a summertime emission budget for each state under this rulemaking, EPA does not have the authority to mandate the specific controls or the specific sources that the states should regulate to achieve the budgets. Each state has the flexibility to develop its own control strategy. However, the economics of

------------------------

(12)  Ozone Transport Assessment Group, Executive Report; July 1997

(13) The United States Court of Appeal recently remanded the rules regarding the state's filings of State Implimentation plans. This ruling is currently under appeal, but if the appeal is not successful the implementation of the program could be delayed.

                                     C-H-1
pollution control and the politics associated with regulating certain types of sources, such as automobiles, suggest that states are likely to get most of the required reductions from electric generating units and from other large stationary sources used by industrial sectors.

    EPA developed individual state emissions budgets for this rulemaking by determining the amount of NO(X) emissions that each state would have after applying what EPA determined to be "highly cost-effective controls." To perform the budget calculation, EPA projected the 1995/1996 baseline emissions data for each state out to the year 2007. For fossil fuel fired electricity generating units greater than 25 MW, EPA multiplied the 2007 projected heat input by a
0.15 lb/mmBtu emissions rate to determine this sector's budget contribution to the overall state budget. See Table App-9. EPA also assumed emissions reductions for three other source categories: large industrial boilers and turbines (greater than 250 mmBtu/hr), stationary combustion engines, and cement kilns. EPA calculated a flat percentage reduction from the 2007 projected emissions to establish the budget contribution for these categories. The reductions are 60%, 90%, and 30%, respectively. To establish the remainder of the state budgets, EPA calculated the projected 2007 emissions for all other source categories, which includes projections for reductions required by other parts of the CAAA90 but does not assume any additional controls.

TABLE APP-9: REGIONAL OZONE TRANSPORT RULE EMISSION BUDGETS

                                                          BUDGET CONTRIBUTION FOR
STATE                                                    ELECTRIC GENERATING UNITS
-----                                                    -------------------------
Alabama................................................            29,051
Connecticut............................................             2,583
Delaware...............................................             3,523
District of Columbia...................................               207
Georgia................................................            30,255
Illinois...............................................            32,045
Indiana................................................            49,020
Kentucky...............................................            36,753
Maryland...............................................            14,807
Massachusetts..........................................            15,033
Michigan...............................................            28,165
Missouri...............................................            23,923
New Jersey.............................................            10,863
New York...............................................            30,273
North Carolina.........................................            31,394
Ohio...................................................            49,468
Pennsylvania...........................................            52,000
Rhode Island...........................................             1,118
South Carolina.........................................            16,290
Tennesses..............................................            25,386
Virginia...............................................            18,258
West Virginia..........................................            26,439
Wisconsin..............................................            17,972

    Although EPA does not have the authority under Title I to mandate that states control certain sources, EPA did strongly recommend a specific control strategy. Very similar to the OTC NO(X) trading program, EPA recommended that states implement a regional emission trading program designed for large electric generating units and industrial sources. To facilitate the establishment of the trading program, EPA adopted a model trading rule as a part of the regional ozone transport rule. The model rule is very close in purpose and design to the model rule used in the OTC trading program. States

                                     C-H-2
that wish to participate in the regional trading program need to adopt a state regulation that is consistent with the model rule.

    The regional ozone transport rule is being legally challenged by a variety of states, companies, and associations representing companies. At the same time, a number of states, companies, and environmental groups are intervening in the litigation on behalf of EPA. (See Table App-10 for a list of litigating parties.) Although cases were filed in several courts throughout the region affected by the rule, it is likely that all of the cases will be transferred to the D.C. Circuit court. The deadline has now expired for the filing of additional cases and intervention. Based on the current schedule, oral arguments for the case will probably be heard in the fall of 1999. Although a variety of issues are included in the litigation, the case centers around two key issues. The first is whether EPA has the legal authority under Section 110(a)(2)(D) of the CAAA90 to mandate that the affected states meet the specific emissions budgets. And if EPA does have the authority, the second issue is whether the levels of control are more stringent than necessary to significantly mitigate the transport of ozone between states outside of the Northeast Ozone Transport Region. EPA appears to be on track to continue with implementation of the regional ozone transport ruling as originally adopted, unless the court were to force a delay in the schedule.

TABLE APP-10: SELECTIVE LIST OF PARTIES IN THE REGIONAL OZONE TRANSPORT RULE
  LITIGATION

PETITIONERS                                                    INTERVENORS IN SUPPORT OF EPA
-----------                                                -------------------------------------
Alabama..................................................  Connecticut
Indiana..................................................  Maine
Kansas...................................................  Massachusetts
Michigan.................................................  New Hampshire
North Carolina...........................................  New York
Ohio.....................................................  Pennsylvania
South Carolina...........................................  Rhode Island
West Virginia............................................  Vermont
Midwest and Southeast Utilities..........................  East and Northeast Electric Utilities
Interstate Natural Gas Assoc. of America.................  Natural Resource Defense Council
United Mine Workers of America...........................  New England Council
Virginia Chamber of Commerce.............................

                                     C-H-3

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits

EXHIBIT NUMBER                                  DESCRIPTION
--------------          ------------------------------------------------------------
  3.1*                  Amended and Restated Partnership Agreement of Tenaska
                        Georgia Partners, L.P., dated as of October 29, 1999,
                        between Tenaska Georgia, Inc. and Tenaska Georgia I, L.P.

  4.1*                  Indenture of Trust, dated as of November 1, 1999, among the partnership, the Trustee and the Depositary Bank.

  4.2*                  Collateral Agency and Intercreditor Agreement, dated as of
                        November 1, 1999, among the partnership, the Trustee, the Development Authority Trustee, the Collateral Agent, the
                        Debt Service Reserve Letter of Credit Provider, the Power
                        Purchase Agreement Letter of Credit Provider and the
                        Depositary Bank.

  4.3*                  Form of bonds, dated November 10, 1999, evidencing 9.50%
                        Senior Secured Bonds of the partnership due 2030 in the principal amount of $275,000,000.

  4.4*                  Assignment and Security Agreement, dated as of November 1,
                        1999, between the partnership and the Collateral Agent.

  4.5*                  General Partner Pledge and Security Agreement, dated as of
                        November 1, 1999, between Tenaska Georgia, Inc. and the
                        Collateral Agent.

  4.6*                  Limited Partner Pledge and Security Agreement, dated as of
                        November 1, 1999, between Tenaska Georgia I, L.P. and the
                        Collateral Agent.

  4.7*                  Exchange and Registration Rights Agreement, dated as of
                        November 10, 1999, between the partnership and the initial purchasers of the old bonds.

  4.8*                  Leasehold Deed to Secure Debt, Assignment of Rents and
                        Leases and Security Agreement dated as of November 10, 1999 by the partnership to the Collateral Agent.

  4.9*                  Consent and Agreement, dated as of November 10, 1999, among the Power Purchaser, the Collateral Agent and the
                        partnership.

  4.10*                 Consent and Agreement, dated as of November 10, 1999, among the Georgia Power Company, the Collateral Agent and the
                        partnership.

  4.11*                 Consent and Agreement, dated as of November 10, 1999, among the Zachry Construction Corporation, the Collateral Agent
                        and the partnership (with respect to the EPC Contract).

  4.12*                 Consent and Agreement, dated as of November 10, 1999, among
                        H.B. Zachry Company, the Collateral Agent and the
                        partnership.

  4.13*                 Consent and Agreement, dated as of November 10, 1999, among
                        Tenaska Operations, Inc., the Collateral Agent and the
                        partnership (with respect to the Operations & Maintenance
                        Agreement).

  4.14*                 Consent and Agreement, dated as of November 10, 1999, among
                        Heard County Water Authority, the Collateral Agent and the
                        partnership.

EXHIBIT NUMBER                                  DESCRIPTION
--------------          ------------------------------------------------------------
  4.15*                 Consent and Agreement, dated as of November 10, 1999, among
                        Transcontinental Gas Pipe Line Corporation, the Collateral
                        Agent and the partnership.

  4.16*                 Consent and Agreement, dated as of November 10, 1999, among
                        General Electric Company, the Collateral Agent and the
                        partnership.

  4.17*                 Consent to Assignment, dated as of November 10, 1999, among
                        Willbros Engineers, Inc., the Collateral Agent and the
                        partnership.

  4.18*                 Consent to Assignment, dated as of November 10, 1999, among
                        Willbros Group, Inc., the Collateral Agent and the
                        partnership.

  4.19*                 Indenture of Trust, dated as of November 1, 1999, between
                        The Development Authority of Heard County, Georgia ("DAHC")
                        and The Chase Manhattan Bank, as Trustee.

  4.20* Development Authority Bonds, dated November 10, 1999, evidencing $275,000,000 Taxable Industrial Development
                        Revenue Bonds, Series 1999, issued by the Development
                        Authority under the Development Authority Indenture.

  4.21* Lease Agreement, dated as of November 1, 1999, between the partnership and The Development Authority of Heard County,
                        Georgia.

  4.22*                 Deed to Secure Debt, Security Agreement and Assignment of
                        Rents and Leases, dated as of November 1, 1999 by DAHC in favor of the DAHC Trustee.

  4.23* Guaranty Agreement, dated as of November 1, 1999, between the partnership and the DAHC Trustee for DAHC Bonds.

  4.24*                 Debt Service Reserve Letter of Credit and Reimbursement
                        Agreement, dated as of November 10, 1999, among the partnership, the DSR LOC Provider and the Banks named therein.

  4.25*                 Equity Contribution Agreement, dated as of November 1, 1999, among the partnership, the Contributing Partners and the
                        Collateral Agent.

  4.26*                 Agreement as to Certain Undertakings, Common
                        Representations, Warranties, Covenants and Other Terms,
                        dated as of November 1, 1999, among the partnership, the
                        Trustee, the DSR LOC Agent, the Power Purchase Agreement LOC
                        Agent and the Collateral Agent.

  4.27*                 Power Purchase Agreement Letter of Credit.

  4.28*                 Tenaska Georgia I, L.P. Letter of Credit.

  4.29*                 Tenaska Georgia, Inc. Letter of Credit.

  5.1*                  Opinion of Winthrop, Stimson, Putnam & Roberts regarding the legality of the new bonds.

  8.1*                  Opinion of Winthrop, Stimson, Putnam & Roberts regarding tax matters.

 10.1*                  H.B. Zachry Company Guaranty of Obligation dated as of
                        October 22, 1999 made by H.B. Zachry Company in favor of the partnership

 10.2*                  EPC Contractor Performance Bond and Payment Bond

 10.3**                 Power Purchase Agreement, dated August 24, 1999, between the partnership and the Power Purchaser.

EXHIBIT NUMBER                                  DESCRIPTION
--------------          ------------------------------------------------------------
 10.4**                 Engineering, Procurement and Construction Agreement, dated as of September 15, 1999 (the "EPC Contract"), as amended, between the partnership (as assignee of Tenaska Georgia I,
                        L.P.) and the EPC Contractor.

 10.4.1*                First Amendment, dated as of October 8, 1999, to the
                        Engineering, Procurement and Construction Agreement between the partnership (as assignee of Tenaska Georgia I, L.P.) and the EPC Contractor.

 10.4.2* Option 5--Substation Switchyard, exercised by the partnership on October 20, 1999.

 10.4.3* Agreement for Assignment and Assumption of EPC Contract to the partnership, dated November 10, 1999, between Tenaska
                        Georgia I, L.P. and the partnership.

 10.5* Guaranty of Obligation, dated as of September 23, 1999, between Willbros Group, Inc. and the partnership.

 10.6*                  Operations and Maintenance Agreement, dated as of September
                        10, 1999, as amended, between the partnership and Tenaska
                        Operations, Inc.

 10.6.1* Amendment, dated as of October 26, 1999, to the Operations and Maintenance Agreement, between the partnership and Tenaska Operations, Inc.

 10.6.2*                Second Amendment, dated as of November 4, 1999, to the
                        Operations and Maintenance Agreement, between the partnership and Tenaska Operations, Inc.

 10.7* Interconnection Agreement, dated as of October 19, 1999, between the partnership and Georgia Power Company.

 10.8**                 Fixed Price Engineering, Procurement and Construction
                        Services Agreement, dated September 23, 1999 (the "Pipeline
                        EPC Contract"), between the partnership and Willbros
                        Engineers, Inc.

 10.9* Interconnect, Reimbursement and Operating Agreement, dated as of August 18, 1999, between the partnership and the Transcontinental Gas Pipe Line Corporation.

 10.10* Water Purchase Agreement, dated February 25, 1999, between the partnership and the Heard County Water Authority.

 10.11**                Contract for Purchase, dated as of August 27, 1999, between
                        General Electric and the partnership, as assignee of Tenaska
                        Georgia I, L.P.

 10.11.1*               Agreement for Assignment and Assumption of Turbine Contract
                        to the partnership, dated as of November 10, 1999, between
                        Tenaska Georgia I, L.P. and the partnership.

 10.11.2*               Agreement for Assignment and Assumption of Turbine Contract
                        to the partnership, dated as of November 10, 1999, between
                        Zachry Construction Corporation and the partnership.

 10.12* Ground Lease, dated as of November 10, 1999 between the partnership and Tenaska Georgia, Inc.

 10.13* Short Form Ground Lease Agreement, dated November 10, 1999 between the partnership and Tenaska Georgia, Inc.

 10.14*                 Access and Utility Easement Agreement, dated November 10,
                        1999 between the partnership and Tenaska Georgia, Inc.

 10.15*                 Electric Substation Site Option Agreement, dated November
                        10, 1999 between the partnership and Tenaska Georgia, Inc.

EXHIBIT NUMBER                                  DESCRIPTION
--------------          ------------------------------------------------------------
 10.16*                 Natural Gas Pipeline Right-of-Way, dated November 2, 1999
                        between the partnership and Great Northern Nekoosa
                        Corporation.

 10.17*                 Perpetual Right-of-Way and Easement Agreement, dated
                        November 1, 1999 between the partnership and Charles
                        Goodson.

 10.18*                 Perpetual Right-of-Way and Easement Agreement, dated
                        November 1, 1999 between the partnership and Tenaska
                        Georgia, Inc.

 10.19*                 Construction Easement Agreement, dated October 8, 1999
                        between the partnership and Inland Paperboard and Packaging,
                        Inc.

 10.20* Easement Agreement, dated November 2, 1999 among the partnership, Susan Lynn Payne and Robert Charles Payne.

 10.21*                 Non-Interference and Cross Indemnity Agreement, dated as of
                        November 10, 1999 between Tenaska Georgia, Inc. and the
                        partnership.

 10.22*                 Power Purchase Agreement Letter of Credit and the
                        Reimbursement Agreement, dated as of November 10, 1999, among the partnership, the Power Purchase Agreement LOC
                        Provider and the Banks named therein.

 10.23*                 Agreement Regarding Ad Valorem Taxation, dated as of July
                        30, 1999, among the partnership, the Board of Commissioners of Heard County, and the Board of Tax Assessors of Heard
                        County.

 10.24**                Long Term Parts & Long Term Service Contract, dated June 24,
                        1999, between General Electric International, Inc. and the partnership, as assignee of Tenaska, Inc.

 10.24.1*               Agreement for Assignment and Assumption of LTSA to Tenaska
                        Georgia I, dated November 10, 1999, between Tenaska, Inc.
                        and Tenaska Georgia I, L.P.

 10.24.2*               Agreement for Assignment and Assumption of LTSA to Tenaska
                        Georgia, dated November 10, 1999, between Tenaska Georgia I,
                        L.P. and the partnership.

 12.1*                  Statement regarding ratio of earnings to fixed charges.

 23.1.1*                Consent of Winthrop, Stimson, Putnam & Roberts (included in
                        Exhibit 5.1 to this Registration Statement).

 23.1.2*                Consent of Winthrop, Stimson, Putnam & Roberts (included in
                        Exhibit 8.1 to this Registration Statement).

 23.2+                  Consent of Arthur Andersen LLP.

 23.3*                  Consent of R.W. Beck, Inc.

 23.4*                  Consent of Resource Data International, Inc.

 23.5*                  Consent of EMCON.

 24.1* Power-of-Attorney (contained on the signature page of this Registration Statement).

 25.1*                  Statement of Eligibility and Qualification on Form T-1 of
                        The Chase Manhattan Bank.

 27.1*                  Financial Data Schedule.

 99.1*                  Form of Letter of Transmittal.

 99.2*                  Form of Letter to Clients.

EXHIBIT NUMBER                                  DESCRIPTION
--------------          ------------------------------------------------------------
 99.3*                  Form of Letter to Registered Holders and DTC Participants.

 99.4*                  Form of Notice of Guaranteed Delivery.

 99.5*                  Form of Instruction to Registered Holders.


    + Filed herewith.



    * Previously filed.



    ** The Registrant has requested confidential treatment for certain information identified in this exhibit, which has been previously filed.


    (b) Financial Statement Schedules

    Financial statement schedules are not included as the required information is inapplicable or is presented in the financial statements or the notes thereto.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska on the 28 day of June, 2000.


                                                       TENASKA GEORGIA PARTNERS, L.P.
                                                       a Delaware limited partnership

                                                       By:  Tenaska Georgia, Inc.
                                                            a Delaware corporation, as General Partner
                                                            of
                                                            Tenaska Georgia Partners, L.P.

                                                       By:  /s/ MICHAEL F. LAWLER
                                                            -----------------------------------------
                                                            Michael F. Lawler
                                                            VICE PRESIDENT OF FINANCE AND TREASURER


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.



                                                       By:  *
                                                            ----------------------------------------
                                                            Name: Howard L. Hawks
                                                            Title: Director--Tenaska Georgia, Inc.
                                                            Date: June 28, 2000

                                                       By:  *
                                                            ----------------------------------------
                                                            Name: Thomas E. Hendricks
                                                            Title: Director--Tenaska Georgia, Inc.
                                                            Date: June 28, 2000

                                                       By:  *
                                                            ----------------------------------------
                                                            Name: Ronald N. Quinn
                                                            Title: Director--Tenaska Georgia, Inc.
                                                            Date: June 28, 2000

                                                       By:  *
                                                            ----------------------------------------
                                                            Name: John T. Reed
                                                            Title: Director--Tenaska Georgia, Inc.
                                                            Date: June 28, 2000


* Signed by Michael F. Lawler pursuant to the Power of Attorney dated January 31, 2000


By: /s/ MICHAEL F. LAWLER
-------------------------------------------
Michael F. Lawler
VICE PRESIDENT OF FINANCE AND TREASURER

                                 EXHIBIT INDEX

EXHIBIT NUMBER                                  DESCRIPTION
--------------          ------------------------------------------------------------
  3.1*                  Amended and Restated Partnership Agreement of Tenaska
                        Georgia Partners, L.P., dated as of October 29, 1999,
                        between Tenaska Georgia, Inc. and Tenaska Georgia I, L.P.

  4.1*                  Indenture of Trust, dated as of November 1, 1999, among the partnership, the Trustee and the Depositary Bank.

  4.2*                  Collateral Agency and Intercreditor Agreement, dated as of
                        November 1, 1999, among the partnership, the Trustee, the Development Authority Trustee, the Collateral Agent, the
                        Debt Service Reserve Letter of Credit Provider, the Power
                        Purchase Agreement Letter of Credit Provider and the
                        Depositary Bank.

  4.3*                  Form of bonds, dated November 10, 1999, evidencing 9.50%
                        Senior Secured Bonds of the partnership due 2030 in the principal amount of $275,000,000.

  4.4*                  Assignment and Security Agreement, dated as of November 1,
                        1999, between the partnership and the Collateral Agent.

  4.5*                  General Partner Pledge and Security Agreement, dated as of
                        November 1, 1999, between Tenaska Georgia, Inc. and the
                        Collateral Agent.

  4.6*                  Limited Partner Pledge and Security Agreement, dated as of
                        November 1, 1999, between Tenaska Georgia I, L.P. and the
                        Collateral Agent.

  4.7*                  Exchange and Registration Rights Agreement, dated as of
                        November 10, 1999, between the partnership and the initial purchasers of the old bonds.

  4.8*                  Leasehold Deed to Secure Debt, Assignment of Rents and
                        Leases and Security Agreement dated as of November 10, 1999 by the partnership to the Collateral Agent.

  4.9*                  Consent and Agreement, dated as of November 10, 1999, among the Power Purchaser, the Collateral Agent and the
                        partnership.

  4.10*                 Consent and Agreement, dated as of November 10, 1999, among the Georgia Power Company, the Collateral Agent and the
                        partnership.

  4.11*                 Consent and Agreement, dated as of November 10, 1999, among the Zachry Construction Corporation, the Collateral Agent
                        and the partnership (with respect to the EPC Contract).

  4.12*                 Consent and Agreement, dated as of November 10, 1999, among
                        H.B. Zachry Company, the Collateral Agent and the
                        partnership.

  4.13*                 Consent and Agreement, dated as of November 10, 1999, among
                        Tenaska Operations, Inc., the Collateral Agent and the
                        partnership (with respect to the Operations & Maintenance
                        Agreement).

  4.14*                 Consent and Agreement, dated as of November 10, 1999, among
                        Heard County Water Authority, the Collateral Agent and the
                        partnership.

  4.15*                 Consent and Agreement, dated as of November 10, 1999, among
                        Transcontinental Gas Pipe Line Corporation, the Collateral
                        Agent and the partnership.

  4.16*                 Consent and Agreement, dated as of November 10, 1999, among
                        General Electric Company, the Collateral Agent and the
                        partnership.

  4.17*                 Consent to Assignment, dated as of November 10, 1999, among
                        Willbros Engineers, Inc., the Collateral Agent and the
                        partnership.

EXHIBIT NUMBER                                  DESCRIPTION
--------------          ------------------------------------------------------------
  4.18*                 Consent to Assignment, dated as of November 10, 1999, among
                        Willbros Group, Inc., the Collateral Agent and the
                        partnership.

  4.19*                 Indenture of Trust, dated as of November 1, 1999, between
                        The Development Authority of Heard County, Georgia ("DAHC")
                        and The Chase Manhattan Bank, as Trustee.

  4.20* Development Authority Bonds, dated November 10, 1999, evidencing $275,000,000 Taxable Industrial Development
                        Revenue Bonds, Series 1999, issued by the Development
                        Authority under the Development Authority Indenture.

  4.21* Lease Agreement, dated as of November 1, 1999, between the partnership and The Development Authority of Heard County,
                        Georgia.

  4.22*                 Deed to Secure Debt, Security Agreement and Assignment of
                        Rents and Leases, dated as of November 1, 1999 by DAHC in favor of the DAHC Trustee.

  4.23* Guaranty Agreement, dated as of November 1, 1999, between the partnership and the DAHC Trustee for DAHC Bonds.

  4.24*                 Debt Service Reserve Letter of Credit and Reimbursement
                        Agreement, dated as of November 10, 1999, among the partnership, the DSR LOC Provider and the Banks named therein.

  4.25*                 Equity Contribution Agreement, dated as of November 1, 1999, among the partnership, the Contributing Partners and the
                        Collateral Agent.

  4.26*                 Agreement as to Certain Undertakings, Common
                        Representations, Warranties, Covenants and Other Terms,
                        dated as of November 1, 1999, among the partnership, the
                        Trustee, the DSR LOC Agent, the Power Purchase Agreement LOC
                        Agent and the Collateral Agent.

  4.27*                 Power Purchase Agreement Letter of Credit.

  4.28*                 Tenaska Georgia I, L.P. Letter of Credit.

  4.29*                 Tenaska Georgia, Inc. Letter of Credit.

  5.1*                  Opinion of Winthrop, Stimson, Putnam & Roberts regarding the legality of the new bonds.

  8.1*                  Opinion of Winthrop, Stimson, Putnam & Roberts regarding tax matters.

 10.1*                  H.B. Zachry Company Guaranty of Obligation dated as of
                        October 22, 1999 made by H.B. Zachry Company in favor of the partnership

 10.2*                  EPC Contractor Performance Bond and Payment Bond

 10.3**                 Power Purchase Agreement, dated August 24, 1999, between the partnership and the Power Purchaser.

 10.4** Engineering, Procurement and Construction Agreement, dated as of September 15, 1999 (the "EPC Contract"), as amended, between the partnership (as assignee of Tenaska Georgia I, L.P.) and the EPC Contractor.

 10.4.1*                First Amendment, dated as of October 8, 1999, to the
                        Engineering, Procurement and Construction Agreement between the partnership (as assignee of Tenaska Georgia I, L.P.) and the EPC Contractor.

 10.4.2* Option 5--Substation Switchyard, exercised by the partnership on October 20, 1999.

 10.4.3* Agreement for Assignment and Assumption of EPC Contract to the partnership, dated November 10, 1999, between Tenaska
                        Georgia I, L.P. and the partnership.

EXHIBIT NUMBER                                  DESCRIPTION
--------------          ------------------------------------------------------------
 10.5*                  Guaranty of Obligation, dated as of September 23, 1999,
                        between Willbros Group, Inc. and the partnership.

 10.6*                  Operations and Maintenance Agreement, dated as of September
                        10, 1999, as amended, between the partnership and Tenaska
                        Operations, Inc.

 10.6.1* Amendment, dated as of October 26, 1999, to the Operations and Maintenance Agreement, between the partnership and Tenaska Operations, Inc.

 10.6.2*                Second Amendment, dated as of November 4, 1999, to the
                        Operations and Maintenance Agreement, between the partnership and Tenaska Operations, Inc.

 10.7* Interconnection Agreement, dated as of October 19, 1999, between the partnership and Georgia Power Company.

 10.8**                 Fixed Price Engineering, Procurement and Construction
                        Services Agreement, dated September 23, 1999 (the "Pipeline
                        EPC Contract"), between the partnership and Willbros
                        Engineers, Inc.

 10.9* Interconnect, Reimbursement and Operating Agreement, dated as of August 18, 1999, between the partnership and the Transcontinental Gas Pipe Line Corporation.

 10.10* Water Purchase Agreement, dated February 25, 1999, between the partnership and the Heard County Water Authority.

 10.11**                Contract for Purchase, dated as of August 27, 1999, between
                        General Electric and the partnership, as assignee of Tenaska
                        Georgia I, L.P.

 10.11.1*               Agreement for Assignment and Assumption of Turbine Contract
                        to the partnership, dated as of November 10, 1999, between
                        Tenaska Georgia I, L.P. and the partnership.

 10.11.2*               Agreement for Assignment and Assumption of Turbine Contract
                        to the partnership, dated as of November 10, 1999, between
                        Zachry Construction Corporation and the partnership.

 10.12* Ground Lease, dated as of November 10, 1999 between the partnership and Tenaska Georgia, Inc.

 10.13* Short Form Ground Lease Agreement, dated November 10, 1999 between the partnership and Tenaska Georgia, Inc.

 10.14*                 Access and Utility Easement Agreement, dated November 10,
                        1999 between the partnership and Tenaska Georgia, Inc.

 10.15*                 Electric Substation Site Option Agreement, dated November
                        10, 1999 between the partnership and Tenaska Georgia, Inc.

 10.16* Natural Gas Pipeline Right-of-Way, dated November 2, 1999 between the partnership and Great Northern Nekoosa
                        Corporation.

 10.17*                 Perpetual Right-of-Way and Easement Agreement, dated
                        November 1, 1999 between the partnership and Charles
                        Goodson.

 10.18*                 Perpetual Right-of-Way and Easement Agreement, dated
                        November 1, 1999 between the partnership and Tenaska
                        Georgia, Inc.

 10.19*                 Construction Easement Agreement, dated October 8, 1999
                        between the partnership and Inland Paperboard and Packaging,
                        Inc.

 10.20* Easement Agreement, dated November 2, 1999 among the partnership, Susan Lynn Payne and Robert Charles Payne.

EXHIBIT NUMBER                                  DESCRIPTION
--------------          ------------------------------------------------------------
 10.21*                 Non-Interference and Cross Indemnity Agreement, dated as of
                        November 10, 1999 between Tenaska Georgia, Inc. and the
                        partnership.

 10.22*                 Power Purchase Agreement Letter of Credit and the
                        Reimbursement Agreement, dated as of November 10, 1999, among the partnership, the Power Purchase Agreement LOC
                        Provider and the Banks named therein.

 10.23*                 Agreement Regarding Ad Valorem Taxation, dated as of July
                        30, 1999, among the partnership, the Board of Commissioners of Heard County, and the Board of Tax Assessors of Heard
                        County.

 10.24**                Long Term Parts & Long Term Service Contract, dated June 24,
                        1999, between General Electric International, Inc. and the partnership, as assignee of Tenaska, Inc.

 10.24.1*               Agreement for Assignment and Assumption of LTSA to Tenaska
                        Georgia I, dated November 10, 1999, between Tenaska, Inc.
                        and Tenaska Georgia I, L.P.

 10.24.2*               Agreement for Assignment and Assumption of LTSA to Tenaska
                        Georgia, dated November 10, 1999, between Tenaska Georgia I,
                        L.P. and the partnership.

 12.1*                  Statement regarding ratio of earnings to fixed charges.

 23.1.1*                Consent of Winthrop, Stimson, Putnam & Roberts (included in
                        Exhibit 5.1 to this Registration Statement).

 23.1.2*                Consent of Winthrop, Stimson, Putnam & Roberts (included in
                        Exhibit 8.1 to this Registration Statement).

 23.2+                  Consent of Arthur Andersen LLP.

 23.3*                  Consent of R.W. Beck, Inc.

 23.4*                  Consent of Resource Data International, Inc.

 23.5*                  Consent of EMCON.

 24.1* Power-of-Attorney (contained on the signature page of this Registration Statement).

 25.1*                  Statement of Eligibility and Qualification on Form T-1 of
                        The Chase Manhattan Bank.

 27.1*                  Financial Data Schedule.

 99.1*                  Form of Letter of Transmittal.

 99.2*                  Form of Letter to Clients.

 99.3*                  Form of Letter to Registered Holders and DTC Participants.

 99.4*                  Form of Notice of Guaranteed Delivery.

 99.5*                  Form of Instruction to Registered Holders.



    + Filed herewith.



    * Previously filed.



    ** The Registrant has requested confidential treatment for certain information identified in this exhibit, which has been previously filed.